PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 16, 2005)

                          $2,194,202,000 (APPROXIMATE)

                       GE COMMERCIAL MORTGAGE CORPORATION

                                    DEPOSITOR

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       GERMAN AMERICAN CAPITAL CORPORATION
                            AND BANK OF AMERICA, N.A.
                              MORTGAGE LOAN SELLERS

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C4

                                   ----------

     GE Commercial Mortgage Corporation is offering certain classes of the
Series 2005-C4 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 166 mortgage loans secured by first liens on 224 commercial, multifamily and manufactured housing properties and are generally the sole source of payments on the certificates. The Series 2005-C4 certificates are not obligations of GE
Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                   ----------

     Certain characteristics of the offered certificates include:

                   INITIAL CLASS   INITIAL PASS-                                               EXPECTED       RATED FINAL
                    CERTIFICATE     THROUGH RATE     PASS-THROUGH         ASSUMED FINAL        RATINGS        DISTRIBUTION
                     BALANCE(1)      (APPROX.)     RATE DESCRIPTION   DISTRIBUTION DATE(7)   S&P/MOODY'S         DATE(7)
                   -------------   -------------   ----------------   --------------------   -----------   -----------------

Class A-1(9)....    $ 27,300,000      5.0820%          Fixed(3)         October 10, 2010       AAA/Aaa     November 10, 2045
Class A-1D(9)...    $ 75,000,000      3.9250%          Fixed(3)         October 10, 2010       AAA/Aaa     November 10, 2045
Class A-2(9)....    $224,800,000      5.3050%          Fixed(4)         December 10, 2010      AAA/Aaa     November 10, 2045
Class A-3A(9)...    $197,000,000      5.3334%          Fixed(5)         October 10, 2012       AAA/Aaa     November 10, 2045
Class A-3B(9)...    $ 25,000,000      5.3334%          Fixed(5)         October 10, 2012       AAA/Aaa     November 10, 2045
Class A-SB(9)...    $140,040,000      5.3014%          Fixed(6)           May 10, 2015         AAA/Aaa     November 10, 2045
Class A-4(9)....    $775,100,000      5.3334%          Fixed(5)         October 10, 2015       AAA/Aaa     November 10, 2045
Class A-1A(9)...    $214,384,000      5.3334%          Fixed(5)         October 10, 2015       AAA/Aaa     November 10, 2045
Class A-M.......    $239,803,000      5.3334%          Fixed(5)         November 10, 2015      AAA/Aaa     November 10, 2045
Class A-J.......    $152,876,000      5.3334%          Fixed(5)         November 10, 2015      AAA/Aaa     November 10, 2045
Class B.........    $ 23,980,000      5.3334%          Fixed(5)         November 10, 2015      AA+/Aa1     November 10, 2045
Class C.........    $ 29,975,000      5.3334%          Fixed(5)         November 10, 2015       AA/Aa2     November 10, 2045
Class D.........    $ 23,981,000      5.3334%          Fixed(5)         December 10, 2015      AA--/Aa3    November 10, 2045
Class E.........    $ 44,963,000      5.3334%          Fixed(5)         December 10, 2015        A/A2      November 10, 2045

----------
(Footnotes to table begin on page S-9)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete.
Any representation to the contrary is a criminal offense.

                                   ----------

     GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                                   ----------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE S-40 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE
PROSPECTUS.

     The underwriters, Banc of America Securities LLC, Deutsche Bank Securities
Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Merrill
Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Banc of America Securities LLC and Deutsche Bank Securities Inc. are
acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about December 14, 2005. We expect to receive from this offering approximately 100.16% of the initial principal amount of the offered certificates, plus accrued interest from December 1, 2005, before deducting expenses payable by us.

BANC OF AMERICA SECURITIES LLC                          DEUTSCHE BANK SECURITIES
JOINT BOOK RUNNING MANAGER                            JOINT BOOK RUNNING MANAGER

CREDIT SUISSE FIRST BOSTON              JPMORGAN             MERRILL LYNCH & CO.

DECEMBER 2, 2005

                       GE COMMERCIAL MORTGAGE CORPORATION
          Commercial Mortgage Pass-Through Certificates, Series 2005-C
                     Georgraphic Overview of Mortgage Pool

MASSACHUSETTS                      VIRGINIA                  ALABAMA
3 properties                       8 properties              1 property
$25,895,000                        $75,366,945               $4,111,187
1.08% of total                     3.14% of total            0.17% of total

NEW JERSEY                         NORTH CAROLINA            TENNESSEE
5 properties                       5 properties              1 property
$48,654,394                        $64,129,905               $9,219,744
2.03% of total                     2.67% of total            0.38% of total

MARYLAND                           SOUTH CAROLINA            MISSISSIPPI
9 properties                       3 properties              1 property
$58,504,658                        $23,818,611               $8,940,000
2.44% of total                     0.99% of total            0.37% of total

DELAWARE                           GEORGIA                   LOUISIANA
1 property                         8 properties              1 property
$35,600,000                        $167,451,469              $2,594,648
1.48% of total                     6.98% of total            0.11% of total

DISTRICT OF COLUMBIA               FLORIDA                   TEXAS
1 property                         18 properties             16 properties
$16,750,000                        $231,420,809              $182,487,274
0.70% of total                     9.65% of total            7.61% of total

WEST VIRGINIA                      KENTUCKY                  OKLAHOMA
1 property                         1 property                1 property
$570,239                           $7,160,000                $5,800,000
0.02% of total                     0.30% of total            0.24% of total

COLORADO                        OREGON                           ARKANSAS
6 properties                    1 property                       3 properties
$67,900,000                     $6,335,474                       $44,832,827
2.83% of total                  0.26% of total                   1.87% of total

ARIZONA                         WASHINGTON                       MINNESOTA
12 properties                   8 properties                     1 property
$55,437,159                     $43,728,008                      $5,215,000
2.31% of total                  1.82% of total                   0.22% of total

SOUTHERN CALIFORNIA             IDAHO                            WISCONSIN
47 properties                   2 properties                     1 property
$344,791,372                    $13,624,120                      $7,175,000
14.38% of total                 0.57% of total                   0.30% of total

CALIFORNIA                      UTAH                             ILLINOIS
66 properties                   2 properties                     2 properties
$516,684,173                    $76,834,486                      $150,000,000
21.55% of total                 3.20% of total                   6.26% of total

NORTHERN CALIFORNIA             KANSAS                           INDIANA
19 properties                   1 property                       1 property
$171,892,801                    $11,433,000                      $2,585,087
7.17% of total                  0.48% of total                   0.11% of total

NEVADA                                                           MICHIGAN
8 properties                                                     5 properties
$29,898,960                                                      $122,993,216
1.25% of total                                                   5.13% of total

OHIO                                       NEW YORK
1 property                                 11 properties
$5,900,000                                 $185,621,272
0.25% of total                             7.74% of total

PENNSYLVANIA                               MAINE
7 properties                               2 properties
$61,662,650                                $21,700,000
2.57% of total                             0.09% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

Hotel                             Retail
8.21%                             36.02%

Manufactured Housing              Office
  4.25%                            30.42%

Industrial                        Multifamily
  2.26%                             10.00%

Mixed Use                        Self Storage
  0.90%                             7.94%

< 1.0% of Cut-off Date Balance

1.0% - 5.0% of Cut-off Date Balance

5.1% - 10.0% of Cut-off-Date  Balance

> 10.0% of Cut-off Date

123 NORTH WACKER

[Picture TK]                                     [Picture TK]

DDR/MACQUARIE MERVYN'S PORTFOLIO          DESIGN CENTER OF THE AMERICAS (DCOTA)

[Picture TK]                                     [Picture TK]

FIREMAN'S FUND                                  GRAND TRAVERSE MALL

[Picture TK]                                     [Picture TK]

HILTON TIMES SQUARE

[Picture TK]                                     [Picture TK]

JORDAN COMMONS                                 OGLETHORPE MALL

[Picture TK]                                     [Picture TK]

TORRANCE SKYPART CENTER                      BECKER PORTFOLIO

[Picture TK]                                     [Picture TK]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                    PROSPECTUS AND THE REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-C4 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-11 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-C4 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-40 of this prospectus supplement, which describe risks that apply to the Series 2005-C4 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" beginning on page S-219 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GE Commercial Mortgage Corporation.

                                       S-3

                              SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

     (a)  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another
          Relevant Member State and notified to the competent authority in that
          Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b)  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (c)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2)
          a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d)  at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

     Each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
          Financial Services and Market Act 2000 ("FSMA")) received by it in connection with the issue or sale of any certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor;
          and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                                       S-4

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The distribution of this prospectus supplement, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services
and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-5

   Cross-Collateralized Mortgage Loans or Mortgage Loans to
      Co-Borrowers Secured by Multiple Mortgaged Properties Entail
      Risks.............................................................    S-42
   Ability to Incur Other Borrowings Entails Risk.......................    S-43
   Borrower May Be Unable to Repay Remaining Principal Balance on
      Maturity Date or Anticipated Prepayment Date......................    S-45
   Commercial, Multifamily and Manufactured Housing Property Lending

   Recent Developments May Increase the Risk of Loss on the Mortgage

   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses..................................................    S-59
   Mortgage Loans Secured by Leasehold Interests May Expose Investors

   The Holders of Certain Subordinate and Pari Passu Debt May Direct
      Actions of the Special Servicer or the Actions of the Master
      Servicer and Special Servicer Under Certain Other Pooling and

   Risks Relating to Enforceability of Yield Maintenance Charges or

   Risks Associated with the Absence of or Inadequacy of Insurance
      Coverage..........................................................    S-70

                                       S-6

   Zoning Compliance and Use Restrictions...............................    S-73
   Increases in Real Estate Taxes Due to Termination of a PILOT
      Program or Other Tax Abatement Arrangements May Reduce
      Payments To Certificateholders....................................    S-74
   Risks Relating to Costs of Compliance with Applicable Laws and

   The Knox Park II Whole Loan, the Edenvale Business Center Whole

   Subordination; Allocation of Collateral Support Deficit and

   Limitation on Liability of Directing Certificateholder and the

   Certain Matters Regarding the Master Servicer, the Special

   Rights of the Holders of the DDR/Macquarie Mervyn's Portfolio Pari
      Passu Loans.......................................................   S-186
   Rights of the Holder of the Design Center of the Americas Pari
      Passu Loan........................................................   S-188

                                       S-7

ANNEX A-1--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
   MORTGAGED PROPERTIES.................................................   A-1-1
ANNEX A-2--CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS
   AND MORTGAGED PROPERTIES.............................................   A-2-1
ANNEX A-3--CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION.................   A-3-1
ANNEX A-4--AMORTIZATION SCHEDULE OF THE FIREMAN'S FUND MORTGAGE LOAN....   A-4-1
ANNEX A-5--CLASS A-SB PLANNED PRINCIPAL BALANCE.........................   A-5-1
ANNEX B--DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS..................     B-1

                                       S-8

                             SUMMARY OF CERTIFICATES

         INITIAL CLASS                                                  INITIAL
          CERTIFICATE                                                    PASS-    WEIGHTED
          BALANCE OR   APPROXIMATE                     ASSUMED FINAL    THROUGH   AVERAGE                 EXPECTED
            NOTIONAL      CREDIT   PASS-THROUGH RATE    DISTRIBUTION      RATE      LIFE                  RATINGS     PRINCIPAL
 CLASS     AMOUNT(1)     SUPPORT      DESCRIPTION         DATE(7)      (APPROX.) (YRS.)(8)  CUSIP NO.  (S&P/MOODY'S)  WINDOW(8)
------- -------------- ----------- ----------------- ----------------- --------- --------- ----------- ------------- ----------

Offered Certificates
A-1(9)  $   27,300,000 30.000%(10)      Fixed(3)      October 10, 2010  5.0820%     3.02   36828Q PY 6    AAA/Aaa        1 - 58
A-1D(9) $   75,000,000 30.000%(10)      Fixed(3)      October 10, 2010  3.9250%     3.02   36828Q PZ 3    AAA/Aaa        1 - 58
A-2(9)  $  224,800,000 30.000%(10)      Fixed(4)     December 10, 2010  5.3050%     4.90   36828Q QA 7    AAA/Aaa       58 - 60
A-3A(9) $  197,000,000 30.000%(10)      Fixed(5)      October 10, 2012  5.3334%     6.71   36828Q QB 5    AAA/Aaa       79 - 82
A-3B(9) $   25,000,000 30.000%(10)      Fixed(5)      October 10, 2012  5.3334%     6.82   36828Q QC 3    AAA/Aaa       82 - 82
A-SB(9) $  140,040,000 30.000%(10)      Fixed(6)        May 10, 2015    5.3014%     7.42   36828Q QD 1    AAA/Aaa      60 - 113
A-4(9)  $  775,100,000 30.000%(10)      Fixed(5)      October 10, 2015  5.3334%     9.73   36828Q QE 9    AAA/Aaa     113 - 118
A-1A(9) $  214,384,000 30.000%(10)      Fixed(5)      October 10, 2015  5.3334%     9.02   36828Q QF 6    AAA/Aaa       1 - 118
A-M     $  239,803,000 20.000%          Fixed(5)     November 10, 2015  5.3334%     9.90   36828Q QG 4    AAA/Aaa     118 - 119
A-J     $  152,876,000 13.625%          Fixed(5)     November 10, 2015  5.3334%     9.91   36828Q QH 2    AAA/Aaa     119 - 119
B       $   23,980,000 12.625%          Fixed(5)     November 10, 2015  5.3334%     9.91   36828Q QJ 8    AA+/Aa1     119 - 119
C       $   29,975,000 11.375%          Fixed(5)     November 10, 2015  5.3334%     9.91   36828Q QK 5    AA/Aa2      119 - 119
D       $   23,981,000 10.375%          Fixed(5)     December 10, 2015  5.3334%     9.96   36828Q QL 3    AA-/Aa3     119 - 120
E       $   44,963,000  8.500%          Fixed(5)     December 10, 2015  5.3334%     9.99   36828Q QM 1      A/A2      120 - 120
Non-Offered Certificates
                                        Variable
X-W     $2,398,035,314    N/A       Interest Only(2) December 10, 2015  0.0639%      N/A   36828Q QN 9    AAA/Aaa        N/A
F       $   26,978,000  7.375%          Fixed(5)     December 10, 2015  5.3334%     9.99   36828Q QQ 2     A-/A3      120 - 120
G       $   32,973,000  6.000%          Fixed(5)     December 10, 2015  5.3334%     9.99   36828Q QS 8   BBB+/Baa1    120 - 120
H       $   23,980,000  5.000%          Fixed(5)     December 10, 2015  5.3334%     9.99   36828Q QU 3   BBB/Baa2     120 - 120
J       $   26,978,000  3.875%          Fixed(5)     December 10, 2015  5.3334%     9.99   36828Q QW 9   BBB-/Baa3    120 - 120
K       $   11,990,000  3.375%          Fixed(4)     December 10, 2015  5.0130%     9.99   36828Q QY 5    BB+/Ba1     120 - 120
L       $   11,990,000  2.875%          Fixed(4)     December 10, 2015  5.0130%     9.99   36828Q RA 6     BB/Ba2     120 - 120
M       $    8,993,000  2.500%          Fixed(4)     December 10, 2015  5.0130%     9.99   36828Q RC 2    BB-/Ba3     120 - 120
N       $    8,993,000  2.125%          Fixed(4)     December 10, 2015  5.0130%     9.99   36828Q RE 8     B+/B1      120 - 120
O       $    5,995,000  1.875%          Fixed(4)     December 10, 2015  5.0130%     9.99   36828Q RG 3     B/B2       120 - 120
P       $    8,992,000  1.500%          Fixed(4)     December 10, 2015  5.0130%     9.99   36828Q RJ 7     B-/B3      120 - 120
Q       $   35,971,314  0.000%          Fixed(4)     December 10, 2015  5.0130%     9.99   36828Q RL 2     NR/NR      120 - 120

----------
(1)  Approximate, subject to a permitted variance of plus or minus 5%.

(2)  The aggregate amount of interest accrued on the Class X-W certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S certificates) as described in this prospectus supplement. The pass-through rate on the Class X-W certificates will be based on the weighted average of the interest strip rates of the components of the Class X-W certificates which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in
     this prospectus supplement.

(3)  The Class A-1 and Class A-1D certificates will each accrue interest at a fixed rate.

(4)  The Class A-2, Class K, Class L, Class M, Class N, Class O, Class P and
     Class Q certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(5)  The Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J
     certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

(6)  The Class A-SB certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans minus 0.032%.

(7)  The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in November 2045, which is the first distribution date following the 36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the Certificates--Assumed Final
     Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

                                       S-9

(8)  The weighted average life and period during which distributions of principal would be received, as set forth in the foregoing table with respect to each class of certificates, is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in
     this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(9)  For purposes of making distributions to the Class A-1, Class A-1D, Class
     A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4 and Class A-1A
     certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 144 mortgage loans, representing approximately 91.06% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 22 mortgage loans, representing approximately 8.94% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 72.08% of the aggregate principal balance of all the mortgage loans secured by multifamily properties as of the cut off date, and approximately 40.67% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties as of the cut-off date.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class
     A-1A and Class X-W certificates, interest distributions on the Class A-1,
     Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB and Class A-4
     certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-1D,
     Class A-2, Class A-3A, Class A-3B, Class A-SB and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class
     A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class
     A-M through Class Q certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1D, Class A-2, Class A-3A,
     Class A-3B, Class A-SB, Class A-4 and Class A-1A certificates pro rata.

(10) Represents the approximate credit support for the Class A-1, Class A-1D,
     Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4 and Class A-1A
     certificates in the aggregate.

     THE CLASS X-W, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES ARE NOT OFFERED BY THIS
PROSPECTUS SUPPLEMENT. THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT
OFFERED BY THIS PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                      S-10

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                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor.....................   GE Commercial Mortgage Corporation, a Delaware
                                 corporation. The principal executive offices of
                                 the depositor are located at 292 Long Ridge
                                 Road, Stamford, Connecticut 06927 and its
                                 telephone number is (203) 357-4000. The
                                 depositor is a wholly-owned subsidiary of
                                 General Electric Capital Corporation. All
                                 outstanding common stock of General Electric
                                 Capital Corporation is owned by General
                                 Electric Capital Services, Inc., the common
                                 stock of which is in turn wholly owned directly
                                 or indirectly by The General Electric Company.
                                 See "The Depositor" in the prospectus.

Master Servicer...............   Midland Loan Services, Inc., a Delaware
                                 corporation. Midland Loan Services, Inc.'s
                                 principal address is 10851 Mastin Street,
                                 Building 82, Suite 700, Overland Park, Kansas
                                 66210, and its telephone number is (913)
                                 253-9000. The master servicer will be
                                 responsible for the servicing of all of the
                                 mortgage loans, except that

                                 o    the Fireman's Fund mortgage loan
                                      (identified as Loan No. 4 on Annex A-1 to
                                      this prospectus supplement) will be
                                      serviced by Bank of America, N.A. pursuant
                                      to the terms of the pooling and servicing
                                      agreement relating to the Banc of America
                                      Commercial Mortgage Inc., Series 2005-5
                                      Commercial Mortgage Pass Through
                                      Certificates, and

                                 o    the Oglethorpe Mall mortgage loan
                                      (identified as Loan No. 7 on Annex A-1 to
                                      this prospectus supplement) will be
                                      serviced by Midland Loan Services, Inc.
                                      pursuant to the terms of the pooling and
                                      servicing agreement relating to the GE
                                      Commercial Mortgage Corporation, Series
                                      2005-C3 Commercial Mortgage Pass-Through
                                      Certificates.

                                 See "--The Mortgage Loans--The Non-Serviced
                                 Mortgage Loans" below.

                                 Under the pooling and servicing agreement, the
                                 master servicer is permitted to hire
                                 sub-servicers with respect to its primary
                                 servicing duties, and it has informed the
                                 depositor that it intends to use one or more
                                 sub-servicers on certain of the mortgage loans.
                                 See "Servicing of the Mortgage Loans--The
                                 Master Servicer" in this prospectus supplement.

Special Servicer..............   Midland Loan Services, Inc., the special
                                 servicer, will initially be responsible for the
                                 special servicing of all of the mortgage loans.
                                 Midland Loan Services, Inc. will specially
                                 service the Fireman's Fund mortgage loan
                                 pursuant to the terms of the BACM 2005-5
                                 pooling and servicing agreement and the

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                                      S-11

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                                 Oglethorpe Mall mortgage loan pursuant to the
                                 terms of the GECMC 2005-C3 pooling and
                                 servicing agreement. See "--The Mortgage
                                 Loans--The Non-Serviced Mortgage Loans" below.

                                 Under the pooling and servicing agreement, the
                                 special servicer is permitted to hire
                                 sub-servicers with respect to its special
                                 servicing duties, subject to the consent of the
                                 directing certificateholder. See "Servicing of
                                 the Mortgage Loans--The Special Servicer" in
                                 this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. The trustee's address is (i) for
                                 certificate transfer purposes, at Wells Fargo
                                 Center, Sixth Street and Marquette Avenue,
                                 Minneapolis, Minnesota 55479 and (ii) for all
                                 other purposes, at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045-1951, Attention:
                                 Corporate Trust Services (CMBS) (GE Commercial
                                 Mortgage Corporation, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C4).

Mortgage Loan Sellers.........   General Electric Capital Corporation, a
                                 Delaware corporation, German American Capital
                                 Corporation, a Maryland corporation, and Bank
                                 of America, N.A., a national banking
                                 association. General Electric Capital
                                 Corporation is the parent of the depositor.
                                 German American Capital Corporation is an
                                 affiliate of Deutsche Bank Securities Inc., one
                                 of the underwriters. Bank of America, N.A. is
                                 an affiliate of Banc of America Securities LLC,
                                 one of the underwriters. See "Description of
                                 the Mortgage Pool--The Mortgage Loan Sellers"
                                 in this prospectus supplement.

                          SELLERS OF THE MORTGAGE LOANS

                                                                           AGGREGATE
                                                                            PRINCIPAL                 % OF      % OF
                                                               NUMBER      BALANCE OF       % OF    INITIAL   INITIAL
                                                                 OF           THE         INITIAL     LOAN     LOAN
                                                              MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                            SELLER              LOANS       LOANS(1)      BALANCE   BALANCE   BALANCE
                                 ---------------------------  --------   --------------   -------   -------   -------

                                 General Electric Capital
                                    Corporation ............     95      $  909,241,710     37.92%    36.90%    48.22%
                                 German American
                                    Capital Corporation ....     31         766,194,775     31.95     31.99     31.53
                                 Bank of America, N.A ......     40         722,598,830     30.13     31.10     20.24
                                                                ---      --------------    ------    ------    ------
                                 TOTAL .....................    166      $2,398,035,315    100.00%   100.00%   100.00%
                                                                ===      ==============    ======    ======    ======

                                 ----------
                                 (1)  Subject to a permitted variance of plus or
                                      minus 5%.

Cut-off Date..................   December 1, 2005

Closing Date..................   On or about December 14, 2005.

Distribution Date.............   The 10th day of each month or, if such 10th
                                 day is not a business day, the business day
                                 immediately following such 10th day, beginning
                                 in January 2006.

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                                      S-12

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Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to
                                 the related distribution date. Interest will be
                                 calculated on the offered certificates assuming
                                 that each month has 30 days and each year has
                                 360 days.

Due Period....................   The period commencing immediately following the
                                 determination date in the calendar month
                                 preceding the month in which such distribution
                                 date occurs (and, in the case of the first
                                 distribution date, the period commencing on the
                                 cut-off date) and ending on the close of
                                 business on the determination date in the
                                 calendar month in which such distribution date
                                 occurs. Notwithstanding the foregoing, in the
                                 event that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any payments received with respect to the
                                 mortgage loans relating to the related due
                                 period on the business day immediately
                                 following that day will be deemed to have been
                                 received during such due period and not during
                                 any other due period.

Determination Date............   The earlier of

                                 o    the sixth day of the month in which the
                                      related distribution date occurs, or if
                                      such sixth day is not a business day, then
                                      the immediately preceding business day,
                                      and

                                 o    the fourth business day prior to the
                                      related distribution date.

                                 OFFERED SECURITIES

General.......................   We are offering the following 14 classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-C4:

                                 o    Class A-1

                                 o    Class A-1D

                                 o    Class A-2

                                 o    Class A-3A

                                 o    Class A-3B

                                 o    Class A-SB

                                 o    Class A-4

                                 o    Class A-1A

                                 o    Class A-M

                                 o    Class A-J

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 o    Class E

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                                      S-13

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                                 Series 2005-C4 will consist of a total of 29
                                 classes, the following 15 of which are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class X-W, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class Q, Class S, Class R and Class
                                 LR.

                                 The Series 2005-C4 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by GE Commercial
                                 Mortgage Corporation. The trust's assets will
                                 primarily be 166 mortgage loans secured by
                                 first liens on 224 commercial, multifamily and
                                 manufactured housing properties.

Certificate Principal
Amounts.......................   Your certificates will have the approximate
                                 aggregate initial principal amount set forth
                                 below, subject to a variance of plus or minus
                                 5%:

                                 Class A-1.......................   $ 27,300,000
                                 Class A-1D......................   $ 75,000,000
                                 Class A-2.......................   $224,800,000
                                 Class A-3A......................   $197,000,000
                                 Class A-3B......................   $ 25,000,000
                                 Class A-SB......................   $140,040,000
                                 Class A-4.......................   $775,100,000
                                 Class A-1A......................   $214,384,000
                                 Class A-M.......................   $239,803,000
                                 Class A-J.......................   $152,876,000
                                 Class B.........................   $ 23,980,000
                                 Class C.........................   $ 29,975,000
                                 Class D.........................   $ 23,981,000
                                 Class E.........................   $ 44,963,000

                                 See "Description of the Certificates--General"
                                 in this prospectus supplement.

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                                      S-14

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Pass-Through Rates

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate pass-through rate for each class of
                                 certificates is set forth below:

                                 Class A-1(1).........................   5.0820%
                                 Class A-1D(1)........................   3.9250%
                                 Class A-2(2).........................   5.3050%
                                 Class A-3A(3)........................   5.3334%
                                 Class A-3B(3)........................   5.3334%
                                 Class A-SB(4)........................   5.3014%
                                 Class A-4(3).........................   5.3334%
                                 Class A-1A(3)........................   5.3334%
                                 Class A-M(3).........................   5.3334%
                                 Class A-J(3).........................   5.3334%
                                 Class B(3)...........................   5.3334%
                                 Class C(3)...........................   5.3334%
                                 Class D(3)...........................   5.3334%
                                 Class E(3)...........................   5.3334%

                                 ----------
                                 (1)  The Class A-1 and Class A-1D certificates
                                      will each accrue interest at a fixed rate.

                                 (2)  The Class A-2 certificates will accrue
                                      interest at a fixed rate subject to a cap
                                      at the weighted average of the net
                                      mortgage interest rates of the mortgage
                                      loans.

                                 (3)  The Class A-3A, Class A-3B, Class A-4,
                                      Class A-1A, Class A-M, Class A-J, Class B,
                                      Class C, Class D and Class E certificates
                                      will each accrue interest at a rate equal
                                      to the weighted average of the net
                                      mortgage interest rates of the mortgage
                                      loans.

                                 (4)  The Class A-SB certificates will accrue
                                      interest at a rate equal to the weighted
                                      average of the net mortgage interest rates
                                      of the mortgage loans minus 0.032%.

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting
                                 of twelve 30-day months (i.e., a 30/360 basis).
                                 For purposes of calculating the pass-through
                                 rates on any class of certificates subject to
                                 the weighted average net mortgage interest rate
                                 and certain non-offered certificates, the
                                 mortgage loan interest rates will not reflect
                                 any default interest rate, any rate increase
                                 occurring after an anticipated prepayment date,
                                 any loan term modifications agreed to by the
                                 special servicer or any modifications resulting
                                 from a borrower's bankruptcy or insolvency. In
                                 addition, all of the mortgage loans accrue
                                 interest based on a 360-day year and the actual
                                 number of days elapsed in each month (i.e., an
                                 actual/360 basis). The interest rate for each
                                 mortgage loan will be recalculated, if
                                 necessary, so that the amount of interest that
                                 would accrue at that rate in that month,
                                 calculated on a 30/360 basis, will equal the
                                 amount of interest that is required to be paid
                                 on that mortgage loan in that month, subject to
                                 certain adjustments as described in
                                 "Description of the
                                 Certificates--Distributions-- Pass-Through
                                 Rates" and "--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

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                                      S-15

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Distributions

A. Amount and Order of
   Distributions..............   For purposes of making distributions to the
                                 Class A-1, Class A-1D, Class A-2, Class A-3A,
                                 Class A-3B, Class A-SB, Class A-4 and Class
                                 A-1A certificates, the pool of mortgage loans
                                 will be deemed to consist of two distinct
                                 groups, loan group 1 and loan group 2. Loan
                                 group 1 will consist of 144 mortgage loans,
                                 representing approximately 91.06% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date, and loan
                                 group 2 will consist of 22 mortgage loans,
                                 representing approximately 8.94% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include 72.08% of the aggregate
                                 principal balance of all the mortgage loans
                                 secured by multifamily properties and
                                 approximately 40.67% of the aggregate principal
                                 balance of all the mortgage loans secured by
                                 manufactured housing properties. Annex A-1 to
                                 this prospectus supplement will set forth the
                                 loan group designation with respect to each
                                 mortgage loan.

                                 On each distribution date, funds from the
                                 mortgage loans available for distribution to
                                 the certificates, net of specified trust
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-1D, Class A-2, Class
                                 A-3A, Class A-3B, Class A-SB, Class A-4, Class
                                 A-1A and Class X-W certificates: To pay
                                 interest, concurrently,

                                 o    on the Class A-1, Class A-1D, Class A-2,
                                      Class A-3A, Class A-3B, Class A-SB and
                                      Class A-4 certificates, pro rata, from the
                                      portion of the available distribution
                                      amount for such distribution date that is
                                      attributable to the mortgage loans in loan
                                      group 1, in each case in accordance with
                                      their interest entitlements,

                                 o    on the Class A-1A certificates from the
                                      portion of the available distribution
                                      amount for such distribution date that is
                                      attributable to the mortgage loans in loan
                                      group 2 and

                                 o    on the Class X-W certificates from the
                                      available distribution amount, in each
                                      case in accordance with their interest
                                      entitlements.

                                 However, if on any distribution date, the
                                 available distribution amount (or applicable
                                 portion thereof) is insufficient to pay in full
                                 the total amount of interest to be paid to any
                                 of the classes described above, the available
                                 distribution amount will be allocated among all
                                 these classes pro rata in accordance with their
                                 interest entitlements.

                                 Second/Class A-1, Class A-1D, Class A-2, Class
                                 A-3A, Class A-3B, Class A-SB, Class A-4 and
                                 Class A-1A certificates:

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                                      S-16

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                                 To the extent of amounts then required to be
                                 distributed as principal,

                                 (i)  to the Class A-1, Class A-1D, Class A-2,
                                      Class A-3A, Class A-3B, Class A-SB, Class
                                      A-4 certificates:

                                 o    first, to the Class A-SB certificates,
                                      available principal received from loan
                                      group 1 and, after the Class A-1A
                                      certificates have been reduced to zero,
                                      available principal received from loan
                                      group 2 remaining after payments to the
                                      Class A-1A certificates have been made,
                                      until the principal balance of the Class
                                      A-SB certificates is reduced to the
                                      planned principal balance as set forth on
                                      Annex A-5 to this prospectus supplement
                                      for such distribution date,

                                 o    then, to the Class A-1 and Class A-1D
                                      certificates, pro rata, available
                                      principal received from loan group 1
                                      remaining after the above distributions in
                                      respect of principal to the Class A-SB
                                      certificates and, after the principal
                                      balance of the Class A-1A certificates has
                                      been reduced to zero, available principal
                                      received from loan group 2 remaining after
                                      payments to the Class A-1A and the above
                                      distributions to the Class A-SB
                                      certificates have been made, until the
                                      principal balances of the Class A-1 and
                                      Class A-1D certificates are reduced to
                                      zero,

                                 o    then, to the Class A-2 certificates,
                                      available principal received from loan
                                      group 1 remaining after the above
                                      distributions in respect of principal to
                                      the Class A-SB, Class A-1 and Class A-1D
                                      certificates and, after the principal
                                      balance of the Class A-1A certificates has
                                      been reduced to zero, available principal
                                      received from loan group 2 remaining after
                                      payments to the Class A-1A, and the above
                                      distributions to the Class A-SB, Class A-1
                                      and Class A-1D certificates have been
                                      made, until the principal balance of the
                                      Class A-2 certificates is reduced to zero,

                                 o    then, to the Class A-3A certificates,
                                      available principal received from loan
                                      group 1 remaining after the above
                                      distributions in respect of principal to
                                      the Class A-SB, Class A-1, Class A-1D and
                                      Class A-2 certificates and, after the
                                      principal balance of the Class A-1A
                                      certificates has been reduced to zero,
                                      available principal received from loan
                                      group 2 remaining after payments to the
                                      Class A-1A, and the above distributions to
                                      the Class A-SB, Class A-1, Class A-1D and
                                      Class A-2 certificates have been made,
                                      until the principal balance of the Class
                                      A-3A certificates is reduced to zero,

                                 o    then, to the Class A-3B certificates,
                                      available principal received from loan
                                      group 1 remaining after the above
                                      distributions in respect of principal to
                                      the Class A-SB, Class A-1, Class A-1D,
                                      Class A-2 and Class A-3A certificates and,
                                      after the principal balance of the Class
                                      A-1A certificates has been reduced to
                                      zero, available principal received from
                                      loan group 2 remaining after payments to
                                      the Class A-1A

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                                      S-17

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                                      and the above distributions to the Class
                                      A-SB, Class A-1, Class A-1D, Class A-2 and
                                      Class A-3A certificates have been made,
                                      until the principal balance of the Class
                                      A-3B certificates is reduced to zero,

                                 o    then, to the Class A-SB certificates,
                                      available principal received from loan
                                      group 1 remaining after the above
                                      distributions in respect of principal to
                                      the Class A-SB, Class A-1, Class A-1D,
                                      Class A-2, Class A-3A and Class A-3B
                                      certificates and, after the principal
                                      balance of the Class A-1A certificates has
                                      been reduced to zero, available principal
                                      received from loan group 2 remaining after
                                      payments to the Class A-1A and the above
                                      distributions to the Class A-SB, Class
                                      A-1, Class A-1D, Class A-2, Class A-3A and
                                      Class A-3B certificates have been made,
                                      until the principal balance of the Class
                                      A-SB certificates is reduced to zero,

                                 o    then, to the Class A-4 certificates,
                                      available principal received from loan
                                      group 1 remaining after the above
                                      distributions in respect of principal to
                                      the Class A-SB, Class A-1, Class A-1D,
                                      Class A-2, Class A-3A and Class A-3B
                                      certificates and, after the principal
                                      balance of the Class A-1A certificates has
                                      been reduced to zero, available principal
                                      received from loan group 2 remaining after
                                      payments to the Class A-1A and the above
                                      distributions to the Class A-SB, Class
                                      A-1, Class A-1D, Class A-2, Class A-3A and
                                      Class A-3B certificates have been made,
                                      until the principal balance of the Class
                                      A-4 certificates is reduced to zero; and

                                 (ii) to the Class A-1A certificates, available
                                      principal received from loan group 2 and,
                                      after the principal balance of the Class
                                      A-4 certificates has been reduced to zero,
                                      available principal received from loan
                                      group 1 remaining after the above
                                      distributions to the Class A-SB, Class
                                      A-1, Class A-1D, Class A-2, Class A-3A,
                                      Class A-3B and Class A-4 certificates have
                                      been made, until the principal balance of
                                      the Class A-1A certificates is reduced to
                                      zero.

                                 If the principal amount of each class of
                                 principal balance certificates, other than the
                                 Class A-1, Class A-1D, Class A-2, Class A-3A,
                                 Class A-3B, Class A-SB, Class A-4 and Class
                                 A-1A certificates has been reduced to zero as a
                                 result of losses on the mortgage loans or has
                                 been deemed reduced to zero as a result of an
                                 appraisal reduction, principal received from
                                 loan group 1 and loan group 2 will be
                                 distributed to the Class A-1, Class A-1D, Class
                                 A-2, Class A-3A, Class A-3B, Class A-SB, Class
                                 A-4 and Class A-1A certificates, pro rata.

                                 Third/Class A-1, Class A-1D, Class A-2, Class
                                 A-3A, Class A-3B, Class A-SB, Class A-4 and
                                 Class A-1A certificates: To reimburse the Class
                                 A-1, Class A-1D, Class A-2, Class A-3A, Class
                                 A-3B, Class A-SB, Class A-4 and Class A-1A
                                 certificates, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans

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                                      S-18

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                                 allocable to principal that were previously
                                 borne by those classes, together with interest.

                                 Fourth/Class A-M certificates:

                                 o    to interest on the Class A-M certificates
                                      in the amount of its interest entitlement;

                                 o    to the extent of funds allocated to
                                      principal remaining after distributions in
                                      respect of principal to each Class with a
                                      higher priority (in this case, the Class
                                      A-1, Class A-1D, Class A-2, Class A-3A,
                                      Class A-3B, Class A-SB, Class A-4 and
                                      Class A-1A certificates), to principal on
                                      the Class A-M certificates until reduced
                                      to zero; and

                                 o    to reimburse the Class A-M certificates
                                      for any previously unreimbursed losses on
                                      the mortgage loans allocable to principal
                                      that were previously borne by that class,
                                      together with interest.

                                 Fifth/Class A-J Certificates: To the Class A-J
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Sixth/Class B Certificates: To the Class B
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Seventh/Class C Certificates: To the Class C
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Eighth/Class D Certificates: To the Class D
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Ninth/Class E Certificates: To the Class E
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Tenth/Non-offered certificates (other than the
                                 Class X-W, Class S, Class R and Class LR
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates-- Distributions--Priority" in this
                                 prospectus supplement.

B. Interest and Principal
   Entitlements...............   A description of each class's interest
                                 entitlement can be found in "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to the classes
                                 entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the
                                 Certificates--Distributions-- Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance
   Charges....................   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the offered
                                 certificates as described in

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                                      S-19

--------------------------------------------------------------------------------

                                 "Description of the Certificates--Allocation of
                                 Yield Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

                                 See "Description of the
                                 Certificates--Allocation of Yield Maintenance
                                 Charges" in this prospectus supplement.

Subordination

A. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be
                                 senior or subordinate, as the case may be, to
                                 the payment rights of other classes. The chart
                                 shows the entitlement to receive principal and
                                 interest (other than excess interest) on any
                                 distribution date in descending order
                                 (beginning with the Class A-1, Class A-1D,
                                 Class A-2, Class A-3A, Class A-3B, Class A-SB,
                                 Class A-4, Class A-1A and Class X-W
                                 certificates). It also shows the manner in
                                 which mortgage loan losses are allocated in
                                 ascending order (beginning with the other
                                 Series 2005-C4 certificates that are not being
                                 offered by this prospectus supplement).
                                 However, no principal payments or loan losses
                                 allocable to principal will be allocated to the
                                 Class X-W certificates, although loan losses
                                 will reduce the notional amount of the Class
                                 X-W certificates and, therefore, the amount of
                                 interest they accrue.

                                 -----------------------------------------------

                                   Class A-1(1), Class A-1D(1), Class A-2(1),
                                  Class A-3A(1), Class A-3B(1), Class A-SB(1,2),
                                   Class A-4(1), Class A-1A(1) and Clas X-W(3)

                                 -----------------------------------------------
                                                         |
                                                  ---------------
                                                     Class A-M
                                                  ---------------
                                                         |
                                                  ---------------
                                                     Class A-J
                                                  ---------------
                                                         |
                                                  ---------------
                                                      Class B
                                                  ---------------
                                                         |
                                                  ---------------
                                                      Class C
                                                  ---------------
                                                         |
                                                  ---------------
                                                      Class D
                                                  ---------------
                                                         |
                                                  ---------------
                                                      Class E
                                                  ---------------
                                                         |
                                                  ---------------
                                                    non-offered
                                                  certificates(4)
                                                  ---------------

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                                      S-20

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                                 ----------
                                 (1)  The Class A-1A certificates have a
                                      priority entitlement to principal payments
                                      received in respect of mortgage loans
                                      included in loan group 2. The Class A-1,
                                      Class A-1D, Class A-2, Class A-3A, Class
                                      A-3B, Class A-SB and Class A-4
                                      certificates have a priority entitlement
                                      to principal payments received in respect
                                      of mortgage loans included in loan group
                                      1. See "Description of the
                                      Certificates--Distributions--Priority" in
                                      this prospectus supplement.

                                 (2)  The Class A-SB certificates have certain
                                      priority with respect to reducing the
                                      principal balance of such certificates to
                                      their planned principal balance, as
                                      described in this prospectus supplement.

                                 (3)  The Class X-W certificates are
                                      interest-only certificates, and are not
                                      offered hereby.

                                 (4)  Other than the Class X-W, Class S, Class R
                                      and Class LR certificates.

                                 No other form of credit enhancement will be
                                 available for the benefit of the holders of the
                                 offered certificates.

                                 Any allocation of a loss to a class of
                                 principal balance certificates will reduce the
                                 principal amount of that class of certificates.
                                 See "Description of the Certificates" in this
                                 prospectus supplement.

B. Shortfalls in Available
   Funds......................   The following types of shortfalls in available
                                 funds will reduce distributions to the classes
                                 of certificates with the lowest payment
                                 priorities:

                                 o    shortfalls resulting from additional
                                      compensation, other than the servicing
                                      fee, which the master servicer or the
                                      special servicer is entitled to receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer,
                                      special servicer or the trustee (to the
                                      extent not covered by default interest and
                                      late charges paid by the borrower as
                                      described herein);

                                 o    shortfalls resulting from the
                                      reimbursement of nonrecoverable advances
                                      made by the master servicer, the special
                                      servicer or the trustee;

                                 o    shortfalls resulting from extraordinary
                                      expenses of the trust; and

                                 o    shortfalls resulting from a modification
                                      of a mortgage loan's interest rate or
                                      principal balance or from other
                                      unanticipated or default-related expenses
                                      of the trust.

                                 See "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 Shortfalls in available funds resulting from
                                 shortfalls in the collection of up to an entire
                                 month of interest in respect of the mortgage
                                 loans backing the offered certificates due to
                                 unscheduled principal prepayments will
                                 generally be allocated to all classes of
                                 certificates (other than the Class X-W, Class
                                 S, Class R and Class LR certificates). In each
                                 case, such allocations will be made pro rata to
                                 such classes on the basis of their

--------------------------------------------------------------------------------

                                      S-21

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                                 accrued interest and will reduce such classes'
                                 respective interest entitlements. See
                                 "Description of the
                                 Certificates--Distributions" in this prospectus
                                 supplement.

Advances

A. P&I Advances...............   Except with respect to the Fireman's Fund
                                 mortgage loan (identified as Loan No. 4 on
                                 Annex A-1 to this prospectus supplement), the
                                 master servicer is required to advance
                                 delinquent periodic mortgage loan payments
                                 unless it determines that the advance will not
                                 be recoverable from collections from the
                                 related borrower or mortgaged property. The
                                 master servicer will not be required to advance
                                 balloon payments due at maturity in excess of
                                 the regular periodic payment (which would have
                                 been payable had the mortgage loan's balloon
                                 payment not been due and payable with respect
                                 to such distribution date), interest in excess
                                 of a mortgage loan's regular interest rate or
                                 yield maintenance charges. There may be other
                                 circumstances in which the master servicer will
                                 not be required to advance one full month of
                                 principal and/or interest. If the master
                                 servicer fails to make a required advance, the
                                 trustee will be required to make the advance.
                                 Neither the master servicer nor the trustee is
                                 required to advance amounts deemed
                                 non-recoverable. If an interest advance is
                                 made, the master servicer will not advance its
                                 servicing fee, but will advance the trustee's
                                 fee. In addition, neither the master servicer
                                 nor the trustee will be required to make an
                                 advance of principal or interest with respect
                                 to a mortgage loan that is not included in the
                                 trust.

                                 Advances of delinquent periodic mortgage loan
                                 payments with respect to the Fireman's Fund
                                 mortgage loan will be made by the master
                                 servicer under the BACM 2005-5 pooling and
                                 servicing agreement.

                                 See "Description of the
                                 Certificates--Advances--P&I Advances" in this
                                 prospectus supplement.

B. Servicing Advances.........   Except with respect to the Fireman's Fund
                                 mortgage loan (identified as Loan No. 4 on
                                 Annex A-1 to this prospectus supplement) and
                                 the Oglethorpe Mall mortgage loan (identified
                                 as Loan No. 7 on Annex A-1 to this prospectus
                                 supplement), the master servicer may be
                                 required to make advances to pay delinquent
                                 real estate taxes, assessments and hazard
                                 insurance premiums and similar expenses
                                 necessary to protect and maintain the mortgaged
                                 property, to maintain the lien on the mortgaged
                                 property, to maintain insurance (including
                                 under the master servicer's force-placed
                                 insurance policy) with respect to the related
                                 mortgaged property or enforce the related
                                 mortgage loan documents. If the master servicer
                                 fails to make a required advance of this type,
                                 the trustee is required to make this advance.
                                 In addition, the special servicer may, but is
                                 not required to, make servicing advances on an
                                 emergency basis. None of the master servicer,

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                                      S-22

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                                 the trustee or the special servicer is required
                                 to advance amounts deemed non-recoverable.
                                 Servicing advances with respect to the
                                 Fireman's Fund mortgage loan will be made by
                                 the master servicer, the special servicer or
                                 the trustee, as the case may be, under the BACM
                                 2005-5 pooling and servicing agreement.
                                 Servicing advances with respect to the
                                 Oglethorpe Mall mortgage loan will be made by
                                 the master servicer, the special servicer or
                                 the trustee, as the case may be, under the
                                 GECMC 2005-C3 pooling and servicing agreement.
                                 See "--The Mortgage Loans--The Non-Serviced
                                 Mortgage Loans" below.

                                 See "Description of the
                                 Certificates--Advances--Servicing Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on all advances at the "Prime Rate" as
                                 published in The Wall Street Journal, as
                                 described in this prospectus supplement;
                                 provided, however, that with respect to
                                 advances for periodic mortgage loan payments
                                 made prior to the expiration of any grace
                                 period for such mortgage loan, interest on such
                                 advances will only accrue from and after the
                                 expiration of such grace period. Interest
                                 accrued on outstanding advances may result in
                                 reductions in amounts otherwise payable on the
                                 certificates.

                                 See "Description of the
                                 Certificates--Advances--Recovery of Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit and Certificate Deferred
                                 Interest" in this prospectus supplement and
                                 "Description of the Certificates--Advances in
                                 Respect of Delinquencies" and "Description of
                                 the Pooling Agreements-- Certificate Account"
                                 in the prospectus.

Reports to
   Certificateholders.........   On each distribution date, the following
                                 reports, among others, will be made available
                                 to certificateholders and will contain the
                                 information described under "Description of the
                                 Certificates--Reports to Certificateholders;
                                 Certain Available Information" in this
                                 prospectus supplement:

                                 o    delinquent loan status report,

                                 o    historical liquidation report,

                                 o    historical loan modification and corrected
                                      mortgage loan report,

                                 o    REO status report,

                                 o    servicer watch list,

                                 o    comparative financial status report,

                                 o    loan level reserve/LOC report, and

                                 o    reconciliation of funds report.

                                 It is expected that each report will be in the
                                 final form promulgated as recommended by the
                                 Commercial Mortgage

--------------------------------------------------------------------------------

                                      S-23

--------------------------------------------------------------------------------

                                 Securities Association (to the extent that such
                                 report has been approved and to the extent that
                                 any changes thereto are reasonably acceptable
                                 to the master servicer or special servicer, as
                                 applicable). Upon reasonable prior notice,
                                 certificateholders may also review at the
                                 trustee's offices during normal business hours
                                 a variety of information and documents that
                                 pertain to the pooled mortgage loans and the
                                 mortgaged properties securing those loans. We
                                 expect that the available information and
                                 documents will include borrower operating
                                 statements, rent rolls and property inspection
                                 reports to the extent received by the trustee
                                 from the master servicer or special servicer.

                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 166 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 224 commercial,
                                 multifamily and manufactured housing
                                 properties.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date. The sum in any
                                 column may not equal the indicated total due to
                                 rounding. Unless otherwise indicated, all
                                 figures presented in this summary section are
                                 calculated as described under "Description of
                                 the Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement and
                                 all percentages represent the indicated
                                 percentage of the aggregate principal balance
                                 of the pool of mortgage loans, the mortgage
                                 loans in loan group 1 or the mortgage loans in
                                 loan group 2, in each case, as of the later of
                                 the cut-off date or the origination date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid in December 2005
                                 on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the cut-off date.

                                 For purposes of calculating debt service
                                 coverage ratios in the following tables and in
                                 this prospectus supplement, the annual debt
                                 service is calculated after netting out the
                                 applicable letters of credit and/or holdback
                                 amounts for six mortgage loans (identified as
                                 Loan Nos. 18, 39, 61, 115, 134 and 160 on Annex
                                 A-1 to this prospectus supplement),
                                 representing approximately 2.80% of the
                                 principal balance of the pool of mortgage loans
                                 as of the cut-off date or approximately 3.07%
                                 of the aggregate principal balance of loan
                                 group 1.

                                 With respect to the 123 North Wacker mortgage
                                 loan, the DDR/Macquarie Mervyn's Portfolio
                                 mortgage loan, the Design Center of the
                                 Americas mortgage loan, the Fireman's Fund
                                 mortgage loan, the Oglethorpe Mall mortgage
                                 loan, the Becker

--------------------------------------------------------------------------------

                                      S-24

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                                 Portfolio mortgage loan, the Knox Park II
                                 mortgage loan, the Edenvale Business Center
                                 mortgage loan and the Crowne Pointe mortgage
                                 loan (identified as Loan Nos. 1, 2, 3, 4, 7, 9,
                                 45, 113 and 139, respectively, on Annex A-1 to
                                 this prospectus supplement), as to which the
                                 related mortgaged property also secures one or
                                 more pari passu loans and/or a subordinate
                                 loan:

                                 o    the loan amount used in this prospectus
                                      supplement for calculating the related
                                      loan-to-value ratio, the related debt
                                      service coverage ratio and the related
                                      balance per unit includes the principal
                                      balance of such mortgage loan and any
                                      related pari passu loan and excludes the
                                      principal balance of any subordinate loan;
                                      and

                                 o    the loan amount used in this prospectus
                                      supplement for weighting the related
                                      loan-to-value ratio, related debt service
                                      coverage ratio and the related balance per
                                      unit includes the principal balance of
                                      such mortgage loan and excludes the
                                      principal balance of any pari passu loan
                                      and any subordinate loan.

--------------------------------------------------------------------------------

                                      S-25

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                                 The mortgage loans will have the following
                                 approximate characteristics as of the later of
                                 the origination date and the cut-off date:

                                                                        ALL MORTGAGE LOANS       LOAN GROUP 1       LOAN GROUP 2
                                                                        ------------------   ----------------   ----------------

Aggregate principal balance(1).......................................       $2,398,035,315     $2,183,651,085       $214,348,229
Number of mortgage loans.............................................                  166                144                 22
Number of mortgaged properties.......................................                  224                199                 25
Number of fully amortizing loans.....................................                    1                  1                  0
Number of balloon mortgage loans.....................................                   75                 64                 11
Number of interest-only mortgage loans(2)............................                   20                 17                  3
Number of partial interest-only mortgage loans.......................                   67                 60                  7
Number of APD Loans..................................................                    1                  1                  0
Number of partial interest-only APD Loans............................                    2                  1                  1
Range of mortgage loan principal balances............................        $1,894,041 to      $1,894,041 to      $2,996,468 to
                                                                              $122,000,000       $122,000,000        $43,200,000
Average mortgage loan principal balance..............................          $14,445,996        $15,164,244         $9,744,738
Range of mortgage rates..............................................     4.755% to 5.927%   4.760% to 5.927%   4.755% to 5.695%
Weighted average mortgage rate.......................................               5.359%             5.365%             5.298%
Range of original terms to maturity(3)...............................         60 months to       60 months to       60 months to
                                                                                121 months         121 months         120 months
Weighted average original term to maturity(3)........................           110 months         109 months         114 months
Range of remaining terms to maturity(3)..............................         57 months to       57 months to       57 months to
                                                                                120 months         120 months         120 months
Weighted average remaining term to maturity(3).......................           108 months         107 months         112 months
Range of original amortization terms(4)..............................        120 months to      120 months to      336 months to
                                                                                360 months         360 months         360 months
Weighted average original amortization term(4).......................           355 months         354 months         359 months
Range of remaining amortization terms(4).............................        120 months to      120 months to      335 months to
                                                                                360 months         360 months         360 months
Weighted average remaining amortization term(4)......................           354 months         353 months         358 months
Range of loan-to-value ratios as of the cut-off date(5)..............     25.44% to 82.00%   25.44% to 82.00%   32.71% to 80.00%
Weighted average loan-to-value ratio as of the cut-off date(5).......               71.73%             71.55%             73.58%
Range of loan-to-value ratios as of the maturity date(5)(6)..........     25.44% to 80.00%   25.44% to 80.00%   27.02% to 80.00%
Weighted average loan-to-value ratio as of the maturity date(5)(6)...               64.24%             63.92%             67.46%
Range of occupancy rates.............................................      56.0% to 100.0%    56.0% to 100.0%    60.0% to 100.0%
Weighted average occupancy rate......................................                93.0%              93.0%              93.5%
Range of debt service coverage ratios(2)(5)..........................       1.10x to 4.46x     1.10x to 4.46x     1.20x to 2.52x
Weighted average debt service coverage ratio(2)(5)...................                1.42x              1.42x              1.42x

----------
(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Annual debt service, monthly debt service, and the debt service coverage ratio for each mortgage loan that pays interest only for the entirety of its loan term is calculated using the interest payments for the first twelve payment periods following the cut-off dates on such mortgage loans.

(3)  Calculated to the earlier of anticipated prepayment date or maturity date.

(4)  Excludes 20 mortgage loans, representing approximately 16.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 15.95% of the aggregate principal balance of loan group 1 and approximately 19.61% of the aggregate principal balance of loan group 2 as of the cut-off date), that pay interest only for the entirety of their respective loan terms. The mortgage loan identified as Loan No. 4 on
     Annex A-1 to this prospectus supplement amortizes according to the schedule set forth on Annex A-4 to this prospectus supplement.

(5)  With respect to four mortgage loans, representing approximately 15.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 16.66% of the aggregate principal balance of loan group 1 as of the cut-off date), the debt service coverage ratios and the loan-to-value ratios have been calculated including mortgage loans that are not included in the trust but are pari passu in right of payment with the respective mortgage loan included in the trust (and, if applicable, excluding any subordinate mortgage loan secured by the related mortgaged property).

(6)  Excludes one mortgage loan that is fully amortizing.

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                                      S-26

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                                 The aggregate principal balance of the mortgage
                                 loans held by the trust is $2,398,035,315.

                                 The following table sets forth the current uses
                                 of the mortgaged properties:

                                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)(2)

                                                                      AGGREGATE
                                                                      PRINCIPAL                 % OF      % OF
                                                                       BALANCE        % OF    INITIAL   INITIAL
                                                       NUMBER OF       OF THE       INITIAL     LOAN      LOAN
                                                       MORTGAGED      MORTGAGE        POOL    GROUP 1   GROUP 2
                                     CURRENT USE      PROPERTIES        LOANS       BALANCE   BALANCE   BALANCE
                                 ------------------   ----------   --------------   -------   -------   -------

                                 Retail(3).........        93      $  863,770,135    36.02%    39.56%     0.00%
                                 Office............        32         729,415,729    30.42     33.40      0.00
                                 Multifamily.......        42         341,859,299    14.26      5.84    100.00
                                    Multifamily....        25         239,902,788    10.00      3.07     80.66
                                    Manufactured
                                       Housing.....        17         101,956,512     4.25      2.77     19.34
                                 Hotel.............         7         196,865,431     8.21      9.02      0.00
                                 Self Storage......        41         190,501,843     7.94      8.72      0.00
                                 Industrial........         7          54,156,319     2.26      2.48      0.00
                                 Mixed Use(4)......         2          21,466,558     0.90      0.98      0.00
                                                          ---      --------------   ------    ------    ------
                                 TOTAL.............       224      $2,398,035,315   100.00%   100.00%   100.00%
                                                          ===      ==============   ======    ======    ======

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (generally
                                      allocating the mortgage loan principal
                                      amount to each of those properties by the
                                      appraised values of the mortgaged
                                      properties if not otherwise specified in
                                      the related note or loan agreement).

                                 (2)  The pool of mortgage loans includes 11
                                      multi-property mortgage loans (identified
                                      as Loan Nos. 2, 9, 15, 16, 23, 36, 38, 48,
                                      57, 80 and 109 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 13.33% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (which
                                      include ten mortgage loans in loan group
                                      1, or approximately 13.91% of the
                                      aggregate principal balance of such loan
                                      group as of the cut-off date, and one
                                      mortgage loan in loan group 2, or
                                      approximately 7.46% of the aggregate
                                      principal balance of such loan group as of
                                      the cut-off date). Each such loan (or
                                      portion thereof included as a mortgage
                                      loan in the trust) is evidenced by a
                                      single note.

                                 (3)  With respect to 78 of such mortgaged
                                      properties, representing approximately
                                      26.87% of the aggregate principal balance
                                      of the pool of mortgage loans as of the
                                      cut-off date, are secured by retail
                                      properties that are considered by the
                                      applicable mortgage loan seller to be
                                      "anchored" or "shadow anchored" (or
                                      approximately 29.51% of the aggregate
                                      principal balance of loan group 1 as of
                                      the cut-off date).

                                 (4)  Includes retail and office space.

                                 For more information regarding the current uses
                                 of the mortgaged properties securing the
                                 mortgage loans included in loan group 1 and
                                 loan group 2, see Annex A-3 to this prospectus
                                 supplement.

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                                      S-27

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                                 The mortgaged properties are located in 36
                                 states and the District of Columbia. The
                                 following table lists the jurisdictions which
                                 have concentrations of mortgaged properties
                                 greater than or equal to 5.13% of the aggregate
                                 principal balance of the pool of mortgage loans
                                 as of the cut-off date:

                                          GEOGRAPHIC DISTRIBUTION(1)(2)

                                                                                AGGREGATE
                                                                                PRINCIPAL                 % OF      % OF
                                                                                 BALANCE        % OF    INITIAL   INITIAL
                                           MORTGAGED             NUMBER OF       OF THE       INITIAL     LOAN      LOAN
                                           PROPERTY              MORTGAGED      MORTGAGE        POOL    GROUP 1   GROUP 2
                                           LOCATION             PROPERTIES        LOANS       BALANCE   BALANCE   BALANCE
                                 ----------------------------   ----------   --------------   -------   -------   -------

                                 California..................       66       $  516,684,173    21.55%    23.03%     6.47%
                                    Southern California(3)...       47          344,791,372    14.38     15.29      5.08
                                    Northern California(3)...       19          171,892,801     7.17      7.73      1.40
                                 Florida.....................       18          231,420,809     9.65     10.60      0.00
                                 New York....................       11          185,621,272     7.74      7.77      7.46
                                 Texas.......................       16          182,487,274     7.61      5.25     31.66
                                 Georgia.....................        8          167,451,469     6.98      5.69     20.15
                                 Illinois....................        2          150,000,000     6.26      6.87      0.00
                                 Michigan....................        5          122,993,216     5.13      5.25      3.93
                                 Other(4)....................       98          841,377,102    35.09     35.55     30.32
                                                                   ---       --------------   ------    ------    ------
                                 TOTAL.......................      224       $2,398,035,315   100.00%   100.00%   100.00%
                                                                   ===       ==============   ======    ======    ======

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (generally
                                      allocating the mortgage loan principal
                                      amount to each of those properties by the
                                      appraised values of the mortgaged
                                      properties if not otherwise specified in
                                      the related loan agreement).

                                 (2)  The pool of mortgage loans includes 11
                                      multi-property mortgage loans (identified
                                      as Loan Nos. 2, 9, 15, 16, 23, 36, 38, 48,
                                      57, 80 and 109 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 13.33% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (which
                                      include ten mortgage loans in loan group
                                      1, or approximately 13.91% of the
                                      aggregate principal balance of such loan
                                      group as of the cut-off date, and one
                                      mortgage loan in loan group 2, or
                                      approximately 7.46% of the aggregate
                                      principal balance of such loan group as of
                                      the cut-off date). Each such loan (or
                                      portion thereof included as a mortgage
                                      loan in the trust) is evidenced by a
                                      single note.

                                 (3)  Northern California properties have a zip
                                      code greater than or equal to 93600.
                                      Southern California properties have a zip
                                      code less than 93600.

                                 (4)  This reference consists of 29 states and
                                      the District of Columbia.

                                 For more information regarding the location of
                                 the mortgaged properties securing the mortgage
                                 loans included in loan group 1 and loan group
                                 2, see Annex A-3 to this prospectus supplement.

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                                      S-28

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                                 All of the mortgage loans provide for scheduled
                                 payments of principal and/or interest due on
                                 the first day of each month. The mortgage loans
                                 have grace periods as set forth in the
                                 following table:

                                                  GRACE PERIODS

                                                                  AGGREGATE                 % OF      % OF
                                                                  PRINCIPAL       % OF    INITIAL   INITIAL
                                                   NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                                    MORTGAGE    THE MORTGAGE      POOL    GROUP 1   GROUP 2
                                 GRACE PERIOD(1)     LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 ---------------   ---------   --------------   -------   -------   -------

                                 0 days.........        6      $  442,547,694    18.45%    20.00%     2.75%
                                 1 days.........        1          89,796,510     3.74      4.11      0.00
                                 5 days.........      157       1,835,591,110    76.55     74.51     97.25
                                 8 days.........        2          30,100,000     1.26      1.38      0.00
                                                      ---      --------------   ------    ------    ------
                                 TOTAL..........      166      $2,398,035,315   100.00%   100.00%   100.00%
                                                      ===      ==============   ======    ======    ======

                                 ----------
                                 (1)  The number of days before a payment
                                      default is an event of default under the
                                      related mortgage loan or a late fee may be
                                      assessed.

                                 Certain jurisdictions require a minimum of
                                 seven to 15 days before late payment charges
                                 may be levied. However, all mortgage loans in
                                 such jurisdictions have a grace period with
                                 respect to default interest of not more than
                                 ten days, after which time default interest may
                                 be levied or other remedies pursued. See
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                                 All of the mortgage loans bear interest at
                                 fixed rates.

                                 The mortgage loans accrue interest on the basis
                                 of the actual number of days in a month,
                                 assuming a 360-day year (i.e., an actual/360
                                 basis) or accrue interest on the basis of
                                 twelve 30-day months, assuming a 360-day year
                                 (i.e., a 30/360 basis), as set forth in the
                                 following table:

                                              INTEREST ACCRUAL BASIS

                                                                   AGGREGATE                 % OF      % OF
                                                                   PRINCIPAL       % OF    INITIAL   INITIAL
                                                    NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                 INTEREST ACCRUAL    MORTGAGE    THE MORTGAGE      POOL    GROUP 1   GROUP 2
                                       BASIS          LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 ----------------   ---------   --------------   -------   -------   -------

                                 Actual/360......      166      $2,398,035,315   100.00%   100.00%   100.00%

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                                 Fixed periodic payments on the mortgage loans
                                 are determined assuming interest is calculated
                                 on a 30/360 basis, but interest actually
                                 accrues and is applied on certain mortgage
                                 loans on an actual/360 basis. Accordingly,
                                 there will be less amortization of the
                                 principal balance during the term of such
                                 mortgage loans than if interest accrued on a
                                 30/360 basis, resulting in a higher final
                                 payment on such mortgage loans.

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                                      S-29

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                                 The mortgage loans have the amortization
                                 characteristics set forth in the following
                                 table:

                                                AMORTIZATION TYPES

                                                                             AGGREGATE                 % OF      % OF
                                                                             PRINCIPAL       % OF    INITIAL   INITIAL
                                                              NUMBER OF     BALANCE OF     INITIAL     LOAN     LOAN
                                                               MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                    TYPE OF AMORTIZATION        LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 --------------------------   ---------   --------------   -------   -------   -------

                                 IO, Balloon Loans(1) .....       67      $1,041,405,135    43.43%    43.41%    43.60%
                                    6 Months IO Loans .....        1          11,900,000     0.50      0.54      0.00
                                    12 Months IO Loans ....        1          66,500,000     2.77      3.05      0.00
                                    18 Months IO Loans ....        1          12,950,000     0.54      0.59      0.00
                                    24 Months IO Loans ....       18         130,324,000     5.43      5.41      5.64
                                    30 Months IO Loans ....        1           5,215,000     0.22      0.24      0.00
                                    36 Months IO Loans ....       13         274,511,135    11.45     12.57      0.00
                                    48 Months IO Loans ....        4          30,250,000     1.26      1.39      0.00
                                    60 Months IO Loans ....       25         471,275,000    19.65     17.86     37.96
                                    72 Months IO Loans ....        1           9,000,000     0.38      0.41      0.00
                                    84 Months IO Loans ....        2          29,480,000     1.23      1.35      0.00
                                 Balloon Loans ............       75         855,755,220    35.69     35.96     32.88
                                 Interest Only Loans ......       20         390,327,265    16.28     15.95     19.61
                                 APD Loans ................        1          90,372,694     3.77      4.14      0.00
                                 IO, APD Loans ............        2          15,575,000     0.65      0.33      3.92
                                 Fully Amortizing Loans ...        1           4,600,000     0.19      0.21      0.00
                                                                 ---      --------------   ------    ------    ------
                                 TOTAL ....................      166      $2,398,035,315   100.00%   100.00%   100.00%
                                                                 ===      ==============   ======    ======    ======

                                 ----------
                                 (1)  The interest only periods listed above run
                                      from the related mortgage loan origination
                                      date.

                                 In addition, the mortgage loan identified as
                                 Loan No. 4 on Annex A-1 to this prospectus
                                 supplement amortizes according to the schedule
                                 set forth on Annex A-4 to this prospectus
                                 supplement.

                                 The following table contains general
                                 information regarding the prepayment provisions
                                 of the mortgage loans:

                                        OVERVIEW OF PREPAYMENT PROTECTION

                                                                             AGGREGATE                 % OF      % OF
                                                                              CUT-OFF        % OF    INITIAL   INITIAL
                                                              NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                                               MORTGAGE    THE MORTGAGE      POOL    GROUP 1   GROUP 2
                                    PREPAYMENT PROTECTION        LOAN          LOANS       BALANCE   BALANCE   BALANCE
                                 --------------------------   ---------   --------------   -------   -------   -------

                                 Lockout period followed
                                    by Defeasance .........      150      $2,268,909,098    94.62%    94.09%   100.00%
                                 Lockout period followed
                                    by Yield
                                    Maintenance(1) ........       16         129,126,217     5.38      5.91      0.00
                                                                 ---      --------------   ------    ------    ------
                                 TOTAL ....................      166      $2,398,035,315   100.00%   100.00%   100.00%
                                                                 ===      ==============   ======    ======    ======

                                 ----------
                                 (1)  With respect to one mortgage loan
                                      identified as Loan No. 119 on Annex A-1 to
                                      this prospectus supplement, the Anaheim
                                      Redevelopment Agency has the assignable
                                      option to purchase the related mortgaged
                                      property at fair market value at any time
                                      prior to October 31, 2007. If the option
                                      is exercised, the related loan documents
                                      require that the borrower pay the
                                      outstanding principal balance of the loan
                                      and the related yield maintenance-based
                                      prepayment premium (the greater of 1% of
                                      the outstanding principal balance or a
                                      yield maintenance premium). The existing
                                      lockout period is for 5 years, but it is
                                      subject to being waived if the option to
                                      purchase is exercised. Other than any
                                      prepayment arising out of the exercise of
                                      the option to purchase, the loan is closed
                                      to prepayment during the lockout period.
                                      Further, a warm body indemnitor is liable
                                      for any losses resulting from the exercise
                                      of the option.

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                                      S-30

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                                 For more information regarding the prepayment
                                 protection of the mortgage loans included in
                                 loan group 1 and loan group 2, see Annex A-3 to
                                 this prospectus supplement.

                                 Defeasance generally permits the related
                                 borrower to substitute direct non-callable U.S.
                                 Treasury obligations or other non-callable
                                 government securities for the related mortgaged
                                 property as collateral for the mortgage loan.
                                 Defeasance may not occur prior to the second
                                 anniversary of the date of initial issuance of
                                 the certificates.

                                 The mortgage loans specify a period of time
                                 immediately prior to the anticipated prepayment
                                 date or stated maturity date during which there
                                 are no restrictions on voluntary prepayment.
                                 Generally, all of the mortgage loans permit
                                 voluntary prepayment without the payment of any
                                 penalty for the final one to seven scheduled
                                 payments (including the scheduled payment on
                                 the stated maturity date).

                                 All of the mortgage loans that permit
                                 prepayments require that the prepayment be made
                                 on the due date or, if on a different date,
                                 that any prepayment be accompanied by the
                                 interest that would be due on the next due
                                 date.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans--Defeasance; Collateral Substitution;
                                 Partial Release" in this prospectus supplement.

                                 In addition, certain events may result in the
                                 involuntary prepayment of all or a portion of a
                                 mortgage loan. Such events include:

                                 o    a casualty or condemnation of a related
                                      mortgaged property,

                                 o    the repurchase of such mortgage loan from
                                      the trust by the related mortgage loan
                                      seller due to the breach of a
                                      representation or warranty or a document
                                      defect,

                                 o    the purchase of such mortgage loan from
                                      the trust by the holder of a related
                                      subordinate note or related mezzanine
                                      debt, and

                                 o    the failure by the related borrower to
                                      meet certain performance criteria in order
                                      to prevent the application of certain
                                      escrows and/or letters of credit to pay
                                      down the principal balance of such
                                      mortgage loan.

                                 See "Risk Factors--Risks Relating to
                                 Prepayments and Repurchases" in this prospectus
                                 supplement.

The 123 North Wacker
Mortgage Loan.................   With respect to the 123 North Wacker mortgage
                                 loan (identified as Loan No. 1 on Annex A-1 to
                                 this prospectus supplement), representing
                                 approximately 5.09% of the aggregate principal

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                                      S-31

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                                 balance of the pool of mortgage loans as of the
                                 cut-off date (or approximately 5.59% of the
                                 aggregate principal balance of loan group 1 as
                                 of the cut-off date), the related mortgaged
                                 property also secures one subordinate loan
                                 (with an unpaid principal balance as of the
                                 cut-off date of $14,000,000).

                                 See "Description of the Mortgage Pool--The 123
                                 North Wacker Whole Loan" in this prospectus
                                 supplement.

                                 The 123 North Wacker mortgage loan and the
                                 related subordinate loan will be serviced and
                                 administered pursuant to the pooling and
                                 servicing agreement. In addition, the holder of
                                 the related subordinate loan may have the right
                                 to advise and direct the master servicer and/or
                                 the special servicer with respect to various
                                 servicing matters affecting the related
                                 mortgage loan.

                                 See "Servicing of the Mortgage Loans--Rights of
                                 the Holder of the 123 North Wacker B Note" in
                                 this prospectus supplement.

The DDR/Macquarie Mervyn's
Portfolio Mortgage Loan.......   With respect to the DDR/Macquarie Mervyn's
                                 Portfolio mortgage loan (identified as Loan No.
                                 2 on Annex A-1 to this prospectus supplement),
                                 representing approximately 4.43% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date (or
                                 approximately 4.87% of the aggregate principal
                                 balance of loan group 1 as of the cut-off
                                 date), the related mortgaged property also
                                 secures two other pari passu loans (with unpaid
                                 principal balances as of the cut-off date of
                                 $106,275,000 and $45,922,500, respectively).
                                 The DDR/Macquarie Mervyn's Portfolio pari passu
                                 loan with an unpaid principal balance of
                                 $106,275,000 is currently held by German
                                 American Capital Corporation or an affiliate,
                                 and may be sold and/or further divided at any
                                 time (subject to compliance with the related
                                 intercreditor agreement). The DDR/Macquarie
                                 Mervyn's Portfolio pari passu loan with an
                                 unpaid principal balance of $45,922,500 is
                                 currently held by the securitization trust
                                 created pursuant to the pooling and servicing
                                 agreement relating to the COMM 2005-FL11
                                 Commercial Mortgage Pass-Through Certificates.

                                 See "Description of the Mortgage Pool--The
                                 DDR/Macquarie Mervyn's Portfolio Whole Loan" in
                                 this prospectus supplement.

                                 The DDR/Macquarie Mervyn's Portfolio mortgage
                                 loan and the related pari passu loans will be
                                 serviced and administered pursuant to the
                                 pooling and servicing agreement.

                                 See "Servicing of the Mortgage Loans--Rights of
                                 the Holders of the DDR/Macquarie Mervyn's
                                 Portfolio Pari Passu Loans" in this prospectus
                                 supplement.

The Design Center of the
Americas Mortgage Loan........   With respect to the Design Center of the
                                 Americas mortgage loan (identified as Loan No.
                                 3 on Annex A-1 to this prospectus

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                                      S-32

                                 supplement), representing approximately 3.86%
                                 of the aggregate principal balance of the pool
                                 of mortgage loans as of the cut-off date (or
                                 approximately 4.24% of the aggregate principal
                                 balance of loan group 1 as of the cut-off
                                 date), the related mortgaged property also
                                 secures one pari passu loan (with an unpaid
                                 principal balance as of the cut-off date of
                                 $92,500,000). The Design Center of the Americas
                                 pari passu loan is currently held by German
                                 American Capital Corporation, one of the
                                 mortgage loan sellers, and may be sold or
                                 further divided at any time (subject to
                                 compliance with the terms of the related
                                 intercreditor agreement).

                                 See "Description of the Mortgage Pool--The
                                 Design Center of the Americas Whole Loan" in
                                 this prospectus supplement.

                                 The Design Center of the Americas mortgage loan
                                 and the related pari passu loan will be
                                 serviced and administered pursuant to the
                                 pooling and servicing agreement.

                                 See "Servicing of the Mortgage Loans--Rights of
                                 the Holder of the Design Center of the Americas
                                 Pari Passu Loan" in this prospectus supplement.

The Becker Portfolio
Mortgage Loan.................   With respect to the Becker Portfolio mortgage
                                 loan (identified as Loan No. 9 on Annex A-1 to
                                 this prospectus supplement), representing
                                 approximately 2.38% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (or approximately 2.61% of the
                                 aggregate principal balance of loan group 1 as
                                 of the cut-off date), the related mortgaged
                                 property also secures one subordinate loan
                                 (with an unpaid principal balance as of the
                                 cut-off date of $9,100,000).

                                 See "Description of the Mortgage Pool--The
                                 Becker Portfolio Whole Loan" in this prospectus
                                 supplement.

                                 The Becker Portfolio mortgage loan and the
                                 related subordinate loan will be serviced and
                                 administered pursuant to the pooling and
                                 servicing agreement. In addition, the holder of
                                 the related subordinate loan may have the right
                                 to advise and direct the master servicer and/or
                                 the special servicer with respect to various
                                 servicing matters affecting the related
                                 mortgage loan.

                                 See "Servicing of the Mortgage Loans--Rights of
                                 the Holder of the Becker Portfolio B Note" in
                                 this prospectus supplement.

The Knox Park II mortgage
loan, the Edenvale Business
Center mortgage loan and the
Crowne Pointe mortgage loan...   With respect to each of the following mortgage
                                 loans, the related mortgaged property also
                                 secures one subordinate loan as set forth
                                 below:

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                                      S-33

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                                                            % OF
                                          MORTGAGE LOAN   INITIAL     ORIGINAL
                                           CUT-OFF DATE     POOL     SUBORDINATE
        PROPERTY NAME          LOAN NO.      BALANCE      BALANCE   DEBT BALANCE
----------------------------   --------   -------------   -------   ------------
Knox Park II................       45      $13,584,196     0.57%      $850,000
Edenvale Business Center....      113      $ 5,215,000     0.22%      $180,000
Crowne Pointe...............      139      $ 4,111,187     0.17%      $253,000

                                 See "Description of the Mortgage Pool--The Knox
                                 Park II Whole Loan, the Edenvale Business
                                 Center Whole Loan and the Crowne Pointe Whole
                                 Loan" in this prospectus supplement.

                                 The Knox Park II mortgage loan, the Edenvale
                                 Business Center mortgage loan and the Crowne
                                 Pointe mortgage loan and the related
                                 subordinate loans will be serviced and
                                 administered pursuant to the pooling and
                                 servicing agreement, except as described in
                                 "Servicing of the Mortgage Loans--Rights of the
                                 Holders of the Mezz Cap B Notes" in this
                                 prospectus supplement. In addition, the holder
                                 of each related subordinate loan may have the
                                 right to advise and direct the master servicer
                                 and/or the special servicer with respect to
                                 various servicing matters affecting the related
                                 mortgage loan.

                                 See "Servicing of the Mortgage Loans--Rights of
                                 the Holders of the Mezz Cap B Notes" in this
                                 prospectus supplement.

The Non-Serviced Mortgage
Loans.........................   With respect to the Fireman's Fund mortgage
                                 loan (identified as Loan No. 4 on Annex A-1 to
                                 this prospectus supplement), representing
                                 approximately 3.77% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (or approximately 4.14% of the
                                 aggregate principal balance of loan group 1 as
                                 of the cut-off date), the related mortgaged
                                 property also secures one other pari passu loan
                                 (with an unpaid principal balance as of the
                                 cut-off date of $99,652,867), which is
                                 currently an asset of the securitization trust
                                 related to the Banc of America Commercial
                                 Mortgage Inc. Commercial Mortgage Pass-Through
                                 Certificates, Series 2005-5. See "Description
                                 of the Mortgage Pool--The Fireman's Fund Whole
                                 Loan" in this prospectus supplement.

                                 The Fireman's Fund mortgage loan and the
                                 related pari passu loan will be serviced and
                                 administered pursuant to the BACM 2005-5
                                 pooling and servicing agreement, which contains
                                 servicing provisions substantially similar to,
                                 but not necessarily identical with, the
                                 provisions of the pooling and servicing
                                 agreement under which the Series 2005-C4
                                 Commercial Mortgage Pass-Through Certificates
                                 are to be issued. In that regard,

                                 o    LaSalle Bank National Association, which
                                      is the trustee under the BACM 2005-5
                                      pooling and servicing agreement, will, in
                                      that capacity, be the mortgagee of record
                                      with respect to the mortgaged properties
                                      securing the Fireman's Fund mortgage loan;

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                                      S-34

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                                 o    Bank of America, N.A., which is the master
                                      servicer under the BACM 2005-5 pooling and
                                      servicing agreement, will, in that
                                      capacity, be the master servicer for the
                                      Fireman's Fund mortgage loan under the
                                      BACM 2005-5 pooling and servicing
                                      agreement; provided, however, that
                                      advances of delinquent payments with
                                      respect to the Fireman's Fund mortgage
                                      loan will be made by the master servicer
                                      or the trustee, as applicable, in
                                      accordance with the provisions of the
                                      pooling and servicing agreement under
                                      which the Series 2005-C4 Commercial
                                      Mortgage Pass-Through Certificates are
                                      issued; and

                                 o    Midland Loan Services, Inc., which is the
                                      special servicer of the Fireman's Fund
                                      mortgage loan under the BACM 2005-5
                                      pooling and servicing agreement, will, in
                                      that capacity, be the special servicer for
                                      the Fireman's Fund mortgage loan.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Fireman's Fund Mortgage Loan" in this
                                 prospectus supplement.

                                 With respect to the Oglethorpe Mall mortgage
                                 loan (identified as Loan No. 7 on Annex A-1 to
                                 this prospectus supplement), representing
                                 approximately 3.11% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (or approximately 3.41% of the
                                 aggregate principal balance of loan group 1 as
                                 of the cut-off date), the related mortgaged
                                 property also secures one other pari passu loan
                                 (with an unpaid principal balance as of the
                                 cut-off date of $74,567,384), which is
                                 currently an asset of the securitization trust
                                 related to the GECMC 2005-C3 Commercial
                                 Mortgage Pass-Through Certificates. See
                                 "Description of the Mortgage Pool--Oglethorpe
                                 Mall Whole Loan" in this prospectus supplement.

                                 The Oglethorpe Mall mortgage loan and the
                                 related pari passu loan will be serviced and
                                 administered pursuant to the GECMC 2005-C3
                                 pooling agreement, which contains servicing
                                 provisions substantially similar to, but not
                                 necessarily identical with, the provisions of
                                 the pooling and servicing agreement under which
                                 the Series 2005-C4 Commercial Mortgage
                                 Pass-Through Certificates are to be issued. In
                                 that regard,

                                 o    LaSalle Bank National Association, which
                                      is the trustee under the GECMC 2005-C3
                                      pooling and servicing agreement, will, in
                                      that capacity, be the mortgagee of record
                                      with respect to the mortgaged properties
                                      securing the Oglethorpe Mall mortgage
                                      loan;

                                 o    Midland Loan Services, Inc., which is the
                                      master servicer under the GECMC 2005-C3
                                      pooling and servicing agreement, will, in
                                      that capacity, be the master servicer for
                                      the Oglethorpe Mall mortgage loan under
                                      the GECMC 2005-C3 pooling and servicing
                                      agreement; provided, however, that
                                      advances of delinquent payments with
                                      respect to the Oglethorpe Mall mortgage
                                      loan will be made by the master servicer
                                      or the trustee, as applicable, in
                                      accordance with

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                                      S-35

--------------------------------------------------------------------------------

                                      the provisions of the pooling and
                                      servicing agreement under which the Series
                                      2005-C4 Commercial Mortgage Pass-Through
                                      Certificates are issued; and

                                 o    Midland Loan Services, Inc., which is the
                                      special servicer of the Oglethorpe Mall
                                      mortgage loan under the GECMC 2005-C3
                                      pooling and servicing agreement, will, in
                                      that capacity, be the special servicer for
                                      the Oglethorpe Mall mortgage loan.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Oglethorpe Mall Mortgage Loan" in this
                                 prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial
                                 principal amount. Investments in excess of the
                                 minimum denominations may be made in multiples
                                 of $1.

Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC. You may hold your offered certificates
                                 through:

                                 o    DTC in the United States; or

                                 o    Clearstream Banking, societe anonyme or
                                      the Euroclear System in Europe.

                                 Transfers within DTC, Clearstream Banking,
                                 societe anonyme or The Euroclear System will be
                                 made in accordance with the usual rules and
                                 operating procedures of those systems.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus
                                 supplement and in the prospectus.

Information Available to
Certificateholders............   On each distribution date, the trustee will
                                 prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.

                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.

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                                      S-36

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                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be
                                 available to you through the following
                                 services:

                                 o    Bloomberg, L.P.

                                 o    the trustee's website at www.ctslink.com.

Optional Termination..........   On any distribution date on which the aggregate
                                 principal balance of the pool of mortgage loans
                                 remaining in the trust is less than 1% of the
                                 aggregate unpaid balance of the mortgage loans
                                 as of the cut-off date, certain entities
                                 specified in this prospectus supplement will
                                 have the option to purchase all of the
                                 remaining mortgage loans at the price specified
                                 in this prospectus supplement (and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan). Exercise of this
                                 option will terminate the trust and retire the
                                 then outstanding certificates. The trust could
                                 also be terminated in connection with an
                                 exchange of all the then outstanding
                                 certificates (other than the Class S, Class R
                                 and Class LR certificates), including the Class
                                 X-W (provided, however, that the Class A-1
                                 through Class J certificates are no longer
                                 outstanding), for the mortgage loans remaining
                                 in the trust, but all of the holders of such
                                 classes of certificates would have to
                                 voluntarily participate in such exchange.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement and
                                 "Description of the Certificates--Termination"
                                 in the prospectus.

Tax Status....................   Elections will be made to treat designated
                                 portions of the trust (exclusive of interest
                                 that is deferred after the anticipated
                                 prepayment date on the mortgage loans that have
                                 anticipated prepayment dates and the related
                                 distribution account for this deferred
                                 interest) as two separate REMICs -- a
                                 Lower-Tier REMIC and an Upper-Tier REMIC -- for
                                 federal income tax purposes. The portion of the
                                 trust representing the deferred interest
                                 described above will be treated as a grantor
                                 trust for federal income tax purposes. In the
                                 opinion of counsel, the portions of the trust
                                 referred to above will qualify for this
                                 treatment.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    Each class of offered certificates will
                                      represent "regular interests" in the
                                      Upper-Tier REMIC.

                                 o    The offered certificates will be treated
                                      as newly originated debt instruments for
                                      federal income tax purposes.

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                                      S-37

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                                 o    You will be required to report income on
                                      the regular interests represented by your
                                      certificates using the accrual method of
                                      accounting.

                                 o    It is anticipated that the Class A-1,
                                      Class A-2, Class A-3A, Class A-3B, Class
                                      A-SB, Class A-4, Class A-1A and Class A-M
                                      certificates will be issued at a premium.

                                 o    It is anticipated that the Class A-1D
                                      certificates will be issued with original
                                      issue discount.

                                 o    It is anticipated that the Class A-J,
                                      Class B, Class C, Class D and Class E will
                                      be issued with a de minimis amount of
                                      original issue discount.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 accompanying prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus, the offered
                                 certificates are eligible for purchase by
                                 persons investing assets of employee benefit
                                 plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" within the
                                 meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

                                      S-38

--------------------------------------------------------------------------------

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Standard and Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Moody's Investors Service,
                                 Inc.:

                                                                   S&P   MOODY'S
                                                                   ---   -------
                                 Class A-1......................   AAA     Aaa
                                 Class A-1D.....................   AAA     Aaa
                                 Class A-2......................   AAA     Aaa
                                 Class A-3A.....................   AAA     Aaa
                                 Class A-3B.....................   AAA     Aaa
                                 Class A-SB.....................   AAA     Aaa
                                 Class A-4......................   AAA     Aaa
                                 Class A-1A.....................   AAA     Aaa
                                 Class A-M......................   AAA     Aaa
                                 Class A-J......................   AAA     Aaa
                                 Class B........................   AA+     Aa1
                                 Class C........................    AA     Aa2
                                 Class D........................   AA-     Aa3
                                 Class E........................    A       A2

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the offered
                                 certificates may nonetheless issue a rating
                                 and, if one does, it may be lower than those
                                 stated above. The security ratings do not
                                 address the frequency of prepayments (whether
                                 voluntary or involuntary) of mortgage loans,
                                 the degree to which prepayments might differ
                                 from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates. See
                                 "Yield and Maturity Considerations," "Risk
                                 Factors" and "Ratings" in this prospectus
                                 supplement and "Yield and Maturity
                                 Considerations" and "Rating" in the prospectus.

                                 See "Ratings" in this prospectus supplement and
                                 "Rating" in the prospectus for a discussion of
                                 the basis upon which ratings are given and the
                                 conclusions that may not be drawn from a
                                 rating.

--------------------------------------------------------------------------------

                                      S-39

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Florida, New York, Texas,
Georgia, Illinois and Michigan represent approximately 21.55%, 9.65%, 7.74%,
7.61%, 6.98, 6.26% and 5.13%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.
In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, landslides or widespread fires) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.
In this regard:

     o    The largest mortgage loan represents approximately 5.09% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 5.59% of the aggregate principal balance of loan group 1 as of the cut-off date.

     o    The five largest mortgage loans represent, in the aggregate, approximately 20.89% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 22.94% of the aggregate principal balance of loan group 1 as of the cut-off date.

     o    The ten largest mortgage loans represent, in the aggregate, approximately 34.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 38.12% of the aggregate principal balance of loan group 1 as of the cut-off date.

     Each of the other mortgage loans not described above represent, in the aggregate, less than approximately 1.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks.
In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                                      S-40

                       PROPERTY TYPE CONCENTRATIONS(1)(2)

                                             AGGREGATE                          % OF           % OF
                             NUMBER OF   PRINCIPAL BALANCE       % OF       INITIAL LOAN   INITIAL LOAN
                             MORTGAGED    OF THE MORTGAGE    INITIAL POOL      GROUP 1        GROUP 2
      PROPERTY TYPE         PROPERTIES         LOANS            BALANCE        BALANCE        BALANCE
-------------------------   ----------   -----------------   ------------   ------------   ------------

Retail(3)................        93          $863,770,135        36.02%         39.56%          0.00%
Office...................        32           729,415,729        30.42          33.40           0.00
Multifamily..............        42           341,859,299        14.26           5.84         100.00
   Multifamily...........        25           239,902,788        10.00           3.05          80.66
   Manufactured Housing..        17           101,956,512         4.25           2.77          19.34
Hotel....................         7           196,865,431         8.21           9.02           0.00
Self Storage.............        41           190,501,843         7.94           8.72           0.00
Industrial...............         7            54,156,319         2.26           2.48           0.00
Mixed Use(4).............         2            21,466,558         0.90           0.98           0.00
                                ---        --------------       ------         ------         ------
TOTAL....................       224        $2,398,035,315       100.00%        100.00%        100.00%
                                ===        ==============       ======         ======         ======

----------
(1)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties if not otherwise specified in the related loan agreement).

(2)  The pool of mortgage loans includes 11 multi-property mortgage loans
     (identified as Loan Nos. 2, 9, 15, 16, 23, 36, 38, 48, 57, 80 and 109 on
     Annex A-1 to this prospectus supplement), representing approximately 13.33%
     of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include ten mortgage loans in loan group 1, or approximately 13.91% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 7.46% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)  With respect to 78 of such mortgaged properties, representing approximately
     26.87% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" (or approximately 29.51% of the aggregate principal balance of loan group 1 as of the cut-off date).

(4)  Includes retail and office space.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing properties. Because principal distributions on the Class
A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Q certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB and
Class A-4 certificates.

MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 1, 19 and 35 on Annex A-1 to this prospectus supplement) represents approximately 6.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (both of which mortgage loans are in loan group 1, or approximately 7.61% of the aggregate principal balance of such loan group as of the cut-off date).

                                      S-41

     Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

     Eleven mortgage loans, representing approximately 13.33% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include ten mortgage loans in loan group 1, or approximately 13.91% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 7.46% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See "Description of the Mortgage Pool--Additional Mortgage
Loan Information" in this prospectus supplement.

     Mortgage loans secured by more than one mortgaged property in a jurisdiction with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one jurisdiction, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

BORROWER ORGANIZATION CONSIDERATIONS

     The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers'
organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances that would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See "Certain Legal
Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS OR MORTGAGE LOANS TO CO-BORROWERS SECURED BY
MULTIPLE MORTGAGED PROPERTIES ENTAIL RISKS

     Certain of the mortgage loans have multiple borrowers and are secured by multiple mortgaged properties.

     For example, one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) representing approximately 4.43% of the aggregate principal balance of the pool of

                                      S-42

mortgage loans as of the cut-off date (and approximately 4.87% of the aggregate principal balance of loan group 1 as of the cut-off date) is secured by multiple properties and was made to 35 borrowers, and one mortgage loan (identified as
Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 2.61% of the aggregate principal balance of loan group 1 as of the cut-off date) is secured by multiple mortgaged properties and was made to nine single purpose entities.

     Cross-collateralization arrangements seek to reduce the risk that one mortgaged property may not generate net operating income sufficient to pay debt service. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

     o    was insolvent or was rendered insolvent by such obligation or transfer,

     o    was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital, or

     o    intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured, and

     o    the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state or jurisdiction.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.
However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under "Description of the Mortgage
Pool--General."

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The applicable mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

                                      S-43

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In some cases, in the event equity in a borrower is pledged to secure a mezzanine loan, the related mezzanine lender generally has the option to purchase the mortgage loan from the trust if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon, liquidation fee, and other amounts due on the mortgage loan, but in most cases, excluding any yield maintenance charge, prepayment premium, default interest or other fees that would have otherwise been payable by the borrower.
The related mezzanine lender may also have the right to receive notice from the mortgagee of any borrower default and the right to cure that default for a period of time after the borrower's initial cure period. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

     While a mezzanine lender has no security interest in or rights to the related mortgaged property, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and the mortgaged property.

     The mezzanine debt holder may be or may become an affiliate of the borrower. Therefore the interests of the mezzanine debt holder may conflict with the interests of certificateholders.

     The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers, which in turn may result in deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. In a bankruptcy proceeding, the trust would face certain limitations and the holders of the mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in the prospectus.

                                      S-44

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED PREPAYMENT DATE

     Most of the mortgage loans are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity date, thus requiring a balloon payment on their stated maturity date.

     In addition, (a) 69 of the mortgage loans, representing approximately
44.08% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 61 mortgage loans in loan group 1, or approximately 43.74% of the aggregate principal balance of such loan group as of the cut-off date, and eight mortgage loans in loan group 2, or approximately
47.52% of the aggregate principal balance of such loan group as of the cut-off date), pay interest only for the first six to 84 months of their respective terms, and (b) 20 mortgage loans, representing approximately 16.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(which include 17 mortgage loans in loan group 1, or approximately 15.95% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 19.61% of the aggregate principal balance of such loan group as of the cut-off date), pay interest only for their entire terms.

     In addition, nine mortgage loans, representing approximately 10.62% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(which include six mortgage loans in loan group 1, or approximately 10.88% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 8.03% of the aggregate principal balance of such loan group as of the cut-off date), have a stated
maturity date of less than 84 months, which in certain cases includes interest only payment periods.

     One hundred forty-six mortgage loans, representing approximately 78.74% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 128 mortgage loans in loan group 1, or approximately 77.63%
of the aggregate principal balance of such loan group as of the cut-off date, and 18 mortgage loans in loan group 2, or approximately 90.05% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2015.

     Mortgage loans with substantial remaining principal balances at their stated maturity involve greater risk than fully amortizing loans. This risk is greater because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

                                      S-45

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING LENDING IS DEPENDENT UPON NET
OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing properties. Commercial, multifamily and manufactured housing lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the adequacy of the property's management and maintenance;

     o    the age, design and construction quality of the properties;

     o    management's ability to convert an unsuccessful property to an alternate use;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    increases in operating expenses, including, but not limited to, insurance premium increases;

     o    dependence on tenant(s) in a particular business or industry;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    rent control or rent stabilization laws;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                      S-46

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease, if such tenant exercises an early termination option, if such tenant goes into bankruptcy or if such tenant were to close or, in certain circumstances, fail to open. See "--Retail Properties
Have Special Risks" below. Under such circumstances the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. This interruption of rent payments under the lease may cause there to be insufficient funds available for the borrower to pay debt service on the related mortgage loan.

     Forty-nine mortgaged properties, securing mortgage loans representing approximately 12.69% of the aggregate principal balance (based on allocated loan amount) of the pool of mortgage loans as of the cut-off date (or approximately
13.94% of the aggregate principal balance of loan group 1 as of the cut-off date), are leased to a single tenant. Except with respect to two mortgaged properties, representing approximately 0.99% of the aggregate principal balance based on allocated loan amount of the pool of mortgage loans as of the cut-off date (or approximately 1.09% of the aggregate principal balance of loan group 1 as of the cut-off date), all of the leases for each of these single tenants extend beyond the stated maturity date of the related mortgage loans. In addition, various mortgaged properties have significant tenants that occupy a significant portion of net rentable area. See Annex A-1 for tenant lease expiration dates and net rentable area occupied for the three largest tenants at each mortgaged property. Certain of these single or significant tenants may have lease termination options prior to the related lease expiration dates, which dates may not be identified on Annex A-1.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers may have considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans may have taken into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties
Have Special Risks" and "--Office Properties Have Special Risks" below.

                                      S-47

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office, and industrial properties are set forth on
Annex A-1 to this prospectus supplement. Certain of the tenants (including tenants not listed on Annex A-1 to this prospectus supplement) have lease expiration dates or early termination options that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property. For example, with respect to one mortgage loan
(identified as Loan No. 83 on Annex A-1 to this prospectus supplement), the related mortgage loan seller is aware that the anchor tenant has ceased operations at the project, although such tenant remains liable for required rent payments until the leased space is re-let, all excess cash flow from the property is subject to cash management controls until such space is re-let to the lender's satisfaction and any termination payments would be placed in escrow for the benefit of the loan.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants'
leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow

                                      S-48

available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding.
The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years'
rent).

TENANT-IN-COMMON BORROWERS OWN SOME OF THE MORTGAGED PROPERTIES

     With respect to 11 mortgage loans (identified as Loan Nos. 1, 18, 19, 28,
35, 64, 66, 108, 113, 116 and 152 on Annex A-1 to this prospectus supplement)
representing approximately 10.58% of the principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.62% of loan group 1), the borrower is comprised of two or more special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. To reduce the likelihood of a partition action, each tenant-in-common has waived its partition right, or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for such loans generally provide that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy, or the tenant-in-common borrower or its constituent owners will be liable for losses suffered by the lender as a result of such bankruptcy filing, pursuant to a non-recourse carveout.

     Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. The related mortgage loan documents generally provide that:

     o    a tenant-in-common borrower and its constituent owners will be liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies, and

                                      S-49

     o    the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant-in-common borrower and its owner, or the tenant-in-common borrower or its constituent owners will be liable for losses suffered by the lender pursuant to a non-recourse carveout, if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and
Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Risks Associated with the Absence of or
Inadequacy of Insurance Coverage" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the government of the United
States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United
States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

RECENT HURRICANES

     The damage caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma
and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi,
Alabama, Texas and Florida in August, September and October 2005 may adversely affect certain of the mortgaged properties. As

                                      S-50

of the cut-off date, 37 of the mortgaged properties, securing 17.91% of the initial outstanding pool balance (representing 16.38% of the initial outstanding loan group 1 balance and 33.57% of the initial outstanding loan group 2 balance)
are secured by mortgaged properties located in Texas, Louisiana, Mississippi,
Alabama, and Florida. Although it is too soon to assess the full impact of
Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the United States and
local economies, in the short term the effects of the storm are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane
Rita and Hurricane Wilma have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina, Hurricane
Rita and Hurricane Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.

     Because of the difficulty in obtaining information about the affected areas and mortgaged properties it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of
Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the mortgaged properties, the Southeast states and the United States as a whole.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     There are 93 retail properties, securing approximately 36.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(or approximately 39.56% of the aggregate principal balance of loan group 1 as of the cut-off date).

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is part of the related mortgaged property.
Seventy-eight of the mortgaged properties, securing approximately 26.87% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(or approximately 29.51% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Fifteen of the mortgaged properties, securing approximately 9.15% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 10.05% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.
Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting

                                      S-51

the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

     o    local competitive conditions;

     o    adverse changes in consumer spending;

     o    quality of management;

     o    need to make major improvements to satisfy tenants; and

     o    a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

     With respect to each of four mortgage loans (identified as Loan Nos. 5, 8,
18 and 54 on Annex A-1 to this prospectus supplement), representing approximately 8.23% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 9.04% of the aggregate principal balance of loan group 1 as of the cut-off date), a portion of the related mortgaged properties is leased to a theater. Properties with theater tenants are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

     In addition, there are three mortgaged properties (identified as Loan Nos.
8, 42 and 81 on Annex A-1 to this prospectus supplement), securing approximately
3.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.03% of the aggregate principal balance of loan group 1 as of the cut-off date), which contain both retail and office components.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     There are 32 office properties, securing approximately 30.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(or approximately 33.40% of the aggregate principal balance of loan group 1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o    the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

                                      S-52

     o    a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

     o    the desirability of the area as a business location; and

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See
"--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

     Included in the office properties referenced above are four medical office properties (identified as Loan No. 30, 86, 92, and 137 on Annex A-1 to this prospectus supplement), which secures approximately 1.51% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.66% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement
(ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

     In addition, there are three mortgaged properties (identified as Loan Nos.
8, 42 and 81 on Annex A-1 to this prospectus supplement), securing approximately
3.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.03% of the aggregate principal balance of loan group 1 as of the cut-off date), which contain both retail and office components.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     There are 25 multifamily properties, securing approximately 10.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(including seven mortgaged properties in loan group 1 securing approximately
3.07% of the aggregate principal balance of loan group 1 as of the cut-off date and 18 mortgaged properties in loan group 2 securing approximately 80.66% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building, such as its age, appearance and construction quality;

     o    local employers, including military bases and colleges, relocating, closing or going out of business;

     o    the location of the property, which may become less desirable over time;

     o    the ability of management to rent units and provide adequate maintenance and insurance;

     o    the services and amenities at the property;

                                      S-53

     o    the property's reputation;

     o    the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

     o    in the case of student housing facilities or apartment buildings with a significant number of student tenants, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use, wear and tear on the leased units, which may be greater than that experienced on units leased to non-students, the reliance on parental guarantees to support tenant creditworthiness, and the lack of long-term leases (included among the loans secured by properties that have significant student housing concentrations (identified as Loan Nos. 24, 60, 73 and 150 on
          Annex A-1 to this prospectus supplement) representing approximately
          1.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (including one mortgage loan in loan group 1, or approximately 0.41% of the aggregate principal balance of loan group 1 as of the cut-off date and three mortgage loans in loan group
          2, or approximately 16.88% of the aggregate principal balance of loan group 2 as of the cut-off date);

     o    the presence of competing properties;

     o    the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to or being heavily a local military base or workers from a particular business or industry;

     o    local competitive conditions;

     o    quality of management;

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    the length of the term of the lease.

     Certain jurisdictions regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few jurisdictions offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8
Tenant-Based Assistance Rental Certificate Program of the United States
Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

                                      S-54

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There are seven hotel properties, securing approximately 8.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(or approximately 9.02% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    conversion to alternative uses which may not be readily made;

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

     o    changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington,
          D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o    management ability of property managers;

     o    desirability of particular locations;

     o    location, quality and hotel management company affiliation which affect the economic performance of a hotel;

     o    loss of franchise or management company; and

     o    relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     When applicable, the liquor licenses for most of the mortgaged properties secured by hotels are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     A mortgage loan secured by a hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued
existence and financial strength of the franchisor or hotel management company, and, with respect to a franchise company only,

                                      S-55

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     There are 41 self storage properties, securing approximately 7.94% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(or approximately 8.72% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

     o    decreased demand;

     o    competition;

     o    lack of proximity to apartment complexes or commercial users;

     o    apartment tenants moving to single-family homes;

     o    decline in services rendered, including security;

     o    dependence on business activity ancillary to renting units;

     o    age of improvements; or

     o    other factors

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

     Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

MANUFACTURED HOUSING PROPERTIES HAVE SPECIAL RISKS

     There are 17 manufactured housing properties, securing approximately 4.25%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include ten mortgaged properties securing approximately
2.77% of the aggregate principal balance of loan group 1 as of the cut-off date, and seven mortgaged properties securing approximately 19.34% of the aggregate

                                      S-56

principal balance of loan group 2 as of the cut-off date). Loans secured by liens on manufactured housing properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing properties;

     o    apartment buildings; and

     o    single family homes.

     Other factors may also include:

     o    the physical attributes of the manufactured housing, including its age and appearance;

     o    location of the manufactured housing;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

     o    the property's reputation; and

     o    state and local regulations, including rent control and rent stabilization.

     The manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use.
Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are seven industrial properties, securing approximately 2.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(or approximately 2.48% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

                                      S-57

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     Three mortgage loans, representing approximately 1.37% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.51% of the aggregate principal balance of loan group 1 as of the cut-off date includes) are primarily secured by the related borrower's ownership interest in one or more condominium units.

     The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     With respect to one mortgage loan (identified as Loan No. 165, on Annex A-1 to this prospectus supplement), representing approximately 0.08% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(or approximately 0.09% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower has a fee simple interest in one or more condominium units and the related borrower controls the condominium board.

     With respect to the following mortgage loans, the related borrower has an interest in one or more condominium units but does not control the related condominium board:

     o    With respect to one mortgage loan (identified as Loan No. 29 on Annex
          A-1 to this prospectus supplement), the borrower has a fee interest in a condominium unit that consists of the entire office building. The borrower's unit is part of a two unit condominium regime; the other unit is an adjacent parcel of land. Each unit owner has complete control over and responsibility for their own building. There are no common expenses or assessments.

     o    With respect to one mortgage loan (identified as Loan No. 56 on Annex
          A-1 to this prospectus supplement), the borrower has a fee interest in a commercial condominium unit that is part of a condominium regime consisting of the borrower's unit and 33 residential units. The condominium is controlled by a board of managers consisting of five members elected by the residential unit owners and two members appointed by the borrower. The board determines the budget related to insurance and maintenance of the common areas. Payment obligations are determined based on the percentage ownership interest of each unit.
          The borrower's percentage ownership interest is 8.66%, which percentage may not be modified without the borrower's consent.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other

                                      S-58

unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties such as hotels and self storage facilities, or other properties
(including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     Eleven of the mortgaged properties (identified as Loan Nos. 2.01, 2.03,
2.07, 2.21, 6, 34, 43, 92, 94, 115 and 159 on Annex A-1 to this prospectus supplement), representing approximately 6.33% of the aggregate principal balance
(by allocated loan amount, if applicable) of the pool of mortgage loans as of the cut-off date (or approximately 6.64% of the aggregate principal balance of loan group 1 and 3.21% of the aggregate principal balance of loan group 2 as of the cut-off date), are secured by a lien on the related borrower's leasehold interest in the entire related mortgaged property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and

                                      S-59

opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2005-C4 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof may be the holder of such non-offered certificates.
However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2005-C4 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if a special servicer or an affiliate holds Series 2005-C4 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2005-C4 non-offered certificates.

     Additionally, each of the master servicer, the special servicer and each of the sub-servicers currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

                                      S-60

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Conflicts may also arise where the borrower or an affiliate of the borrower is a tenant at the mortgaged property. For instance, it is more likely that a landlord would waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the mortgage loans (other than the
Fireman's Fund mortgage loan and the Oglethorpe Mall mortgage loan), the special servicer may, at the direction of the directing certificateholder, take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "Servicing of the Mortgage
Loans--General" in this prospectus supplement.

THE HOLDERS OF CERTAIN SUBORDINATE AND PARI PASSU DEBT MAY DIRECT ACTIONS OF THE
SPECIAL SERVICER OR THE ACTIONS OF THE MASTER SERVICER AND SPECIAL SERVICER
UNDER CERTAIN OTHER POOLING AND SERVICING AGREEMENTS

     The 123 North Wacker Mortgage Loan

     With respect to the 123 North Wacker mortgage loan (identified as Loan No.
1 on Annex A-1 to this prospectus supplement), representing approximately 5.09%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.59% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one subordinate loan.

                                      S-61

     Pursuant to the terms of the related intercreditor agreement, the holder of the related subordinate loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under "Servicing of the Mortgage Loans--Rights of the Holder of the 123 North Wacker B Note."

     The holder of the subordinate loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of any related subordinate note for having acted solely in its own interest.

     The DDR/Macquarie Mervyn's Portfolio Mortgage Loan

     With respect to the DDR/Macquarie Mervyn's Portfolio mortgage loan
(identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 4.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.87% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures two other pari passu loans. The DDR/Macquarie
Mervyn's Portfolio mortgage loan and the related pari passu loans will be serviced under the pooling and servicing agreement.

     Any decision with respect to the DDR/Macquarie Mervyn's Portfolio mortgage loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the DDR/Macquarie Mervyn's
Portfolio mortgage loan and the related pari passu loan, or (ii) if such holders
(or their designees) cannot agree on a course of action within 30 days, the directing certificateholder.

     No certificateholder may take any action against any holder of a pari passu loan (or its designee) for having acted solely in its respective interest. The holders of each other pari passu loan (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the DDR/Macquarie Mervyn's Portfolio mortgage loan represents approximately 41.12% of the aggregate principal balance of the three pari passu loans secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The Design Center of the Americas Mortgage Loan

     With respect to the Design Center of the Americas mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.24% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one other pari passu loan. The Design Center of the Americas mortgage loan and the related pari passu loan will be serviced under the pooling and servicing agreement.

     Any decision with respect to the Design Center of the Americas mortgage loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Design Center of the Americas mortgage loan and the related pari passu loan, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the directing certificateholder.

                                      S-62

     No certificateholder may take any action against any holder of a pari passu loan (or its designee) for having acted solely in its respective interest. The holders of each other pari passu loan (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Design Center of the Americas mortgage loan represents approximately 50.00% of the aggregate principal balance of the pari passu loans secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The Fireman's Fund Mortgage Loan

     With respect to the Fireman's Fund mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.77% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.14% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one other pari passu loan, which is currently an asset of a securitization trust related to the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass Through
Certificates, Series 2005-5. The Fireman's Fund mortgage loan will be serviced under the BACM 2005-5 pooling and servicing agreement.

     Any decision with respect to the Fireman's Fund mortgage loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of (i) the holders of a majority by principal balance of the Fireman's Fund mortgage loan and the related pari passu loan, or (ii) if such holders (or their designees)
cannot agree on a course of action within 30 days, the holder of the Fireman's
Fund Note A-1 (which as of the cut-off date is the BACM 2005-5 directing certificateholder).

     No certificateholder may take any action against the holder of the related pari passu loan (or its designee) for having acted solely in its respective interest. The holder of the pari passu loan (or its designee) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Fireman's Fund mortgage loan represents approximately
47.56% of the aggregate principal balance of such mortgage loan and the related pari passu loan. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the
BACM 2005-5 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The Oglethorpe Mall Mortgage Loan

     With respect to the Oglethorpe Mall mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 3.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.41% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one other pari passu loan, which is currently an asset of a securitization trust related to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through
Certificates, Series 2005-C3. The Oglethorpe Mall mortgage loan will be serviced under the GECMC 2005-C3 pooling and servicing agreement.

     Any decision with respect to the Oglethorpe Mall mortgage loan that requires the approval of the GECMC 2005-C3 directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the GECMC 2005-C3 pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Oglethorpe Mall mortgage loan

                                      S-63

and the related pari passu loan, or (ii) if such holders (or their designees)
cannot agree on a course of action within 45 days, the GECMC 2005-C3 directing certificateholder.

     No certificateholder may take any action against the holder of the related pari passu loan (or its designee) for having acted solely in its respective interest. The holder of the pari passu loan (or its designee) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Oglethorpe Mall mortgage loan represents approximately
50.00% of the aggregate principal balance of such mortgage loan and the related pari passu loans. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the
GECMC 2005-C3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The Becker Portfolio Mortgage Loan

     With respect to the Becker Portfolio mortgage loan (identified as Loan No.
9 on Annex A-1 to this prospectus supplement), representing approximately 2.38%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.61% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one subordinate loan.

     Pursuant to the terms of the related intercreditor agreement, the holder of the related subordinate loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under "Servicing of the Mortgage Loans--Rights of the Holder of the Becker Portfolio B Note."

     The holder of the subordinate loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of any related subordinate note for having acted solely in its own interest.

     The Knox Park II Mortgage Loan, the Edenvale Business Center Mortgage Loan
and the Crowne Pointe Mortgage Loan

     With respect to the Knox Park II mortgage loan, the Edenvale Business
Center mortgage loan and the Crowne Pointe mortgage loan (identified as Loan
Nos. 45, 113 and 139 on Annex A-1 to this prospectus supplement), representing approximately 0.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.86% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 1.92% of the aggregate principal balance of loan group 2 as of the cut-off date), the related mortgaged property also secures a subordinate loan.

     Pursuant to the terms of the related intercreditor agreement, the holder of the related subordinate loan has certain consent rights with respect to modifications of the related mortgage loan as described under "Servicing of the
Mortgage Loans--Rights of the Holders of the Mezz Cap B Notes."

     The holders of the subordinate loans (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of any related subordinate note for having acted solely in its own interest.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement

                                      S-64

or continuation of a foreclosure action. With respect to any mortgage loan made to multiple borrowers, this risk is increased because each borrower bankruptcy will reinstate the court stay. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4)
otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D.
Ill. March 10, 2000), the United States Bankruptcy Court for the Northern
District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. We make no representations as to the actual rate of payments of principal on the mortgage loans.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans.

                                      S-65

The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class
A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB and
Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2 as described under "Description of the Certificates--General" in this prospectus supplement.

     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions"
in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o    the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage

                                      S-66

loan seller repurchases any mortgage loan from the trust due to a breach of one or more of the representations or warranties or as a result of a document defect in the related mortgage file, or if a mezzanine lender or holder of a subordinate loan exercises an option to purchase the related mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment penalty would be payable. Such repurchase or early prepayment may adversely affect the yield to maturity on your certificates. See "--Ability to Incur Other
Debt Entails Risk" in this prospectus supplement.

     With respect to the 123 North Wacker mortgage loan, the Becker Portfolio mortgage loan, the Knox Park II mortgage loan, the Edenvale Business Center mortgage loan and the Crowne Pointe mortgage loan, the related mortgaged property also secures a subordinate mortgage loan. With respect to such mortgage loans, the holder of the related subordinate debt will have the right, subject to the satisfaction of certain conditions (including a loan default) described under "Servicing of the Mortgage Loans--Rights of the Holder of the 123 North
Wacker B Note," "Servicing of the Mortgage Loans--Rights of the Holder of the
Becker Portfolio Mortgage Loan" and "Servicing of the Mortgage Loans--Rights of
the Holders of the Mezz Cap B Notes" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of a yield maintenance charge. This circumstance would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

     In addition, with respect to any mortgage loan as to which mezzanine debt currently exists or will exist in the future, the holder of such related mezzanine debt may have the right to purchase the related mortgage loan from the trust upon the occurrence and continuance of an event of default as set forth in the related intercreditor agreement. Either of these circumstances would have the same effect on the offered certificates as a prepayment in full of such mortgage loan. See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law.
Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

                                      S-67

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This situation occurs because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any jurisdiction may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in
the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall
Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This situation occurs because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

                                      S-68

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4
or Class A-1A certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and the Class X-W certificates. See "Description of the
Certificates--Distributions--Priority" and "--Subordination; Allocation of
Collateral Support Deficit and Certificate Deferred Interest" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments at or about the time of origination of the mortgage loans, including
Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed.
Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o    which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which
          recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program.

     Other identified conditions include, for example, leaks from storage tanks, on-site spills and soil and groundwater contamination from dry cleaning operations. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged

                                      S-69

properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     See "Servicing of the Mortgage Loans--Realization upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the
prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%).
In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn
"net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of
New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the Fireman's Fund mortgage loan under the
BACM 2005-5 pooling and servicing agreement and the Oglethorpe Mall mortgage loan under GECMC 2005-C3 pooling and servicing agreement.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS ASSOCIATED WITH THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property and (ii) the outstanding principal balance of the mortgage loan. Therefore, insurance proceeds may not be sufficient to pay off the mortgage loan. In addition, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 21.55%,
9.65% and 7.61% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately
23.03%, 10.60% and 5.25%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 6.47%, 0.0% and 31.66%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Florida and Texas, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

                                      S-70

     With respect to certain of the mortgage loans, insurance coverage may be provided under blanket insurance policies that also cover other properties (that do not secure assets of the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, on November 26, 2002, Congress enacted the Terrorism Risk Insurance Act of 2002 ("TRIA"), which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks.

     Pursuant to the provisions of TRIA,

     o    qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses,

     o    the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000,

     o    the federal government's aggregate insured losses are limited to $100 billion per program year,

     o    reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined under TRIA),

     o    to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and

     o    the federal program by its terms terminates on (unless extended by
          Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) Report on Terrorism Insurance, the
U.S. Treasury Department concluded that the short term effect of non renewal or non-extension of TRIA would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending TRIA if changes were made to the law to increase the magnitude of the events that would trigger coverage under TRIA, increase deductibles and co-payments, and eliminate some lines of insurance altogether.
The London terrorist attacks have reinvigorated the debate over extension of
TRIA, with many insurers and reinsurers asserting a need to extend TRIA's back stop provisions. In addition, proposals for replacing TRIA, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 31, 2005, and the nature and extent of any actions it may take with respect to TRIA, remain to be seen; there can be no assurance that TRIA will be extended. Further, if such program is renewed, it is more likely than not that such program will not continue under the current format. In this regard, on
November 18, 2005 the Senate voted to renew the Terrorism Risk Insurance Act.
The bill extends the Terrorism Risk Insurance Act for an additional two years and proposes certain significant changes from the current version. One such change includes increasing the amount of an event that triggers coverage under
TRIA from the current $5 million to $50 million (i.e., the Terrorism Risk

                                      S-71

Insurance Program would not cover the first $50 million of loss) through
December 2006, with a further increase in the amount of an event that triggers coverage under TRIA by an additional $50 million (i.e., the Terrorism Risk
Insurance Program would not cover the first $100 million of loss) through
December 2007. As a result, either the related borrower would be required (to the extent required by the mortgage loan documents and to the extent such coverage is obtainable) to obtain separate coverage for events that do not meet the threshold, or such an event would not be covered. Moreover, on November 16,
2005, the House Committee on Financial Services passed its own version of a bill extending TRIA. To date, the full House has not voted on its own bill extending this program. Further, all discrepancies between the House bill and the Senate bill extending TRIA must be resolved, prior to such a bill being presented to the President for his signature.

     TRIA only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, TRIA still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in TRIA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     It is likely, if the Terrorism Risk Insurance Act of 2002 is not extended or renewed, that premiums for terrorism insurance coverage will likely increase and may not be available at commercially reasonable rates and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIA.

     In addition, TRIA does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to nine mortgage loans
(identified as Loan Nos. 4, 61, 62, 80, 91, 115, 122, 123 and 151 on Annex A-1
to this prospectus supplement), representing approximately 6.10% of the principal balance of the pool as of the cut-off date (or approximately 6.47% of the aggregate principal balance of loan group 1 and approximately 2.32% of the aggregate principal balance of loan group 2 as of the cut-off date) the related loan documents either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future.
For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a "commercially reasonable" amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower's obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either:

                                      S-72

     o    such insurance is not available at any rate, or

     o    such insurance is not available at commercially reasonable rates
          (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

     Additionally, if the related borrower fails to maintain such insurance
(whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

     Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing of the Mortgage
Loans--Maintenance of Insurance" in this prospectus supplement.

     In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

     As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming"
under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the related borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

                                      S-73

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     In addition, with respect to three mortgage loans (identified as Loan Nos.
1, 19 and 35 on Annex A-1 to this prospectus supplement), representing approximately 6.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.61% of the aggregate principal balance of loan group 1 as of the cut-off date), Triple Net Properties, LLC

                                      S-74

("Triple Net") is the sponsor of those mortgage loans and an affiliate of G
REIT, Inc. Triple Net Properties Realty, Inc., an affiliate of Triple Net, is the property manager at the mortgaged real properties securing these mortgage loans. Triple Net has advised the related mortgage loan seller that the
Securities and Exchange Commission has opened an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc. indicated that the
SEC has requested information relating to disclosure in securities offerings
(including offerings by G REIT, Inc. and by two other entities, T REIT, Inc. and
A REIT, Inc.) and exemptions from the registration requirements of the
Securities Act of 1933, for private offerings in which Triple Net and its affiliated entities were involved. In addition, the SEC has requested financial and other information regarding these REITs as well as other companies advised by Triple Net.

     In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs
(including the G REIT program and the T REIT Program) sponsored by Triple Net contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis, and (iii) with respect to certain programs
(including the G REIT program and the T REIT Program) sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by
Triple Net, the nature and results of these investments were not fully and accurately disclosed in the performance tables resulting in an overstatement of
Triple Net's program and aggregate portfolio operating results. Any losses suffered by the mortgage lender resulting from the investigation are part of the obligations of the borrower pursuant to a carveout from the nonrecourse provisions of the loan documents and part of the obligations of the sponsor pursuant to a the non-recourse carveout guaranty of the sponsor. There is no assurance that G REIT, Inc. or Triple Net will be able to adequately address these disclosure issues or that these investigations will not have an adverse effect on the performance of G REIT, Inc. or Triple Net. The related mortgage loan seller is not aware of any litigation currently pending with respect to the
SEC investigation. There can be no assurance that if litigation were to commence, it would not have a material adverse effect on the one mortgage loan identified in the preceding paragraph and, therefore, on your offered certificates.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS"), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

                                      S-75

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-76

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by anticipated aggregate principal balance of the pool of mortgage loans as of
December 1, 2005 (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in December 2005. The trust will consist primarily of 166 mortgage loans secured by 224 commercial, multifamily and manufactured housing mortgaged properties with an aggregate principal balance of approximately $2,398,035,315 (the "Initial Pool Balance") as of the Cut-off
Date, subject to a permitted variance of plus or minus 5%. The "Cut-off Date
Balance" of any mortgage loan, pari passu loan or subordinate loan will be the unpaid principal balance of that mortgage loan, pari passu loan or subordinate loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numeric information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan
Group 1 will consist of 144 mortgage loans with an aggregate principal balance of $2,183,651,085, representing approximately 91.06% of the Initial Pool Balance
(the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 22 mortgage loans with an aggregate principal balance of $214,384,229 (or approximately
72.08% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 40.67% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 8.94% of the Initial Pool Balance (the "Initial Loan
Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan
Group designation with respect to each mortgage loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument (a
"Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing properties;

          (2) with respect to 11 of the mortgaged properties (identified as Loan
     Nos. 2.01, 2.03, 2.07, 2.21, 6, 34, 43, 92, 94, 115 and 159 on Annex A-1 to
     this prospectus supplement), representing approximately 6.33% of the
     Initial Pool Balance (or approximately 6.64% of the aggregate principal balance of the Initial Loan Group 1 Balance and approximately 3.21% of the
     Initial Loan Group 2 Balance), on the related borrower's leasehold interest in the entire related mortgaged property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease
     (each of clauses (1) and (2) a "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least fifteen years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates.
See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about December 14, 2005 (the "Closing Date"), GE Commercial Mortgage
Corporation (the "Depositor") will acquire the mortgage loans from General
Electric Capital Corporation ("GECC"), Bank of America, N.A. ("Bank of America")
and German American Capital Corporation ("GACC" and, collectively with GECC and
Bank of America, the "Mortgage Loan Sellers"), pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "Purchase
Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The

                                      S-77

Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The
Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a
Mortgage Asset Seller.

     The mortgage loans were originated during 2005.

     With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing
Agreement (as defined in this prospectus supplement), the Trustee will review each Mortgage File after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

ADDITIONAL DEBT

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan.

     o    Nine mortgage loans (identified as Loan Nos. 1, 2, 3, 4, 7, 9, 45, 113 and 139 on Annex A-1 to this prospectus supplement), representing, in the aggregate, approximately 23.59% of the Initial Pool Balance (which includes eight mortgage loans in Loan Group 1, or approximately 25.72%
          of the Initial Loan Group 1 Balance and one mortgage loan in Loan
          Group 2, or approximately 1.92% of the Initial Loan Group 2 Balance), the related mortgaged property or properties also secure one or more pari passu loans and/or subordinate loans. See "Description of the
          Mortgage Pool--The 123 North Wacker Whole Loan," "--The DDR/Macquarie
          Mervyn's Portfolio Whole Loan," "--The Design Center of the Americas
          Whole Loan," "--The Fireman's Fund Whole Loan," "--The Oglethorpe Mall
          Whole Loan," "--The Becker Portfolio Whole Loan," and "--The Knox Park
          II Whole Loan, the Edenvale Business Center Whole Loan and the Crowne
          Pointe Whole Loan" in this prospectus supplement.

     o    With respect to three mortgage loans (identified as Loan Nos. 46, 69 and 85 on Annex A-1 to this prospectus supplement), representing approximately 1.24% of the Initial Pool Balance (or approximately
          0.33% of the Initial Loan Group 1 Balance and approximately 10.42% of the Initial Loan Group 2 Balance) the related borrower is permitted to incur additional debt secured by the related mortgaged property subject to certain requirements, including, among other things, a combined loan-to-value ratio of not more than 80.00% and a combined debt service coverage ratio of not less than 1.25x (or, in the case of
          Loan No. 46, 1.40x assuming no amortization of such mortgage loan).
          Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     All of the mortgage loans either prohibit future unsecured subordinated debt in the ordinary course of business, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or potential unsecured indebtedness with respect to the mortgage loans.

                                      S-78

     o    With respect to one mortgage loan (identified as Loan No. 27 on Annex
          A-1 to this prospectus supplement), representing approximately 0.83%
          of the Initial Pool Balance (or approximately 0.91% of the Initial
          Loan Group 1 Balance) the borrower's organizational documents permit the partners of the borrower to loan money to the borrower in lieu of a capital contribution. Pursuant to the terms of the partnership agreement, these loans will be unsecured, fully subordinate to the mortgage loan, and payable only from excess cash available for distribution after all amounts due under the mortgage loan have been paid.

     o    With respect to three mortgage loans (identified as Loan Nos. 25, 31 and 48 on Annex A-1 to this prospectus supplement representing, in the aggregate, approximately 2.11% of the Initial Pool Balance (or approximately 2.32% of the Initial Loan Group 1 Balance), the borrower is permitted to incur unsecured debt from members of the borrower.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. With respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without lender consent. In addition, a change of control without lender consent might also occur where a non-controlling equity holder has a preferred equity interest in the related borrower and the related organizational documents permit such preferred equity interest holder to cause a change in control upon the failure of the related borrower to satisfy distribution obligations. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing or potential mezzanine debt:

                 EXISTING MEZZANINE DEBT AS OF THE CUT-OFF DATE

                       MORTGAGE LOAN
   LOAN NO.        CUT-OFF DATE BALANCE   % OF INITIAL POOL BALANCE   MEZZANINE DEBT BALANCE
----------------   --------------------   -------------------------   ----------------------

1...............       $122,000,000                  5.09%                  $14,000,000
6...............       $ 81,000,000                  3.38%                  $15,000,000
12..............       $ 42,000,000                  1.75%                           (1)

----------
(1)  The mezzanine loan is a revolving line of credit up to $150,000,000 secured by an indirect ownership interest in the related borrower as well as ownership interests in other property owners.

                                      S-79

                      FUTURE MEZZANINE DEBT PERMITTED UNDER
                       THE RELATED MORTGAGE LOAN DOCUMENTS

               MORTGAGE LOAN      % OF INITIAL POOL        COMBINED         COMBINED
LOAN NO.   CUT-OFF DATE BALANCE        BALANCE        MAXIMUM LTV RATIO   MINIMUM DSCR
--------   --------------------   -----------------   -----------------   -----------

1.......       $122,000,000             5.09%               85.00%           1.11x
5.......       $ 89,796,510             3.74%               75.00%           1.25x
6(1)....       $ 81,000,000             3.38%               67.00%           1.15x
7.......       $ 74,567,384             3.11%               80.00%           1.20x
20......       $ 28,000,000             1.17%               74.67%           1.20x
22......       $ 25,500,000             1.06%               80.00%             NAP
44......       $ 13,971,615             0.58%               85.00%           1.20x
50......       $ 12,950,000             0.54%               75.00%           1.15x
54......       $ 12,500,000             0.52%               75.00%           1.30x
59......       $ 11,695,000             0.49%               75.00%           1.35x
67......       $  9,883,381             0.41%               80.00%           1.15x
80......       $  7,760,000             0.32%               80.00%           1.25x
84......       $  7,350,000             0.31%               80.00%           1.20x
93......       $  6,900,000             0.29%               75.00%           1.35x
110.....       $  5,352,000             0.22%               80.00%           1.11x
125.....       $  4,750,000             0.20%               80.00%           1.20x
127.....       $  4,600,000             0.19%               80.00%             NAP
130.....       $  4,483,585             0.19%               80.00%           1.11x
133.....       $  4,409,299             0.18%               80.00%           1.11x
135.....       $  4,394,535             0.18%               70.00%           1.60x
150.....       $  3,450,000             0.14%               80.00%           1.20x
158.....       $  2,736,000             0.11%               80.00%           1.11x

----------
(1)  Unless the related existing mezzanine loan has been repaid, then the combined maximum loan-to-value ratio is 75.00% and the combined minimum debt service coverage ratio is 1.10x.

     As of the date hereof, the applicable mortgage loan sellers have informed us of the following existing or potential preferred equity where a non-controlling equity holder may be permitted, under the related organizational documents, to cause change in control of the related borrower upon the failure of the related borrower to satisfy distribution obligations:

     o    With respect to the mortgage loan identified as Loan No. 3 on Annex
          A-1 to this prospectus supplement, an institutional investor, not affiliated with the borrower has a preferred equity interest in the related borrower with an original principal balance of $50,000,000.
          The organizational documents provide for the satisfaction of this obligation on August 1, 2010. Upon the final distribution to this institutional investor, the borrower is permitted to obtain replacement preferred equity from certain qualified institutions (as described in the related loan documents).

     o    With respect to the mortgage loan identified as Loan No. 36 on Annex
          A-1 to this prospectus supplement, the related borrower is permitted to add a preferred equity investor.

     Certain risks relating to additional debt are described in "Risk
Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in the prospectus.

THE 123 NORTH WACKER WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "123 North Wacker Mortgage Loan"), representing
5.09% of the Initial Pool Balance (or approximately 5.59% of the Initial Loan
Group 1 Balance), the related Mortgaged

                                      S-80

Property also secures a subordinate loan (the "123 North Wacker B Note" and, together with the 123 North Wacker Mortgage Loan, the "123 North Wacker Whole
Loan"). The 123 North Wacker B Note is subordinate in right of payment to the
123 North Wacker Mortgage Loan and has a Cut-off Date Balance of $14,000,000.
Only the 123 North Wacker Mortgage Loan is included in the trust. The 123 North
Wacker B Note is not an asset of the trust.

     The holders of the 123 North Wacker Mortgage Loan and the 123 North Wacker
B Note have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 123 North Wacker Whole Loan.
Pursuant to the terms of that intercreditor agreement,

     o    the right of the holder of the 123 North Wacker Mortgage Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the 123 North Wacker B Note,

     o    prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the 123
          North Wacker Whole Loan (or, if such default has occurred, but the holder of the 123 North Wacker B Note has cured such a default), after payment of amounts payable or reimbursable to the Master Servicer, the
          Special Servicer and the Trustee under the Pooling and Servicing
          Agreement, the holder of the 123 North Wacker B Note will generally be entitled to receive its pro rata share of payments of interest and principal after the holder of the 123 North Wacker Mortgage Loan receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses and

     o    following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the 123 North Wacker Whole Loan (unless the holder of the
          123 North Wacker B Note has cured such a default), after payment of all amounts then payable or reimbursable to the Master Servicer, the
          Special Servicer and the Trustee under the Pooling and Servicing
          Agreement, the holder of the 123 North Wacker B Note will not be entitled to receive payments of principal or interest until the holder of the 123 North Wacker Mortgage Loan receives all its accrued interest and outstanding principal in full.

     For information regarding the servicing of the 123 North Wacker Whole Loan, see "Servicing of the Mortgage Loans--Rights of the Holder of the 123 North
Wacker B Note" in this prospectus supplement.

THE DDR/MACQUARIE MERVYN'S PORTFOLIO WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the "DDR/Macquarie Mervyn's Portfolio Mortgage
Loan"), representing approximately 4.43% of the Initial Pool Balance (or approximately 4.87% of the Initial Loan Group 1 Balance), the related Mortgaged
Property also secures two other pari passu loans with Cut-off Date balances of
$106,275,000 and $45,922,500 (the "DDR/Macquarie Mervyn's Portfolio A-2 Note"
and the "DDR/Macquarie Mervyn's Portfolio A-3 Note", respectively, and collectively, the "DDR/Macquarie Mervyn's Portfolio Pari Passu Loans" and,
together with the DDR/Macquarie Mervyn's Portfolio Mortgage Loan, the
"DDR/Macquarie Mervyn's Portfolio Whole Loan"). Except with respect to voluntary principal prepayments under the DDR/Macquarie Mervyn's Portfolio A-3 Note, the
DDR/Macquarie Mervyn's Portfolio Pari Passu Loans are pari passu in right of payment with the DDR/Macquarie Mervyn's Portfolio Mortgage Loan. The
DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the DDR/Macquarie Mervyn's
Portfolio A-2 Note bear interest at the same interest rate, and have the same maturity date. The DDR/Macquarie Mervyn's Portfolio A-3 Note bears interest at a floating rate equal to LIBOR + 0.72% per annum, and has an initial maturity date earlier than the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the
DDR/Macquarie Mervyn's Portfolio A-2 Note, but is extendable to the maturity date of the other two DDR/Macquarie Mervyn's Portfolio Pari Passu Loans. Only
the DDR/Macquarie Mervyn's Portfolio Mortgage Loan is included in the trust. The
DDR/Macquarie Mervyn's Portfolio Pari Passu Loans are not assets of the trust.

                                      S-81

     As of the Cut-off Date, the DDR/Macquarie Mervyn's Portfolio A-2 Note is
beneficially owned by GACC or an affiliate, and may be sold at any time (subject to compliance with the related intercreditor agreement). As of the Cut-off Date, the DDR/Macquarie Mervyn's Portfolio A-3 Note is beneficially owned by the securitization trust created pursuant to the pooling and servicing agreement relating to the COMM 2005-FL11 Commercial Mortgage Pass-Through Certificates.
The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of the DDR/Macquarie Mervyn's Portfolio A-2 Note to divide such retained mortgage loan or mortgage loans into one or more
"component" pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated, provided that the aggregate principal balance of the outstanding DDR/Macquarie Mervyn's Portfolio Pari Passu Loan held by GACC and the new pari passu loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The holders of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the
DDR/Macquarie Mervyn's Portfolio Pari Passu Loans have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the DDR/Macquarie Mervyn's Portfolio Whole Loan. Pursuant to the
terms of that intercreditor agreement:

     o    the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the
          DDR/Macquarie Mervyn's Portfolio Pari Passu Loans are of equal priority with each other and (other than as indicated in the bullet below) no portion of any of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          DDR/Macquarie Mervyn's Portfolio Mortgage Loan and/or the
          DDR/Macquarie Mervyn's Portfolio Pari Passu Loans will be applied to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the
          DDR/Macquarie Mervyn's Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances provided that any voluntary prepayment made to the DDR/Macquarie
          Mervyn's Portfolio A-3 Note, will be applied to the prepayment of such note, (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee and any
          other service providers with respect to the DDR/Macquarie Mervyn's
          Portfolio Whole Loan, in accordance with the terms of the Pooling and
          Servicing Agreement or any other related pooling and servicing agreement).

     For information regarding the servicing of the DDR/Macquarie Mervyn's
Portfolio Mortgage Loan, see "Servicing of the Mortgage Loans--Rights of the
Holders of the DDR/Macquarie Mervyn's Portfolio Pari Passu Loans" in this prospectus supplement.

THE DESIGN CENTER OF THE AMERICAS WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) (the "Design Center of the Americas Mortgage Loan"),
representing approximately 3.86% of the Initial Pool Balance (or approximately
4.24% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures one other pari passu loan (the "Design Center of the Americas Pari Passu
Loan" and, together with the Design Center of the Americas Mortgage Loan, the
"Design Center of the Americas Whole Loan"). The Design Center of the Americas
Pari Passu Loan and the DDR/Macquarie Mervyn's Portfolio Pari Passu Loans are
collectively referred to in this prospectus supplement as the "Serviced Pari
Passu Loans". The Design Center of the Americas Pari Passu Loan is pari passu in right of payment with the Design Center of the Americas Mortgage Loan and has a
Cut-off Date Balance of $92,500,000. The Design Center of the Americas Mortgage
Loan and the Design Center of the Americas Pari Passu Loan have the same interest rate and maturity date. Only the Design Center of the Americas Mortgage
Loan is included in the trust. The Design Center of the Americas Pari Passu Loan is not an asset of the trust.

     As of the Cut-off Date, the Design Center of the Americas Pari Passu Loan
is beneficially owned by GACC or an affiliate, and may be sold at any time
(subject to compliance with the related intercreditor agreement). The related intercreditor agreement also permits GACC or an affiliate

                                      S-82

thereof, so long as it is the holder of the Design Center of the Americas Pari
Passu Loan, to reallocate the principal of such loan among each other (to the extent so retained) or to such new pari passu loans or to divide such retained mortgage loan or mortgage loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated, provided that the aggregate principal balance of the outstanding
Design Center of the Americas Pari Passu Loan held by GACC and the new pari passu loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The holders of the Design Center of the Americas Mortgage Loan and the
Design Center of the Americas Pari Passu Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the
Design Center of the Americas Whole Loan. Pursuant to the terms of that intercreditor agreement:

     o    the Design Center of the Americas Mortgage Loan and the Design Center
          of the Americas Pari Passu Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Design Center of the Americas Mortgage Loan and/or the Design Center
          of the Americas Pari Passu Loan will be applied to the Design Center of the Americas Mortgage Loan and the Design Center of the Americas
          Pari Passu Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee and any other service providers with respect to the
          Design Center of the Americas Whole Loan, in accordance with the terms of the Pooling and Servicing Agreement or any other related pooling and servicing agreement).

     For information regarding the servicing of the Design Center of the
Americas Mortgage Loan, see "Servicing of the Mortgage Loans--Rights of the
Holder of the Design Center of the Americas Pari Passu Loan" in this prospectus supplement.

THE FIREMAN'S FUND WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) (the "Fireman's Fund Mortgage Loan"), representing approximately 3.77% of the Initial Pool Balance (or approximately 4.14% of the
Initial Loan Group 1 Balance), the related Mortgaged Property also secures a pari passu loan (the "Fireman's Fund Pari Passu Loan" and, together with the
Fireman's Fund Mortgage Loan, the "Fireman's Fund Whole Loan"). The Fireman's
Fund Pari Passu Loan has a Cut-off Date Balance of $99,652,867. The Fireman's
Fund Mortgage Loan and the Fireman's Fund Pari Passu Loan have the same interest rate, maturity date and amortization term. The Fireman's Fund Mortgage Loan is included in the trust. The Fireman's Fund Pari Passu Loan is not an asset of the trust.

     The Fireman's Fund Pari Passu Loan is beneficially owned by the securitization trust created pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc. Commercial Mortgage
Pass-Through Certificates, Series 2005-5 (the "BACM 2005-5 Pooling and Servicing
Agreement").

     The holders of the Fireman's Fund Mortgage Loan and the Fireman's Fund Pari
Passu Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Fireman's Fund Whole Loan.
Pursuant to the terms of that intercreditor agreement:

     o    the Fireman's Fund Mortgage Loan and the Fireman's Fund Pari Passu
          Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Fireman's Fund Mortgage Loan and/or the Fireman's Fund Pari Passu Loan
          will be applied to the Fireman's Fund Mortgage Loan and the Fireman's
          Fund Pari Passu Loan on a pari passu basis

                                      S-83

          according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master
          Servicer, the Special Servicer and the Trustee and any other service providers with respect to the Fireman's Fund Whole Loan, in accordance with the terms of the related intercreditor agreement, the Pooling and
          Servicing Agreement and the BACM 2005-5 Pooling and Servicing
          Agreement).

     For information regarding the servicing of the Fireman's Fund Mortgage
Loan, see "Servicing of the Mortgage Loans--Servicing of the Fireman's Fund
Mortgage Loan--Rights of the Holders of the Fireman's Fund Whole Loan" in this prospectus supplement.

THE OGLETHORPE MALL WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement) (the "Oglethorpe Mall Mortgage Loan" and, together with the Fireman's Fund Mortgage Loan, the "Non-Serviced Mortgage Loans"),
representing approximately 3.11% of the Initial Pool Balance (or approximately
3.41% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures one other pari passu loan (the "Oglethorpe Mall Pari Passu Loan" and, together with the Oglethorpe Mall Mortgage Loan, the "Oglethorpe Mall Whole
Loan"). The Oglethorpe Mall Pari Passu Loan, the Fireman's Fund Pari Passu Loan
and the Serviced Pari Passu Loans are collectively referred to herein as the
"Pari Passu Loans." The Oglethorpe Mall Pari Passu Loan is pari passu in right of payment with the Oglethorpe Mall Mortgage Loan and has a Cut-off Date Balance
of $74,567,384. The Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall Pari
Passu Loan have the same interest rate and maturity date. Only the Oglethorpe
Mall Mortgage Loan is included in the trust. The Oglethorpe Mall Pari Passu Loan is not an asset of the trust.

     The Oglethorpe Mall Pari Passu Loan is beneficially owned by the securitization trust created pursuant to the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation Commercial Mortgage
Pass-Through Certificates, Series 2005-C3 (the "GECMC 2005-C3 Pooling and
Servicing Agreement" and, together with the BACM 2005-5 Pooling and Servicing
Agreement, the "Non-Serviced Mortgage Loan Pooling and Servicing Agreements").

     The holders of the Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall
Pari Passu Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Oglethorpe Mall Whole Loan.
Pursuant to the terms of that intercreditor agreement:

     o    the Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall Pari Passu
          Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Oglethorpe Mall Mortgage Loan and/or the Oglethorpe Mall Pari Passu
          Loan will be applied to the Oglethorpe Mall Mortgage Loan and the
          Oglethorpe Mall Pari Passu Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and the fiscal agent under the GECMC
          2005-C3 Pooling and Servicing Agreement and any other service providers with respect to the Oglethorpe Mall Whole Loan, in accordance with the terms of the GECMC 2005-C3 Pooling and Servicing
          Agreement or the Pooling and Servicing Agreement).

     For information regarding the servicing of the Oglethorpe Mall Mortgage
Loan, see "Servicing of the Mortgage Loans--Servicing of the Oglethorpe Mall
Mortgage Loan" in this prospectus supplement.

THE BECKER PORTFOLIO WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) (the "Becker Portfolio Mortgage Loan"), representing
2.38% of the Initial Pool Balance (or approximately 2.61% of the Initial Loan
Group 1 Balance), the related Mortgaged Property also secures a subordinate loan
(the "Becker Portfolio B Note" and, together with the Becker Portfolio

                                      S-84

Mortgage Loan, the "Becker Portfolio Whole Loan"). The Becker Portfolio B Note
is subordinate in right of payment to the Becker Portfolio Mortgage Loan and has a Cut-off Date Balance of $9,100,000. Only the Becker Portfolio Mortgage Loan is
included in the trust. The Becker Portfolio B Note is not an asset of the trust.

     The holders of the Becker Portfolio Mortgage Loan and the Becker Portfolio
B Note have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Becker Portfolio Whole Loan.
Pursuant to the terms of that intercreditor agreement,

     o    the right of the holder of the Becker Portfolio Mortgage Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Becker Portfolio B Note,

     o    prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Becker
          Portfolio Whole Loan (or, if such default has occurred, but the holder of the Becker Portfolio B Note has cured such a default), after payment of amounts payable or reimbursable to the Master Servicer, the
          Special Servicer and the Trustee under the Pooling and Servicing
          Agreement, the holder of the Becker Portfolio B Note will generally be entitled to receive its pro rata share of payments of interest and principal after the holder of the Becker Portfolio Mortgage Loan receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses and

     o    following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Becker Portfolio Whole Loan (unless the holder of the
          Becker Portfolio B Note has cured such a default), after payment of all amounts then payable or reimbursable to the Master Servicer, the
          Special Servicer and the Trustee under the Pooling and Servicing
          Agreement, the holder of the Becker Portfolio B Note will not be entitled to receive payments of principal or interest until the holder of the Becker Portfolio Mortgage Loan receives all its accrued interest and outstanding principal in full.

     For information regarding the servicing of the Becker Portfolio Whole Loan, see "Servicing of the Mortgage Loans--Rights of the Holder of the Becker
Portfolio B Note" in this prospectus supplement.

THE KNOX PARK II WHOLE LOAN, THE EDENVALE BUSINESS CENTER WHOLE LOAN AND THE
CROWNE POINTE WHOLE LOAN

     With respect to each of the mortgage loans set forth on the table below
(each such mortgage loan, a "Mezz Cap Mortgage Loan"), the related mortgaged property also secures a subordinate loan (each such subordinate loan, a "Mezz
Cap B Note" and, together with the related Mezz Cap Mortgage Loan, a "Mezz Cap
Whole Loan").

                                           MORTGAGE                      ORIGINAL
                                         LOAN CUT-OFF   % OF INITIAL   SUBORDINATE     MORTGAGE       MORTGAGE
                                             DATE           POOL           DEBT      LOAN CUT-OFF   LOAN CUT-OFF
PROPERTY NAME                 LOAN NO.      BALANCE        BALANCE       BALANCE       DATE LTV       DATE DSCR
-------------                 --------   ------------   ------------   -----------   ------------   ------------

Knox Park II...............       45      $13,584,196       0.57%        $850,000       75.47%          1.21x
Edenvale Business Center...      113      $ 5,215,000       0.22%        $180,000       76.69%          1.22x
Crowne Pointe..............      139      $ 4,111,187       0.17%        $253,000       79.83%          1.34x

     Each Mezz Cap B Note is subordinate in right of payment to the related Mezz
Cap Mortgage Loan. Only the Mezz Cap Mortgage Loans are included in the trust.
The Mezz Cap B Notes are not assets of the trust.

     The holders of each Mezz Cap Mortgage Loan and the related Mezz Cap B Note entered into a separate intercreditor agreement, each of which sets forth the respective rights of each of the holders of the related Mezz Cap Whole Loan.
Pursuant to the terms of the related intercreditor agreement,

     o    the rights of the holder of the Mezz Cap B Note to receive payments are subordinate to the rights of the holder of the related Mezz Cap
          Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto,

                                      S-85

     o    prior to the occurrence of (i) the acceleration of a Mezz Cap Mortgage
          Loan or the related Mezz Cap B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Mezz Cap B Note, and

     o    following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Mortgage Loan or its related Mezz Cap B
          Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the holder of such Mezz
          Cap B Note will not be entitled to receive any payment of principal or interest until the holder of the related Mezz Cap Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

     For information regarding the servicing of the Mezz Cap Mortgage Loans, see
"Servicing of the Mortgage Loans--Rights of the Holders of the Mezz Cap B Notes"
in this prospectus supplement.

     The Mezz Cap Whole Loans, the 123 North Wacker Whole Loan and the Becker
Portfolio Whole Loan are each referred to in this prospectus supplement as a
"Serviced Whole Loan". The Mezz Cap B Notes, together with the 123 North Wacker
B Note and the Becker Portfolio B Note, are each referred to in this prospectus supplement as "Serviced B Note" or "B Note". The Mezz Cap Mortgage Loans, the
123 North Wacker Mortgage Loan, the DDR/Macquarie Mervyn's Portfolio Whole Loan,
the Design Center of the Americas Whole Loan and the Becker Portfolio Mortgage
Loan are each referred to in this prospectus supplement as "Serviced Mortgage
Loan".

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of mortgage loans with affiliated borrowers consists of three mortgage loans (identified as Loan Nos. 1, 19 and 35 on Annex
A-1 to this prospectus supplement), representing approximately 6.93% of the
Initial Pool Balance (both of which mortgage loans are in Loan Group 1, or approximately 7.61% of the Initial Loan Group 1 Balance). The primary sponsors under such mortgage loans are Triple Net Properties, LLC. For other affiliated borrower groups, see Annex A-1 to this prospectus supplement.

TEN LARGEST MORTGAGE LOANS

     No mortgage loan has an outstanding principal balance as of the Cut-off
Date which exceeds 5.09% of the Initial Pool Balance. Such mortgage loan also represents approximately 5.59% of the Initial Loan Group 1 Balance. In addition, no mortgage loan in Loan Group 2 has an outstanding principal balance that exceeds 20.15% of the Initial Loan Group 2 Balance.

                                      S-86

     The following table sets forth information regarding the ten largest mortgage loans in the pool, which represents in the aggregate, approximately
34.52% of the Initial Pool Balance.

                           TEN LARGEST MORTGAGE LOANS

                                                                  % OF
                      NUMBER                            % OF   APPLICABLE             STATED           CUT-OFF
                        OF     NUMBER OF   AGGREGATE  INITIAL INITIAL LOAN          REMAINING           DATE    LTV RATIO
                     MORTGAGE  MORTGAGED    CUT-OFF     POOL      GROUP    MORTGAGE   TERMS              LTV       AT
    MORTGAGE LOAN      LOANS  PROPERTIES DATE BALANCE BALANCE  BALANCE(1)   RATE(2)   (MOS.)  DSCR(3) RATIO(3) MATURITY(3)
-------------------- -------- ---------- ------------ ------- ------------ -------- --------- ------- -------- -----------

123 North
   Wacker...........      1        1     $122,000,000   5.09%     5.59%     5.180%     118     1.21x   70.52%    65.21%
DDA/Macquarie
   Mervyn's
   Portfolio........      1       35      106,275,000   4.43%     4.87%     5.211%      58     2.06x   65.00%    65.00%
Design Center of
   the Americas.....      1        1       92,500,000   3.86%     4.24%     5.927%     116     1.41x   73.90%    66.58%
Fireman's Fund......      1        1       90,372,694   3.77%     4.14%     5.548%     118     1.33x   67.27%    55.18%
Grand Traverse
   Mall.............      1        1       89,796,510   3.74%     4.11%     5.016%      82     1.22x   78.70%    69.85%
Hilton Times
   Square...........      1        1       81,000,000   3.38%     3.71%     5.915%      60     2.13x   52.60%    52.60%
Oglethorpe Mall.....      1        1       74,567,384   3.11%     3.41%     4.891%      79     1.30x   68.69%    61.02%
Jordan
   Commons..........      1        1       66,500,000   2.77%     3.05%     5.272%     114     1.26x   70.00%    59.56%
Becker Portfolio...       1        9       57,100,000   2.38%     2.61%     5.520%     119     1.31x   75.93%    70.56%
Torrance
   Skypark
   Center...........      1        1       52,392,045   2.18%     2.40%     5.450%     119     1.26x   70.80%    59.10%
                        ---      ---     ------------  -----                -----      ---     ----    -----     -----
TOTAL / WEIGHTED
  AVERAGES..........     10       52     $832,503,633  34.72%               5.383%      97     1.47X   69.16%    62.68%
                        ===      ===     ============  =====

----------
(1)  All of the mortgage loans represented in this table are part of Loan Group
     1.

(2)  Rounded to three decimals.

(3)  With respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan, The
     Design Center of the Americas Mortgage Loan, the Fireman's Fund Mortgage
     Loan and the Oglethorpe Mall Mortgage Loan, the principal balance of the related Pari Passu Loans are included in the calculation of the DSCR and
     LTV Ratios and with respect to the 123 North Wacker Mortgage Loan and the
     Becker Portfolio Mortgage Loan, the principal balance of the related B Note is not included in the calculation of the DSCR and LTV Ratios.

                                      S-87

APD LOANS

     Three mortgage loans (identified as Loan Nos. 4, 76 and 87 on Annex A-1 to this prospectus supplement) (the "APD Loans"), representing approximately 4.42%
of the Initial Pool Balance (or approximately 4.47% of the Initial Loan Group 1
Balance and approximately 3.92% of the Group 2 Balance), provide that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment
Date for each APD Loan is approximately 121 months, 120 months and 120 months, respectively, after the origination date for the related APD Loan. The Revised
Rate for the APD Loans is equal to (1) the Initial Rate plus (a) with respect to
Loan No. 4, 5.0%, and (b) with respect to Loan No. 76, 4% and (2) with respect to Loan No. 87, the greater of the Initial Rate and the treasury rate plus 2.0%.
After the Anticipated Prepayment Date, the APD Loans further require that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents, be used to accelerate amortization of principal on the respective APD Loan.
While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their respective Anticipated Prepayment
Dates, the payment of interest at the excess of the Revised Rate over the
Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, upon payment of the outstanding principal balance of the respective APD Loan in full. One APD Loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.77% of the Initial
Pool Balance (or approximately 4.14% of the Initial Loan Group 1 Balance)
currently requires a hard lockbox and the related tenants are required to directly deposit rents or other revenues from the related Mortgaged Property into such hard lockbox, and the other two APD Loans (identified as Loan Nos. 76 and 87 on Annex A-1 to this prospectus supplement) will require such a hard lockbox after their respective Anticipated Repayment Dates. See "--Lock Box
Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by their respective borrowers on or about their Anticipated Prepayment Dates. There can be no assurance that any borrower will prepay the related APD Loan on its
Anticipated Prepayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

                            OVERVIEW OF GRACE PERIODS

                                                                    % OF THE       % OF THE
                   NO. OF    AGGREGATE PRINCIPAL     % OF THE     INITIAL LOAN   INITIAL LOAN
                  MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1        GROUP 2
GRACE PERIOD(1)     LOANS       MORTGAGE LOANS        BALANCE        BALANCE        BALANCE
---------------   --------   -------------------   ------------   ------------   ------------

0 days ........        6        $  442,547,694         18.45%         20.00%          2.75%
1 days ........        1            89,796,510          3.74           4.11           0.00
5 days ........      157         1,835,591,110         76.55          74.51          97.25
8 days ........        2            30,100,000          1.26           1.38           0.00
                     ---        --------------        ------         ------         ------
TOTAL .........      166        $2,398,035,315        100.00%        100.00%        100.00%
                     ===        ==============        ======         ======         ======

----------
(1)  The number of days before a payment default is an event of default or a late fee may be assessed under the related Mortgage Loan.

     Certain jurisdictions require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such jurisdictions have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

                                      S-88

                                                                                 % OF THE       % OF THE
                            NO. OF    AGGREGATE PRINCIPAL                      INITIAL LOAN   INITIAL LOAN
                           MORTGAGE      BALANCE OF THE     % OF THE INITIAL      GROUP 1        GROUP 2
 INTEREST ACCRUAL BASIS      LOANS       MORTGAGE LOANS       POOL BALANCE        BALANCE        BALANCE
------------------------   --------   -------------------   ----------------   ------------   ------------

Actual/360..............     166         $2,398,035,315          100.00%          100.00%        100.00%

     The mortgage loans have the amortization characteristics set forth in the following table:

                                                                          % OF THE
                                                                           INITIAL     % OF THE
                            NO. OF    AGGREGATE PRINCIPAL    % OF THE        LOAN    INITIAL LOAN
                           MORTGAGE      BALANCE OF THE     INIIAL POOL    GROUP 1      GROUP 2
  TYPE OF AMORTIZATION       LOANS       MORTGAGE LOANS       BALANCE      BALANCE      BALANCE
------------------------   --------   -------------------   -----------   --------   ------------

IO, Balloon Loans(1)....       67        $1,041,405,135        43.43%       43.41%       43.60%
   6 Month IO Loans.....        1            11,900,000         0.50         0.54         0.00
   12 Month IO Loans....        1            66,500,000         2.77         3.05         0.00
   18 Month IO Loans....        1            12,950,000         0.54         0.59         0.00
   24 Month IO Loans....       18           130,324,000         5.43         5.41         5.64
   30 Month IO Loans....        1             5,215,000         0.22         0.24         0.00
   36 Month IO Loans....       13           274,511,135        11.45        12.57         0.00
   48 Month IO Loans....        4            30,250,000         1.26         1.39         0.00
   60 Month IO Loans....       25           471,275,000        19.65        17.86        37.96
   72 Month IO Loans....        1             9,000,000         0.38         0.41         0.00
   84 Month IO Loans....        2            29,480,000         1.23         1.35         0.00
Balloon Loans...........       75           855,755,220        35.69        35.96        32.88
Interest Only Loans.....       20           390,327,265        16.28        15.95        19.61
APD Loans...............        1            90,372,694         3.77         4.14         0.00
IO, APD Loans...........        2            15,575,000         0.65         0.33         3.92
Fully Amortizing Loans..        1        $    4,600,000         0.19         0.21         0.00
                              ---        --------------       ------       ------       -------
TOTAL...................      166        $2,398,035,315       100.00%      100.00%      100.00%
                              ===        ==============       ======       ======       =======

----------
(1)  The interest only period for these loans run from the related Mortgage Loan origination date.

     In addition, the mortgage loan identified as Loan No. 4 on Annex A-1 to this prospectus supplement amortizes according to the schedule set forth on
Annex A-4 to this prospectus supplement.

                                      S-89

     Prepayment Provisions. Each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "Lockout Period"). Following the expiration of the Lockout
Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

                   OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION

                                                AGGREGATE                        % OF THE       % OF THE
                                NUMBER OF   PRINCIPAL BALANCE     % OF THE     INITIAL LOAN   INITIAL LOAN
                                 MORTGAGE    OF THE MORTGAGE    INITIAL POOL      GROUP 1       GROUP 2
   PREPAYMENT PROTECTION          LOANS           LOANS            BALANCE        BALANCE       BALANCE
-----------------------------   ---------   -----------------   ------------   ------------   ------------

Lockout period followed by
   Defeasance................      150        $2,268,909,098        94.62%        94.09%         100.00%
Lockout period followed by
   Yield Maintenance(1)(2)...       16           129,126,217         5.38          5.91            0.00
                                   ---        --------------       ------        ------          ------
TOTAL........................      166        $2,398,035,315       100.00%       100.00%         100.00%
                                   ===        ==============       ======        ======          ======

----------
(1)  Includes mortgage loans where the premium is equal to the greater of the
     Yield Maintenance Charge (as defined below) and 1% of the unpaid principal balance.

(2)  With respect to one mortgage loan identified as Loan No. 119 on Annex A-1 to this prospectus supplement, the Anaheim Redevelopment Agency has the assignable option to purchase the related mortgaged property at fair market value at any time prior to October 31, 2007. If the option is exercised, the related loan documents require that the borrower pay the outstanding principal balance of the loan and the related yield maintenance-based prepayment premium (the greater of 1% of the outstanding principal balance or a yield maintenance premium). The existing lockout period is for 5 years, but it is subject to being waived if the option to purchase is exercised. Other than any prepayment arising out of the exercise of the option to purchase, the loan is closed to prepayment during the lockout period. Further, a warm body indemnitor is liable for any losses resulting from the exercise of the option.

     With respect to nine mortgage loans (identified as Loan Nos. 51, 54, 59,
66, 72, 81, 93, 159 and 167 on Annex A-1 to this prospectus supplement), representing approximately 3.14% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 3.45% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date), "Yield
Maintenance Charge" will mean a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the related mortgage loan being prepaid and
(ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the related mortgage loan being prepaid assuming a per annum interest rate equal to the excess of the related
Mortgage Rate over the Reinvestment Yield, and discounted at the Reinvestment
Yield. As used in this paragraph, "Reinvestment Yield" means the yield rate for the specified United States Treasury security as described in the underlying
Mortgage Note converted to a monthly compounded nominal yield. As used in this paragraph "Prepayment Calculation Date" means, as applicable, the date on which
(i) the related lender applies any prepayment to the reduction of the outstanding principal amount of the related Mortgage Note, (ii) the related mortgage lender accelerates the mortgage loan, in the case of a prepayment resulting from acceleration or (iii) the related mortgage lender applies funds held under any reserve account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the related mortgage loan). With respect to Loan Nos. 54, 59, 72 and 93, Yield Maintenance will be calculated as described above, but the monthly payments discounted will only include the monthly payments through and including the scheduled payment date that is three months prior to the related mortgage loan's maturity date.

     With respect to one mortgage loan (identified as Loan No. 108 on Annex A-1 to this prospectus supplement), representing approximately 0.23% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date
(or approximately 0.25% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date), "Yield Maintenance Charge" will mean a prepayment premium in an amount generally equal to the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the related maturity date (including any balloon payment)
determined by discounting such payments at

                                      S-90

the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
H.15-Selected Interest Rates under the heading U.S. Government
Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the related mortgage loan.

     With respect to six mortgage loans (identified as Loan Nos. 49, 61, 68, 91,
119 and 161 on Annex A-1 to this prospectus supplement), representing approximately 2.01% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 2.21% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date), "Yield Maintenance Charge" will mean a prepayment premium in an amount generally equal to the greater of (i) 1%
of the principal amount being prepaid, or (ii) the sum of the present value on the date of prepayment, discounted using the Replacement Treasury Rate converted to a monthly equivalent yield, of the Monthly Interest Shortfalls for the remaining terms of the related mortgage loan. As used in this paragraph,
"Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal the product of (x) the remaining principal balance of the related mortgage loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage and divided by 12 and (y)
the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement
Treasury Rate. As used in this paragraph, "Prepayment Percentage" means a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the mortgage loan immediately prior to the prepayment, but subtracting for scheduled amortization. As used in this paragraph "Replacement Treasury Rate" means the yield calculated by linear interpolation (rounded to 0.001%) of the yields, as reported in Federal Reserve
Statistical Release H.15-Selected Interest Rates under the heading U.S.
Government Securities/Treasury Constant Maturities (or a comparable publication)
for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the related mortgage loan as of the prepayment date. As used in this paragraph, "Weighted Averaged Life" of the related mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results and (iii) dividing the sum by the balance remaining on the related mortgage loan on the prepayment date multiplied by 12.
With respect to Loan No. 61, the Yield Maintenance premium will be calculated as described above, but there is no 1% floor as described above.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield
Maintenance Charges."

     Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments
(including the scheduled payment on the stated maturity date or Anticipated
Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     The laws of certain jurisdictions limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield
Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield
Maintenance Charges. See "Risk Factors--Risks Relating

                                      S-91

to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Partial Release. Except with respect to 16 mortgage loans (identified as Loan Nos. 49, 51, 54, 59, 61, 66, 68, 72,
81, 91, 93, 108, 119, 159, 161 and 167 on Annex A-1 to this prospectus supplement), representing approximately 5.38% of the Initial Pool Balance (or approximately 5.91% of the Initial Loan Group 1 Balance, the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of the Mortgaged
Property from the lien of the related Mortgage (a "Defeasance Option") during a specified time period (a "Defeasance Option Period"). With respect to certain of the multi-property loans, the Defeasance Option may be exercised in part, permitting the release of one or more mortgaged properties (each such partial exercise, "Partial Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the
     Release Date to the related maturity date including the balloon payment date (or the Anticipated Prepayment Date), assuming, in the case of each
     APD Loan, that the loan prepays on the related Anticipated Prepayment Date and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date or Anticipated
     Prepayment Date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or government securities; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     In general, the related borrower will be responsible for purchasing the
U.S. government obligations or government securities at its expense. Upon the borrower's pledge of the U.S. government obligations or government securities, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged
U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower will assume all of the defeased obligations of a borrower exercising a
Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     The requirements for Partial Defeasance include the defeasance provisions set forth above, but, in most cases, the borrower will be required to deliver defeasance collateral in an amount equal to 110% to 125% of an allocated loan balance designated for the mortgaged property to be released. In addition, in certain cases, the borrower will be required to provide evidence that certain
DSCR and LTV tests are satisfied. The following bullet points describe mortgage loans that permit partial defeasance where the defeasance collateral required to effectuate the Partial Defeasance is in an amount equal to less than 125% of the related allocated loan amount.

     o    One mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), permits the partial defeasance of an individual mortgaged property after the defeasance lockout period, subject to the satisfaction of certain conditions, including (i)
          delivery of

                                      S-92

          defeasance collateral sufficient to defease 110% or 115% of the allocated loan amount for such property (determined based on annual sales per square foot, as described in the related loan documents) and
          (ii) evidence that the assumed debt service coverage ratio for the remaining properties will equal or exceed 1.45x; provided that, after giving effect to the partial defeasance and release, the borrower will not have obtained the release of more than 21 properties or properties for which the aggregate appraised value exceeds an amount equal to 50%
          of the Aggregate Appraised Value (as defined in the related loan documents). See "Description of the Ten Largest Mortgage
          Loans--DDR/Macquarie Mervyn's Portfolio" in Annex B to this prospectus supplement.

     o    One mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), permits the partial defeasance of an individual mortgaged property provided the borrower delivers defeasance collateral in an amount equal to 100.00% of the allocated loan amount for the property to be defeased.

     o    One mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), permits the related borrower to convert the related mortgaged property to a condominium regime and, thereafter, partially defease the portion of the mortgaged property identified as the retail condominium unit, which unit has an allocable amount equal to $1,440,000, provided the borrower delivers defeasance collateral in such amount, which defeasance collateral will be additional collateral for the borrower's obligations under the note and subject to conditions including evidence that after the release, the debt service coverage ratio would be least 1.20x and the loan to value ratio would be not more than 75.80%.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     The following mortgage loans permit a partial release without the delivery of defeasance collateral, as follows:

     o    One mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 4.43% of the
          Initial Pool Balance (or approximately 4.87% of the Initial Loan Group
          1 Balance) permits the release of an individual mortgaged property in connection with the voluntary prepayment of the related pari passu floating rate note (not an asset of the trust), subject to the satisfaction of certain conditions, including (but not limited to)
          delivery to the lender of an amount equal to 110% or 115% of the allocated loan amount for such property (determined based on annual sales per square foot, as described in the related loan documents) and evidence that the assumed debt service coverage ratio for the remaining properties after the release will equal or exceed 1.45x. See
          "Description of the Ten Largest Mortgage Loans--DDR/Macquarie Mervyn's
          Portfolio" in Annex B to this prospectus supplement.

     o    One mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.74% of the
          Initial Pool Balance (or approximately 4.11% of the Initial Loan Group
          1 Balance) permits the release of either of the two individual mortgaged properties, subject to certain conditions, including payment of a release price of 115% of the allocated loan amount for the related mortgaged property to be released; provided that after giving effect to such release, the debt service coverage ratio for the remaining mortgaged property will equal at least 1.20x and the loan to value ratio based on the allocated loan amount for the remaining mortgaged property will equal at least 80.0%. See "Description of the
          Ten Largest Loans--Grand Traverse Mall" in Annex B to this prospectus supplement.

     o    One mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.38% of the
          Initial Pool Balance (or approximately 2.61% of the Initial Loan Group
          1 Balance), permits the partial release with regard to three of the nine

                                      S-93

          related mortgaged properties, subject to certain conditions, including payment of partial release consideration equal to 115% of the allocated loan amount for such release property, together with the related yield maintenance premium; the aggregate prepayment amount
          (including the related B Note) cannot exceed $13,000,000; and the combined debt service coverage ratio of the remaining unreleased properties must exceed 1.20x. See "Description of the Ten Largest
          Mortgage Loans--Becker Portfolio" in Annex B of this prospectus supplement.

     o    One mortgage loan (identified as Loan No. 49 on Annex A-1 to this prospectus supplement), representing approximately 0.54% of the
          Initial Pool Balance (or approximately 0.59% of the Initial Loan Group
          1 Balance), permits the partial release of a portion of the related mortgaged property that would result in a reconfiguration of the building situated on the related mortgaged property which would reduce the square footage of the building, subject to certain conditions, including governmental and/or third party approvals required by applicable laws or agreements. In addition, the related borrower may not incur any additional debt to fund the related work.

     o    One mortgage loan (identified as Loan No. 80 on Annex A-1 to this prospectus supplement), representing approximately 0.32% of the
          Initial Pool Balance (or approximately 0.36% of the Initial Loan Group
          1 Balance) permits the release of one or more of the parcels or outlots located at the related mortgaged property which is required to be non-income producing and (i) vacant and unimproved (or improved only by surface parking areas, utilities, or landscaping) or (ii)
          improved, upon satisfaction of certain conditions by the related borrower set forth in the related loan agreement. In the event that the related borrower desires, in connection with such a release, to substitute a replacement parcel for the released parcel, such borrower is required to satisfy additional conditions set forth in the related loan agreement.

     In addition to the partial release provisions specified above, certain of the mortgage loans permit the release of a Mortgaged Property or a portion thereof where such property was given no or little value in connection with loan origination and underwriting criteria.

     Performance Escrows and Letters of Credit. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied.
Additionally, such mortgage loans allow, at the lender's option, or, in certain cases, require that such funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the lender has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or if equity interests in the borrower or certain affiliates of the borrower are transferred without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this

                                      S-94

consent must be granted if certain conditions are met. Certain of the Mortgaged
Properties have been, or may become, subject to additional financing. See
"--General" above.

     The Master Servicer, with respect to mortgage loans that are not Specially
Serviced Mortgage Loans, and the Special Servicer, with respect to Specially
Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than a
Non-Serviced Mortgage Loan) containing a "due-on-sale" clause to either (a)
accelerate the payments on those mortgage loans or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standard; provided, that neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P")
and Moody's Investors Service, Inc. ("Moody's"), with respect to any mortgage loan, if (a) such mortgage loan represents 5% or more of the Stated Principal
Balance of all of the mortgage loans held by the trust, (b) the Stated Principal
Balance of the mortgage loan is over $35,000,000 or (c) such mortgage loan is one of the ten largest mortgage loans in the trust based on principal balance.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless
(a) the Master Servicer has notified the Special Servicer of such waiver, (b)
the Master Servicer has submitted its written recommendation and analysis to the
Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and (e) the Directing
Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder fails to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     The Master Servicer, with respect to mortgage loans that are not Specially
Serviced Mortgage Loans, and the Special Servicer, with respect to Specially
Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than a
Non-Serviced Mortgage Loan) containing a "due-on-encumbrance" clause to either
(a) accelerate the payments thereon, or (b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related borrower, in a manner that is consistent with the
Servicing Standard; provided, that neither the Master Servicer nor the Special
Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from Moody's and S&P, if the applicable mortgage loan (A) represents 2% (or 5% if the pool balance is less than $100,000,000) or more of the Stated Principal Balance of all of the mortgage loans by the trust,
(B) has a principal balance over $20,000,000, (C) is one of the ten largest mortgage loans based on Stated Principal Balance, (D) has a loan-to-value ratio
(which includes existing, permitted and proposed additional debt of the related borrower, if any) that is greater than or equal to 85% or (E) a debt service coverage ratio (which includes debt service on existing, permitted and proposed additional debt of the related borrower, if any) that is less than 1.20x.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless
(a) the Master Servicer has notified the Special Servicer of such waiver, (b)
the Master Servicer has submitted its written recommendation and analysis to the
Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and (e) the Directing
Certificateholder has informed the Special Servicer that it has approved such

                                      S-95

waiver; provided, however, that if the Directing Certificateholder has failed to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     In addition, the ability of the Master Servicer to exercise a "due-on-sale"
clause or "due-on-encumbrance" clause may also be subject to the approval of the holder of any related mezzanine debt.

     Notwithstanding the foregoing, with respect to each Mortgage Loan for which there are one or more Serviced Pari Passu Loans, the Special Servicer will not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any class of securities backed in whole or in part by any Serviced Pari Passu
Loan from any rating agency rating such securities.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Certain Legal Aspects
of Mortgage Loans--Subordinate Financing" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The descriptions in this prospectus supplement, including Annex A-1, A-2 and A-3 set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in December 2005 for each mortgage loan will be made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off
Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan
Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     With respect to each of the 123 North Wacker Mortgage Loan, the
DDR/Macquarie Mervyn's Portfolio Mortgage Loan, the Design Center of the
Americas Mortgage Loan, the Fireman's Fund Mortgage Loan, the Oglethorpe Mall
Mortgage Loan, the Becker Portfolio Mortgage Loan and the

                                      S-96

Mezz Cap Mortgage Loans, as to which the related mortgaged property also secures one or more Pari Passu Loans and/or a B Note, the loan amount used in this prospectus supplement for calculating the related LTV Ratio and the related DSCR includes the principal balance of any related Pari Passu Loan and excludes the principal balance of any B Note. The loan amount used for weighting the related
LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari Passu Loan and any B Note.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

     The tables presented on Annex A-3 that are entitled "Range of Debt Service
Coverage Ratios as of the Cut-off Date" set forth a range of Debt Service
Coverage Ratios for the mortgage loans as of the Cut-off Date. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, the "Debt
Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1)
Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged
Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the first 12-month period immediately following the origination of the mortgage loan, except with respect to: (i) 20 mortgage loans, representing approximately 16.28% of the Initial Pool
Balance (or approximately 15.95% of the Initial Loan Group 1 Balance and 19.61%
of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms, and (ii) the mortgage loans that are partial interest only loans. For the mortgage loans identified in clause (i) above, DSCR is based on interest payments only. For the mortgage loans identified in clause (ii) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest only period.

     The tables presented on Annex A-3 that are entitled "Range of LTV Ratios as of the Cut-off Date" and "Range of LTV Ratios as of Mortgage Loan Maturity
Dates" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off
Date and the stated maturity dates of the mortgage loans. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, an "LTV Ratio" for
any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date, described below was calculated based on the principal balance of the related mortgage loan on the maturity date, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-3 is not necessarily a reliable measure of the related borrower's current equity in each
Mortgaged Property. In a declining real estate market, the appraised value of a
Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     Other considerations to the determination of DSCR and LTV are as follows:

     o    With respect to six mortgage loans (identified as Loan Nos. 18, 39,
          61, 115, 134 and 160 on Annex A-1 to this prospectus supplement), representing approximately 2.80% of the Initial Pool Balance (or approximately 3.07% of the Initial Loan Group 1 Balance), DSCR in the
          tables presented on Annex A-3 and in this prospectus supplement was calculated after reducing from the respective Cut-off Date Balance and maturity date balance the holdback escrows and letters of credit identified in footnote 5 to Annex A-1 to this prospectus supplement
          (and making corresponding reductions to the monthly debt service).

     o    In addition, with respect to each of the nine Mortgage Loans, as to which the related Mortgaged Property also secures one or more Pari
          Passu Loans and/or a B Note, the loan amount used in this prospectus supplement for calculating the related LTV Ratio and the

                                      S-97

          related DSCR includes the principal balance of any related Pari Passu
          Loan and excludes the principal balance of any B Note. The loan amount used for weighting the related LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari
          Passu Loan and any B Note.

     The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties;
Repurchases and Substitutions" and in the prospectus under "Description of the
Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

     For purposes of the information presented in this prospectus supplement,
Annex A-1, Annex A-2, and Annex A-3, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy or if the borrower or an affiliate of the borrower has executed a master lease but does not intend to occupy the premises.

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the
Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating
Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by
Moody's and S&P for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0%
vacancy in determining revenue from rents, except that in the case of certain
Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, manufactured housing and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan

                                      S-98

Sellers generally annualized rental revenue shown on the most recent rent roll
(as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0%
and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related
Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower.
Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment.
In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage
Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional
Ethics and Standards of Professional Conduct of the Appraisal Institute and the
Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal
Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as
amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase
II" environmental site assessment or other additional testing was performed. See
"--Representations and Warranties; Repurchases and Substitutions" below.

                                      S-99

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related
Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any.
Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 73 Mortgaged Properties, securing mortgage loans representing approximately 25.35% of the Initial Pool Balance (or approximately 27.84% of the
Initial Loan Group 1 Balance) and located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Forty-five of the 73 Mortgaged
Properties described above securing mortgage loans, representing approximately
11.60% of the Initial Pool Balance (approximately 12.73% of the Initial Loan
Group 1 Balance), are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such
Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 28 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, GACC and Bank of America. GECC is the
parent corporation of the Depositor. See "The Depositor" in the prospectus. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC.
GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC. Bank of America is an affiliate of Banc of America
Securities LLC, one of the Underwriters. Bank of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

     GECC's Underwriting Standards

     General. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $34.6 billion of assets.

     GE Real Estate originates commercial mortgage loans through approximately
18 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan.

                                      S-100

The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed by a third-party accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged
Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Generally, underwriting is done prior to the closing of the mortgage loan.
There can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GECC's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum
LTV Ratios for each of the indicated property types:

           PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
-----------------------------------------   --------------   -------------------
Anchored Retail..........................        1.20x               80.0%
Unanchored Retail........................        1.20x               80.0%
Multifamily..............................        1.20x               80.0%
Office...................................        1.20x               80.0%
Manufactured Housing.....................        1.20x               80.0%
Self Storage.............................        1.20x               80.0%
Industrial/Warehouse.....................        1.20x               80.0%
Hotel....................................        1.30x               75.0%

     The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service
Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV Ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the
Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GECC often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

                                      S-101

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o    Insurance--If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o    Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining
Underwritten Net Cash Flow:

Retail...............................................   $0.15 per square foot
Multifamily..........................................   $200.00-$250.00 per unit
Office...............................................   $0.20 per square foot
Manufactured Housing.................................   $40.00-$50.00 per pad
Self Storage.........................................   $0.15 per square foot
Industrial/Warehouse.................................   $0.15 per square foot
Hotel................................................   4-5% of revenues

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o    Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term.
          To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

     GACC's Underwriting Standards

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United
States.

     Loan Analysis. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged
Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for

                                      S-102

financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum
LTV Ratios for each of the indicated property types:

              PROPERTY TYPE                DSCR GUIDELINE   LTV RATIO GUIDELINE
----------------------------------------   --------------   -------------------
Anchored Retail.........................        1.25x               75%
Unanchored Retail.......................        1.30x               70%
Multifamily.............................        1.20x               80%
Office..................................        1.25x               75%
Manufactured Housing....................        1.20x               80%
Self Storage............................        1.30x               70%
Industrial/Warehouse....................        1.25x               75%
Hotel...................................        1.60x               70%

     The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the Debt Service
Coverage Ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service
Coverage Ratios and LTV Ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o    Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o    Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

                                      S-103

Retail..................................   $0.20 per square foot
Multifamily.............................   $250.00 per unit
Office..................................   $0.20 per square foot
Manufactured Housing....................   $50.00 per pad
Self Storage............................   $0.15 per square foot
Industrial/Warehouse....................   $020 per square foot
Hotel...................................   5% of revenues

     o    Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o    Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term.
          To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

     Bank of America's Underwriting Standards

     General. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
Bank of America in accordance with its credit policies.

                                      S-104

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

     o    Insurance--If the property is insured under an individual policy (i.e.
          the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

     o    Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o    Immediate Repair/Environmental Remediation--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o    Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage
Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the
     Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement) and the Mortgage Loan Seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of all such liens, pledges, charges and interests or encumbrances. The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan. The sale of the mortgage loans to the Depositor does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage
     Note is, or shall be as of the Closing Date, properly endorsed to the
     Trustee and each such endorsement is genuine;

          (3) the proceeds of each mortgage loan have been fully disbursed
     (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on site or off site improvement and as to disbursements

                                      S-105

     of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

          (4) each related Mortgage Note, Mortgage, assignment of leases (if it is a document separate from the Mortgage) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) except with respect to the Non-Serviced Mortgage Loans, there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged
     Property, and subject to limits on enforceability described in paragraph
     (4) above. No person other than the related borrower owns any interest in any payments due under the related leases. If the related assignment of
     Mortgage and/or assignment of assignment of leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of assignment of leases in favor of the Trustee will be required to be prepared or delivered and instead, the related Mortgage Loan Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each related assignment of leases provides for the appointment of a receiver for rent and allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the mortgage loan documents;

          (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related
     Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest or yield maintenance charges and, as of the Closing Date, to the
     Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

          (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Mortgage Loan
     Seller and constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases is freely assignable upon notice to but without the consent of the related borrower;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title Exception," and collectively, the
     "Title Exceptions"), and except with respect to five mortgage loans
     (identified as Loan Nos. 58, 61, 75, 160 and 161 on Annex A-1 to this prospectus supplement), which have rights of first refusal in favor of third parties that are not extinguished by foreclosure, and except with respect to one mortgage loan (identified as Loan No. 119 on

                                      S-106

     Annex A-1 to this prospectus supplement) which has an assignable purchase option in favor of a third party that is not extinguished at foreclosure and that is exercisable at any time prior to October 31, 2007 (and for which a warm body indemnitor is liable for related losses), and except with respect to three mortgage loans (identified as Loan Nos. 29, 56 and 165 on
     Annex A-1 to this prospectus supplement), where the related borrower's interest in the property is subject to a condominium regime: (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) any other exceptions and exclusions
     (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially and adversely affects the value of the Mortgaged
     Property, (d) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided, that such tenants are performing under such leases) and (e) if such mortgage loan is part of a whole loan, the rights of any related Pari Passu Loan or B Note pursuant to an intercreditor agreement or a pooling and servicing agreement; and such
     Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above and to the Mortgage Loan Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and is not bonded over, escrowed for or covered by insurance;

          (9) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or due and owing until the date on which interest or penalties may first be payable thereon;

          (10) in the case of each mortgage loan, one or more engineering assessments which included a physical visit and inspection of the Mortgaged
     Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Mortgage Loan Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (1) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance, or (2) such repairs and maintenance have been completed. As of origination of such mortgage loan there was no proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any mortgage loan. As of the date of the origination of each mortgage loan and to the Mortgage Loan
     Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the Title Insurance Policy (referred to in paragraph
     (11) below) or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the use or the value of such
     Mortgaged

                                      S-107

     Property, except those encroachments that are insured against by the Title
     Insurance Policy (referred to in paragraph (11) below);

          (11) the related Mortgage Loan Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction
     (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable
     Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such mortgage loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged
     Property comprised of real estate, subject only to Title Exceptions. Such
     Title Insurance Policy was issued in connection with the origination of the related mortgage loan. No claims have been made under such Title Insurance
     Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related mortgage loan, such Title Insurance Policy will inure to the benefit of the Depositor and its successors and assigns without consent or notice to the title insurer. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title
     Insurance Policy. Such policy contains no exclusions for, or affirmatively insures, (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no encroachments of any part of the building thereon over easements and (c)
     that the area shown on the survey is the same as the property described in the Mortgage;

          (12) except with respect to two mortgage loans (identified as Loan
     Nos. 123 and 151 on Annex A-1 to this prospectus supplement), where the related borrower's obligation to provide required insurance is suspended if the related tenant satisfies certain self-insurance criteria, and except with respect to two mortgage loans (identified as Loan Nos. 17 and 21 on
     Annex A-1 to this prospectus supplement), where the borrower is permitted to self-insure for up to $1,000,000 for general liability insurance, as of the date of the origination of each mortgage loan, the related Mortgaged
     Property was insured by all insurance coverage required under the related loan documents, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related
     Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; (A) each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss"
     insurance (or its equivalent) policy in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (B) each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property (except with respect to Loan No. 12 where the related mortgage loan documents require insurance in an amount sufficient to compensate the lender for actual rent loss sustained) and (C) each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties; if any material portion of the improvements on a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal
     Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of

                                      S-108

     the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such mortgage loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program; if any
     Mortgaged Property is located in the State of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of originations and seismic insurance was obtained to the extent such Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) calculated using at least a 450 year look back with a 10% probability of exceedance in a 50 year period; all properties in Florida and within 25 miles of the coast of Texas, Louisiana,
     Mississippi, Alabama, Georgia, North Carolina and South Carolina have windstorm insurance; any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2)
     constitutes a legal non conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non conformity or (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the mortgage loan; and additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than
     $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from S&P, Moody's or Fitch, Inc.
     ("Fitch") of not less than "A minus" (or the equivalent), or from A.M. Best
     Company, Inc. ("A.M. Best") of not less than "A:V" (or the equivalent), which permits the Mortgaged Property to be insured by insurance companies not rated by the rating agencies that are rated "A-:VIII" or better by A.M.
     Best) (except with respect to Loan Nos. 7 and 12, which mortgage loans each permit, in cases where certain insurance is obtained from multiple insurers, a certain percentage of the coverage to have ratings lower than specified here). At origination, and to the Mortgage Loan Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related loan documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged
     Property with the holder of the Mortgage Note or a third party custodian acceptable to the holder of the Mortgage Note having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each mortgage loan require that the related borrower maintain insurance as described above. Based on the due diligence performed by the applicable
     Mortgage Loan Seller, which in all events was at least such due diligence as a prudent commercial mortgage lender would undertake with respect to such issue after September 11, 2001, for each mortgage loan, the related all risk property casualty insurance policy and business interruption policy do not exclude acts of terrorism, or any related damage claims, from coverage as of the later of (i) the

                                      S-109

     date of origination of the mortgage loan and (ii) the date as of which the policy was renewed or amended, and the related mortgage loan documents do not expressly prohibit or waive such coverage, except to the extent that any right to require such coverage may be limited by commercially reasonable availability or that such coverage amount may be limited by caps on the premiums the related borrower is required to expend for terrorism coverage; except with respect to nine mortgage loans (identified as Loan
     Nos. 4, 61, 62, 80, 91, 115, 122, 123 and 151 on Annex A-1 to this prospectus supplement), for which the loan documents do not expressly require terrorism insurance or the insurance certificate for the current policy period does not expressly include terrorism coverage.

          (13) other than payments due but not yet 30 days or more delinquent
     (A) there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage and
     (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller or prior holder of such mortgage loan of an event of acceleration under the related Mortgage or Mortgage
     Note, and (C) to Mortgage Loan Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under any of such documents; and
     under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation or warranty made by the mortgage loan seller in any of paragraphs (9), (14), (16), (17)
     or (23) or disclosed in the schedule of exceptions attached to the related
     Purchase Agreement;

          (14) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Periodic Payment without giving effect to any applicable grace or cure period;

          (15) except with respect to the mortgage loans with B Notes, where the mortgaged property also secures a subordinated B Note, the related loan documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another mortgage loan;

          (16) one or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property
     ("Environmental Report"), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law)
     environmental consulting firm with respect to each Mortgaged Property securing a mortgage loan in connection with the origination of such mortgage loan and thereafter updated such that (a) such Environmental
     Report is dated no earlier than twelve months prior to the Closing Date, for which the applicable Environmental Report is dated earlier than 12 months prior to the Closing Date), (b) a copy of each such Environmental
     Report has been delivered to the Master Servicer, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged
     Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true - (A) a party not related to the related borrower with financial resources reasonably

                                      S-110

     adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance, (B)
     the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (D)
     there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E) the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions, or (F) the circumstance or condition has been fully remediated. To the Mortgage Loan Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to any
     Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any borrower questionnaire delivered to the Mortgage Loan
     Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the mortgage file, for each mortgage loan encumbering the Mortgaged
     Property requires the related borrower to comply and cause the Mortgaged
     Property to comply with all applicable federal, state and local environmental laws and regulations. The Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Mortgage Loan Seller or its successors and assigns to liability under such laws. Each borrower represents and warrants in the related mortgage loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge that as of the date of origination of such mortgage loan, there were no hazardous materials on the related Mortgaged Property, and that the borrower will not use, cause or permit to exist on the related
     Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such mortgage loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever
     (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach;

          (17) except for certain tenants at certain mortgaged properties that may be the subject of a bankruptcy or insolvency proceeding no Mortgaged
     Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

          (18) the mortgage loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another mortgage loan without the prior written consent of the holder thereof (except with respect to certain mortgage loans, as described under "Description of the Mortgage
     Pool--General"). To the Mortgage Loan Seller's knowledge, as of origination, and, to the Mortgage Loan Seller's actual knowledge as of the
     Closing Date and except for cases involving other mortgage loans, none of the Mortgaged Properties securing the mortgage loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related
     Mortgage. The loan documents require the related borrower to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable

                                      S-111

     rating agency fees. The loan documents contain a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any direct equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the related borrower, issuance of non-controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the mortgage loan documents, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the related borrower or transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan (see "Description of the
     Mortgage Pool--Additional Debt--Existing Mezzanine Debt as of the Cut-off
     Date" and "--Future Mezzanine Debt Permitted Under the Related Mortgage
     Loan Documents" above for situations that could trigger a transfer of control but not trigger the related "due on sale" clause). In addition, with respect to the mortgage loan identified as Loan No. 27, the related mortgage loan documents permit transfers of a controlling interest in the borrower to a specified third party, not currently an equity owner of the borrower;

          (19) the terms of the related loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related mortgage file. The Mortgage Loan Seller has not taken any affirmative action that would cause the representations and warranties of the related borrower under the mortgage loan not to be true and correct in any material respect;

          (20) except as set forth below in (a) - (e), or above under
     "Description of the Mortgage Pool-- Certain Terms and Conditions of the
     Mortgage Loans--Defeasance; Collateral Substitution; Partial Release,"
     since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage, nor do the terms of the related loan documents provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except: (a) in consideration of payment therefor equal to not less than 125% of the related allocated loan amount of such
     Mortgaged Property specifically set forth in the related mortgage loan documents; (b) upon payment in full of such mortgage loan, (c) mortgage loans which permit defeasance by means of substituting for the Mortgaged
     Property (or, in the case of a mortgage loan secured by multiple Mortgaged
     Properties, one or more of such Mortgaged Properties) "government securities" within the meaning of the REMIC Provisions sufficient to pay the mortgage loans in accordance with their terms, (d) mortgage loans which permit the related borrower to substitute a replacement property subject to the satisfaction of enumerated conditions or (e) a portion of the Mortgaged
     Property that was not given any value in connection with either the initial underwriting or appraisal of the mortgage loan;

          (21) with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related
     Mortgage Note, Mortgage or other related loan document contained in the mortgage file, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with the REMIC Provisions; requires prior written notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the related borrower of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, the mortgage loan (or the portion thereof being defeased) to be assumed by a single purpose entity; and requires delivery of a legal opinion that the
     Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each mortgage loan that is a
     Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of the REMIC
     Provisions in an amount sufficient to make all scheduled payments under the
     Mortgage Note (or the portion

                                      S-112

     thereof being defeased) when due, and in the case of APD Loans, assuming the Anticipated Prepayment Date is the maturity date. Further, the Mortgage or other related loan document contained in the mortgage file requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To the Mortgage Loan Seller's actual knowledge, defeasance under the mortgage loan is only for the purpose of facilitating the release of the Mortgaged
     Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each
     Defeasance Loan, the related Mortgage or other related loan document provides that the related borrower shall (a) pay all rating agency fees associated with defeasance (if rating agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related loan documents, including, if applicable, a
     REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any mortgage loan having a Cut-off
     Date Balance equal to or greater than $20,000,000, the mortgage loan or the related documents require confirmation from the rating agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the mortgage loan and require the related borrower to pay any rating agency fees and expenses;

          (22) to the Mortgage Loan Seller's knowledge as of the date of origination of such mortgage loan, and, to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, the Mortgaged Property and the
     improvements located on or forming part of, and the existing use of, each
     Mortgaged Property securing a mortgage loan were or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged
     Property or the use and occupancy thereof or constitute a legal non conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non conforming use or structure, either law and ordinance insurance coverage has been obtained in amounts adequate to avoid loss to the mortgagee or such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged
     Property; and

          (23) each mortgage loan is secured by the fee interest in the related
     Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A-1 to this prospectus supplement which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground
     Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged
     Property (the "Fee Interest") and:

               1. such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related mortgage file;

               2. such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related
          Fee Interest;

               3. the borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder

                                      S-113

          (or, if such consent is required, it has been obtained prior to the
          Closing Date) and, except with respect to one mortgage loan
          (identified as Loan No. 43 on Annex A-1 to this prospectus supplement), where the related ground lessor has certain approval rights with respect to the transfer of the leasehold mortgagee's interest to subsequent transferees, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor.

               4. such Ground Lease is in full force and effect, and the
          Mortgage Loan Seller has not received as of the Closing Date notice
          (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

               5. the Mortgage Loan Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

               6. the mortgagee under such mortgage loan is permitted a
          reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease)
          to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the borrower under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

               7. such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgage Loan Seller and its successors and assigns) which extends not less than the greater of
          10 years beyond the amortization term or 20 years beyond the stated
          maturity date for the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years beyond the amortization term);

               8. such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such mortgage loan upon termination of such Ground Lease for any reason, including rejection of such Ground
          Lease in a bankruptcy proceeding;

               9. except with respect to one mortgage loan (identified as Loan
          No. 94 on Annex A-1 to this prospectus supplement) where the related ground lease directs that any condemnation proceeds be paid to the ground lessor (but for which condemnation insurance has been obtained for the duration of the loan term), under the terms of such Ground
          Lease and the related loan documents, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon;

               10. such Ground Lease does not impose any restrictions on
          subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender (except that the ground leases related to the mortgage loan identified as Loan No. 6 on Annex A-1 to this prospectus supplement have certain restrictions on subletting);
          and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the

                                      S-114

          relevant portion of the Mortgaged Property subject to such Ground
          Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

               11. such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns; and

               12. the terms of such Ground Lease have not been waived,
          modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the
Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective
Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to:

     o    repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date of purchase, (2)
          all accrued and unpaid interest on the mortgage loan at the related mortgage rate in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed
          Servicing Advances plus accrued and unpaid interest on related
          Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout Fees allocable to the mortgage loan, (4) any payable
          Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the
          Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or

     o    substitute, within two years of the Closing Date, a Qualified
          Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the
          Qualified Substitute Mortgage Loan as of the date of substitution;

provided, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan
Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the mortgage loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if the related Mortgage
Loan Seller repurchases the mortgage loan following the expiration of the 90-day cure period discussed in the preceding sentence, then the Special Servicer will be entitled to receive a Liquidation Fee with respect to such mortgage loan. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution, among other things:

          (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

                                      S-115

          (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

          (c) have the same due date as the deleted mortgage loan;

          (d) accrue interest on the same basis as the deleted mortgage loan
     (for example, on the basis of a 360-day year and the actual number of days elapsed);

          (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

          (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

          (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase
     Agreement;

          (h) have an environmental report with respect to the related Mortgaged
     Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

          (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan;

          (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;

          (k) not have a maturity date after the date two years prior to the
     Rated Final Distribution Date;

          (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of Moody's or
     S&P to any class of Certificates then rated by Moody's or S&P, respectively
     (the cost, if any, of obtaining any such confirmation to be paid by the applicable Mortgage Loan Seller);

          (m) has been approved by the Directing Certificateholder in its sole discretion;

          (n) prohibit defeasance within two years of the Closing Date;

          (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing
     Agreement; and

          (p) with respect to a Mortgage Loan in Loan Group 2, be of the same property type of such mortgage loan.

     In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause
(a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated
maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided, that no individual Mortgage Rate for any
Qualified Substitute Mortgage Loan will be permitted to be lower than the highest Pass-Through Rate that is a fixed rate not subject to a cap equal to the
WAC Rate of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations

                                      S-116

and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that
Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan
Seller defaults on its obligation to do so. See "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 33 mortgage loans (the "Lock Box Loans"), representing approximately 51.43% of the Initial Pool Balance (which include 31 mortgage loans in Loan Group 1, or approximately 54.11% of the Initial Loan Group 1
Balance, and two mortgage loan in Loan Group 2, or approximately 24.07% of the
Initial Loan Group 2 Balance), one or more lock box accounts (collectively, the
"Lock Box Accounts") have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are, as of the Cut-off
Date, required to either transfer their rent directly to a Lock Box Account (a
"Hard Lock Box") or the borrower and/or property manager is obligated to transfer tenant's rent into the Lock Box Account (a "Soft Lock Box"). To the extent such requirements "spring" into existence after the occurrence of one or more trigger events specified in the related loan documents such Lock Box Loan is a "Springing Lock Box Loan." "Soft at Closing, Springing Hard" means that a
Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and "Springing Hard" means that a Lock
Box is not in use at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, the borrower is required to instruct each tenant to transfer its rent directly to the Lock Box Account. The table below summarizes the types of Lock Box arrangements applicable under the Lock Box
Loans. See the footnotes to Annex A-1 for a further description of these terms.
The Lock Box Accounts will not be assets of any REMIC.

                        OVERVIEW OF LOCK BOX ARRANGEMENTS

                                                                                                    % OF THE
                                NO. OF    AGGREGATE PRINCIPAL     % OF THE     % OF THE INITIAL   INITIAL LOAN
                               MORTGAGE      BALANCE OF THE     INITIAL POOL     LOAN GROUP 1        GROUP 2
      TYPE OF LOCK BOX           LOANS       MORTGAGE LOANS        BALANCE          BALANCE          BALANCE
----------------------------   --------   -------------------   ------------   ----------------   ------------

Hard........................       19        $  908,737,815         37.90%           41.62%            0.00%
Springing Hard..............        6           183,471,135          7.65             8.02             3.92
Soft at Closing, Springing
   Hard.....................        4            82,462,934          3.44             1.80            20.15
Soft........................        4            58,564,293          2.44             2.68             0.00
None........................      133         1,164,799,137         48.57            45.89            75.93
                                  ---        --------------        ------           ------           ------
TOTAL.......................      166        $2,398,035,315        100.00%          100.00%          100.00%
                                  ===        ==============        ======           ======           ======

CERTAIN STATE-SPECIFIC CONSIDERATIONS

California

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale,

                                      S-117

the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

Texas

     Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the related mortgaged property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the related mortgage loan because of the limited nature of its recourse liabilities.

Georgia

     Under Georgia law, a deed to secure debt is foreclosed by non-judicial power of sale; judicial foreclosure is virtually never used. The grantee in the deed to secure debt can pursue a deficiency after exercise of the power of sale if the sale is confirmed by the Superior Court, provided that confirmation is not required if a judgment on the applicable note is obtained prior to the sale under power. In order to exercise the power of sale, the sale must be advertised in a newspaper in which sheriff's sales are advertised once a week for the four weeks immediately preceding the date of the sale, and the sale must occur on the first Tuesday of the month on the courthouse steps during the legal hours of sale. The confirmation proceeding (which is a judicial process) must be commenced within thirty days after the sale by reporting the sale to the
Superior Court. At the confirmation hearing, the primary issues are whether the sale was advertised and conducted as required by law and the deed to secure debt, and whether the sale brought "the true market value," which is a statutory term generally used interchangeably with "fair market value." If the court determines that the sale did not bring the true market value of the related mortgaged property, the sale will not be confirmed and the grantee will not be able to recover a deficiency (though the judge may order a resale for "good cause").

                                      S-118

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and
the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date);

     o    any REO Property (and the trust's beneficial interest in the Mortgaged
          Property related to any Non-Serviced Mortgage Loan acquired pursuant to the BACM 2005-5 Pooling and Servicing Agreement and the GECMC
          2005-C3 Pooling and Servicing Agreement) to the extent allocable to the related mortgage loan;

     o    those funds or assets as from time to time are deposited in the
          Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related mortgage loan), the Distribution Account, the
          Interest Reserve Account, the Excess Interest Distribution Account and
          the REO Account (as defined in the Prospectus), if established;

     o    the rights of the mortgagee under all insurance policies with respect to the mortgage loans;

     o    the Excess Liquidation Proceeds Reserve Account; and

     o    certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the
          representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-C4 (the "Certificates") will consist of the following 29 classes: the Class
A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4 and
Class A-1A Certificates (collectively, the "Class A Certificates"), the Class
X-W Certificates, the Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class Q, Class S, Class R and Class LR Certificates. The Class A
Certificates and the Class X-W Certificates are referred to collectively as the
"Senior Certificates" in this prospectus supplement. The Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P and Class Q Certificates are
referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class A-M, Class A-J, Class B, Class C, Class D and Class E
Certificates are referred to collectively as the "Subordinate Offered
Certificates" in this prospectus supplement. The Class R and Class LR
Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A, Class A-M, Class A-J, Class B, Class C, Class D and Class
E Certificates are offered hereby (collectively, the "Offered Certificates").
The Class X-W, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates
(collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the
Class X-W, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-W, Class S and Residual
Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

                                      S-119

     The Class X-W Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-W
Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X-W, Class S, Class R and Class LR
Certificates).

     The Notional Amount of each Class X-W Certificate is used solely for the purpose of determining the amount of interest to be distributed on such
Certificate and does not represent the right to receive any distributions of principal.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P and Class Q Certificates will have an aggregate initial
Certificate Balance of approximately $203,833,314.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest"
evidenced by any Certificate (other than the Class S and Residual Certificates)
is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates
(this person, a "Certificate Owner") will be entitled to receive an Offered
Certificate in fully registered, certificated form representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive
Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear")
participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with
DTC procedures. See "Description of the Certificates-- Book-Entry Registration
and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered
Certificates will be transferred on the book-entry records of DTC and its
Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, N.A., a national banking association, will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the
Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the
United States) or Clearstream, Luxembourg or Euroclear Bank S.A./N.V.
("Euroclear") (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream,
Luxembourg and Euroclear will hold omnibus positions on behalf of the
Clearstream, Luxembourg Participants and the Euroclear Participants,
respectively, through customers' securities accounts in Clearstream,
Luxembourg's and Euroclear's names on the books of their respective depositories
(collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC.
DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a

                                      S-120

"clearing agency" registered pursuant to Section 17A of the Securities Exchange
Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations
("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements,
Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear
Participant on that business day. Cash received in Clearstream, Luxembourg or
Euroclear as a result of sales of securities by or through a Clearstream,
Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the
Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under
"--Reports to Certificateholders; Certain Available Information" below,
Certificate Owners will not be recognized by the Certificate Registrar, the
Trustee, the Special Servicer or the Master Servicer as holders of record of
Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered
Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

                                      S-121

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     Clearstream Luxembourg is registered as a Luxembourg bank. It is subject to regulation by the Bank Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Euroclear operates the Euroclear System pursuant to a license agreement with Euroclear plc, a United Kingdom public limited company ("Euroclear plc"), which agreement gives Euroclear Bank the right to determine matters of policy for the Euroclear System, admit clients, approve depositaries and fees to be charged to clients, as well as the right to receive those fees. Euroclear plc sets strategic direction and policies for the Euroclear System and monitors progress towards meeting objectives.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the
"Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the
Euroclear system, and receipts of payments with respect to securities in the
Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global
Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg,
they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the
Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective
Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates.
Upon surrender by DTC of the global certificates representing the Offered
Certificates and upon receipt of instructions from DTC for re-registration, the
Certificate Registrar and the Authenticating Agent will reissue the Offered
Certificates as definitive certificates issued in the respective Certificate
Balances owned by

                                      S-122

individual Certificate Owners, and thereafter the Certificate Registrar, the
Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and
Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in January 2006 (each, a "Distribution
Date"). All distributions (other than the final distribution on any Certificate)
are required to be made to the Certificateholders in whose names the
Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs.
These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate
Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective
Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate
Account") as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

          (a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in a Serviced Whole Loan);

          (b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or any related intercreditor agreement, and

          (c) except with respect to a Serviced Whole Loan, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan
     (the "Insurance Proceeds") or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") and
     certain amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise
     (the "Liquidation Proceeds") (or, in the case of a Non-Serviced Mortgage
     Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement).

     The Master Servicer will be permitted to make withdrawals from the
Certificate Account as set forth in the Pooling and Servicing Agreement.

     With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a subaccount of the Certificate Account as described in the Pooling and Servicing Agreement. The Master Servicer is
required to deposit in each custodial account within one business day following receipt of available funds, in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

                                      S-123

          (a) all payments and collections due after the Cut-off Date and other amounts received with respect to such Serviced Whole Loan;

          (b) all Insurance Proceeds, Condemnation Proceeds and Liquidation
     Proceeds with respect to the related Mortgaged Property or Serviced Whole
     Loan (other than Liquidation Proceeds derived from the sale of the related mortgage loan to the holder of any related Serviced B Note pursuant to the related intercreditor agreement, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial account that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

     The Trustee is required to establish and maintain an account (the
"Distribution Account"), which will be deemed to consist of a "Lower-Tier
Distribution Account" and an "Upper-Tier Distribution Account" in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution
Date, the Trustee is required to apply amounts on deposit in the Upper-Tier
Distribution Account (which will include all funds that were remitted by the
Master Servicer from the Certificate Account plus, among other things, any P&I
Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the
Certificateholders as described in this prospectus supplement.

     The Trustee is required to establish and maintain an "Interest Reserve
Account" which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer
Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the
Master Servicer will be required to remit to the Trustee for deposit into the
Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the
"Withheld Loans") an amount equal to one day's interest at the Mortgage Rate
(without giving effect to the proviso in the definition thereof) minus the
Administrative Cost Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I
Advance is made in respect of such mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld
Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Withheld Amount for each applicable Distribution Date for each Mortgage
Loan that does not accrue interest on the basis of a 360-day year consisting of
12 months of 30 days each will be equal 1/31st of the interest accrued in respect of the immediately preceding Due Date, in each case to the extent a monthly payment or P&I Advance is made in respect thereof.

     The Trustee is required to establish and maintain an "Excess Liquidation
Proceeds Reserve Account," which may be a subaccount of the Distribution
Account, in the name of the Trustee for the benefit of the holders of the
Certificates. On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer or Special Servicer, as
applicable, will be required to remit to the Trustee for deposit into the Excess
Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation
Proceeds received on or prior to the Determination Date.

     "Excess Liquidation Proceeds" means with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of that mortgage loan or related REO Property
(in the case of any Non-Serviced Mortgage Loan, to the extent received pursuant to the related intercreditor agreement and the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement) net of any related expenses incurred in connection with the liquidation of such mortgage loan, unpaid servicing

                                      S-124

compensation, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such mortgage loan on the Due Date immediately following the date on which such proceeds were received.

     The Trustee is required to establish and maintain an "Excess Interest
Distribution Account" in the name of the Trustee for the benefit of the Class S
Certificateholders. Prior to the applicable Distribution Date, the Master
Servicer is required to remit to the Trustee for deposit into the Excess
Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. The Excess Interest Distribution Account may be a
subaccount of the Distribution Account.

     Each of the Certificate Account, the separate custodial accounts with respect to the Serviced Whole Loans, the Distribution Account, the Interest
Reserve Account, the Excess Interest Distribution Account and the Excess
Liquidation Proceeds Reserve Account are required to conform to certain eligibility criteria set forth in the Pooling and Servicing Agreement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to each Serviced Whole Loan) in U.S. government securities and other obligations that are acceptable to each of Moody's and S&P
("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing
Agreement in the month in which the loss occurred and at the time the investment was made.

     The Trustee is authorized but not required to direct the investment of funds held in the Distribution Account, the Interest Reserve Account and the
Excess Liquidation Proceeds Reserve Account in Permitted Investments, and the
Trustee will be entitled to retain any interest or other income earned on such funds. The Trustee will be required to bear any losses resulting from the investment of such funds.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (a) the total amount of all cash received on the mortgage loans and any REO Properties (including the trust's beneficial interest in the
     Mortgaged Property related to any Non-Serviced Mortgage Loan acquired pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing
     Agreement) (and in the case of any Non-Serviced Mortgage Loan, only to the extent received by the Trustee pursuant to the related intercreditor agreement and/or the related Pooling Agreement) that is on deposit in the
     Lower-Tier Distribution Account as of the close of business on the related
     Servicer Remittance Date (including, with respect to any mortgage loan included in each Serviced Whole Loan, any amounts to be transferred from the related custodial account on such date), exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance
          Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

               (3) all amounts in the Certificate Account and the Lower-Tier
          Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges; and

                                      S-125

               (7) all amounts deposited in the Lower-Tier Distribution Account in error;

          (b) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders).
     See "Description of the Pooling Agreements--Certificate Account" in the
     prospectus;

          (c) for the Distribution Date occurring in each March, the related
     Withheld Amounts required to be deposited in the Lower-Tier Distribution
     Account pursuant to the Pooling and Servicing Agreement; and

          (d) all funds released from the Excess Liquidation Proceeds Reserve
     Account with respect to such Distribution Date.

     The "Due Period" for each Distribution Date will be the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the Determination Date in the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due
Period is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     All amounts received by the trust with respect to each Serviced Whole Loan will be applied to amounts due and owing under such Serviced Whole Loan
(including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents, the related intercreditor agreement and the Pooling and Servicing Agreement. The Pooling and Servicing
Agreement will prohibit the application of amounts received on any Serviced B
Note to cover certain REMIC-related expenses payable with respect to the mortgage loans and REO Properties in the trust.

     Priority. On each Distribution Date, for so long as the Certificate
Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently,

     o    on the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class
          A-SB and Class A-4 Certificates from the portion of the Available
          Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate
          Interest Distribution Amount for those classes or regular interest, in each case based upon their respective entitlement to interest for that
          Distribution Date;

     o    on the Class A-1A Certificates from the portion of the Available
          Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate
          Interest Distribution Amount for such class; and

     o    on the Class X-W Certificates from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate
          Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution
          Date.

     However, if on any Distribution Date, the Available Distribution Amount (or
applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the Available
Distribution Amount for such Distribution Date will be allocated among all those classes, pro rata, in accordance with their interest entitlements;

     Second, in reduction of the Certificate Balances thereof;

     A. to the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class
A-SB and Class A-4 Certificates:

                                      S-126

     o    first, to the Class A-SB Certificates, in an amount up to the Group 1
          Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, until the Certificate Balance of the Class A-SB
          Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-5 for such Distribution Date;

     o    then, to the Class A-1 and Class A-1D Certificates, pro rata, in an amount equal to the Group 1 Principal Distribution Amount for such
          Distribution Date (or the portion of it remaining after the above distribution on the Class A-SB Certificates) and, after the
          Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution to the Class A-SB Certificates have been made on such Distribution Date, until the Certificate Balances of the Class A-1 and Class A-1D
          Certificates are reduced to zero;

     o    then, to the Class A-2 Certificates, in an amount equal to the Group 1
          Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-SB, Class A-1 and Class A-1D
          Certificates) for such Distribution Date and, after the Certificate
          Balance of the Class A-1A Certificates has been reduced to zero, the
          Group 2 Principal Distribution Amount remaining after payments to the
          Class A-1A Certificates and the above distributions to the Class A-SB,
          Class A-1 and Class A-1D Certificates have been made on such
          Distribution Date, until the Certificate Balance of the Class A-2
          Certificates is reduced to zero;

     o    then, to the Class A-3A Certificates, in an amount equal to the Group
          1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-SB, Class A-1, Class A-1D and
          Class A-2 Certificates) for such Distribution Date and, after the
          Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-SB, Class A-1, Class A-1D and Class A-2 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-3A Certificates is reduced to zero;

     o    then, to the Class A-3B Certificates, in an amount equal to the Group
          1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-SB, Class A-1, Class A-1D,
          Class A-2 and Class A-3A Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-SB, Class A-1, Class A-1D, Class A-2 and
          Class A-3A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is
          reduced to zero;

     o    then, to the Class A-SB Certificates, in an amount equal to the Group
          1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-SB, Class A-1, Class A-1D,
          Class A-2, Class A-3A and Class A-3B Certificates) for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates has been reduced to zero, the Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates and the above distributions to the Class A-SB, Class A-1,
          Class A-1D, Class A-2, Class A-3A and Class A-3B Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to zero; and

     o    then, to the Class A-4 Certificates, in an amount equal to the Group 1
          Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-SB, Class A-1, Class A-1D,
          Class A-2, Class A-3A and Class A-3B Certificates) for such
          Distribution Date, and, after the Certificate Balance of the Class
          A-1A Certificates has been

                                      S-127

          reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the, Class A-SB, Class A-1, Class A-1D, Class A-2,
          Class A-3A and Class A-3B Certificates have been made, until the
          Certificate Balance of the Class A-4 Certificates is reduced to zero.

     B. to the Class A-1A Certificates, in an amount up to the Group 2 Principal
Distribution Amount for such Distribution Date and, after the Certificate
Balance of the Class A-4 Certificates has been reduced to zero, the Group 1
Principal Distribution Amount remaining after the above distributions to the
Class A-SB, Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B and Class
A-4 Certificates have been made on such Distribution Date, until the Certificate
Balance of the Class A-1A Certificates is reduced to zero;

     Third, to the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B,
Class A-SB, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-M Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-M Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class A-M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following the reduction of the Class A Certificates and the Class
A-M Certificates to zero, to the Class A-J Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and
Class A-M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A,
Class A-M and Class A-J Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-M and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A,
Class A-M, Class A-J and Class B Certificates to zero, to the Class C
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J and Class B Certificates on
that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                                      S-128

     Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B and Class C Certificates to zero, to the Class
D Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B and Class C
Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A,
Class A-M, Class A-J, Class B, Class C and Class D Certificates to zero, to the
Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C and Class D
Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates to
zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B,
Class C, Class D and Class E Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F
Certificates to zero, to the Class G Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E and Class F Certificates on that
Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G
Certificates to zero, to the Class H Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates on
that Distribution Date), until the Certificate Balance of that class is reduced to zero;

                                      S-129

     Thirtieth, to the Class H Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H and Class J Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K and Class L Certificates to zero, to the Class M
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on
that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

                                      S-130

     Forty-fourth, following reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L and Class M Certificates to zero, to the
Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M
Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-fifth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class:

     Forty-seventh, following the reduction of the Certificate Balances of the
Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to
zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M and Class N Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Forty-eighth, to the Class O Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fiftieth, following the reduction of the Certificate Balances of the Class
A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to
zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N and Class O Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Fifty-first, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifty-third, following the reduction of the Certificate Balances of the
Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates to zero, to the Class Q Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates on that
Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifty-fourth, to the Class Q Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full; and

     Fifty-fifth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution
Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

                                      S-131

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate
Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal
Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "Cross-Over Date"), the Principal Distribution
Amount will be distributed, pro rata (based upon their respective Certificate
Balances), among the classes of Class A Certificates without regard to the priorities in the distribution priority second set forth above. Any amounts remaining after the Certificate Balances of the Class A Certificates have been reduced to zero will be distributed to the Subordinate Certificates in accordance with the distribution priority set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate" applicable to each class of Certificates (other than the Class S and Residual Certificates)
for any Distribution Date will equal the rates set forth below.

     The approximate initial Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.0820%.(1)

     The approximate initial Pass-Through Rate on the Class A-1D Certificates is a per annum rate equal to 3.9250%.(1)

     The approximate initial Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.3050%.(2)

     The approximate initial Pass-Through Rate on the Class A-3A Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class A-3B Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.3014%.(4)

     The approximate initial Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.3334%.(3)

                                      S-132

     The approximate initial Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.3334%.(3)

     The approximate initial Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.0130%.(2)

     The approximate initial Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.0130%.(2)

     The approximate initial Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.0130%.(2)

     The approximate initial Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.0130%.(2)

     The approximate initial Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.0130%.(2)

     The approximate initial Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.0130%.(2)

     The approximate initial Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 5.0130%.(2)

----------
(1)  The Class A-1 and Class A-1D certificates will each accrue interest at a fixed rate.

(2)  The Class A-2, Class K, Class L, Class M, Class N, Class O, Class P and
     Class Q certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(3)  The Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J
     certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

(4)  The Class A-SB certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans minus 0.032%.

     The Pass-Through Rate applicable to the Class X-W Certificates for the initial Distribution Date will equal approximately 0.0639% per annum.

     The Pass-Through Rate for the Class X-W Certificates for any Distribution
Date will equal the excess, if any, of (a) the WAC Rate for the related
Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class S and Residual Certificates)
weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest. The
Pass-Through Rate on each class of Offered Certificates for the first
Distribution Date is set forth on page S-8 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal
Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate (including, with respect to each Non-Serviced
Mortgage Loan, the Non-Serviced Mortgage Primary Servicing Fee Rate) and the
Trustee Fee Rate.

                                      S-133

     The "Mortgage Rate" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the
Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which accrues interest on an Actual/360 Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1)
prior to the due dates in January and February in any year that is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     "Excess Interest" with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of
Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class S and Residual Certificates) for any
Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and any Accrued Interest
From Recoveries from such Class and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S and Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. Interest will be calculated assuming that each month has 30 days and each year has 360 days.

     "Accrued Interest From Recoveries" means in respect of each Distribution
Date and any Class of Certificates (other than the Class X-W, Class S and the
Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral
Support Deficit was allocated to such Class as a result of the reimbursement of
Nonrecoverable Advances from the trust to, but not including, the Distribution
Date on which the Certificate Balance was so increased.

     The "Distributable Certificate Interest" in respect of each class of
Certificates (other than the Class S and Residual Certificates) for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such class of Certificates reduced (to not less than zero) by such class's or regular interest's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such class (other than in the case of the Class X-W
Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

     The "Accrued Certificate Interest" for any Distribution Date and any class of Certificates (other than the Class S and Residual Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through
Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class or regular interest outstanding immediately prior to such
Distribution Date.

     A "Prepayment Interest Shortfall" with respect to any Distribution Date for any mortgage loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which Insurance
Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case after the due date in the calendar month preceding such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage

                                      S-134

Rate for such mortgage loan on the amount of such principal prepayment,
Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as
applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

     Shortfalls in the Available Distribution Amount resulting from Uncovered
Prepayment Interest Shortfalls will generally be allocated to all classes of
Certificates (other than the Class X-W, Class S and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of the interest accrued thereon and will reduce such classes' respective interest entitlements.

     An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest
Shortfall in excess of the Servicing Fee (computed at a rate not to exceed
0.005% per annum) attributable to such mortgage loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan or any Non-Serviced Mortgage
Loan, a prepayment due to Insurance Proceeds, Liquidation Proceeds or
Condemnation Proceeds, a prepayment subsequent to a default, a prepayment the acceptance of which is required by applicable law or a court order, a prepayment in respect of a mortgage loan that has not paid on or before its maturity date, a prepayment accepted with the consent of the Directing Certificateholder or a payment in respect of a mortgage loan that has not paid prior to its maturity date) due to the Master Servicer for the Due Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan to the following Determination Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any
Distribution Date is an amount equal to the sum of:

          (a)  the Principal Shortfall for that Distribution Date,

          (b) the Scheduled Principal Distribution Amount for that Distribution
     Date, and

          (c) the Unscheduled Principal Distribution Amount for that
     Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     In the event that the Certificate Balance of each of the Class A-4
Certificates and the Class A-1A Certificates has not been reduced to zero, a
Group 1 Principal Distribution Amount and a Group 2 Principal Distribution
Amount will be calculated for purposes of making distributions on the Class A
Certificates, unless the Cross-Over Date has occurred.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of:

          (a) the Group 1 Principal Shortfall for that Distribution Date,

          (b) the Scheduled Principal Distribution Amount for Loan Group 1 for
     that Distribution Date, and

          (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for
     that Distribution Date;

provided that the Group 1 Principal Distribution Amount for any Distribution
Date will be reduced by the amount of any reimbursements of:

                                      S-135

               (i) Nonrecoverable Advances plus interest on such Nonrecoverable
          Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1
          Principal Distribution Amount for such Distribution Date,

               (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan
          Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, and

               (iii) following the reimbursements provided for in clauses (i)
          and (ii) above, the excess, if any of (A) the total amount of
          Nonrecoverable Advances (plus interest on such Nonrecoverable
          Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as provided for in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the Group 2
          Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution
          Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Group 2 Principal Distribution Amount") for that
          Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of:

          (a)  the Group 2 Principal Shortfall for that Distribution Date,

          (b)  the Scheduled Principal Distribution Amount for Loan Group 2 for
               that Distribution Date, and

          (c)  the Unscheduled Principal Distribution Amount for Loan Group 2
               for that Distribution Date;

provided that the Group 2 Principal Distribution Amount for any Distribution
Date will be reduced by the amount of any reimbursements of:

               (i) Nonrecoverable Advances plus interest on such Nonrecoverable
          Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2
          Principal Distribution Amount for such Distribution Date,

               (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan
          Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, and

               (iii) following the reimbursements provided for in clauses (i)
          and (ii) above, the excess, if any of (A) the total amount of
          Nonrecoverable Advances (plus interest on such Nonrecoverable
          Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as provided for in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the Group 1
          Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution
          Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Group 1 Principal Distribution Amount") for that
          Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are

                                      S-136

subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal, with respect to any mortgage loan (other than a Non-Serviced
Mortgage Loan), the aggregate of the principal portions of (i) all Periodic
Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to, the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date (or, with respect to any Non-Serviced
Mortgage Loan, to the extent remitted by the related servicer to the Master
Servicer on or prior to the Servicer Remittance Date) or advanced by the Master
Servicer or the Trustee, as applicable, and (ii) all balloon payments in respect of the mortgage loans to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (i) above and The Scheduled Principal Distribution Amount with respect to any mortgage loan (other than a Non-Serviced Mortgage Loan), from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer and, with respect to a mortgage loan that is part of a whole loan, the service providers under any related pooling and servicing agreement, the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period (which will include, in the case of any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date occurring in the month in which such
Distribution Date occurs, whether in the form of Liquidation Proceeds, Insurance
Proceeds, Condemnation Proceeds, net income, rents, and profits from REO
Property or otherwise (which will include, in the case of a Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of such
Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related
Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage
Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated
Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
and Class Q Certificates on the preceding Distribution Date. There will be no
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the

                                      S-137

lesser of (a) the Group 1 Principal Distribution Amount for the prior
Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-1D,
Class A-2, Class A-3A, Class A-3B, Class A-SB and Class A-4 Certificates,
exceeds (2) the aggregate amount distributed in respect of principal on the
Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB and Class
A-4 Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated Principal
Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral
Support Deficit to, the Certificates, as well as for purposes of calculating the
Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each
REO Property (and, in the case of any Non-Serviced Mortgage Loan, the trust's beneficial interest in the related Mortgaged Property) will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Serviced Whole Loan, any of the loans comprising such Serviced Whole Loan
(an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee will continue to be
"due" in respect of the REO Loan; and amounts received in respect of the related
REO Property (or, in the case of a Non-Serviced Mortgage Loan or a mortgage loan included in a Serviced Whole Loan, the trust's portion of amounts received in respect of the related Mortgaged Property), net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related intercreditor agreement.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest
received with respect to mortgage loans during the related Due Period to the
Class S Certificates.

     Excess Liquidation Proceeds. Except to the extent Collateral Support
Deficit has been allocated to any class of Certificates, Excess Liquidation
Proceeds will not be available for distribution from the

                                      S-138

Excess Liquidation Proceeds Reserve Account to the holders of the Certificates.
"Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii)
the amount that would have been received if payment had been made in full on the
Due Date immediately following the date upon which the proceeds were received.

CLASS A-SB PLANNED PRINCIPAL BALANCE

     On each Distribution Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB
Certificate Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Priority" above. The "Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex A-5 to this prospectus supplement. Such balances were calculated using, among other things, the structuring assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
Final Rated Distribution Date" (the "Structuring Assumptions"). Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each
Distribution Date would be reduced to the balance indicated for such
Distribution Date on Annex A-5 to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions; therefore, there can be no assurance that the
Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for such Distribution Date on Annex A-5 to this prospectus supplement. In general, once the Certificate Balances of the
Class A-1, Class A-1D, Class A-2, Class A-3A and Class A-3B Certificates have been reduced to zero, any remaining portion on any Distribution Date of the
Group 1 Principal Distribution Amount and after the principal balance of the
Class A-1A Certificates is reduced to zero, the remaining Group 2 Principal
Distribution Amount will be distributed to the Class A-SB Certificates until the
Certificate Balance of the Class A-SB Certificates is reduced to zero.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges during the related Due
Period will be required to be distributed by the Trustee to the holders of the
Class A-1 through Class J Certificates (other than the Class A-1A Certificates)
in the following manner: the holders of each class of the Class A-1 through
Class J Certificates (other than the Class A-1A Certificates) will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class J Certificates (other than Class A-1A
Certificates) on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such class of Certificates and (c) the Yield
Maintenance Charges collected on such principal prepayment during the related
Due Period. Any Yield Maintenance Charges collected during the related Due
Period remaining after such distributions shall be distributed to the holders of the Class X-W Certificates. No Yield Maintenance Charges will be distributed to holders of any other class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class J Certificates (other than the
Class A-1A Certificates), will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the
Pass-Through Rate on such class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance
Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds
(ii) the yield rate (as provided by the Master Servicer) used in calculating the
Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x)
the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

                                      S-139

See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges or Defeasance Provisions" in this prospectus supplement and "Certain
Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus regarding the enforceability of Yield Maintenance
Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     "Assumed Final Distribution Date" with respect to any class of Offered
Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                       ASSUMED FINAL
CLASS DESIGNATIONS   DISTRIBUTION DATE
------------------   -----------------
Class A-1.........    October 10, 2010
Class A-1D........    October 10, 2010
Class A-2.........   December 10, 2010
Class A-3A........    October 10, 2012
Class A-3B........    October 10, 2012
Class A-SB........       May 10, 2015
Class A-4.........    October 10, 2015
Class A-1A........    October 10, 2015
Class A-M.........   November 10, 2015
Class A-J.........   November 10, 2015
Class B...........   November 10, 2015
Class C...........   November 10, 2015
Class D...........   December 10, 2015
Class E...........   December 10, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in November 2045, the first Distribution Date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT AND CERTIFICATE DEFERRED
INTEREST

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this

                                      S-140

prospectus supplement, to the rights of holders of the Senior Certificates.
Moreover, to the extent described in this prospectus supplement:

     o    the rights of the holders of the Class Q Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o    the rights of the holders of the Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class O
          Certificates,

     o    the rights of the holders of the Class O, Class P and Class Q
          Certificates will be subordinated to the rights of the holders of the
          Class N Certificates,

     o    the rights of the holders of the Class N, Class O, Class P and Class Q
          Certificates will be subordinated to the rights of the holders of the
          Class M Certificates,

     o    the rights of the holders of the Class M, Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o    the rights of the holders of the Class L, Class M, Class N, Class O,
          Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o    the rights of the holders of the Class K, Class L, Class M, Class N,
          Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o    the rights of the holders of the Class J, Class K, Class L, Class M,
          Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o    the rights of the holders of the Class H, Class J, Class K, Class L,
          Class M, Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o    the rights of the holders of the Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class O, Class P and Class Q Certificates
          will be subordinated to the rights of the holders of the Class F
          Certificates,

     o    the rights of the holders of the Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class O, Class P and Class Q
          Certificates will be subordinated to the rights of the holders of the
          Class E Certificates,

     o    the rights of the holders of the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class O, Class P and
          Class Q Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o    the rights of the holders of the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
          and Class Q Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o    the rights of the holders of the Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
          O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o    the rights of the holders of the Class B, Class C, Class D, Class E,
          Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
          N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

     o    the rights of the holders of the Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
          M, Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class A-M
          Certificates, and

     o    the rights of the holders of the Class A-M, Class A-J, Class B, Class
          C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class O, Class P and Class Q Certificates
          will be subordinated to the rights of the holders of the Senior
          Certificates.

                                      S-141

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class
A-M, Class A-J, Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each
Distribution Date, and the ultimate receipt by the holders of the Class A-M,
Class A-J, Class B, Class C, Class D and Class E Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of
Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the
Class D Certificates by means of the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C
Certificates by means of the subordination of the Class D and Class E
Certificates and the Non-Offered Subordinate Certificates, to the holders of the
Class B Certificates by means of the subordination of the Class C, Class D and
Class E Certificates and the Non-Offered Subordinate Certificates, to the
holders of the Class A-J Certificates by means of the subordination of the Class
B, Class C, Class D, Class E and the Non-Offered Subordinate Certificates, to
the holders of the Class A-M Certificates by means of subordination of the Class
A-J, Class B, Class C, Class D, Class E and the Non-Offered Subordinate
Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B,
Class A-SB and Class A-4 Certificates (as described above under
"--Distributions--Priority") and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A
Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X-W, Class S and the Residual Certificates) with later sequential
Class designations.

Collateral Support Deficit

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such
Workout-Delayed Reimbursement Amount has not been determined to be non-recoverable from Related Proceeds or from the Certificate Account) of the mortgage loans and any REO Loans expected to be outstanding

                                      S-142

immediately following that Distribution Date is less than (2) the aggregate
Certificate Balance of the Certificates (other than the Class S, Class X-W and the Residual Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, a "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of
Certificates as follows: to the Class Q, Class P, Class O, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C,
Class B, Class A-J and Class A-M Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the classes of Class A
Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Group 1 Principal
Distribution Amount or Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the class or classes of certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such class. If the Certificate Balance of any class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of
Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Master
Servicer and the Depositor as described under "Description of the Pooling
Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in
the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the
prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

Certificate Deferred Interest

     On each Distribution Date, the Accrued Certificate Interest for the Regular
Certificates (other than the Class X-W Certificates) will be reduced by an amount equal to the amount of Mortgage Deferred Interest for all mortgage loans for the due date occurring in the related Due Period allocated to such Class of
Certificates, such Mortgage Deferred Interest to be allocated first to the Class
Q Certificates, second to the Class P Certificates, third to the Class O
Certificates, fourth to the Class N Certificates, fifth to the Class M
Certificates, sixth to the Class L Certificates, seventh to the Class K
Certificates, eighth to the Class J Certificates, ninth to the Class H
Certificates, tenth to the

                                      S-143

Class G Certificates, eleventh to the Class F Certificates, twelfth to the Class
E Certificates, thirteenth to the Class D Certificates, fourteenth to the Class
C Certificates, fifteenth to the Class B Certificates, sixteenth to the Class
A-J Certificates, seventeenth to the Class A-M Certificates and eighteenth, pro rata, to the Class A Certificates, in each case up to the respective Accrued
Certificate Interest for each such Class of Certificates for such Distribution
Date. Additionally, on each Distribution Date, the Certificate Balance of the
Regular Certificates (other than the Class X-W Certificates) will be increased by the amount of Certificate Deferred Interest allocated to each such Class of
Certificates.

     "Certificate Deferred Interest" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.

     "Mortgage Deferred Interest" means with respect to any mortgage loan as of any due date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal
Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Periodic Payment, as so modified or reduced, or, if applicable,
Assumed Scheduled Payment due on such due date.

ADVANCES

P&I Advances

     Except with respect to the Fireman's Fund Mortgage Loan, on the business day immediately preceding each Distribution Date (the "Servicer Remittance
Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the
Pooling and Servicing Agreement, certain funds held in the Certificate Account
(or, with respect to a Serviced Whole Loan, the separate custodial account created with respect to such Serviced Whole Loan) that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable
Servicing Fees (including with respect to the Oglethorpe Mall Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate)), other than balloon payments, which were due on the mortgage loans during the related Due
Period and delinquent as of the business day preceding the related Servicer
Remittance Date; and (2) in the case of each mortgage loan included in the trust delinquent in respect of its balloon payment on the Determination Date
(including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed
Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement with respect to a mortgage loan included in the trust, the Trustee will make the required P&I
Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic
Payments or Assumed Scheduled Payments on a mortgage loan with respect to any
Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction
Amount with respect to the mortgage loan for that Distribution Date.

     If the monthly payment on any mortgage loan has been reduced in accordance with the Servicing Standard in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related Assumed
Scheduled Payment, then, in each case, the Master Servicer or the Trustee will, as

                                      S-144

to such mortgage loan only, be required to advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

     P&I Advances with respect to the Fireman's Fund Mortgage Loan will be made by the BACM 2005-5 Master Servicer under the BACM 2005-5 Pooling and Servicing
Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance with respect to a loan not included in the trust (such as any pari passu loan or subordinate loan). The Master Servicer will not be required to make a
P&I Advance with respect to any Serviced B Note. In addition, neither the Master
Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     With respect to the DDR/Macquarie Mervyn's Mortgage Loan, the Design Center
of the Americas Mortgage Loan and the Oglethorpe Mall Mortgage Loan, the Master
Servicer shall make its determination that it has made a P&I Advance on such mortgage loan that is a Nonrecoverable Advance (as defined below) or that any proposed P&I Advance with respect to such mortgage loan, if made, would constitute a Nonrecoverable Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Loans. If the Master Servicer determines that a proposed P&I Advance with respect to one of the mortgage loans listed in the preceding sentence, if made, or any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a
Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds a related Pari Passu Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu
Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I
Advances with respect to the related mortgage loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such mortgage loan and any related
Pari Passu Loan have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a Nonrecoverable Advance.

     Notwithstanding the foregoing, if any of the other master servicers with respect to a Pari Passu Loan determines that any advance of principal or interest with respect to such Pari Passu Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related mortgage loan, would be, or is, as applicable, a Nonrecoverable
Advance. Once such a determination is made by the Master Servicer or the Master
Servicer receives written notice of such determination by any of the other master servicers with respect to a Pari Passu Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan, Design Center of
the Americas Mortgage Loan and the Oglethorpe Mall Mortgage Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an "approved" master servicer by any of the rating agencies.

Servicing Advances

     In addition to P&I Advances, the Master Servicer will be obligated (subject to the limitations described in this prospectus supplement) to make advances
("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other

                                      S-145

similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, maintain insurance (including under the Master
Servicer's force-placed insurance policy) with respect to the related Mortgaged
Property or to protect, lease, manage and maintain the related Mortgaged
Property. To the extent that the Master Servicer fails to make a Servicing
Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required
Servicing Advance in accordance with the terms of the Pooling and Servicing
Agreement. In addition, the Special Servicer may, but will not be required to, make Servicing Advances on an emergency basis.

     None of the Master Servicer, the Special Servicer or the Trustee, as
applicable, will be required to make a Servicing Advance if such Servicing
Advance would be a Nonrecoverable Advance; provided, however, that with respect to the payment of insurance premiums and delinquent tax assessments that otherwise would constitute a nonrecoverable Advance, the Master Servicer or the
Special Servicer, as applicable, may make such payments using funds held in the general trust fund account if it determines that such payment would be in the best interests of Certificateholders and, in the case of a Serviced Whole Loan, the holders of the related Serviced Pari Passu Loan (as a collective whole). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the
Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

     Servicing Advances with respect to each Non-Serviced Mortgage Loan will be made pursuant to the applicable Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

Recovery of Advances

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing
Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation
Proceeds or otherwise from the mortgage loan ("Related Proceeds").
Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the
Master Servicer, the Special Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master
Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances
in Respect of Delinquencies" and "Description of the Pooling
Agreements--Certificate Account" in the prospectus.

     Upon a determination that a previously made Advance is a Nonrecoverable
Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as
applicable, may, in its sole discretion, elect to obtain reimbursement for such
Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such
Nonrecoverable Advance from collections of principal (with Nonrecoverable
Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special
Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with
Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement
Amounts). In the event that the Master Servicer, the Special Servicer or the
Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then such party is permitted

                                      S-146

to continue to seek reimbursement for such Nonrecoverable Advance over time
(such reimbursement to come either solely from collections of principal or from general collections), for an additional period of time only after obtaining the approval of the Directing Certificateholder, to be exercised in its sole discretion (with Nonrecoverable Advances being reimbursed before Workout-Delayed
Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the
Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of general collections. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes of Certificateholders shall not, with respect to the Master Servicer, or the Special Servicer constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to
Certificateholders or contractual duty under the Pooling and Servicing
Agreement.

     In addition, the Master Servicer, Special Servicer or the Trustee, as
applicable, will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

     To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement
Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other
Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan
Group).

     With respect to the payment of insurance premiums and delinquent tax assessments, none of the Master Servicer or the Trustee, as applicable, will be required to make an Advance for such amounts if such Advance would be a
Nonrecoverable Advance. In such case, the Master Servicer will be required to notify the Special Servicer of its determination that such Advance would be a
Nonrecoverable Advance. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer)
whether or not payment of such amount (a) is necessary to preserve the related
Mortgaged Property and (b) would nonetheless be in the best interests of the
Certificateholders (and, in the case of a Serviced Whole Loan, the related holder of such Serviced B Note). If the Special Servicer determines that such payment (a) is necessary to preserve the related Mortgaged Property and (b)
would be in the best interests of the Certificateholders (and, in the case of a
Serviced Whole Loan, the related holder of such Serviced B Note), the Special
Servicer will be required to direct the Master Servicer to make such payment, and the Master Servicer will then be required to make such payment from funds in the Certificate Account or, if a Whole Loan is involved, from the custodial account created with respect to such Whole Loan.

                                      S-147

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer or the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime
Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in
The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to
Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated by the Special Servicer. An "Appraisal Reduction
Event" will occur on the earliest of:

          (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan, as applicable, by the Master Servicer or the Special Servicer, which extension does not decrease the amount of Periodic Payments on the mortgage loan or Serviced Whole Loan;

          (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or
     Serviced Whole Loan;

          (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity date), becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special
     Servicer;

          (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related
     Mortgaged Property;

          (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy);

          (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

          (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or Serviced Whole Loan if the related borrower has not delivered to the Master Servicer prior to such date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing
     Certificateholder); and

          (8) immediately after a mortgage loan or Serviced Whole Loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     Promptly after the Appraisal Reduction Event, the Special Servicer will be required to order an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause (2) above, the
Special Servicer will be required to order an MAI appraisal or valuation within the 120-day period set forth in such clause (2). Prior to the first
Determination Date occurring on or after the delivery of the MAI appraisal, the
Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the

                                      S-148

Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause
(2), within the 120-day period set forth in clause (2)), the amount of the
Appraisal Reduction will be deemed to be an amount equal to 25% of the current
Stated Principal Balance of the related mortgage loan or Serviced Whole Loan, until the MAI appraisal or internal valuation is received and the Appraisal
Reduction is calculated. With respect to each Non-Serviced Mortgage Loan, appraisals or internal valuations will be required to be obtained in accordance with terms of the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement, which terms are substantially similar, but not necessarily identical to the provisions set forth above.

     The "Determination Date" for each Distribution Date is the earlier of (i)
sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, as to
which any Appraisal Reduction Event has occurred, will be an amount calculated by the Special Servicer by the first Determination Date following the date the
Special Servicer receives or performs such MAI appraisal, equal to the excess of
(a) the outstanding Stated Principal Balance of that mortgage loan or Serviced
Whole Loan, as applicable, as of the date of such determination over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged
Property as determined (1) by one or more independent Appraisal Institute
("MAI") appraisals with respect to any such mortgage loan or Serviced Whole
Loan, as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as a
Servicing Advance), subject to downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as the Special
Servicer deems appropriate or (2) by an internal valuation performed by the
Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any such mortgage loan or Serviced
Whole Loan, as applicable, with an outstanding principal balance less than
$2,000,000 and (B) all escrows, letters of credit and reserves in respect of such mortgage loan over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the
Master Servicer or the Trustee, all unpaid interest on that mortgage loan or
Serviced Whole Loan, as applicable, at a per annum rate equal to the Mortgage
Rate (or, in the case of any Serviced Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or Serviced Whole Loan,
(C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and
Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable). The Appraisal Reduction with respect to each Non-Serviced Mortgage Loan will be calculated pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     As a result of calculating one or more Appraisal Reductions (including an
Appraisal Reduction calculated with respect to a Non-Serviced Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class Q Certificates, then to the Class P Certificates then to the Class O Certificates, then to the
Class N Certificates, then to the Class M Certificates, then to the Class L
Certificates, then to the Class K Certificates, then to the Class J
Certificates, then to the Class H Certificates, then to the Class G
Certificates, then to the Class F Certificates, then to the Class E
Certificates, then to the Class D Certificates, then to the Class C
Certificates, then to the Class B Certificates, then to the Class A-J
Certificates and then to the Class A-M Certificates). See "--Advances" above.
The "Appraisal Reduction Amount" for any

                                      S-149

Distribution Date will equal the product of (1) the applicable per annum
Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2)
the sum of all Appraisal Reductions with respect to the related Distribution
Date. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each mortgage loan (other than any Non-Serviced Mortgage
Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred
(unless the mortgage loan or Serviced Whole Loan has become a Corrected Mortgage
Loan), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special
Servicer has notice of a material adverse change in the condition of the related
Mortgaged Property that materially affects the value of such Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the
MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a
Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special
Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction
Event to the extent the Special Servicer has obtained an MAI appraisal or internal valuation with respect to the related Mortgaged Property within the
12-month period prior to the occurrence of the Appraisal Reduction Event.
Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan; provided, that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or internal valuation.

     Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction calculated with respect to the 123 North Wacker Whole Loan, the Becker Portfolio Whole Loan
or any Mezz Cap Whole Loan will be applied first to the related Serviced B Note and then to the related Serviced Mortgage Loan. Any Appraisal Reduction in respect of the DDR/Macquarie Mervyn's Portfolio Whole Loan or the Design Center
of the Americas Whole Loan will be allocated to, in the case of a Serviced Whole
Loan, the related Serviced Mortgage Loan and any related Serviced Pari Passu
Loan, pro rata.

     Any mortgage loan or Serviced Whole Loan previously subject to an Appraisal
Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available to the general public, a statement (a "Statement to Certificateholders") based in part upon information provided by the Master Servicer in accordance with
Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate
     Interest;

          (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date;

                                      S-150

          (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans (with respect to the mortgage pool and with respect to each
     Loan Group) as of the related Determination Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an
     REO Property;

          (8) the value of any REO Property included in the trust fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the accrued Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

          (12) the Pass-Through Rate for the class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (13) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount (with respect to the mortgage pool and with respect to each Loan Group) for the Distribution Date;

          (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (15) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate
     Balance, for each class of Certificates (other than the Class S and
     Residual Certificates) immediately following the Distribution Date;

          (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal
     Reduction effected in connection with the Distribution Date and the total
     Appraisal Reduction Amounts as of that Distribution Date;

          (17) the number and related principal balances of any mortgage loans extended or modified on a loan-by-loan basis since the previous
     Determination Date;

          (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

          (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

          (20) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

          (21) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Servicer Remittance Dates;

          (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral
     Support Deficit;

                                      S-151

          (23) the aggregate unpaid principal balance of the mortgage loans
     (with respect to the mortgage pool and with respect to each Loan Group)
     outstanding as of the close of business on the related Determination Date;

          (24) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation
     Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any realized loss in connection with the liquidation;

          (25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the
     Mortgaged Property have been ultimately recovered since the previous
     Determination Date, (A) the loan number of the related mortgage loan, (B)
     the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master
     Servicer and the Trustee since the prior Distribution Date;

          (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicer and the Trustee since the prior
     Distribution Date;

          (28) the original and then current credit support levels for each class of Certificates;

          (29) the original and then current ratings for each class of
     Certificates;

          (30) the amounts held in the Excess Liquidation Proceeds Reserve
     Account; and

          (31) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Trustee will make available each month to the general public, via its internet website initially located at "www.ctslink.com," (i) the related
Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information reasonably requested by the Depositor in writing.

     In addition, the Trustee will make available each month, to the extent received from the Master Servicer, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file and any other information reasonably requested by the Depositor. "Privileged Person"
shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, any designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a Certificateholder, a beneficial owner of a Certificate, or a prospective purchaser of a Certificate.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report, the CMSA advance recovery report and the CMSA reconciliation of funds report.

                                      S-152

     The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the
Trustee may disclaim responsibility for any information distributed by the
Trustee for which it is not the original source.

     In connection with providing access to the Trustee's internet website, the
Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith.
Questions regarding the Trustee's internet website can be directed to the
Trustee's CMBS customer service desk at (301) 815-6600.

     Each report referred to above is expected to be in the form approved by the
Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Master Servicer, Moody's, S&P, the Directing
Certificateholder or any other person to whom the Trustee believes that disclosure is appropriate, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the
     Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the
     Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) any property inspection report prepared by or on behalf of the
     Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) the mortgage loan files;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

          (9) Trustee exception reports;

          (10) any and all officer's certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or
     Servicing Advance was or, if made, would be a Nonrecoverable Advance;

          (11) any and all appraisals obtained pursuant to the definition of
     "Appraisal Reduction" in this prospectus supplement;

                                      S-153

          (12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

          (13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

          (14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

          (15) an explanation of the calculation of any Prepayment Interest
     Shortfall.

     Copies of any and all of the foregoing items will be available to
Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and
Servicing Agreement, the Master Servicer will use efforts consistent with the
Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and
Servicing Agreement, to provide certain of the reports or, in the case of the
Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the
Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided, that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information and may require a confidentiality agreement be executed in conjunction with delivery of such reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of
Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special
Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the
Certificates are registered on the books and records of the Certificate
Registrar. The initial registered holder of the Offered Certificates will be
Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X-W Certificates and (2) in the case of any other class of
Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, the Class R or the Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing

                                      S-154

Agreement, none of the Master Servicer, the Special Servicer or the Depositor
will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the
Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce
Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of:

     o    the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto; or

     o    the purchase of all of the assets of the trust fund by the Special
          Servicer or the Master Servicer; or

     o    the exchange of all then outstanding Certificates (other than the
          Class S or Residual Certificates), including the Class X-W
          Certificates, for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order)
will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of:

     o    the aggregate Purchase Price of all the mortgage loans (exclusive of
          REO Loans) then included in the trust fund; and

     o    the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of
          Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master
          Servicer related to such purchase, unless the Master Servicer is the purchaser.

     This purchase will effect early retirement of the then outstanding Offered
Certificates, but the rights of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate
Stated Principal Balance of the pool of mortgage loans be less than 1% of the
Initial Pool Balance. The exchange of certificates for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of the
Certificates and all certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special
Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of any Certificates purchased at a premium because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance

                                      S-155

Charges and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity
Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A. will serve as Trustee under the Pooling and
Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis,
Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) (GE
Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates,
Series 2005-C4). As compensation for the performance of its routine duties, the
Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.00096% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the intercreditor agreements with respect to the Whole Loans. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain
Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in
the prospectus.

                                      S-156

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Non-Serviced Mortgage
Loans, which are serviced under the various Non-Serviced Mortgage Loan Pooling and Servicing Agreements, as described under "--Servicing of the Fireman's Fund
Mortgage Loan" and "--Servicing of the Oglethorpe Mall Mortgage Loan" below), the Serviced Whole Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, Serviced Whole Loans and related REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement.
Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, Serviced Whole Loans and any related REO
Properties; provided, that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See
"Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer and the Special Servicer (each, directly or through one or more sub-servicers) will be required to service and administer the mortgage loans and Serviced Whole Loans for which it is responsible. The
Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans and
Serviced Whole Loans to one or more affiliates. The Master Servicer and the
Special Servicer, as applicable, will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; provided, that the
Special Servicer will only be permitted to appoint sub-servicers with respect to their servicing obligations and duties upon the consent of the Directing
Certificateholder except that such consent shall not be required where such appointment of a sub-servicer is necessary for the Special Servicer to comply with any applicable laws, regulations, codes or ordinances related to the
Special Servicer; provided, further, that each of the Master Servicer and the
Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans and
Serviced Whole Loans for which it is responsible notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the Non-Serviced Mortgage
Loans) and the Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or
Serviced B Note, as a collective whole, taking into consideration that a
Serviced B Note is subordinate to the related mortgage loan) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the
Pooling and Servicing Agreement and the mortgage loans (other than the
Non-Serviced Mortgage Loans) (and, in the case of any Serviced Whole Loan, the terms of any related Serviced Pari Passu Loan or Serviced B Note, and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     o    the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties; and

     o    the same care, skill, prudence and diligence with which the Master
          Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by the Master Servicer or the Special Servicer, as the case may be, with

                                      S-157

          a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the Non-Serviced Mortgage Loans) or Specially Serviced Loans, as
          applicable (including the Serviced Whole Loans), and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu
          Loan or Serviced B Note, as a collective whole, taking into consideration that a Serviced B Note is subordinate to the related mortgage loan), as determined by the Master Servicer or the Special
          Servicer, as the case may be, in its reasonable judgment, but without regard to:

                    1. any relationship that the Master Servicer or the Special
               Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any
               affiliate of any of the foregoing;

                    2. the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either;

                    3. the Master Servicer's obligation to make Advances;

                    4. the Master Servicer's or the Special Servicer's, as the
               case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing
               Agreement or with respect to any particular transaction;

                    5. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master
               Servicer or the Special Servicer or any affiliate of the Master
               Servicer or the Special Servicer, as applicable;

                    6. any obligation of the Master Servicer, in its capacity as a Mortgage Loan Seller, to cure a breach of a representation or warranty or repurchase the mortgage loan; and

                    7. any debt that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     Except as otherwise described under "--Inspections; Collection of Operating
Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans. With respect to any mortgage loan (other than a Non-Serviced Mortgage Loan):

     o    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended in accordance with the provisions of the Pooling and Servicing Agreement, at its extended maturity date or, in the case of a balloon loan, a payment default has occurred on the related balloon payment,

     o    as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent,

     o    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding, or the related borrower has admitted in writing its inability to pay its debts generally as they become due,

     o    as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property,

     o    as to which, in the judgment of the Master Servicer or the Special
          Servicer (in the case of the Special Servicer, with the consent of the
          Directing Certificateholder), a payment default is imminent and is not likely to be cured by the borrower within 60 days or

     o    as to which a default of which the Master Servicer has notice or actual knowledge (other than a failure by the related borrower to pay principal or interest) and which materially and

                                      S-158

          adversely affects the interests of the Certificateholders (or, with respect to each Serviced Whole Loan, the related holder of a related
          Serviced Pari Passu Loan or Serviced B Note) has occurred and remains unremedied for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days),

the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts but the REO Account; provided, however, that with respect to any balloon loan as to which a payment default has occurred with respect to the related balloon payment, if the related borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, the Master Servicer will not be required to transfer its servicing responsibilities with respect to such balloon loan until 90 days (or, if the borrower has produced a written refinancing commitment within 90 days (which commitment provides that the refinancing will occur no later than 150 days following such default) that is reasonably acceptable to the Special Servicer and the Directing Certificateholder has given its consent, 150 days) following such payment default; provided, further, that with respect to a mortgage loan or
Serviced Whole Loan as to which the related borrower has become subject to a decree or order for a bankruptcy or similar proceeding, the mortgage loan (or such Serviced Whole Loan) will be returned to the Master Servicer for servicing if such decree or order has been dismissed, discharged or stayed within 60 days thereafter. The Master Servicer will also transfer its servicing responsibilities with respect to any Serviced B Note if any of the aforementioned events has occurred with respect to the related mortgage loan that is included in the trust. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for its operation and management.

     The mortgage loans and the Serviced Whole Loans serviced by the Special
Servicer and any mortgage loans and loans in each Serviced Whole Loan secured by
Mortgaged Properties that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loan" The Master
Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. The Special Servicer
will have no responsibility for the performance of the Master Servicer of its duties under the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, with respect to the 123 North Wacker Whole
Loan and the Becker Portfolio Whole Loan, a transfer to special servicing as a result of a determination by the Master Servicer or the Special Servicer that a payment default is imminent will, subject to certain exceptions, be delayed (a
"Special Servicing Delay"), if, within the time frame specified in the Pooling and Servicing Agreement, the holder of the related Serviced B Note has deposited with the Master Servicer an amount equal to the monthly debt service payment for the related Serviced Mortgage Loan due on the first due date following such deposit; provided, however, that such deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the Master
Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date (each such deposit will constitute a cure event under the related intercreditor agreement); provided, however,

     (A) if the related borrower makes the monthly debt service payment on the first due date but a payment default is still determined by the Master Servicer or the Special Servicer to be imminent, such deposit will either be retained by the Master Servicer for application on the second due date following the date of such deposit or, upon the business day following written request, will be returned to the holder of the related Serviced B Note (in which event there will no longer exist a Special Servicing Delay and a transfer of servicing from the
Master Servicer to the Special Servicer may be determined to be required) and

                                      S-159

     (B) if the related borrower makes the monthly debt service payment on the first due date and a payment default is no longer determined by the Master
Servicer or the Special Servicer to be imminent, such deposit will be returned to the holder of the related Serviced B Note.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan or Serviced Whole Loan for at least three
Periodic Payments (provided, no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan or Serviced Whole Loan (a
"Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status
Report") for each mortgage loan (other than any Non-Serviced Mortgage Loan)
which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each
Asset Status Report will be delivered to the Master Servicer, the Trustee, the
Directing Certificateholder (as defined below), Moody's and S&P, and with respect to the Serviced Whole Loan, the holder of any related Serviced B Note or
Serviced Pari Passu Loan. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status
Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset
Status Report if it makes a determination in accordance with the Servicing
Standard that the objection is not in the best interests of all the
Certificateholders and, if the Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as a collective whole, taking into consideration the subordination of the Serviced B Note. If the
Directing Certificateholder disapproves the Asset Status Report and the Special
Servicer has not made the affirmative determination described above, the Special
Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the
Certificateholders and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as a collective whole, taking into consideration the subordination of the Serviced B Note; provided, however, in the event that the Directing Certificateholder and the Special
Servicer have not agreed upon an Asset Status Report with respect to a Specially
Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially
Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing
Certificateholder by the Special Servicer subject to the Directing
Certificateholder's right to consent to certain specific actions.
Notwithstanding the foregoing, with respect to each Serviced Whole Loan, certain decisions made by the Special Servicer and certain rights of the Directing
Certificateholder may be subject to the rights of the holders of the related B
Note or Pari Passu Loan, as applicable. See "Servicing of the Mortgage
Loans--Rights of the Holder of the 123 North Wacker B Note," "--Rights of the
Holders of the DDR/Macquarie Mervyn's Portfolio Pari Passu Loans," "--Rights of
the Holder of the Design Center of the Americas Pari Passu Loan," "--Rights of
the Holder of the Becker Portfolio B Note" and "--Rights of the Holders of the
Mezz Cap B Notes" in this prospectus supplement.

     No direction of the Directing Certificateholder will, and the Special
Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would, (a) require, permit or cause the Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the
Servicing Standard, or the REMIC Provisions, (b) result in the imposition of a
"prohibited transaction" or "prohibited contribution" tax under the REMIC
Provisions, (c) expose the Master Servicer, the Special Servicer, the Depositor,
the Mortgage Loan Sellers, the trust fund, the Trustee, the Underwriters or their respective officers,

                                      S-160

directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's
responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder or its designee selected by more than 50% of the Controlling
Class Certificateholders, by Certificate Balance, as certified by the
Certificate Registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt by the Trustee and the Master Servicer of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a
Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the
Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates (other than the Class S, Class R, Class LR and
Class X-W Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each
Class will not be reduced by the amount allocated to that class of any Appraisal
Reductions. The Controlling Class as of the Closing Date will be the Class Q
Certificates.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be appointed as the initial
Master Servicer (in such capacity, the "Master Servicer") of the mortgage loans.
In addition, Midland will be responsible for servicing the Specially Serviced
Mortgage Loans and REO Properties (in such capacity, the "Special Servicer").
Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank,
National Association. Midland's address is 10851 Mastin, Suite 700, Building 82,
Overland Park, Kansas 66210.

     As of September 30, 2005, Midland was servicing approximately 16,457 commercial and multifamily loans with a total principal balance of approximately
$126.5 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,924 of
the loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. As of September 30, 2005, Midland was the named
Special Servicer in approximately 97 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately
$63.3 billion. With respect to such transactions as of such date, Midland was administering approximately 118 assets with an outstanding principal balance of approximately $773 million. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from
Fitch and S&P.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website at www.midlandls.com.
Midland may require registration and execution of an access agreement in connection with

                                      S-161

providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at
"askmidland@midlandls.com."

     The information set forth in this prospectus supplement concerning the
Master Servicer and the Special Servicer has been provided by Midland, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and
Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

PRIMARY SERVICING

     Except with respect to certain mortgage loans sold to the Depositor by Bank of America, the Master Servicer will be responsible for the primary servicing of all of the mortgage loans (other than the Non-Serviced Mortgage Loans) and the
Serviced Whole Loans. The Master Servicer may elect to sub-service some or all of its primary servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by holders of more than 50% of the Certificate Balance of the Controlling
Class. With respect to each of the 123 North Wacker Mortgage Loan and the Becker
Portfolio Mortgage Loan, the holder of the related Serviced B Note will be entitled to remove the Special Servicer, and appoint a replacement Special
Servicer, solely with respect to such Serviced Whole Loan. See "--Rights of the
Holder of the 123 North Wacker B Note--Termination of the Special Servicer" and
"--Rights of the Holder of the Becker Portfolio B Note--Termination of the
Special Servicer". With respect to each of the DDR/Macquarie Mervyn's Portfolio
Mortgage Loan and the Design Center of the Americas Mortgage Loan, the holders of a majority of the outstanding principal balance of such Serviced Whole Loan will be entitled to remove the Special Servicer, and appoint a successor Special
Servicer, solely with respect to such Serviced Whole Loan. See "--Rights of the
Holders of the DDR/Macquarie Mervyn's Portfolio Pari Passu Loans--Termination of
the Special Servicer" and "--Rights of the Holders of the Design Center of the
Americas Pari Passu Loans--Termination of the Special Servicer". In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from each of Moody's and S&P that the replacement of the
Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates or any class of securities.

     With respect to the Non-Serviced Mortgage Loans, the related special servicer may be terminated and replaced as provided in the related pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the
Fireman's Fund Mortgage Loan and "--Servicing of the Oglethorpe Mall Mortgage
Loan"

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A servicing fee (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the
"Servicing Fee Rate") ranging from 0.0200% to 0.1100%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.0255% per annum. With respect to the Non-Serviced Mortgage Loans, the Servicing Fee includes a primary servicing fee that will be payable to the master servicer under the applicable
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, which will accrue at a per annum rate equal to 0.02% (the "Non-Serviced Mortgage Loan Primary
Servicing Fee Rate"). The Servicing Fee will be calculated on the basis of a
360-day year consisting of twelve 30-day months. In addition to the Servicing
Fee, the Master Servicer will be entitled to retain, as additional servicing compensation:

                                      S-162

     o    50% of certain assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, and 100% of all charges for beneficiary statements or demand fee and application and processing fees with respect to mortgage loans which are not Specially Serviced
          Mortgage Loans as set forth in the Pooling and Servicing Agreement,

     o    100% of all NSF check charges on the mortgage loans, and

     o    late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay additional expenses of the trust fund with respect to the related mortgage loan that have been incurred and interest on Advances that has been incurred during the period set forth in the Pooling and Servicing Agreement with respect to the related mortgage loan to the extent provided in the Pooling and
          Servicing Agreement.

     If the Master Servicer resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the Servicing
Fee. The Master Servicer will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming the
Master Servicer's responsibilities as master servicer. If the Master Servicer resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of the Master Servicer as primary servicer.

     The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted
Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing
Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities in respect of the mortgage pool, the Serviced
Pari Passu Loans, the Serviced B Notes and the Serviced Mortgage Loans will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. Each
Non-Serviced Mortgage Loan will be serviced under its respective Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (including those occasions under such Non-Served Mortgage Loan Pooling and Servicing Agreement when the servicing of such Non-Serviced Mortgage Loan has been transferred from the respective servicer to the respective special servicer). Accordingly, the Special Servicer will not be entitled to receive any servicing compensation for any Non-Serviced
Mortgage Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the actual principal balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund.

     Each Non-Serviced Mortgage Loan will accrue a comparable special servicing fee under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1.0% to each collection (other than Excess Interest and default interest) of interest and principal (other than any amount for which a Liquidation Fee will be paid) including, but not limited to, scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as such remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected
Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage
Loan.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to the mortgage loans or
Serviced Whole Loans that became

                                      S-163

Corrected Mortgage Loans for which it was acting as Special Servicer prior to the time of the termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that the
Special Servicer has been terminated or has resigned and, as of the time of such termination or resignation, a Specially Serviced Mortgage Loan for which it was acting as Special Servicer would be a Corrected Mortgage Loan but for the failure of the borrower to have paid three consecutive payments, then the
Special Servicer will be paid the related Workout Fee in the event such
Specially Serviced Mortgage Loan does in fact become a Corrected Mortgage Loan upon payment by the borrower of three consecutive payments.

     A "Liquidation Fee" will be payable

     o    with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO
          Property as to which the Special Servicer receives any Liquidation
          Proceeds or Condemnation Proceeds (provided, however, that a
          Liquidation Fee will not be payable to the Special Servicer with respect to Condemnation Proceeds unless the Special Servicer, prior to the related condemnation, has spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property) and

     o    in connection with the repurchase of any mortgage loan by a Mortgage
          Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation after the expiration of a 90 day period (plus any permitted extensions) set forth in the Pooling and Servicing Agreement. The Liquidation Fee for
          each Specially Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of a "Liquidation Fee
          Rate" of 1.0% to the amount of the related payment or proceeds.

     The Liquidation Fee will be limited in amount and scope as set forth in the
Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of,
Liquidation Proceeds received in connection with:

     o    generally, the purchase of any Specially Serviced Mortgage Loan by the
          Directing Certificateholder, the Special Servicer or an Assignee of
          either, except where the purchase is by an Assignee of such purchase option for no material considerations, such assignee is not an affiliate of the assignor of such purchase option and such purchase occurs more than 90 days after the date the Special Servicer has initially determined the fair value of such Specially Serviced Loan,

     o    the purchase of the 123 North Wacker Mortgage Loan, the Becker
          Portfolio Mortgage Loan or a Mezz Cap Mortgage Loan by the applicable holder of a Serviced B Note, pursuant to the related intercreditor agreement which takes place within a certain period of time following the occurrence of a Servicing Transfer Event with respect to such
          Mortgage Loan,

     o    the purchase or exchange of all of the mortgage loans and REO
          Properties in connection with an optional termination of the trust fund, or

     o    generally, the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement which takes place within 90 days following the occurrence of a Servicing Transfer
          Event with respect to such Mortgage Loan.

     If, however, Liquidation Proceeds are received with respect to any
Corrected Mortgage Loan and the Special Servicer is properly entitled to a
Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No
Liquidation Fee will be payable if the mortgage loan becomes and remains a
Corrected Mortgage Loan. Liquidation Proceeds do not include Condemnation
Proceeds, Insurance Proceeds or REO revenues.

     Each Non-Serviced Mortgage Loan Special Servicer will accrue a comparable liquidation fee with respect to each Non-Serviced Mortgage Loan under the related Non-Serviced Mortgage Loan

                                      S-164

Pooling and Servicing Agreement (other than in connection with a repurchase of a
Non-Serviced Mortgage Loan in connection with a breach of a representation or warranty or a document defect).

     The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption, application and processing, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands fees with respect to Specially Serviced
Mortgage Loans and 50% of such fees (other than application and processing fees, charges for beneficiary statements, NSF check charges or demand fees) for loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay additional expenses of the trust fund and interest on Advances that has accrued from the Closing Date to the date preceding the end of the related Due Period with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the Special
Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the
Pooling and Servicing Agreement. The Master Servicer and the Special Servicer,
as applicable, will be responsible for all fees of any related sub-servicers.
See "Description of the Certificates--Distributions--Method, Timing and Amount"
in this prospectus supplement and "Description of the Pooling
Agreements--Certificate Account" and "--Servicing Compensation and Payment of
Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (but excluding any mortgage loan as to which the related Mortgaged Property has become an REO Property) and Serviced
Whole Loan, the Master Servicer will be required to use reasonable efforts
(other than with respect to any Non-Serviced Mortgage Loan) consistent with the
Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

               (i) a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan or Serviced Whole Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

               (ii) all other insurance coverage as is required or that the lender is entitled to reasonably require (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related mortgage loan documents,

     provided, however, that:

               (i) the Master Servicer will not be required to maintain or cause the related borrower to maintain any earthquake or environmental insurance policy on any Mortgaged Property

                                      S-165

          unless such insurance policy was in effect at the time of the origination of the related mortgage loan or Serviced Whole Loan or was required by the related mortgage loan documents and is available at commercially reasonable rates and only to the extent that the Trustee has an insurable interest thereon (and if the Master Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special
          Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard and with the consent of the
          Directing Certificateholder), at the trust's expense (and, in the case of a Serviced Whole Loan, at the expense of the related holder of the related B Note or related Serviced Pari Passu Loan), earthquake or environmental insurance on any Mortgaged Property securing a Specially
          Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

               (ii) if and to the extent that any mortgage loan or Serviced
          Whole Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing
          Standard) require the related borrower to obtain the requisite insurance coverage;

               (iii) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer's obligation to obtain and maintain a forced-placed insurance policy as set forth in the Pooling and Servicing Agreement);

               (iv) except as provided below, in no event will the Master
          Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related
          Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the
          Master Servicer will be required to be made not less frequently than annually);

               (v) the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the
          Master Servicer on a force-placed basis;

               (vi) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master
          Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates and only to the extent that the Trustee has an insurable interest thereon
          (and this limitation is not to be construed to modify the other limits set forth in clause (iv) above);

               (vii) any explicit terrorism insurance requirements contained in the related mortgage loan documents is required to be enforced by the
          Master Servicer in accordance with the Servicing Standard (unless the
          Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the Servicing Standard);

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Directing Certificateholder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder, provided, further, that while a consent or approval is pending, neither the Master Servicer nor the Special Servicer shall be in default or liable for any loss.

                                      S-166

     Notwithstanding the provision described in clause (iv) above, the Master
Servicer must, prior to availing itself of any limitation described in that clause with respect to any mortgage loan that has an unpaid principal balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special
Servicer will be required to comply with any applicable provisions of the
Pooling and Servicing Agreement described herein under "--General,"
"--Modifications, Waiver and Amendments" and, with respect to a Serviced Whole
Loan, "--Rights of the Holder of the 123 North Wacker B Note," "--Rights of the
Holders of the DDR/Macquarie Mervyn's Portfolio Pari Passu Loans," "--Rights of
the Holder of the Design Center of the Americas Pari Passu Loan," "--Rights of
the Holder of the Becker Portfolio B Note" and "--Rights of the Holders of the
Mezz Cap B Notes"). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and, with respect to a Serviced Whole Loan, "--Rights of the Holder of the 123 North
Wacker B Note," "--Rights of the Holders of the DDR/Macquarie Mervyn's Portfolio
Pari Passu Loans," "--Rights of the Holder of the Design Center of the Americas
Pari Passu Loan," "--Rights of the Holder of the Becker Portfolio B Note" and
"--Rights of the Holders of the Mezz Cap B Notes"). The Pooling and Servicing
Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular mortgage loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determinations by the Master Servicer, with respect to that mortgage loan.

     With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts (other than with respect to any Non-Serviced
Mortgage Loan), consistent with the Servicing Standard, to maintain

     o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the
          Mortgaged Property or the Stated Principal Balance of the mortgage loan or Serviced Whole Loan (or such greater amount of coverage required by the mortgage loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause,

     o    a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence
          and

     o    to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.

However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing
Standard.

     If either

     o    the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans and Serviced Whole Loans or REO Properties, as applicable, as to which it is the Master Servicer or the Special
          Servicer, as the case may be, and to the extent such policy provides protection equivalent to the individual policies otherwise required or

                                      S-167

     o    the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by
          Moody's and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required,

then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the
Certificate Account (or, in the case of any Serviced Whole Loan, the separate custodial account maintained with respect to such Serviced Whole Loan), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan or Serviced Whole Loan
(or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance may be recovered by the Master Servicer or
Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not Nonrecoverable Advances) as set
forth in the Pooling and Servicing Agreement. However, even if such Servicing
Advance would be a Nonrecoverable Advance, the Master Servicer or the Special
Servicer, as applicable, may make such payments using funds held in the
Certificate Account or may be permitted to make such Servicing Advance, subject to certain conditions set forth under "Description of the Offered
Certificates--Advances" in this prospectus supplement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Master Servicer (except as provided in the Pooling and Servicing
Agreement) may not agree to extend the maturity date of a mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is either:

     o    a Specially Serviced Mortgage Loan or

     o    a Defaulted Mortgage Loan or a mortgage loan or Serviced Whole Loan as to which default is reasonably foreseeable and the Special Servicer
          (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of any such mortgage loan or Serviced
          Whole Loan; except that any extension entered into by the Master
          Servicer or the Special Servicer will not be permitted to extend the maturity date beyond the earlier of (i) two years prior to the Rated
          Final Distribution Date and (ii) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the Directing
          Certificateholder has consented to such extension) prior to the expiration of the leasehold estate.

     Subject to the preceding sentence:

     o    the Master Servicer will not be permitted to extend a mortgage loan or
          Serviced Whole Loan more than twelve months from the original maturity date, unless the Master Servicer provides a recommendation and analysis to the Special Servicer and the Special Servicer

                                      S-168

          determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund and if a Serviced Whole Loan is involved, the holder of a related Serviced Pari Passu Loan or a related Serviced B Note (as a collective whole, taking into consideration the subordination of the Serviced B Note) and

     o    the Special Servicer will not be permitted to extend a mortgage loan or Serviced Whole Loan more than twelve months from the original maturity date, unless the Special Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund and if a Serviced Whole Loan is involved, the holder of a related Serviced Pari Passu Loan or a related Serviced B Note (as a collective whole, taking into consideration the subordination of the
          Serviced B Note); provided, however, that the aggregate of such longer extensions will not be permitted to exceed five years from the original maturity date.

     If any such extension would extend the maturity date of a mortgage loan or
Serviced Whole Loan for more than twelve months from and after the original maturity date of the mortgage loan or Serviced Whole Loan, the Master Servicer or the Special Servicer, as applicable, must obtain an opinion of counsel (at the expense of the related borrower) that such extension will not constitute a
"significant modification" of the mortgage loan within the meaning of Treasury
Regulations Section 1.860G-2(b). In addition, notwithstanding the foregoing, the maturity date of the DDR/Macquarie Mervyn's Portfolio Whole Loan may not be
extended beyond October 1, 2012.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its written recommendation, analysis, the details of such proposed extension and any other information reasonably requested by the
Directing Certificateholder to the Directing Certificateholder, and (b) the
Directing Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not object to such recommendation within ten business days of its receipt of the Master Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Master Servicer, subject to the Servicing
Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Notwithstanding the foregoing, to the extent that the related mortgage loan documents provide that the lender has the right to approve any material modification (other than an extension), the Master Servicer will not be permitted to agree to any material modification unless (a) the Master Servicer has notified the Special Servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the Special Servicer to the Special Servicer, (b) the
Special Servicer has approved such material modification and advised the
Directing Certificateholder of the request for such approval and of the Master
Servicer's and its own approval of such material modification and (c) the
Directing Certificateholder has also approved such material modification;
provided, however, that the Special Servicer will be required to advise the
Directing Certificateholder of its approval (if any) of such material modification within 10 business days of its receipt of all of the notice, its recommendation, analysis and any reasonably requested documents from the Master
Servicer; provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 business days of its receipt of the Special Servicer's recommendation, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the
Servicing Standard, neither the Master Servicer nor the Special Servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification
(unless such condition has been waived by the Directing Certificateholder).

     Except as otherwise described in this section (other than with respect to a
Non-Serviced Mortgage Loan), neither the Master Servicer nor the Special
Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause

                                      S-169

or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If the Special Servicer determines that a modification, waiver or amendment
(including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery to Certificateholders, and if any
Serviced Whole Loan is involved, the holder of a related Serviced Pari Passu
Loan or a related Serviced B Note (taking into consideration the subordination of the B Note), on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate or weighted average mortgage rates, if applicable) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization upon Defaulted Mortgage Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The Special Servicer will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

               (i) extend the maturity date of the Specially Serviced Mortgage
          Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced
          Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the
          Directing Certificateholder has consented to such extension) prior to the expiration of the leasehold estate;

               (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through
          Rate on any class of Certificates (other than the Class X-W
          Certificates), unless such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such reduction to be in the best interest of the trust fund (and, in the case of a Serviced Whole Loan, the holder of a related Serviced Pari
          Passu Loan or a related Serviced B Note (as a collective whole, taking into consideration the subordination of the B Note)); or

               (iii) provide for the deferral of interest unless (A)(x) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (y) the aggregate amount of deferred interest does not exceed 10%
          of the unpaid principal balance of the Specially Serviced Mortgage
          Loan, or (B) such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such deferral to be in the best interest of the trust fund (and, in the case of a
          Serviced Whole Loan, the holder of a related Serviced Pari Passu Loan or a related Serviced B Note (as a collective whole, taking into consideration the subordination of the B Note)).

     With respect to the following actions:

               (i) the termination or replacement of any property manager with respect to any Mortgaged Property;

               (ii) the termination or change of the franchise for any Mortgaged
          Property operated as a hospitality property;

               (iii) the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related mortgage loan or Serviced Whole Loan, or which can be released at the option of the Lender upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; and

                                      S-170

               (iv) the incurrence by a borrower of any debt other than the mortgage loan or Serviced Whole Loan and trade debt incurred in the normal operation of the related Mortgaged Property,

to the extent that the related mortgage loan documents provide that the lender has the right to consent to such action, the Master Servicer will not be permitted to consent to such action unless (a) the Master Servicer has notified the Special Servicer of such action and provided a written recommendation, its analysis and any related documents within the possession of the Master Servicer reasonably requested by the Special Servicer, (b) the Special Servicer has
approved such action and notified the Directing Certificateholder of the request for such consent and of the Master Servicer's and its own approval and (c) the
Directing Certificateholder has also informed the Special Servicer that it has approved such action; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such action promptly upon (but in no case to exceed 10 business days following)
its receipt of all of the notice, recommendation, analysis and reasonably requested documents from the Master Servicer; provided, further, that if the
Directing Certificateholder does not respond to or approve such recommendation within 5 business days of its receipt of the Special Servicer's recommendation, then such action will be deemed approved. Unless required by the related loan documents or the Servicing Standard, the Special Servicer will not be permitted to approve such action unless the borrower agrees to pay all fees and costs associated with such action (unless such condition shall have been waived by the
Directing Certificateholder).

     In the event the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the
Directing Certificateholder would cause the Special Servicer or Master Servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the Servicing Standard), the Special Servicer or Master
Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, S&P and
Moody's.

     Any modification, extension, waiver or amendment of the payment terms of any Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the trust as holder of the related Mortgage Loan, nor the holder of a related Serviced B Note nor the holder of a related Serviced Pari Passu Loan gains a priority over the other such holder that is not reflected in the related loan documents and the intercreditor agreement. Subject to the previous sentence and to the extent consistent with the Servicing Standard (taking into account the extent to which any related Serviced B Note is junior to the related mortgage loan in such
Serviced Whole Loan), (i) no waiver, reduction or deferral of any particular amounts due on the related mortgage loan in such Serviced Whole Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of any related Serviced B Note in such Serviced Whole Loan, and
(ii) no reduction of the Mortgage Rate of the Mortgage Loan in such Serviced
Whole Loan shall be effected prior to the reduction of the Mortgage Rate of the related Serviced B Note in such Serviced Whole Loan, to the maximum extent possible.

     In the event of a modification which creates a deferral of interest, the
Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X-W Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, Moody's, S&P, each holder of a Serviced B Note, each holder of a Serviced Pari Passu Loan and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following

                                      S-171

the execution thereof. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee.
See "Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Directing Certificateholder's ability to exercise the rights set forth in this section will be subject to the provisions described under "--Rights of the
Holder of the 123 North Wacker B Note," "--Rights of the Holders of the
DDR/Macquarie Mervyn's Portfolio Pari Passu Loans," "--Rights of the Holder of
the Design Center of the Americas Pari Passu Loan," "--Rights of the Holder of
the Becker Portfolio B Note" and "--Rights of the Holders of the Mezz Cap B
Notes" below.

     See also "--General" above for a description of the Directing
Certificateholder's rights with respect to reviewing and approving the Asset
Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF
SERVICED B NOTES

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class
Certificateholders and shall have no liability to any Controlling Class
Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class
Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing
Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates, that the Directing
Certificateholder may act solely in the interests of the holders of the
Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates, that the Directing Certificateholder will have no liability whatsoever by reason of its having acted solely in the interests of the Controlling Class, and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The holder of each Serviced B Note or its related designees, in connection with exercising the rights and powers set forth herein with respect to each such
Serviced Whole Loan, will be entitled to substantially the same limitations on liability to which the Directing Certificateholder is entitled.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted
Mortgage Loan" is a mortgage loan (other than a Non-Serviced Mortgage Loan)
which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the mortgage loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage
Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard.

     In the event a mortgage loan (other than a Non-Serviced Mortgage Loan)
becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the
Special Servicer (only if the Directing Certificateholder or Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan

                                      S-172

Seller) (subject, with respect to a Serviced Whole Loan, to the rights of the holder of the related Serviced B Note, to purchase such Defaulted Mortgage Loan and, in the case of a mortgage loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the Defaulted Mortgage Loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance, all related unreimbursed
Servicing Advances and interest on all Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     The party that exercises the Purchase Option will only be entitled to purchase a Mortgage Loan that is included in the trust, and will not be entitled to purchase any related Serviced Pari Passu Loan or Serviced B Note.

     The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination. Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by a mezzanine lender or a holder of a
B Note, if any such holder is entitled to so purchase the Defaulted Mortgage
Loan pursuant to the related intercreditor agreement), the Special Servicer will be required to pursue such other resolution strategies available under the
Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option. With respect to any Serviced Whole Loan, in the event that the related mortgage loan has become a Defaulted Mortgage Loan, the
Special Servicer may (subject to the written consent of each affected holder of any related Serviced Pari Passu Loans or Serviced B Notes), but will not be required to, sell any related Serviced Pari Passu Loans and Serviced B Notes in connection with a sale of such Defaulted Mortgage Loan.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable
Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan or a document defect or (v) a purchase of a Defaulted Mortgage Loan by the holder of a related B Note or mezzanine debt pursuant to the related intercreditor agreement. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a
Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is
affiliated with the Special Servicer, the Directing Certificateholder, or any
affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage
Loan, the Master Servicer will be required to determine, in accordance with the
Servicing Standard, whether the Option Price represents a fair price. The Master
Servicer will be required to retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing
Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such

                                      S-173

determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Directing
Certificateholder will have the right to purchase any Non-Serviced Mortgage Loan that becomes a defaulted mortgage loan under the related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement from the trust at the price determined by the related Non-Serviced Mortgage Loan Special Servicer, subject to the purchase option described below under "--Servicing of the Fireman's Fund Mortgage
Loan--Sale of Defaulted Mortgage Loans" and "Servicing of the Oglethorpe Mall
Mortgage Loan--Sale of Defaulted Mortgage Loans."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Non-Serviced
Mortgage Loans) or Serviced Whole Loan, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer is permitted, however, to initiate foreclosure proceedings or acquire title to any Mortgaged
Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and in the case of any Serviced Whole Loan, on behalf of the holder of a related Serviced B
Note or the holder of a related Serviced Pari Passu Loan), or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of or to be an "owner" or an "operator" of the
Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

          (1) the Special Servicer determines in accordance with the Servicing
     Standard, based on the information set forth in the report, that (a) the
     Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the
     Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations;
     or

          (2) the Special Servicer determines in accordance with the Servicing
     Standard, based on the information set forth in the report, that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery to the certificateholders and, if a Serviced
     Whole Loan is involved, the holder of a related Serviced Pari Passu Loan or the holder of a related Serviced B Note (as a collective whole, taking into consideration the subordination of the B Note), taking into account the time value of money, than not taking those actions. See "Certain Legal
     Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     In addition, subject to certain exceptions set forth in the Pooling and
Servicing Agreement, the Special Servicer will not be permitted to initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged
Property, unless (a) the Special Servicer shall have notified the Directing
Certificateholder of the proposed foreclosure and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the Directing
Certificateholder to the Directing Certificateholder, and (b) the Directing
Certificateholder shall have approved such proposed foreclosure; provided, however, that if the Directing Certificateholder does not reject such recommendation within 10 business days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing
Certificateholder may reasonably request, then the proposed foreclosure will be deemed approved. Notwithstanding

                                      S-174

the foregoing, with respect to each Serviced Whole Loan, the Directing
Certificateholder's ability to exercise the rights set forth in this section will be subject to the provisions described under "--Rights of the Holder of the
123 North Wacker B Note," "--Rights of the Holders of the DDR/Macquarie Mervyn's
Portfolio Pari Passu Loans," "--Rights of the Holder of the Design Center of the
Americas Pari Passu Loan," "--Rights of the Holder of the Becker Portfolio B
Note" and "--Rights of the Holders of the Mezz Cap B Notes."

     If title to any Mortgaged Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund (and, in the case of a Serviced
Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loan or
Serviced B Note), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless
(1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a
REMIC under the Code at any time that any Certificate is outstanding.

     Subject to certain exceptions set forth in the Pooling and Servicing
Agreement, the Special Servicer will not, however, be permitted to sell any REO
Property, unless (a) the Special Servicer shall have notified the Directing
Certificateholder of the proposed sale and provided its written recommendation, analysis and any other related documents in the possession or control of the
Special Servicer reasonably requested by the Directing Certificateholder to the
Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed sale; provided, however, that if the Directing
Certificateholder does not reject such recommendation within 10 business days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed sale will be deemed approved. Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Directing
Certificateholder's ability to exercise the rights set forth in this section will be subject to the provisions described under "--Rights of the Holder of the
123 North Wacker B Note," "--Rights of the Holders of the DDR/Macquarie Mervyn's
Portfolio Pari Passu Loans," "--Rights of the Holder of the Design Center of the
Americas Pari Passu Loan," "--Rights of the Holder of the Becker Portfolio B
Note" and "--Rights of the Holders of the Mezz Cap B Notes."

     If the Special Servicer, with respect to mortgage loans (other than a
Non-Serviced Mortgage Loan), has not received an extension of time to sell the property or an opinion of independent counsel, as described above, and the
Special Servicer is unable to sell such REO Property within the period specified above, or if an extension of time to sell the property has been granted and the
Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will be required, after consultation with the
Directing Certificateholder, before the end of such period or extended period, as the case may be, to auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special
Servicer will be required to give the Directing Certificateholder, the Master
Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special
Servicer will be required to offer such REO Property in a commercially reasonable manner. Where any of the Depositor, Master Servicer, Special
Servicer, Certificateholders, independent contractors retained by the Special
Servicer or affiliates of any such parties is among those bidding with respect to an REO Property, the Special Servicer will require that all bids be submitted in writing and accompanied by a refundable deposit of cash in an amount equal to
5% of the bid amount. If the Special Servicer or any of its affiliates intends to bid on any REO Property,

     o    the Special Servicer will be required to notify the Trustee of such intent,

     o    the Trustee will promptly obtain, at the expense of the trust fund
          (and, in the case of a Serviced Whole Loan, the holder of the related
          Serviced B Note) an appraisal of such REO Property and

                                      S-175

     o    the Special Servicer will not be permitted to bid less than the greater of (a) the fair market value set forth in such appraisal or
          (b) the Purchase Price.

     The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the
Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged
Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the
Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%)
and may also be subject to state or local taxes. The Pooling and Servicing
Agreement provides that the Special Servicer will be permitted to cause the
Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.
Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to
Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the
prospectus. Similar considerations apply with respect to a Non-Serviced Mortgage
Loan under the applicable Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of:

     o    the outstanding principal balance of the mortgage loan,

     o    interest accrued on the mortgage loan and

                                      S-176

     o    the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan,

then the trust fund will realize a loss in the amount of the shortfall. The
Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances and interest on
Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance funds to effect the restoration unless

     o    the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Serviced Whole Loan is
          involved, the holder of the related Serviced B Note, taking into consideration the subordination of the B Note) on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and

     o    the Master Servicer determines that such advance will not be a
          Nonrecoverable Advance.

     In addition, with respect to each Serviced Whole Loan containing a Serviced
B Note, the holder of the related Serviced B Note has the right, subject to the satisfaction of certain conditions, to purchase the related mortgage loan from the trust. See "--Rights of the Holder of the 123 North Wacker B Note,"
"--Rights of the Holder of the Becker Portfolio B Note" and "--Rights of the
Holders of the Mezz Cap B Notes" below.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a
Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a
Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2006; provided, however, that if any mortgage loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the
Master Servicer as a Servicing Advance or if such Servicing Advance would be a
Nonrecoverable Advance, as a trust fund expense (and, if a Serviced Whole Loan is involved, as an expense of the holders of any related Serviced Pari Passu
Loan or Serviced B Note). The Special Servicer or the Master Servicer, as
applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged
Property and specifying the existence of any material vacancies in the Mortgaged
Property of any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, of any material adverse change in the condition of the
Mortgaged Property, or of any visible material waste committed on the Mortgaged
Property.

     The Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and, upon collection, to review the annual operating statements of the related Mortgaged Property (other than with respect to a Non-Serviced Mortgage Loan). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

                                      S-177

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's, S&P and any other rating agency then rating securities backed by a Serviced Whole Loan that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of
Certificates or securities backed by such Serviced Whole Loan or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or, if a Serviced Whole Loan is
involved, the holders of any related Serviced Pari Passu Loan or Serviced B
Note, or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders or, if a Serviced
Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or
Serviced B Note, for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor
or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special
Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and
Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that any Non-Serviced
Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan Special Servicer
and any Non-Serviced Mortgage Loan Trustee (each as defined below), and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the related Non-Serviced Mortgage Loan under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement or the
Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of any such Non-Serviced
Mortgage Loan Master Servicer, any such Non-Serviced Mortgage Loan Special
Servicer or any such Non-Serviced Mortgage Loan Trustee in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend

                                      S-178

any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the
Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (or if a Serviced Whole Loan is involved, the rights of the Certificateholders and the holders of any related Serviced
Pari Passu Loan or Serviced B Note (as a collective whole)), under the Pooling and Servicing Agreement; provided, however, that if such Serviced Whole Loan, holder of a related Serviced Pari Passu Loan and/or Serviced B Note are involved, such expenses, costs and liabilities will be payable out of the related separate custodial account maintained with respect to such Serviced
Whole Loan and will also be payable out of the Certificate Account if amounts on deposit in the separate custodial account maintained with respect to such Whole
Loan are insufficient therefor so long as such expenses, costs and liabilities do not relate solely to a Serviced B Note or Serviced Pari Passu Loan. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses (or, if and to the extent the matter relates solely to a Serviced B Note, Serviced Pari
Passu Loan or a Serviced Whole Loan, out of the separate custodial account maintained with respect to such Serviced Whole Loan).

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master
Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the
Depositor is a party, or any person succeeding to the business of the Master
Servicer, the Special Servicer or the Depositor, will be the successor of the
Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special
Servicer may have other normal business relationships with the Depositor or the
Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the separate custodial accounts maintained with respect to a Serviced Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the
     Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the
     Master Servicer determines that such P&I Advance is a Nonrecoverable
     Advance), which failure is not remedied (with interest) by 10:00 a.m. (New
     York City time) on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account on the day such deposit is required to be made, or to remit to the
     Master Servicer for deposit in the Certificate Account (or the separate custodial account maintained with respect to a Serviced Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
     Agreement; provided, however, that the

                                      S-179

     failure of the Special Servicer to remit such remittance to the Master
     Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master
     Servicer for any loss of income on such amount suffered by the Master
     Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the
     Master Servicer;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by Master
     Servicer pursuant to the Pooling and Servicing Agreement, 15 days for any other insurance premium, or 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by any affected holder of a Serviced Pari Passu Loan or Serviced B Note or the
     Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected holder of a Serviced Pari Passu Loan or Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor or the Trustee, or to the
     Master Servicer, the Special Servicer, the Depositor and the Trustee by any
     affected holder of a related Serviced Pari Passu Loan or Serviced B Note or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special
     Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of the Certificates or any securities backed in whole or in part by a Serviced Pari Passu Loan, or (2) placed one or more Classes of the Certificates or any securities backed in whole or in part by a Serviced Pari Passu Loan on "watch status"
     in contemplation of rating downgrade or withdrawal (and such "watch status"
     placement shall not have been withdrawn by Moody's within 60 days of the date when the Master Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or
     (2), cited servicing concerns with the Master Servicer or the Special
     Servicer, as the case may be, as the sole or material factor in such rating action;

          (g) the Master Servicer or the Special Servicer is removed from S&P's
     Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a
     U.S. Commercial Mortgage Special Servicer, as applicable, and either (a)
     not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a
     Serviced Pari Passu Loan are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier; and

                                      S-180

          (h) the Trustee has received written notice from Fitch or Dominion
     Bond Rating Service ("DBRS") that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any class of securities backed in whole or in part by a
     Serviced Pari Passu Loan and, with respect to any such notice that the continuation of the Master Servicer or the Special Servicer in such capacity would result in such downgrade or withdrawal, such notice is not rescinded within 60 days.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the
Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than
51% of the Voting Rights, the Trustee will be required, to terminate all of the rights (other than rights to indemnification under the Pooling and Servicing
Agreement, and further subject to the provisions of the Pooling and Servicing
Agreement) and obligations of the defaulting party as Master Servicer or Special
Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Master Servicer is terminated due to an Event of Default, the Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial Master
Servicer. The Master Servicer will continue to serve as a master servicer during the bid process unless the Trustee directs otherwise. If the initial Master
Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the
Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of
Moody's or S&P or any other applicable rating agency to act as successor to the
Master Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     Notwithstanding anything to the contrary contained in this section, if an event of default on the part of the Master Servicer affects a Serviced B Note or a Serviced Pari Passu Loan, the Master Servicer shall not be terminated but, at the direction of the Trustee (acting at the direction of certain holders of the related Serviced B Note or the related Serviced Pari Passu Loan, as applicable), must appoint a sub-servicer that will be responsible for servicing the related
Serviced Whole Loan.

     No Certificateholder or holder of a related Serviced B Note or Serviced
Pari Passu Loan will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and
Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

                                      S-181

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (or holder of a related Serviced B Note or Serviced Pari Passu Loan):

          (a) to cure any ambiguity;

          (b) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the
     Certificates, the trust or the Pooling and Servicing Agreement (provided, however, that the Trustee has received an opinion of counsel to the effect that such action will not adversely affect any holder of a related Serviced
     Pari Passu Loan or Serviced B Note (the cost of which will not be an expense of the Master Servicer)) or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the separate custodial account maintained with respect to a
     Serviced Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Moody's to any class of Certificates and
     (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by a letter from each of S&P and Moody's, and each such applicable rating agency;

          (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund; provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any holder of a related Serviced Pari Passu Loan or Serviced B Note or (B) to restrict the transfer of the Residual Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee.
     See "Certain Federal Income Tax Consequences--Federal Income Tax
     Consequences for REMIC Certificates, " "--Taxation of Residual
     Certificates--Tax-Related Restrictions on Transfer of Residual
     Certificates" in the prospectus;

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change;
     provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note (unless the affected
     Certificateholder or such holder of a Serviced Pari Passu Loan or Serviced
     B Note consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned (i) by S&P and Moody's to any class of Certificates and
     (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by a letter from each of S&P and Moody's, and each such applicable rating agency; or

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned (i) by
     S&P and Moody's to each class of

                                      S-182

     Certificates and (ii) by the applicable rating agencies to each class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned by S&P and Moody's and such applicable rating agency.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage
Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and
Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not:

     o    reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that
          Certificate or which are required to be distributed to any holder of a related Serviced Pari Passu Loan or Serviced B Note, without the consent of such holder of a related Serviced Pari Passu Loan or
          Serviced B Note,

     o    reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding,

     o    adversely affect the Voting Rights of any class of Certificates or voting rights of any holder of a related Serviced Pari Passu Loan or
          Serviced B Note or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the consent of each holder of a related Serviced Pari
          Passu Loan or Serviced B Note.

     Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the
Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting "sale"
treatment for the Mortgage Loans under FAS 140.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the expense of the party requesting the amendment, or at the expense of the trust if the amendment is requested by the
Trustee on behalf of the Certificateholders) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

RIGHTS OF THE HOLDER OF THE 123 NORTH WACKER B NOTE

     Consultation and Consent. Any decision to be made with respect to the 123
North Wacker Whole Loan which requires the approval of the Directing
Certificateholder or otherwise requires approval by the holder of the 123 North
Wacker B Note under the related intercreditor agreement will, so long as a 123
North Wacker Control Appraisal Event (as defined below) has not occurred, require the written consent of the holder of the 123 North Wacker B Note, including the following:

     o    any modification or amendment of or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or any prepayment premium, exit fee or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the 123 North Wacker Whole Loan, a modification or waiver of any other monetary term of the 123

                                      S-183

          North Wacker Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the Mortgaged Property or equity interests in the borrower;

     o    the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
          clause (unless such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO Property) of any related
          Mortgaged Property if the 123 North Wacker Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the related REO Property or the 123
          North Wacker Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust pursuant to the Pooling and Servicing Agreement, or the purchase of the 123 North
          Wacker Mortgage Loan by the related Mortgage Loan Seller under the
          Pooling and Servicing Agreement and/or the related Purchase Agreement by reason of breach of a representation or warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any modification or amendment of, or waiver of any term of the 123
          North Wacker Whole Loan that would result in a discounted pay-off;

     o    any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

     o    any substitution or release of collateral or acceptance of additional collateral for the 123 North Wacker Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut")
          unless required by the related mortgage loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    any termination or consent to termination of the related property manager of the 123 North Wacker Whole Loan or a change in any franchise arrangement related to the 123 North Wacker Whole Loan;

     o    consenting to the execution, termination, material modification
          (including any arrangements with any anchor tenant) or renewal of any lease in excess of 5% of the total square footage or 10,000 total square feet at the related Mortgaged Property (to the extent the extent lender has a right to consent to same);

     o    any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents) not in compliance with the loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

     o    any acceptance of an assumption agreement releasing a borrower from liability under the 123 North Wacker Mortgage Loan; or

     o    consenting to major renovations of the related Mortgaged Property (to the extent the mortgagee has the right to consent to same).

     Notwithstanding the foregoing, no advice, direction, objection or failure to consent given or made by the holder of the 123 North Wacker B Note, as contemplated by the preceding paragraph, shall require or cause the Master
Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement (including the Master Servicer's and the Special
Servicer's obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC provisions of the Code or violate any other provision of the Pooling and Servicing Agreement or the related mortgage loan documents.

                                      S-184

     In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the 123 North Wacker Whole Loan (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of 123 North Wacker Whole Loan.

     Each Certificateholder agrees and acknowledges that the holder of the 123
North Wacker B Note may take or refrain from taking actions that favor the interests of the holder of the 123 North Wacker B Note over the
Certificateholders and that the holder of the 123 North Wacker B Note may have interests that conflict with the interests of the Certificateholders and, absent willful misfeasance, bad faith or gross negligence on the part of the holder of the 123 North Wacker B Note, each Certificateholder hereby agrees to take no action against the holder of the 123 North Wacker B Note as a result of such a special relationship or conflict, and that the holder of the 123 North Wacker B
Note will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of itself.

     A "123 North Wacker Control Appraisal Event" shall exist with respect to the 123 North Wacker Mortgage Loan, if and for so long as:

     o    the excess of (1) the initial principal balance of the 123 North
          Wacker B Note over (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise)
          allocated to, and received on the 123 North Wacker B Note, (y) any
          Appraisal Reductions allocated to the 123 North Wacker B Note and (z)
          any losses realized with respect to the 123 North Wacker B Note, is less than

     o    25% of the excess of (1) the initial principal balance of the 123
          North Wacker B Note over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the holder of the 123 North Wacker B Note.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the 123 North Wacker Whole Loan, resulting in a monetary event of default, the holder of the 123 North Wacker B Note will have the right to cure such monetary event of default. The holder of the 123
North Wacker B Note also has the right to cure certain non-monetary events of default. In addition, the holder of the 123 North Wacker B Note has the right to cause a Special Servicing Delay, as described under "--General" above.
Notwithstanding the foregoing pursuant to the terms of the related intercreditor agreement, such holder's right to cure or to cause a Special Servicing Delay will be limited to three consecutive cures or Special Servicing Delays (in any combination) and limited to six cures or Special Servicing Delays (in any combination, and whether or not for consecutive months) for the life of the 123
North Wacker Mortgage Loan.

     Purchase Option. In the event that the 123 North Wacker Mortgage Loan becomes a Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the 123 North Wacker B Note will have an option to purchase the 123 North Wacker Mortgage Loan from the Trust at a price generally equal to the unpaid principal balance of the 123 North Wacker Mortgage
Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts (other than the default interest) due under the 123 North Wacker Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the holder of the 123 North Wacker Mortgage
Loan.

     Termination of the Master Servicer. If an Event of Default on part of the
Master Servicer affects the 123 North Wacker B Note and the Master Servicer is
not otherwise terminated, then, at the direction of the Trustee (acting at the direction of the holder of the 123 North Wacker B Note), the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the 123 North Wacker Whole Loan.

     Termination of the Special Servicer. The holder of the 123 North Wacker B
Note will be entitled to terminate the Special Servicer with respect to the special servicing of the 123 North Wacker Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

                                      S-185

RIGHTS OF THE HOLDERS OF THE DDR/MACQUARIE MERVYN'S PORTFOLIO PARI PASSU LOANS

     Consultation and Consent. With respect to any decision to be made with respect to the DDR/Macquarie Mervyn's Portfolio Whole Loan that requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement, such decision will require the approval of the holders of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the
DDR/Macquarie Mervyn's Portfolio Pari Passu Loans (or their designees) then holding a majority of the outstanding principal balance of the DDR/Macquarie
Mervyn's Portfolio Whole Loan. If holders of the DDR/Macquarie Mervyn's
Portfolio Mortgage Loan and the DDR/Macquarie Mervyn's Portfolio Pari Passu
Loans then holding a majority of the outstanding principal balance of the
DDR/Macquarie Mervyn's Portfolio Whole Loan (or their designees) are not able to agree on a course of action that satisfies the Servicing Standard within 30 days
(or such shorter period as may be required by the related Mortgage Loan documents to the extent the related lender's approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special
Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and
Servicing Agreement (provided, that such action does not violate applicable law, the Servicing Standard or any other provision of the Pooling and Servicing
Agreement, the related Mortgage Loan documents or the REMIC provisions of the
Code), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement and the related intercreditor agreement, each holder of the DDR/Macquarie Mervyn's Portfolio
Mortgage Loan and the DDR/Macquarie Mervyn's Portfolio Pari Passu Loans may
consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the holders of the DDR/Macquarie Mervyn's Portfolio Mortgage
Loan or DDR/Macquarie Mervyn's Portfolio Pari Passu Loans then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's
Portfolio Whole Loan (or their designees) will be entitled to approve the following:

     o    any modification or amendment of, or waiver with respect to, the
          DDR/Macquarie Mervyn's Portfolio Whole Loan or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the DDR/Macquarie Mervyn's Portfolio
          Whole Loan, or modification or waiver of any other monetary term of the DDR/Macquarie Mervyn's Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the
          DDR/Macquarie Mervyn's Portfolio Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the related borrower;

     o    any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off;

     o    any foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of the related
          Mortgaged Property securing such Specially Serviced Mortgage Loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the related REO Property or
          DDR/Macquarie Mervyn's Portfolio Whole Loan (other than in connection with the exercise of the fair value purchase option, the termination of the trust or the repurchase by a Mortgage Loan Seller of the
          DDR/Macquarie Mervyn's Portfolio Mortgage Loan in connection with a breach of a representation or warranty or document defect);

                                      S-186

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any action to bring the related Mortgaged Property or related REO
          Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Mortgaged
          Property or foreclosed property;

     o    any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the DDR/Macquarie Mervyn's Portfolio Whole Loan unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    consenting to any "new lease" or "lease modification" at any Mortgaged
          Property securing the DDR/Macquarie Mervyn's Portfolio Whole Loan, to the extent the lender's approval is required under the related mortgage loan documents;

     o    any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;
          and

     o    any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the DDR/Macquarie
          Mervyn's Portfolio Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Master
Servicer or the Special Servicer by the holders of the DDR/Macquarie Mervyn's
Portfolio Mortgage Loan and the DDR/Macquarie Mervyn's Portfolio Pari Passu
Loans then holding a majority of the outstanding principal balance of the
DDR/Macquarie Mervyn's Portfolio Whole Loan, in no event will the Master
Servicer or the Special Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the
Code or violate any other provision of the Pooling and Servicing Agreement or the related mortgage loan documents.

     The Directing Certificateholder will be entitled to direct the Trustee with respect to any vote to direct, to approve or disapprove an action of the Master
Servicer or Special Servicer described above.

     In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the DDR/Macquarie Mervyn's Portfolio Whole Loan (as a collective whole), the
Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of DDR/Macquarie Mervyn's
Portfolio Whole Loan.

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement,
if the DDR/Macquarie Mervyn's Portfolio Mortgage Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the
DDR/Macquarie Mervyn's Portfolio Pari Passu Loan. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and
each holder of a DDR/Macquarie Mervyn's Portfolio Pari Passu Loan (or its
designees) will have an option to purchase its respective DDR/Macquarie Mervyn's
Portfolio Pari Passu Loan, at the purchase price determined by the Special
Servicer under the Pooling and Servicing Agreement.

     Termination of the Master Servicer. If an Event of Default has occurred with respect to the Master Servicer under the Pooling and Servicing Agreement that affects the holder of a

                                      S-187

DDR/Macquarie Mervyn's Portfolio Pari Passu Loan, of any class of commercial mortgage securities backed thereby, and the Master Servicer is not otherwise terminated under the Pooling and Servicing Agreement, then the holder of such
DDR/Macquarie Mervyn's Portfolio Pari Passu Loan, or the trustee of the related securitization into which such DDR/Macquarie Mervyn's Portfolio Pari Passu Loan has been deposited, acting at the direction of the related majority certificateholder of the controlling class shall be entitled to direct the
Trustee to appoint a sub-servicer solely with respect to the DDR/Macquarie
Mervyn's Portfolio Whole Loan (or if the DDR/Macquarie Mervyn's Portfolio Whole
Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The sub-servicer shall be selected by the holders then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's
Portfolio Whole Loan (or their designees); provided that if a majority of the applicable holders (or their designees) are not able to agree on a sub-servicer within 45 days, such sub-servicer shall be selected by the Directing
Certificateholder.

     Termination of the Special Servicer. The holders of the DDR/Macquarie
Mervyn's Portfolio Mortgage Loan and the DDR/Macquarie Mervyn's Portfolio Pari
Passu Loans (or their designees) holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan will be entitled to terminate the Special Servicer at any time, with or without cause, and to appoint a replacement special servicer subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

RIGHTS OF THE HOLDER OF THE DESIGN CENTER OF THE AMERICAS PARI PASSU LOAN

     Consultation and Consent. Any decision to be made with respect to the
Design Center of the Americas Whole Loan which requires the approval of the
Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Design
Center of the Americas Whole Loan then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan(or their designees). If the holders of the Design Center of the Americas Whole Loan then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan (or their designees) are not able to agree on a course of action that satisfies the Servicing Standard within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the
Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement
(provided that such action does not violate the Servicing Standard or another provision of the Pooling and Servicing Agreement, the Design Center of the
Americas Whole Loan or any applicable REMIC provisions), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard. Pursuant to the Pooling and
Servicing Agreement and related intercreditor agreement, each holder of the
Design Center of the Americas Whole Loan may consult separately with the Master
Servicer or the Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the noteholders then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan will be entitled to approve the following:

     o    any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Design Center of the Americas Whole Loan, a modification or waiver of any other monetary term of the Design Center of the Americas Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

                                      S-188

     o    the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
          clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO Property) of the Mortgaged
          Property if the Design Center of the Americas Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the REO Property or the Design Center of the Americas Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust pursuant to the Pooling and Servicing Agreement, or the purchase of the Design
          Center of the Americas Mortgage Loan by the related Mortgage Loan
          Seller under the Pooling and Servicing Agreement and/or the related
          Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any modification or amendment of, or waiver of any term of the Design
          Center of the Americas Whole Loan that would result in a discounted pay-off;

     o    any action to bring the Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

     o    any substitution or release of collateral or acceptance of additional collateral for the Design Center of the Americas Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a
          "curb-cut") unless required by the related mortgage loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o    any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

     o    any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special
Servicer or the Master Servicer by the holders of the Design Center of the
Americas Whole Loan, in no event will the Special Servicer or the Master
Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the
Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Design Center of the Americas Whole Loan (as a collective whole), the Master
Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Design Center of the
Americas Whole Loan.

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement,
if the Design Center of the Americas Mortgage Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Design Center of the Americas Mortgage Loan and the Design Center
of the Americas Pari Passu Loan. Each option holder specified in "--Sale of
Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the Design Center of the Americas Mortgage Loan and each holder of a
Design Center

                                      S-189

of the Americas Pari Passu Loan (or its designees) will have an option to purchase its respective Design Center of the Americas Pari Passu Loan, at the
purchase price determined by the Special Servicer under the Pooling and
Servicing Agreement.

     Termination of the Master Servicer. If an Event of Default has occurred with respect to the Master Servicer under the Pooling and Servicing Agreement, which Event of Default relates to the Design Center of the Americas Pari Passu
Loan or, any securities backed thereby, then the holder of the Design Center of the Americas Pari Passu Loan will be entitled to direct the Trustee to appoint a sub-servicer with respect to the Design Center of the Americas Portfolio Whole
Loan (or, if the Design Center of the Americas Whole Loan is currently being sub-serviced to replace the then current sub-servicer with a new sub-servicer).

     Termination of the Special Servicer. The noteholder holding a majority of the outstanding principal balance of the Design Center of the Americas Whole
Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the Design Center of the Americas Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 45 days, then at the direction of the Directing Certificateholder, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

RIGHTS OF THE HOLDER OF THE BECKER PORTFOLIO B NOTE

     Consultation and Consent. Any decision to be made with respect to the
Becker Portfolio Whole Loan which requires the approval of the Directing
Certificateholder or otherwise requires approval by the holder of the Becker
Portfolio B Note under the related intercreditor agreement will, so long as a
Becker Portfolio Control Appraisal Event (as defined below) has not occurred, require the written consent of the holder of the Becker Portfolio B Note:

     o    any modification or amendment of or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or any prepayment premium, exit fee or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Becker Portfolio Whole Loan, a modification or waiver of any other monetary term of the Becker Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest
          (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the Mortgaged Property or equity interests in the borrower;

     o    the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
          clause (unless such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO Property) of any related
          Mortgaged Property if the Becker Portfolio Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the related REO Property or the Becker
          Portfolio Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust pursuant to the Pooling and Servicing Agreement, or the purchase of the Becker
          Portfolio Mortgage Loan by the related Mortgage Loan Seller under the
          Pooling and Servicing Agreement and/or the related Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any modification or amendment of, or waiver of any term of the Becker
          Portfolio Whole Loan that would result in a discounted pay-off;

     o    any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

                                      S-190

     o    any substitution or release of collateral or acceptance of additional collateral for the Becker Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut")
          unless required by the related mortgage loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    any termination or consent to termination of the related property manager of the Becker Portfolio Whole Loan or a change in any franchise arrangement related to the Becker Portfolio Whole Loan;

     o    consenting to the execution, termination, material modification
          (including any arrangements with any anchor tenant) or renewal of any lease in excess of 5% of the total square footage or 10,000 total square feet at the related Mortgaged Property (to the extent the extent lender has a right to consent to same);

     o    any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents) not in compliance with the loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

     o    any acceptance of an assumption agreement releasing a borrower from liability under the Becker Portfolio Mortgage Loan; or

     o    consenting to major renovations of the related Mortgaged Property (to the extent the mortgagee has the right to consent to same).

     Notwithstanding the foregoing, no advice, direction, objection or failure to consent given or made by the holder of the Becker Portfolio B Note, as contemplated by the proceeding paragraph, shall require or cause the Master
Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement (including the Master Servicer's and the Special
Servicer's obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Becker Portfolio Whole Loan (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Becker Portfolio Whole Loan.

     Each Certificateholder agrees and acknowledges that the holder of the
Becker Portfolio B Note may take or refrain from taking actions that favor the interests of the holder of the Becker Portfolio B Note over the
Certificateholders and that the holder of the Becker Portfolio B Note may have interests that conflict with the interests of the Certificateholders and, absent willful misfeasance, bad faith or gross negligence on the part of the holder of the Becker Portfolio B Note, each Certificateholder hereby agrees to take no action against the holder of the Becker Portfolio B Note as a result of such a special relationship or conflict, and that the holder of the Becker Portfolio B
Note will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of itself.

     A "Becker Portfolio Control Appraisal Event" shall exist with respect to the Becker Portfolio Mortgage Loan, if and for so long as:

     o    the excess of (1) the initial principal balance of the Becker
          Portfolio B Note over (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise)
          allocated to, and received on the Becker Portfolio B Note, (y) any
          Appraisal Reductions allocated to the Becker Portfolio B Note and (z)
          any losses realized with respect to the Becker Portfolio B Note, is less than

     o    25% of the excess of (1) the initial principal balance of the Becker
          Portfolio B Note over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the holder of the Becker Portfolio B Note.

                                      S-191

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Becker Portfolio Whole Loan, resulting in a monetary event of default, the holder of the Becker Portfolio B Note will have the right to cure such monetary event of default. The holder of the Becker
Portfolio B Note also has the right to cure certain non-monetary events of default. In addition, the holder of the Becker Portfolio B Note, has the right to cause a Special Servicing Delay, as described under "--General" above.
Notwithstanding the foregoing, pursuant to the terms of the related intercreditor agreement, such holder's right to cure or to cause a Special
Servicing Delay will be limited to three consecutive cures or Special Servicing
Delays (in any combination) and limited to six cures or Special Servicing Delays
(in any combination and whether or not for consecutive months) for the life of the Becker Portfolio Mortgage Loan.

     Purchase Option. In the event that the Becker Portfolio Mortgage Loan becomes a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the Becker Portfolio B Note will have an option to purchase the Becker Portfolio Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Becker Portfolio
Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts (other than the default interest) due under the Becker Portfolio Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the holder of the Becker Portfolio Mortgage
Loan.

     Termination of the Master Servicer. If an Event of Default on part of the
Master Servicer affects the Becker Portfolio B Note and the Master Servicer is
not otherwise terminated, then, at the direction of the Trustee (acting at the direction of the holder of the Becker Portfolio B Note), the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the Becker Portfolio Whole Loan

     Termination of the Special Servicer. The holder of the Becker Portfolio B
Note will be entitled to terminate the Special Servicer with respect to the special servicing of the Becker Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

RIGHTS OF THE HOLDERS OF THE MEZZ CAP B NOTES

     Consent Rights. In general, the written approval of the holder of the related Mezz Cap B Note will be required for material approvals and certain other actions with respect to the related Mezz Cap Whole Loan and related mortgaged property, including the following:

     o    increasing the interest rate or the principal amount of the related
          Mezz Cap Mortgage Loan or increasing in any material respect the related borrower's monetary obligations;

     o    decreasing the interest or principal amount of the related Mezz Cap B
          Note;

     o    shortening the scheduled maturity date of the related Mezz Cap
          Mortgage Loan;

     o    accepting any additional collateral for the related Mezz Cap Mortgage
          Loan unless such collateral also secures the related Mezz Cap B Note;

     o    releasing the lien of the mortgage securing the related Mezz Cap B
          Note; or

     o    modifying any prepayment or defeasance provision of the related Mezz
          Cap Mortgage Loan in a manner materially adverse to the holder of the related Mezz Cap B Note.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special
Servicer or the Master Servicer by the noteholders then holding a majority of the outstanding principal balance of the related Mezz Cap B Note, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and
Servicing Agreement or the related mortgage loan documents.

                                      S-192

     The consent rights of the holder of the related Mezz Cap B Note will be eliminated at the time the right of the holder of the related Mezz Cap B Note to purchase the related Mezz Cap Mortgage Loan, as described below, has expired.

     Purchase Option. The holder of the related Mezz Cap B Note has the option of purchasing the related Mezz Cap Mortgage Loan from the trust at any time that

     o    any payment of principal or interest on either or both of the related
          Mezz Cap Mortgage Loan or the related Mezz Cap B Note become 90 or more days delinquent;

     o    the principal balance of the related Mezz Cap Mortgage Loan and/or the related Mezz Cap B Note has been accelerated;

     o    the principal balance of either or both of the related Mezz Cap
          Mortgage Loan or the related Mezz Cap B Note is not paid at maturity;

     o    the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding; or

     o    any other event where the cash flow payment under the related Mezz Cap
          B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement as a result of an event of default.

     The purchase price will generally equal the outstanding principal balance of the related Mezz Cap Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the related Mezz Cap
Mortgage Loan; any reasonable expenses incurred in enforcing the related Mezz
Cap Whole Loan; any servicing fees, including special servicing compensation, and trustee's fees payable pursuant to the Pooling and Servicing Agreement; and
any out of pocket expenses incurred by the trust or any servicer with respect to the related Mezz Cap Whole Loan. The purchase option will terminate if the holder of the related Mezz Cap B Note does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the related
Mezz Cap Mortgage Loan has delivered a notice of certain defaults under the related Mezz Cap Mortgage Loan and/or the related Mezz Cap B Note.

     Servicing of the Mezz Cap B Notes. The Pooling and Servicing Agreement and
the related intercreditor agreement will govern the servicing and administration of the Mezz Cap Whole Loans and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of each Mezz Cap Mortgage Loan or the related Mezz Cap B Note will be effected in accordance with the Pooling and
Servicing Agreement), provided that upon the securitization of the related Mezz
Cap B Note, the servicers under the related pooling and servicing agreement for the trust that then owns the related Mezz Cap B Note will be generally entitled to collect debt service payments from the related borrower.

SERVICING OF THE FIREMAN'S FUND MORTGAGE LOAN

     General. Pursuant to the terms of the related intercreditor agreement, the
Fireman's Fund Whole Loan will be serviced and administered pursuant to the BACM
2005-5 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard:

     o    LaSalle Bank National Association, which is the trustee under the BACM
          2005-5 Pooling and Servicing Agreement (the "BACM 2005-5 Trustee")
          will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Fireman's Fund Whole Loan;

     o    Bank of America, N.A., which is the master servicer under the BACM
          2005-5 Pooling and Servicing Agreement (the "BACM 2005-5 Master
          Servicer"), will, in that capacity, be the master servicer for the
          Fireman's Fund Whole Loan under the BACM 2005-5 Pooling and Servicing
          Agreement;

                                      S-193

     o    Midland Loan Services, Inc., which is the special servicer of the
          Fireman's Fund Whole Loan under the BACM 2005-5 Pooling and Servicing
          Agreement (the "BACM 2005-5 Special Servicer"), will, in that capacity, be the special servicer for the Fireman's Fund Mortgage Loan under the BACM 2005-5 Pooling and Servicing Agreement; and

     o    the Master Servicer, the Special Servicer and the Trustee under the
          Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the BACM 2005-5 Master Servicer, the BACM 2005-5 Special Servicer or the BACM 2005-5 Trustee or to make servicing advances with respect to the Fireman's Fund Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Fireman's Fund Mortgage Loan is dependent on its receipt of the corresponding information and collections from the BACM 2005-5 Master
          Servicer or the BACM 2005-5 Special Servicer, as applicable.

     Consultation and Consent. Any decision to be made with respect to the
Fireman's Fund Whole Loan which requires the approval of the directing certificateholder under the BACM 2005-5 Pooling and Servicing Agreement (the
"BACM 2005-5 Directing Certificateholder") or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Fireman's Fund Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the Fireman's Fund Whole Loan. If the holders of the Fireman's Fund Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the Fireman's Fund Whole Loan are not able to agree on a course of action that satisfies the "servicing standard" under the BACM 2005-5 Pooling and Servicing Agreement (the "BACM
2005-5 Servicing Standard") within 30 days after receipt of a request for consent to any action by the BACM 2005-5 Master Servicer or the BACM 2005-5
Special Servicer, as applicable, the Fireman's Fund Pari Passu Noteholder with the largest outstanding principal balance will be entitled to direct the BACM
2005-5 Master Servicer or the BACM 2005-5 Special Servicer, as applicable, to follow a course of action that satisfies the requirements set forth in the BACM
2005-5 Pooling and Servicing Agreement (provided that such action does not violate the BACM 2005-5 Servicing Standard or another provision of the BACM
2005-5 Pooling and Servicing Agreement, the Fireman's Fund Whole Loan or any
applicable REMIC provisions), and the BACM 2005-5 Master Servicer or the BACM
2005-5 Special Servicer, as applicable, will be required to implement the course of action in accordance with the BACM 2005-5 Servicing Standard. Pursuant to the
BACM 2005-5 Pooling and Servicing Agreement and related intercreditor agreement, each holder of the Fireman's Fund Whole Loan may consult separately with the
BACM 2005-5 Master Servicer or the BACM 2005-5 Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Fireman's Fund Whole Loan will be entitled to approve the following:

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO property) of the ownership of properties securing such the Fireman's Fund Whole Loan should the
          Fireman's Fund Whole Loan become a specially serviced loan as come into and continue in default;

     o    any modification or waiver of the Fireman's Fund Whole Loan;

     o    any proposed or actual sale of the Fireman's Fund Whole Loan or a related REO property (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the BACM 2005-5 Pooling and Servicing Agreement, or the purchase of the Fireman's Fund Mortgage Loan by the related mortgage loan seller under the BACM 2005-5 Pooling and Servicing Agreement and/or the
          related mortgage loan purchase agreement by reason of a breach of a representation or warranty or a document defect);

     o    any determination to bring an REO property related to the Fireman's
          Fund Whole Loan into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO property;

                                      S-194

     o    any acceptance of substitute or additional collateral for the
          Fireman's Fund Whole Loan unless the lender is required to accept such collateral by the underlying loan documents and any release of the real estate collateral securing the Fireman's Fund Whole Loan (except releases of (A) non-material parcels of the related mortgaged property, including in connection with a pending or threatened condemnation; (B) parcels of the related mortgaged property not given any value in the underwriting of the Fireman's Fund Whole Loan);

     o    the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
          clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under he
          Fireman's Fund Whole Loan (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any acceptance of a discounted payoff of the Fireman's Fund Whole
          Loan;

     o    any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

     o    the release of any letters of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

     o    any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents); or

     o    any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents).

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the BACM 2005-5
Special Servicer or the BACM 2005-5 Master Servicer by the holders of the
Fireman's Fund Whole Loan, in no event will the Fireman's BACM 2005-5 Special
Servicer or the BACM 2005-5 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Fireman's Fund Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the
BACM 2005-5 Pooling and Servicing Agreement or the related mortgage loan documents.

     In the event that the BACM 2005-5 Master Servicer or the BACM 2005-5
Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Fireman's Fund Whole Loan (as a collective whole), the BACM 2005-5 Master Servicer or the BACM 2005-5 Special Servicer, as
applicable, may take any such action without waiting for the instruction of the holders of Fireman's Fund Whole Loan.

     Sale of Defaulted Mortgage Loan. Under the BACM 2005-5 Pooling and
Servicing Agreement, if the Fireman's Fund Pari Passu Loan is subject to a fair value purchase option, the BACM 2005-5 Special Servicer will be required to determine the purchase price for the Fireman's Fund Mortgage Loan and the
Fireman's Fund Pari Passu Loan. The Directing Certificateholder will have an option to purchase the Fireman's Fund Mortgage Loan and the holder of the
Fireman's Fund Pari Passu Loan (or its designee) will have an option to purchase the Fireman's Fund Pari Passu Loan, at the purchase price determined by the BACM
2005-5 Special Servicer under the BACM 2005-5 Pooling and Servicing Agreement.

SERVICING OF THE OGLETHORPE MALL MORTGAGE LOAN

     General. Pursuant to the terms of the related intercreditor agreement, the
Oglethorpe Mall Whole Loan will be serviced and administered pursuant to the
GECMC 2005-C3 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

                                      S-195

     o    LaSalle Bank National Association, which is the trustee under the
          GECMC 2005-C3 Pooling and Servicing Agreement (the "GECMC 2005-C3
          Trustee" and, together with the BACM 2005-5 Trustee, a "Non-Serviced
          Mortgage Loan Trustee") will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the
          Oglethorpe Mall Whole Loan;

     o    Midland Loan Services, Inc., which is the master servicer under the
          GECMC 2005-C3 Pooling and Servicing Agreement (the "GECMC 2005-C3
          Master Servicer" and, together with the BACM 2005-5 Master Servicer, a
          "Non-Serviced Mortgage Loan Master Servicer"), will, in that capacity, be the master servicer for the Oglethorpe Mall Whole Loan under the
          GECMC 2005-C3 Pooling and Servicing Agreement; however, P&I Advances with respect to the Oglethorpe Mall Mortgage Loan will be made by the
          Master Servicer or the Trustee, as described in "Description of the
          Certificates--Advances--P&I Advances" in the prospectus supplement;

     o    Midland Loan Services, Inc., which is the special servicer of the
          Oglethorpe Mall Whole Loan under the GECMC 2005-C3 Pooling and
          Servicing Agreement (the "GECMC 2005-C3 Special Servicer" and,
          together with the BACM 2005-5 Special Servicer, a "Non-Serviced
          Mortgage Loan Special Servicer"), will, in that capacity, be the special servicer for the Oglethorpe Mall Mortgage Loan under the GECMC
          2005-C3 Pooling and Servicing Agreement; and

     o    the Master Servicer, the Special Servicer and the Trustee under the
          Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the GECMC 2005-C3 Master
          Servicer, the GECMC 2005-C3 Special Servicer or the GECMC 2005-C3
          Trustee or to make servicing advances with respect to the Oglethorpe
          Mall Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Oglethorpe Mall Mortgage Loan is dependent on its receipt of the corresponding information and collections from the
          GECMC 2005-C3 Master Servicer or the GECMC 2005-C3 Special Servicer,
          as applicable.

     Consultation and Consent. Any decision to be made with respect to the
Oglethorpe Mall Whole Loan which requires the approval of the directing certificateholder under the GECMC 2005-C3 Pooling and Servicing Agreement (the
"GECMC 2005-C3 Directing Certificateholder") or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Oglethorpe Mall Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the Oglethorpe Mall Whole Loan.
If the holders of the Oglethorpe Mall Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the Oglethorpe Mall
Whole Loan are not able to agree on a course of action that satisfies the
"servicing standard" under the GECMC 2005-C3 Pooling and Servicing Agreement
(the "GECMC 2005-C3 Servicing Standard") within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the GECMC 2005-C3 Master Servicer or the GECMC 2005-C3 Special Servicer, as
applicable, the GECMC 2005-C3 Directing Certificateholder will be entitled to direct the GECMC 2005-C3 Master Servicer or the GECMC 2005-C3 Special Servicer,
as applicable, on a course of action to follow that satisfies the requirements set forth in the GECMC 2005-C3 Pooling and Servicing Agreement (provided that such action does not violate the GECMC 2005-C3 Servicing Standard or another provision of the GECMC 2005-C3 Pooling and Servicing Agreement, the Oglethorpe
Mall Whole Loan or any applicable REMIC provisions), and the GECMC 2005-C3
Master Servicer or the GECMC 2005-C3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the GECMC 2005-C3
Servicing Standard. Pursuant to the related intercreditor agreement, each holder of the Oglethorpe Mall Whole Loan may consult separately with the GECMC 2005-C3
Master Servicer or the GECMC 2005-C3 Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the noteholders then holding a majority of the outstanding principal balance of the
Oglethorpe Mall Whole Loan will be entitled to approve the following:

                                      S-196

     o    any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Oglethorpe Mall Whole Loan, a modification or waiver of any other monetary term of the Oglethorpe Mall Whole Loan relating to the timing or amount of any payment of principal and interest
          (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged
          Property;

     o    the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
          clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO Property) of the Mortgaged
          Property if the Oglethorpe Mall Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the REO Property or the Oglethorpe Mall
          Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the
          GECMC 2005-C3 Pooling and Servicing Agreement, or the purchase of the
          Oglethorpe Mall Mortgage Loan by the related mortgage loan seller under the GECMC 2005-C3 Pooling and Servicing Agreement and/or the
          related Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any modification or amendment of, or waiver of any term of the
          Oglethorpe Mall Whole Loan that would result in a discounted pay-off;

     o    any action to bring the Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

     o    any substitution or release of collateral or acceptance of additional collateral for the Oglethorpe Mall Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut")
          unless required by the related mortgage loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o    any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

     o    any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GECMC
2005-C3 Special Servicer or the GECMC 2005-C3 Master Servicer by the holders of the Oglethorpe Mall Whole Loan, in no event will the GECMC 2005-C3 Special
Servicer or the GECMC 2005-C3 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the GECMC 2005-C3 Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the GECMC
2005-C3 Pooling and Servicing Agreement or the related mortgage loan documents.

     In the event that the GECMC 2005-C3 Master Servicer or the GECMC 2005-C3
Special Servicer determines that immediate action is necessary to protect the interests of the holders of the

                                     S-197

Oglethorpe Mall Whole Loan (as a collective whole), the GECMC 2005-C3 Master
Servicer or the GECMC 2005-C3 Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Oglethorpe Mall
Whole Loan.

     Sale of Defaulted Mortgage Loan. Under the GECMC 2005-C3 Pooling and
Servicing Agreement, if the Oglethorpe Mall Pari Passu Loan is subject to a fair value purchase option, the GECMC 2005-C3 Special Servicer will be required to determine the purchase price for the Oglethorpe Mall Mortgage Loan and the
Oglethorpe Mall Pari Passu Loan. The Directing Certificateholder will have an option to purchase the Oglethorpe Mall Mortgage Loan and the holder of the
Oglethorpe Mall Pari Passu Loan (or its designee) will have an option to purchase the Oglethorpe Mall Pari Passu Loan, at the purchase price determined by the GECMC 2005-C3 Special Servicer under the GECMC 2005-C3 Pooling and
Servicing Agreement.

     Termination of the Master Servicer. If an event of default has occurred with respect to the GECMC 2005-C3 Master Servicer under the GECMC 2005-C3
Pooling and Servicing Agreement, which event of default relates to the
Oglethorpe Mall Whole Loan or, if the certificates issued under the GECMC
2005-C3 Pooling and Servicing Agreement or the Certificates issued under the
Pooling and Servicing Agreement have been qualified, withdrawn or downgraded (or placed on "watchlist" status) because of the actions of the GECMC 2005-C3 Master
Servicer with respect to the Oglethorpe Mall Whole Loan, then the holder of the
Oglethorpe Mall Pari Passu Loan (or its designee (which designee for the trust created pursuant to the GECMC 2005-C3 Pooling and Servicing Agreement will be the GECMC 2005-C3 Directing Certificateholder)) or the of the Oglethorpe Mall
Mortgage Loan will be entitled to direct the GECMC 2005-C3 Trustee to appoint a sub-servicer with respect to the Oglethorpe Mall Whole Loan (or, if the related
Serviced Whole Loan is currently being sub-serviced to replace, within 45 days of the GECMC 2005-C3 Trustee's request, the then current sub-servicer with a new sub-servicer).

     Termination of the Special Servicer. The noteholder holding a majority of the outstanding principal balance of the Oglethorpe Mall Whole Loan will be entitled to terminate the GECMC 2005-C3 Special Servicer with respect to the special servicing of the Oglethorpe Mall Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 45 days, then at the direction of the
2005-C3 Directing Certificateholder, subject to satisfaction of the conditions contained in the 2005-C3 Pooling and Servicing Agreement.

                                      S-198

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the
Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A
Certificates have been reduced to zero, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, second, in respect of the
Class A-1 and Class A-1D Certificates pro rata, until the Certificate Balances thereof are reduced to zero, third, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3A Certificates until the Certificate Balance thereof is reduced to zero, fifth, in respect to the Class A-3B Certificates until the certificate balance thereof is reduced to zero, sixth, in respect of the Class A-SB
Certificates until the Certificate Balance thereof is reduced to zero and, seventh, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group
1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M,
Class A-J, Class B, Class C, Class D and Class E Certificates and then the
Non-Offered Certificates (other than the Class X-W Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout
Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B,
Class A-SB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class
A-SB, and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.
In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD
Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and
Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided, that the

                                      S-199

Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "Risk Factors--Borrower
May Be Unable to Repay Remaining Principal Balance on Maturity Date or
Anticipated Prepayment Date" in this prospectus supplement.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the mortgage pool for any
Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal
Distribution Amount and/or the Group 2 Principal Distribution Amount, as
described under "Description of the Certificates--Distributions-- Principal
Distribution Amount") otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal
Distribution Amount and/or the Group 2 Principal Distribution Amount) of the
Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of principal collections on the mortgage pool for any Workout-Delayed
Reimbursement Amount, then that Workout-Delayed Reimbursement Amount will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal
Distribution Amount (or, for purposes of calculating distributions on the Class
A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2
Principal Distribution Amount, as described under "Description of the
Certificates--Distributions--Principal Distribution Amount") otherwise distributable on the Certificates, thereby reducing the Principal Distribution
Amount (or the Group 1 Principal Distribution Amount and/or the Group 2
Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans --Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class
A-4 and Class A-1A Certificates which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is

                                      S-200

distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's
Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lockout
Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC
Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average Net Mortgage Rate of the mortgage loans. The Pass-Through Rate on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the
Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4
and Class A-1A Certificates (and Class X-W Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lockout Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing under the
Pooling and Servicing Agreement, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the
Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and
Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under most of the mortgage loans, voluntary prepayments are subject to a period during which a Yield
Maintenance Charge is required (each, a "Yield Maintenance Period"), a Lockout
Period or some combination of such periods. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions"
in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied

                                      S-201

to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of
Certificates, the shortfall will be distributable to holders of that class of
Certificates on subsequent Distribution Dates, to the extent of available funds.
The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds. As described in this prospectus supplement, the Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first in respect of the Class A-SB
Certificates until the Certificate Balance thereof is reduced to the Planned
Principal Balance, second, in respect of the Class A-1 and Class A-1D
Certificates pro rata, until the Certificate Balances thereof are reduced to zero, third, in respect of the Class A-2 Certificates, until the Certificate
Balance thereof is reduced to zero, fourth, in respect of the Class A-3A
Certificates until the Certificate Balance thereof is reduced to zero, fifth, in respect to the Class A-3B Certificates until the Certificate Balance thereof is reduced to zero, sixth, in respect of the Class A-SB Certificates until the
Certificate Balance thereof is reduced to zero and, seventh, in respect of the
Class A-4 Certificates until the Certificate Balance thereof is reduced to zero;
and the Group 2 Principal Distribution Amount (and, after the Class A-4
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J,
Class B, Class C, Class D and Class E Certificates and then the Non-Offered
Certificates (other than the Class X-W Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the

                                      S-202

mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100%
CPR" assume that prepayments on the mortgage loans are made at those levels of
CPR following the expiration of any Lockout Period, Defeasance Option Period or
Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the tenth day of each month, beginning in January 2006;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to maturity or the Anticipated
     Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated
     Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period, Defeasance Option Period and/or Yield Maintenance Period at
     the respective levels of CPR set forth in the tables;

          (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (f) the Closing Date is December 14, 2005;

          (g) the APD Loans prepay on their Anticipated Prepayment Dates;

          (h) performance escrows or letters of credit that serve as additional collateral for certain mortgage loans are not used to prepay such mortgage loans; and

          (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives and principal windows of each class of Offered Certificates and set forth the percentage of the initial
Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                                      S-203

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............     100%     100%      100%      100%       100%
December 10, 2006.............      87       87        87        87         87
December 10, 2007.............      72       72        72        72         72
December 10, 2008.............      55       55        55        55         55
December 10, 2009.............      33       33        33        33         33
December 10, 2010.............       0        0         0         0          0
Weighted Average Life
   Years(1)...................    3.02     3.01      3.00      2.99       2.98
Estimated Month of First
   Principal..................    1/06     1/06      1/06      1/06       1/06
Estimated Month of Maturity...   10/10    10/10      9/10      8/10       7/10

----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1D CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25%CPR   50%CPR   75%CPR   100%CPR
------------------------------   ------   ------   ------   ------   -------
Initial Percent...............      100%     100%    100%     100%      100%
December 10, 2006.............       87       87      87       87        87
December 10, 2007.............       72       72      72       72        72
December 10, 2008.............       55       55      55       55        55
December 10, 2009.............       33       33      33       33        33
December 10, 2010.............        0        0       0        0         0
Weighted Average Life
   Years(1)...................     3.02     3.01    3.00     2.99      2.98
Estimated Month of First
   Principal..................     1/06     1/06    1/06     1/06      1/06
Estimated Month of Maturity...    10/10    10/10    9/10     8/10      7/10

----------
(1)  The weighted average life of the Class A-1D Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1D Certificates.

                                      S-204

          PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............      100%     100%      100%      100%      100%
December 10, 2006.............      100      100       100       100       100
December 10, 2007.............      100      100       100       100       100
December 10, 2008.............      100      100       100       100       100
December 10, 2009.............      100      100       100       100       100
December 10, 2010.............        0        0         0         0         0
Weighted Average Life
   Years(1)...................     4.90     4.90      4.89      4.88      4.72
Estimated Month of First
   Principal..................    10/10    10/10      9/10      8/10      7/10
Estimated Month of Maturity...    12/10    12/10     12/10     12/10     11/10

----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

          PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3A
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............      100%     100%      100%      100%      100%
December 10, 2006.............      100      100       100       100       100
December 10, 2007.............      100      100       100       100       100
December 10, 2008.............      100      100       100       100       100
December 10, 2009.............      100      100       100       100       100
December 10, 2010.............      100      100        99        99        94
December 10, 2011.............      100       98        97        95        94
December 10, 2012.............        0        0         0         0         0
Weighted Average Life
   Years(1)...................     6.71     6.66      6.60      6.52      6.22
Estimated Month of First
   Principal..................     7/12    12/10     12/10     12/10     11/10
Estimated Month of Maturity...    10/12    10/12     10/12     10/12      7/12

----------
(1)  The weighted average life of the Class A-3A Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A Certificates.

                                      S-205

          PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3B
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............      100%     100%      100%      100%      100%
December 10, 2006.............      100      100       100       100       100
December 10, 2007.............      100      100       100       100       100
December 10, 2008.............      100      100       100       100       100
December 10, 2009.............      100      100       100       100       100
December 10, 2010.............      100      100       100       100       100
December 10, 2011.............      100      100       100       100       100
December 10, 2012.............        0        0         0         0         0
Weighted Average Life
   Years(1)...................     6.82     6.82      6.82      6.82      6.63
Estimated Month of First
   Principal..................    10/12    10/12     10/12     10/12      7/12
Estimated Month of Maturity...    10/12    10/12     10/12     10/12      8/12

----------
(1)  The weighted average life of the Class A-3B Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-SB CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............      100%     100%      100%      100%      100%
December 10, 2006.............      100      100       100       100       100
December 10, 2007.............      100      100       100       100       100
December 10, 2008.............      100      100       100       100       100
December 10, 2009.............      100      100       100       100       100
December 10, 2010.............      100      100       100       100       100
December 10, 2011.............       79       79        79        79        79
December 10, 2012.............       64       60        58        56        56
December 10, 2013.............       35       30        28        27        27
December 10, 2014.............       14        6         1         0         0
December 10, 2015.............        0        0         0         0         0
Weighted Average Life
   Years(1)...................     7.42     7.29      7.23      7.20      7.17
Estimated Month of First
   Principal..................    12/10    12/10     12/10     12/10     12/10
Estimated Month of Maturity...     5/15     2/15      1/15     12/14     10/14

----------
(1)  The weighted average life of the Class A-SB Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                      S-206

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............     100%      100%      100%      100%      100%
December 10, 2006.............     100       100       100       100       100
December 10, 2007.............     100       100       100       100       100
December 10, 2008.............     100       100       100       100       100
December 10, 2009.............     100       100       100       100       100
December 10, 2010.............     100       100       100       100       100
December 10, 2011.............     100       100       100       100       100
December 10, 2012.............     100       100       100       100       100
December 10, 2013.............     100       100       100       100       100
December 10, 2014.............     100       100       100        99        94
December 10, 2015.............       0         0         0         0         0
Weighted Average Life
   Years(1)...................    9.73      9.70      9.67      9.64      9.45
Estimated Month of First
   Principal..................    5/15      2/15      1/15     12/14     10/14
Estimated Month of Maturity...   10/15     10/15     10/15     10/15      8/15

----------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

          PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............     100%      100%      100%      100%      100%
December 10, 2006.............     100       100       100       100       100
December 10, 2007.............      99        99        99        99        99
December 10, 2008.............      98        98        98        98        98
December 10, 2009.............      98        98        98        98        98
December 10, 2010.............      90        90        90        90        90
December 10, 2011.............      89        89        89        89        89
December 10, 2012.............      86        86        86        86        86
December 10, 2013.............      85        85        85        85        85
December 10, 2014.............      83        83        83        83        83
December 10, 2015.............       0         0         0         0         0
Weighted Average Life
   Years(1)...................    9.02      9.01      9.00      8.98      8.82
Estimated Month of First
   Principal..................    1/06      1/06      1/06      1/06      1/06
Estimated Month of Maturity...   10/15     10/15     10/15     10/15      8/15

----------
(1)  The weighted average life of the Class A-1A Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

                                      S-207

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............     100%      100%      100%      100%      100%
December 10, 2006.............     100       100       100       100       100
December 10, 2007.............     100       100       100       100       100
December 10, 2008.............     100       100       100       100       100
December 10, 2009.............     100       100       100       100       100
December 10, 2010.............     100       100       100       100       100
December 10, 2011.............     100       100       100       100       100
December 10, 2012.............     100       100       100       100       100
December 10, 2013.............     100       100       100       100       100
December 10, 2014.............     100       100       100       100       100
December 10, 2015.............       0         0         0         0         0
Weighted Average Life
   Years(1)...................    9.90      9.88      9.87      9.84      9.67
Estimated Month of First
   Principal..................   10/15     10/15     10/15     10/15      8/15
Estimated Month of Maturity...   11/15     11/15     11/15     11/15      9/15

----------
(1)  The weighted average life of the Class A-M Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............     100%      100%      100%      100%      100%
December 10, 2006.............     100       100       100       100       100
December 10, 2007.............     100       100       100       100       100
December 10, 2008.............     100       100       100       100       100
December 10, 2009.............     100       100       100       100       100
December 10, 2010.............     100       100       100       100       100
December 10, 2011.............     100       100       100       100       100
December 10, 2012.............     100       100       100       100       100
December 10, 2013.............     100       100       100       100       100
December 10, 2014.............     100       100       100       100       100
December 10, 2015.............       0         0         0         0         0
Weighted Average Life
   Years(1)...................    9.91      9.91      9.91      9.91      9.74
Estimated Month of First
   Principal..................   11/15     11/15     11/15     11/15      9/15
Estimated Month of Maturity...   11/15     11/15     11/15     11/15      9/15

----------
(1)  The weighted average life of the Class A-J Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                                      S-208

     PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............     100%      100%      100%      100%      100%
December 10, 2006.............     100       100       100       100       100
December 10, 2007.............     100       100       100       100       100
December 10, 2008.............     100       100       100       100       100
December 10, 2009.............     100       100       100       100       100
December 10, 2010.............     100       100       100       100       100
December 10, 2011.............     100       100       100       100       100
December 10, 2012.............     100       100       100       100       100
December 10, 2013.............     100       100       100       100       100
December 10, 2014.............     100       100       100       100       100
December 10, 2015.............       0         0         0         0         0
Weighted Average Life
   Years(1)...................    9.91      9.91      9.91      9.91      9.74
Estimated Month of First
   Principal..................   11/15     11/15     11/15     11/15      9/15
Estimated Month of Maturity...   11/15     11/15     11/15     11/15      9/15

----------
(1)  The weighted average life of the Class B Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class B Certificates.

     PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............     100%      100%      100%      100%      100%
December 10, 2006.............     100       100       100       100       100
December 10, 2007.............     100       100       100       100       100
December 10, 2008.............     100       100       100       100       100
December 10, 2009.............     100       100       100       100       100
December 10, 2010.............     100       100       100       100       100
December 10, 2011.............     100       100       100       100       100
December 10, 2012.............     100       100       100       100       100
December 10, 2013.............     100       100       100       100       100
December 10, 2014.............     100       100       100       100       100
December 10, 2015.............       0         0         0         0         0
Weighted Average Life
   Years(1)...................    9.91      9.91      9.91      9.91      9.74
Estimated Month of First
   Principal..................   11/15     11/15     11/15     11/15      9/15
Estimated Month of Maturity...   11/15     11/15     11/15     11/15      9/15

----------
(1)  The weighted average life of the Class C Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class C Certificates.

                                      S-209

            PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............      100%     100%      100%      100%      100%
December 10, 2006.............      100      100       100       100       100
December 10, 2007.............      100      100       100       100       100
December 10, 2008.............      100      100       100       100       100
December 10, 2009.............      100      100       100       100       100
December 10, 2010.............      100      100       100       100       100
December 10, 2011.............      100      100       100       100       100
December 10, 2012.............      100      100       100       100       100
December 10, 2013.............      100      100       100       100       100
December 10, 2014.............      100      100       100       100       100
December 10, 2015.............        0        0         0         0         0
Weighted Average Life
   Years(1)...................     9.96     9.91      9.91      9.91      9.74
Estimated Month of First
   Principal..................    11/15    11/15     11/15     11/15      9/15
Estimated Month of Maturity...    12/15    11/15     11/15     11/15      9/15

----------
(1)  The weighted average life of the Class D Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class D Certificates.

            PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:

DATE                             0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percent...............      100%     100%      100%      100%      100%
December 10, 2006.............      100      100       100       100       100
December 10, 2007.............      100      100       100       100       100
December 10, 2008.............      100      100       100       100       100
December 10, 2009.............      100      100       100       100       100
December 10, 2010.............      100      100       100       100       100
December 10, 2011.............      100      100       100       100       100
December 10, 2012.............      100      100       100       100       100
December 10, 2013.............      100      100       100       100       100
December 10, 2014.............      100      100       100       100       100
December 10, 2015.............        0        0         0         0         0
Weighted Average Life
   Years(1)...................     9.99     9.99      9.94      9.91      9.74
Estimated Month of First
   Principal..................    12/15    11/15     11/15     11/15      9/15
Estimated Month of Maturity...    12/15    12/15     12/15     11/15      9/15

----------
(1)  The weighted average life of the Class E Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class E Certificates.

                                      S-210

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections,(2) compliance with the provisions of the
Pooling and Servicing Agreement, (3) the BACM 2005-5 Pooling and Servicing
Agreement and the GECMC 2005-C3 Pooling and Servicing Agreement are administered in accordance with their terms and the REMICs formed thereunder continue to qualify as REMICs and (4) compliance with applicable changes in the Internal
Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess
Interest and the Excess Interest Distribution Account will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC" respectively, and each a "REMIC") within the meaning of
Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the
Class A-1, Class A-1D, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4,
Class A-1A, Class X-W, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P and Class Q Certificates will evidence the "regular interests" in the
Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier
REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans, exclusive of Excess Interest, any REO
Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account, the
Excess Liquidation Proceeds Reserve Account and the REO Accounts (each as defined in the prospectus). The Offered Certificates are "Regular Certificates"
as defined in the prospectus. In addition, in the opinion of Cadwalader,
Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess
Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests therein.

     Because they represent regular interests, each class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class A-1, Class A-2, Class A-3A, Class A-3B, Class
A-SB, Class A-4, Class A-1A and Class A-M certificates will be issued at a premium for federal income tax purposes. It is anticipated that the Class A-1D certificates will be issued at an original issue discount and that the Class
A-J, Class B, Class C, Class D and Class E will be issued with a de minimis amount of original issue discount for federal income tax purposes. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in
the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the
Offered Certificates as described under "Description of the
Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield
Maintenance Charges so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be
treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" for a
"real estate investment trust" within the meaning of Section 856(c)(5)(B) of the
Code, and interest on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified

                                      S-211

mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the
Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing properties. As of the Cut-off Date, 25 and 17 mortgage loans representing approximately 10.00% and 4.25% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing properties, respectively. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will qualify for treatment under
Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of
REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" and
"Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in
the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting
Agreement"), among Banc of America Securities LLC, Deutsche Bank Securities
Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Merrill
Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters")
and the Depositor, the Depositor has agreed to sell to the Underwriters, and the
Underwriters have severally but not jointly agreed to purchase from the
Depositor the respective Certificate Balances of each class of Offered
Certificates set forth below subject in each case to a variance of 5%.

                                                                                                            MERRILL LYNCH
                                                                                                          PIERCE, FENNER &
                                 BANC OF AMERICA    DEUTSCHE BANK      CREDIT SUISSE      J.P. MORGAN           SMITH
                                  SECURITIES LLC   SECURITIES INC.   FIRST BOSTON LLC   SECURITIES INC.     INCORPORATED
                                 ---------------   ---------------   ----------------   ---------------   ----------------

Class A-1.....................     $ 18,200,000      $  9,100,000                --                --                --
Class A-1D....................     $ 50,000,000      $ 25,000,000                --                --                --
Class A-2.....................     $149,866,667      $ 74,933,333                --                --                --
Class A-3A....................     $131,333,333      $ 65,666,667                --                --                --
Class A-3B....................     $ 16,666,667      $  8,333,333                --                --                --
Class A-SB....................     $ 93,360,000      $ 46,680,000                --                --                --
Class A-4.....................     $482,733,333      $241,366,667       $20,000,000       $30,000,000        $1,000,000
Class A-1A....................     $142,922,667      $ 71,461,333                --                --                --
Class A-M.....................     $159,868,667      $ 79,934,333                --                --                --
Class A-J.....................     $101,917,333      $ 50,958,667                --                --                --
Class B.......................     $ 15,986,667      $  7,993,333                --                --                --
Class C.......................     $ 19,983,333      $  9,991,667                --                --                --
Class D.......................     $ 15,987,333      $  7,993,667                --                --                --
Class E.......................     $ 29,975,333      $ 14,987,667                --                --                --

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the
Underwriting Agreement, to purchase all of the Offered Certificates if any
Offered Certificates are purchased. In the event of a default by any
Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the
Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters
have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                      S-212

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately
$2,500,000, will be 100.16% of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from
December 1, 2005. The Underwriters may effect the transactions by selling the
Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered
Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers. Deutsche Bank Securities Inc., is an affiliate of
GACC, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered
Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters
by Thacher Proffitt and Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP.

                                      S-213

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors
Service, Inc. ("Moody's"):

 CLASS    S&P   MOODY'S
-------   ---   -------
A-1....   AAA     Aaa
A-1D...   AAA     Aaa
A-2....   AAA     Aaa
A-3A...   AAA     Aaa
A-3B...   AAA     Aaa
A-SB...   AAA     Aaa
A-4....   AAA     Aaa
A-1A...   AAA     Aaa
A-M....   AAA     Aaa
A-J....   AAA     Aaa
B......   AA+     Aa1
C......    AA     Aa2
D......   AA-     Aa3
E......    A      A2

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any
Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges, default interest or Excess Interest will be received; or (vi) the yield to maturity that investors may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                      S-214

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law
("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan")
should review with its legal advisors whether the purchase or holding of Offered
Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered
Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued substantially identical individual prohibited transaction exemptions to each of Banc of America Securities LLC,
Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14,
1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E
(December 9, 1996), Credit Suisse First Boston LLC, PTE 89-90, 54 Fed. Reg.
42,597 (October 17, 1989), J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed.
Reg. 14,979 (March 28, 2002), and Merrill Lynch, Pierce, Fenner & Smith
Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), each (except for
PTE 2002-19, which was amended separately) as amended by PTE 97-34, 62 Fed. Reg.
39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000) and
PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (collectively, the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a)
and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective
Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the

                                      S-215

four highest generic rating categories by S&P, Moody's or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the "Restricted Group"
other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master
Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and
Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the
Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch. for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b)
of the Code, by reason of Section 4975(c)(1)(E) of the Code, in connection with
(1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is
(a) a borrower with respect to 5% or less of the fair market

                                      S-216

value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by Moody's and S&P and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See
"Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for
Plans generally or any particular Plan.

     Persons who have an ongoing relationship with the State Teachers Retirement
System of Ohio, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to one mortgage loan (identified as
Loan No. 1 on Annex A-1 to this prospectus supplement). Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

                                      S-217

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-218

                         INDEX OF PRINCIPAL DEFINITIONS

0% CPR ..........................................................          S-202
100% CPR ........................................................          S-203
123 North Wacker B Note .........................................           S-81
123 North Wacker Control Appraisal Event ........................          S-185
123 North Wacker Mortgage Loan ..................................           S-80
123 North Wacker Whole Loan .....................................           S-81
25% CPR .........................................................          S-203
30/360 Basis ....................................................           S-89
50% CPR .........................................................          S-203
75% CPR .........................................................          S-203
Accrued Certificate Interest ....................................          S-134
Accrued Interest From Recoveries ................................          S-134
Actual/360 Basis ................................................           S-89
Administrative Cost Rate ........................................          S-133
Advances ........................................................          S-145
Anticipated Prepayment Date .....................................           S-88
APD Loans .......................................................           S-88
Appraisal Reduction .............................................          S-149
Appraisal Reduction Amount ......................................          S-149
Appraisal Reduction Event .......................................          S-148
Asset Status Report .............................................          S-160
Assumed Final Distribution Date .................................          S-140
Assumed Scheduled Payment .......................................          S-137
Authenticating Agent ............................................          S-120
Available Distribution Amount ...................................          S-125
B Note ..........................................................           S-86
BACM 2005-5 Directing Certificateholder .........................          S-194
BACM 2005-5 Master Servicer .....................................          S-193
BACM 2005-5 Pooling and Servicing Agreement .....................           S-83
BACM 2005-5 Servicing Standard ..................................          S-194
BACM 2005-5 Special Servicer ....................................          S-194
BACM 2005-5 Trustee .............................................          S-193
Bank of America .................................................           S-77
Base Interest Fraction ..........................................          S-139
Becker Portfolio B Note .........................................           S-84
Becker Portfolio Control Appraisal Event. .......................          S-191
Becker Portfolio Mortgage Loan ..................................           S-84
Becker Portfolio Whole Loan .....................................           S-85
Certificate Account .............................................          S-123
Certificate Balance .............................................          S-119
Certificate Deferred Interest ...................................          S-144
Certificate Owner ...............................................          S-120
Certificate Registrar ...........................................          S-120
Certificateholders ..............................................           S-78
Certificates ....................................................          S-119
Class A Certificates ............................................          S-119
Clearstream, Luxembourg .........................................          S-120
Closing Date ....................................................           S-77
Code ............................................................          S-211
Collateral Support Deficit ......................................          S-143
Condemnation Proceeds ...........................................          S-123
Constant Prepayment Rate ........................................          S-202
Controlling Class ...............................................          S-161
Controlling Class Certificateholder .............................          S-161
Corrected Mortgage Loan .........................................          S-160
CPR .............................................................          S-202
Cross-Over Date .................................................          S-132
Cut-off Date ....................................................           S-77
Cut-off Date Balance ............................................           S-77
DBRS ............................................................          S-181
DDR/Macquarie Mervyn's Portfolio A-2 Note .......................           S-81
DDR/Macquarie Mervyn's Portfolio A-3 Note .......................           S-81
DDR/Macquarie Mervyn's Portfolio Mortgage Loan ..................           S-81
DDR/Macquarie Mervyn's Portfolio Pari Passu Loans ...............           S-81
DDR/Macquarie Mervyn's Portfolio Whole Loan .....................           S-81
Debt Service Coverage Ratio .....................................           S-97
Defaulted Mortgage Loan .........................................          S-172
Defeasance Loan .................................................          S-112
Defeasance Lockout Period .......................................           S-92
Defeasance Option ...............................................           S-92
Defeasance Option Period ........................................           S-92
Depositor .......................................................           S-77
Depositories ....................................................          S-120
Design Center of the Americas Mortgage Loan .....................           S-82
Design Center of the Americas Pari Passu Loan ...................           S-82
Design Center of the Americas Whole Loan ........................           S-82
Determination Date ..............................................          S-149
Direct Participants .............................................          S-121
Directing Certificateholder .....................................          S-161
Distributable Certificate Interest ..............................          S-134
Distribution Account ............................................          S-124
Distribution Date ...............................................          S-123
DSCR ............................................................           S-97
DTC .............................................................          S-120
Due Period ......................................................          S-126
Environmental Report ............................................          S-110
ERISA ...........................................................          S-215
ERISA Plan ......................................................          S-215
Euroclear .......................................................          S-120
Euroclear plc ...................................................          S-122
Events of Default ...............................................          S-179
Excess Interest .................................................          S-134

                                      S-219

Excess Interest Distribution Account ............................          S-125
Excess Liquidation Proceeds .....................................   S-124, S-139
Excess Liquidation Proceeds Reserve Account .....................          S-124
Excluded Plan ...................................................          S-216
Exemption .......................................................          S-215
Fee Interest ....................................................          S-113
Fireman's Fund Mortgage Loan ....................................           S-83
Fireman's Fund Pari Passu Loan ..................................           S-83
Fireman's Fund Whole Loan .......................................           S-83
FIRREA ..........................................................           S-99
Fitch ...........................................................          S-109
Form 8-K ........................................................           S-96
FSMA ............................................................            S-4
GACC ............................................................           S-77
GECC ............................................................           S-77
GECMC 2005-C3 Directing Certificateholder .......................          S-196
GECMC 2005-C3 Master Servicer ...................................          S-196
GECMC 2005-C3 Pooling and Servicing Agreement ...................           S-84
GECMC 2005-C3 Servicing Standard ................................          S-196
GECMC 2005-C3 Special Servicer ..................................          S-196
GECMC 2005-C3 Trustee ...........................................          S-196
Ground Lease ....................................................          S-113
Group 1 Principal Distribution Amount ...........................          S-135
Group 1 Principal Shortfall .....................................          S-137
Group 2 Principal Distribution Amount ...........................          S-136
Group 2 Principal Shortfall .....................................          S-138
Hard Lock Box ...................................................          S-117
Indirect Participants ...........................................          S-121
Initial Loan Group 1 Balance ....................................           S-77
Initial Loan Group 2 Balance ....................................           S-77
Initial Pool Balance ............................................           S-77
Initial Rate ....................................................           S-88
Insurance Proceeds ..............................................          S-123
Interest Accrual Period .........................................          S-134
Interest Distribution Amount ....................................          S-134
Interest Reserve Account ........................................          S-124
IRS .............................................................          S-175
Liquidation Fee .................................................          S-164
Liquidation Fee Rate ............................................          S-164
Liquidation Proceeds ............................................          S-123
Loan Group 1 ....................................................           S-77
Loan Group 2 ....................................................           S-77
Loan Groups .....................................................           S-77
Lock Box Accounts ...............................................          S-117
Lock Box Loans ..................................................          S-117
Lockout Period ..................................................           S-90
Lower-Tier Distribution Account .................................          S-124
Lower-Tier REMIC ................................................          S-211
LTV Ratio .......................................................           S-97
MAI .............................................................          S-149
Master Servicer .................................................          S-161
MERS ............................................................           S-75
Mezz Cap B Note .................................................           S-85
Mezz Cap Mortgage Loan ..........................................           S-85
Mezz Cap Whole Loan .............................................           S-85
Midland .........................................................          S-161
Monthly Interest Shortfall" .....................................           S-91
Moody's .........................................................    S-95, S-214
Mortgage ........................................................           S-77
Mortgage Deferred Interest ......................................          S-144
Mortgage Loan Sellers ...........................................           S-77
Mortgage Note ...................................................           S-77
Mortgage Rate ...................................................          S-134
Mortgaged Property ..............................................           S-77
Net Mortgage Rate ...............................................          S-133
Non-Offered Certificates ........................................          S-119
Non-Offered Subordinate Certificates ............................          S-142
Nonrecoverable Advance ..........................................          S-146
Non-Serviced Mortgage Loan Master Servicer ......................          S-196
Non-Serviced Mortgage Loan Pooling and Servicing Agreements .....           S-84
Non-Serviced Mortgage Loan Primary Servicing Fee Rate ...........          S-162
Non-Serviced Mortgage Loan Special Servicer .....................          S-196
Non-Serviced Mortgage Loan Trustee ..............................          S-196
Non-Serviced Mortgage Loans .....................................           S-84
Notional Amount .................................................          S-120
NRA .............................................................         A-3-15
Offered Certificates ............................................          S-119
Oglethorpe Mall Mortgage Loan ...................................           S-84
Oglethorpe Mall Pari Passu Loan .................................           S-84
Oglethorpe Mall Whole Loan ......................................           S-84
Option Price ....................................................          S-173
Pari Passu Loans. ...............................................           S-84
Partial Defeasance ..............................................           S-92
Participants ....................................................          S-120
Pass-Through Rate ...............................................          S-132
Percentage Interest .............................................          S-120
Periodic Payments ...............................................           S-97
Permitted Investments ...........................................          S-125
Plan ............................................................          S-215
Planned Principal Balance .......................................          S-139
Pooling and Servicing Agreement .................................          S-119
Prepayment Calculation Date .....................................           S-90
Prepayment Interest Shortfall ...................................          S-134
Prepayment Percentage ...........................................           S-91
Prime Rate ......................................................          S-148

                                      S-220

Principal Distribution Amount ...................................          S-135
Principal Shortfall .............................................          S-137
Privileged Person ...............................................          S-152
Prospectus Directive ............................................            S-4
PTE .............................................................          S-215
Purchase Agreements .............................................           S-77
Purchase Option .................................................          S-173
Purchase Price ..................................................          S-115
P&I Advance .....................................................          S-144
Qualified Substitute Mortgage Loan ..............................          S-115
Rated Final Distribution Date ...................................          S-140
Record Date .....................................................          S-123
Regular Certificates ............................................          S-211
Reimbursement Rate ..............................................          S-148
Reinvestment Yield ..............................................           S-90
Related Proceeds ................................................          S-146
Release Date ....................................................           S-92
Relevant Implementation Date ....................................            S-4
Relevant Member State ...........................................            S-4
Relevant Persons ................................................            S-5
REMIC ...........................................................          S-211
REMIC Provisions ................................................          S-211
REO Loan ........................................................          S-138
REO Property ....................................................          S-159
Replacement Treasury Rate .......................................           S-91
Residual Certificates ...........................................          S-119
Restricted Group ................................................          S-216
Revised Rate ....................................................           S-88
Rules ...........................................................          S-121
Scheduled Principal Distribution Amount. ........................          S-137
Senior Certificates .............................................          S-119
Serviced B Note .................................................           S-86
Serviced Mortgage Loan ..........................................           S-86
Serviced Pari Passu Loans .......................................           S-82
Serviced Whole Loan .............................................           S-86
Servicer Remittance Date ........................................          S-144
Servicer Reports ................................................          S-152
Servicing Advances ..............................................          S-145
Servicing Fee ...................................................          S-162
Servicing Fee Rate ..............................................          S-162
Servicing Standard ..............................................          S-158
SFH Area ........................................................          S-108
Similar Law .....................................................          S-215
Soft at Closing, Springing Hard .................................          S-117
Soft Lock Box ...................................................          S-117
Special Servicer ................................................          S-161
Special Servicing Delay .........................................          S-159
Special Servicing Fee ...........................................          S-163
Special Servicing Fee Rate ......................................          S-163
Specially Serviced Mortgage Loan ................................          S-159
Springing Hard ..................................................          S-117
Springing Lock Box Loan .........................................          S-117
Stated Principal Balance ........................................          S-138
Statement to Certificateholders .................................          S-150
Structuring Assumptions .........................................          S-139
Subordinate Certificates ........................................          S-119
Subordinate Offered Certificates ................................          S-119
S&P .............................................................    S-95, S-214
Terms and Conditions ............................................          S-122
Title Exception .................................................          S-106
Title Exceptions ................................................          S-106
Title Insurance Policy ..........................................          S-108
Triple Net ......................................................           S-75
Trustee .........................................................    S-78, S-156
Trustee Fee .....................................................          S-156
Trustee Fee Rate ................................................          S-156
Uncovered Prepayment Interest Shortfall. ........................          S-135
Underwriters ....................................................          S-212
Underwriting Agreement ..........................................          S-212
Underwritten Net Cash Flow ......................................           S-98
Unscheduled Principal Distribution Amount .......................          S-137
Upper-Tier Distribution Account .................................          S-124
Upper-Tier REMIC ................................................          S-211
Voting Rights ...................................................          S-154
WAC Rate ........................................................          S-133
Weighted Averaged Life ..........................................           S-91
Withheld Amounts ................................................          S-124
Withheld Loans ..................................................          S-124
Workout Fee .....................................................          S-163
Workout Fee Rate ................................................          S-163
Workout-Delayed Reimbursement Amount ............................          S-147
Yield Maintenance Charge ........................................     S-90, S-91
Yield Maintenance Period ........................................          S-201

                                      S-221

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                                 % OF                            % OF APPLICABLE
                                                                              INITIAL POOL         LOAN GROUP       LOAN GROUP
     ID                           PROPERTY NAME(1)(2)                           BALANCE            ONE OR TWO        BALANCE
----------------------------------------------------------------------------------------------------------------------------------

     1       123 North Wacker                                                    5.09%                 1              5.59%
     2       DDR/Macquarie Mervyn's Portfolio                                    4.43%                 1              4.87%
    2.01     Mervyn's at Burbank Shopping Center                                 0.25%                 1              0.27%
    2.02     Mervyn's at Westfield Solano Mall                                   0.24%                 1              0.26%
    2.03     Mervyn's at West Covina Shopping Center                             0.24%                 1              0.26%
----------------------------------------------------------------------------------------------------------------------------------
    2.04     Mervyn's at Santa Rosa Plaza                                        0.22%                 1              0.24%
    2.05     Mervyn's at Anaheim Hills Festival Center                           0.21%                 1              0.23%
    2.06     Mervyn's at Slatten Ranch Shopping Center                           0.19%                 1              0.21%
    2.07     Mervyn's at Westfield Shoppingtown Parkway                          0.18%                 1              0.20%
    2.08     Mervyn's at The County East Shopping Center                         0.17%                 1              0.19%
----------------------------------------------------------------------------------------------------------------------------------
    2.09     Mervyn's at Foothill Ranch Towne Centre                             0.17%                 1              0.18%
    2.10     Mervyn's at Folsom Square                                           0.16%                 1              0.18%
    2.11     Mervyn's at Superstition Springs Regional Mall                      0.16%                 1              0.18%
    2.12     Mervyn's at Southland Plaza Shopping Center                         0.15%                 1              0.17%
    2.13     Mervyn's at Chino Towne Square Shopping Center                      0.13%                 1              0.15%
----------------------------------------------------------------------------------------------------------------------------------
    2.14     Mervyn's at Grand Canyon Parkway Shopping Center                    0.13%                 1              0.14%
    2.15     Mervyn's at Antelope Valley Mall                                    0.12%                 1              0.14%
    2.16     Mervyn's at Ahwatukee Foothills Power Center                        0.12%                 1              0.13%
    2.17     Mervyn's at Garden Grove Center                                     0.12%                 1              0.13%
    2.18     Mervyn's at Fullerton (Unnamed Center)                              0.11%                 1              0.12%
----------------------------------------------------------------------------------------------------------------------------------
    2.19     Mervyn's at Loma Vista Shopping Center                              0.11%                 1              0.12%
    2.20     Mervyn's at Town Center West Shopping Center                        0.11%                 1              0.12%
    2.21     Mervyn's at Sierra Vista Mall                                       0.10%                 1              0.11%
    2.22     Mervyn's at Sonora Crossroads Shopping Center                       0.10%                 1              0.11%
    2.23     Mervyn's at Deer Valley Center                                      0.10%                 1              0.11%
----------------------------------------------------------------------------------------------------------------------------------
    2.24     Mervyn's at Nellis Crossing Shopping Center                         0.10%                 1              0.11%
    2.25     Mervyn's Plaza                                                      0.09%                 1              0.10%
    2.26     Mervyn's at Redding (Freestanding Unnamed)                          0.09%                 1              0.10%
    2.27     Mervyn's at Sierra Center                                           0.09%                 1              0.10%
    2.28     Mervyn's at Arbor Faire Shopping Center                             0.08%                 1              0.09%
----------------------------------------------------------------------------------------------------------------------------------
    2.29     Mervyn's at Eagle Station                                           0.08%                 1              0.08%
    2.30     Mervyn's at Porterville Market Place Shopping Center                0.07%                 1              0.07%
    2.31     Mervyn's at Santa Cruz Plaza                                        0.07%                 1              0.07%
    2.32     Mervyn's at Ingram Park Plaza                                       0.06%                 1              0.06%
    2.33     Mervyn's at Albertson's Shopping Center                             0.05%                 1              0.05%
----------------------------------------------------------------------------------------------------------------------------------
    2.34     Mervyn's at Ukiah (Freestanding Unnamed)                            0.04%                 1              0.05%
    2.35     Mervyn's at Madera (Unnamed Center)                                 0.03%                 1              0.03%
     3       Design Center of the Americas                                       3.86%                 1              4.24%
     4       Fireman's Fund                                                      3.77%                 1              4.14%
     5       Grand Traverse Mall                                                 3.74%                 1              4.11%
----------------------------------------------------------------------------------------------------------------------------------
     6       Hilton Times Square                                                 3.38%                 1              3.71%
     7       Oglethorpe Mall                                                     3.11%                 1              3.41%
     8       Jordan Commons                                                      2.77%                 1              3.05%
     9       Becker Portfolio                                                    2.38%                 1              2.61%
    9.1      Midway                                                              0.59%                 1              0.64%
----------------------------------------------------------------------------------------------------------------------------------
    9.2      Madeira Plaza                                                       0.50%                 1              0.55%
    9.3      BJ's Wholesale Club                                                 0.38%                 1              0.41%
    9.4      North End                                                           0.33%                 1              0.36%
    9.5      Antietam Valley                                                     0.22%                 1              0.24%
    9.6      Oregon Avenue                                                       0.18%                 1              0.20%
----------------------------------------------------------------------------------------------------------------------------------
    9.7      Princeton Center                                                    0.11%                 1              0.12%
    9.8      E&M                                                                 0.06%                 1              0.07%
    9.9      Tractor Supply Center                                               0.02%                 1              0.03%
     10      Torrance Skypark Center                                             2.18%                 1              2.40%
     11      Empirian at Northridge                                              1.80%                 2              20.15%
----------------------------------------------------------------------------------------------------------------------------------
     12      Lakeside Loudoun Tech                                               1.75%                 1              1.92%
     13      Brooklyn Retail Portfolio III                                       1.67%                 1              1.83%
     14      Citizens Bank Center                                                1.48%                 1              1.63%
     15      Redondo Portfolio                                                   1.46%                 1              1.60%
    15.1     Redondo Hermosa Mini-Storage                                        0.35%                 1              0.38%
----------------------------------------------------------------------------------------------------------------------------------
    15.2     Redondo Information Technology Center                               1.11%                 1              1.22%
     16      Garret Mountain Plaza                                               1.25%                 1              1.37%
    16.1     3 Garret Mountain Plaza                                             0.68%                 1              0.75%
    16.2     5 Garret Mountain Plaza                                             0.57%                 1              0.63%
     17      Crowne Plaza Tampa East                                             1.23%                 1              1.35%
     18      Thornton Towne Center                                               1.19%                 1              1.31%
----------------------------------------------------------------------------------------------------------------------------------
     19      MetCenter 15                                                        1.17%                 1              1.28%
     20      Brookview Village                                                   1.17%                 1              1.28%
     21      Marriott Greensboro                                                 1.16%                 1              1.27%
     22      Lakewood Village                                                    1.06%                 1              1.17%
     23      AFL Telecom and Little Architectural                                0.91%                 1              1.00%
----------------------------------------------------------------------------------------------------------------------------------
    23.1     AFL Telecom                                                         0.62%                 1              0.68%
    23.2     Little Architectural                                                0.29%                 1              0.32%
     24      The Pointe                                                          0.89%                 2              9.94%
     25      New Towne Plaza                                                     0.83%                 1              0.91%
     26      ENN 1 - Homewood Suites                                             0.84%                 1              0.92%
----------------------------------------------------------------------------------------------------------------------------------
     27      Mountain Grove Office Park                                          0.83%                 1              0.91%
     28      Memorial Bend Shopping Center                                       0.80%                 1              0.88%
     29      Burtonsville Office Park                                            0.79%                 1              0.87%
     30      Westlake Medical Center Phase II                                    0.75%                 1              0.82%
     31      Park Ventura Office Center                                          0.74%                 1              0.82%
----------------------------------------------------------------------------------------------------------------------------------
     32      ENN 7 - Courtyard by Marriott                                       0.72%                 1              0.79%
     33      Selden Plaza Shopping Center                                        0.71%                 1              0.78%
     34      2131 K Street                                                       0.70%                 1              0.77%
     35      Saturn Business Park                                                0.67%                 1              0.74%
     36      Borough Park Portfolio II                                           0.67%                 2              7.46%
----------------------------------------------------------------------------------------------------------------------------------
    36.1     4711 12th Avenue                                                    0.23%                 2              2.61%
    36.2     1215 47th Street                                                    0.15%                 2              1.71%
    36.3     1314 46th Street                                                    0.14%                 2              1.57%
    36.4     4520 12th Avenue                                                    0.14%                 2              1.57%
     37      Royal Palm Center Doral III                                         0.66%                 1              0.72%
----------------------------------------------------------------------------------------------------------------------------------
     38      Highland / Rivers MHC Portfolio                                     0.65%                 1              0.71%
    38.1     White Rivers                                                        0.35%                 1              0.38%
    38.2     Duvall Highlands                                                    0.30%                 1              0.33%
     39      Cherry Knolls Retail                                                0.63%                 1              0.69%
     40      Stearns Street Apartments                                           0.61%                 2              6.87%
----------------------------------------------------------------------------------------------------------------------------------
     42      Colman Building                                                     0.58%                 1              0.64%
     43      Hampton Inn & Suites - Austin                                       0.58%                 1              0.64%
     44      Crossways II Shopping Center                                        0.58%                 1              0.64%
     45      Knox Park II                                                        0.57%                 1              0.62%
     46      Barton Hills                                                        0.54%                 2              6.08%
----------------------------------------------------------------------------------------------------------------------------------
     47      Village at Carver Falls                                             0.54%                 1              0.60%
     48      Maryland Self Storage                                               0.54%                 1              0.60%
    48.1     Friendly's Self Storage                                             0.17%                 1              0.18%
    48.2     Skinners Turn Road Self Storage                                     0.15%                 1              0.17%
    48.3     Calvert Self Storage                                                0.12%                 1              0.13%
----------------------------------------------------------------------------------------------------------------------------------
    48.4     Dowell Road Self Storage                                            0.08%                 1              0.09%
    48.5     Town Self Storage                                                   0.03%                 1              0.03%
     49      Raymour & Flanigan Warehouse 2                                      0.54%                 1              0.59%
     50      Payless Self Storage                                                0.54%                 1              0.59%
     51      Gaitherstowne Plaza                                                 0.53%                 1              0.58%
----------------------------------------------------------------------------------------------------------------------------------
     52      Advancial Tower CMBS                                                0.53%                 1              0.58%
     53      Happy Canyon Shopping Center                                        0.52%                 1              0.57%
     54      Marketplace at Augusta - Townsend                                   0.52%                 1              0.57%
     55      Pueblo El Mirage RV Resort                                          0.51%                 2              5.73%
     56      245 Seventh Avenue                                                  0.50%                 1              0.55%
----------------------------------------------------------------------------------------------------------------------------------
     57      Additional Self Storage Portfolio                                   0.50%                 1              0.54%
    57.1     Additional Self Storage - 162nd                                     0.25%                 1              0.27%
    57.2     Additional Self Storage - Hearthwood                                0.09%                 1              0.10%
----------------------------------------------------------------------------------------------------------------------------------
    57.3     Additional Self Storage - Minnehaha                                 0.08%                 1              0.09%
    57.4     Additional Self Storage - Burton Road West                          0.08%                 1              0.09%
     58      Diplomat Office Building                                            0.49%                 1              0.54%
     59      Crossroads Shopping Center                                          0.49%                 1              0.54%
     60      University Commons Center                                           0.48%                 2              5.33%
----------------------------------------------------------------------------------------------------------------------------------
     61      Westgate MHC                                                        0.47%                 1              0.52%
     62      Lowes - Concord, NC                                                 0.47%                 1              0.51%
     63      The Enclave at Malibu                                               0.46%                 1              0.50%
     64      Self Storage Plus-Greenbelt I & II                                  0.43%                 1              0.48%
     65      Sandstone Village                                                   0.43%                 1              0.47%
----------------------------------------------------------------------------------------------------------------------------------
     66      Madera Village                                                      0.43%                 1              0.47%
     67      Fountain Valley Commerce Center                                     0.41%                 1              0.45%
     68      Raymour & Flanigan Plaza                                            0.39%                 1              0.43%
     69      Hunter's Point Apartments                                           0.39%                 2              4.34%
     70      Airport Executive Plaza                                             0.38%                 1              0.42%
----------------------------------------------------------------------------------------------------------------------------------
     71      All Aboard - Alhambra                                               0.38%                 1              0.42%
     72      Marketplace at Augusta - SK Drive                                   0.38%                 1              0.42%
     73      Palisades I & II                                                    0.38%                 1              0.41%
     74      Meadowbrook Office Park                                             0.37%                 1              0.41%
     75      3073 South Horseshoe                                                0.35%                 1              0.39%
----------------------------------------------------------------------------------------------------------------------------------
     76      Mission Richardson Apartments                                       0.35%                 2              3.92%
     77      Riverpoint Shopping Center                                          0.35%                 1              0.38%
     78      510 Heron Drive                                                     0.34%                 1              0.38%
     79      Forest Ridge Plaza                                                  0.33%                 1              0.36%
     80      Seligman CVS Pool #3                                                0.32%                 1              0.36%
----------------------------------------------------------------------------------------------------------------------------------
    80.1     Seligman CVS Pool #3 - CVS-Port Charlotte                           0.19%                 1              0.21%
    80.2     Seligman CVS Pool #3 - CVS-Largo                                    0.14%                 1              0.15%
     81      41 West 47th Street                                                 0.31%                 1              0.34%
     82      Rustic Acres                                                        0.31%                 1              0.34%
     83      North Richland Hills Shopping Center                                0.31%                 1              0.34%
----------------------------------------------------------------------------------------------------------------------------------
     84      St Croix Apartments                                                 0.31%                 2              3.43%
     85      Lifestyle Place                                                     0.30%                 1              0.33%
     86      Marietta Health Park                                                0.30%                 1              0.33%
     87      Pewaukee Plaza                                                      0.30%                 1              0.33%
     88      All Aboard - Van Nuys                                               0.30%                 1              0.33%
----------------------------------------------------------------------------------------------------------------------------------
     89      ENN 5 - Hilton Garden Inn                                           0.30%                 1              0.33%
     90      1205 West Sunset                                                    0.30%                 1              0.33%
     91      Ponte Vedra Pointe Shopping Center                                  0.29%                 1              0.32%
     92      San Ramon Valley Medical Center                                     0.29%                 1              0.32%
     93      Wild Oats Market                                                    0.29%                 1              0.32%
----------------------------------------------------------------------------------------------------------------------------------
     94      Prado Verde MHC                                                     0.29%                 2              3.21%
     95      Beltway Corporate Center                                            0.28%                 1              0.31%
     96      Maplewood Center                                                    0.27%                 1              0.30%
     97      All Aboard - Stanton                                                0.27%                 1              0.29%
     98      Loxahatchee Business Park North                                     0.27%                 1              0.29%
----------------------------------------------------------------------------------------------------------------------------------
     99      Village on the Lochs MHC-IPG                                        0.26%                 2              2.96%
    100      Indigo Creek Apartments                                             0.26%                 2              2.91%
    101      West Meadow Estates MHP                                             0.26%                 1              0.28%
    102      Senior Chateau                                                      0.25%                 2              2.75%
    103      All Aboard - Burbank                                                0.24%                 1              0.27%
----------------------------------------------------------------------------------------------------------------------------------
    104      Rockwood Village - Lakeshore                                        0.24%                 1              0.27%
    105      All Aboard - Northridge                                             0.24%                 1              0.26%
    106      All Aboard - North Hollywood                                        0.24%                 1              0.26%
    107      Loxahatchee Storage                                                 0.23%                 1              0.26%
    108      Office Max - Pasadena                                               0.23%                 1              0.25%
----------------------------------------------------------------------------------------------------------------------------------
    109      Conte Properties                                                    0.23%                 1              0.25%
   109.1     1805 & 1817 Laskin                                                  0.16%                 1              0.18%
   109.2     2185 Upton                                                          0.06%                 1              0.07%
    110      St. Andrews Place Apartments                                        0.22%                 1              0.25%
    111      All Aboard - Anaheim II                                             0.22%                 1              0.24%
----------------------------------------------------------------------------------------------------------------------------------
    112      All Aboard - Mid-Town San Diego                                     0.22%                 1              0.24%
    113      Edenvale Business Center                                            0.22%                 1              0.24%
    114      Costa Mesa Self Storage                                             0.22%                 1              0.24%
    115      Trailerest MHC                                                      0.22%                 1              0.24%
    116      Oceanside Square                                                    0.22%                 1              0.24%
----------------------------------------------------------------------------------------------------------------------------------
    117      Furniture Avenue Galleries                                          0.22%                 1              0.24%
    118      Belleair Bazaar                                                     0.21%                 1              0.23%
    119      All Aboard - Anaheim I                                              0.21%                 1              0.23%
    120      StorQuest - Phoenix                                                 0.21%                 1              0.23%
    121      Willow Glen Plaza                                                   0.21%                 1              0.23%
----------------------------------------------------------------------------------------------------------------------------------
    122      Cadgewith Farms MHC                                                 0.21%                 2              2.32%
    123      Borders - Utica                                                     0.21%                 1              0.23%
    124      Davis Pavillion Stockbridge                                         0.20%                 1              0.22%
    125      Summer Hill Apartments                                              0.20%                 2              2.22%
    126      StorQuest - Aurora                                                  0.20%                 1              0.22%
----------------------------------------------------------------------------------------------------------------------------------
    127      Ashley Square                                                       0.19%                 1              0.21%
    128      Budget One-Santa Rosa                                               0.19%                 1              0.21%
    129      Danville Self Storage                                               0.19%                 1              0.21%
    130      Gramercy Tower Apartments                                           0.19%                 1              0.21%
    131      Centennial Airport Center II                                        0.19%                 1              0.20%
----------------------------------------------------------------------------------------------------------------------------------
    132      All Aboard - Ventura                                                0.18%                 1              0.20%
    133      Serrano Towers Apartments                                           0.18%                 1              0.20%
    134      Rio Estrella Mini-Storage                                           0.18%                 1              0.20%
    135      Simply Storage                                                      0.18%                 1              0.20%
    136      1801 Reston Parkway                                                 0.18%                 1              0.19%
----------------------------------------------------------------------------------------------------------------------------------
    137      7350 & 7360 McGinnis Ferry Road                                     0.17%                 1              0.19%
    138      Pennock Business Center                                             0.17%                 1              0.19%
    139      Crowne Pointe                                                       0.17%                 2              1.92%
    140      All Aboard - San Gabriel                                            0.17%                 1              0.19%
    141      Southwood Office                                                    0.17%                 1              0.19%
----------------------------------------------------------------------------------------------------------------------------------
    142      Gulf Coast Self Storage                                             0.17%                 1              0.18%
    143      Country Squire Mobile Estates                                       0.17%                 2              1.86%
    144      All Aboard - Concord                                                0.17%                 1              0.18%
    145      Shadow Hills MHC - IPG                                              0.17%                 2              1.86%
    146      Crescent Valley MHC                                                 0.16%                 1              0.18%
----------------------------------------------------------------------------------------------------------------------------------
    147      National Self Storage                                               0.16%                 1              0.17%
    148      The Vineyard Apartments                                             0.16%                 2              1.74%
    149      Ventura Avenue Self Storage                                         0.15%                 1              0.17%
    150      The Landing Apartments                                              0.14%                 2              1.61%
    151      Walgreen's/ Wachovia                                                0.14%                 1              0.16%
----------------------------------------------------------------------------------------------------------------------------------
    152      Greenbrier Business Center                                          0.14%                 1              0.15%
    153      Gilbert Self Storage                                                0.13%                 1              0.14%
    154      Centennial Estates MHC                                              0.12%                 2              1.40%
    155      Ithaca Self Storage                                                 0.12%                 1              0.13%
    156      East North Self Storage                                             0.12%                 1              0.13%
----------------------------------------------------------------------------------------------------------------------------------
    157      Active Self Storage                                                 0.12%                 1              0.13%
    158      Gramercy Manor Apartments                                           0.11%                 1              0.13%
    159      Highpoint Marketplace II                                            0.11%                 1              0.12%
    160      Ridgecrest -Lakeshore MHP                                           0.11%                 1              0.12%
    161      Sunrise MHC                                                         0.11%                 1              0.12%
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    162      Cascade Promenade                                                   0.11%                 1              0.12%
    163      Eagle Plaza                                                         0.11%                 1              0.12%
    164      Evergreen Self Storage                                              0.10%                 1              0.11%
    165      Saratoga Professional Center                                        0.08%                 1              0.09%
    166      Sorensen Air Conditioned Self Storage                               0.08%                 1              0.09%
----------------------------------------------------------------------------------------------------------------------------------
    167      Brookshire Brothers - Jasper, TX                                    0.08%                 1              0.09%

                         MORTGAGE                               CUT-OFF           GENERAL                      DETAILED
              # OF         LOAN             ORIGINAL             DATE             PROPERTY                     PROPERTY
    ID      PROPERTIES   SELLER (3)          BALANCE            BALANCE           TYPE                         TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1           1          GECC           122,000,000.00     122,000,000.00       Office                       CBD
    2          35          GACC           106,275,000.00     106,275,000.00       Retail                       Anchored
   2.01         1          GACC             5,959,845.34       5,959,845.34       Retail                       Anchored
   2.02         1          GACC             5,719,313.47       5,719,313.47       Retail                       Anchored
   2.03         1          GACC             5,665,861.94       5,665,861.94       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   2.04         1          GACC             5,318,427.01       5,318,427.01       Retail                       Anchored
   2.05         1          GACC             4,997,717.81       4,997,717.81       Retail                       Anchored
   2.06         1          GACC             4,623,557.15       4,623,557.15       Retail                       Anchored
   2.07         1          GACC             4,329,573.75       4,329,573.75       Retail                       Anchored
   2.08         1          GACC             4,115,767.63       4,115,767.63       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   2.09         1          GACC             3,982,138.82       3,982,138.82       Retail                       Anchored
   2.10         1          GACC             3,901,961.52       3,901,961.52       Retail                       Anchored
   2.11         1          GACC             3,901,961.52       3,901,961.52       Retail                       Anchored
   2.12         1          GACC             3,714,881.18       3,714,881.18       Retail                       Anchored
   2.13         1          GACC             3,233,817.43       3,233,817.43       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   2.14         1          GACC             3,100,188.61       3,100,188.61       Retail                       Anchored
   2.15         1          GACC             2,993,285.55       2,993,285.55       Retail                       Anchored
   2.16         1          GACC             2,899,745.38       2,899,745.38       Retail                       Anchored
   2.17         1          GACC             2,779,479.44       2,779,479.44       Retail                       Anchored
   2.18         1          GACC             2,726,027.91       2,726,027.91       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   2.19         1          GACC             2,672,576.39       2,672,576.39       Retail                       Anchored
   2.20         1          GACC             2,645,850.62       2,645,850.62       Retail                       Anchored
   2.21         1          GACC             2,432,044.51       2,432,044.51       Retail                       Anchored
   2.22         1          GACC             2,351,867.22       2,351,867.22       Retail                       Anchored
   2.23         1          GACC             2,325,141.46       2,325,141.46       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   2.24         1          GACC             2,325,141.46       2,325,141.46       Retail                       Anchored
   2.25         1          GACC             2,138,061.11       2,138,061.11       Retail                       Anchored
   2.26         1          GACC             2,097,972.46       2,097,972.46       Retail                       Anchored
   2.27         1          GACC             2,084,609.58       2,084,609.58       Retail                       Anchored
   2.28         1          GACC             1,897,529.23       1,897,529.23       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   2.29         1          GACC             1,817,351.94       1,817,351.94       Retail                       Anchored
   2.30         1          GACC             1,630,271.60       1,630,271.60       Retail                       Anchored
   2.31         1          GACC             1,630,271.60       1,630,271.60       Retail                       Anchored
   2.32         1          GACC             1,363,013.96       1,363,013.96       Retail                       Anchored
   2.33         1          GACC             1,162,570.73       1,162,570.73       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   2.34         1          GACC             1,069,030.55       1,069,030.55       Retail                       Anchored
   2.35         1          GACC               668,144.10         668,144.10       Retail                       Anchored
    3           1          GACC            92,500,000.00      92,500,000.00       Retail                       Special Purpose
    4           1          BofA            90,687,500.00      90,372,694.12       Office                       Suburban
    5           1          BofA            90,000,000.00      89,796,510.39       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
    6           1          BofA            81,000,000.00      81,000,000.00       Hotel                        Full Service
    7           1          GACC            75,000,000.00      74,567,383.86       Retail                       Anchored
    8           1          BofA            66,500,000.00      66,500,000.00       Office                       Retail/Office
    9           9          GECC            57,100,000.00      57,100,000.00       Retail                       Various
   9.1          1          GECC            14,065,912.22      14,065,912.22       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   9.2          1          GECC            11,937,017.21      11,937,017.21       Retail                       Anchored
   9.3          1          GECC             9,009,786.57       9,009,786.57       Retail                       Anchored
   9.4          1          GECC             7,831,291.74       7,831,291.74       Retail                       Anchored
   9.5          1          GECC             5,322,236.66       5,322,236.66       Retail                       Anchored
   9.6          1          GECC             4,333,821.86       4,333,821.86       Retail                       Unanchored
------------------------------------------------------------------------------------------------------------------------------------
   9.7          1          GECC             2,585,086.92       2,585,086.92       Retail                       Anchored
   9.8          1          GECC             1,444,607.57       1,444,607.57       Retail                       Anchored
   9.9          1          GECC               570,239.24         570,239.24       Retail                       Anchored
    10          1          BofA            52,450,000.00      52,392,045.12       Office                       Suburban
    11          1          GACC            43,200,000.00      43,200,000.00       Multifamily                  Conventional
------------------------------------------------------------------------------------------------------------------------------------
    12          1          GACC            42,000,000.00      42,000,000.00       Office                       Suburban
    13          1          GACC            40,000,000.00      39,954,714.41       Retail                       Unanchored
    14          1          GACC            35,600,000.00      35,600,000.00       Office                       CBD
    15          2          GACC            35,000,000.00      35,000,000.00       Various                      Various
   15.1         1          GACC             8,312,500.00       8,312,500.00       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   15.2         1          GACC            26,687,500.00      26,687,500.00       Office                       Incubator Office
    16          2          GACC            30,000,000.00      30,000,000.00       Office                       Suburban
   16.1         1          GACC            16,292,428.20      16,292,428.20       Office                       Suburban
   16.2         1          GACC            13,707,571.80      13,707,571.80       Office                       Suburban
    17          1          GACC            29,600,000.00      29,569,300.42       Hotel                        Full Service
    18          1          GECC            28,500,000.00      28,500,000.00       Retail                       Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
    19          1          GECC            28,000,000.00      28,000,000.00       Office                       Suburban
    20          1          BofA            28,000,000.00      28,000,000.00       Multifamily                  Conventional
    21          1          GACC            27,760,000.00      27,731,837.34       Hotel                        Full Service
    22          1          GECC            25,500,000.00      25,500,000.00       Retail                       Anchored
    23          2          BofA            21,757,000.00      21,757,000.00       Various                      Various
------------------------------------------------------------------------------------------------------------------------------------
   23.1         1          BofA            14,750,508.47      14,750,508.47       Industrial                   Warehouse
   23.2         1          BofA             7,006,491.53       7,006,491.53       Office                       Suburban
    24          1          GECC            21,300,000.00      21,300,000.00       Multifamily                  Student Housing
    25          1          GACC            19,800,000.00      19,800,000.00       Retail                       Anchored
    26          1          GECC            20,100,000.00      20,100,000.00       Hotel                        Extended Stay
------------------------------------------------------------------------------------------------------------------------------------
    27          1          GACC            19,850,000.00      19,850,000.00       Office                       Suburban
    28          1          BofA            19,261,135.00      19,261,135.00       Retail                       Anchored
    29          1          GACC            18,942,000.00      18,942,000.00       Office                       Suburban
    30          1          GECC            18,000,000.00      17,940,783.01       Office                       Medical Office
    31          1          BofA            17,800,000.00      17,800,000.00       Office                       Suburban
------------------------------------------------------------------------------------------------------------------------------------
    32          1          GECC            17,326,000.00      17,326,000.00       Hotel                        Limited Service
    33          1          BofA            17,000,000.00      17,000,000.00       Retail                       Anchored
    34          1          GACC            16,750,000.00      16,750,000.00       Office                       CBD
    35          1          GECC            16,100,000.00      16,100,000.00       Office                       Suburban
    36          4          GACC            16,000,000.00      16,000,000.00       Multifamily                  Conventional
------------------------------------------------------------------------------------------------------------------------------------
   36.1         1          GACC             5,588,516.75       5,588,516.75       Multifamily                  Conventional
   36.2         1          GACC             3,674,641.15       3,674,641.15       Multifamily                  Conventional
   36.3         1          GACC             3,368,421.05       3,368,421.05       Multifamily                  Conventional
   36.4         1          GACC             3,368,421.05       3,368,421.05       Multifamily                  Conventional
    37          1          BofA            15,750,000.00      15,715,212.57       Office                       Suburban
------------------------------------------------------------------------------------------------------------------------------------
    38          2          GECC            15,500,000.00      15,483,002.43       Manufactured Housing         Manufactured Housing
   38.1         1          GECC             8,292,539.60       8,283,445.86       Manufactured Housing         Manufactured Housing
   38.2         1          GECC             7,207,460.40       7,199,556.57       Manufactured Housing         Manufactured Housing
    39          1          GECC            15,000,000.00      15,000,000.00       Retail                       Anchored
    40          1          GECC            14,750,000.00      14,732,827.20       Multifamily                  Conventional
------------------------------------------------------------------------------------------------------------------------------------
    42          1          GACC            14,000,000.00      14,000,000.00       Mixed Use                    Office / Retail
    43          1          GECC            14,000,000.00      13,978,293.42       Hotel                        Limited Service
    44          1          GECC            14,000,000.00      13,971,615.24       Retail                       Anchored
    45          1          GECC            13,600,000.00      13,584,195.53       Retail                       Anchored
    46          1          BofA            13,100,000.00      13,043,885.96       Multifamily                  Conventional
------------------------------------------------------------------------------------------------------------------------------------
    47          1          GECC            13,000,000.00      13,000,000.00       Multifamily                  Conventional
    48          5          BofA            13,000,000.00      13,000,000.00       Self Storage                 Self Storage
   48.1         1          BofA             3,965,039.18       3,965,039.18       Self Storage                 Self Storage
   48.2         1          BofA             3,682,941.53       3,682,941.53       Self Storage                 Self Storage
   48.3         1          BofA             2,805,304.40       2,805,304.40       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   48.4         1          BofA             1,935,503.32       1,935,503.32       Self Storage                 Self Storage
   48.5         1          BofA               611,211.57         611,211.57       Self Storage                 Self Storage
    49          1          GECC            13,000,000.00      12,972,370.02       Industrial                   Warehouse
    50          1          BofA            12,950,000.00      12,950,000.00       Self Storage                 Self Storage
    51          1          BofA            12,730,000.00      12,730,000.00       Retail                       Unanchored
------------------------------------------------------------------------------------------------------------------------------------
    52          1          GECC            12,700,000.00      12,700,000.00       Office                       Suburban
    53          1          GECC            12,550,000.00      12,550,000.00       Retail                       Anchored
    54          1          BofA            12,500,000.00      12,500,000.00       Retail                       Anchored
    55          1          GECC            12,280,000.00      12,280,000.00       Manufactured Housing         Manufactured Housing
    56          1          GACC            12,000,000.00      12,000,000.00       Retail                       Unanchored
------------------------------------------------------------------------------------------------------------------------------------
    57          4          GECC            11,900,000.00      11,900,000.00       Self Storage                 Self Storage
   57.1         1          GECC             5,991,608.39       5,991,608.39       Self Storage                 Self Storage
   57.2         1          GECC             2,080,419.58       2,080,419.58       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   57.3         1          GECC             1,941,724.94       1,941,724.94       Self Storage                 Self Storage
   57.4         1          GECC             1,886,247.09       1,886,247.09       Self Storage                 Self Storage
    58          1          GECC            11,700,000.00      11,700,000.00       Office                       Suburban
    59          1          BofA            11,695,000.00      11,695,000.00       Retail                       Shadow Anchored
    60          1          BofA            11,433,000.00      11,433,000.00       Multifamily                  Student
------------------------------------------------------------------------------------------------------------------------------------
    61          1          GECC            11,300,000.00      11,300,000.00       Manufactured Housing         Manufactured Housing
    62          1          BofA            11,200,000.00      11,200,000.00       Retail                       Anchored
    63          1          GACC            11,000,000.00      10,988,005.11       Office                       Suburban
    64          1          GECC            10,400,000.00      10,400,000.00       Self Storage                 Self Storage
    65          1          BofA            10,400,000.00      10,334,485.59       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
    66          1          BofA            10,400,000.00      10,285,843.97       Retail                       Anchored
    67          1          BofA             9,883,381.00       9,883,381.00       Office                       Suburban
    68          1          GECC             9,300,000.00       9,300,000.00       Retail                       Unanchored
    69          1          BofA             9,300,000.00       9,300,000.00       Multifamily                  Conventional
    70          1          GECC             9,230,000.00       9,219,744.25       Office                       Suburban
------------------------------------------------------------------------------------------------------------------------------------
    71          1          GECC             9,248,000.00       9,217,944.09       Self Storage                 Self Storage
    72          1          BofA             9,200,000.00       9,200,000.00       Retail                       Shadow Anchored
    73          1          GACC             9,000,000.00       9,000,000.00       Multifamily                  Student Housing
    74          1          GECC             8,940,000.00       8,940,000.00       Office                       Suburban
    75          1          GECC             8,500,000.00       8,500,000.00       Office                       Suburban
------------------------------------------------------------------------------------------------------------------------------------
    76          1          GACC             8,400,000.00       8,400,000.00       Multifamily                  Conventional
    77          1          GACC             8,330,000.00       8,320,933.69       Retail                       Shadow Anchored
    78          1          GACC             8,200,000.00       8,200,000.00       Industrial                   Office / Flex
    79          1          GACC             7,850,000.00       7,850,000.00       Retail                       Unanchored
    80          2          BofA             7,760,000.00       7,760,000.00       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   80.1         1          BofA             4,480,000.00       4,480,000.00       Retail                       Anchored
   80.2         1          BofA             3,280,000.00       3,280,000.00       Retail                       Anchored
    81          1          BofA             7,500,000.00       7,466,557.81       Mixed Use                    Retail/Office
    82          1          GECC             7,440,000.00       7,424,119.79       Manufactured Housing         Manufactured Housing
    83          1          GECC             7,360,000.00       7,360,000.00       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
    84          1          GECC             7,350,000.00       7,350,000.00       Multifamily                  Conventional
    85          1          GECC             7,300,000.00       7,300,000.00       Retail                       Unanchored
    86          1          GACC             7,200,000.00       7,200,000.00       Office                       Medical Office
    87          1          GECC             7,175,000.00       7,175,000.00       Retail                       Anchored
    88          1          GECC             7,192,000.00       7,168,815.71       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    89          1          GECC             7,160,000.00       7,160,000.00       Hotel                        Limited Service
    90          1          BofA             7,156,838.00       7,149,092.45       Retail                       Unanchored
    91          1          GECC             7,000,000.00       7,000,000.00       Retail                       Anchored
    92          1          GECC             7,000,000.00       6,992,251.21       Office                       Medical Office
    93          1          BofA             6,900,000.00       6,900,000.00       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
    94          1          GECC             6,900,000.00       6,891,255.98       Manufactured Housing         Manufactured Housing
    95          1          GACC             6,700,000.00       6,700,000.00       Retail                       Shadow Anchored
    96          1          GECC             6,594,000.00       6,594,000.00       Retail                       Shadow Anchored
    97          1          GECC             6,456,000.00       6,435,018.06       Self Storage                 Self Storage
    98          1          GECC             6,400,000.00       6,392,941.96       Industrial                   Mixed
------------------------------------------------------------------------------------------------------------------------------------
    99          1          GECC             6,350,000.00       6,335,473.85       Manufactured Housing         Manufactured Housing
   100          1          GECC             6,250,000.00       6,227,942.29       Multifamily                  Conventional
   101          1          GACC             6,200,000.00       6,200,000.00       Manufactured Housing         Manufactured Housing
   102          1          BofA             5,900,000.00       5,900,000.00       Multifamily                  Age Restricted
   103          1          GECC             5,866,000.00       5,847,090.23       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   104          1          GECC             5,800,000.00       5,800,000.00       Manufactured Housing         Manufactured Housing
   105          1          GECC             5,756,000.00       5,737,444.82       Self Storage                 Self Storage
   106          1          GECC             5,700,000.00       5,681,625.35       Self Storage                 Self Storage
   107          1          GECC             5,625,000.00       5,618,854.70       Self Storage                 Self Storage
   108          1          GACC             5,500,000.00       5,500,000.00       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   109          2          GECC             5,500,000.00       5,482,125.04       Retail                       Anchored
  109.1         1          GECC             3,939,189.19       3,926,386.85       Retail                       Unanchored
  109.2         1          GECC             1,560,810.81       1,555,738.19       Retail                       Shadow Anchored
   110          1          BofA             5,352,000.00       5,352,000.00       Multifamily                  Conventional
   111          1          GECC             5,332,000.00       5,320,906.78       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   112          1          GECC             5,318,000.00       5,300,003.07       Self Storage                 Self Storage
   113          1          GECC             5,215,000.00       5,215,000.00       Office                       Office/Warehouse
   114          1          GECC             5,200,000.00       5,200,000.00       Self Storage                 Self Storage
   115          1          GECC             5,200,000.00       5,200,000.00       Manufactured Housing         Manufactured Housing
   116          1          GACC             5,200,000.00       5,200,000.00       Retail                       Unanchored
------------------------------------------------------------------------------------------------------------------------------------
   117          1          GECC             5,200,000.00       5,191,576.46       Retail                       Unanchored
   118          1          GACC             5,100,000.00       5,100,000.00       Retail                       Unanchored
   119          1          GECC             5,093,000.00       5,082,404.02       Self Storage                 Self Storage
   120          1          GECC             5,000,000.00       5,000,000.00       Self Storage                 Self Storage
   121          1          BofA             5,000,000.00       5,000,000.00       Retail                       Unanchored
------------------------------------------------------------------------------------------------------------------------------------
   122          1          GECC             5,000,000.00       4,982,528.52       Manufactured Housing         Manufactured Housing
   123          1          GECC             4,975,000.00       4,964,176.89       Retail                       Shadow Anchored
   124          1          GECC             4,800,000.00       4,800,000.00       Retail                       Shadow Anchored
   125          1          GECC             4,750,000.00       4,750,000.00       Multifamily                  Conventional
   126          1          GECC             4,700,000.00       4,700,000.00       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   127          1          GECC             4,600,000.00       4,600,000.00       Retail                       Anchored
   128          1          GECC             4,500,000.00       4,490,737.67       Self Storage                 Self Storage
   129          1          GECC             4,500,000.00       4,484,524.92       Self Storage                 Self Storage
   130          1          BofA             4,483,585.00       4,483,585.00       Multifamily                  Conventional
   131          1          GECC             4,450,000.00       4,450,000.00       Industrial                   Warehouse
------------------------------------------------------------------------------------------------------------------------------------
   132          1          GECC             4,425,000.00       4,410,735.48       Self Storage                 Self Storage
   133          1          BofA             4,409,299.00       4,409,299.00       Multifamily                  Highrise
   134          1          GECC             4,400,000.00       4,400,000.00       Self Storage                 Self Storage
   135          1          GECC             4,400,000.00       4,394,534.83       Self Storage                 Self Storage
   136          1          GECC             4,250,000.00       4,250,000.00       Office                       Suburban
------------------------------------------------------------------------------------------------------------------------------------
   137          1          GECC             4,150,000.00       4,126,950.68       Office                       Medical Office
   138          1          GECC             4,120,000.00       4,115,498.91       Industrial                   Office/Warehouse
   139          1          GECC             4,120,000.00       4,111,187.43       Multifamily                  Conventional
   140          1          GECC             4,093,000.00       4,084,484.51       Self Storage                 Self Storage
   141          1          BofA             4,050,000.00       4,050,000.00       Office                       Suburban
------------------------------------------------------------------------------------------------------------------------------------
   142          1          BofA             4,000,000.00       4,000,000.00       Self Storage                 Self Storage
   143          1          GECC             3,990,000.00       3,990,000.00       Manufactured Housing         Manufactured Housing
   144          1          GECC             4,000,000.00       3,987,105.51       Self Storage                 Self Storage
   145          1          GECC             4,000,000.00       3,986,599.01       Manufactured Housing         Manufactured Housing
   146          1          GECC             3,866,000.00       3,857,064.08       Manufactured Housing         Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   147          1          GACC             3,800,000.00       3,795,600.46       Self Storage                 Self Storage
   148          1          BofA             3,740,000.00       3,723,060.79       Multifamily                  Conventional
   149          1          GECC             3,700,000.00       3,700,000.00       Self Storage                 Self Storage
   150          1          GECC             3,450,000.00       3,450,000.00       Multifamily                  Student Housing
   151          1          GECC             3,440,000.00       3,432,657.55       Retail                       Anchored
------------------------------------------------------------------------------------------------------------------------------------
   152          1          GECC             3,275,000.00       3,275,000.00       Industrial                   Office/Warehouse
   153          1          GECC             3,100,000.00       3,077,413.59       Self Storage                 Self Storage
   154          1          GECC             3,000,000.00       2,996,468.07       Manufactured Housing         Manufactured Housing
   155          1          GECC             2,900,000.00       2,900,000.00       Self Storage                 Self Storage
   156          1          GECC             2,850,000.00       2,840,159.83       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   157          1          GECC             2,800,000.00       2,793,934.28       Self Storage                 Self Storage
   158          1          BofA             2,736,000.00       2,736,000.00       Multifamily                  Conventional
   159          1          BofA             2,700,000.00       2,700,000.00       Retail                       Shadow Anchored
   160          1          GECC             2,630,000.00       2,630,000.00       Manufactured Housing         Manufactured Housing
   161          1          GECC             2,600,000.00       2,600,000.00       Manufactured Housing         Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   162          1          GECC             2,600,000.00       2,595,999.27       Retail                       Shadow Anchored
   163          1          GECC             2,600,000.00       2,594,648.42       Retail                       Shadow Anchored
   164          1          GECC             2,350,000.00       2,345,005.34       Self Storage                 Self Storage
   165          1          GECC             2,000,000.00       1,993,670.31       Office                       Suburban
   166          1          BofA             1,925,000.00       1,925,000.00       Self Storage                 Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   167          1          BofA             1,900,000.00       1,894,040.83       Retail                       Unanchored

                                                       INTEREST            ORIGINAL           STATED REMAINING      ORIGINAL
                 INTEREST         ADMINISTRATIVE       ACCRUAL         TERM TO MATURITY       TERM TO MATURITY    AMORTIZATION
    ID             RATE             COST RATE           BASIS           OR APD (MOS.)          OR APD (MOS.)       TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

    1             5.18000%             0.02096%       Actual/360             120                    118                360
    2             5.21100%             0.02096%       Actual/360              60                     58                 0
   2.01
   2.02
   2.03
-----------------------------------------------------------------------------------------------------------------------------------
   2.04
   2.05
   2.06
   2.07
   2.08
-----------------------------------------------------------------------------------------------------------------------------------
   2.09
   2.10
   2.11
   2.12
   2.13
-----------------------------------------------------------------------------------------------------------------------------------
   2.14
   2.15
   2.16
   2.17
   2.18
-----------------------------------------------------------------------------------------------------------------------------------
   2.19
   2.20
   2.21
   2.22
   2.23
-----------------------------------------------------------------------------------------------------------------------------------
   2.24
   2.25
   2.26
   2.27
   2.28
-----------------------------------------------------------------------------------------------------------------------------------
   2.29
   2.30
   2.31
   2.32
   2.33
-----------------------------------------------------------------------------------------------------------------------------------
   2.34
   2.35
    3             5.92722%             0.02096%       Actual/360             121                    116                360
    4             5.54785%             0.06096%       Actual/360             121                    118                342
    5             5.01620%             0.02096%       Actual/360              84                     82                360
-----------------------------------------------------------------------------------------------------------------------------------
    6             5.91500%             0.02096%       Actual/360              60                     60                 0
    7             4.89130%             0.03096%       Actual/360              84                     79                360
    8             5.27200%             0.02096%       Actual/360             120                    114                360
    9             5.52000%             0.02096%       Actual/360             120                    119                360
   9.1
-----------------------------------------------------------------------------------------------------------------------------------
   9.2
   9.3
   9.4
   9.5
   9.6
-----------------------------------------------------------------------------------------------------------------------------------
   9.7
   9.8
   9.9
    10            5.44970%             0.02096%       Actual/360             120                    119                360
    11            5.69500%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
    12            5.36500%             0.02096%       Actual/360             120                    118                 0
    13            5.32000%             0.02096%       Actual/360             120                    119                360
    14            5.52000%             0.02096%       Actual/360             120                    120                360
    15            5.64800%             0.02096%       Actual/360             120                    120                360
   15.1
-----------------------------------------------------------------------------------------------------------------------------------
   15.2
    16            5.72900%             0.02096%       Actual/360             120                    120                360
   16.1
   16.2
    17            5.78500%             0.02096%       Actual/360             120                    119                360
    18            5.20000%             0.02096%       Actual/360             120                    120                360
-----------------------------------------------------------------------------------------------------------------------------------
    19            5.16000%             0.06096%       Actual/360              84                     81                360
    20            4.93700%             0.02096%       Actual/360             120                    117                360
    21            5.90100%             0.02096%       Actual/360             120                    119                360
    22            4.97000%             0.02096%       Actual/360             120                    120                240
    23            5.33100%             0.11096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
   23.1
   23.2
    24            5.28000%             0.02096%       Actual/360             120                    118                 0
    25            5.09100%             0.02096%       Actual/360             120                    120                360
    26            5.44000%             0.02096%       Actual/360             120                    120                300
-----------------------------------------------------------------------------------------------------------------------------------
    27            5.84800%             0.02096%       Actual/360              60                     60                360
    28            5.55900%             0.11096%       Actual/360             120                    119                360
    29            5.27400%             0.02096%       Actual/360             120                    118                360
    30            5.28000%             0.02096%       Actual/360             120                    117                360
    31            5.50300%             0.02096%       Actual/360              84                     81                360
-----------------------------------------------------------------------------------------------------------------------------------
    32            5.44000%             0.02096%       Actual/360             120                    120                300
    33            4.90000%             0.02096%       Actual/360             120                    120                 0
    34            5.27200%             0.02096%       Actual/360             120                    119                360
    35            5.40000%             0.02096%       Actual/360             120                    119                360
    36            5.45000%             0.02096%       Actual/360             120                    119                360
-----------------------------------------------------------------------------------------------------------------------------------
   36.1
   36.2
   36.3
   36.4
    37            5.12800%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
    38            5.49000%             0.02096%       Actual/360              60                     59                360
   38.1
   38.2
    39            5.10000%             0.02096%       Actual/360             120                    115                360
    40            5.17000%             0.02096%       Actual/360             120                    119                360
-----------------------------------------------------------------------------------------------------------------------------------
    42            5.26000%             0.02096%       Actual/360             120                    119                 0
    43            5.53000%             0.02096%       Actual/360             120                    119                300
    44            5.53000%             0.02096%       Actual/360              84                     82                360
    45            5.18000%             0.02096%       Actual/360             120                    119                360
    46            5.29500%             0.02096%       Actual/360             120                    116                360
-----------------------------------------------------------------------------------------------------------------------------------
    47            5.43000%             0.02096%       Actual/360             120                    118                360
    48            5.90100%             0.02096%       Actual/360             120                    120                360
   48.1
   48.2
   48.3
-----------------------------------------------------------------------------------------------------------------------------------
   48.4
   48.5
    49            5.31000%             0.02096%       Actual/360             120                    118                360
    50            5.46200%             0.02096%       Actual/360             120                    119                360
    51            5.34900%             0.02096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
    52            5.02000%             0.07096%       Actual/360             120                    118                360
    53            5.04000%             0.02096%       Actual/360             120                    117                360
    54            5.24500%             0.02096%       Actual/360             120                    118                 0
    55            5.00000%             0.02096%       Actual/360             120                    117                360
    56            5.24500%             0.02096%       Actual/360             120                    119                360
-----------------------------------------------------------------------------------------------------------------------------------
    57            5.22000%             0.02096%       Actual/360             120                    120                360
   57.1
   57.2
-----------------------------------------------------------------------------------------------------------------------------------
   57.3
   57.4
    58            5.27000%             0.02096%       Actual/360             120                    118                360
    59            5.19300%             0.02096%       Actual/360             120                    118                 0
    60            4.75500%             0.02096%       Actual/360             120                    115                 0
-----------------------------------------------------------------------------------------------------------------------------------
    61            5.16000%             0.02096%       Actual/360             120                    118                360
    62            5.17000%             0.02096%       Actual/360             120                    117                360
    63            5.52000%             0.02096%       Actual/360             120                    119                360
    64            5.24000%             0.02096%       Actual/360             120                    119                360
    65            5.47100%             0.02096%       Actual/360             120                    113                360
-----------------------------------------------------------------------------------------------------------------------------------
    66            5.38000%             0.02096%       Actual/360             120                    110                360
    67            5.30800%             0.02096%       Actual/360             120                    113                 0
    68            5.77000%             0.02096%       Actual/360             120                    120                360
    69            5.47200%             0.02096%       Actual/360             120                    113                 0
    70            5.42000%             0.07096%       Actual/360             120                    119                360
-----------------------------------------------------------------------------------------------------------------------------------
    71            5.34000%             0.02096%       Actual/360             120                    117                360
    72            5.19500%             0.02096%       Actual/360             120                    118                 0
    73            5.22100%             0.02096%       Actual/360             120                    118                360
    74            5.31000%             0.02096%       Actual/360             120                    119                360
    75            5.23000%             0.08096%       Actual/360              84                     82                360
-----------------------------------------------------------------------------------------------------------------------------------
    76            5.24300%             0.02096%       Actual/360             120                    118                360
    77            5.53000%             0.02096%       Actual/360             120                    119                360
    78            5.43500%             0.02096%       Actual/360             120                    117                360
    79            5.56000%             0.05096%       Actual/360             120                    119                360
    80            5.54400%             0.11096%       Actual/360             120                    114                 0
-----------------------------------------------------------------------------------------------------------------------------------
   80.1
   80.2
    81            5.61200%             0.02096%       Actual/360              60                     57                300
    82            5.29000%             0.02096%       Actual/360              60                     58                360
    83            4.87000%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
    84            5.08000%             0.02096%       Actual/360             120                    118                360
    85            5.42000%             0.02096%       Actual/360             120                    119                 0
    86            5.10500%             0.02096%       Actual/360             120                    119                 0
    87            5.41000%             0.02096%       Actual/360             120                    117                360
    88            5.38000%             0.02096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
    89            5.44000%             0.02096%       Actual/360             120                    120                300
    90            5.56000%             0.02096%       Actual/360             120                    119                360
    91            5.27000%             0.02096%       Actual/360             120                    120                360
    92            5.44000%             0.02096%       Actual/360             120                    119                360
    93            5.10300%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
    94            5.45000%             0.02096%       Actual/360              60                     59                336
    95            5.29000%             0.02096%       Actual/360             120                    120                360
    96            5.68000%             0.02096%       Actual/360             120                    120                360
    97            5.34000%             0.02096%       Actual/360             120                    117                360
    98            5.46000%             0.02096%       Actual/360             120                    119                360
-----------------------------------------------------------------------------------------------------------------------------------
    99            4.96000%             0.02096%       Actual/360              60                     58                360
   100            4.93000%             0.02096%       Actual/360             120                    117                360
   101            5.04500%             0.02096%       Actual/360             120                    118                360
   102            5.41500%             0.02096%       Actual/360             120                    117                360
   103            5.38000%             0.02096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
   104            5.35000%             0.02096%       Actual/360             120                    120                360
   105            5.38000%             0.02096%       Actual/360             120                    117                360
   106            5.38000%             0.02096%       Actual/360             120                    117                360
   107            5.51000%             0.02096%       Actual/360             120                    119                360
   108            5.44500%             0.05096%       Actual/360             120                    119                 0
-----------------------------------------------------------------------------------------------------------------------------------
   109            5.34000%             0.08096%       Actual/360             120                    117                360
  109.1
  109.2
   110            5.21300%             0.02096%       Actual/360             120                    113                 0
   111            5.41000%             0.02096%       Actual/360              96                     94                360
-----------------------------------------------------------------------------------------------------------------------------------
   112            5.14000%             0.02096%       Actual/360             120                    117                360
   113            5.35000%             0.08096%       Actual/360             120                    119                330
   114            5.57000%             0.02096%       Actual/360             120                    117                360
   115            5.22000%             0.02096%       Actual/360             120                    120                360
   116            5.17000%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
   117            5.24000%             0.02096%       Actual/360             120                    119                300
   118            5.67000%             0.02096%       Actual/360             120                    119                360
   119            5.41000%             0.02096%       Actual/360              96                     94                360
   120            5.14000%             0.02096%       Actual/360             120                    116                360
   121            5.09700%             0.02096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
   122            4.98000%             0.02096%       Actual/360             120                    117                360
   123            5.20000%             0.02096%       Actual/360             120                    118                360
   124            5.33000%             0.02096%       Actual/360             120                    117                360
   125            5.08000%             0.02096%       Actual/360             120                    118                360
   126            5.14000%             0.02096%       Actual/360             120                    116                360
-----------------------------------------------------------------------------------------------------------------------------------
   127            4.76000%             0.02096%       Actual/360             120                    120                120
   128            5.46000%             0.02096%       Actual/360             120                    118                360
   129            5.06000%             0.02096%       Actual/360             120                    117                360
   130            5.21100%             0.02096%       Actual/360             120                    113                 0
   131            4.96000%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
   132            5.38000%             0.02096%       Actual/360             120                    117                360
   133            5.21100%             0.02096%       Actual/360             120                    113                 0
   134            5.28000%             0.02096%       Actual/360             120                    118                360
   135            4.82000%             0.08096%       Actual/360             120                    119                360
   136            5.41000%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
   137            5.07000%             0.02096%       Actual/360             120                    115                360
   138            5.51000%             0.02096%       Actual/360             120                    119                360
   139            5.28000%             0.02096%       Actual/360              84                     82                360
   140            5.41000%             0.02096%       Actual/360              96                     94                360
   141            5.38500%             0.11096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
   142            5.51300%             0.02096%       Actual/360             120                    120                360
   143            5.41000%             0.02096%       Actual/360             120                    119                360
   144            5.38000%             0.02096%       Actual/360             120                    117                360
   145            5.19000%             0.02096%       Actual/360              60                     57                360
   146            4.91000%             0.02096%       Actual/360              84                     82                360
-----------------------------------------------------------------------------------------------------------------------------------
   147            5.20000%             0.02096%       Actual/360             120                    119                360
   148            5.02900%             0.02096%       Actual/360             120                    116                360
   149            5.45000%             0.02096%       Actual/360             120                    118                360
   150            5.30000%             0.02096%       Actual/360             120                    120                360
   151            5.29000%             0.02096%       Actual/360             120                    118                360
-----------------------------------------------------------------------------------------------------------------------------------
   152            5.25000%             0.02096%       Actual/360             120                    118                360
   153            4.89000%             0.02096%       Actual/360             120                    117                240
   154            5.11000%             0.02096%       Actual/360             120                    119                360
   155            5.37000%             0.02096%       Actual/360             120                    118                360
   156            5.04000%             0.02096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
   157            5.22000%             0.02096%       Actual/360             120                    118                360
   158            5.21400%             0.02096%       Actual/360             120                    113                 0
   159            5.09800%             0.02096%       Actual/360             120                    117                360
   160            5.50000%             0.02096%       Actual/360             120                    118                360
   161            5.48000%             0.02096%       Actual/360             120                    117                360
-----------------------------------------------------------------------------------------------------------------------------------
   162            5.58000%             0.02096%       Actual/360             120                    119                300
   163            5.46000%             0.02096%       Actual/360             120                    118                360
   164            5.31000%             0.02096%       Actual/360             120                    118                360
   165            5.47000%             0.02096%       Actual/360             120                    117                360
   166            5.32900%             0.02096%       Actual/360             120                    119                360
-----------------------------------------------------------------------------------------------------------------------------------
   167            5.51400%             0.02096%       Actual/360             120                    117                360

              REMAINING             FIRST           MATURITY           ANNUAL             MONTHLY            REMAINING
            AMORTIZATION           PAYMENT            DATE              DEBT               DEBT             INTEREST ONLY
    ID       TERM (MOS.)            DATE             OR APD          SERVICE (4)        SERVICE (4)         PERIOD (MOS.)
-----------------------------------------------------------------------------------------------------------------------------

    1            360              11/1/2005        10/1/2015        8,020,905.12        668,408.76               58
    2             0               11/1/2005        10/1/2010        5,614,906.80        467,908.90               58
   2.01
   2.02
   2.03
-----------------------------------------------------------------------------------------------------------------------------
   2.04
   2.05
   2.06
   2.07
   2.08
-----------------------------------------------------------------------------------------------------------------------------
   2.09
   2.10
   2.11
   2.12
   2.13
-----------------------------------------------------------------------------------------------------------------------------
   2.14
   2.15
   2.16
   2.17
   2.18
-----------------------------------------------------------------------------------------------------------------------------
   2.19
   2.20
   2.21
   2.22
   2.23
-----------------------------------------------------------------------------------------------------------------------------
   2.24
   2.25
   2.26
   2.27
   2.28
-----------------------------------------------------------------------------------------------------------------------------
   2.29
   2.30
   2.31
   2.32
   2.33
-----------------------------------------------------------------------------------------------------------------------------
   2.34
   2.35
    3            360              8/1/2005          8/1/2015        6,603,161.28        550,263.44               31
    4            339              10/1/2005        10/1/2015        6,340,461.72        528,371.81               0
    5            358              11/1/2005        10/1/2012        5,808,371.04        484,030.92               0
-----------------------------------------------------------------------------------------------------------------------------
    6             0               1/1/2006         12/1/2010        4,857,693.75        404,807.81               60
    7            355              8/1/2005          7/1/2012        4,771,782.36        397,648.53               0
    8            360              7/1/2005          6/1/2015        4,417,465.68        368,122.14               6
    9            360              12/1/2005        11/1/2015        3,899,092.68        324,924.39               59
   9.1
-----------------------------------------------------------------------------------------------------------------------------
   9.2
   9.3
   9.4
   9.5
   9.6
-----------------------------------------------------------------------------------------------------------------------------
   9.7
   9.8
   9.9
    10           359              12/1/2005        11/1/2015        3,553,826.16        296,152.18               0
    11           360              11/1/2005        10/1/2015        3,007,153.44        250,596.12               58
-----------------------------------------------------------------------------------------------------------------------------
    12            0               11/1/2005        10/1/2015        2,284,595.88        190,382.99              118
    13           359              12/1/2005        11/1/2015        2,671,427.04        222,618.92               0
    14           360              1/1/2006         12/1/2015        2,430,957.96        202,579.83               36
    15           360              1/1/2006         12/1/2015        2,423,859.24        201,988.27               0
   15.1
-----------------------------------------------------------------------------------------------------------------------------
   15.2
    16           360              1/1/2006         12/1/2015        2,096,062.20        174,671.85               60
   16.1
   16.2
    17           359              12/1/2005        11/1/2015        2,080,755.00        173,396.25               0
    18           360              1/1/2006         12/1/2015        1,877,959.21        156,496.60               60
-----------------------------------------------------------------------------------------------------------------------------
    19           360              10/1/2005         9/1/2012        1,836,718.81        153,059.90               33
    20           360              10/1/2005         9/1/2015        1,790,805.84        149,233.82               57
    21           359              12/1/2005        11/1/2015        1,976,069.52        164,672.46               0
    22           240              1/1/2006         12/1/2015        2,014,396.78        167,866.40               0
    23           360              10/1/2005         9/1/2015        1,454,841.84        121,236.82               21
-----------------------------------------------------------------------------------------------------------------------------
   23.1
   23.2
    24            0               11/1/2005        10/1/2015        1,140,260.00         95,021.67              118
    25           360              1/1/2006         12/1/2015        1,288,734.96        107,394.58               60
    26           300              1/1/2006         12/1/2015        1,472,548.90        122,712.41               0
-----------------------------------------------------------------------------------------------------------------------------
    27           360              1/1/2006         12/1/2010        1,404,935.16        117,077.93               36
    28           360              12/1/2005        11/1/2015        1,320,920.04        110,076.67               35
    29           360              11/1/2005        10/1/2015        1,258,562.16        104,880.18               22
    30           357              10/1/2005         9/1/2015        1,196,776.73         99,731.39               0
    31           360              10/1/2005         9/1/2012        1,213,199.40        101,099.95               33
-----------------------------------------------------------------------------------------------------------------------------
    32           300              1/1/2006         12/1/2015        1,269,322.50        105,776.88               0
    33            0               1/1/2006         12/1/2015         844,569.48          70,380.79              120
    34           360              12/1/2005        11/1/2015        1,112,669.88         92,722.49               83
    35           360              12/1/2005        11/1/2015        1,084,877.49         90,406.46               47
    36           360              12/1/2005        11/1/2015        1,084,139.40         90,344.95               59
-----------------------------------------------------------------------------------------------------------------------------
   36.1
   36.2
   36.3
   36.4
    37           358              11/1/2005        10/1/2015        1,029,429.24         85,785.77               0
-----------------------------------------------------------------------------------------------------------------------------
    38           359              12/1/2005        11/1/2010        1,054,920.85         87,910.07               0
   38.1
   38.2
    39           360              8/1/2005          7/1/2015         977,309.59          81,442.47               55
    40           359              12/1/2005        11/1/2015         968,648.62          80,720.72               0
-----------------------------------------------------------------------------------------------------------------------------
    42            0               12/1/2005        11/1/2015         746,627.76          62,218.98              119
    43           299              12/1/2005        11/1/2015        1,034,679.01         86,223.25               0
    44           358              11/1/2005        10/1/2012         957,050.09          79,754.17               0
    45           359              12/1/2005        11/1/2015         894,133.69          74,511.14               0
    46           356              9/1/2005          8/1/2015         872,450.88          72,704.24               0
-----------------------------------------------------------------------------------------------------------------------------
    47           360              11/1/2005        10/1/2015         878,911.65          73,242.64               58
    48           360              1/1/2006         12/1/2015         925,392.72          77,116.06               0
   48.1
   48.2
   48.3
-----------------------------------------------------------------------------------------------------------------------------
   48.4
   48.5
    49           358              11/1/2005        10/1/2015         867,244.27          72,270.36               0
    50           360              12/1/2005        11/1/2015         878,642.64          73,220.22               17
    51           360              10/1/2005         9/1/2015         852,937.68          71,078.14               81
-----------------------------------------------------------------------------------------------------------------------------
    52           360              11/1/2005        10/1/2015         819,979.97          68,331.66               34
    53           360              10/1/2005         9/1/2015         812,138.98          67,678.25               57
    54            0               11/1/2005        10/1/2015         664,730.88          55,394.24              118
    55           360              10/1/2005         9/1/2015         791,060.34          65,921.70               57
    56           360              12/1/2005        11/1/2015         794,727.48          66,227.29               35
-----------------------------------------------------------------------------------------------------------------------------
    57           360              1/1/2006         12/1/2015         785,895.56          65,491.30               6
   57.1
   57.2
-----------------------------------------------------------------------------------------------------------------------------
   57.3
   57.4
    58           360              11/1/2005        10/1/2015         777,034.12          64,752.84               22
    59            0               11/1/2005        10/1/2015         615,756.36          51,313.03              118
    60            0               8/1/2005          7/1/2015         551,189.64          45,932.47              115
-----------------------------------------------------------------------------------------------------------------------------
    61           360              11/1/2005        10/1/2015         741,247.23          61,770.60               58
    62           360              10/1/2005         9/1/2015         735,516.24          61,293.02               21
    63           359              12/1/2005        11/1/2015         751,138.68          62,594.89               0
    64           360              12/1/2005        11/1/2015         688,377.44          57,364.79               35
    65           353              6/1/2005          5/1/2015         704,110.08          58,675.84               0
-----------------------------------------------------------------------------------------------------------------------------
    66           350              3/1/2005          2/1/2015         699,233.16          58,269.43               0
    67            0               6/1/2005          5/1/2015         531,896.16          44,324.68              113
    68           360              1/1/2006         12/1/2015         652,685.91          54,390.49               0
    69            0               6/1/2005          5/1/2015         515,964.00          42,997.00              113
    70           359              12/1/2005        11/1/2015         623,334.99          51,944.58               0
-----------------------------------------------------------------------------------------------------------------------------
    71           357              10/1/2005         9/1/2015         619,014.41          51,584.53               0
    72            0               11/1/2005        10/1/2015         484,578.00          40,381.50              118
    73           360              11/1/2005        10/1/2015         594,441.48          49,536.79               70
    74           360              12/1/2005        11/1/2015         596,397.21          49,699.77               35
    75           360              11/1/2005        10/1/2012         561,984.91          46,832.08               22
-----------------------------------------------------------------------------------------------------------------------------
    76           360              11/1/2005        10/1/2015         556,184.40          46,348.70               58
    77           359              12/1/2005        11/1/2015         569,444.76          47,453.73               0
    78           360              10/1/2005         9/1/2015         554,697.96          46,224.83               21
    79           360              12/1/2005        11/1/2015         538,408.80          44,867.40               59
    80            0               7/1/2005          6/1/2015         436,189.56          36,349.13              114
-----------------------------------------------------------------------------------------------------------------------------
   80.1
   80.2
    81           297              10/1/2005         9/1/2010         558,714.60          46,559.55               0
    82           358              11/1/2005        10/1/2010         495,221.71          41,268.48               0
    83           360              11/1/2005        10/1/2015         467,128.70          38,927.39               34
-----------------------------------------------------------------------------------------------------------------------------
    84           360              11/1/2005        10/1/2015         477,798.36          39,816.53               22
    85            0               12/1/2005        11/1/2015         401,155.28          33,429.61              119
    86            0               12/1/2005        11/1/2015         372,665.04          31,055.42              119
    87           360              10/1/2005         9/1/2015         484,015.61          40,334.63               33
    88           357              10/1/2005         9/1/2015         483,546.63          40,295.55               0
-----------------------------------------------------------------------------------------------------------------------------
    89           300              1/1/2006         12/1/2015         524,549.76          43,712.48               0
    90           359              12/1/2005        11/1/2015         490,866.84          40,905.57               0
    91           360              1/1/2006         12/1/2015         464,892.21          38,741.02               60
    92           359              12/1/2005        11/1/2015         473,785.40          39,482.12               0
    93           360              11/1/2005        10/1/2015         449,715.00          37,476.25               58
-----------------------------------------------------------------------------------------------------------------------------
    94           335              12/1/2005        11/1/2010         480,978.26          40,081.52               0
    95           360              1/1/2006         12/1/2015         445,965.72          37,163.81               0
    96           360              1/1/2006         12/1/2015         458,256.86          38,188.07               0
    97           357              10/1/2005         9/1/2015         432,132.03          36,011.00               0
    98           359              12/1/2005        11/1/2015         434,136.49          36,178.04               0
-----------------------------------------------------------------------------------------------------------------------------
    99           358              11/1/2005        10/1/2010         407,197.30          33,933.11               0
   100           357              10/1/2005         9/1/2015         399,413.76          33,284.48               0
   101           360              11/1/2005        10/1/2015         401,443.92          33,453.66               58
   102           360              10/5/2005         9/5/2015         398,226.96          33,185.58               57
   103           357              10/1/2005         9/1/2015         394,394.40          32,866.20               0
-----------------------------------------------------------------------------------------------------------------------------
   104           360              1/1/2006         12/1/2015         388,655.93          32,387.99               60
   105           357              10/1/2005         9/1/2015         386,998.67          32,249.89               0
   106           357              10/1/2005         9/1/2015         383,233.56          31,936.13               0
   107           359              12/1/2005        11/1/2015         383,681.19          31,973.43               0
   108            0               12/1/2005        11/1/2015         303,634.32          25,302.86              119
-----------------------------------------------------------------------------------------------------------------------------
   109           357              10/1/2005         9/1/2015         368,142.22          30,678.52               0
  109.1
  109.2
   110            0               6/1/2005          5/1/2015         282,874.80          23,572.90              113
   111           358              11/1/2005        10/1/2013         359,689.37          29,974.11               0
-----------------------------------------------------------------------------------------------------------------------------
   112           357              10/1/2005         9/1/2015         348,059.02          29,004.92               0
   113           330              12/1/2005        11/1/2015         362,524.71          30,210.39               29
   114           360              10/1/2005         9/1/2015         357,045.73          29,753.81               21
   115           360              1/1/2006         12/1/2015         343,416.55          28,618.05               60
   116           360              11/1/2005        10/1/2015         341,489.64          28,457.47               58
-----------------------------------------------------------------------------------------------------------------------------
   117           299              12/1/2005        11/1/2015         373,562.52          31,130.21               0
   118           360              12/1/2005        11/1/2015         354,042.48          29,503.54               35
   119           358              11/1/2005        10/1/2013         343,566.76          28,630.56               0
   120           360              9/1/2005          8/1/2015         327,246.17          27,270.51               44
   121           360              10/1/2005         9/1/2015         325,659.24          27,138.27               33
-----------------------------------------------------------------------------------------------------------------------------
   122           357              10/1/2005         9/1/2015         321,359.98          26,780.00               0
   123           358              11/1/2005        10/1/2015         327,819.20          27,318.27               0
   124           360              10/1/2005         9/1/2015         320,929.41          26,744.12               21
   125           360              11/1/2005        10/1/2015         308,781.25          25,731.77               22
   126           360              9/1/2005          8/1/2015         307,611.40          25,634.28               44
-----------------------------------------------------------------------------------------------------------------------------
   127           120              1/1/2006         12/1/2015         579,027.53          48,252.29               0
   128           358              11/1/2005        10/1/2015         305,252.22          25,437.68               0
   129           357              10/1/2005         9/1/2015         291,867.05          24,322.25               0
   130            0               6/1/2005          5/1/2015         236,884.56          19,740.38              113
   131           360              11/1/2005        10/1/2015         285,358.74          23,779.89               46
-----------------------------------------------------------------------------------------------------------------------------
   132           357              10/1/2005         9/1/2015         297,510.27          24,792.52               0
   133            0               6/1/2005          5/1/2015         232,959.84          19,413.32              113
   134           360              11/1/2005        10/1/2015         292,545.42          24,378.79               22
   135           359              12/1/2005        11/1/2015         277,661.96          23,138.50               0
   136           360              11/1/2005        10/1/2015         286,699.14          23,891.59               22
-----------------------------------------------------------------------------------------------------------------------------
   137           355              8/1/2005          7/1/2015         269,471.71          22,455.98               0
   138           359              12/1/2005        11/1/2015         281,025.15          23,418.76               0
   139           358              11/1/2005        10/1/2012         273,928.90          22,827.41               0
   140           358              11/1/2005        10/1/2013         276,108.14          23,009.01               0
   141           360              10/1/2005         9/1/2015         272,449.08          22,704.09               21
-----------------------------------------------------------------------------------------------------------------------------
   142           360              1/1/2006         12/1/2015         272,930.36          22,744.20               24
   143           360              12/1/2005        11/1/2015         269,159.90          22,429.99               59
   144           357              10/1/2005         9/1/2015         268,935.83          22,411.32               0
   145           357              10/1/2005         9/1/2010         263,276.78          21,939.73               0
   146           358              11/1/2005        10/1/2012         246,496.80          20,541.40               0
-----------------------------------------------------------------------------------------------------------------------------
   147           359              12/1/2005        11/1/2015         250,394.52          20,866.21               0
   148           356              9/1/2005          8/1/2015         241,721.64          20,143.47               0
   149           360              11/1/2005        10/1/2015         250,707.22          20,892.27               22
   150           360              1/1/2006         12/1/2015         229,896.13          19,158.01               0
   151           358              11/1/2005        10/1/2015         228,973.48          19,081.12               0
-----------------------------------------------------------------------------------------------------------------------------
   152           360              11/1/2005        10/1/2015         217,016.05          18,084.67               58
   153           237              10/1/2005         9/1/2015         243,248.66          20,270.72               0
   154           359              12/1/2005        11/1/2015         195,683.19          16,306.93               0
   155           360              11/1/2005        10/1/2015         194,761.53          16,230.13               22
   156           357              10/1/2005         9/1/2015         184,429.97          15,369.16               0
-----------------------------------------------------------------------------------------------------------------------------
   157           358              11/1/2005        10/1/2015         184,916.60          15,409.72               0
   158            0               6/1/2005          5/1/2015         144,636.36          12,053.03              113
   159           360              10/1/2005         9/1/2015         175,875.96          14,656.33               21
   160           360              11/1/2005        10/1/2015         179,194.21          14,932.85               58
   161           360              10/1/2005         9/1/2015         176,758.86          14,729.91               57
-----------------------------------------------------------------------------------------------------------------------------
   162           299              12/1/2005        11/1/2015         193,088.75          16,090.73               0
   163           358              11/1/2005        10/1/2015         176,367.95          14,697.33               0
   164           358              11/1/2005        10/1/2015         156,771.08          13,064.26               0
   165           357              10/1/2005         9/1/2015         135,817.97          11,318.16               0
   166           360              12/1/2005        11/1/2015         128,691.72          10,724.31               23
-----------------------------------------------------------------------------------------------------------------------------
   167           357              10/1/2005         9/1/2015         129,656.28          10,804.69               0

                                                         CROSSED
                                              APD         WITH         RELATED                  GRACE    PAYMENT        APPRAISED
    ID               LOCKBOX(5)             (YES/NO)   OTHER LOANS     BORROWER   DSCR(4)(6)   PERIOD      DATE          VALUE(7)
------------------------------------------------------------------------------------------------------------------------------------

    1                  Hard                   No           No          Yes - A       1.21         5         1          173,000,000
    2             Springing Hard              No           No             No         2.06         0         1          397,650,000
   2.01                                                                                                                 22,300,000
   2.02                                                                                                                 21,400,000
   2.03                                                                                                                 21,200,000
------------------------------------------------------------------------------------------------------------------------------------
   2.04                                                                                                                 19,900,000
   2.05                                                                                                                 18,700,000
   2.06                                                                                                                 17,300,000
   2.07                                                                                                                 16,200,000
   2.08                                                                                                                 15,400,000
------------------------------------------------------------------------------------------------------------------------------------
   2.09                                                                                                                 14,900,000
   2.10                                                                                                                 14,600,000
   2.11                                                                                                                 14,600,000
   2.12                                                                                                                 13,900,000
   2.13                                                                                                                 12,100,000
------------------------------------------------------------------------------------------------------------------------------------
   2.14                                                                                                                 11,600,000
   2.15                                                                                                                 11,200,000
   2.16                                                                                                                 10,850,000
   2.17                                                                                                                 10,400,000
   2.18                                                                                                                 10,200,000
------------------------------------------------------------------------------------------------------------------------------------
   2.19                                                                                                                 10,000,000
   2.20                                                                                                                 9,900,000
   2.21                                                                                                                 9,100,000
   2.22                                                                                                                 8,800,000
   2.23                                                                                                                 8,700,000
------------------------------------------------------------------------------------------------------------------------------------
   2.24                                                                                                                 8,700,000
   2.25                                                                                                                 8,000,000
   2.26                                                                                                                 7,850,000
   2.27                                                                                                                 7,800,000
   2.28                                                                                                                 7,100,000
------------------------------------------------------------------------------------------------------------------------------------
   2.29                                                                                                                 6,800,000
   2.30                                                                                                                 6,100,000
   2.31                                                                                                                 6,100,000
   2.32                                                                                                                 5,100,000
   2.33                                                                                                                 4,350,000
------------------------------------------------------------------------------------------------------------------------------------
   2.34                                                                                                                 4,000,000
   2.35                                                                                                                 2,500,000
    3                  Hard                   No           No             No         1.41         0         1          250,350,000
    4                  Hard                   Yes          No             No         1.33         0         1          282,500,000
    5                  Hard                   No           No          Yes - B       1.22         1         1          114,100,000
------------------------------------------------------------------------------------------------------------------------------------
    6                  Hard                   No           No             No         2.13         0         1          154,000,000
    7                  Hard                   No           No          Yes - B       1.30         5         1          217,100,000
    8                  Hard                   No           No             No         1.26         0         1           95,000,000
    9                  Hard                   No           No             No         1.31         5         1           75,200,000
   9.1                                                                                                                  18,500,000
------------------------------------------------------------------------------------------------------------------------------------
   9.2                                                                                                                  15,700,000
   9.3                                                                                                                  11,850,000
   9.4                                                                                                                  10,300,000
   9.5                                                                                                                  7,000,000
   9.6                                                                                                                  5,700,000
------------------------------------------------------------------------------------------------------------------------------------
   9.7                                                                                                                  3,400,000
   9.8                                                                                                                  2,000,000
   9.9                                                                                                                   750,000
    10                 Hard                   No           No             No         1.26         5         1           74,000,000
    11     Soft at Closing, Springing Hard    No           No             No         1.26         5         1           55,000,000
------------------------------------------------------------------------------------------------------------------------------------
    12                 None                   No           No             No         1.44         5         1           59,250,000
    13                 None                   No           No             No         1.21         5         1           51,000,000
    14                 Hard                   No           No             No         1.10         5         1           44,500,000
    15            Springing Hard              No           No             No         1.23         5         1           44,210,000
   15.1                                                                                                                 10,500,000
------------------------------------------------------------------------------------------------------------------------------------
   15.2                                                                                                                 33,710,000
    16                 Hard                   No           No             No         1.31         5         1           38,300,000
   16.1                                                                                                                 20,800,000
   16.2                                                                                                                 17,500,000
    17                 None                   No           No          Yes - D       1.69         5         1           37,000,000
    18                 None                   No           No          Yes - E       1.26         5         1           37,500,000
------------------------------------------------------------------------------------------------------------------------------------
    19                 Hard                   No           No          Yes - A       1.31         5         1           36,300,000
    20                 None                   No           No             No         1.20         5         1           37,500,000
    21                 None                   No           No          Yes - D       1.45         5         1           34,700,000
    22                 None                   No           No          Yes - J       1.22         8         1           39,000,000
    23                 Hard                   No           No             No         1.32         5         1           29,500,000
------------------------------------------------------------------------------------------------------------------------------------
   23.1                                                                                                                 20,000,000
   23.2                                                                                                                 9,500,000
    24                 None                   No           No             No         1.51         5         1           26,800,000
    25                 None                   No           No             No         1.25         5         1           24,750,000
    26                 Soft                   No           No          Yes - F       1.52         5         1           30,100,000
------------------------------------------------------------------------------------------------------------------------------------
    27                 Hard                   No           No             No         1.20         5         1           26,250,000
    28            Springing Hard              No           No             No         1.20         5         1           24,100,000
    29     Soft at Closing, Springing Hard    No           No             No         1.20         5         1           23,100,000
    30                 None                   No           No             No         1.49         5         1           24,000,000
    31                 None                   No           No             No         1.22         5         1           23,100,000
------------------------------------------------------------------------------------------------------------------------------------
    32                 Soft                   No           No          Yes - F       1.46         5         1           24,300,000
    33                 None                   No           No             No         2.58         5         1           38,000,000
    34                 None                   No           No             No         1.11         5         1           21,400,000
    35                 Hard                   No           No          Yes - A       1.21         5         1           22,700,000
    36                 None                   No           No             No         1.20         5         1           20,900,000
------------------------------------------------------------------------------------------------------------------------------------
   36.1                                                                                                                 7,300,000
   36.2                                                                                                                 4,800,000
   36.3                                                                                                                 4,400,000
   36.4                                                                                                                 4,400,000
    37                 None                   No           No             No         1.21         5         1           20,000,000
------------------------------------------------------------------------------------------------------------------------------------
    38                 None                   No           No          Yes - G       1.24         5         1           19,570,000
   38.1                                                                                                                 10,470,000
   38.2                                                                                                                 9,100,000
    39                 None                   No           No          Yes - E       1.34         5         1           20,600,000
    40                 None                   No           No             No         1.29         5         1           18,500,000
------------------------------------------------------------------------------------------------------------------------------------
    42                 None                   No           No             No         1.50         5         1           21,300,000
    43                 Soft                   No           No             No         1.55         5         1           22,000,000
    44                 None                   No           No             No         1.24         5         1           17,500,000
    45                 None                   No           No             No         1.21         5         1           18,000,000
    46                 None                   No           No             No         1.21         5         1           16,450,000
------------------------------------------------------------------------------------------------------------------------------------
    47                 None                   No           No             No         1.25         5         1           17,000,000
    48                 None                   No           No             No         1.30         5         1           16,590,000
   48.1                                                                                                                 5,060,000
   48.2                                                                                                                 4,700,000
   48.3                                                                                                                 3,580,000
------------------------------------------------------------------------------------------------------------------------------------
   48.4                                                                                                                 2,470,000
   48.5                                                                                                                  780,000
    49                 None                   No           No          Yes - P       1.24         5         1           16,300,000
    50                 None                   No           No             No         1.49         5         1           17,500,000
    51                 None                   No           No             No         1.20         5         1           17,800,000
------------------------------------------------------------------------------------------------------------------------------------
    52                 None                   No           No             No         1.52         5         1           18,300,000
    53                 None                   No           No          Yes - E       1.30         5         1           16,300,000
    54                 None                   No           No          Yes - H       1.81         5         1           18,800,000
    55                 None                   No           No             No         1.65         5         1           22,360,000
    56     Soft at Closing, Springing Hard    No           No             No         1.29         5         1           16,000,000
------------------------------------------------------------------------------------------------------------------------------------
    57                 None                   No           No             No         1.86         5         1           21,450,000
   57.1                                                                                                                 10,800,000
   57.2                                                                                                                 3,750,000
------------------------------------------------------------------------------------------------------------------------------------
   57.3                                                                                                                 3,500,000
   57.4                                                                                                                 3,400,000
    58                 None                   No           No             No         1.27         5         1           15,825,000
    59                 None                   No           No          Yes - H       1.99         5         1           23,600,000
    60                 None                   No           No             No         1.89         5         1           18,300,000
------------------------------------------------------------------------------------------------------------------------------------
    61                 None                   No           No             No         1.28         5         1           14,150,000
    62                 Hard                   No           No             No         1.20         5         1           14,000,000
    63                 Hard                   No           No             No         1.28         5         1           19,100,000
    64                 None                   No           No             No         1.42         5         1           14,000,000
    65                 None                   No           No             No         1.27         5         1           13,000,000
------------------------------------------------------------------------------------------------------------------------------------
    66                 None                   No           No             No         1.23         5         1           13,070,000
    67                 None                   No           No          Yes - I       1.30         5         1           12,620,000
    68                 None                   No           No          Yes - P       1.28         5         1           11,900,000
    69                 None                   No           No             No         1.48         5         1           11,625,000
    70                 None                   No           No             No         1.22         5         1           12,000,000
------------------------------------------------------------------------------------------------------------------------------------
    71                 None                   No           No          Yes - C       1.40         5         1           13,060,000
    72                 None                   No           No          Yes - H       1.40         5         1           12,700,000
    73                 None                   No           No             No         1.20         5         1           12,300,000
    74                 None                   No           No             No         1.34         5         1           12,500,000
    75                 None                   No           No             No         1.37         5         1           10,790,000
------------------------------------------------------------------------------------------------------------------------------------
    76            Springing Hard              Yes          No             No         1.22         5         1           10,900,000
    77     Soft at Closing, Springing Hard    No           No             No         1.20         5         1           10,800,000
    78                 None                   No           No             No         1.31         5         1           10,250,000
    79                 None                   No           No             No         1.29         5         1           10,600,000
    80                 None                   No           No          Yes - I       1.47         5         1           9,700,000
------------------------------------------------------------------------------------------------------------------------------------
   80.1                                                                                                                 5,600,000
   80.2                                                                                                                 4,100,000
    81                 None                   No           No             No         1.23         5         1           10,500,000
    82                 None                   No           No          Yes - G       1.45         5         1           9,300,000
    83            Springing Hard              No           No             No         1.40         5         1           9,200,000
------------------------------------------------------------------------------------------------------------------------------------
    84                 None                   No           No          Yes - L       1.63         5         1           10,300,000
    85                 None                   No           No             No         4.46         5         1           28,700,000
    86                 None                   No           No             No         2.20         5         1           12,300,000
    87            Springing Hard              Yes          No             No         1.22         5         1           9,000,000
    88                 None                   No           No          Yes - C       1.44         5         1           9,860,000
------------------------------------------------------------------------------------------------------------------------------------
    89                 Soft                   No           No          Yes - F       1.55         5         1           9,600,000
    90                 None                   No           No             No         1.26         5         1           9,500,000
    91                 None                   No           No             No         1.67         5         1           13,200,000
    92                 None                   No           No             No         1.21         5         1           8,820,000
    93                 None                   No           No          Yes - H       1.61         5         1           11,900,000
------------------------------------------------------------------------------------------------------------------------------------
    94                 None                   No           No          Yes - G       1.27         5         1           8,630,000
    95                 None                   No           No             No         1.31         5         1           11,060,000
    96                 None                   No           No          Yes - K       1.26         5         1           8,800,000
    97                 None                   No           No          Yes - C       1.42         5         1           9,460,000
    98                 None                   No           No          Yes - K       1.25         5         1           8,500,000
------------------------------------------------------------------------------------------------------------------------------------
    99                 None                   No           No          Yes - G       1.29         5         1           7,960,000
   100                 None                   No           No             No         1.81         5         1           9,475,000
   101                 None                   No           No             No         1.27         5         1           7,750,000
   102                 None                   No           No             No         1.20         0         5           7,950,000
   103                 None                   No           No          Yes - C       1.43         5         1           8,150,000
------------------------------------------------------------------------------------------------------------------------------------
   104                 None                   No           No          Yes - N       1.20         5         1           7,250,000
   105                 None                   No           No          Yes - C       1.39         5         1           7,690,000
   106                 None                   No           No          Yes - C       1.51         5         1           8,700,000
   107                 None                   No           No          Yes - K       1.45         5         1           7,500,000
   108                 None                   No           No             No         1.78         5         1           9,200,000
------------------------------------------------------------------------------------------------------------------------------------
   109                 None                   No           No             No         1.50         5         1           7,400,000
  109.1                                                                                                                 5,300,000
  109.2                                                                                                                 2,100,000
   110                 None                   No           No          Yes - I       1.28         5         1           6,690,000
   111                 None                   No           No          Yes - C       1.43         5         1           7,110,000
------------------------------------------------------------------------------------------------------------------------------------
   112                 None                   No           No          Yes - C       1.87         5         1           12,510,000
   113                 None                   No           No             No         1.22         5         1           6,800,000
   114                 None                   No           No             No         1.37         5         1           7,300,000
   115                 None                   No           No             No         1.27         5         1           6,570,000
   116                 None                   No           No             No         1.21         5         1           7,400,000
------------------------------------------------------------------------------------------------------------------------------------
   117                 None                   No           No             No         1.60         5         1           8,300,000
   118                 None                   No           No             No         1.30         5         1           7,600,000
   119                 None                   No           No          Yes - C       1.46         5         1           7,200,000
   120                 None                   No           No          Yes - M       1.28         5         1           6,590,000
   121                 None                   No           No             No         1.38         5         1           7,400,000
------------------------------------------------------------------------------------------------------------------------------------
   122                 None                   No           No             No         2.14         5         1           10,000,000
   123                 Hard                   No           No             No         1.33         5         1           6,700,000
   124                 None                   No           No             No         1.24         5         1           6,000,000
   125                 None                   No           No          Yes - L       1.53         5         1           7,400,000
   126                 None                   No           No          Yes - M       1.25         5         1           6,450,000
------------------------------------------------------------------------------------------------------------------------------------
   127                 None                   No           No          Yes - J       1.50         8         1           14,500,000
   128                 None                   No           No             No         1.40         5         1           6,630,000
   129                 None                   No           No             No         2.05         5         1           8,590,000
   130                 None                   No           No          Yes - I       1.26         5         1           5,690,000
   131                 None                   No           No             No         1.54         5         1           7,200,000
------------------------------------------------------------------------------------------------------------------------------------
   132                 None                   No           No          Yes - C       1.51         5         1           6,540,000
   133                 None                   No           No          Yes - I       1.26         5         1           5,970,000
   134                 None                   No           No             No         1.34         5         1           6,120,000
   135                 None                   No           No             No         2.00         5         1           7,000,000
   136                 None                   No           No             No         1.30         5         1           6,500,000
------------------------------------------------------------------------------------------------------------------------------------
   137                 None                   No           No             No         1.25         5         1           5,200,000
   138                 None                   No           No          Yes - K       1.24         5         1           5,150,000
   139                 None                   No           No             No         1.34         5         1           5,150,000
   140                 None                   No           No          Yes - C       1.39         5         1           5,770,000
   141                 Hard                   No           No             No         1.26         5         1           5,400,000
------------------------------------------------------------------------------------------------------------------------------------
   142                 None                   No           No             No         1.24         5         1           5,500,000
   143                 None                   No           No          Yes - N       1.28         5         1           5,170,000
   144                 None                   No           No          Yes - C       1.37         5         1           5,870,000
   145                 None                   No           No          Yes - G       1.26         5         1           5,320,000
   146                 None                   No           No          Yes - G       1.45         5         1           5,900,000
------------------------------------------------------------------------------------------------------------------------------------
   147                 None                   No           No             No         1.44         5         1           5,150,000
   148                 None                   No           No             No         1.37         5         1           4,820,000
   149                 None                   No           No             No         1.40         5         1           5,020,000
   150                 None                   No           No             No         1.53         5         1           6,800,000
   151                 None                   No           No             No         1.31         5         1           6,970,000
------------------------------------------------------------------------------------------------------------------------------------
   152                 None                   No           No             No         1.43         5         1           5,400,000
   153                 None                   No           No             No         2.01         5         1           6,920,000
   154                 None                   No           No             No         2.52         5         1           9,160,000
   155                 None                   No           No             No         1.46         5         1           3,830,000
   156                 None                   No           No             No         1.93         5         1           4,450,000
------------------------------------------------------------------------------------------------------------------------------------
   157                 None                   No           No             No         1.40         5         1           4,070,000
   158                 None                   No           No          Yes - I       1.28         5         1           3,420,000
   159                 None                   No           No          Yes - O       1.26         5         1           3,600,000
   160                 None                   No           No          Yes - N       1.24         5         1           3,300,000
   161                 None                   No           No          Yes - N       1.42         5         1           3,730,000
------------------------------------------------------------------------------------------------------------------------------------
   162                 None                   No           No             No         1.33         5         1           3,400,000
   163                 None                   No           No             No         1.25         5         1           3,275,000
   164                 None                   No           No             No         1.46         5         1           3,210,000
   165                 None                   No           No             No         1.41         5         1           3,460,000
   166                 None                   No           No             No         1.21         5         1           2,600,000
------------------------------------------------------------------------------------------------------------------------------------
   167                 None                   No           No          Yes - O       1.26         5         1           2,375,000

                 CUT-OFF         LTV
                 DATE LTV     RATIO AT
    ID           RATIO(8)   MATURITY/APD(8)      ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1             70.52%       65.21%            123 North Wacker Drive
    2             65.00%       65.00%            Various
   2.01                                          245 East Magnolia Boulevard
   2.02                                          1451 Gateway Boulevard
   2.03                                          2753 Eastland Center Drive
------------------------------------------------------------------------------------------------------------------------------------
   2.04                                          600 Santa Rosa Plaza
   2.05                                          8100 East Santa Ana Canyon Road
   2.06                                          5849 Lone Tree Way
   2.07                                          565 Fletcher Parkway
   2.08                                          2602 Somersville Road
------------------------------------------------------------------------------------------------------------------------------------
   2.09                                          26732 Portola Parkway
   2.10                                          1010 East Bidwell Street
   2.11                                          6505 East Southern Avenue
   2.12                                          575 Saturn Boulevard
   2.13                                          5517 Philadelphia Street
------------------------------------------------------------------------------------------------------------------------------------
   2.14                                          4265 South Grand Canyon Drive
   2.15                                          1305 Rancho Vista Boulevard
   2.16                                          4710 East Ray Road
   2.17                                          13092 Harbor Boulevard
   2.18                                          200 East Imperial Highway
------------------------------------------------------------------------------------------------------------------------------------
   2.19                                          4700 Meadows Lane
   2.20                                          201 Town Center West
   2.21                                          1000 Shaw Avenue
   2.22                                          1151 Sanguinetti Road
   2.23                                          4255 West Thunderbird Road
------------------------------------------------------------------------------------------------------------------------------------
   2.24                                          1300 South Nellis Boulevard
   2.25                                          2994 North Alma School Road
   2.26                                          1755 Hilltop Drive
   2.27                                          6895 Sierra Center Parkway
   2.28                                          1675 Hillman Street
------------------------------------------------------------------------------------------------------------------------------------
   2.29                                          3871 South Carson Street
   2.30                                          1275 West Henderson Avenue
   2.31                                          3660 South 16th Avenue
   2.32                                          6157 Northwest Loop 410
   2.33                                          1600 North H Street
------------------------------------------------------------------------------------------------------------------------------------
   2.34                                          437 North Orchard Avenue
   2.35                                          1467 Country Club Drive
    3             73.90%       66.58%            1855 Griffin Road
    4             67.27%       55.18%            775, 777 and 779 San Marin Drive
    5             78.70%       69.85%            3200 South Airport Road West
------------------------------------------------------------------------------------------------------------------------------------
    6             52.60%       52.60%            234 West 42nd Street
    7             68.69%       61.02%            7804 Abercorn Street
    8             70.00%       59.56%            9350 South 150 East
    9             75.93%       70.56%            Various
   9.1                                           1026 Wyoming Avenue
------------------------------------------------------------------------------------------------------------------------------------
   9.2                                           3205 & 3215 North 5th Street
   9.3                                           131 East Kings Highway
   9.4                                           1300 North Charlotte Street
   9.5                                           3000 Saint Lawrence Avenue
   9.6                                           2001-2053 West Oregon Avenue
------------------------------------------------------------------------------------------------------------------------------------
   9.7                                           1500 West Broadway Street
   9.8                                           811 US Route 130
   9.9                                           1500 Main Street
    10            70.80%       59.10%            23326-23550 Hawthorne Boulevard; 3701 Skypark Drive; 23441-23451 Madison Avenue
    11            78.55%       73.17%            501 Northridge Road
------------------------------------------------------------------------------------------------------------------------------------
    12            70.89%       70.89%            21351 & 21345 Ridgetop Circle
    13            78.34%       65.14%            Various
    14            80.00%       71.59%            919 Market Street
    15            79.17%       66.43%            Various
   15.1                                          777 North Fransisca Avenue
------------------------------------------------------------------------------------------------------------------------------------
   15.2                                          811 North Catalina Avenue
    16            78.33%       73.00%            Various
   16.1                                          3 Garrett Mountain Plaza
   16.2                                          5 Garrett Mountain Plaza
    17            79.92%       67.40%            10221 Princess Palm Avenue
    18            76.00%       70.30%            10001 Grant Street
------------------------------------------------------------------------------------------------------------------------------------
    19            77.13%       72.60%            7301 Metro Center
    20            74.67%       68.79%            4300 West Lake Avenue
    21            79.92%       67.63%            304 North Greene Street
    22            65.38%       41.15%            Lakewood Village Drive
    23            73.75%       64.34%            Various
------------------------------------------------------------------------------------------------------------------------------------
   23.1                                          150 and 170 Ridgeview Center Drive
   23.2                                          5815 Westpark Drive
    24            79.48%       79.48%            2323 Glenna Goodacre Boulevard
    25            80.00%       73.88%            44412-44740 Ford Road
    26            66.78%       50.72%            8745 International Drive
------------------------------------------------------------------------------------------------------------------------------------
    27            75.62%       73.78%            818, 820, 870, and 876 North Mountain Avenue
    28            79.92%       71.58%            5158 Memorial Drive
    29            82.00%       71.44%            3901, 3905, 3909 & 3919 National Drive
    30            74.75%       62.21%            5656 Bee Caves Road
    31            77.06%       72.81%            5025, 5055 & 5085 West Park Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    32            71.30%       54.15%            5835 Owens Avenue
    33            44.74%       44.74%            201-325 Middle Country Road
    34            78.27%       74.97%            2131 K Street, NW
    35            70.93%       64.59%            2929 East Imperial Highway
    36            76.56%       71.07%            Various
------------------------------------------------------------------------------------------------------------------------------------
   36.1                                          4711 12th Avenue
   36.2                                          1215 47th Street
   36.3                                          1314 46th Street
   36.4                                          4520 12th Avenue
    37            78.58%       65.01%            8200 N W 41st Street
------------------------------------------------------------------------------------------------------------------------------------
    38            79.12%       73.57%            Various
   38.1                                          4248 A Street Southeast
   38.2                                          28000 Northeast 142nd Place
    39            72.82%       67.26%            6900 South University Boulevard
    40            79.64%       65.90%            4097-1 Cadillac Drive
------------------------------------------------------------------------------------------------------------------------------------
    42            65.73%       65.73%            811 1st Avenue
    43            63.54%       48.48%            200 San Jacinto Boulevard
    44            79.84%       71.62%            1589 Crossways Boulevard
    45            75.47%       62.47%            4430 McKinney Avenue
    46            79.29%       66.09%            1200 Barton Hills Drive
------------------------------------------------------------------------------------------------------------------------------------
    47            76.47%       70.97%            6271 Carver Oaks Drive
    48            78.36%       66.25%            Various
   48.1                                          8826 Donald's Way
   48.2                                          955 Skinners Turn Road
   48.3                                          600 Calvert Beach Road
------------------------------------------------------------------------------------------------------------------------------------
   48.4                                          12880 H G Trueman Road
   48.5                                          22765 Washington Street
    49            79.59%       66.22%            1 Lee Boulevard
    50            74.00%       64.06%            321 Canal Boulevard
    51            71.52%       68.55%            206-300 North Frederick Avenue
------------------------------------------------------------------------------------------------------------------------------------
    52            69.40%       61.45%            1845 Woodall Rodgers Freeway
    53            76.99%       71.05%            4992-5082 East Hampton Avenue
    54            66.49%       66.49%            14 Marketplace Drive
    55            54.92%       50.65%            11201 North El Mirage Road
    56            75.00%       66.73%            245 Seventh Avenue
------------------------------------------------------------------------------------------------------------------------------------
    57            55.48%       46.55%            Various
   57.1                                          16300 NE 15th Street
   57.2                                          505 NE Hearthwood Road
------------------------------------------------------------------------------------------------------------------------------------
   57.3                                          4901 Minnehaha Street
   57.4                                          11000 NE Burton Road
    58            73.93%       64.41%            6340 Sugarloaf Parkway
    59            49.56%       49.56%            225 Hartford Avenue
    60            62.48%       62.48%            2215 College Avenue
------------------------------------------------------------------------------------------------------------------------------------
    61            79.86%       73.83%            14099 South Belcher Road
    62            80.00%       69.52%            940 Concord Parkway North
    63            57.53%       48.13%            22619 Pacific Coast Highway
    64            74.29%       66.09%            10108 Greenbelt Road
    65            79.50%       67.10%            42 South River Road
------------------------------------------------------------------------------------------------------------------------------------
    66            78.70%       66.20%            9095-9175 East Tanque Verde Road
    67            78.32%       78.32%            17151 Newhope Street
    68            78.15%       65.82%            500 Jay Scutti Boulevard
    69            80.00%       80.00%            1805 NE Green Oaks Boulevard
    70            76.83%       64.08%            1321 Murfreesboro Road
------------------------------------------------------------------------------------------------------------------------------------
    71            70.58%       58.85%            2000 West Mission Road
    72            72.44%       72.44%            37 Xavier Loop and Stephen King Drive
    73            73.17%       68.92%            1210-1226 West Adams Boulevard
    74            71.52%       63.72%            4266, 4270 I-55 North & 1300 Meadowbrook Road
    75            78.78%       72.91%            3073 South Horseshoe Drive
------------------------------------------------------------------------------------------------------------------------------------
    76            77.06%       71.33%            333 Prestonwood Drive
    77            77.05%       64.48%            30-70 East Herndon Avenue
    78            80.00%       69.97%            510 Heron Drive
    79            74.06%       68.86%            24366 Muirlands Boulevard
    80            80.00%       80.00%            Various
------------------------------------------------------------------------------------------------------------------------------------
   80.1                                          2480 Tamiami Trail
   80.2                                          2390 S. Belcher Road
    81            71.11%       64.19%            41 West 47th Street
    82            79.83%       74.10%            501 Greenleaf Street
    83            80.00%       70.61%            7120 Rufe Snow Drive
------------------------------------------------------------------------------------------------------------------------------------
    84            71.36%       61.87%            12250 Abrams Road
    85            25.44%       25.44%            230-244 Needham Street
    86            58.54%       58.54%            780 Canton Road
    87            79.72%       71.18%            1230 & 1256 West Capitol Drive
    88            72.71%       60.69%            15101 Raymer Street
------------------------------------------------------------------------------------------------------------------------------------
    89            74.58%       56.64%            1530 Alliant Avenue
    90            75.25%       63.04%            1205 West Sunset Road
    91            53.03%       49.10%            880 State Road A1A North
    92            79.28%       66.16%            5201 Norris Canyon Road
    93            57.98%       53.56%            40 Railroad Street
------------------------------------------------------------------------------------------------------------------------------------
    94            79.85%       73.33%            14081 Magnolia Street
    95            60.58%       50.27%            9075 South Eastern Avenue
    96            74.93%       62.93%            401 Maplewood Drive
    97            68.02%       56.72%            10741 Dale Avenue
    98            75.21%       62.81%            661 Maplewood Drive
------------------------------------------------------------------------------------------------------------------------------------
    99            79.59%       73.53%            1655 South Elm Street
   100            65.73%       54.10%            1735 Ashley Hall Road
   101            80.00%       73.83%            120 Driftwood Road
   102            74.21%       68.86%            750 Grand Avenue
   103            71.74%       59.89%            2801 Thornton Avenue
------------------------------------------------------------------------------------------------------------------------------------
   104            80.00%       74.16%            4130 South 104th Street
   105            74.61%       62.28%            18500 Eddy Street
   106            65.31%       54.52%            7400 Coldwater Canyon Avenue
   107            74.92%       62.66%            501 Maplewood Drive
   108            59.78%       59.78%            721 East Colorado Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   109            74.08%       61.77%            1805&1817 Laskin Road/2185 Upton Drive
  109.1                                          1805 - 1817 Laskin Road
  109.2                                          2185 Upton Drive
   110            80.00%       80.00%            516 S. St. Andrews Place
   111            74.84%       65.55%            1705 South State College Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   112            42.37%       35.10%            3808 Cedar Street
   113            76.69%       65.91%            6550,6570,6585, 6595 Edenvale Boulevard
   114            71.23%       62.50%            2038 Newport Boulevard
   115            79.15%       73.23%            1 Caravan Court
   116            70.27%       64.97%            4750 - 4760 Oceanside Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   117            62.55%       47.24%            4250 Furniture Avenue
   118            67.11%       60.23%            2923 West Bay Drive
   119            70.59%       61.83%            155 South Adams Street
   120            75.87%       68.78%            1801 East Thomas Road
   121            67.57%       59.93%            1102, 1120 and 1130 Bird Avenue
------------------------------------------------------------------------------------------------------------------------------------
   122            49.83%       41.07%            2300 East State Road
   123            74.09%       61.44%            45290 Utica Park Boulevard
   124            80.00%       69.79%            719 Davis Road
   125            64.19%       55.66%            10010 Whitehurst Drive
   126            72.87%       66.05%            2685 South Tower Road
------------------------------------------------------------------------------------------------------------------------------------
   127            31.72%        0.16%            9106 North Rodney Parham Road
   128            67.73%       56.62%            555 Roseland Avenue
   129            52.21%       43.15%            3550 Camino Tassajara
   130            78.80%       78.80%            160 S. Gramercy Place
   131            61.81%       55.84%            6981 South Quentin Street
------------------------------------------------------------------------------------------------------------------------------------
   132            67.44%       56.30%            375 South Laurel Street
   133            73.86%       73.86%            511 S. Serrano Avenue
   134            71.90%       62.65%            1429 N. Eliseo C. Felix Jr. Way
   135            62.78%       51.36%            525 South Birdneck Road
   136            65.38%       57.16%            1801 Reston Parkway
------------------------------------------------------------------------------------------------------------------------------------
   137            79.36%       65.77%            7350 & 7360 McGinnis Ferry Road
   138            79.91%       66.84%            711 Commerce Way
   139            79.83%       71.25%            3719 Hargrove Road
   140            70.79%       62.00%            405 South Del Mar Avenue
   141            75.00%       65.52%            932 and 936 Southwood Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   142            72.73%       63.73%            28239 Tamiami Trail
   143            77.18%       71.60%            26871 Alessandro Boulevard
   144            67.92%       56.70%            1599 Solano Way
   145            74.94%       69.54%            1802 East Campo Bella Drive
   146            65.37%       57.89%            23500 The Old Road
------------------------------------------------------------------------------------------------------------------------------------
   147            73.70%       61.05%            4101 East Fort Lowell Road
   148            77.24%       63.85%            2615 El Toro Drive
   149            73.71%       64.49%            2255-2261 North Ventura Avenue
   150            50.74%       42.11%            3306 West Main
   151            49.25%       40.95%            6700 Ritchie Highway
------------------------------------------------------------------------------------------------------------------------------------
   152            60.65%       56.14%            1244 Executive Boulevard
   153            44.47%       28.10%            530 North Gilbert Street
   154            32.71%       27.02%            9885 Mills Station Road
   155            75.72%       66.12%            1778 Hanshaw Road
   156            63.82%       52.72%            4329 East North Street
------------------------------------------------------------------------------------------------------------------------------------
   157            68.65%       56.96%            7590 West Olive Avenue
   158            80.00%       80.00%            407 Gramercy Place
   159            75.00%       65.06%            18870 - 18892 East Hampton Avenue
   160            79.70%       74.04%            170 North Yonge Street
   161            69.71%       64.74%            18118 US Highway 41 North
------------------------------------------------------------------------------------------------------------------------------------
   162            76.35%       58.36%            1075 Fairburn Road
   163            79.23%       66.23%            37200 Highway 3089
   164            73.05%       60.79%            2211-112th Street South
   165            57.62%       48.23%            7837, 7839, 7841 Rolling Road
   166            74.04%       64.59%            1895 Northeast Palm Bay Road
------------------------------------------------------------------------------------------------------------------------------------
   167            79.75%       66.85%            1125 South Wheeler Street

                                                                                                           NET RENTABLE       UNITS
                                                                                YEAR          YEAR      AREA SQ. FT/UNITS/      OF
    ID           CITY                COUNTY         STATE       ZIP CODE        BUILT       RENOVATED    BEDS/PADS/KEYS(9)   MEASURE
------------------------------------------------------------------------------------------------------------------------------------

    1           Chicago               Cook             IL         60606         1986          2005            540,676        Sq. Ft.
    2           Various              Various         Various     Various       Various       Various         2,646,671       Sq. Ft.
   2.01         Burbank            Los Angeles         CA         91502         1991                          76,685         Sq. Ft.
   2.02        Fairfield             Solano            CA         94533         1981          1988            89,223         Sq. Ft.
   2.03       West Covina          Los Angeles         CA         91791         1957          1998            79,800         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   2.04       Santa Rosa             Sonoma            CA         95401         1981                          90,348         Sq. Ft.
   2.05         Anaheim              Orange            CA         92808         1992          2002            77,883         Sq. Ft.
   2.06         Antioch           Contra Costa         CA         94531         2003                          78,819         Sq. Ft.
   2.07        El Cajon             San Diego          CA         92020         1972          1998            82,059         Sq. Ft.
   2.08         Antioch           Contra Costa         CA         94509         1980          1989            75,339         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   2.09     Foothill Ranch           Orange            CA         92610         1994          2002            77,934         Sq. Ft.
   2.10         Folsom             Sacramento          CA         95630         2003                          79,080         Sq. Ft.
   2.11          Mesa               Maricopa           AZ         85206         1990                          86,858         Sq. Ft.
   2.12        San Diego            San Diego          CA         92154         1981          1991            75,207         Sq. Ft.
   2.13          Chino           San Bernardino        CA         91710         1987                          81,282         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   2.14        Las Vegas              Clark            NV         89147         2003                          79,294         Sq. Ft.
   2.15        Palmdale            Los Angeles         CA         93551         1990                          76,550         Sq. Ft.
   2.16         Phoenix             Maricopa           AZ         85044         1994                          76,214         Sq. Ft.
   2.17      Garden Grove            Orange            CA         92843         1982          2002            83,746         Sq. Ft.
   2.18        Fullerton             Orange            CA         92835         1991          2002            76,360         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   2.19        Las Vegas              Clark            NV         89107         1979          1995            75,687         Sq. Ft.
   2.20       Santa Maria         Santa Barbara        CA         93458         1988          1999            84,886         Sq. Ft.
   2.21         Clovis               Fresno            CA         93612         1989                          75,088         Sq. Ft.
   2.22         Sonora              Tuolumne           CA         95370         1994                          62,214         Sq. Ft.
   2.23         Phoenix             Maricopa           AZ         85053         1979                          81,009         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   2.24        Las Vegas              Clark            NV         89104         1987                          76,016         Sq. Ft.
   2.25        Chandler             Maricopa           AZ         85224         1985                          74,862         Sq. Ft.
   2.26         Redding              Shasta            CA         96002         1984                          61,363         Sq. Ft.
   2.27          Reno                Washoe            NV         89511         2002                          79,239         Sq. Ft.
   2.28         Tulare               Tulare            CA         93274         1991                          62,947         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   2.29       Carson City          Carson City         NV         89701         1982                          60,494         Sq. Ft.
   2.30       Porterville            Tulare            CA         93257         1980                          76,378         Sq. Ft.
   2.31         Tucson                Pima             AZ         85713         1983                          76,126         Sq. Ft.
   2.32       San Antonio             Bexar            TX         78238         1985                          76,597         Sq. Ft.
   2.33         Lompoc            Santa Barbara        CA         93436         1992                          62,523         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   2.34          Ukiah              Mendocino          CA         95482         1982                          58,841         Sq. Ft.
   2.35         Madera               Madera            CA         93638         1985                          59,720         Sq. Ft.
    3         Dania Beach            Broward           FL         33004         1985          2001            774,573        Sq. Ft.
    4           Novato                Marin            CA         94945         1982          1993            710,330        Sq. Ft.
    5        Traverse City       Grand Traverse        MI         49684         1992                          310,150        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    6          New York             New York           NY         10036         2000                            444            Keys
    7          Savannah              Chatham           GA         31406         1969          2002            631,244        Sq. Ft.
    8            Sandy              Salt Lake          UT         84070         1999                          452,686        Sq. Ft.
    9           Various              Various         Various     Various       Various       Various          955,448        Sq. Ft.
   9.1          Wyoming              Luzerne           PA         18644         1970          2000            226,296        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   9.2          Reading               Berks            PA         19605         1969          2003            164,977        Sq. Ft.
   9.3        Maple Shade          Burlington          NJ         08052         1991          2004            109,841        Sq. Ft.
   9.4         Pottstown           Montgomery          PA         19464         1960          2003            100,590        Sq. Ft.
   9.5        Mount Penn              Berks            PA         19606         1961          1990            109,649        Sq. Ft.
   9.6       Philadelphia         Philadelphia         PA         19145         1954          1970            60,319         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   9.7         Princeton             Gibson            IN         47670         1970                          105,300        Sq. Ft.
   9.8        Burlington           Burlington          NJ         08016         1960                          25,960         Sq. Ft.
   9.9        Follansbee             Brooke            WV         26037         1982                          52,516         Sq. Ft.
    10         Torrance            Los Angeles         CA         90505         1981          2004            379,386        Sq. Ft.
    11          Atlanta              Fulton            GA         30350         1982                            608           Units
------------------------------------------------------------------------------------------------------------------------------------
    12         Sterling              Loudon            VA         20166         1999                          203,750        Sq. Ft.
    13         Brooklyn               Kings            NY        Various      1910-1995      Various          139,700        Sq. Ft.
    14        Wilmington           New Castle          DE         19801         1965          2004            220,023        Sq. Ft.
    15       Redondo Beach         Los Angeles         CA         90277        Various                        236,707        Sq. Ft.
   15.1      Redondo Beach         Los Angeles         CA         90277         2001                          63,438         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   15.2      Redondo Beach         Los Angeles         CA         90277         2003                          173,269        Sq. Ft.
    16       West Paterson           Passaic           NJ         07424        Various                        227,683        Sq. Ft.
   16.1      West Paterson           Passaic           NJ         07424         1982                          125,803        Sq. Ft.
   16.2      West Paterson           Passaic           NJ         07424         1984                          101,880        Sq. Ft.
    17           Tampa            Hillsborough         FL         33610         1987          2001              269            Keys
    18         Thornton               Adams            CO         80229         1988          2004            255,989        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    19          Austin               Travis            TX         78744         2001                          257,600        Sq. Ft.
    20         Glenview               Cook             IL         60026         1972                            425           Units
    21        Greensboro            Guilford           NC         27401         1983          2001              280            Keys
    22     North Little Rock         Pulaski           AR         72116         1985          1996            346,488        Sq. Ft.
    23          Various              Various         Various     Various        1984         Various          342,520        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   23.1         Duncan             Spartanburg         SC         29334         1984          2001            278,020        Sq. Ft.
   23.2        Charlotte           Mecklenburg         NC         28217         1984                          64,500         Sq. Ft.
    24          Lubbock              Lubbock           TX         79401         2004                            682            Beds
    25          Canton                Wayne            MI         48187         1974          2005            186,368        Sq. Ft.
    26          Orlando              Orange            FL         32819         1999                            252            Keys
------------------------------------------------------------------------------------------------------------------------------------
    27          Upland            San Bernadino        CA         91786         1982                          149,100        Sq. Ft.
    28      Stone Mountain           Dekalb            GA         30083         1968          1984            177,279        Sq. Ft.
    29       Burtonsville          Montgomery          MD         20866       1984-2002                       116,844        Sq. Ft.
    30          Austin               Travis            TX         78746         2004                          74,670         Sq. Ft.
    31           Plano               Collin            TX         75093         1999                          194,155        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    32         Carlsbad             San Diego          CA         92008         2000                            145            Keys
    33          Selden               Suffolk           NY         11784         1979                          227,017        Sq. Ft.
    34        Washington      District of Columbia     DC         20037         1981          2004            80,800         Sq. Ft.
    35           Brea                Orange            CA         92821         1985          2004            121,143        Sq. Ft.
    36         Brooklyn               Kings            NY         11219        Various                          193           Units
------------------------------------------------------------------------------------------------------------------------------------
   36.1        Brooklyn               Kings            NY         11219         1930                            62            Units
   36.2        Brooklyn               Kings            NY         11219         1937                            50            Units
   36.3        Brooklyn               Kings            NY         11219         1935                            34            Units
   36.4        Brooklyn               Kings            NY         11219         1940                            47            Units
    37           Doral             Miami-Dade          FL         33166         1999                          101,141        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    38          Various               King             WA        Various       Various                          354            Pads
   38.1         Auburn                King             WA         98002         1979                            204            Pads
   38.2         Duvall                King             WA         98019         1985                            150            Pads
    39        Centennial            Arapahoe           CO         80122         1970                          137,260        Sq. Ft.
    40       Fayetteville          Washington          AR         72703         2004                            276           Units
------------------------------------------------------------------------------------------------------------------------------------
    42          Seattle               King             WA         98104         1890          2005            136,076        Sq. Ft.
    43          Austin               Travis            TX         78701         2002                            209            Keys
    44        Chesapeake         Chesapeake City       VA         23320         1992          1998            152,686        Sq. Ft.
    45          Dallas               Dallas            TX         75205         2004                          37,612         Sq. Ft.
    46          Austin               Travis            TX         78704         1973                            252           Units
------------------------------------------------------------------------------------------------------------------------------------
    47       Fayetteville          Cumberland          NC         28311         1999                            224           Units
    48          Various              Various           MD        Various       Various       Various          169,150        Sq. Ft.
   48.1         Owings               Calvert           MD         20736         1993                          43,420         Sq. Ft.
   48.2         Owings               Calvert           MD         20736         1998                          47,305         Sq. Ft.
   48.3      Saint Leonard           Calvert           MD         20685         1997                          42,875         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   48.4          Lusby               Calvert           MD         20657         1996                          23,650         Sq. Ft.
   48.5       Leonardtown          St. Mary's          MD         20650         1953          1990            11,900         Sq. Ft.
    49          Frazer               Chester           PA         19355         1968          2000            332,500        Sq. Ft.
    50         Richmond           Contra Costa         CA         94804         1980                          143,762        Sq. Ft.
    51       Gaithersburg          Montgomery          MD         20877         1965                          71,225         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    52          Dallas               Dallas            TX         75201         1984                          147,401        Sq. Ft.
    53          Denver               Denver            CO         80222    1961,1974,1984                     62,116         Sq. Ft.
    54          Augusta             Kennebec           ME         04330         1995                          110,156        Sq. Ft.
    55         El Mirage            Maricopa           AZ         85335         1986          2004             1,051           Pads
    56         New York             New York           NY         10001         1911          1996             7,500         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    57         Vancouver              Clark            WA        Various       Various                        318,010        Sq. Ft.
   57.1        Vancouver              Clark            WA         98684         1998                          159,255        Sq. Ft.
   57.2        Vancouver              Clark            WA         98684         1994                          50,870         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   57.3        Vancouver              Clark            WA         98684         1998                          54,085         Sq. Ft.
   57.4        Vancouver              Clark            WA         98682         1994                          53,800         Sq. Ft.
    58          Duluth              Gwinnett           GA         30097         2003                          103,742        Sq. Ft.
    59        Bellingham             Norfolk           MA         02019         1996                          131,556        Sq. Ft.
    60         Manhattan              Riley            KS         66502         1997                            700            Beds
------------------------------------------------------------------------------------------------------------------------------------
    61           Largo              Pinellas           FL         33771         1984                            263            Pads
    62          Concord             Cabarrus           NC         28027         1999                          135,197        Sq. Ft.
    63          Malibu             Los Angeles         CA         90265         2000                          30,938         Sq. Ft.
    64          Lanham            Prince George        MD         20706         1967          1999            100,544        Sq. Ft.
    65        St. George           Washington          UT         84790         2004                          88,338         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    66          Tucson                Pima             AZ         85749         1988                          96,702         Sq. Ft.
    67      Fountain Valley          Orange            CA         92708         1982                          113,788        Sq. Ft.
    68         Henrietta             Monroe            NY         14623         1988          2002            114,000        Sq. Ft.
    69         Arlington             Tarrant           TX         76006         1984                            272           Units
    70         Nashville            Davidson           TN         37217         1987                          164,501        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    71         Alhambra            Los Angeles         CA         91803         1993                          76,085         Sq. Ft.
    72          Augusta             Kennebec           ME         04330      2002, 2005                       53,968         Sq. Ft.
    73        Los Angeles          Los Angeles         CA         90007         2002                            28            Units
    74          Jackson               Hinds            MS         39211         1996                          68,625         Sq. Ft.
    75          Naples               Collier           FL         34104         2002                          70,400         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    76        Richardson             Dallas            TX         75081         1979                            194           Units
    77          Fresno               Fresno            CA         93720         1978          2004            54,130         Sq. Ft.
    78        Bridgeport           Gloucester          NJ         08085         1983          1989            124,399        Sq. Ft.
    79        Lake Forest            Orange            CA         92630         1980                          41,640         Sq. Ft.
    80          Various              Various           FL        Various       Various                        24,250         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   80.1     Port Charlotte          Charlotte          FL         33952         2000                          13,050         Sq. Ft.
   80.2          Largo              Pinellas           FL         33771         1999                          11,200         Sq. Ft.
    81         New York             New York           NY         10036         1920          2004             7,501         Sq. Ft.
    82           Boise                 Ada             ID         83713   1970, 1992, 199                       287            Pads
    83    North Richland Hills       Tarrant           TX         76148         1995                          73,924         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    84          Dallas               Dallas            TX         75243         1979          1999              288           Units
    85          Newton              Middlesex          MA         2464          1948          2002            65,073         Sq. Ft.
    86         Marietta               Cobb             GA         30060         1999                          79,308         Sq. Ft.
    87         Pewaukee             Waukesha           WI         53072         1995                          69,530         Sq. Ft.
    88         Van Nuys            Los Angeles         CA         91405         1996                          68,050         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    89        Louisville            Jefferson          KY         40299         1999          2005              112            Keys
    90         Henderson              Clark            NV         89014         2005                          19,885         Sq. Ft.
    91        Ponte Vedra       St. John's County      FL         32082         1989          2002            71,943         Sq. Ft.
    92         San Ramon          Contra Costa         CA         94583         1990                          30,000         Sq. Ft.
    93          Andover               Essex            MA         01810         1953          1996            34,000         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    94        Westminster            Orange            CA         92683         1966                            181            Pads
    95         Las Vegas              Clark            NV         89123         2005                          25,879         Sq. Ft.
    96          Jupiter            Palm Beach          FL         33458         2004                          47,181         Sq. Ft.
    97          Stanton           Orange County        CA         90680         1995                          63,705         Sq. Ft.
    98          Jupiter            Palm Beach          FL         33458         2000                          62,600         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    99           Canby              Clackamas          OR         97013         1992                            134            Pads
   100        Charleston           Charleston          SC         29407      1968, 1972                         224           Units
   101           Boise                 Ada             ID         83713         1974                            178            Pads
   102        Cincinnati            Hamilton           OH         45205         1978          2004              185           Units
   103          Burbank            Los Angeles         CA         91504         1994                          47,731         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   104           Tulsa                Tulsa            OK         74146         1971                            267            pads
   105        Northridge           Los Angeles         CA         91324         1991                          58,830         Sq. Ft.
   106      North Hollywood        Los Angeles         CA         91605         1993                          57,060         Sq. Ft.
   107          Jupiter            Palm Beach          FL         33458         2003                          54,387         Sq. Ft.
   108         Pasadena            Los Angeles         CA         91101         1998                          23,500         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   109      Virginia Beach       Virginia Beach        VA         23451        Various       Various          32,400         Sq. Ft.
  109.1     Virginia Beach       Virginia Beach        VA         23451         1976          2004            25,600         Sq. Ft.
  109.2     Virginia Beach       Virginia Beach        VA         23456         2005                           6,800         Sq. Ft.
   110        Los Angeles          Los Angeles         CA         90020         1928                            59            Units
   111          Anaheim              Orange            CA         92806         1994                          54,130         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   112         San Diego            San Diego          CA         92105      1982, 1987                       126,095        Sq. Ft.
   113       Eden Prairie           Hennepin           MN         55346         1988                          97,930         Sq. Ft.
   114        Costa Mesa             Orange            CA         92627         1998                          40,733         Sq. Ft.
   115        Middletown             Dauphin           PA         17057         1970                            212            Pads
   116         Oceanside            San Diego          CA         92056         1990                          35,291         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   117         Jamestown            Guilford           NC         27282         2005                          64,545         Sq. Ft.
   118      Belleair Bluffs         Pinellas           FL         33770         1969          1985            38,569         Sq. Ft.
   119          Anaheim              Orange            CA         92802         1993                          65,545         Sq. Ft.
   120          Phoenix             Maricopa           AZ         85016         1997                          70,538         Sq. Ft.
   121         San Jose            Santa Clara         CA         95125         1990                          27,820         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   122          Lansing              Clinton           MI         48906         1987          1995              228            Pads
   123           Utica               Macomb            MI         48315         1993                          30,000         Sq. Ft.
   124        Stockbridge             Henry            GA         30281         2003                          39,800         Sq. Ft.
   125          Dallas               Dallas            TX         75243         1979          1999              240           Units
   126          Aurora              Arapahoe           CO         80013         2000                          85,680         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   127        Little Rock            Pulaski           AR         72205      1985, 1999                       159,081        Sq. Ft.
   128        Santa Rosa             Sonoma            CA         95407         1976                          71,844         Sq. Ft.
   129         Danville           Contra Costa         CA         94506         1998                          52,117         Sq. Ft.
   130        Los Angeles          Los Angeles         CA         90004         1930                            61            Units
   131        Centennial             Arapaho           CO         80112         2001                          77,400         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   132          Ventura              Ventura           CA         93001         1996                          57,210         Sq. Ft.
   133        Los Angeles          Los Angeles         CA         90020         1930          2000              58            Units
   134         Avondale             Maricopa           AZ         85323         2004                          86,850         Sq. Ft.
   135      Virginia Beach     Virginia Beach City     VA         23451         1999                          105,170        Sq. Ft.
   136          Reston               Fairfax           VA         20190         1988                          28,040         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   137          Suwanee              Forsyth           GA         30024         2001                          22,208         Sq. Ft.
   138          Jupiter            Palm Beach          FL         33458         2003                          45,095         Sq. Ft.
   139        Tuscaloosa           Tuscaloosa          AL         35405         2002                            64            Units
   140        San Gabriel          Los Angeles         CA         91776         1991                          40,059         Sq. Ft.
   141      Incline Village          Washoe            NV         89451         2004                          16,252         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   142      Bonita Springs             Lee             FL         34134         2001                          65,849         Sq. Ft.
   143       Moreno Valley          Riverside          CA         92555         1971                            107            Pads
   144          Concord           Contra Costa         CA         94520         1992                          49,332         Sq. Ft.
   145          Phoenix             Maricopa           AZ         85022         1985                            122            Pads
   146          Newhall            Los Angeles         CA         91321         1969                            81             Pads
------------------------------------------------------------------------------------------------------------------------------------
   147          Tucson                Pima             AZ         85712         1984                          55,076         Sq. Ft.
   148        Huntsville             Walker            TX         77340         1973                            187           Units
   149          Ventura              Ventura           CA         93001         2002                          58,117         Sq. Ft.
   150         Kalamazoo            Kalamazoo          MI         49006         1964                            180           Units
   151        Glen Burnie         Anne Arundel         MD         21061      1997, 2004                       17,925         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   152        Chesapeake         Chesapeake City       VA         23320         1987                          93,332         Sq. Ft.
   153         Fullerton             Orange            CA         92833         1985                          66,406         Sq. Ft.
   154        Sacramento           Sacramento          CA         95827         1976                            183            Pads
   155          Ithaca              Tompkins           NY         14850         1985          1994            61,200         Sq. Ft.
   156        Greenville           Greenville          SC         29615         2000                          71,285         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   157          Peoria              Maricopa           AZ         85345         1985                          77,172         Sq. Ft.
   158        Los Angeles          Los Angeles         CA         90020         1928                            32            Units
   159          Aurora              Arapahoe           CO         80013         2004                          14,400         Sq. Ft.
   160       Ormond Beach            Volusia           FL         32174         1950                            125            Pads
   161           Lutz             Hillsborough         FL         33549         1980                            169            Pads
------------------------------------------------------------------------------------------------------------------------------------
   162          Atlanta              Fulton            GA         30031         2005                          13,276         Sq. Ft.
   163      Donaldsonville      Ascension Parish       LA         70346         2005                          29,560         Sq. Ft.
   164         Lakewood              Pierce            WA         98444         2000                          63,550         Sq. Ft.
   165        Springfield            Fairfax           VA         22153         1983                          27,707         Sq. Ft.
   166         Palm Bay              Brevard           FL         32905         1996                          27,300         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   167          Jasper               Jasper            TX         75951         1982                          31,028         Sq. Ft.

            LOAN PER NET                   PREPAYMENT               THIRD         THIRD MOST         SECOND          SECOND MOST
            RENTABLE AREA                  PROVISIONS            MOST RECENT      RECENT NOI       MOST RECENT       RECENT NOI
    ID      SQ. FT./UNITS(8)(9)    (# OF PAYMENTS)(10)(15)(16)       NOI             DATE              NOI              DATE
---------------------------------------------------------------------------------------------------------------------------------

    1          225.64                   L(26),D(91),O(3)             8,189,799    12/31/2003         8,877,041       12/31/2004
    2           97.66                   L(26),D(30),O(4)
   2.01        189.02
   2.02        155.90
   2.03        172.68
---------------------------------------------------------------------------------------------------------------------------------
   2.04        143.17
   2.05        156.07
   2.06        142.67
   2.07        128.32
   2.08        132.87
---------------------------------------------------------------------------------------------------------------------------------
   2.09        124.27
   2.10        120.01
   2.11        109.26
   2.12        120.14
   2.13         96.76
---------------------------------------------------------------------------------------------------------------------------------
   2.14         95.09
   2.15         95.10
   2.16         92.54
   2.17         80.72
   2.18         86.83
---------------------------------------------------------------------------------------------------------------------------------
   2.19         85.88
   2.20         75.81
   2.21         78.77
   2.22         91.94
   2.23         69.81
---------------------------------------------------------------------------------------------------------------------------------
   2.24         74.39
   2.25         69.46
   2.26         83.15
   2.27         63.98
   2.28         73.32
---------------------------------------------------------------------------------------------------------------------------------
   2.29         73.07
..30         51.91

   2.31         52.08
   2.32         43.28
   2.33         45.22
---------------------------------------------------------------------------------------------------------------------------------
   2.35         27.21
    4          267.52
    3          238.84                   L(29),D(88),O(4)            15,944,825    12/31/2003        15,328,977       12/31/2004
    4          267.52                   L(27),D(93),O(1)
    5          289.53                   L(26),D(52),O(6)             8,105,723    12/31/2003         7,372,838       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    6        182,432.43                 L(24),D(33),O(3)             8,015,749    12/31/2003        11,827,045       12/31/2004
    7          236.26                   L(29),D(48),O(7)             9,892,495    12/31/2003        11,357,535       12/31/2004
    8          146.90                   L(30),D(84),O(6)             7,075,675    12/31/2003         7,163,600       12/31/2004
    9           59.76                   L(25),D(92),O(3)             4,347,627    12/31/2003         5,613,980       12/31/2004
   9.1          62.16
---------------------------------------------------------------------------------------------------------------------------------
   9.2          72.36
   9.3          82.03
   9.4          77.85
   9.5          48.54
   9.6          71.85
---------------------------------------------------------------------------------------------------------------------------------
   9.7          24.55
   9.8          55.65
   9.9          10.86
    10         138.10                   L(25),D(92),O(3)             3,956,059    12/31/2003         3,843,992       12/31/2004
    11        71,052.63                 L(26),D(90),O(4)             3,802,051    12/31/2003         3,709,845       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    12         206.13                  L(26),D(81),O(13)             3,916,586    12/31/2003         3,779,234       12/31/2004
    13         286.00                   L(25),D(91),O(4)             2,981,350    12/31/2003         3,003,360       12/31/2004
    14         161.80                   L(24),D(92),O(4)             2,416,156    12/31/2003         2,355,909       12/31/2004
    15         147.86                   L(24),D(90),O(6)             2,008,846    12/31/2003         2,396,766       12/31/2004
   15.1        131.03
---------------------------------------------------------------------------------------------------------------------------------
   15.2        154.02
    16         131.76                   L(24),D(92),O(4)             2,855,654    12/31/2003         2,945,657       12/31/2004
   16.1        129.51
   16.2        134.55
    17       109,923.05                 L(25),D(90),O(5)             2,518,831    12/31/2003         3,244,498       12/31/2004
    18         111.33                   L(24),D(93),O(3)             1,358,793    12/31/2003           724,803       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    19         108.70                   L(27),D(54),O(3)
    20        65,882.35                 L(27),D(90),O(3)             2,033,708    12/31/2003         2,042,950       12/31/2004
    21        99,042.28                 L(25),D(90),O(5)             2,821,306    12/31/2003         3,224,848       12/31/2004
    22          73.60                   L(24),D(93),O(3)             2,667,653    12/31/2003         2,771,888       12/31/2004
    23          63.52                   L(27),D(89),O(4)
---------------------------------------------------------------------------------------------------------------------------------
   23.1         53.06
   23.2        108.63
    24        31,231.67                 L(26),D(91),O(3)
    25         106.24                   L(24),D(92),O(4)             1,459,716    12/31/2003         1,557,342       12/31/2004
    26        79,761.90                 L(24),D(93),O(3)             1,937,770    12/31/2003         2,666,736       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    27         133.13                   L(24),D(32),O(4)             1,488,944    12/31/2003         1,570,106       12/31/2004
    28         108.65                   L(47),D(69),O(4)             1,550,114    12/31/2003         1,654,426       12/31/2004
    29         162.11                   L(26),D(90),O(4)             1,174,067    12/31/2003         1,376,380       12/31/2004
    30         240.27                   L(27),D(90),O(3)
    31          91.68                   L(27),D(53),O(4)             1,059,948    12/31/2003         1,435,681       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    32       119,489.66                 L(24),D(93),O(3)             2,063,678    12/31/2003         2,077,947       12/31/2004
    33          74.88                   L(24),D(92),O(4)             1,831,181    12/31/2003         2,096,148       12/31/2004
    34         207.30                   L(25),D(91),O(4)             1,158,019    12/31/2003           801,022       12/31/2004
    35         132.90                   L(25),D(92),O(3)               417,733    12/31/2003           711,135       12/31/2004
    36        82,901.55                 L(25),D(91),O(4)             1,360,453    12/31/2003         1,425,222       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   36.1       90,137.37
   36.2       73,492.82
   36.3       99,071.21
   36.4       71,668.53
    37         155.38                   L(26),D(91),O(3)             1,726,546    12/31/2003         1,676,314       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    38        43,737.30                 L(25),D(34),O(1)             1,502,791    12/31/2003         1,461,224       12/31/2004
   38.1       40,605.13
   38.2       47,997.04
    39         109.28                   L(29),D(88),O(3)             1,404,349    12/31/2003         1,387,233       12/31/2004
    40        53,379.81                 L(25),D(92),O(3)
---------------------------------------------------------------------------------------------------------------------------------
    42         102.88                   L(25),D(91),O(4)               843,180    12/31/2003         1,194,894       12/31/2004
    43        66,881.79                 L(25),D(92),O(3)             1,167,276    12/31/2003         1,578,787       12/31/2004
    44          91.51                   L(26),D(55),O(3)             1,323,593    12/31/2003         1,306,611       12/31/2004
    45         361.17                   L(25),D(92),O(3)                                                80,760       12/31/2004
    46        51,761.45                 L(28),D(85),O(7)             1,070,509    12/31/2003         1,048,112       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    47        58,035.71                 L(26),D(91),O(3)             1,050,137    12/31/2003         1,197,768       12/31/2004
    48          76.85                   L(24),D(92),O(4)             1,466,015    12/31/2003         1,452,292       12/31/2004
   48.1         91.32
   48.2         77.86
   48.3         65.43
---------------------------------------------------------------------------------------------------------------------------------
   48.4         81.84
   48.5         51.36
    49          39.01                  L(60),YM1(57),O(3)            1,568,538    12/31/2003         1,591,130       12/31/2004
    50          90.08                  L(25),D(34),O(61)               880,454    12/31/2003           944,808       12/31/2004
    51         178.73                  L(37),YM1(79),O(4)            1,061,490    12/31/2003         1,095,238       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    52          86.16                   L(26),D(91),O(3)             1,226,225    12/31/2003         1,259,619       12/31/2004
    53         202.04                   L(27),D(90),O(3)             1,016,947    12/31/2003         1,088,928       12/31/2004
    54         113.48                  L(35),YM1(81),O(4)            1,348,033    12/31/2003         1,398,316       12/31/2004
    55        11,684.11                 L(27),D(90),O(3)             1,132,657    12/31/2003         1,159,034       12/31/2004
    56        1,600.00                  L(25),D(91),O(4)
---------------------------------------------------------------------------------------------------------------------------------
    57          37.42                   L(24),D(93),O(3)             1,429,956    12/31/2003         1,585,607       12/31/2004
   57.1         37.62
   57.2         40.90
---------------------------------------------------------------------------------------------------------------------------------
   57.3         35.90
   57.4         35.06
    58         112.78                   L(26),D(90),O(4)               384,940    12/31/2003           757,514       12/31/2004
    59          88.90                  L(35),YM1(81),O(4)            1,496,048    12/31/2003         1,529,670       12/31/2004
    60        16,332.86                 L(29),D(87),O(4)               988,501    12/31/2003         1,164,528       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    61        42,965.78                L(60),YM(56),O(4)               815,338    12/31/2003           883,844       12/31/2004
    62          82.84                   L(27),D(89),O(4)               921,754    12/31/2003           921,754       12/31/2004
    63         355.16                   L(25),D(91),O(4)               889,866    12/31/2003           878,953       12/31/2004
    64         103.44                   L(25),D(92),O(3)               959,611    12/31/2003           998,868       12/31/2004
    65         116.99                   L(31),D(86),O(3)
---------------------------------------------------------------------------------------------------------------------------------
    66         106.37                  L(32),YM1(84),O(4)                                            1,066,319       12/31/2003
    67          86.86                   L(31),D(85),O(4)               718,195    12/31/2003           799,209       12/31/2004
    68          81.58                  L(60),YM1(56),O(4)              749,987    12/31/2003           815,645       12/31/2004
    69        34,191.18                 L(31),D(85),O(4)               855,831    12/31/2003           792,626       12/31/2004
    70          56.05                   L(25),D(92),O(3)                                             1,053,655       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    71         121.15                   L(27),D(90),O(3)               912,362    12/31/2003           910,864       12/31/2004
    72         170.47                  L(35),YM1(81),O(4)
    73       321,428.57                 L(26),D(90),O(4)               700,371    12/31/2003           713,846       12/31/2004
    74         130.27                   L(25),D(92),O(3)             1,112,289    12/31/2003         1,113,492       12/31/2004
    75         120.74                   L(26),D(55),O(3)               100,340    12/31/2003           306,662       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    76        43,298.97                 L(26),D(90),O(4)               657,943    12/31/2003           604,884       12/31/2004
    77         153.72                   L(25),D(91),O(4)               390,892    12/31/2003           452,521       12/31/2004
    78          65.92                   L(27),D(89),O(4)               661,339    12/31/2003           748,366       12/31/2004
    79         188.52                   L(25),D(91),O(4)               650,810    12/31/2003           741,052       12/31/2004
    80         320.00                   L(30),D(86),O(4)
---------------------------------------------------------------------------------------------------------------------------------
   80.1        343.30
   80.2        292.86
    81         995.41                  L(36),YM1(21),O(3)
    82        25,868.01                 L(26),D(33),O(1)               645,960    12/31/2003           703,066       12/31/2004
    83          99.56                   L(26),D(91),O(3)               635,114    12/31/2003           683,655       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    84        25,520.83                 L(26),D(91),O(3)               868,620    12/31/2003           839,236       12/31/2004
    85         112.18                   L(25),D(91),O(4)             1,594,923    12/31/2003         1,222,754       12/31/2004
    86          90.79                   L(25),D(91),O(4)               850,892    12/31/2003           799,302       12/31/2004
    87         103.19                   L(27),D(89),O(4)
    88         105.35                   L(27),D(90),O(3)               763,598    12/31/2003           783,454       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    89        63,928.57                 L(24),D(93),O(3)               735,752    12/31/2003           881,862       12/31/2004
    90         359.52                   L(25),D(92),O(3)
    91          97.30                 L(60),YM1%(56),O(4)              772,522    12/31/2003           807,482       12/31/2004
    92         233.08                   L(25),D(92),O(3)               619,569    12/31/2003           629,715       12/31/2004
    93         202.94                  L(35),YM1(81),O(4)              803,178    12/31/2003           800,973       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    94        38,073.24                 L(25),D(32),O(3)                                               710,152       12/31/2004
    95         258.90                   L(24),D(92),O(4)
    96         139.76                   L(24),D(93),O(3)                                                94,936       12/31/2004
    97         101.01                   L(27),D(90),O(3)               557,491    12/31/2003           620,117       12/31/2004
    98         102.12                   L(25),D(92),O(3)               570,651    12/31/2003           538,217       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
    99        47,279.66                 L(26),D(33),O(1)               580,013    12/31/2003           554,431       12/31/2004
   100        27,803.31                 L(27),D(90),O(3)               765,361    12/31/2003           850,992       12/31/2004
   101        34,831.46                 L(26),D(90),O(4)               533,485    12/31/2003           559,634       12/31/2004
   102        31,891.89                 L(27),D(90),O(3)               462,208    12/31/2003           571,299       12/31/2004
   103         122.50                   L(27),D(90),O(3)               600,656    12/31/2003           600,913       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   104        21,722.85                 L(24),D(93),O(3)               443,218    12/31/2003           450,898       12/31/2004
   105          97.53                   L(27),D(90),O(3)               533,483    12/31/2003           573,048       12/31/2004
   106          99.57                   L(27),D(90),O(3)               626,783    12/31/2003           592,394       12/31/2004
   107         103.31                   L(25),D(92),O(3)               260,335    12/31/2003           492,272       12/31/2004
   108         234.04                  L(17),YM1(99),O(4)                                              568,153       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   109         169.20                   L(27),D(90),O(3)               182,000    12/31/2003           207,845       12/31/2004
  109.1        153.37
  109.2        228.79
   110        90,711.86                 L(31),D(85),O(4)               297,465    12/31/2003           348,876       12/31/2004
   111          98.30                   L(26),D(67),O(3)               447,884    12/31/2003           523,165       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   112          42.03                   L(27),D(90),O(3)               884,144    12/31/2003           898,296       12/31/2004
   113          53.25                   L(25),D(92),O(3)               544,424    12/31/2003           553,589       12/31/2004
   114         127.66                   L(27),D(90),O(3)               439,605    12/31/2003           439,831       12/31/2004
   115        24,528.30                 L(24),D(93),O(3)               311,101    12/31/2003           336,468       12/31/2004
   116         147.35                   L(26),D(88),O(6)               442,383    12/31/2003           460,583       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   117          80.43                   L(25),D(92),O(3)
   118         132.23                   L(25),D(91),O(4)               474,583    12/31/2003           501,044       12/31/2004
   119          77.54                  L(60),YM1(33),O(3)              454,265    12/31/2003           470,349       12/31/2004
   120          70.88                   L(28),D(89),O(3)               326,450    12/31/2003           322,084       12/31/2004
   121         179.73                   L(27),D(89),O(4)               492,250    12/31/2003           481,761       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   122        21,853.20                 L(27),D(90),O(3)               682,906    12/31/2003           736,355       12/31/2004
   123         165.47                   L(26),D(90),O(4)               508,371    12/31/2002           502,753       12/31/2003
   124         120.60                   L(27),D(90),O(3)                                               215,021       12/31/2004
   125        19,791.67                 L(26),D(91),O(3)               566,080    12/31/2003           465,501       12/31/2004
   126          54.86                   L(28),D(89),O(3)               189,851    12/31/2003           355,873       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   127          28.92                   L(24),D(93),O(3)               996,289    12/31/2003         1,058,267       12/31/2004
   128          62.51                   L(26),D(91),O(3)               465,591    12/31/2003           411,286       12/31/2004
   129          86.05                   L(27),D(90),O(3)               664,714    12/31/2003           658,621       12/31/2004
   130        73,501.39                 L(31),D(85),O(4)               222,539    12/31/2003           275,868       12/31/2004
   131          57.49                   L(26),D(91),O(3)               127,247    12/31/2003           153,112       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   132          77.10                   L(27),D(90),O(3)               450,016    12/31/2003           480,855       12/31/2004
   133        76,022.40                 L(31),D(85),O(4)               251,210    12/31/2003           271,195       12/31/2004
   134          50.66                   L(26),D(91),O(3)                                                95,417       12/31/2004
   135          41.79                   L(25),D(92),O(3)               544,590    12/31/2003           615,682       12/31/2004
   136         151.57                   L(26),D(91),O(3)               498,156    12/31/2003           522,582       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   137         185.83                   L(29),D(88),O(3)                                               247,796       12/31/2004
   138          91.26                   L(25),D(92),O(3)                                               149,176       12/31/2004
   139        64,237.30                 L(26),D(55),O(3)                                               223,985       12/31/2004
   140         101.96                   L(26),D(67),O(3)               380,075    12/31/2003           401,904       12/31/2004
   141         249.20                   L(27),D(89),O(4)
---------------------------------------------------------------------------------------------------------------------------------
   142          60.75                   L(24),D(92),O(4)                                               228,445       12/31/2004
   143        37,289.72                 L(25),D(92),O(3)               320,280    12/31/2003           347,364       12/31/2004
   144          80.82                   L(27),D(90),O(3)               394,614    12/31/2003           354,454       12/31/2004
   145        32,677.04                 L(27),D(32),O(1)               301,413    12/31/2003           313,423       12/31/2004
   146        47,618.08                 L(26),D(55),O(3)               406,714    12/31/2003           381,457       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   147          68.92                   L(25),D(91),O(4)               360,529    12/31/2003           381,393       12/31/2004
   148        19,909.42                 L(28),D(85),O(7)               112,359    12/31/2003           215,847       12/31/2004
   149          63.66                   L(26),D(91),O(3)               158,713    12/31/2003           362,780       12/31/2004
   150        19,166.67                 L(24),D(93),O(3)               336,383    12/31/2003           377,598       12/31/2004
   151         191.50                   L(26),D(91),O(3)                                                43,870       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   152          35.09                   L(26),D(91),O(3)               226,769    12/31/2003           318,082       12/31/2004
   153          46.34                   L(27),D(90),O(3)               530,645    12/31/2003           495,278       12/31/2004
   154        16,374.14                 L(25),D(92),O(3)               496,673    12/31/2003           531,306       12/31/2004
   155          47.39                   L(26),D(91),O(3)               304,482    12/31/2003           275,369       12/31/2004
   156          39.84                   L(27),D(90),O(3)               258,798    12/31/2003           329,502       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   157          36.20                   L(26),D(91),O(3)               284,051    12/31/2003           248,409       12/31/2004
   158        85,500.00                 L(31),D(85),O(4)               161,028    12/31/2003           168,338       12/31/2004
   159         187.50                  L(36),YM1(81),O(3)
   160        21,040.00                 L(26),D(91),O(3)                                               223,030       12/31/2004
   161        15,384.62               L(12),YM1(104),O(4)              236,363    12/31/2003           238,177       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   162         195.54                   L(25),D(92),O(3)
   163          87.78                   L(26),D(91),O(3)
   164          36.90                   L(26),D(91),O(3)               205,377    12/31/2003           257,989       12/31/2004
   165          71.96                   L(27),D(90),O(3)               272,701    12/31/2003           238,833       12/31/2004
   166          70.51                   L(25),D(92),O(3)               157,296    12/31/2003           175,570       12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   167          61.04                  L(35),YM1(82),O(3)              181,886    12/31/2003           182,354       12/31/2004

                           MOST RECENT
           MOST RECENT         NOI           UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN
    ID         NOI             DATE              NOI           REVENUE            EGI          EXPENSES       RESERVES
-------------------------------------------------------------------------------------------------------------------------

    1        9,817,748    T-12 7/31/2005        10,621,480       11,147,184      18,887,684       8,266,204       54,068
    2                                           29,156,276       30,573,480      29,656,276         500,000      264,667
   2.01
   2.02
   2.03
-------------------------------------------------------------------------------------------------------------------------
   2.04
   2.05
   2.06
   2.07
   2.08
-------------------------------------------------------------------------------------------------------------------------
   2.09
   2.10
   2.11
   2.12
   2.13
-------------------------------------------------------------------------------------------------------------------------
   2.14
   2.15
   2.16
   2.17
   2.18
-------------------------------------------------------------------------------------------------------------------------
   2.19
   2.20
   2.21
   2.22
   2.23
-------------------------------------------------------------------------------------------------------------------------
   2.24
   2.25
   2.26
   2.27
   2.28
-------------------------------------------------------------------------------------------------------------------------
   2.29
   2.30
   2.31
   2.32
   2.33
-------------------------------------------------------------------------------------------------------------------------
   2.34
   2.35
    3                                           18,896,140       21,580,656      24,429,346       5,533,206      199,838
    4                                           17,979,293       18,346,217      18,346,217         366,924      213,099
    5        7,165,333    Ann. 6/30/2005         7,420,582        5,936,998      11,057,538       3,636,956       77,538
-------------------------------------------------------------------------------------------------------------------------
    6       14,172,634    T-12 8/31/2005        12,193,947       37,755,883      45,643,545      33,449,598    1,825,742
    7       11,549,123    T-12 4/30/2005        12,942,953       19,877,957      18,836,707       5,893,754      157,811
    8        6,654,924    Ann. 3/31/2005         5,889,479        4,163,888      10,891,552       5,002,073      113,171
    9        5,600,229    T-12 5/31/2005         5,508,136        5,789,505       7,181,991       1,673,855      143,317
   9.1
-------------------------------------------------------------------------------------------------------------------------
   9.2
   9.3
   9.4
   9.5
   9.6
-------------------------------------------------------------------------------------------------------------------------
   9.7
   9.8
   9.9
    10       4,067,875    T-12 8/31/2005         4,932,311        8,156,635       8,641,402       3,709,091       75,877
    11       4,005,849    T-12 7/31/2005         3,933,895        4,952,583       5,492,417       1,558,522      152,000
-------------------------------------------------------------------------------------------------------------------------
    12       3,603,310    Ann. 8/31/2005         3,614,786        4,294,118       5,319,625       1,704,838       40,750
    13       3,165,650    Ann. 8/31/2005         3,350,684        3,464,072       4,176,894         826,210       40,513
    14       2,757,834    Ann. 7/31/2005         2,943,128        4,545,387       4,899,915       1,956,787       44,005
    15       3,053,539    Ann. 7/31/2005         3,007,009        3,680,804       4,039,698       1,032,689       35,394
   15.1
-------------------------------------------------------------------------------------------------------------------------
   15.2
    16       2,968,251    T-12 8/31/2005         2,908,997        3,920,578       5,055,067       2,146,070       45,427
   16.1
   16.2
    17       3,900,926    T-12 8/31/2005         3,902,867        6,274,324       9,413,374       5,510,507      376,535
    18       2,267,403    T-12 8/31/2005         2,102,692        2,221,241       3,347,217       1,244,525       38,401
-------------------------------------------------------------------------------------------------------------------------
    19                                           2,481,722        2,490,057       3,329,181         847,459       51,520
    20       1,954,732    Ann. 6/30/2005         2,280,494        4,310,383       4,398,283       2,117,789      127,500
    21       3,149,517    T-12 8/31/2005         3,222,808        6,180,757       9,146,487       5,923,679      365,859
    22       2,877,191    T-12 6/30/2005         2,753,236        3,211,618       3,896,618       1,143,382      101,023
    23                                           2,153,395        2,243,699       3,147,791         994,397       58,228
-------------------------------------------------------------------------------------------------------------------------
   23.1
   23.2
    24       2,328,539 7 Mos Ann. 7/31/2005      1,805,129        3,187,113       3,302,113       1,496,985       85,476
    25       1,654,545    Ann. 9/30/2005         1,706,006        1,720,978       2,383,500         677,494       37,274
    26       2,922,784    T-12 8/31/2005         2,544,444        7,656,232       7,656,232       2,911,200      306,249
-------------------------------------------------------------------------------------------------------------------------
    27       1,776,939   T-12 10/31/2005         1,838,563        2,462,346       2,657,073         818,510       29,820
    28       1,617,333    Ann. 7/31/2005         1,681,711        1,769,332       2,215,532         533,821       44,320
    29       1,574,034    T-12 8/31/2005         1,652,597        2,305,675       2,397,921         745,324       23,369
    30         277,316    T-12 6/30/2005         1,879,263        1,925,113       2,573,113         693,850       15,374
    31       1,797,822    Ann. 6/30/2005         1,677,343        2,776,059       2,742,345       1,065,002       19,416
-------------------------------------------------------------------------------------------------------------------------
    32       2,155,465    T-12 8/31/2005         2,064,467        5,326,816       5,326,816       1,936,170      213,073
    33       2,049,836    Ann. 9/30/2005         2,334,222        2,802,123       3,995,354       1,661,131       45,403
    34         925,002    Ann. 6/30/2005         1,334,209        2,086,168       2,306,940         972,731       16,160
    35         806,142    T-12 7/31/2005         1,472,806        2,036,917       2,308,335         835,530       18,171
    36       1,375,053    T-12 8/31/2005         1,344,013        1,998,602       2,138,183         794,170       48,250
-------------------------------------------------------------------------------------------------------------------------
   36.1
   36.2
   36.3
   36.4
    37       1,662,156    Ann. 4/30/2005         1,391,509        2,050,465       2,153,678         762,169        8,428
-------------------------------------------------------------------------------------------------------------------------
    38       1,416,211    T-12 6/30/2005         1,326,993        1,689,191       1,811,591         484,598       14,160
   38.1
   38.2
    39       1,328,844    T-12 4/30/2005         1,377,719        1,471,205       1,911,205         533,486       20,589
    40         282,234    T-12 8/31/2005         1,303,090        1,782,162       1,806,662         503,572       55,200
-------------------------------------------------------------------------------------------------------------------------
    42       1,365,279    T-12 7/31/2005         1,283,984        2,179,692       2,352,394       1,068,410       27,215
    43       1,996,101    T-12 6/30/2005         1,834,237        5,796,703       5,796,703       2,755,848      231,868
    44       1,258,134    T-12 7/31/2005         1,227,255        1,294,088       1,503,088         275,833       22,903
    45         583,209    T-12 7/31/2005         1,132,850        1,180,181       1,583,681         450,831        5,490
    46       1,045,207    T-12 5/31/2005         1,124,822        2,113,065       2,181,065       1,056,243       65,520
-------------------------------------------------------------------------------------------------------------------------
    47       1,130,178    T-12 6/30/2005         1,144,566        1,681,767       1,832,767         688,202       44,800
    48       1,463,306    Ann. 6/30/2005         1,218,215        1,808,074       1,815,174         596,959       17,929
   48.1
   48.2
   48.3
-------------------------------------------------------------------------------------------------------------------------
   48.4
   48.5
    49               0                           1,183,292        1,263,500       1,654,422         471,130       66,375
    50       1,373,705    Ann. 7/31/2005         1,327,690        2,205,107       2,243,713         916,023       18,050
    51       1,195,071    Ann. 4/30/2005         1,078,654        1,115,181       1,435,123         356,469       19,943
-------------------------------------------------------------------------------------------------------------------------
    52       1,192,099    T-12 6/30/2005         1,459,266        2,438,904       2,833,504       1,374,238       29,509
    53       1,099,065    T-12 3/31/2005         1,126,547        1,145,184       1,438,684         312,137        9,758
    54                                           1,283,557        1,240,172       1,719,142         435,585       26,437
    55       1,419,524    T-12 5/31/2005         1,348,491        1,883,308       3,265,542       1,917,051       42,040
    56       1,114,231    T-12 9/30/2005         1,029,942        1,169,153       1,171,733         141,791        1,088
-------------------------------------------------------------------------------------------------------------------------
    57       1,661,818    T-12 8/31/2005         1,510,976        2,155,591       2,232,169         721,193       47,756
   57.1
   57.2
-------------------------------------------------------------------------------------------------------------------------
   57.3
   57.4
    58         978,762    T-12 6/30/2005         1,112,648        1,715,879       1,751,023         638,375       20,748
    59                                           1,277,336        1,407,513       1,865,279         587,943       19,733
    60       1,385,022    Ann. 4/30/2005         1,167,830        2,247,524       2,385,165       1,217,335      123,469
-------------------------------------------------------------------------------------------------------------------------
    61         902,447    T-12 6/30/2005           754,963        1,028,528       1,166,528         411,565       10,400
    62                                             890,080          903,634         903,634          13,554        5,408
    63         939,295    T-12 8/31/2005           998,497        1,182,899       1,431,788         433,291        6,188
    64         970,715    T-12 7/31/2005         1,001,196        1,553,723       1,691,623         690,426       22,502
    65         622,078 3 Mos Ann. 8/31/2005        931,879          981,404       1,238,134         306,255        7,950
-------------------------------------------------------------------------------------------------------------------------
    66         685,055    Ann. 6/30/2005           935,679          929,870       1,356,155         420,476       14,505
    67         818,660    Ann. 6/30/2005           788,861        1,375,496       1,311,221         522,360       25,033
    68         816,685    T-12 8/31/2005           895,859          895,999       1,183,499         287,640       17,192
    69         881,622    T-12 6/30/2005           840,809        1,806,219       1,903,844       1,063,035       74,800
    70         974,113    T-12 6/30/2005           988,792        1,758,391       1,761,691         772,899       32,900
-------------------------------------------------------------------------------------------------------------------------
    71         941,499    T-12 5/31/2005           878,343        1,179,950       1,218,450         340,107       11,413
    72                                             701,211          725,931         941,803         240,592        5,397
    73         722,708    T-12 8/31/2005           719,725          937,909         956,909         237,184        7,000
    74       1,159,659    T-12 5/31/2005           892,672        1,293,277       1,457,992         565,320       13,725
    75         315,311    T-12 2/28/2005           852,021          962,128       1,122,128         270,106       14,080
-------------------------------------------------------------------------------------------------------------------------
    76         608,260    T-12 8/31/2005           729,298        1,432,092       1,522,766         793,468       48,500
    77         568,883    Ann. 8/15/2005           721,458          697,859         974,415         252,957       10,826
    78         770,522    Ann. 6/30/2005           793,642          814,980       1,285,840         492,199       31,100
    79         823,334    T-12 8/31/2005           735,156          906,191         912,191         177,035        8,328
    80                                             644,829          666,151         666,151          21,322        3,489
-------------------------------------------------------------------------------------------------------------------------
   80.1
   80.2
    81                                             718,675          892,535         892,535         173,860        1,125
    82         712,669    T-12 5/31/2005           729,615          995,312       1,010,539         280,924       11,480
    83         717,281    T-12 5/31/2005           679,603          731,903       1,078,903         399,301       11,089
-------------------------------------------------------------------------------------------------------------------------
    84         847,955    T-12 5/31/2005           851,803        1,753,530       1,923,530       1,071,727       72,000
    85       1,592,758    T-12 7/31/2005         1,867,150        1,946,604       2,359,104         491,954        9,761
    86         807,753    T-12 3/31/2005           918,065          923,445       1,398,763         480,699       15,862
    87         182,452    T-12 5/31/2005           605,733          636,640         903,640         297,908       10,430
    88         779,832    T-12 5/31/2005           706,950          975,500       1,007,500         300,550       10,208
-------------------------------------------------------------------------------------------------------------------------
    89       1,022,778    T-12 8/31/2005           917,086        2,608,961       2,608,961         982,080      104,358
    90                                             639,527          664,389         735,978          96,451        1,989
    91         831,369    T-12 7/31/2005           863,485          977,393       1,222,393         358,908       19,624
    92         635,958    T-12 6/30/2005           628,244          960,986         960,986         332,741        7,794
    93         804,964    Ann. 9/30/2005           744,164          778,366         876,552         132,388        5,100
-------------------------------------------------------------------------------------------------------------------------
    94         719,939    T-12 6/30/2005           619,590        1,568,651       1,824,651       1,205,062        7,240
    95         169,972    Ann. 9/30/2005           606,549          653,939         754,177         147,628        5,177
    96         377,685    T-12 6/30/2005           639,134          650,765         840,765         201,631        7,077
    97         638,743    T-12 5/31/2005           624,496          875,000         923,400         298,904        9,556
    98         590,636    T-12 6/30/2005           591,750          680,059         796,636         204,886        9,390
-------------------------------------------------------------------------------------------------------------------------
    99         560,577    T-12 6/30/2005           529,551          691,050         704,498         174,947        5,360
   100         810,140    T-12 4/30/2005           785,060        1,457,432       1,672,432         897,372       62,381
   101         590,983    Ann. 7/31/2005           520,218          732,389         732,389         212,171        8,900
   102         471,000    Ann. 5/31/2005           524,366        1,135,634       1,148,187         623,821       46,250
   103         618,613    T-12 5/31/2005           572,486          793,610         815,410         242,925        7,160
-------------------------------------------------------------------------------------------------------------------------
   104         459,759    T-12 7/31/2005           478,283          800,008         812,388         334,104       10,680
   105         571,541    T-12 5/31/2005           545,331          785,784         815,246         269,915        8,825
   106         605,013    T-12 5/31/2005           586,959          860,066         897,191         310,231        8,559
   107         609,254    T-12 6/30/2005           565,663          864,277         882,277         316,614        8,282
   108         593,013    Ann. 5/31/2005           544,609          544,610         591,670          47,060        5,405
-------------------------------------------------------------------------------------------------------------------------
   109         280,802    T-12 5/31/2005           578,321          615,383         729,761         151,440        4,860
  109.1
  109.2
   110         365,298    Ann. 6/30/2005           375,963          562,663         590,034         214,071       14,750
   111         536,939    T-12 5/31/2005           523,565          601,249         759,749         236,184        8,120
-------------------------------------------------------------------------------------------------------------------------
   112         839,958    T-12 5/31/2005           670,882        1,108,474       1,244,342         573,461       18,914
   113         529,091    T-12 5/31/2005           521,986          550,603         877,603         355,616       26,021
   114         471,183    T-12 5/31/2005           494,983          723,450         739,450         244,467        6,111
   115         341,270    T-12 6/30/2005           349,570          659,718         659,718         310,148        8,480
   116         473,002    T-12 7/31/2005           446,272          456,193         635,081         188,809        7,058
-------------------------------------------------------------------------------------------------------------------------
   117                                             661,395          811,188         961,188         299,793        9,682
   118         513,868    Ann. 6/30/2005           498,035          548,973         704,073         206,038        7,714
   119         509,204    T-12 5/31/2005           510,688          713,146         762,646         251,959        9,832
   120         369,117    T-12 5/31/2005           429,963          685,308         718,058         288,095       10,633
   121         537,892    Ann. 6/30/2005           454,418          452,003         603,750         149,332        6,120
-------------------------------------------------------------------------------------------------------------------------
   122         747,552    T-12 4/30/2005           696,021        1,047,569       1,102,469         406,448        9,120
   123         504,696      12/31/2004             475,784          507,870         612,870         137,086       13,575
   124         379,430    T-12 4/30/2005           429,159          463,419         578,788         149,629        5,970
   125         515,602    T-12 5/30/2005           532,949        1,361,493       1,469,493         936,545       60,000
   126         386,780    T-12 5/31/2005           396,405          654,015         680,165         283,760       12,852
-------------------------------------------------------------------------------------------------------------------------
   127       1,143,513    T-12 6/30/2005         1,050,166        1,270,706       1,455,706         405,540       41,361
   128         445,243    T-12 8/31/2005           439,607          640,774         687,574         247,967       13,219
   129         656,519    T-12 4/30/2005           605,987          933,312         938,312         332,325        7,818
   130         302,870    Ann. 6/30/2005           314,012          515,117         521,169         207,157       15,250
   131         436,564    T-12 6/30/2005           494,905          512,308         795,308         300,402       11,610
-------------------------------------------------------------------------------------------------------------------------
   132         485,506    T-12 5/31/2005           458,225          664,288         698,963         240,738        8,582
   133         283,696    Ann. 6/30/2005           308,312          501,094         526,479         218,167       14,500
   134         220,783    T-12 7/31/2005           318,702          549,136         559,501         240,799       13,028
   135         595,026    T-12 5/31/2005           571,989          906,961         925,961         353,972       15,776
   136         474,379    T-12 6/30/2005           415,750          585,976         585,976         170,226        5,910
-------------------------------------------------------------------------------------------------------------------------
   137         268,261    T-12 5/31/2005           368,973          405,791         449,119          80,146        4,442
   138         342,052    T-12 6/30/2005           380,229          441,660         525,960         145,731        6,764
   139         322,916    T-12 7/31/2005           378,828          556,776         561,376         182,548       12,800
   140         395,858    T-12 5/31/2005           388,754          580,597         596,097         207,344        6,009
   141                                             383,348          465,233         481,030          97,682        2,438
-------------------------------------------------------------------------------------------------------------------------
   142         362,790    Ann. 6/30/2005           349,760          601,860         617,860         268,100       12,386
   143         370,339    T-12 9/30/2005           349,963          545,251         725,751         375,788        4,280
   144         369,287    T-12 5/31/2005           376,457          639,742         667,417         290,960        7,400
   145         314,229    T-12 3/31/2005           335,534          465,857         479,958         144,423        4,880
   146         407,291    T-12 7/31/2005           362,806          488,419         605,419         242,612        4,171
-------------------------------------------------------------------------------------------------------------------------
   147         375,818    T-12 8/31/2005           369,177          548,771         575,627         206,450        8,263
   148         285,692    Ann. 5/31/2005           386,675        1,033,448       1,068,448         681,773       56,100
   149         427,456    T-12 7/31/2005           359,933          575,752         628,984         269,051        8,718
   150         394,432    T-12 3/31/2005           399,930          895,482         954,282         554,352       47,587
   151          79,120    T-12 6/30/2005           305,988          317,520         357,328          51,340        2,689
-------------------------------------------------------------------------------------------------------------------------
   152         349,288    T-12 7/31/2005           368,496          506,963         516,963         148,467       18,748
   153         507,712    T-12 4/30/2005           504,103          670,749         710,349         206,246       14,585
   154         546,356    T-12 7/31/2005           502,086          810,226         972,926         470,840        9,150
   155         279,309    T-12 6/30/2005           293,844          523,872         543,872         250,028        9,180
   156         338,940    T-12 3/31/2005           366,917          514,743         539,143         172,226       10,693
-------------------------------------------------------------------------------------------------------------------------
   157         272,912    T-12 5/31/2005           270,655          425,000         445,425         174,770       11,576
   158         157,118    Ann. 6/30/2005           194,008          309,452         324,868         130,860        8,640
   159         158,234    Ann. 7/31/2005           233,677          241,170         309,124          75,445        1,440
   160         215,078    T-12 4/30/2005           207,791          302,510         326,510         118,719        4,960
   161         252,329    T-12 3/31/2005           258,330          455,063         457,063         198,733        6,720
-------------------------------------------------------------------------------------------------------------------------
   162                                             273,461          278,683         346,683          73,222        1,992
   163                                             248,238          270,269         344,769          96,530        4,434
   164         274,854    T-12 5/31/2005           237,832          365,513         385,878         148,046        9,533
   165         280,001    T-12 4/30/2005           239,185          402,324         380,940         141,755        9,150
   166         191,876    Ann. 6/30/2005           159,979          299,481         313,436         153,457        4,095
-------------------------------------------------------------------------------------------------------------------------
   167         184,030    Ann. 6/30/2005           169,787          175,387         204,833          35,046        6,826

           UNDERWRITTEN      UNDERWRITTEN                                                                       LEASE
    ID         TI/LC        NET CASH FLOW         LARGEST TENANT(11)                                 SF      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

    1            847,377          9,720,035       Morton International                             79,474     8/31/2016
    2          1,232,838         27,658,770
   2.01                                           Mervyn's                                         76,685     9/30/2020
   2.02                                           Mervyn's                                         89,223     9/30/2020
   2.03                                           Mervyn's                                         79,800     9/30/2020
-------------------------------------------------------------------------------------------------------------------------
   2.04                                           Mervyn's                                         90,348     9/30/2020
   2.05                                           Mervyn's                                         77,883     9/30/2020
   2.06                                           Mervyn's                                         78,819     9/30/2020
   2.07                                           Mervyn's                                         82,059     9/30/2020
   2.08                                           Mervyn's                                         75,339     9/30/2020
-------------------------------------------------------------------------------------------------------------------------
   2.09                                           Mervyn's                                         77,934     9/30/2020
   2.10                                           Mervyn's                                         79,080     9/30/2020
   2.11                                           Mervyn's                                         86,858     9/30/2020
   2.12                                           Mervyn's                                         75,207     9/30/2020
   2.13                                           Mervyn's                                         81,282     9/30/2020
-------------------------------------------------------------------------------------------------------------------------
   2.14                                           Mervyn's                                         79,294     9/30/2020
   2.15                                           Mervyn's                                         76,550     9/30/2020
   2.16                                           Mervyn's                                         76,214     9/30/2020
   2.17                                           Mervyn's                                         83,746     9/30/2020
   2.18                                           Mervyn's                                         76,360     9/30/2020
-------------------------------------------------------------------------------------------------------------------------
   2.19                                           Mervyn's                                         75,687     9/30/2020
   2.20                                           Mervyn's                                         84,886     9/30/2020
   2.21                                           Mervyn's                                         75,088     9/30/2020
   2.22                                           Mervyn's                                         62,214     9/30/2020
   2.23                                           Mervyn's                                         81,009     9/30/2020
-------------------------------------------------------------------------------------------------------------------------
   2.24                                           Mervyn's                                         76,016     9/30/2020
   2.25                                           Mervyn's                                         74,862     9/30/2020
   2.26                                           Mervyn's                                         61,363     9/30/2020
   2.27                                           Mervyn's                                         79,239     9/30/2020
   2.28                                           Mervyn's                                         62,947     9/30/2020
-------------------------------------------------------------------------------------------------------------------------
   2.29                                           Mervyn's                                         60,494     9/30/2020
   2.30                                           Mervyn's                                         76,378     9/30/2020
   2.31                                           Mervyn's                                         76,126     9/30/2020
   2.32                                           Mervyn's                                         76,597     9/30/2020
   2.33                                           Mervyn's                                         62,523     9/30/2020
-------------------------------------------------------------------------------------------------------------------------
   2.34                                           Mervyn's                                         58,841     9/30/2020
   2.35                                           Mervyn's                                         59,720     9/30/2020
    3             70,000         18,626,302       Baker Knapp & Tubbs                              37,808    12/31/2010
    4                            17,766,194       Fireman's Fund                                   710,330    11/6/2018
    5            240,831          7,102,213       GKC Theaters                                     30,042     1/31/2012
-------------------------------------------------------------------------------------------------------------------------
    6                            10,368,205
    7            389,277         12,395,865       Macy's                                           135,000    2/2/2013
    8            221,725          5,554,583       Megaplex Theaters                                137,500   10/31/2014
    9            261,384          5,103,435
   9.1                                            The Bon-Ton Department Stores Inc                64,000     1/31/2007
-------------------------------------------------------------------------------------------------------------------------
   9.2                                            Redner's Markets, Inc.                           52,545    11/30/2022
   9.3                                            BJ's Wholesale Club                              109,841   10/31/2011
   9.4                                            Redner's Markets, Inc.                           46,784     8/31/2023
   9.5                                            Fit-Cor, Inc.                                    18,000     7/31/2016
   9.6                                            Ocean Desert Sales, Inc.                         17,340    11/30/2007
-------------------------------------------------------------------------------------------------------------------------
   9.7                                            Kroger Limited Partnership I                     26,000     8/31/2014
   9.8                                            Sav-A-Lot                                        17,500     5/31/2012
   9.9                                            Tractor Supply Company                           49,875     4/30/2008
    10           391,462          4,464,971       Torrance Health Association                      30,851     8/31/2009
    11                            3,781,895
-------------------------------------------------------------------------------------------------------------------------
    12           281,804          3,292,232       VeriSign, Inc.                                   101,875    8/31/2010
    13            82,128          3,228,043       Y&N Furniture                                    14,000    12/31/2010
    14           220,023          2,679,100       Citizens Bank                                    33,466    12/31/2009
    15                            2,971,615
   15.1
-------------------------------------------------------------------------------------------------------------------------
   15.2                                           Yoga Fit Training Systems Worldwide, Inc.         4,716    12/31/2006
    16           120,000          2,743,570
   16.1                                           Milliman & Robertson, Inc.                       26,645     1/10/2009
   16.2                                           Cytec Industries, Inc.                           101,880   12/31/2017
    17                            3,526,332
    18           106,457          1,957,834       Gander Mountain Company                          65,000     4/30/2015
-------------------------------------------------------------------------------------------------------------------------
    19            29,312          2,400,890       Progressive Casualty Insurance Co                217,216    7/31/2020
    20                            2,152,994
    21                            2,856,949
    22           202,034          2,450,179       SteinMart                                        34,000    10/31/2011
    23           173,556          1,921,610
-------------------------------------------------------------------------------------------------------------------------
   23.1                                           AFL Telecom                                      278,020    7/31/2011
   23.2                                           Little Diversified Architectural                 64,500     6/29/2019
    24                            1,719,653
    25            51,511          1,617,222       Kohl's                                           91,122     2/2/2019
    26                            2,238,195
-------------------------------------------------------------------------------------------------------------------------
    27           126,735          1,682,008       Verizon                                          61,645     2/28/2008
    28            51,375          1,586,016       Publix                                           56,146     9/1/2015
    29           116,844          1,512,384       GLW                                              11,264     4/30/2012
    30            81,374          1,782,516       Westlake Surgical/Cardiovascular Hospital        44,420    12/31/2024
    31           178,882          1,479,045       WR Starkey Mortgage                              48,127     6/30/2010
-------------------------------------------------------------------------------------------------------------------------
    32                            1,851,394
    33           106,436          2,182,383       Waldbaums                                        47,468    12/31/2012
    34            80,800          1,237,249       Liquidity Services                               20,758     1/31/2006
    35           138,791          1,315,844       Union Oil Company of California                  32,907    11/30/2010
    36                            1,295,763
-------------------------------------------------------------------------------------------------------------------------
   36.1
   36.2
   36.3
   36.4
    37           138,627          1,244,454       Cisco                                            37,304     7/31/2015
-------------------------------------------------------------------------------------------------------------------------
    38                            1,312,833
   38.1
   38.2
    39           106,372          1,250,758       Safeway Stores                                   31,000    12/31/2010
    40                            1,247,890
-------------------------------------------------------------------------------------------------------------------------
    42           138,111          1,118,658       Screenlife, LLC                                  23,939     8/31/2007
    43                            1,602,369
    44            19,200          1,185,152       Farm Fresh Store                                 90,000     9/30/2021
    45            49,004          1,078,356       MD Promenade                                      9,239    10/31/2014
    46                            1,059,302
-------------------------------------------------------------------------------------------------------------------------
    47                            1,099,766
    48                            1,200,286
   48.1
   48.2
   48.3
-------------------------------------------------------------------------------------------------------------------------
   48.4
   48.5
    49            45,101          1,071,816       Raymour & Flanagan - Customer Service Center     332,500    8/31/2020
    50                            1,309,640
    51            34,722          1,023,989       Rugged Warehouse                                 12,000     4/30/2008
-------------------------------------------------------------------------------------------------------------------------
    52           185,243          1,244,514       Advancial Credit Union                           32,088     7/1/2012
    53            63,879          1,052,910       Christopher & Joy Wilson                         11,700     8/31/2007
    54            55,206          1,201,913       Barnes & Noble                                   30,000     1/1/2011
    55                            1,306,451
    56                            1,028,853       Chase                                             7,500     6/1/2020
-------------------------------------------------------------------------------------------------------------------------
    57                            1,463,220
   57.1
   57.2
-------------------------------------------------------------------------------------------------------------------------
   57.3
   57.4
    58           103,500            988,400       Stiefel Laboratories, Inc.                       26,520    12/17/2014
    59            31,202          1,226,401       Toys R Us                                        33,437     1/31/2013
    60                            1,044,361
-------------------------------------------------------------------------------------------------------------------------
    61                              744,563
    62                              884,672       Lowes                                            135,197    7/31/2019
    63            32,521            959,788       Jakks Pacific, Inc.                              27,500     2/28/2008
    64                              978,694
    65            29,866            894,063       TJ Maxx                                          48,067     5/31/2014
-------------------------------------------------------------------------------------------------------------------------
    66            64,083            857,091       Safeway                                          40,723     9/30/2008
    67            71,684            692,144       Renal America, Inc.                               6,572     1/31/2010
    68            43,200            835,467       Raymour & Flanigan                               64,000     8/31/2020
    69                              766,009
    70           195,640            760,252       Toshiba                                          16,962     2/1/2010
-------------------------------------------------------------------------------------------------------------------------
    71                              866,930
    72            15,684            680,130       iParty                                           10,492     9/1/2014
    73                              712,725
    74            77,420            801,527       Union Planters Bank                              16,334     5/31/2008
    75            66,355            771,586       Dept. of Revenue                                 17,614     9/30/2008
-------------------------------------------------------------------------------------------------------------------------
    76                              680,798
    77            27,065            683,567       World Furniture Direct, Inc.                     15,133     7/31/2010
    78            37,357            725,185       GB Printing                                      12,800     1/31/2006
    79            33,219            693,609       Dragon Buffet                                     8,500     6/30/2009
    80                              641,340
-------------------------------------------------------------------------------------------------------------------------
   80.1                                           CVS                                              13,050    12/31/2020
   80.2                                           CVS                                              11,200     8/25/2019
    81            28,505            689,045       R&A King                                          1,500    12/31/2007
    82                              718,135
    83            15,936            652,578       Tom Thumb                                        58,960    11/15/2021
-------------------------------------------------------------------------------------------------------------------------
    84                              779,803
    85            70,226          1,787,163       Splash                                           12,548     7/31/2007
    86            81,310            820,893       Marietta Surgical Center                         30,697     12/5/2009
    87             6,723            588,580       Ashley Furniture                                 58,470     1/31/2015
    88                              696,742
-------------------------------------------------------------------------------------------------------------------------
    89                              812,728
    90            21,167            616,371       Tweeter                                          11,000     6/30/2020
    91            68,029            775,830       The Fresh Market, Inc.                           19,530     1/28/2009
    92            45,068            575,382       Cardiovascular Consultants                        4,055     3/31/2020
    93            14,935            724,129       Wild Oats Market                                 34,000     1/31/2018
-------------------------------------------------------------------------------------------------------------------------
    94                              612,350
    95            15,920            585,452       Melting Pot                                       5,000     7/31/2015
    96            56,444            575,613       Auto Supply of Jupiter, Inc.                      5,954     8/31/2010
    97                              614,940
    98            38,777            543,583       DBG Wholesale, Inc.                               9,500     4/30/2009
-------------------------------------------------------------------------------------------------------------------------
    99                              524,191
   100                              722,679
   101                              511,318
   102                              478,116
   103                              565,326
-------------------------------------------------------------------------------------------------------------------------
   104                              467,603
   105                              536,506
   106                              578,400
   107                              557,381
   108                              539,204       Office Max                                       23,500     6/30/2019
-------------------------------------------------------------------------------------------------------------------------
   109            19,415            554,046
  109.1                                           Conte's                                           9,618     3/1/2017
  109.2                                           Conte's                                           5,001     6/1/2017
   110                              361,213
   111                              515,445
-------------------------------------------------------------------------------------------------------------------------
   112                              651,968
   113            55,159            440,806       Pro-Phase Marketing                              23,784     2/28/2010
   114                              488,872
   115                              341,090
   116            24,556            414,657       Montessori School                                 4,500     2/28/2006
-------------------------------------------------------------------------------------------------------------------------
   117            53,888            597,825       Kagan's Furniture                                16,722     4/30/2010
   118            29,441            460,880       Bonefish Grill                                    4,500     6/30/2012
   119                              500,856
   120                              419,329
   121                              448,298       Walgreens                                        14,000     7/31/2010
-------------------------------------------------------------------------------------------------------------------------
   122                              686,901
   123            25,000            437,209       Borders                                          30,000     3/31/2019
   124            26,774            396,415       Dollar Max                                        6,400     5/31/2010
   125                              472,949
   126                              383,553
-------------------------------------------------------------------------------------------------------------------------
   127           138,890            869,915       Drug Emporium                                    28,800    11/30/2008
   128                              426,388
   129                              598,170
   130                              298,762
   131            44,822            438,473       Applied Control Equipment                        35,002    10/31/2010
-------------------------------------------------------------------------------------------------------------------------
   132                              449,644
   133                              293,812
   134                              305,674
   135                              556,213
   136            38,098            371,742       Coldwell Banker                                   4,725    10/31/2009
-------------------------------------------------------------------------------------------------------------------------
   137            26,620            337,911       Jenny Pruitt                                      8,608     7/31/2010
   138            24,150            349,315       Palm Beach PAW Spa                                4,500    10/16/2007
   139                              366,028
   140                              382,745
   141            38,863            342,047       First American Title Co.                          3,608     3/9/2009
-------------------------------------------------------------------------------------------------------------------------
   142                              337,374
   143                              345,683
   144                              369,058
   145                              330,654
   146                              358,635
-------------------------------------------------------------------------------------------------------------------------
   147                              360,915
   148                              330,575
   149                              351,216
   150                              352,343
   151             2,750            300,549       Walgreen's Co.                                   14,175     8/31/2080
-------------------------------------------------------------------------------------------------------------------------
   152            38,898            310,850       Marcor Remediation                               11,042     8/31/2008
   153                              489,518
   154                              492,936
   155                              284,664
   156                              356,225
-------------------------------------------------------------------------------------------------------------------------
   157                              259,079
   158                              185,368
   159            11,145            221,093       Golf Etc. of Aurora                               3,122     2/28/2010
   160                              202,831
   161                              251,610
-------------------------------------------------------------------------------------------------------------------------
   162            15,030            256,439       Metro Brokers                                     5,232     8/31/2013
   163            22,965            220,839       Dollar Tree                                      10,000     3/31/2010
   164                              228,299
   165            37,911            192,124       Camber Corp                                       4,518    10/31/2007
   166                              155,884
-------------------------------------------------------------------------------------------------------------------------
   167                              162,961       Brookshire Brothers                              31,028    12/31/2017

                                                                                    LEASE
    ID                      2ND LARGEST TENANT(12)                      SF       EXPIRATION
----------------------------------------------------------------------------------------------

    1      Meckler, Bulger & Tilson                                   60,713     11/30/2013
    2
   2.01
   2.02
   2.03
----------------------------------------------------------------------------------------------
   2.04
   2.05
   2.06
   2.07
   2.08
----------------------------------------------------------------------------------------------
   2.09
   2.10
   2.11
   2.12
   2.13
----------------------------------------------------------------------------------------------
   2.14
   2.15
   2.16
   2.17
   2.18
----------------------------------------------------------------------------------------------
   2.19
   2.20
   2.21
   2.22
   2.23
----------------------------------------------------------------------------------------------
   2.24
   2.25
   2.26
   2.27
   2.28
----------------------------------------------------------------------------------------------
   2.29
   2.30
   2.31
   2.32
   2.33
----------------------------------------------------------------------------------------------
   2.34
   2.35
    3      Judith Norman/TJRM                                         29,607     12/31/2013
    4
    5      TJ Maxx                                                    27,723      1/31/2009
----------------------------------------------------------------------------------------------
    6
    7      JC Penney                                                  85,824      7/31/2007
    8      The Mayan                                                  40,000      2/28/2015
    9
   9.1     Price Chopper Operating Co of Pennsylvania Inc             53,277     11/30/2019
----------------------------------------------------------------------------------------------
   9.2     Big Lots                                                   43,000      1/31/2009
   9.3
   9.4     Ocean Desert Sales                                         15,000      12/1/2005
   9.5     Aldi Inc.                                                  15,000      4/30/2007
   9.6     Decotis Inc.                                                7,920      2/28/2008
----------------------------------------------------------------------------------------------
   9.7     Knack Inc                                                  14,657     10/31/2007
   9.8     Dollar General                                              8,460      2/8/2008
   9.9     Advanced Financial Savings Bank                             2,641      3/31/2009
    10     Honeywell International Inc.                               21,959         MTM
    11
----------------------------------------------------------------------------------------------
    12     Cigital, Inc.                                              40,014      7/31/2009
    13     M&S Bargin Hunters                                         12,000      6/30/2018
    14     Pachulski Stang                                            27,772      4/30/2018
    15
   15.1
----------------------------------------------------------------------------------------------
   15.2    Tyco Networks Inc.                                          3,542      7/31/2009
    16
   16.1    The PF Laboratories                                        20,179      8/31/2010
   16.2
    17
    18     Gordman's                                                  64,080      1/31/2015
----------------------------------------------------------------------------------------------
    19     Waste Management Inc                                       40,383      3/31/2013
    20
    21
    22     Goody's Store                                              32,480      5/31/2014
    23
----------------------------------------------------------------------------------------------
   23.1
   23.2
    24
    25     Jo-Ann Fabric                                              35,303      1/31/2016
    26
----------------------------------------------------------------------------------------------
    27     Vertis, Inc.                                               11,556      8/31/2006
    28     TJ Maxx                                                    27,300      1/31/2009
    29     Long & Foster                                               9,591     11/30/2010
    30     Westlake Orthopedics Spine and Sport                        5,786     12/31/2019
    31     Chevron Phillips Chemical Co.                              37,700     10/31/2008
----------------------------------------------------------------------------------------------
    32
    33     TJ Maxx                                                    32,131      9/30/2007
    34     CERF                                                       10,489      6/25/2010
    35     Underwriter Laboratories                                   26,003     12/14/2010
    36
----------------------------------------------------------------------------------------------
   36.1
   36.2
   36.3
   36.4
    37     Arthur Gallagher                                           21,598      4/30/2008
----------------------------------------------------------------------------------------------
    38
   38.1
   38.2
    39     Rite Aid                                                   20,819      9/30/2010
    40
----------------------------------------------------------------------------------------------
    42     PND Inc.                                                    8,456      9/30/2009
    43
    44     Circuit City                                               42,686      1/31/2017
    45     Videoland, LP                                               5,016      2/28/2010
    46
----------------------------------------------------------------------------------------------
    47
    48
   48.1
   48.2
   48.3
----------------------------------------------------------------------------------------------
   48.4
   48.5
    49
    50
    51     Hancock Fabrics                                            11,950      3/31/2006
----------------------------------------------------------------------------------------------
    52     Omniplan                                                   27,003      9/1/2011
    53     Washington Mutual                                           5,960      5/31/2007
    54     Regal Cinemas                                              30,000      2/1/2011
    55
    56
----------------------------------------------------------------------------------------------
    57
   57.1
   57.2
----------------------------------------------------------------------------------------------
   57.3
   57.4
    58     CEO Business Center                                        23,073      5/31/2013
    59     Decathlon Sports Megastore                                 30,000      3/31/2013
    60
----------------------------------------------------------------------------------------------
    61
    62
    63     Westbury/Koff                                               1,850     12/31/2007
    64
    65     Mtn. Timber Furnishings                                    10,500      7/4/2012
----------------------------------------------------------------------------------------------
    66     Walgreen's                                                 14,000      8/31/2008
    67     Phu Tran                                                    4,350      8/31/2008
    68
    69
    70     St. of TN. Revenue Dept                                    14,260      9/1/2009
----------------------------------------------------------------------------------------------
    71
    72     DEB                                                         7,056      1/1/2021
    73
    74     First Commercial Bank                                      13,694      2/15/2012
    75     Advocate Aircraft                                          12,122      3/31/2010
----------------------------------------------------------------------------------------------
    76
    77     MarLynn Antique Recreations, Inc.                          11,250      7/31/2008
    78     RT Environmental                                           10,000      7/31/2013
    79     Intimate Obsetion                                           3,000      9/30/2007
    80
----------------------------------------------------------------------------------------------
   80.1
   80.2
    81     B.A. Management                                             1,500      3/18/2008
    82
    83     Palm Beach Tan                                              3,180      5/31/2009
----------------------------------------------------------------------------------------------
    84
    85     Lakeshore Learning                                          7,169      5/31/2015
    86     Marietta Neurological Associates PC                        10,268      8/31/2015
    87     King's Wok                                                  1,800      8/31/2006
    88
----------------------------------------------------------------------------------------------
    89
    90     Vitamin Shoppe                                              4,200      4/30/2015
    91     Food Lion, Inc.                                             9,470      1/28/2009
    92     Muir Orthopaedic Specialists, Inc.                          4,015      3/30/2010
    93
----------------------------------------------------------------------------------------------
    94
    95     Brooklyn Bagel Sunrise Cafe                                 2,997      7/31/2010
    96     Church of Power                                             5,954     11/30/2009
    97
    98     A Master Touch Remodeling, Inc.                             3,440      10/7/2006
----------------------------------------------------------------------------------------------
    99
   100
   101
   102
   103
----------------------------------------------------------------------------------------------
   104
   105
   106
   107
   108
----------------------------------------------------------------------------------------------
   109
  109.1    Boaters World                                               8,000      2/1/2015
  109.2    Vino 100                                                    1,799      6/30/2010
   110
   111
----------------------------------------------------------------------------------------------
   112
   113     Retail Data Systems                                        12,410      7/31/2008
   114
   115
   116     Mexican Restaurant                                          2,850      9/30/2007
----------------------------------------------------------------------------------------------
   117     Hinkle Furniture Group                                     16,167      4/30/2008
   118     Labratory Corp of America                                   2,580     12/31/2007
   119
   120
   121     The Yung Fashion                                            2,830     10/31/2006
----------------------------------------------------------------------------------------------
   122
   123
   124     The Shoe Dept.                                              5,200      4/30/2009
   125
   126
----------------------------------------------------------------------------------------------
   127     TJ Maxx                                                    24,050      7/31/2007
   128
   129
   130
   131     Invesco Funds Group, Inc.                                  21,500     11/30/2011
----------------------------------------------------------------------------------------------
   132
   133
   134
   135
   136     PRISM                                                       4,109      7/31/2007
----------------------------------------------------------------------------------------------
   137     Premier Orthopaedic Surgery                                 5,484      6/30/2020
   138     Cambridge Custom Homes                                      4,386      4/30/2007
   139
   140
   141     Dekker Capital Management                                   3,596      9/1/2009
----------------------------------------------------------------------------------------------
   142
   143
   144
   145
   146
----------------------------------------------------------------------------------------------
   147
   148
   149
   150
   151     Wachovia Bank, N.A.                                         3,750     10/31/2009
----------------------------------------------------------------------------------------------
   152     Hampton Roads                                               9,100      9/1/2008
   153
   154
   155
   156
----------------------------------------------------------------------------------------------
   157
   158
   159     Colorado Urgent Care                                        3,000      8/1/2015
   160
   161
----------------------------------------------------------------------------------------------
   162     Brusters                                                    1,440      9/30/2015
   163     Hibbett Sporting Goods                                      5,000      3/31/2010
   164
   165     Beltway Pizza                                               2,500      9/30/2006
   166
----------------------------------------------------------------------------------------------
   167

                                                                                      LEASE          OCCUPANCY         OCCUPANCY
    ID                          3RD LARGEST TENANT(13)                SF           EXPIRATION         RATE(14)        AS-OF DATE
----------------------------------------------------------------------------------------------------------------------------------

    1      Man-Glenwood, Inc.                                       45,679          9/30/2012          97.6%           10/1/2005
    2                                                                                                  100.0%          12/1/2005
   2.01                                                                                                100.0%          12/1/2005
   2.02                                                                                                100.0%          12/1/2005
   2.03                                                                                                100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   2.04                                                                                                100.0%          12/1/2005
   2.05                                                                                                100.0%          12/1/2005
   2.06                                                                                                100.0%          12/1/2005
   2.07                                                                                                100.0%          12/1/2005
   2.08                                                                                                100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   2.09                                                                                                100.0%          12/1/2005
   2.10                                                                                                100.0%          12/1/2005
   2.11                                                                                                100.0%          12/1/2005
   2.12                                                                                                100.0%          12/1/2005
   2.13                                                                                                100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   2.14                                                                                                100.0%          12/1/2005
   2.15                                                                                                100.0%          12/1/2005
   2.16                                                                                                100.0%          12/1/2005
   2.17                                                                                                100.0%          12/1/2005
   2.18                                                                                                100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   2.19                                                                                                100.0%          12/1/2005
   2.20                                                                                                100.0%          12/1/2005
   2.21                                                                                                100.0%          12/1/2005
   2.22                                                                                                100.0%          12/1/2005
   2.23                                                                                                100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   2.24                                                                                                100.0%          12/1/2005
   2.25                                                                                                100.0%          12/1/2005
   2.26                                                                                                100.0%          12/1/2005
   2.27                                                                                                100.0%          12/1/2005
   2.28                                                                                                100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   2.29                                                                                                100.0%          12/1/2005
   2.30                                                                                                100.0%          12/1/2005
   2.31                                                                                                100.0%          12/1/2005
   2.32                                                                                                100.0%          12/1/2005
   2.33                                                                                                100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   2.34                                                                                                100.0%          12/1/2005
   2.35                                                                                                100.0%          12/1/2005
    3      Jerry Pair                                               28,023          4/30/2011          93.6%           2/28/2005
    4                                                                                                  100.0%          12/1/2005
    5      FYE                                                      13,369          1/31/2009          86.7%           7/20/2005
----------------------------------------------------------------------------------------------------------------------------------
    6                                                                                                  91.8%           8/31/2005
    7      Stein Mart                                               37,119         11/30/2010          96.3%           4/30/2005
    8      Siebel Systems, Inc.                                     31,332          8/31/2012          87.5%          10/14/2005
    9                                                                                                  90.3%           9/27/2005
   9.1     CVS                                                      10,125          1/31/2021          89.8%           9/27/2005
----------------------------------------------------------------------------------------------------------------------------------
   9.2     Office Max                                               23,500          3/31/2014          98.9%           9/27/2005
   9.3                                                                                                 100.0%          9/27/2005
   9.4     CVS                                                      10,125          1/31/2020          98.9%           9/27/2005
   9.5     Thrift Drug, Inc.                                        11,400          4/30/2007          71.5%           9/27/2005
   9.6     Oregon Amusement Company Inc.                             5,250          5/31/2010          85.1%           9/27/2005
----------------------------------------------------------------------------------------------------------------------------------
   9.7     Dollar General Partners                                  10,800         10/31/2006          75.3%           9/27/2005
   9.8                                                                                                 100.0%          9/27/2005
   9.9                                                                                                 100.0%          9/27/2005
    10     Bruce Short - Prudential                                 13,612         11/15/2010          84.0%          10/17/2005
    11                                                                                                 97.0%           8/31/2005
----------------------------------------------------------------------------------------------------------------------------------
    12     Alpha Construction & Engineering Corp.                   15,606          2/28/2010          97.2%           9/1/2005
    13     Kids Town                                                 9,000          7/7/2013           96.9%           7/12/2005
    14     Morgan Stanley DW, Inc.                                  22,358          8/31/2013          94.7%           8/29/2005
    15                                                                                                 91.3%           7/31/2005
   15.1                                                                                                97.1%           7/31/2005
----------------------------------------------------------------------------------------------------------------------------------
   15.2    Sportsworld                                               2,613         12/31/2006          89.4%           7/31/2005
    16                                                                                                 100.0%         10/31/2005
   16.1    RBC Dain Rauscher, Inc (First Institutional Securities)  17,969         10/19/2008          100.0%         10/31/2005
   16.2                                                                                                100.0%         10/31/2005
    17                                                                                                 67.3%           8/31/2005
    18     United Artists                                           31,415          2/28/2011          77.1%           8/31/2005
----------------------------------------------------------------------------------------------------------------------------------
    19                                                                                                 100.0%          8/1/2005
    20                                                                                                 92.5%           7/1/2005
    21                                                                                                 61.6%           8/31/2005
    22     Books-a-Million Store                                    24,000          1/31/2008          100.0%          7/1/2005
    23                                                                                                 100.0%          8/8/2005
----------------------------------------------------------------------------------------------------------------------------------
   23.1                                                                                                100.0%          8/8/2005
   23.2                                                                                                100.0%          8/8/2005
    24                                                                                                 95.5%           9/15/2005
    25     Famous Footwear                                          10,000          1/31/2010          100.0%          9/30/2005
    26                                                                                                 85.9%              TBD
----------------------------------------------------------------------------------------------------------------------------------
    27     DC Architects                                             7,302          2/28/2010          100.0%          8/31/2005
    28     Hollywood Video                                          11,500          8/31/2008          94.8%          10/14/2005
    29     Weichert                                                  7,614          8/31/2011          96.3%           9/29/2005
    30     The Hospital Physical Therapy                             4,992         12/31/2024          94.0%           8/23/2005
    31     Kellner Mortgage                                         14,501          7/31/2011          90.4%           8/1/2005
----------------------------------------------------------------------------------------------------------------------------------
    32                                                                                                 79.7%              TBD
    33     Koga Fitness                                             17,534          3/31/2006          88.3%          10/12/2005
    34     George Washington University                             10,486         10/31/2010          85.6%           8/22/2005
    35     World Savings Bank                                       15,387         11/30/2008          90.4%           8/31/2005
    36                                                                                                 100.0%         10/16/2005
----------------------------------------------------------------------------------------------------------------------------------
   36.1                                                                                                100.0%         10/16/2005
   36.2                                                                                                100.0%         10/16/2005
   36.3                                                                                                100.0%         10/16/2005
   36.4                                                                                                100.0%         10/16/2005
    37     AT&T                                                     10,004          5/31/2009          93.0%           9/1/2005
----------------------------------------------------------------------------------------------------------------------------------
    38                                                                                                 92.2%           7/1/2005
   38.1                                                                                                90.7%           7/1/2005
   38.2                                                                                                94.0%           7/1/2005
    39     Denver Chamber of Commerce                                6,802          8/31/2011          97.0%           8/4/2005
    40                                                                                                 99.6%           7/31/2005
----------------------------------------------------------------------------------------------------------------------------------
    42     Fado Pubs                                                 5,833         12/31/2013          92.6%           10/4/2005
    43                                                                                                 81.3%           6/30/2005
    44     Michael's Stores, Inc.                                   20,000          2/28/2007          100.0%          7/31/2005
    45     Cretias                                                   4,890         10/31/2009          100.0%          10/5/2005
    46                                                                                                 96.8%           7/14/2005
----------------------------------------------------------------------------------------------------------------------------------
    47                                                                                                 92.4%           7/18/2005
    48                                                                                                 81.2%           9/27/2005
   48.1                                                                                                79.1%           9/27/2005
   48.2                                                                                                82.4%           9/27/2005
   48.3                                                                                                70.4%           9/27/2005
----------------------------------------------------------------------------------------------------------------------------------
   48.4                                                                                                93.0%           9/27/2005
   48.5                                                                                                100.0%          9/27/2005
    49                                                                                                 100.0%          7/20/2005
    50                                                                                                 93.6%           9/20/2005
    51     Old Country Buffet                                       10,000         12/31/2011          100.0%          7/1/2005
----------------------------------------------------------------------------------------------------------------------------------
    52     Ogilvy & Mather                                          18,253          8/1/2010           93.5%           8/1/2005
    53     Tim Johnson and Julie Newman dba Yoga St.                 5,272         10/31/2008          94.0%           5/6/2005
    54     Staples                                                  20,130          10/1/2010          100.0%          9/12/2005
    55                                                                                                 60.0%           4/2/2005
    56                                                                                                 100.0%          8/15/2005
----------------------------------------------------------------------------------------------------------------------------------
    57                                                                                                 92.9%           8/7/2005
   57.1                                                                                                93.1%           8/7/2005
   57.2                                                                                                90.3%           8/7/2005
----------------------------------------------------------------------------------------------------------------------------------
   57.3                                                                                                94.9%           8/7/2005
   57.4                                                                                                92.8%           8/7/2005
    58     Airgas Carbonic, Inc.                                    14,950          4/30/2009          100.0%          7/1/2005
    59     AC Moore                                                 24,500          3/31/2013          100.0%          9/12/2005
    60                                                                                                 82.7%           6/7/2005
----------------------------------------------------------------------------------------------------------------------------------
    61                                                                                                 99.6%           8/1/2005
    62                                                                                                 100.0%          12/1/2005
    63     Dr. William Rader                                         1,588          2/28/2006          100.0%          10/6/2005
    64                                                                                                 80.2%           6/30/2005
    65     Only $1 Dollar                                            9,250          1/31/2012          97.2%           8/31/2005
----------------------------------------------------------------------------------------------------------------------------------
    66     Ace Hardware                                             10,800          8/31/2008          97.0%           5/31/2005
    67     Retail Store Systems                                      4,280          2/28/2006          100.0%          8/11/2005
    68                                                                                                 56.0%           7/29/2005
    69                                                                                                 95.6%           6/30/2005
    70     Pure Safety                                              12,088          3/1/2008           81.5%           9/15/2005
----------------------------------------------------------------------------------------------------------------------------------
    71                                                                                                 98.2%           7/20/2005
    72     Lane Bryant                                               4,737          1/1/2015           72.2%           9/20/2005
    73                                                                                                 100.0%          9/14/2005
    74     Morgan Keegan & Company, Inc.                            12,440         10/31/2006          100.0%          5/31/2005
    75     National Assisted Living                                 11,600          6/30/2007          100.0%          5/1/2005
----------------------------------------------------------------------------------------------------------------------------------
    76                                                                                                 91.2%           9/8/2005
    77     Lazer Quest                                               9,517         12/31/2006          100.0%         10/18/2005
    78     Paverart                                                  9,600          3/31/2008          96.0%           7/19/2005
    79     Seven-Eleven                                              2,560         11/30/2011          98.3%           9/1/2005
    80                                                                                                 100.0%          12/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   80.1                                                                                                100.0%          12/1/2005
   80.2                                                                                                100.0%          12/1/2005
    81     A. Herschlag                                               875          12/31/2009          99.3%           7/11/2005
    82                                                                                                 97.6%           6/30/2005
    83     Ritz Camera Centers                                       2,100          1/31/2007          98.2%           6/24/2005
----------------------------------------------------------------------------------------------------------------------------------
    84                                                                                                 93.1%           6/27/2005
    85     Sleepy's                                                  6,000         11/30/2007          89.6%           7/27/2005
    86     Radiology Centers of Georgia                              8,882          8/31/2007          88.8%           8/29/2005
    87     One Hour Martinizing                                      1,500          3/31/2006          96.6%           6/16/2005
    88                                                                                                 94.3%           6/1/2005
----------------------------------------------------------------------------------------------------------------------------------
    89                                                                                                 68.5%              TBD
    90     Cafe Caubo                                                3,192          4/30/2010          100.0%          9/22/2005
    91     Aromas Cigar & Wine Bar, LLC                              5,460          9/30/2014          100.0%          9/15/2005
    92     Bayside Medical Group                                     2,929          5/31/2007          100.0%          8/10/2005
    93                                                                                                 100.0%          9/12/2005
----------------------------------------------------------------------------------------------------------------------------------
    94                                                                                                 100.0%          8/1/2005
    95     Bon Jour Bistro                                           2,404          8/1/2015           80.7%           11/3/2005
    96     Fifth Avenue Furniture                                    4,153         12/31/2007          92.8%           10/1/2005
    97                                                                                                 96.2%           6/1/2005
    98     Palm Coast Builders                                       3,360          7/31/2007          100.0%          9/1/2005
----------------------------------------------------------------------------------------------------------------------------------
    99                                                                                                 98.5%           7/1/2005
   100                                                                                                 93.3%           8/29/2005
   101                                                                                                 100.0%          9/9/2005
   102                                                                                                 97.8%           8/17/2005
   103                                                                                                 99.4%           6/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   104                                                                                                 88.8%           8/17/2005
   105                                                                                                 86.7%           6/1/2005
   106                                                                                                 87.8%           6/1/2005
   107                                                                                                 97.4%          10/12/2005
   108                                                                                                 100.0%          9/7/2005
----------------------------------------------------------------------------------------------------------------------------------
   109                                                                                                 100.0%          5/26/2005
  109.1    Terra Nova Natural Foods Grocer & Cafe                    3,910         10/31/2007          100.0%          5/26/2005
  109.2                                                                                                100.0%          5/26/2005
   110                                                                                                 86.4%           8/11/2005
   111                                                                                                 89.9%           6/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   112                                                                                                 72.6%           6/1/2005
   113     Prairie Electric                                          8,678          3/31/2010          95.8%           9/20/2005
   114                                                                                                 100.0%          5/31/2005
   115                                                                                                 98.1%           7/11/2005
   116     Animal Hospital                                           2,700          3/31/2010          100.0%          9/21/2005
----------------------------------------------------------------------------------------------------------------------------------
   117     American Accents                                         11,269          4/30/2010          100.0%         10/17/2005
   118     Encore Bank                                               2,100          2/28/2007          79.6%           8/10/2005
   119                                                                                                 94.0%           6/1/2005
   120                                                                                                 81.7%           5/23/2005
   121     Laundromat                                                2,000          5/31/2006          100.0%          7/1/2005
----------------------------------------------------------------------------------------------------------------------------------
   122                                                                                                 100.0%         10/31/2005
   123                                                                                                 100.0%          9/1/2005
   124     Cato                                                      4,500          1/31/2009          93.0%           6/17/2005
   125                                                                                                 91.3%           7/29/2005
   126                                                                                                 78.3%           5/22/2005
----------------------------------------------------------------------------------------------------------------------------------
   127     Shoe Connection                                           9,000          4/30/2007          95.1%           10/6/2005
   128                                                                                                 92.8%           9/14/2005
   129                                                                                                 96.0%           6/28/2005
   130                                                                                                 95.1%           8/11/2005
   131     Sports Performance Systems                               20,254         11/30/2008          99.2%           2/2/2005
----------------------------------------------------------------------------------------------------------------------------------
   132                                                                                                 96.2%           6/1/2005
   133                                                                                                 93.1%           8/11/2005
   134                                                                                                 84.6%           5/31/2005
   135                                                                                                 86.2%           8/9/2005
   136     United Bank                                               4,000         12/31/2008          86.5%           9/23/2005
----------------------------------------------------------------------------------------------------------------------------------
   137     Preferred Physician                                       2,781          7/31/2011          100.0%          8/1/2005
   138     Olde Native Trading Company                               3,693          7/31/2006          97.8%           9/1/2005
   139                                                                                                 100.0%          9/27/2005
   140                                                                                                 94.4%           7/20/2005
   141     Artison                                                   3,274          6/6/2006           100.0%          8/12/2005
----------------------------------------------------------------------------------------------------------------------------------
   142                                                                                                 92.2%          10/19/2005
   143                                                                                                 100.0%          4/30/2005
   144                                                                                                 89.8%           6/1/2005
   145                                                                                                 93.4%           5/3/2005
   146                                                                                                 100.0%          5/18/2005
----------------------------------------------------------------------------------------------------------------------------------
   147                                                                                                 95.8%           8/15/2005
   148                                                                                                 73.3%           6/30/2005
   149                                                                                                 93.6%           3/29/2005
   150                                                                                                 87.9%           5/26/2005
   151                                                                                                 100.0%          8/30/2005
----------------------------------------------------------------------------------------------------------------------------------
   152     Seaboard Mechanical                                       5,896          8/31/2007          90.3%          11/10/2005
   153                                                                                                 89.6%           6/14/2005
   154                                                                                                 100.0%          7/1/2005
   155                                                                                                 95.6%           7/31/2005
   156                                                                                                 91.8%           6/7/2005
----------------------------------------------------------------------------------------------------------------------------------
   157                                                                                                 83.4%           5/31/2005
   158                                                                                                 96.9%           8/11/2005
   159     Cut Scene DVD's and Videos                                2,400         12/31/2009          84.2%           8/19/2005
   160                                                                                                 94.4%           5/1/2005
   161                                                                                                 86.4%          10/31/2005
----------------------------------------------------------------------------------------------------------------------------------
   162     Quizno's Subs                                             1,425          9/30/2015          90.2%           6/28/2005
   163     Cato                                                      4,160          3/31/2010          100.0%          7/26/2005
   164                                                                                                 85.5%           4/18/2005
   165     Saratoga Medical                                          2,500          4/30/2008          91.0%           5/1/2005
   166                                                                                                 99.5%           9/12/2005
----------------------------------------------------------------------------------------------------------------------------------
   167                                                                                                 100.0%          6/10/2005

                 UPFRONT          MONTHLY                                                               UPFRONT
             REPLACEMENT      REPLACEMENT     UPFRONT     MONTHLY    MONTHLY TAX  MONTHLY INSURANCE   ENGINEERING       OTHER
    ID          RESERVES         RESERVES       TI/LC       TI/LC         ESCROW             ESCROW     RESERVE       RESERVES
-----------------------------------------------------------------------------------------------------------------------------------

    1                                                      44,155        343,761              7,861                   1,084,375
    2
   2.01
   2.02
   2.03
-----------------------------------------------------------------------------------------------------------------------------------
   2.04
   2.05
   2.06
   2.07
   2.08
-----------------------------------------------------------------------------------------------------------------------------------
   2.09
   2.10
   2.11
   2.12
   2.13
-----------------------------------------------------------------------------------------------------------------------------------
   2.14
   2.15
   2.16
   2.17
   2.18
-----------------------------------------------------------------------------------------------------------------------------------
   2.19
   2.20
   2.21
   2.22
   2.23
-----------------------------------------------------------------------------------------------------------------------------------
   2.24
   2.25
   2.26
   2.27
   2.28
-----------------------------------------------------------------------------------------------------------------------------------
   2.29
   2.30
   2.31
   2.32
   2.33
-----------------------------------------------------------------------------------------------------------------------------------
   2.34
   2.35
    3                              21,946                                154,226             31,167      66,300
    4                               1,657
    5
-----------------------------------------------------------------------------------------------------------------------------------
    6                             137,590                                                                              185,264
    7
    8                              35,838     250,000                     76,268             22,820
    9                              11,885     500,000      37,070         65,200             15,000    2,683,303       421,200
   9.1
-----------------------------------------------------------------------------------------------------------------------------------
   9.2
   9.3
   9.4
   9.5
   9.6
-----------------------------------------------------------------------------------------------------------------------------------
   9.7
   9.8
   9.9
    10                              6,323     500,000                     50,746              4,344                   4,896,597
    11                             12,667                                 25,424             11,300      25,000
-----------------------------------------------------------------------------------------------------------------------------------
    12                              3,396                  16,980         38,084
    13            81,048                      139,008                     40,226              7,494      41,250        300,000
    14                              3,667                  18,335         28,099              4,101
    15
   15.1
-----------------------------------------------------------------------------------------------------------------------------------
   15.2
    16                              3,786     400,000                     28,811              4,565                    800,000
   16.1
   16.2
    17                             31,378                                 24,036             10,453                    50,400
    18                              3,202                  12,429         46,884              4,075      41,250        316,000
-----------------------------------------------------------------------------------------------------------------------------------
    19                                                                    25,660                                       500,000
    20           127,500
    21                             30,488                                 12,587              4,891      20,212        84,000
    22                                                                                                   40,375
    23           400,000            4,852
-----------------------------------------------------------------------------------------------------------------------------------
   23.1
   23.2
    24                              7,123                                 46,750              5,200
    25                                                                                                                 500,000
    26
-----------------------------------------------------------------------------------------------------------------------------------
    27                              2,485     250,000      10,561         22,022              3,072      2,625         195,000
    28           350,000            3,693                                 18,690              3,726      18,750
    29                              1,948                   9,737         13,885              3,503      11,250
    30                                                                     9,975                                       406,596
    31                              1,618                                 31,975                                       821,576
-----------------------------------------------------------------------------------------------------------------------------------
    32
    33                              3,405                                 71,230             18,448
    34                              1,347     200,000       6,734         24,463              2,174     116,875        800,000
    35            18,180            1,515     147,960      12,330         12,288              1,961     631,250        496,126
    36                              4,021                                 29,380              4,489      85,313         9,900
-----------------------------------------------------------------------------------------------------------------------------------
   36.1
   36.2
   36.3
   36.4
    37                                843     250,000       8,333         20,416              5,958     122,500        356,068
-----------------------------------------------------------------------------------------------------------------------------------
    38                                265                                 12,146              1,015      33,750
   38.1
   38.2
    39                              1,716                   9,165         23,056              2,263                    99,905
    40                              4,600                                  9,386              2,377
-----------------------------------------------------------------------------------------------------------------------------------
    42                                                     11,510         11,845              3,454      82,957
    43                                                                    24,112              6,105
    44                                                                                                                 251,250
    45                                460                   4,365         23,000              1,000      5,625         614,068
    46                              5,460                                 19,750
-----------------------------------------------------------------------------------------------------------------------------------
    47                              3,735                                 12,802              3,441      19,125
    48                                926                                  7,767              2,341      30,394
   48.1
   48.2
   48.3
-----------------------------------------------------------------------------------------------------------------------------------
   48.4
   48.5
    49                                                                    19,127
    50                                338                                  7,227              1,777
    51                                                                                                   86,298
-----------------------------------------------------------------------------------------------------------------------------------
    52
    53                                814                   5,455         10,892              1,288     107,156        56,400
    54                              2,203                                 15,566
    55                              3,505                                  7,637                        155,475        197,765
    56                                 91                                  8,463                243                    369,230
-----------------------------------------------------------------------------------------------------------------------------------
    57
   57.1
   57.2
-----------------------------------------------------------------------------------------------------------------------------------
   57.3
   57.4
    58                              1,735                   8,340         16,145              1,399                    90,963
    59                                                                    18,496
    60                             10,019                                 15,002              4,419                    76,000
-----------------------------------------------------------------------------------------------------------------------------------
    61                                                                     9,547              1,447
    62                              1,127
    63                                516                   2,584         17,190              2,484
    64                              1,920                                  9,851              1,436      30,937
    65                              1,331                   2,209         11,167              1,683
-----------------------------------------------------------------------------------------------------------------------------------
    66                              2,095      36,792       3,977                                       187,000
    67                                                                     8,283
    68                                                                    13,941
    69                              6,800                                 22,115
    70                              2,745                  13,340         12,534                961      33,938        241,173
-----------------------------------------------------------------------------------------------------------------------------------
    71                                                                     4,169
    72                                                                     3,518
    73             7,000
    74                              1,145                   7,765         11,996              1,661      6,875
    75                              1,175                   5,420          7,235              1,436                    294,055
-----------------------------------------------------------------------------------------------------------------------------------
    76                              4,042                                 13,804              3,844     510,000
    77                                677      25,000       2,256         11,194              1,586      6,250
    78                              2,592     250,000       3,110         13,027              1,635      33,625
    79                                694                   2,776          3,482              1,326      5,250         65,000
    80
-----------------------------------------------------------------------------------------------------------------------------------
   80.1
   80.2
    81                                 31                                  7,932              1,356                    100,000
    82                                960                                  8,339                848      8,925
    83                                                                    18,739                         3,437
-----------------------------------------------------------------------------------------------------------------------------------
    84                              6,000                                 22,200              3,991
    85
    86                              1,322                   6,742         10,942              2,365
    87                                                        565         11,524              1,245
    88                                                                     2,412
-----------------------------------------------------------------------------------------------------------------------------------
    89
    90                                166                                  3,270              1,159                    163,622
    91
    92                                                                     5,810                705
    93                                                                     8,182
-----------------------------------------------------------------------------------------------------------------------------------
    94                                605                                  6,596                749      8,125
    95                                431                   1,338          3,968                645                    141,663
    96                                         75,000
    97                                                                     4,183
    98                                        100,000
-----------------------------------------------------------------------------------------------------------------------------------
    99                                450                                  4,923                364
   100                              5,200                                  9,650              5,200      55,750
   101                                742                                  5,756
   102            52,500            3,854                                    302              3,659
   103                                                                     2,930
-----------------------------------------------------------------------------------------------------------------------------------
   104                                                                     4,506                         10,418
   105                                                                     4,139
   106                                                                     3,667
   107
   108                                451                                                                22,500
-----------------------------------------------------------------------------------------------------------------------------------
   109            17,820                      107,400                      2,371                855      1,875         161,708
  109.1
  109.2
   110                              1,229                                  3,116
   111                                                                     3,042
-----------------------------------------------------------------------------------------------------------------------------------
   112                                                                     4,104                                       737,445
   113                              2,170                   4,995         12,644              1,022      3,750         200,700
   114                                515                                  2,650                623
   115                                710                                  5,646                771      56,000       1,127,000
   116                                589                   1,471          6,542                780      2,813
-----------------------------------------------------------------------------------------------------------------------------------
   117                                810                   4,495            554              1,042                    109,000
   118                                643     100,000       1,608          7,188              1,712      5,000
   119                                                                     3,739
   120                                885                                  5,964                         2,578
   121            45,000              510                                  5,343              1,058
-----------------------------------------------------------------------------------------------------------------------------------
   122                                                                                                   73,938
   123
   124                                500                   2,940          3,492                975      15,875        18,000
   125                              5,000                                 13,490              3,355
   126                              1,075                                  5,667
-----------------------------------------------------------------------------------------------------------------------------------
   127                                                                                                   55,719
   128                                958                                  2,174
   129                                                                     6,415                486
   130                              1,271                                  2,890
   131                                645                   2,085         10,139              1,039
-----------------------------------------------------------------------------------------------------------------------------------
   132                                                                     2,068
   133                              1,208                                  3,242
   134                              1,085                                  4,958
   135                                                                     4,635              1,465      4,125
   136                                470                   3,375          3,579                477      5,175
-----------------------------------------------------------------------------------------------------------------------------------
   137                                370                   3,055          1,750                300      13,375        415,500
   138                                         37,000                                                                  87,290
   139                              1,310                                  4,492              1,517                    98,687
   140                                                                     3,682
   141                                135                                  2,700                773                    192,881
-----------------------------------------------------------------------------------------------------------------------------------
   142                              1,032                                  4,614              1,952
   143                                360                                  3,750                        112,000
   144                                                                     3,529
   145                                410                                  2,168                385
   146                                350                                  3,483                428
-----------------------------------------------------------------------------------------------------------------------------------
   147                                689                                  5,433                493
   148                              2,340     700,000                      7,487              3,192      33,350
   149                                730                                  4,805                923      4,219
   150           100,000            3,750                                  6,709              3,574
   151                                                                     1,711                 80                    12,224
-----------------------------------------------------------------------------------------------------------------------------------
   152            50,000            1,435     200,000                      3,340                561      5,038
   153                                                                                                  131,562
   154                                765                                  2,181
   155                                765                                  4,149                517
   156                                895                                  1,982                492
-----------------------------------------------------------------------------------------------------------------------------------
   157            57,900                                                   5,299                460      39,465
   158                                720                                  1,605
   159                                 84                     834          3,451                201                    30,000
   160                                                                     2,105                         3,594         228,850
   161                                560                                  6,289                         2,500         910,340
-----------------------------------------------------------------------------------------------------------------------------------
   162                                166                   1,650          2,984                470                    17,414
   163                                370                   2,035             50                925
   164                                795                                  3,324                419
   165                                765      50,000       1,500          2,302                501      26,625
   166                                228                                  2,088              1,576
-----------------------------------------------------------------------------------------------------------------------------------
   167                                543                   1,250

                                                                                                     LETTER OF
    ID     DESCRIPTION OTHER RESERVES                                                                 CREDIT
------------------------------------------------------------------------------------------------------------------------------------

    1       See Footnote (17)
    2                                                                                            Yes - $25,000,000
   2.01
   2.02
   2.03
------------------------------------------------------------------------------------------------------------------------------------
   2.04
   2.05
   2.06
   2.07
   2.08
------------------------------------------------------------------------------------------------------------------------------------
   2.09
   2.10
   2.11
   2.12
   2.13
------------------------------------------------------------------------------------------------------------------------------------
   2.14
   2.15
   2.16
   2.17
   2.18
------------------------------------------------------------------------------------------------------------------------------------
   2.19
   2.20
   2.21
   2.22
   2.23
------------------------------------------------------------------------------------------------------------------------------------
   2.24
   2.25
   2.26
   2.27
   2.28
------------------------------------------------------------------------------------------------------------------------------------
   2.29
   2.30
   2.31
   2.32
   2.33
------------------------------------------------------------------------------------------------------------------------------------
   2.34
   2.35
    3
    4
    5
------------------------------------------------------------------------------------------------------------------------------------
    6       Ground  Reserve
    7
    8
    9       See Footnote (17)
   9.1
------------------------------------------------------------------------------------------------------------------------------------
   9.2
   9.3
   9.4
   9.5
   9.6
------------------------------------------------------------------------------------------------------------------------------------
   9.7
   9.8
   9.9
    10      See Footnote (17)
    11
------------------------------------------------------------------------------------------------------------------------------------
    12
    13      Construction Reserve
    14
    15
   15.1
------------------------------------------------------------------------------------------------------------------------------------
   15.2
    16      P.F. Laboratories Leasing Reserve
   16.1
   16.2
    17      Seasonality Reserve
    18      See Footnote (17)                                                                      Yes, 4,860,000
------------------------------------------------------------------------------------------------------------------------------------
    19      Waste Management Escrow
    20
    21      Seasonality Reserve
    22
    23                                                                                             Yes - $950,000
------------------------------------------------------------------------------------------------------------------------------------
   23.1
   23.2
    24
    25      Jo-Ann Fabric Reserve
    26
------------------------------------------------------------------------------------------------------------------------------------
    27      Vertis Reserve
    28
    29
    30      Tenant Escrow
    31      $121,576 Starkey Build Out and $700,000 LOC Escrow
------------------------------------------------------------------------------------------------------------------------------------
    32                                                                                             Yes, 1,072,000
    33
    34      Occupancy Reserve
    35      Special Tenant Escrow Fund
    36      Environmental Reserve.
------------------------------------------------------------------------------------------------------------------------------------
   36.1
   36.2
   36.3
   36.4
    37      $289,475 Cisco TI,  $25,361 IDC & $41,232 Pan Am Rent Reserve
------------------------------------------------------------------------------------------------------------------------------------
    38
   38.1
   38.2
    39      Special Lease Rollover Escrow Fund                                            Yes (Earnout LOC, 628,100, Replacement/
                                                                                                 Improvement LOC, 285,000)
    40
------------------------------------------------------------------------------------------------------------------------------------
    42
    43
    44      See Footnote (17)
    45      See Footnote (17)
    46
------------------------------------------------------------------------------------------------------------------------------------
    47
    48
   48.1
   48.2
   48.3
------------------------------------------------------------------------------------------------------------------------------------
   48.4
   48.5
    49
    50
    51
------------------------------------------------------------------------------------------------------------------------------------
    52
    53      Environmental Escrow
    54
    55      Seasonality escrow
    56      Payment Reserve
------------------------------------------------------------------------------------------------------------------------------------
    57
   57.1
   57.2
------------------------------------------------------------------------------------------------------------------------------------
   57.3
   57.4
    58      Steifel Lab Escrow Fund
    59
    60      Phase II Radon Escrow
------------------------------------------------------------------------------------------------------------------------------------
    61                                                                                             Yes, 2,405,800
    62
    63
    64
    65
------------------------------------------------------------------------------------------------------------------------------------
    66
    67
    68
    69
    70      See Footnote (17)
------------------------------------------------------------------------------------------------------------------------------------
    71
    72
    73
    74
    75      Progressive Escrow Fund 115,256, Advanced Air Escrow Fund 178,799
------------------------------------------------------------------------------------------------------------------------------------
    76
    77
    78
    79      Ranchito Grill Holdback
    80
------------------------------------------------------------------------------------------------------------------------------------
   80.1
   80.2
    81      CO Reserve
    82
    83
------------------------------------------------------------------------------------------------------------------------------------
    84
    85
    86
    87                                                                                             Yes - $750,000
    88
------------------------------------------------------------------------------------------------------------------------------------
    89
    90      Tweeter Rent Reserve
    91
    92
    93
------------------------------------------------------------------------------------------------------------------------------------
    94
    95      See Footnote (17)
    96
    97
    98
------------------------------------------------------------------------------------------------------------------------------------
    99
   100
   101
   102
   103
------------------------------------------------------------------------------------------------------------------------------------
   104
   105
   106
   107
   108
------------------------------------------------------------------------------------------------------------------------------------
   109      Construction Retainage Fund
  109.1
  109.2
   110
   111
------------------------------------------------------------------------------------------------------------------------------------
   112      Fire Damage Escrow
   113      See Footnote (17)
   114
   115      Earnout Escrow Fund
   116
------------------------------------------------------------------------------------------------------------------------------------
   117      Improvement Fund
   118
   119
   120
   121
------------------------------------------------------------------------------------------------------------------------------------
   122
   123
   124      Friedman Lease Fund
   125
   126
------------------------------------------------------------------------------------------------------------------------------------
   127
   128
   129
   130
   131
------------------------------------------------------------------------------------------------------------------------------------
   132
   133
   134                                                                                              Yes, 969,000
   135
   136
------------------------------------------------------------------------------------------------------------------------------------
   137      Jenny Pruit - Tenancy escrow
   138      Cambridge Escrow Fund, 57,000, Quality Escrow Fund, 30,290
   139      Debt Service Escrow
   140
   141      See Footnote (17)
------------------------------------------------------------------------------------------------------------------------------------
   142
   143
   144
   145
   146
------------------------------------------------------------------------------------------------------------------------------------
   147
   148
   149
   150
   151      Construction Retainage Escrow
------------------------------------------------------------------------------------------------------------------------------------
   152
   153
   154
   155
   156
------------------------------------------------------------------------------------------------------------------------------------
   157
   158
   159      Colorado Urgent Care
   160      Earn-out Escrow Fund
   161      See Footnote (17)
------------------------------------------------------------------------------------------------------------------------------------
   162     Quizno's Escrow Fund (7,748), Cleaner and Boutique Escrow Fund (9,666)
   163
   164
   165
   166
------------------------------------------------------------------------------------------------------------------------------------
   167

           ENVIRONMENTAL
              REPORT           ENGINEERING      APPRAISAL
    ID         DATE            REPORT DATE     AS-OF DATE(7)     SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

    1       9/13/2005          9/14/2005        9/7/2005         Triple Net Properties, LLC
    2        Various            Various         7/1/2005         DDR MDT MV Holdings II LLC
   2.01      7/1/2005           7/1/2005        7/1/2005
   2.02      7/1/2005           7/1/2005        7/1/2005
   2.03      7/1/2005           7/1/2005        7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.04      7/1/2005           7/1/2005        7/1/2005
   2.05      7/1/2005           7/1/2005        7/1/2005
   2.06      7/1/2005           7/1/2005        7/1/2005
   2.07      7/1/2005          6/30/2005        7/1/2005
   2.08      7/1/2005           7/1/2005        7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.09      7/1/2005           7/5/2005        7/1/2005
   2.10      7/1/2005           7/1/2005        7/1/2005
   2.11      7/1/2005           7/1/2005        7/1/2005
   2.12      7/1/2005           7/1/2005        7/1/2005
   2.13      7/1/2005           7/1/2005        7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.14      7/1/2005           7/1/2005        7/1/2005
   2.15      7/1/2005           7/1/2005        7/1/2005
   2.16     7/11/2005           7/5/2005        7/1/2005
   2.17      7/1/2005           7/1/2005        7/1/2005
   2.18      7/1/2005           7/1/2005        7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.19      7/1/2005           7/1/2005        7/1/2005
   2.20      7/1/2005           7/1/2005        7/1/2005
   2.21     8/31/2005          8/31/2005        7/1/2005
   2.22      7/1/2005           7/1/2005        7/1/2005
   2.23     6/29/2005           7/6/2005        7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.24      7/1/2005           7/1/2005        7/1/2005
   2.25     7/11/2005           7/5/2005        7/1/2005
   2.26      7/1/2005           7/1/2005        7/1/2005
   2.27      7/1/2005           7/1/2005        7/1/2005
   2.28     8/31/2005          8/31/2005        7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.29      7/1/2005           7/1/2005        7/1/2005
   2.30     8/21/2005          8/31/2005        7/1/2005
   2.31     6/28/2005          6/28/2005        7/1/2005
   2.32     8/16/2005          8/26/2005        7/1/2005
   2.33      7/1/2005           7/1/2005        7/1/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.34      7/1/2005           7/1/2005        7/1/2005
   2.35     8/31/2005          8/31/2005        7/1/2005
    3        4/4/2005          5/23/2005        5/18/2005        Charles Cohen
    4       6/27/2005          6/24/2005        6/29/2005        First States Group, L.P.
    5       8/29/2005          8/31/2005        9/1/2005         GGP Limited
------------------------------------------------------------------------------------------------------------------------------------
    6       8/26/2005          8/25/2005        8/1/2005         Ratner, Bruce; Forest City Enterprises, Inc; Hilton Hotels
    7        6/9/2005           6/9/2005        6/6/2005         General Growth Properties
    8        3/3/2005          3/14/2005        3/2/2005         Miller, Lawrence H.
    9        Various            Various          Various         Theodore P. Netzky, Stuart M. Isen, Barry Schlesinger, Gregg Lurie
   9.1      6/29/2005          6/23/2005        6/22/2005
------------------------------------------------------------------------------------------------------------------------------------
   9.2      6/29/2005          6/23/2005        6/20/2005
   9.3      6/24/2005          6/23/2005        6/17/2005
   9.4      6/29/2005          6/23/2005        6/17/2005
   9.5      6/29/2005          6/23/2005        6/20/2005
   9.6      6/24/2005          6/24/2005        6/23/2005
------------------------------------------------------------------------------------------------------------------------------------
   9.7      6/24/2005          6/24/2005        6/17/2005
   9.8      6/24/2005          6/22/2005        6/20/2005
   9.9      6/24/2005          6/24/2005        6/27/2005
    10      8/16/2005           8/8/2005        7/27/2005        Continental Development Corp
    11       7/1/2005           7/1/2005        6/21/2005        Ezra Beyman
------------------------------------------------------------------------------------------------------------------------------------
    12      9/15/2005           9/7/2005        8/29/2005        Tishman Speyer Properties, L.P.
    13       Various            Various         9/6/2005         Aslan Bawabeh, Mirie Bawabeh
    14       9/1/2005           9/1/2005        8/29/2005        Bresler & Reiner, Inc.
    15      8/29/2005          8/29/2005        8/9/2005         Robert Abernethy
   15.1     8/29/2005          8/29/2005        8/9/2005
------------------------------------------------------------------------------------------------------------------------------------
   15.2     8/29/2005          8/29/2005        8/9/2005
    16      6/29/2005          6/29/2005        9/2/2005         Robert Lieb; Michael Seeve
   16.1     6/29/2005          6/29/2005        9/2/2005
   16.2     6/29/2005          6/29/2005        9/2/2005
    17      10/14/2005         10/14/2005       9/19/2005        Columbia Sussex Corporation
    18      10/4/2005          9/29/2005        9/18/2005        Alan C. Fox
------------------------------------------------------------------------------------------------------------------------------------
    19      7/19/2005          7/15/2005        7/21/2005        Triple Net Properties LLC
    20      6/22/2005          6/22/2005        6/7/2005         Raymond, Frank E.
    21      10/17/2005         10/17/2005       9/20/2005        Columbia Sussex Corporation
    22       8/9/2005           9/8/2005        8/11/2005        Rick Ashley
    23       8/5/2005          7/26/2005         Various         Gladstone Commercial Corporation
------------------------------------------------------------------------------------------------------------------------------------
   23.1      8/5/2005          7/26/2005        7/21/2005
   23.2      8/5/2005          7/26/2005        7/20/2005
    24      8/12/2005          8/24/2005        9/1/2005         College Park Investments, LLC, Vornado Realty Trust, GMH
                                                                   Communities Trust, Gary M. Holloway
    25      9/12/2005           9/9/2005        9/15/2005        Ramco-Gershenson Properties, LP
    26      10/11/2005         10/10/2005       9/28/2005        Equity Inns Partnership, L.P., EQI Orlando Corporation
------------------------------------------------------------------------------------------------------------------------------------
    27      7/25/2005          7/26/2005        7/8/2005         Bradley W. Schroth
    28       9/2/2005          9/21/2005        8/4/2005         Bedrin, Gerald; Bedrin, Paul
    29      8/25/2005          8/25/2005        9/1/2005         Stephen A. Goldberg
    30       6/6/2005           6/8/2005        6/27/2005        Don P. Miller II, Thomas P. Burns, Scott Spann
    31      5/27/2005           6/6/2005        7/29/2005        Greenstreet Capital, L.P.
------------------------------------------------------------------------------------------------------------------------------------
    32      10/11/2005         10/10/2005       9/27/2005        Equity Inns Partnership, L.P., EQI Carlsbad Corporation
    33      9/20/2005          9/19/2005        9/14/2005        Miller, Robert
    34      9/23/2005          9/26/2005        9/19/2005        Lawrence Botel; Steven H. Klein
    35      9/22/2005           9/7/2005        9/6/2005         Triple Net Properties, LLC
    36      9/16/2005          9/23/2005        9/9/2005         Bernardo and Miriam Kohn
------------------------------------------------------------------------------------------------------------------------------------
   36.1     9/16/2005          9/23/2005        9/9/2005
   36.2     9/16/2005          9/23/2005        9/9/2005
   36.3     9/16/2005          9/23/2005        9/9/2005
   36.4     9/16/2005          9/23/2005        9/9/2005
    37       6/2/2005           6/2/2005        5/19/2005        The Doering Trust
------------------------------------------------------------------------------------------------------------------------------------
    38      8/23/2005          8/23/2005        8/24/2005        Brian Fitterer, Joe Sherman
   38.1     8/24/2005          8/23/2005        8/24/2005
   38.2     8/23/2005          8/23/2005        8/24/2005
    39      7/12/2005          3/16/2005        4/6/2005         Alan C. Fox
    40       9/9/2005          9/29/2005        8/28/2005        J.E. Lindsey Family Limited Partnership, Lindsey Investments, LP,
                                                                   The Branch Family Trust, Roy E. Stanley Family, LP
------------------------------------------------------------------------------------------------------------------------------------
    42       9/9/2005          9/21/2005        9/2/2005         John A. Goodman
    43       8/4/2005           8/9/2005        8/7/2005         Doyle A Graham, Jr., J. Weldon Granger
    44      9/16/2005          8/19/2005        8/15/2005        Crossways Center Associates, LLC, Bangel family Trust,
                                                                   Karen Bangel, HGGP Capital LLC
    45      8/31/2005          8/22/2005        8/3/2005         Steven G. Shafer, John W. Carpenter III, John Philip Brosseau
    46      7/18/2005          7/19/2005        7/13/2005        Medve, Jakob
------------------------------------------------------------------------------------------------------------------------------------
    47       7/7/2005          7/14/2005        6/30/2005        Steven Silverman, Maxine Ganer
    48       Various            Various         8/26/2005        Wayson Jr., Morgan W.
   48.1     8/21/2005           8/9/2005        8/26/2005
   48.2     8/21/2005          8/10/2005        8/26/2005
   48.3     8/10/2005          8/26/2005        8/26/2005
------------------------------------------------------------------------------------------------------------------------------------
   48.4     8/21/2005          8/10/2005        8/26/2005
   48.5     8/21/2005          8/10/2005        8/26/2005
    49       8/8/2005          8/17/2005        9/21/2005        Neil Goldberg, Steven Goldberg, Michael Goldberg
    50      9/19/2005          9/20/2005        9/8/2005         Butler, Paul
    51       7/7/2005           8/1/2005        7/5/2005         None
------------------------------------------------------------------------------------------------------------------------------------
    52      7/29/2005          8/19/2005        8/4/2005         Ray W. Washburne, Advancial Credit Union
    53      8/17/2005           6/8/2005        6/1/2005         Alan C. Fox, The Prince Trust, James and Beverly Gordon, Allen
                                                                   Rumack
    54       7/6/2005           7/7/2005        6/30/2005        Desimone, Thomas J.; Sclar, Jeremy M.; Weiner, Stephen R.
    55      7/15/2005          5/24/2005        5/24/2005        Barbel Roberts
    56       9/7/2005           9/7/2005        9/1/2005         Harry Macklowe
------------------------------------------------------------------------------------------------------------------------------------
    57      9/23/2005          9/23/2005         Various         Earl Morley Sr., Earl Morley Jr., Brandon Dawson, Edwin J. Kawasaki
   57.1     9/23/2005          9/23/2005        10/4/2005
   57.2     9/23/2005          9/23/2005        10/4/2005
------------------------------------------------------------------------------------------------------------------------------------
   57.3     9/23/2005          9/23/2005        9/28/2005
   57.4     9/23/2005          9/23/2005        9/28/2005
    58      4/29/2005           5/2/2005        7/14/2005        R.C. Patel, Mukesh C Patel
    59       7/7/2005           7/6/2005        7/12/2005        Desimone, Thomas J.; Marks, Richard A.; Sclar, Jeremy M.; Weiner,
                                                                   Stephen R.
    60      6/14/2005          6/16/2005        6/9/2005         College Park Investments LLC
------------------------------------------------------------------------------------------------------------------------------------
    61      7/13/2005          7/13/2005        7/20/2005        Steve Weis
    62       8/4/2005           8/4/2005        7/28/2005        None
    63      9/27/2005          9/29/2005        9/17/2005        Gary J. Daichendt
    64      7/21/2005          7/20/2005        7/19/2005        Paul Case Aiken, II, Harry A. Kettmer, Rory S. Coakley,
                                                                   Stephen J. Smet
    65      12/20/2004         12/16/2004       8/1/2005         Wall, Neil J.; Priest, R. Scott
------------------------------------------------------------------------------------------------------------------------------------
    66      10/26/2004         11/2/2004        11/1/2004        Bourn, Don E.
    67      3/14/2005          3/14/2005        3/4/2005         Seligman & Associates, Inc.
    68      8/24/2005          8/24/2005        9/7/2005         Neil Goldberg, Steve Goldberg, Michael Goldberg
    69      3/28/2005          3/30/2005        4/4/2005         Simon, Peter N.
    70       6/7/2005           6/6/2005        6/22/2005        Thomas M. Patton, C. Wayne Alexander
------------------------------------------------------------------------------------------------------------------------------------
    71       7/6/2005           7/1/2005        6/22/2005        Lance D. Alworth
    72       7/6/2005           7/7/2005        6/30/2005        Desimone, Thomas J.; Sclar, Jeremy M.; Weiner, Stephen R.
    73      9/14/2005          9/14/2005        8/29/2005        Alan Smolinisky, Brian Chien-Chih Chen
    74      7/18/2005          7/19/2005        7/22/2005        Clinton G. Herring, Jr.
    75      3/25/2005          3/24/2005        8/24/2005        Arnold Family Partnership, John Arnold, Donald L. Arnold,
                                                                   Dean Arnold
------------------------------------------------------------------------------------------------------------------------------------
    76       9/8/2005           9/8/2005        8/9/2005         Mission Residential, LLC; Finlay Partners LLC; Mission Preston
                                                                   Wood Leaseco, LP
    77      8/24/2005          8/24/2005        8/10/2005        Chonti Chong; Andy Chong
    78       6/3/2005           6/3/2005        5/25/2005        Gabriel Spector; James Watson; and Daniel Maguire
    79      9/19/2005          9/16/2005        9/15/2005        Said Shokrian
    80      4/11/2005          4/11/2005         Various         Seligman & Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   80.1     4/11/2005          4/11/2005        3/30/2005
   80.2     4/11/2005          4/11/2005        3/22/2005
    81      5/11/2005          5/11/2005        4/25/2005        Aronov, Boris
    82      6/14/2005          6/10/2005        6/9/2005         Brian Fitterer
    83      7/20/2005          7/20/2005        7/18/2005        Enayatollah Golshani, Victor Abizadeh, Dr. Ramin Samadi
------------------------------------------------------------------------------------------------------------------------------------
    84      7/27/2005           8/1/2005        7/20/2005        Kawa/4600 L.L.C., Richard W. Arendsee
    85       9/1/2005           9/9/2005        8/26/2005        James H. McManus, Jr., James H. McManus, III, Kevin McManus
    86       5/4/2005           5/4/2005        4/28/2005        Kenneth L. Shimm
    87      7/14/2005          7/12/2005        7/6/2005         Eric Dermond, Jean Max Dermond, Stephane Dermond
    88      7/11/2005           7/1/2005        7/18/2005        Lance Dwight Alworth
------------------------------------------------------------------------------------------------------------------------------------
    89      10/11/2005         10/10/2005       9/28/2005        Equity Inns Partnership, L.P., EQI Financing Corporation VI
    90       4/6/2005           4/4/2005        6/1/2005         Ishihama, Masao
    91      8/29/2005          8/17/2005        8/16/2005        Ralph Sheppard, Daniel Baumgard
    92       8/1/2005          7/27/2005        7/20/2005        Anthony J. Bernardino MD, John Wilhelmy MD
    93       7/7/2005           7/5/2005        7/12/2005        Desimone, Thomas J.; Sclar, Jeremy M.; Weiner, Stephen R.
------------------------------------------------------------------------------------------------------------------------------------
    94      7/29/2005          7/22/2005        7/20/2005        Brian Fitterer, Joe Sherman
    95      10/10/2005         10/10/2005       12/6/2005        Lawrence Alterwitz; Aimee Alterwitz; Daryl Alterwitz; Linda
                                                                   Alterwitz
    96       7/8/2005           7/7/2005        6/30/2005        H. Gearl Gore & Linda T. Gore, Richard C. Rathke
    97      7/11/2005          6/23/2005        7/6/2005         Lance D. Alworth
    98       7/8/2005           7/7/2005        6/30/2005        Richard C. Rathke; Carola Rathke, Lennart Lindahl, Cristina Bishop,
                                                                   H. Gearl Gore; Linda T. Gore
------------------------------------------------------------------------------------------------------------------------------------
    99      7/20/2005          7/22/2005        7/20/2005        Brian Fitterer, Ross Patrick McDaniel
   100      7/26/2005          7/12/2005        7/15/2005        Terrell Rhye
   101       8/5/2005           7/5/2005        8/24/2005        Hometown America, L.L.C.
   102       6/3/2005          11/24/2004       5/31/2005        None
   103       7/7/2005          6/20/2005        6/22/2005        Lance Alworth
------------------------------------------------------------------------------------------------------------------------------------
   104      8/23/2005          8/15/2005        8/10/2005        Joseph I. Wolf, Robert T. Flesh, Michael Flesch
   105       7/8/2005           7/1/2005        6/22/2005        Lance Dwight Alworth
   106      7/11/2005           7/1/2005        6/22/2005        Lance Dwight Alworth
   107       7/8/2005           7/7/2005        6/30/2005        Cristina Bishop, Richard C. Rathke, William Spitznagel,
                                                                   Kim Spitznagel
   108      5/23/2005          5/23/2005        5/18/2005        Saul Brandman; Steven Gordon
------------------------------------------------------------------------------------------------------------------------------------
   109      5/26/2005           Various         6/9/2005         Charles R. Conte, Jr., David Conte
  109.1     5/26/2005          6/14/2005        6/9/2005
  109.2     5/26/2005           7/5/2005        6/9/2005
   110       3/9/2005          3/14/2005        3/3/2005         Seligman & Associates, Inc.
   111      6/20/2005           7/1/2005        7/6/2005         Lance D. Alworth
------------------------------------------------------------------------------------------------------------------------------------
   112       7/5/2005          7/29/2005        7/7/2005         Lance D. Alworth
   113      7/18/2005          7/15/2005        7/11/2005        Lisa Leutem, Hubert & Helen Schneider, John & Jill Moes,
                                                                   Mark Leutem
   114      6/24/2005          6/22/2005        6/23/2005        Gary R. Smith
   115      7/11/2005          7/13/2005        7/7/2005         Julio C. Jaramillo, Thomas Morgan
   116      8/15/2005          9/12/2005        9/5/2005         Randy Kirshner; James Orr; Edward Choi
------------------------------------------------------------------------------------------------------------------------------------
   117      7/22/2005          7/22/2005        7/19/2005        R.W. Hamlett, Jr
   118      8/29/2005          8/29/2005        8/26/2005        Edward Sasson
   119       7/5/2005           7/1/2005        7/6/2005         Lance D. Alworth
   120      6/13/2005          6/13/2005        6/9/2005         Clark W. Porter, William W. Hobin, Timothy B. Hobin
   121       6/6/2005           6/6/2005        5/27/2005        Mistry, Ramanlal; Mistry, Ishvarlal; Mistry, Hemant
------------------------------------------------------------------------------------------------------------------------------------
   122      6/24/2005           7/6/2005        7/7/2005         Clinton D. Barret Trust & Myrtle O. Barrett
   123      7/22/2005          7/21/2005        7/22/2005        Doreen Hermelin, Sosnick Family Limited Partnership
   124      6/30/2005          6/30/2005        6/21/2005        Edgar Lopez, Jack Hunt
   125       8/1/2005           8/1/2005        7/20/2005        Kawa/4600 L.L.C., Richard W. Arendsee
   126      6/13/2005          6/13/2005        6/10/2005        Clark W. Porter, William W. Hobin, Timothy B. Hobin
------------------------------------------------------------------------------------------------------------------------------------
   127       8/9/2005           9/8/2005        8/11/2005        Rick Ashley
   128       9/1/2005          10/5/2005        8/30/2005        James L. Ledwith
   129      6/29/2005          6/28/2005        6/23/2005        John S. Wright
   130       3/6/2005          3/10/2005        3/3/2005         Seligman & Associates, Inc.
   131       8/9/2005           8/9/2005        8/17/2005        Bruce Tabb
------------------------------------------------------------------------------------------------------------------------------------
   132      7/11/2005           7/1/2005        7/12/2005        Lance Dwight Alworth
   133      3/10/2005          3/10/2005        3/3/2005         Seligman & Associates, Inc.
   134       7/5/2005           7/7/2005        7/25/2005        Mychal Brosamer, Robert G. Brosamer, Linda Brosamer,
                                                                   Wall Investment Co.
   135      7/13/2005          7/27/2005        7/29/2005        Mark O'Neil, Sean K. Forsyth
   136      7/14/2005          7/13/2005        7/29/2005        Roy Kapani, Reeta Kapani, Mohan Kapani,
------------------------------------------------------------------------------------------------------------------------------------
   137      6/21/2005          6/23/2005        6/15/2005        William and Laura B. Haynes, Jr., Edward Scott Middlebrooks,
                                                                   Yvonne E. Satterwhite
   138       7/8/2005           7/7/2005        6/30/2005        H. Gearl Gore, Trust/Linda T. Gore, Trust, Richard C. Rathke,
                                                                   Carola Rathke, Cristina Bishop
   139      7/20/2005          5/16/2005        5/12/2005        John T. Powell
   140       7/7/2005           7/1/2005        6/30/2005        Lance Alworth
   141       7/5/2005           7/1/2005        11/1/2005        Skinner, Sara; Skinner, Gregory
------------------------------------------------------------------------------------------------------------------------------------
   142      8/10/2005           8/5/2005        8/16/2005        Pechter, Jeffery; JSP Holdings, LLC
   143      5/12/2005          5/12/2005        5/17/2005        Michael B. Flesch, Robert Flesch, Safety Investment Company,
                                                                   Tall Pines Mobile Estates
   144       7/6/2005          6/29/2005        7/1/2005         Lance D. Alworth
   145      5/19/2005          6/13/2005        5/18/2005        Brian Fitterer, Joe Sherman
   146      7/20/2005          7/22/2005        7/18/2005        Brian Fitterer, McDaniel Family Trust
------------------------------------------------------------------------------------------------------------------------------------
   147      8/12/2005          8/12/2005        8/16/2005        Frank M. Perry
   148      6/15/2005          6/15/2005        9/10/2006        Weinberg, Israel; Alkosser, David
   149      4/15/2005           4/6/2005        3/30/2005        Carlo Sarmiento, Bill Kendall
   150      5/17/2005           5/6/2005        5/6/2005         Paulus Heule
   151      6/29/2005          6/27/2005        7/12/2005        Leonard Weiberg II, Bradley Glaser
------------------------------------------------------------------------------------------------------------------------------------
   152      8/29/2005          8/29/2005        8/15/2005        Charles R. Patty, Jr., Jeffrey L. Stein
   153      6/22/2005          6/22/2005        6/14/2005        Carl J. Greenwood
   154      7/29/2005          7/26/2005        7/22/2005        Paul R. Armstrong, Alice A. Armstrong
   155      7/29/2005           8/1/2005        8/5/2005         Preston A. Schell, Stephen M. Schwartz, Robert Craig Hudson
   156      5/31/2005          5/31/2005        5/31/2005        Trudy A. Parker, Gregory P. Justus, Christos Fotinos
------------------------------------------------------------------------------------------------------------------------------------
   157       6/6/2005           6/6/2005        6/9/2005         Paul Beirold
   158       3/9/2005           3/9/2005        3/3/2005         Seligman & Associates, Inc.
   159      6/17/2005          6/17/2005        6/9/2005         Overland Capital Corp.; CNA Enterprises, Inc.
   160      7/11/2005           7/8/2005        6/28/2005        Joseph Wolf, Robert T. Flesh, Michasel Flesch
   161      11/18/2004         11/15/2004      11/11/2004        Joseph I. Wolf
------------------------------------------------------------------------------------------------------------------------------------
   162      7/21/2005          7/12/2005        7/13/2005        Ben B. Kim, Eun J. Kim
   163      4/29/2005           5/3/2005        7/1/2005         Thompson Land Company, Jimmy C. Thompson, Lisa D. Mathis
   164       6/8/2005          5/31/2005        6/2/2005         Robert L. Boggess, William G. Bradbrooke, John and
                                                                   Darlene Lee Family Trust
   165      5/31/2005          5/31/2005        6/6/2005         Silvio Valbusa
   166      9/12/2005           9/6/2005        8/26/2005        Hill, Gerald; Goodwin, H. Hobbs; Duke, Rebecca D.;
                                                                   Crampton, W. Gary
------------------------------------------------------------------------------------------------------------------------------------
   167      7/14/2005          6/11/2005        6/23/2005        Overland Capital Corp.; CNA Enterprises, Inc.

FOOTNOTES TO ANNEX A-1

     1.   With respect to Loan No. 76, the borrower is a Delaware statutory trust.

     2.   With respect to Loan No. 22, in addition to the related mortgaged property, the borrower owned 3 adjacent parcels (2 developed by a bank and restaurant, respectively, and one undeveloped).

     3.   GECC - General Electric Capital Corporation, GACC - German American
          Capital Corporation, BofA - Bank of America, N.A.

     4.   Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and
          DSCR for loans which pay interest only for the entirety of their respective loan terms or do not have a fixed monthly principal and interest payment are calculated using the average monthly payment for the first 12 payment periods after the Cut-off Date on such mortgage loans.

     5.   "Hard" means each tenant transfers its rent directly to the Lockbox account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lockbox account; "Springing Hard" means that a Lockbox is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lockbox account.

     6.   With respect to the six Mortgage Loans listed in this footnote for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out letters of credit and/or holdback amounts for the following mortgage loans:

               Thornton Town Center (Loan No. 18): $4,860,000 letter of credit held as additional security for the loan unless the borrower requests redetermination by November 1, 2011, and lender
               determines that certain requirements, including a 1.20x DSCR based on a 6.75% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the letter of credit for the term or to apply the letter of credit to the outstanding principal loan balance without any prepayment penalty, and principal and interest payments recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual
               Debt Service is based on netting out the $4,860,000 letter of credit from the Original Balance of $28,500,000.

               Cherry Knolls Retail (Loan No. 39): $628,100 letter of credit held as additional security for the loan unless the borrower requests redetermination by July 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a
               6.99% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the letter of credit or the remaining balance of the letter of credit is required to be applied to the outstanding principal loan balance, with principal and interest payments recalculated on the new loan balance, and any proceeds for which the borrower
               qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the
               $628,100 letter of credit from the Original Balance of
               $15,000,000.

               Westgate MHC (Loan No. 61): $2,405,800 letter of credit held as additional security for the loan unless the borrower requests redetermination by October 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.69%
               minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the letter of credit or the remaining balance of the letter of credit is required to be applied to the outstanding principal loan balance, with yield maintenance being paid, and with principal and
               interest payments recalculated

                                      A-1-2

               on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the
               $2,405,800 letter of credit from the Original Balance of
               $11,300,000.

               Trailerest MHC (Loan No. 115): $1,127,000 escrow held as
               additional security for the loan unless the borrower requests redetermination by November 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.75%
               minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, with prepayment penalty being paid, and principal and interest payments
               recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $1,127,000 letter of credit from the Original
               Balance of $5,200,000.

               Rio Estrella Mini-Storage (Loan No. 134): $969,000 letter of credit held as additional security for the loan unless the borrower requests redetermination by November 30, 2007, and lender determines that certain requirements, including a 1.25x
               DSCR based on a 7.25% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the letter of credit for the term or to apply the letter of credit to the outstanding principal loan balance, with prepayment penalty being paid, and principal and interest payments recalculated on the new loan balance. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the
               $969,000 letter of credit from the Original Balance of
               $4,400,000.

               Ridgecrest-Lakeshore (Loan No. 160): $228,850 escrow held as additional security for the loan unless the borrower requests redetermination by September 30, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.65%
               minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, with yield maintenance being paid, and principal and interest payments recalculated on the new loan balance. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $228,850 cash escrow from the Original Balance of
               $2,630,000.

               All of the Mortgage Loans listed in Footnote 6 require that if these holdback escrows or LOC's are used to prepay the related
               Mortgage Loan, the Master Servicer will reduce the Monthly Debt
               Service payments to account for the new lower outstanding
               balance.

     7.   For those mortgage loans indicating an Appraisal As-of Date beyond the
          Cut-off Date, the Appraisal Value and the corresponding Appraisal
          As-of Date are based on stabilization.

     8.   For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at
          Maturity/APD, Loan per Net Rentable Area Sq. Ft./Units/Keys/Beds and
          DSCR, the loan amount used for the DDR Macquarie Mervyn's Portfolio
          Mortgage Loan (Loan No. 2), the Design Center of the Americas Mortgage
          Loan (Loan No. 3), the Fireman's Fund Mortgage Loan (Loan No. 4) and
          the Oglethorpe Mall Mortgage Loan (Loan No. 7) are the aggregate balances of the mortgage loans included in the Trust Fund, together with the other loans in the split loan structure that are pari passu in right of payment with such mortgage loans. With respect to the 123
          North Wacker Mortgage Loan, the Cut-off Date LTV Ratio and DSCR, if
          calculated including the subordinate companion loan, is 78.61% and
          1.04x, respectively. With respect to the Becker Portfolio Mortgage
          Loan, the Cut-off Date LTV Ratio and DSCR, if calculated including the subordinate companion loan, is 88.03% and 1.20x, respectively.

                                      A-1-3

     9.   Net Rentable Area Sq. Ft./Units/Keys/Beds includes square footage for ground lease tenants.

     10.  With respect to one mortgage loan identified as Loan No. 119 on Annex
          A-1 to this prospectus supplement, the Anaheim Redevelopment Agency has the assignable option to purchase the related mortgaged property at fair market value at any time prior to October 31, 2007. If the option is exercised, the related loan documents require that the borrower pay the outstanding principal balance of the loan and the related yield maintenance-based prepayment premium (the greater of 1%
          of the outstanding principal balance or a yield maintenance premium).
          The existing lockout period is for 5 years, but it is subject to being waived if the option to purchase is exercised. Other than any prepayment arising out of the exercise of the option to purchase, the loan is closed to prepayment during the lockout period. Further, a warm body indemnitor is liable for any losses resulting from the exercise of the option.

     11.  o    With respect to Loan No. 12, VeriSign is permitted to terminate its lease at any time after November 30, 2007.

          o    With respect to Loan No. 56, Chase is not yet in occupancy. The tenant in occupancy is scheduled to vacate the premises on or before December 31, 2005. It is anticipated that the Chase lease will commence in January 2006. The borrower deposited $369,230.32 into a payment reserve to cover debt service payments prior to the date that Chase commences making rent payments. In addition, the sponsor guaranteed the rent payments during this period.

     12.  With respect to Loan No. 16, PF Laboratories has announced it will cease operations at the end of 2006. The parent company, Purdue-Pharma is not a guarantor of the lease. The lease term expires in August
          2010; however, the tenant has a right to terminate the lease in August
          2008, with a termination fee of $262,973. The lender collected
          $1,200,000 in tenant improvement and leasing reserves from the borrower at closing (of which $800,000 is specifically allocated to costs associated with the PF Laboratories space) and the borrower is required to make monthly payments into this reserve account of
          $10,000, which monthly collections will be suspended, upon the satisfaction of certain tests, as specified in the related loan documents.

     13.  With respect to Loan No. 29, Weichert Realtors has an early termination option in 2009, with a termination fee equal to the unamortized cost of tenant improvements and leasing commissions.

     14.  For purposes of the information presented, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

     15.  Shown for the respective mortgage loan origination date.

     16.  With respect to Loan No. 61, the prepayment penalty deviates from the standard prepayment penalty of the greater of 1% of the unpaid principal balance or yield maintenance premium; and the prepayment penalty for this mortgage loan is based only on the yield maintenance premium as indicated in the related loan agreement.

    17.   o    With respect to Loan No. 1, the other escrow is comprised the of following: $1,000,000 Tenant Allowance and $74,375 Special Tenant
               Escrow, and $10,000 Special Survey Escrow.

          o    With respect to Loan No. 9, the other escrow is comprised of the following: $200,000 Due Diligence Curative Escrow, $55,000
               Special Tenant Escrow, $16,200 North End Computers Escrow and
               $150,000 Sav-A-Lot Escrow.

          o    With respect to Loan No. 10, the other escrow is comprised of the following: $4,172,571 Tenant Escrow and Holdback, $610,102 TI
               Escrow, $113,925 LC Escrow.

                                      A-1-4

          o    With respect to Loan No. 18, the other escrow is comprised of the following: $131,000 Family Christian Escrow Fund, $150,000 RC
               Hobbies Escrow Fund, and $35,000 Sally's Beauty Escrow.

          o    With respect to Loan No. 44, the other escrow is comprised of the following: $220,000 Michael's Co-Tenancy Escrow Fund and $31,250
               Michael's Repair.

          o    With respect to Loan No. 45, the other escrow is comprised of the following: $272,068 Videoland Escrow Fund, $320,000 Jadens Escrow
               Fund and $22,000 Grand Tastings Escrow Fund.

          o    With respect to Loan No. 70, the other escrow is comprised of the following: $45,643 Michon Lease Fund, $76,012 Tennessee Mortgage
               Lease Fund, $9,600 Mary Kay Lease Fund and $109,918 Hutcheson
               Lease Fund.

          o    With respect to Loan No. 75, the other escrow is comprised of the following: $115,256 Progressive Escrow Fund and $178,799 Advanced
               Air Escrow Fund.

          o    With respect to Loan No. 95, the other escrow is comprised of the following: $14,741 Low Calzone Reserve, $20,000 Bon Jour Bistro
               Reserve, $27,422 Brooklyn Bagel Reserve and $79,500 Melting Pot
               Reserve.

          o    With respect to Loan No. 113, the other escrow is comprised of the follow: $34,750 RA Campion Escrow Fund, $100,950 Leffler
               Escrow Fund and $65,000 Innova Marketing Escrow.

          o    With respect to Loan No. 141, the other escrow is comprised of the following: $125,864 Dekker Lease Commencement Reserve and
               $67,017 Rent Concession Holdback.

          o    With respect to Loan No. 161, the other escrow is comprised of the following: $56,740 Manufactured Homes and Capital Fund,
               $836,860 Sewer Escrow, and $16,739 Water Well Escrow.

          o    With respect to Loan No. 162, the other escrow is comprised of the following: $7,748 Quizno's Escrow Fund, $9,666 Cleaner and
               Boutique Escrow Fund.

                                      A-1-5

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C4

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

          DETAILED                               % OF                      % OF APPLICABLE                 MORTGAGE     CUT-OFF
          PROPERTY                           INITIAL POOL    LOAN GROUP       LOAN GROUP        # OF         LOAN        DATE
   ID     NAME                                 BALANCE       ONE OR TWO        BALANCE       PROPERTIES    SELLER(1)    BALANCE
----------------------------------------------------------------------------------------------------------------------------------

   11     Empirian at Northridge                1.80%            2              20.15%           1           GACC      43,200,000
   20     Brookview Village                     1.17%            1              1.28%            1           BofA      28,000,000
   24     The Pointe                            0.89%            2              9.94%            1           GECC      21,300,000
   36     Borough Park Portfolio II             0.67%            2              7.46%            4           GACC      16,000,000
  36.1    4711 12th Avenue                      0.23%            2              2.61%            1           GACC       5,588,517
----------------------------------------------------------------------------------------------------------------------------------
  36.2    1215 47th Street                      0.15%            2              1.71%            1           GACC       3,674,641
  36.3    1314 46th Street                      0.14%            2              1.57%            1           GACC       3,368,421
  36.4    4520 12th Avenue                      0.14%            2              1.57%            1           GACC       3,368,421
   38     Highland / Rivers MHC Portfolio       0.65%            1              0.71%            2           GECC      15,483,002
  38.1    White Rivers                          0.35%            1              0.38%            1           GECC       8,283,446
----------------------------------------------------------------------------------------------------------------------------------
  38.2    Duvall Highlands                      0.30%            1              0.33%            1           GECC       7,199,557
   40     Stearns Street Apartments             0.61%            2              6.87%            1           GECC      14,732,827
   46     Barton Hills                          0.54%            2              6.08%            1           BofA      13,043,886
   47     Village at Carver Falls               0.54%            1              0.60%            1           GECC      13,000,000
   55     Pueblo El Mirage RV Resort            0.51%            2              5.73%            1           GECC      12,280,000
----------------------------------------------------------------------------------------------------------------------------------
   60     University Commons Center             0.48%            2              5.33%            1           BofA      11,433,000
   61     Westgate MHC                          0.47%            1              0.52%            1           GECC      11,300,000
   69     Hunter's Point Apartments             0.39%            2              4.34%            1           BofA       9,300,000
   73     Palisades I & II                      0.38%            1              0.41%            1           GACC       9,000,000
   76     Mission Richardson Apartments         0.35%            2              3.92%            1           GACC       8,400,000
----------------------------------------------------------------------------------------------------------------------------------
   82     Rustic Acres                          0.31%            1              0.34%            1           GECC       7,424,120
   84     St Croix Apartments                   0.31%            2              3.43%            1           GECC       7,350,000
   94     Prado Verde MHC                       0.29%            2              3.21%            1           GECC       6,891,256
   99     Village on the Lochs MHC-IPG          0.26%            2              2.96%            1           GECC       6,335,474
   100    Indigo Creek Apartments               0.26%            2              2.91%            1           GECC       6,227,942
----------------------------------------------------------------------------------------------------------------------------------
   101    West Meadow Estates MHP               0.26%            1              0.28%            1           GACC       6,200,000
   102    Senior Chateau                        0.25%            2              2.75%            1           BofA       5,900,000
   104    Rockwood Village - Lakeshore          0.24%            1              0.27%            1           GECC       5,800,000
   110    St. Andrews Place Apartments          0.22%            1              0.25%            1           BofA       5,352,000
   115    Trailerest MHC                        0.22%            1              0.24%            1           GECC       5,200,000
----------------------------------------------------------------------------------------------------------------------------------
   122    Cadgewith Farms MHC                   0.21%            2              2.32%            1           GECC       4,982,529
   125    Summer Hill Apartments                0.20%            2              2.22%            1           GECC       4,750,000
   130    Gramercy Tower Apartments             0.19%            1              0.21%            1           BofA       4,483,585
   133    Serrano Towers Apartments             0.18%            1              0.20%            1           BofA       4,409,299
   139    Crowne Pointe                         0.17%            2              1.92%            1           GECC       4,111,187
----------------------------------------------------------------------------------------------------------------------------------
   143    Country Squire Mobile Estates         0.17%            2              1.86%            1           GECC       3,990,000
   145    Shadow Hills MHC - IPG                0.17%            2              1.86%            1           GECC       3,986,599
   146    Crescent Valley MHC                   0.16%            1              0.18%            1           GECC       3,857,064
   148    The Vineyard Apartments               0.16%            2              1.74%            1           BofA       3,723,061
   150    The Landing Apartments                0.14%            2              1.61%            1           GECC       3,450,000
----------------------------------------------------------------------------------------------------------------------------------
   154    Centennial Estates MHC                0.12%            2              1.40%            1           GECC       2,996,468
   158    Gramercy Manor Apartments             0.11%            1              0.13%            1           BofA       2,736,000
   160    Ridgecrest -Lakeshore MHP             0.11%            1              0.12%            1           GECC       2,630,000
   161    Sunrise MHC                           0.11%            1              0.12%            1           GECC       2,600,000

          GENERAL                   DETAILED
          PROPERTY                  PROPERTY
   ID     TYPE                      TYPE                       ADDRESS                              CITY              COUNTY
----------------------------------------------------------------------------------------------------------------------------------

   11     Multifamily               Conventional               501 Northridge Road                  Atlanta           Fulton
   20     Multifamily               Conventional               4300 West Lake Avenue                Glenview          Cook
   24     Multifamily               Student Housing            2323 Glenna Goodacre Boulevard       Lubbock           Lubbock
   36     Multifamily               Conventional               Various                              Brooklyn          Kings
  36.1    Multifamily               Conventional               4711 12th Avenue                     Brooklyn          Kings
----------------------------------------------------------------------------------------------------------------------------------
  36.2    Multifamily               Conventional               1215 47th Street                     Brooklyn          Kings
  36.3    Multifamily               Conventional               1314 46th Street                     Brooklyn          Kings
  36.4    Multifamily               Conventional               4520 12th Avenue                     Brooklyn          Kings
   38     Manufactured Housing      Manufactured Housing       Various                              Various           King
  38.1    Manufactured Housing      Manufactured Housing       4248 A Street Southeast              Auburn            King
----------------------------------------------------------------------------------------------------------------------------------
  38.2    Manufactured Housing      Manufactured Housing       28000 Northeast 142nd Place          Duvall            King
   40     Multifamily               Conventional               4097-1 Cadillac Drive                Fayetteville      Washington
   46     Multifamily               Conventional               1200 Barton Hills Drive              Austin            Travis
   47     Multifamily               Conventional               6271 Carver Oaks Drive               Fayetteville      Cumberland
   55     Manufactured Housing      Manufactured Housing       11201 North El Mirage Road           El Mirage         Maricopa
----------------------------------------------------------------------------------------------------------------------------------
   60     Multifamily               Student                    2215 College Avenue                  Manhattan         Riley
   61     Manufactured Housing      Manufactured Housing       14099 South Belcher Road             Largo             Pinellas
   69     Multifamily               Conventional               1805 NE Green Oaks Boulevard         Arlington         Tarrant
   73     Multifamily               Student Housing            1210-1226 West Adams Boulevard       Los Angeles       Los Angeles
   76     Multifamily               Conventional               333 Prestonwood Drive                Richardson        Dallas
----------------------------------------------------------------------------------------------------------------------------------
   82     Manufactured Housing      Manufactured Housing       501 Greenleaf Street                 Boise             Ada
   84     Multifamily               Conventional               12250 Abrams Road                    Dallas            Dallas
   94     Manufactured Housing      Manufactured Housing       14081 Magnolia Street                Westminster       Orange
   99     Manufactured Housing      Manufactured Housing       1655 South Elm Street                Canby             Clackamas
   100    Multifamily               Conventional               1735 Ashley Hall Road                Charleston        Charleston
----------------------------------------------------------------------------------------------------------------------------------
   101    Manufactured Housing      Manufactured Housing       120 Driftwood Road                   Boise             Ada
   102    Multifamily               Age Restricted             750 Grand Avenue                     Cincinnati        Hamilton
   104    Manufactured Housing      Manufactured Housing       4130 South 104th Street              Tulsa             Tulsa
   110    Multifamily               Conventional               516 S. St. Andrews Place             Los Angeles       Los Angeles
   115    Manufactured Housing      Manufactured Housing       1 Caravan Court                      Middletown        Dauphin
----------------------------------------------------------------------------------------------------------------------------------
   122    Manufactured Housing      Manufactured Housing       2300 East State Road                 Lansing           Clinton
   125    Multifamily               Conventional               10010 Whitehurst Drive               Dallas            Dallas
   130    Multifamily               Conventional               160 S. Gramercy Place                Los Angeles       Los Angeles
   133    Multifamily               Highrise                   511 S. Serrano Avenue                Los Angeles       Los Angeles
   139    Multifamily               Conventional               3719 Hargrove Road                   Tuscaloosa        Tuscaloosa
----------------------------------------------------------------------------------------------------------------------------------
   143    Manufactured Housing      Manufactured Housing       26871 Alessandro Boulevard           Moreno Valley     Riverside
   145    Manufactured Housing      Manufactured Housing       1802 East Campo Bella Drive          Phoenix           Maricopa
   146    Manufactured Housing      Manufactured Housing       23500 The Old Road                   Newhall           Los Angeles
   148    Multifamily               Conventional               2615 El Toro Drive                   Huntsville        Walker
   150    Multifamily               Student Housing            3306 West Main                       Kalamazoo         Kalamazoo
----------------------------------------------------------------------------------------------------------------------------------
   154    Manufactured Housing      Manufactured Housing       9885 Mills Station Road              Sacramento        Sacramento
   158    Multifamily               Conventional               407 Gramercy Place                   Los Angeles       Los Angeles
   160    Manufactured Housing      Manufactured Housing       170 North Yonge Street               Ormond Beach      Volusia
   161    Manufactured Housing      Manufactured Housing       18118 US Highway 41 North            Lutz              Hillsborough

                                    NET          LOAN PER NET
                                  RENTABLE         RENTABLE     OCCUPANCY     OCCUPANCY   ELEVATOR(S)          UTILITIES
   ID     STATE   ZIP CODE    UNITS/PADS/BEDS    UNIT/PAD/BED      RATE      AS-OF DATE     (YES/NO)         PAID BY TENANT
----------------------------------------------------------------------------------------------------------------------------------

   11       GA     30350            608            71,052.63      97.00%      8/31/2005        No           Electric, Water
   20       IL     60026            425            65,882.35      92.47%      7/1/2005         No         Electric, Gas, Sewer
   24       TX     79401            682            31,231.67      95.50%      9/15/2005       Yes
   36       NY     11219            193            82,901.55     100.00%     10/16/2005       Yes                 None
  36.1      NY     11219             62            90,137.37     100.00%     10/16/2005       Yes                 None
----------------------------------------------------------------------------------------------------------------------------------
  36.2      NY     11219             50            73,492.82     100.00%     10/16/2005       Yes                 None
  36.3      NY     11219             34            99,071.21     100.00%     10/16/2005       Yes                 None
  36.4      NY     11219             47            71,668.53     100.00%     10/16/2005       Yes                 None
   38       WA    Various           354            43,737.30      92.20%      7/1/2005                 Electric, Gas, Water, Sewer
  38.1      WA     98002            204            40,605.13      90.70%      7/1/2005
----------------------------------------------------------------------------------------------------------------------------------
  38.2      WA     98019            150            47,997.04      94.00%      7/1/2005
   40       AR     72703            276            53,379.81      99.60%      7/31/2005        No      Electric, Gas, Water, Sewer
   46       TX     78704            252            51,761.45      96.80%      7/14/2005        No               Electric
   47       NC     28311            224            58,035.71      92.41%      7/18/2005                      Electric, Gas
   55       AZ     85335           1,051           11,684.11      60.00%      4/2/2005         No               Electric
----------------------------------------------------------------------------------------------------------------------------------
   60       KS     66502            700            16,332.86      82.70%      6/7/2005         No               Electric
   61       FL     33771            263            42,965.78      99.60%      8/1/2005                          Electric
   69       TX     76006            272            34,191.18      95.60%      6/30/2005        No        Electric, Water, Sewer
   73       CA     90007             28           321,428.57     100.00%      9/14/2005       Yes               Electric
   76       TX     75081            194            43,298.97      91.20%      9/8/2005         No         Electric, Gas, Water
----------------------------------------------------------------------------------------------------------------------------------
   82       ID     83713            287            25,868.01      97.60%      6/30/2005                   Electric, Gas, Water
   84       TX     75243            288            25,520.83      93.06%      6/27/2005        No        Electric, Water, Sewer
   94       CA     92683            181            38,073.24     100.00%      8/1/2005                    Electric, Gas, Water
   99       OR     97013            134            47,279.66      98.50%      7/1/2005                      Electric, Water
   100      SC     29407            224            27,803.31      93.30%      8/29/2005        No               Electric
----------------------------------------------------------------------------------------------------------------------------------
   101      ID     83713            178            34,831.46     100.00%      9/9/2005         No            Electric, Gas
   102      OH     45205            185            31,891.89      97.84%      8/17/2005       Yes                 None
   104      OK     74146            267            21,722.85      88.76%      8/17/2005                      Electric, Gas
   110      CA     90020             59            90,711.86      86.44%      8/11/2005       Yes                 None
   115      PA     17057            212            24,528.30      98.11%      7/11/2005                      Electric, Gas
----------------------------------------------------------------------------------------------------------------------------------
   122      MI     48906            228            21,853.20     100.00%     10/31/2005                      Electric, Gas
   125      TX     75243            240            19,791.67      91.25%      7/29/2005        No           Electric, Water
   130      CA     90004             61            73,501.39      95.08%      8/11/2005       Yes                 None
   133      CA     90020             58            76,022.40      93.10%      8/11/2005       Yes                 None
   139      AL     35405             64            64,237.30     100.00%      9/27/2005        No               Electric
----------------------------------------------------------------------------------------------------------------------------------
   143      CA     92555            107            37,289.72     100.00%      4/30/2005                   Electric, Gas, Water
   145      AZ     85022            122            32,677.04      93.44%      5/3/2005                      Electric, Water
   146      CA     91321             81            47,618.08     100.00%      5/18/2005                Electric, Gas, Water, Sewer
   148      TX     77340            187            19,909.42      73.30%      6/30/2005        No        Electric, Water, Sewer
   150      MI     49006            180            19,166.67      87.90%      5/26/2005        No               Electric
----------------------------------------------------------------------------------------------------------------------------------
   154      CA     95827            183            16,374.14     100.00%      7/1/2005                    Electric, Gas, Sewer
   158      CA     90020             32            85,500.00      96.88%      8/11/2005       Yes                 None
   160      FL     32174            125            21,040.00      94.40%      5/1/2005                 Electric, Gas, Water, Sewer
   161      FL     33549            169            15,384.62      86.39%     10/31/2005                         Electric

                     STUDIO                               1 BEDROOM                            2 BEDROOM
          -----------------------------        -----------------------------           -----------------------------
           #     AVG RENT PER    MAX             #     AVG RENT PER    MAX              #     AVG RENT PER    MAX
   ID     UNITS    MO. ($)     RENT ($)        UNITS     MO. ($)     RENT ($)          UNITS    MO. ($)     RENT ($)
--------------------------------------------------------------------------------------------------------------------

   11                                            281           674       790            273           804       945
   20                                            246           846       872            179         1,135     1,238
   24                                                                                    50           489       495
   36       40           679       929           106           807       976             39           913     1,477
  36.1      11           657       853            34           795       932             11           965     1,175
--------------------------------------------------------------------------------------------------------------------
  36.2      22           677       929            21           813       920              7           739       848
  36.3                                            18           843       976             16           902     1,071
  36.4       7           716       808            33           795       956              5         1,080     1,477
   38
  38.1
--------------------------------------------------------------------------------------------------------------------
  38.2
   40                                             92           493       515            184           597       650
   46        9           523       523           186           697       801             57           944     1,101
   47                                            112           588       616            112           670       759
   55
--------------------------------------------------------------------------------------------------------------------
   60                                                                                   108           715       715
   61
   69                                            200           635       673             72           781       859
   73                                              3         1,642     1,642             12         2,644     2,673
   76                                            105           729       815             89           902       950
--------------------------------------------------------------------------------------------------------------------
   82
   84       24           442       500           120           502       620            144           661       770
   94
   99
   100                                            65           531       589            158           641       679
--------------------------------------------------------------------------------------------------------------------
   101                                           178           350       350
   102                                           185           539       539
   104
   110      48           797       797            11         1,011     1,011
   115
--------------------------------------------------------------------------------------------------------------------
   122
   125      24           398       398            80           467       467            136           636       790
   130      36           660       715            25           857       857
   133      46           709       709            10           940       940
   139                                                                                   40           705       705
--------------------------------------------------------------------------------------------------------------------
   143
   145
   146
   148                                            59           457       538            128           586       708
   150                                             1           430       430            179           519       659
--------------------------------------------------------------------------------------------------------------------
   154
   158      20           783       783            12           958       958
   160
   161

                      3 BEDROOM                                        4 BEDROOM
          -------------------------------------          --------------------------------------
             #      AVG RENT PER       MAX                   #       AVG RENT PER      MAX
   ID      UNITS       MO. ($)      RENT ($)               UNITS        MO. ($)      RENT ($)
-----------------------------------------------------------------------------------------------

   11           54             958       1,065
   20
   24          252             460         465                  380             450        458
   36            8             897       1,385
  36.1           6             961       1,385
-----------------------------------------------------------------------------------------------
  36.2
  36.3
  36.4           2             706         750
   38
  38.1
-----------------------------------------------------------------------------------------------
  38.2
   40
   46
   47
   55
-----------------------------------------------------------------------------------------------
   60                                                           121           1,147      1,300
   61
   69
   73           11           3,336       3,342                    2           4,320      4,320
   76
-----------------------------------------------------------------------------------------------
   82
   84
   94
   99
   100           1             725         725
-----------------------------------------------------------------------------------------------
   101
   102
   104
   110
   115
-----------------------------------------------------------------------------------------------
   122
   125
   130
   133           2           1,448       1,448
   139          24             860         880
-----------------------------------------------------------------------------------------------
   143
   145
   146
   148
   150
-----------------------------------------------------------------------------------------------
   154
   158
   160
   161

FOOTNOTES TO ANNEX A-2

1.   GECC - General Electric Capital Corporation, GACC - German American Capital
     Corporation and BofA - Bank of America, N.A.

                                     A-2-2

                    [THIS PAGE INTERNATIONALLY LEFT BLANK.]

                                    ANNEX A-3
                  CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION
               TYPE OF MORTGAGED PROPERTIES(1)--ALL MORTGAGE LOANS

                                                                                       CUT-OFF
                                                                % OF                    DATE
                                  NUMBER OF     AGGREGATE      INITIAL   NUMBER OF   BALANCE PER
                                  MORTGAGED    CUT-OFF DATE      POOL     UNITS OR   # OF UNITS
PROPERTY TYPE                    PROPERTIES       BALANCE      BALANCE     NRA(3)    OR NRA(3)
------------------------------   ----------   --------------   -------   ---------   -----------

Retail(2).....................        93      $  863,770,135     36.02%  8,933,873     $    193
Office........................        32         729,415,729     30.42   5,068,596     $    178
Multifamily...................        42         341,859,299     14.26       9,374     $ 54,372
   Multifamily................        25         239,902,788     10.00       5,432     $ 63,930
   Manufactured Housing.......        17         101,956,512      4.25       3,942     $ 31,880
Hotel.........................         7         196,865,431      8.21       1,711     $131,258
Self Storage..................        41         190,501,843      7.94   2,672,010     $     83
Industrial....................         7          54,156,319      2.26   1,013,346     $     60
Mixed Use.....................         2          21,466,558      0.90     143,577     $    413
                                     ---      --------------    ------
TOTAL/WEIGHTED AVERAGE........       224      $2,398,035,315    100.00%
                                     ===      ==============    ======

                                                          WEIGHTED AVERAGES
                                 -------------------------------------------------------------------
                                                                                 CUT-OFF
                                              STATED                               DATE    LTV RATIO
                                 MORTGAGE    REMAINING                             LTV        AT
PROPERTY TYPE                      RATE     TERM (MOS.)   OCCUPANCY(4)    DSCR    RATIO     MATURITY
------------------------------   --------   -----------   ------------   -----   -------   ---------

Retail(2).....................    5.292%        103           94.3%      1.46x    71.53%     64.29%
Office........................    5.374%        114           94.7%      1.28x    72.71%     64.76%
Multifamily...................    5.265%        110           93.8%      1.36x    74.82%     69.14%
   Multifamily................    5.283%        117           94.5%      1.34x    75.70%     70.09%
   Manufactured Housing.......    5.223%         93           92.2%      1.41x    72.74%     66.89%
Hotel.........................    5.759%         95           80.6%      1.79x    65.22%     56.74%
Self Storage..................    5.367%        116           90.6%      1.48x    69.63%     59.22%
Industrial....................    5.335%        118           98.6%      1.31x    74.96%     64.46%
Mixed Use.....................    5.382%         97           94.9%      1.41x    67.60%     65.19%

TOTAL/WEIGHTED AVERAGE........    5.359%        108                      1.42X    71.73%     64.12%

                  TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 1

                                                                 % OF                  CUT-OFF
                                                               INITIAL                  DATE
                                  NUMBER OF     AGGREGATE        LOAN    NUMBER OF   BALANCE PER
                                  MORTGAGED    CUT-OFF DATE    GROUP 1    UNITS OR   # OF UNITS
PROPERTY TYPE                    PROPERTIES      BALANCE       BALANCE     NRA(3)     OR NRA(3)
------------------------------   ----------   --------------   -------   ---------   -----------

Retail(2).....................        93      $  863,770,135     39.56%  8,933,873     $    193
Office........................        32         729,415,729     33.40   5,068,596     $    178
Hotel.........................         7         196,865,431      9.02       1,711     $131,258
Self Storage..................        41         190,501,843      8.72   2,672,010     $     83
Multifamily...................        17         127,475,070      5.84       2,823     $ 70,478
   Multifamily................         7          66,980,884      3.07         887     $102,659
   Manufactured Housing.......        10          60,494,186      2.77       1,936     $ 34,846
Industrial....................         7          54,156,319      2.48   1,013,346     $     60
Mixed Use.....................         2          21,466,558      0.98     143,577     $    413
                                     ---      --------------    ------
TOTAL/WEIGHTED AVERAGE........       199      $2,183,651,085    100.00%
                                     ===      ==============    ======

                                                          WEIGHTED AVERAGES
                                 -------------------------------------------------------------------
                                                                                 CUT-OFF
                                               STATED                              DATE    LTV RATIO
                                 MORTGAGE    REMAINING                             LTV        AT
PROPERTY TYPE                      RATE     TERM (MOS.)   OCCUPANCY(4)    DSCR    RATIO     MATURITY
------------------------------   --------   -----------   ------------   -----   -------   ---------

Retail(2).....................     5.292%       103           94.3%      1.46x    71.53%     64.29%
Office........................     5.374%       114           94.7%      1.28x    72.71%     64.76%
Hotel.........................     5.759%        95           80.6%      1.79x    65.22%     56.74%
Self Storage..................     5.367%       116           90.6%      1.48x    69.63%     59.22%
Multifamily...................     5.209%       106           94.4%      1.26x    76.91%     71.96%
   Multifamily................     5.141%       116           93.4%      1.23x    75.68%     71.59%
   Manufactured Housing.......     5.285%        94           95.6%      1.30x    78.27%     72.38%
Industrial....................     5.335%       118           98.6%      1.31x    74.96%     64.46%
Mixed Use.....................     5.382%        97           94.9%      1.41x    67.60%     65.19%

TOTAL/WEIGHTED AVERAGE........     5.365%       107                      1.42X    71.55%     63.79%

                                      A-3-1

                  TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 2

                                                           % OF
                                                         INITIAL               CUT-OFF DATE
                              NUMBER OF     AGGREGATE      LOAN    NUMBER OF    BALANCE PER
                              MORTGAGED   CUT-OFF DATE   GROUP 2    UNITS OR     # OF UNITS
PROPERTY TYPE                PROPERTIES      BALANCE     BALANCE     NRA(3)      OR NRA(3)
--------------------------   ----------   ------------   -------   ---------   ------------

Multifamily...............       25       $214,384,229   100.00%     6,551        $44,795
   Multifamily............       18        172,921,904    80.66      4,545        $48,929
   Manufactured Housing ..        7         41,462,325    19.34      2,006        $27,553
                                ---       ------------   ------
TOTAL/WEIGHTED AVERAGE ...       25       $214,384,229   100.00%
                                ===       ============   ======

                                                       WEIGHTED AVERAGES
                             --------------------------------------------------------------------
                                           STATED                             CUT-OFF   LTV RATIO
                             MORTGAGE    REMAINING                           DATE LTV       AT
PROPERTY TYPE                  RATE     TERM (MOS.)   OCCUPANCY(4)    DSCR     RATIO     MATURITY
--------------------------   --------   -----------   ------------   -----   --------   ---------

Multifamily...............    5.298%        112           93.5%      1.42x    73.58%      67.46%
   Multifamily............    5.338%        117           94.9%      1.39x    75.71%      69.51%
   Manufactured Housing ..    5.132%         93           87.3%      1.58x    64.68%      58.89%

TOTAL/WEIGHTED AVERAGE ...    5.298%        112                      1.42X    73.58%      67.46%

                                      A-3-2

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                                          % OF               STATED          CUT-OFF
                                NUMBER     AGGREGATE    INITIAL            REMAINING           DATE   LTV RATIO
RANGE OF MORTGAGE                 OF     CUT-OFF DATE     POOL   MORTGAGE     TERM             LTV        AT
RATES                            LOANS      BALANCE     BALANCE    RATE      (MOS.)    DSCR   RATIO    MATURITY
------------------------------  ------  --------------  -------  --------  ---------  -----  -------  ---------

4.755% - 4.999%...............     14   $  201,785,341    8.41%   4.903%      101     1.50x   65.37%   56.06%
5.000% - 5.249%...............     50      728,412,684   30.38    5.149%      103     1.45x   71.45%   65.66%
5.250% - 5.499%...............     70      751,319,431   31.33    5.363%      115     1.36x   72.95%   64.19%
5.500% - 5.749%...............     25      443,566,721   18.50    5.577%      115     1.28x   74.49%   65.72%
5.750% - 5.927%...............      7      272,951,138   11.38    5.893%       96     1.63x   69.32%   63.11%
                                  ---   --------------  ------
TOTAL/WEIGHTED
   AVERAGE....................    166   $2,398,035,315  100.00%   5.359%      108     1.42X   71.73%   64.12%
                                  ===   ==============  ======

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                                          % OF
                                                        INITIAL              STATED          CUT-OFF
                                NUMBER     AGGREGATE      LOAN             REMAINING           DATE   LTV RATIO
RANGE OF MORTGAGE                 OF     CUT-OFF DATE   GROUP 1  MORTGAGE     TERM             LTV        AT
RATES                            LOANS      BALANCE     BALANCE    RATE      (MOS.)    DSCR   RATIO    MATURITY
------------------------------  ------  --------------  -------  --------  ---------  -----  -------  ---------

4.760% - 4.999%...............     10   $  172,806,396    7.91%   4.907%      101     1.45x   65.48%   55.50%
5.000% - 5.249%...............     42      670,193,729   30.69    5.152%      102     1.45x   71.68%   66.14%
5.250% - 5.499%...............     61      667,333,102   30.56    5.362%      115     1.36x   72.40%   63.17%
5.500% - 5.749%...............     24      400,366,721   18.33    5.564%      115     1.28x   74.05%   64.92%
5.750% - 5.927%...............      7      272,951,138   12.50    5.893%       96     1.63x   69.32%   63.11%
                                  ---   --------------  ------
TOTAL/WEIGHTED
   AVERAGE....................    144   $2,183,651,085  100.00%   5.365%      107     1.42X   71.55%   63.79%
                                  ===   ==============  ======

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                              WEIGHTED AVERAGES
                                                               ----------------------------------------------
                                                        % OF
                                                      INITIAL              STATED          CUT-OFF
                                NUMBER    AGGREGATE     LOAN             REMAINING           DATE   LTV RATIO
RANGE OF MORTGAGE                 OF    CUT-OFF DATE  GROUP 2  MORTGAGE     TERM             LTV        AT
RATES                            LOANS     BALANCE    BALANCE    RATE      (MOS.)    DSCR   RATIO   MATURITY
------------------------------  ------  ------------  -------  --------  ---------  -----  -------  ---------

4.755% - 4.999%...............      4   $ 28,978,945   13.52%   4.876%      103     1.79x   64.74%    59.41%
5.000% - 5.249%...............      8     58,218,955   27.16    5.115%      114     1.49x   68.86%    60.24%
5.250% - 5.499%...............      9     83,986,329   39.18    5.366%      111     1.34x   77.34%    72.29%
5.500% - 5.695%...............      1     43,200,000   20.15    5.695%      118     1.26x   78.55%    73.17%
                                  ---   ------------  ------
TOTAL/WEIGHTED
   AVERAGE....................     22   $214,384,229  100.00%   5.298%      112     1.42X   73.58%    67.46%
                                  ===   ============  ======

                                      A-3-3

        MORTGAGED PROPERTY GEOGRAPHIC DISTRIBUTION(1)--ALL MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         -------------------------------------------------------
                                                                 % OF
                                  NUMBER OF      AGGREGATE     INITIAL                 STATED              CUT-OFF
MORTGAGED PROPERTY                MORTGAGED    CUT-OFF DATE      POOL    MORTGAGE    REMAINING            DATE LTV    LTV RATIO
LOCATION                         PROPERTIES       BALANCE      BALANCE     RATE     TERM (MOS.)    DSCR     RATIO    AT MATURITY
------------------------------   ----------   --------------   -------   --------   -----------   -----   --------   -----------

California(A).................        66      $  516,684,173    21.55%    5.417%        105       1.46x    69.66%       61.48%
   Southern California........        47         344,791,372    14.38     5.409%        104       1.43x    70.81%       63.22%
   Northern California........        19         171,892,801     7.17     5.433%        107       1.51x    67.35%       58.00%
Florida.......................        18         231,420,809     9.65     5.651%        116       1.42x    74.46%       65.27%
New York......................        11         185,621,272     7.74     5.583%         91       1.75x    63.32%       58.42%
Texas.........................        16         182,487,274     7.61     5.253%        108       1.39x    75.24%       67.63%
Georgia.......................         8         167,451,469     6.98     5.239%        101       1.31x    73.16%       65.83%
Illinois......................         2         150,000,000     6.26     5.135%        118       1.21x    71.29%       65.88%
Michigan......................         5         122,993,216     5.13     5.042%         92       1.28x    76.77%       68.22%
Utah..........................         2          76,834,486     3.20     5.299%        114       1.26x    71.28%       60.57%
Virginia......................         8          75,366,945     3.14     5.362%        111       1.43x    71.20%       67.21%
Colorado......................         6          67,900,000     2.83     5.124%        118       1.30x    74.29%       68.32%
North Carolina................         5          64,129,905     2.67     5.562%        118       1.36x    77.15%       66.63%
Pennsylvania..................         7          61,662,650     2.57     5.451%        119       1.29x    76.97%       69.87%
Maryland......................         9          58,504,658     2.44     5.425%        118       1.27x    75.62%       66.92%
Arizona.......................        12          55,437,159     2.31     5.193%         98       1.55x    68.33%       61.85%
New Jersey....................         5          48,654,394     2.03     5.635%        119       1.31x    78.10%       71.97%
Arkansas......................         3          44,832,827     1.87     5.014%        120       1.27x    66.61%       45.08%
Washington....................         8          43,728,008     1.82     5.333%         98       1.51x    68.07%       63.02%
Delaware......................         1          35,600,000     1.48     5.520%        120       1.10x    80.00%       71.59%
Nevada........................         8          29,898,960     1.25     5.336%         94       1.59x    67.82%       61.30%
Massachusetts.................         3          25,895,000     1.08     5.233%        118       2.58x    45.00%       43.82%
South Carolina................         3          23,818,611     0.99     5.191%        117       1.52x    70.47%       60.28%
Maine.........................         2          21,700,000     0.90     5.224%        118       1.64x    69.01%       69.01%
District of Columbia..........         1          16,750,000     0.70     5.272%        119       1.11x    78.27%       74.97%
Idaho.........................         2          13,624,120     0.57     5.179%         85       1.37x    79.91%       73.98%
Kansas........................         1          11,433,000     0.48     4.755%        115       1.89x    62.48%       62.48%
Tennessee.....................         1           9,219,744     0.38     5.420%        119       1.22x    76.83%       64.08%
Mississippi...................         1           8,940,000     0.37     5.310%        119       1.34x    71.52%       63.72%
Wisconsin.....................         1           7,175,000     0.30     5.410%        117       1.22x    79.72%       71.18%
Kentucky......................         1           7,160,000     0.30     5.440%        120       1.55x    74.58%       56.64%
Oregon........................         1           6,335,474     0.26     4.960%         58       1.29x    79.59%       73.53%
Ohio..........................         1           5,900,000     0.25     5.415%        117       1.20x    74.21%       68.86%
Oklahoma......................         1           5,800,000     0.24     5.350%        120       1.20x    80.00%       74.16%
Minnesota.....................         1           5,215,000     0.22     5.350%        119       1.22x    76.69%       65.91%
Alabama.......................         1           4,111,187     0.17     5.280%         82       1.34x    79.83%       71.25%
Louisiana.....................         1           2,594,648     0.11     5.460%        118       1.25x    79.23%       66.23%
Indiana.......................         1           2,585,087     0.11     5.520%        119       1.31x    75.93%       70.56%
West Virginia.................         1             570,239     0.02     5.520%        119       1.31x    75.93%       70.56%
                                     ---      --------------   ------
TOTAL/WEIGHTED AVERAGE .......       224      $2,398,035,315   100.00%    5.359%        108       1.42X    71.73%       64.12%
                                     ===      ==============   ======

----------
(A)  Northern California properties have a zip code greater than or equal to
     93600. Southern California properties have a zip code less than 93600.

                                      A-3-4

           MORTGAGED PROPERTY GEOGRAPHIC DISTRIBUTION(1)--LOAN GROUP 1

                                                                 % OF                       WEIGHTED AVERAGES
                                                               INITIAL   ------------------------------------------------------
                                  NUMBER OF      AGGREGATE      LOAN                   STATED             CUT-OFF
MORTGAGED PROPERTY                MORTGAGED    CUT-OFF DATE    GROUP 1   MORTGAGE    REMAINING           DATE LTV    LTV RATIO
LOCATION                         PROPERTIES       BALANCE      BALANCE     RATE     TERM (MOS.)   DSCR     RATIO    AT MATURITY
------------------------------   ----------   --------------   -------   --------   -----------   ----   --------   -----------

California(A).................        63      $  502,806,449    23.03%    5.418%        105       1.46x   69.68%       61.44%
   Southern California........        45         333,910,116    15.29     5.408%        105       1.44x   70.54%       62.91%
   Northern California........        18         168,896,333     7.73     5.439%        107       1.50x   67.96%       58.55%
Florida.......................        18         231,420,809    10.60     5.651%        116       1.42x   74.46%       65.27%
New York......................         7         169,621,272     7.77     5.595%         88       1.80x   62.07%       57.23%
Illinois......................         2         150,000,000     6.87     5.135%        118       1.21x   71.29%       65.88%
Georgia.......................         7         124,251,469     5.69     5.080%         95       1.33x   71.29%       63.27%
Texas.........................         9         114,620,327     5.25     5.252%        103       1.38x   74.12%       65.31%
Michigan......................         3         114,560,687     5.25     5.037%         90       1.23x   78.72%       70.18%
Utah..........................         2          76,834,486     3.52     5.299%        114       1.26x   71.28%       60.57%
Virginia......................         8          75,366,945     3.45     5.362%        111       1.43x   71.20%       67.21%
Colorado......................         6          67,900,000     3.11     5.124%        118       1.30x   74.29%       68.32%
North Carolina................         5          64,129,905     2.94     5.562%        118       1.36x   77.15%       66.63%
Pennsylvania..................         7          61,662,650     2.82     5.451%        119       1.29x   76.97%       69.87%
Maryland......................         9          58,504,658     2.68     5.425%        118       1.27x   75.62%       66.92%
New Jersey....................         5          48,654,394     2.23     5.635%        119       1.31x   78.10%       71.97%
Washington....................         8          43,728,008     2.00     5.333%         98       1.51x   68.07%       63.02%
Arizona.......................        10          39,170,560     1.79     5.254%         96       1.55x   71.86%       64.58%
Delaware......................         1          35,600,000     1.63     5.520%        120       1.10x   80.00%       71.59%
Arkansas......................         2          30,100,000     1.38     4.938%        120       1.26x   60.24%       34.89%
Nevada........................         8          29,898,960     1.37     5.336%         94       1.59x   67.82%       61.30%
Massachusetts.................         3          25,895,000     1.19     5.233%        118       2.58x   45.00%       43.82%
Maine.........................         2          21,700,000     0.99     5.224%        118       1.64x   69.01%       69.01%
South Carolina................         2          17,590,668     0.81     5.284%        117       1.42x   72.15%       62.47%
District of Columbia..........         1          16,750,000     0.77     5.272%        119       1.11x   78.27%       74.97%
Idaho.........................         2          13,624,120     0.62     5.179%         85       1.37x   79.91%       73.98%
Tennessee.....................         1           9,219,744     0.42     5.420%        119       1.22x   76.83%       64.08%
Mississippi...................         1           8,940,000     0.41     5.310%        119       1.34x   71.52%       63.72%
Wisconsin.....................         1           7,175,000     0.33     5.410%        117       1.22x   79.72%       71.18%
Kentucky......................         1           7,160,000     0.33     5.440%        120       1.55x   74.58%       56.64%
Oklahoma......................         1           5,800,000     0.27     5.350%        120       1.20x   80.00%       74.16%
Minnesota.....................         1           5,215,000     0.24     5.350%        119       1.22x   76.69%       65.91%
Louisiana.....................         1           2,594,648     0.12     5.460%        118       1.25x   79.23%       66.23%
Indiana.......................         1           2,585,087     0.12     5.520%        119       1.31x   75.93%       70.56%
West Virginia.................         1             570,239     0.03     5.520%        119       1.31x   75.93%       70.56%
                                     ---      --------------   ------
TOTAL/WEIGHTED AVERAGE........       199      $2,183,651,085   100.00%    5.365%        107       1.42X   71.55%       63.79%
                                     ===      ==============   ======

----------
(A)  Northern  California  properties  have a zip code  greater than or equal to
     93600. Southern California properties have a zip code less than 93600.

                                      A-3-5

           MORTGAGED PROPERTY GEOGRAPHIC DISTRIBUTION(1)--LOAN GROUP 2

                                                               % OF
                                                             INITIAL
                                  NUMBER OF     AGGREGATE      LOAN                  STATED             CUT-OFF
MORTGAGED PROPERTY                MORTGAGED   CUT-OFF DATE   GROUP 2   MORTGAGE    REMAINING           DATE LTV    LTV RATIO
LOCATION                         PROPERTIES      BALANCE     BALANCE     RATE     TERM (MOS.)   DSCR     RATIO    AT MATURITY
------------------------------   ----------   ------------   -------   --------   -----------   ----   --------   -----------

Texas.........................        7       $ 67,866,947     31.66%   5.255%        117       1.42x   77.14%       71.54%
Georgia.......................        1         43,200,000     20.15    5.695%        118       1.26x   78.55%       73.17%
Arizona.......................        2         16,266,599      7.59    5.047%        102       1.55x   59.83%       55.28%
New York......................        4         16,000,000      7.46    5.450%        119       1.20x   76.56%       71.07%
Arkansas......................        1         14,732,827      6.87    5.170%        119       1.29x   79.64%       65.90%
California(A).................        3         13,877,724      6.47    5.365%         89       1.55x   68.90%       62.83%
   Southern California........        2         10,881,256      5.08    5.435%         81       1.28x   78.87%       72.70%
   Northern California........        1          2,996,468      1.40    5.110%        119       2.52x   32.71%       27.02%
Kansas........................        1         11,433,000      5.33    4.755%        115       1.89x   62.48%       62.48%
Michigan......................        2          8,432,529      3.93    5.111%        118       1.89x   50.20%       41.50%
Oregon........................        1          6,335,474      2.96    4.960%         58       1.29x   79.59%       73.53%
South Carolina................        1          6,227,942      2.91    4.930%        117       1.81x   65.73%       54.10%
Ohio..........................        1          5,900,000      2.75    5.415%        117       1.20x   74.21%       68.86%
Alabama.......................        1          4,111,187      1.92    5.280%         82       1.34x   79.83%       71.25%
                                     --       ------------    ------
TOTAL/WEIGHTED AVERAGE .......       25       $214,384,229    100.00%   5.298%        112       1.42X   73.58%       67.46%
                                     ==       ============    ======

----------
(A)  Northern California properties have a zip code greater than or equal to
     93600. Southern California properties have a zip code less than 93600.

                                      A-3-6

   RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--
                               ALL MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                                                         STATED
                                               AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF   LTV RATIO
RANGE OF REMAINING                NUMBER     CUT-OFF DATE        POOL       MORTGAGE      TERM            DATE LTV       AT
TERMS (MOS.)                     OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   ---------   -----  --------   ---------

57 - 60.......................        9     $  254,712,009       10.62%      5.515%        59      1.87x   64.27%      63.01%
61 - 84.......................        8        240,603,761       10.03       5.070%        81      1.27x   75.17%      67.70%
85 - 120......................      149      1,902,719,545       79.34       5.375%       118      1.37x   72.29%      63.81%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      166     $2,398,035,315      100.00%      5.359%       108      1.42X   71.73%      64.12%
                                    ===     ==============      ======

   RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--
                                  LOAN GROUP 1

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                                                         STATED
                                               AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF   LTV RATIO
RANGE OF REMAINING                NUMBER     CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM            DATE LTV       AT
TERMS (MOS.)                     OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   ---------   -----  --------   ---------

57 - 60.......................        6     $  237,498,680       10.88%      5.538%        59      1.91x   63.23%      62.32%
61 - 84......................         7        236,492,574       10.83       5.067%        81      1.27x   75.09%      67.64%
85 - 120......................      131      1,709,659,832       78.29       5.382%       118      1.37x   72.22%      63.46%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      144     $2,183,651,085      100.00%      5.365%       107      1.42X   71.55%      63.79%
                                    ===     ==============      ======

   RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--
                                  LOAN GROUP 2

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                                                         STATED
                                               AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF   LTV RATIO
RANGE OF REMAINING                NUMBER     CUT-OFF DATE    LOAN GROUP 2   MORTGAGE      TERM            DATE LTV       AT
TERMS (MOS.)                     OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   ---------   -----  --------   ---------

57 - 60.......................        3      $ 17,213,329         8.03%      5.209%        58      1.27x   78.62%      72.52%
61 - 84.......................        1         4,111,187         1.92       5.280%        82      1.34x   79.83%      71.25%
85 - 120......................       18       193,059,713        90.05       5.306%       117      1.44x   72.99%      66.92%
                                    ---      ------------       ------
TOTAL/WEIGHTED AVERAGE........       22      $214,384,229       100.00%      5.298%       112      1.42X   73.58%      67.46%
                                    ===      ============       ======

                      YEARS OF MATURITY--ALL MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                                                         STATED
                                               AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF   LTV RATIO
                                  NUMBER     CUT-OFF DATE        POOL       MORTGAGE      TERM            DATE LTV       AT
YEARS OF MATURITY                OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   ---------   -----  --------   ---------

2010..........................        9     $  254,712,009       10.62%      5.515%        59      1.87x   64.27%      63.01%
2012..........................        8        240,603,761       10.03       5.070%        81      1.27x   75.17%      67.70%
2013..........................        3         14,487,795        0.60       5.410%        94      1.43x   72.21%      63.25%
2015..........................      146      1,888,231,749       78.74       5.374%       118      1.37x   72.29%      63.81%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      166     $2,398,035,315      100.00%      5.359%       108      1.42X   71.73%      64.12%
                                    ===     ==============      ======

                                      A-3-7

                         YEARS OF MATURITY--LOAN GROUP 1

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                                                         STATED
                                               AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF   LTV RATIO
                                  NUMBER     CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM            DATE LTV       AT
YEARS OF MATURITY                OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   ---------   -----  --------   ---------

2010..........................        6     $  237,498,680       10.88%      5.538%        59      1.91x   63.23%      62.32%
2012..........................        7        236,492,574       10.83       5.067%        81      1.27x   75.09%      67.64%
2013..........................        3         14,487,795        0.66       5.410%        94      1.43x   72.21%      63.25%
2015..........................      128      1,695,172,036       77.63       5.382%       118      1.37x   72.22%      63.46%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      144     $2,183,651,085      100.00%      5.365%       107      1.42X   71.55%      63.79%
                                    ===     ==============      ======

                         YEARS OF MATURITY--LOAN GROUP 2

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                                                         STATED
                                               AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF   LTV RATIO
                                  NUMBER     CUT-OFF DATE    LOAN GROUP 2    MORTGAGE     TERM            DATE LTV       AT
YEARS OF MATURITY                OF LOANS       BALANCE         BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   ---------   -----  --------   ---------

2010..........................        3      $ 17,213,329         8.03%      5.209%        58      1.27x   78.62%      72.52%
2012..........................        1         4,111,187         1.92       5.280%        82      1.34x   79.83%      71.25%
2015..........................       18       193,059,713        90.05       5.306%       117      1.44x   72.99%      66.92%
                                    ---      ------------       ------
TOTAL/WEIGHTED AVERAGE........       22      $214,384,229       100.00%      5.298%       112      1.42X   73.58%      67.46%
                                    ===      ============       ======

         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--
                              ALL MORTGAGE LOANS(6)

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                                                         STATED
                                               AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF   LTV RATIO
RANGE OF DEBT SERVICE             NUMBER     CUT-OFF DATE        POOL       MORTGAGE      TERM            DATE LTV       AT
COVERAGE RATIOS                  OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   ---------   -----  --------   ---------

1.10x to 1.19x................        5     $   97,200,000        4.05%      5.505%       107      1.15x   77.61%     72.29%
1.20x to 1.24x................       35        623,200,471       25.99       5.259%       109      1.22x   75.80%     66.52%
1.25x to 1.29x................       37        506,050,634       21.10       5.296%       110      1.27x   74.04%     65.62%
1.30x to 1.39x................       25        348,639,930       14.54       5.421%       113      1.33x   72.75%     64.44%
1.40x to 1.49x................       28        340,484,048       14.20       5.553%       115      1.44x   73.33%     65.87%
1.50x to 1.59x................       12        108,062,779        4.51       5.291%       119      1.52x   67.68%     56.74%
1.60x to 1.69x................        6         68,290,877        2.85       5.405%       119      1.66x   68.21%     58.99%
1.70x to 1.79x................        1          5,500,000        0.23       5.445%       119      1.78x   59.78%     59.78%
1.80x to 1.89x................        5         47,360,945        1.97       5.067%       118      1.85x   59.95%     55.37%
1.90x to 4.46x................       12        253,245,630       10.56       5.396%        74      2.19x   56.43%     55.51%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      166     $2,398,035,315      100.00%      5.359%       108      1.42X   71.73%     64.12%
                                    ===     ==============      ======

                                      A-3-8

  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1(6)

                                                                                        WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                                                                    STATED
                                          AGGREGATE     % OF INITIAL              REMAINING            CUT-OFF   LTV RATIO
RANGE OF DEBT SERVICE        NUMBER     CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM             DATE LTV       AT
COVERAGE RATIOS             OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR     RATIO    MATURITY
-------------------------   --------   --------------   ------------   --------   ---------   -----   --------   ---------

1.10x to 1.19x...........        4     $   81,200,000        3.72%      5.516%       105      1.14x    77.82%      72.53%
1.20x to 1.24x...........       32        595,856,585       27.29       5.257%       109      1.22x    75.72%      66.44%
1.25x to 1.29x...........       31        426,914,478       19.55       5.263%       111      1.27x    73.17%      64.52%
1.30x to 1.39x...........       23        340,805,681       15.61       5.427%       114      1.33x    72.62%      64.37%
1.40x to 1.49x...........       27        331,184,048       15.17       5.555%       115      1.44x    73.15%      65.47%
1.50x to 1.59x...........        9         78,562,779        3.60       5.306%       119      1.52x    65.44%      51.28%
1.60x to 1.69x...........        4         48,660,877        2.23       5.556%       119      1.67x    71.09%      60.65%
1.70x to 1.79x...........        1          5,500,000        0.25       5.445%       119      1.78x    59.78%      59.78%
1.80x to 1.89x...........        3         29,700,003        1.36       5.216%       119      1.84x    57.77%      52.90%
1.90x to 4.46x...........       10        245,266,633       11.23       5.408%        73      2.19x    56.85%      56.15%
                               ---     --------------       -----
TOTAL/WEIGHTED
   AVERAGE...............      144     $2,183,651,085      100.00%      5.365%       107      1.42X    71.55%      63.79%
                               ===     ==============      ======

  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2(6)

                                                                                      WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                                                                  STATED                          LTV
                                         AGGREGATE    % OF INITIAL              REMAINING            CUT-OFF     RATIO
RANGE OF DEBT SERVICE        NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM             DATE LTV      AT
COVERAGE RATIOS             OF LOANS      BALANCE        BALANCE       RATE       (MOS.)     DSCR     RATIO    MATURITY
-------------------------   --------   ------------   ------------   --------   ---------   -----   --------   --------

1.20x to 1.24x...........       4      $ 43,343,886       20.22%      5.358%       118      1.21x    77.16%     69.32%
1.25x to 1.29x...........       6        79,136,156       36.91       5.477%       105      1.27x    78.70%     71.60%
1.30x to 1.39x...........       2         7,834,248        3.65       5.161%        98      1.35x    78.60%     67.73%
1.40x to 1.49x...........       1         9,300,000        4.34       5.472%       113      1.48x    80.00%     80.00%
1.50x to 1.59x...........       3        29,500,000       13.76       5.250%       118      1.51x    73.65%     71.27%
1.60x to 1.69x...........       2        19,630,000        9.16       5.030%       117      1.64x    61.07%     54.85%
1.70x to 1.99x...........       2        17,660,942        8.24       4.817%       116      1.86x    63.62%     59.52%
2.00x to 2.52x...........       2         7,978,997        3.72       5.029%       118      2.28x    43.40%     35.80%
                              ---      ------------      ------
TOTAL/WEIGHTED
   AVERAGE...............      22      $214,384,229      100.00%      5.298%       112      1.42X    73.58%     67.46%
                              ===      ============      ======

         RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                                                                    STATED
                                          AGGREGATE     % OF INITIAL              REMAINING            CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS          NUMBER     CUT-OFF DATE        POOL       MORTGAGE      TERM             DATE LTV      AT
AS OF THE CUT-OFF DATE      OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR     RATIO    MATURITY
-------------------------   --------   --------------   ------------   --------   ---------   -----   --------   ---------

25.44% to 45.00%.........        6     $   40,273,885        1.68%      5.025%       119      2.66x    38.53%      32.29%
45.01% to 50.00%.........        3         20,110,186        0.84       5.157%       118      1.91x    49.57%      45.99%
50.01% to 55.00%.........        5        108,214,525        4.51       5.714%        75      2.03x    52.81%      51.42%
55.01% to 60.00%.........        6         44,481,675        1.85       5.296%       119      1.70x    57.50%      51.68%
60.01% to 65.00%.........       10        163,287,565        6.81       5.187%        79      1.91x    64.16%      60.96%
65.01% to 70.00%.........       20        371,074,241       15.47       5.245%       109      1.36x    67.84%      57.24%
70.01% to 75.00%.........       47        663,192,137       27.66       5.384%       116      1.33x    72.45%      64.84%
75.01% to 80.00%.........       68        968,459,102       40.39       5.397%       109      1.28x    78.42%      70.33%
80.01% to 82.00%.........        1         18,942,000        0.79       5.274%       118      1.20x    82.00%      71.44%
                               ---     --------------      ------
TOTAL/WEIGHTED
   AVERAGE...............      166     $2,398,035,315      100.00%      5.359%       108      1.42X    71.73%      64.12%
                               ===     ==============      ======

                                      A-3-9

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                        WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                                                                    STATED
                                          AGGREGATE     % OF INITIAL              REMAINING           CUT-OFF    LTV RATIO
RANGE OF LTV RATIOS           NUMBER    CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM             DATE LTV      AT
AS OF THE CUT-OFF DATE      OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR     RATIO     MATURITY
-------------------------   --------   --------------   ------------   --------   ---------   -----   --------   ---------

25.44% to 45.00%.........        5     $   37,277,417        1.71%      5.018%       119      2.67x    38.99%      32.71%
45.01% to 50.00%.........        2         15,127,658        0.69       5.215%       118      1.84x    49.49%      47.60%
50.01% to 55.00%.........        3         92,484,525        4.24       5.825%        67      2.10x    52.61%      51.87%
55.01% to 60.00%.........        6         44,481,675        2.04       5.296%       119      1.70x    57.50%      51.68%
60.01% to 65.00%.........        8        147,104,565        6.74       5.224%        75      1.93x    64.29%      61.01%
65.01% to 70.00%.........       19        364,846,298       16.71       5.250%       109      1.35x    67.87%      57.29%
70.01% to 75.00%.........       44        645,955,538       29.58       5.389%       116      1.33x    72.43%      64.81%
75.01% to 80.00%.........       56        817,431,410       37.43       5.395%       108      1.27x    78.36%      69.93%
80.01% to 82.00%.........        1         18,942,000        0.87       5.274%       118      1.20x    82.00%      71.44%
                               ---     --------------      ------
TOTAL/WEIGHTED
   AVERAGE...............      144     $2,183,651,085      100.00%      5.365%       107      1.42X    71.55%      63.79%
                               ===     ==============      ======

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                                                                  STATED
                                         AGGREGATE    % OF INITIAL              REMAINING            CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS          NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM             DATE LTV       AT
AS OF THE CUT-OFF DATE      OF LOANS      BALANCE        BALANCE       RATE       (MOS.)     DSCR     RATIO     MATURITY
-------------------------   --------   ------------   ------------   --------   ---------   -----   --------   ---------

32.71% to 45.00%.........       1      $  2,996,468        1.40%      5.110%       119      2.52x    32.71%      27.02%
45.01% to 50.00%.........       1         4,982,529        2.32       4.980%       117      2.14x    49.83%      41.07%
50.01% to 55.00%.........       2        15,730,000        7.34       5.066%       118      1.63x    54.00%      48.78%
60.01% to 65.00%.........       2        16,183,000        7.55       4.850%       116      1.79x    62.98%      60.47%
65.01% to 70.00%.........       1         6,227,942        2.91       4.930%       117      1.81x    65.73%      54.10%
70.01% to 75.00%.........       3        17,236,599        8.04       5.220%       104      1.40x    73.16%      66.04%
75.01% to 80.00%.........      12       151,027,691       70.45       5.410%       112      1.31x    78.71%      72.53%
                              ---      ------------      ------
TOTAL/WEIGHTED
   AVERAGE...............      22      $214,384,229      100.00%      5.298%       112      1.42X    73.58%      67.46%
                              ===      ============      ======

RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED PREPAYMENT
                           DATES-- ALL MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                                                                    STATED
RANGE OF LTV RATIOS AS                    AGGREGATE     % OF INITIAL              REMAINING            CUT-OFF   LTV RATIO
OF MORTGAGE LOAN             NUMBER     CUT-OFF DATE        POOL       MORTGAGE      TERM             DATE LTV       AT
MATURITY DATES              OF LOANS       BALANCE         BALANCE       RATE       (MOS.)     DSCR     RATIO    MATURITY
-------------------------   --------   --------------   ------------   --------   ---------   -----   --------   ---------

Fully Amortizing.........        1         $4,600,000        0.19%      4.760%       120      1.50x    31.72%      0.16%
27.02% to 45.00%.........       10         77,523,596        3.23       5.046%       119      2.07x    50.30%     39.12%
45.01% to 50.00%.........        7         62,746,545        2.62       5.352%       119      1.66x    56.91%     48.21%
50.01% to 55.00%.........       10        163,450,262        6.82       5.577%        90      1.85x    58.46%     52.42%
55.01% to 60.00%.........       20        294,485,368       12.28       5.392%       117      1.36x    68.41%     57.59%
60.01% to 65.00%.........       36        440,567,605       18.37       5.226%        95      1.53x    70.21%     63.19%
65.01% to 70.00%.........       41        741,112,884       30.91       5.380%       113      1.30x    75.67%     66.94%
70.01% to 75.00%.........       34        552,734,089       23.05       5.407%       108      1.27x    77.53%     72.16%
75.01% to 80.00%.........        7         60,814,966        2.54       5.334%       115      1.42x    79.45%     79.45%
                               ---     --------------      ------
TOTAL/WEIGHTED AVERAGE...      166     $2,398,035,315      100.00%      5.359%       108      1.42X    71.73%     64.12%
                               ===     ==============      ======

                                     A-3-10

     RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED
                         PREPAYMENT DATES--LOAN GROUP 1

                                                                                              WEIGHTED AVERAGES
                                                                            -----------------------------------------------------
RANGE OF LTV RATIOS AS                         AGGREGATE     % OF INITIAL                 STATED              CUT-OFF   LTV RATIO
OF MORTGAGE LOAN MATURITY         NUMBER     CUT-OFF DATE    LOAN GROUP 1   MORTGAGE    REMAINING            DATE LTV      AT
DATES                            OF LOANS       BALANCE         BALANCE       RATE     TERM (MOS.)    DSCR     RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   -----------   -----   --------   ---------

Fully Amortizing..............        1     $    4,600,000        0.21%      4.760%        120       1.50x    31.72%       0.16%
25.44% to 45.00%..............        7         66,094,599        3.03       5.034%        119       2.08x    51.11%      39.37%
45.01% to 50.00%..............        7         62,746,545        2.87       5.352%        119       1.66x    56.91%      48.21%
50.01% to 55.00%..............        8        144,942,320        6.64       5.653%         86       1.87x    58.45%      52.50%
55.01% to 60.00%..............       19        289,735,368       13.27       5.397%        117       1.35x    68.47%      57.62%
60.01% to 65.00%..............       33        418,061,544       19.15       5.244%         94       1.52x    70.34%      63.22%
65.01% to 70.00%..............       37        703,449,572       32.21       5.387%        113       1.30x    75.54%      66.95%
70.01% to 75.00%..............       27        463,806,171       21.24       5.388%        108       1.27x    77.40%      72.09%
75.01% to 80.00%..............        5         30,214,966        1.38       5.329%        113       1.33x    79.27%      79.27%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      144     $2,183,651,085      100.00%      5.365%        107       1.42X    71.55%      63.79%
                                    ===     ==============      ======

      RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED
                         PREPAYMENT DATES--LOAN GROUP 2

                                                                                            WEIGHTED AVERAGES
                                                                          -----------------------------------------------------
RANGE OF LTV RATIOS AS                        AGGREGATE    % OF INITIAL                 STATED              CUT-OFF   LTV RATIO
OF MORTGAGE LOAN MATURITY         NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE    REMAINING            DATE LTV      AT
DATES                            OF LOANS      BALANCE        BALANCE       RATE     TERM (MOS.)    DSCR     RATIO     MATURITY
------------------------------   --------   ------------   ------------   --------   -----------   -----   --------   ---------

27.02% to 45.00%..............        3     $ 11,428,997        5.33%      5.111%        118       2.05x    45.61%      37.70%
50.01% to 55.00%..............        2       18,507,942        8.63       4.976%        117       1.70x    58.56%      51.81%
55.01% to 60.00%..............        1        4,750,000        2.22       5.080%        118       1.53x    64.19%      55.66%
60.01% to 65.00%..............        3       22,506,061       10.50       4.906%        116       1.72x    67.82%      62.51%
65.01% to 70.00%..............        4       37,663,312       17.57       5.254%        111       1.25x    78.17%      66.82%
70.01% to 75.00%..............        7       88,927,917       41.48       5.505%        108       1.25x    78.22%      72.50%
75.01% to 80.00%..............        2       30,600,000       14.27       5.338%        116       1.50x    79.64%      79.64%
                                    ---     ------------      ------
TOTAL/WEIGHTED AVERAGE........       22     $214,384,229      100.00%      5.298%        112       1.42X    73.58%      67.46%
                                    ===     ============      ======

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                            -----------------------------------------------------
                                               AGGREGATE     % OF INITIAL                 STATED              CUT-OFF   LTV RATIO
                                  NUMBER     CUT-OFF DATE        POOL       MORTGAGE    REMAINING            DATE LTV      AT
RANGE OF CUT-OFF DATE BALANCES   OF LOANS       BALANCE         BALANCE       RATE     TERM (MOS.)    DSCR     RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   -----------   -----   --------   ---------

$1,894,041 - $4,999,999.......       46     $  168,877,671        7.04%      5.232%        114       1.45x    67.84%      58.21%
$5,000,000 - $9,999,999.......       55        376,243,503       15.69       5.342%        112       1.45x    72.07%      64.37%
$10,000,000 - $14,999,999.....       26        321,229,522       13.40       5.285%        116       1.41x    71.53%      63.37%
$15,000,000 - $19,999,999.....       14        242,968,133       10.13       5.345%        107       1.35x    74.56%      67.38%
$20,000,000 - $24,999,999.....        3         63,157,000        2.63       5.348%        118       1.45x    73.46%      65.11%
$25,000,000 - $29,999,999.....        6        167,301,138        6.98       5.334%        113       1.36x    75.69%      65.03%
$30,000,000 - $34,999,999.....        1         30,000,000        1.25       5.729%        120       1.31x    78.33%      73.00%
$35,000,000 - $39,999,999.....        3        110,554,714        4.61       5.488%        120       1.18x    79.14%      67.62%
$40,000,000 - $44,999,999.....        2         85,200,000        3.55       5.532%        118       1.35x    74.77%      72.04%
$50,000,000 - $54,999,999.....        1         52,392,045        2.18       5.450%        119       1.26x    70.80%      59.10%
$55,000,000 - $122,000,000....        9        780,111,588       32.53       5.378%         95       1.48x    69.05%      62.92%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      166     $2,398,035,315      100.00%      5.359%        108       1.42X    71.73%      64.12%
                                    ===     ==============      ======

                                     A-3-11

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                                                              WEIGHTED AVERAGES
                                                                            -----------------------------------------------------
                                               AGGREGATE     % OF INITIAL                 STATED              CUT-OFF   LTV RATIO
                                  NUMBER     CUT-OFF DATE    LOAN GROUP 1   MORTGAGE    REMAINING            DATE LTV      AT
RANGE OF CUT-OFF DATE BALANCES   OF LOANS       BALANCE         BALANCE       RATE     TERM (MOS.)    DSCR     RATIO     MATURITY
------------------------------   --------   --------------   ------------   --------   -----------   -----   --------   ---------

$1,894,041 - $4,999,999.......       38     $  136,887,827        6.27%      5.248%        116       1.42x    68.73%      58.74%
$5,000,000 - $9,999,999.......       48        325,838,830       14.92       5.359%        114       1.46x    71.50%      63.54%
$10,000,000 - $14,999,999.....       22        269,739,809       12.35       5.327%        116       1.40x    71.85%      63.72%
$15,000,000 - $19,999,999.....       13        226,968,133       10.39       5.337%        106       1.36x    74.42%      67.13%
$20,000,000 - $24,999,999.....        2         41,857,000        1.92       5.383%        118       1.42x    70.40%      57.80%
$25,000,000 - $29,999,999.....        6        167,301,138        7.66       5.334%        113       1.36x    75.69%      65.03%
$30,000,000 - $34,999,999.....        1         30,000,000        1.37       5.729%        120       1.31x    78.33%      73.00%
$35,000,000 - $39,999,999.....        3        110,554,714        5.06       5.488%        120       1.18x    79.14%      67.62%
$40,000,000 - $44,999,999.....        1         42,000,000        1.92       5.365%        118       1.44x    70.89%      70.89%
$50,000,000 - $54,999,999.....        1         52,392,045        2.40       5.450%        119       1.26x    70.80%      59.10%
$55,000,000 - $122,000,000....        9        780,111,588       35.73       5.378%         95       1.48x    69.05%      62.92%
                                    ---     --------------      ------
TOTAL/WEIGHTED AVERAGE........      144     $2,183,651,085      100.00%      5.365%        107       1.42X    71.55%      63.79%
                                    ===     ==============      ======

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2

                                                                                            WEIGHTED AVERAGES
                                                                          -----------------------------------------------------
                                              AGGREGATE    % OF INITIAL                 STATED              CUT-OFF   LTV RATIO
                                  NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE    REMAINING            DATE LTV      AT
RANGE OF CUT-OFF DATE BALANCES   OF LOANS      BALANCE        BALANCE       RATE     TERM (MOS.)    DSCR     RATIO     MATURITY
------------------------------   --------   ------------   ------------   --------   -----------   -----   --------   ---------

$2,996,468 - $4,999,999.......        8     $ 31,989,844       14.92%      5.166%        106       1.61x    64.04%      55.92%
$5,000,000 - $9,999,999.......        7       50,404,672       23.51       5.236%        101       1.42x    75.74%      69.68%
$10,000,000 - $14,999,999.....        4       51,489,713       24.02       5.069%        117       1.49x    69.84%      61.55%
$15,000,000 - $19,999,999.....        1       16,000,000        7.46       5.450%        119       1.20x    76.56%      71.07%
$20,000,000 - $24,999,999.....        1       21,300,000        9.94       5.280%        118       1.51x    79.48%      79.48%
$40,000,000 - $43,200,000.....        1       43,200,000       20.15       5.695%        118       1.26x    78.55%      73.17%
                                    ---     ------------      ------
TOTAL/WEIGHTED AVERAGE........       22     $214,384,229      100.00%      5.298%        112       1.42X    73.58%      67.46%
                                    ===     ============      ======

           RANGE OF CURRENT OCCUPANCY RATES(1)(4)--ALL MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                              -----------------------------------------------------
                                  NUMBER OF      AGGREGATE     % OF INITIAL                 STATED              CUT-OFF   LTV RATIO
RANGE OF                          MORTGAGED    CUT-OFF DATE        POOL       MORTGAGE    REMAINING            DATE LTV      AT
CURRENT OCCUPANCY RATES          PROPERTIES       BALANCE         BALANCE       RATE     TERM (MOS.)    DSCR     RATIO     MATURITY
------------------------------   ----------   --------------   ------------   --------   -----------   -----   --------   ---------

56.00% to 69.99%..............         5      $   86,041,138        3.59%      5.680%        119       1.55x    75.72%      64.02%
70.00% to 74.99%..............         5          26,350,605        1.10       5.301%        118       1.46x    68.41%      62.68%
75.00% to 79.99%..............         6          62,176,126        2.59       5.359%        120       1.32x    73.87%      64.41%
80.00% to 84.99%..............        11         122,699,959        5.12       5.347%        118       1.37x    69.90%      59.51%
85.00% to 89.99%..............        22         321,729,781       13.42       5.239%        107       1.45x    70.96%      62.35%
90.00% to 94.99%..............        40         506,814,748       21.13       5.523%        105       1.47x    70.54%      64.02%
95.00% to 100.00%.............       135       1,272,222,958       53.05       5.305%        107       1.38x    72.27%      65.07%
                                     ---      --------------      ------
TOTAL/WEIGHTED AVERAGE........       224      $2,398,035,315      100.00%      5.359%        108       1.42X    71.73%      64.12%
                                     ===      ==============      ======

                                     A-3-12

              RANGE OF CURRENT OCCUPANCY RATES(1)(4)--LOAN GROUP 1

                                                                                          WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                                                 % OF                 STATED
                                  NUMBER OF      AGGREGATE     INITIAL              REMAINING            CUT-OFF   LTV RATIO
RANGE OF                          MORTGAGED    CUT-OFF DATE      POOL    MORTGAGE     TERM              DATE LTV      AT
CURRENT OCCUPANCY RATES          PROPERTIES       BALANCE      BALANCE     RATE      (MOS.)      DSCR     RATIO     MATURITY
------------------------------   ----------   --------------   -------   --------   ---------   -----   --------   ---------

56.00% to 69.99%..............         4      $   73,761,138      3.38%   5.793%       119      1.53x    79.18%      66.24%
70.00% to 74.99%..............         4          22,627,544      1.04    5.346%       118      1.48x    66.95%      62.49%
75.00% to 79.99%..............         6          62,176,126      2.85    5.359%       120      1.32x    73.87%      64.41%
80.00% to 84.99%..............        10         111,266,959      5.10    5.408%       119      1.32x    70.67%      59.20%
85.00% to 89.99%..............        21         318,279,781     14.58    5.238%       107      1.45x    71.18%      62.57%
90.00% to 94.99%..............        35         476,100,207     21.80    5.550%       104      1.47x    70.50%      64.09%
95.00% to 100.00%.............       119       1,119,439,331     51.26    5.291%       106      1.39x    71.65%      64.29%
                                     ---      --------------    ------
TOTAL/WEIGHTED AVERAGE........       199      $2,183,651,085    100.00%   5.365%       107      1.42X    71.55%      63.79%
                                     ===      ==============    ======

              RANGE OF CURRENT OCCUPANCY RATES(1)(4)--LOAN GROUP 2

                                                                                        WEIGHTED AVERAGES
                                                               % OF    ---------------------------------------------------
                                                             INITIAL                STATED
                                  NUMBER OF     AGGREGATE      LOAN               REMAINING            CUT-OFF   LTV RATIO
RANGE OF CURRENT OCCUPANCY        MORTGAGED   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM             DATE LTV      AT
RATES                            PROPERTIES      BALANCE     BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------   ----------   ------------   -------   --------   ---------   -----   --------   ---------

60.00% to 69.99%..............        1       $ 12,280,000      5.73%   5.000%       117      1.65x    54.92%      50.65%
70.00% to 74.99%..............        1          3,723,061      1.74    5.029%       116      1.37x    77.24%      63.85%
80.00% to 84.99%..............        1         11,433,000      5.33    4.755%       115      1.89x    62.48%      62.48%
85.00% to 89.99%..............        1          3,450,000      1.61    5.300%       120      1.53x    50.74%      42.11%
90.00% to 94.99%..............        5         30,714,541     14.33    5.108%       110      1.49x    71.13%      62.92%
95.00% to 100.00%.............       16        152,783,627     71.27    5.407%       112      1.36x    76.82%      70.75%
                                     --       ------------    ------
TOTAL/WEIGHTED AVERAGE........       25       $214,384,229    100.00%   5.298%       112      1.42X    73.58%      67.46%
                                     ==       ============    ======

            RANGE OF YEARS BUILT/RENOVATED(1)(5)--ALL MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                                                 % OF                 STATED
                                  NUMBER OF      AGGREGATE     INITIAL              REMAINING            CUT-OFF   LTV RATIO
                                  MORTGAGED    CUT-OFF DATE      POOL    MORTGAGE     TERM              DATE LTV       AT
RANGE OF YEARS BUILT/RENOVATED   PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------   ----------   --------------   -------   --------   ---------   -----   --------   ---------

1928 to 1969..................        13      $   59,574,513      2.48%   5.339%       108      1.26x    74.40%      70.17%
1970 to 1979..................        17         137,599,591      5.74    5.140%       113      1.49x    70.75%      64.46%
1980 to 1989..................        44         310,166,282     12.93    5.449%       105      1.41x    74.16%      68.27%
1990 to 1999..................        73         765,187,717     31.91    5.275%       107      1.42x    70.89%      61.93%
2000 to 2005..................        77       1,125,507,212     46.93    5.420%       108      1.42x    71.61%      64.09%
                                     ---      --------------    ------
TOTAL/WEIGHTED AVERAGE........       224      $2,398,035,315    100.00%   5.359%       108      1.42X    71.73%      64.12%
                                     ===      ==============    ======

               RANGE OF YEARS BUILT/RENOVATED(1)(5)--LOAN GROUP 1

                                                                                          WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                                                 % OF                 STATED
                                  NUMBER OF      AGGREGATE     INITIAL              REMAINING            CUT-OFF   LTV RATIO
                                  MORTGAGED    CUT-OFF DATE    GROUP 1   MORTGAGE     TERM              DATE LTV      AT
RANGE OF YEARS BUILT/RENOVATED   PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------   ----------   --------------   -------   --------   ---------   -----   --------   ---------

1928 to 1969..................         7      $   33,233,257      1.52%   5.266%       112      1.27x    74.69%      72.00%
1970 to 1979..................        11          99,218,234      4.54    5.118%       112      1.51x    70.06%      65.18%
1980 to 1989..................        41         253,679,683     11.62    5.407%       103      1.43x    73.19%      66.99%
1990 to 1999..................        68         730,336,714     33.45    5.292%       107      1.40x    71.13%      62.00%
2000 to 2005..................        72       1,067,183,198     48.87    5.431%       108      1.42x    71.49%      63.86%
                                     ---      --------------    ------
TOTAL/WEIGHTED AVERAGE........       199      $2,183,651,085    100.00%   5.365%       107      1.42X    71.55%      63.79%
                                     ===      ==============    ======

                                     A-3-13

               RANGE OF YEARS BUILT/RENOVATED(1)(5)--LOAN GROUP 2

                                                                                        WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                                               % OF                 STATED
                                  NUMBER OF     AGGREGATE    INITIAL              REMAINING            CUT-OFF   LTV RATIO
                                  MORTGAGED   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM             DATE LTV       AT
RANGE OF YEARS BUILT/RENOVATED   PROPERTIES      BALANCE     BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------   ----------   ------------   -------   --------   ---------   -----   --------   ---------

1930 to 1969..................        6       $ 26,341,256     12.29%   5.430%       103      1.26x    74.04%      67.87%
1970 to 1979..................        6         38,381,357     17.90    5.196%       117      1.44x    72.55%      62.60%
1980 to 1989..................        3         56,486,599     26.35    5.623%       113      1.29x    78.53%      74.04%
1990 to 1999..................        5         34,851,002     16.26    4.937%       106      1.71x    65.89%      60.37%
2000 to 2004..................        5         58,324,015     27.21    5.207%       115      1.44x    73.84%      68.32%
                                    ---       ------------    ------
TOTAL/WEIGHTED AVERAGE........       25       $214,384,229    100.00%   5.298%       112      1.42X    73.58%      67.46%
                                    ===       ============    ======

        PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                                % OF                 STATED
                                                AGGREGATE     INITIAL              REMAINING            CUT-OFF   LTV RATIO
                                 NUMBER OF    CUT-OFF DATE      POOL    MORTGAGE     TERM              DATE LTV      AT
PREPAYMENT PROVISION               LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------   ---------   --------------   -------   --------   ---------   -----   --------   ---------

Defeasance....................      150      $2,268,909,098     94.62%   5.361%       108      1.41x    71.85%      64.13%
Yield Maintenance.............       16         129,126,217      5.38    5.330%       113      1.45x    69.57%      63.83%
                                    ---      --------------    ------
TOTAL/WEIGHTED AVERAGE........      166      $2,398,035,315    100.00%   5.359%       108      1.42X    71.73%      64.12%
                                    ===      ==============    ======

           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                         WEIGHTED AVERAGES
                                                                % OF    ---------------------------------------------------
                                                              INITIAL                STATED
                                               AGGREGATE        LOAN               REMAINING            CUT-OFF   LTV RATIO
                                 NUMBER OF    CUT-OFF DATE    GROUP 1   MORTGAGE     TERM              DATE LTV       AT
PREPAYMENT PROVISION               LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------   ---------   --------------   -------   --------   ---------   -----   --------   ---------

Defeasance....................      128      $2,054,524,869     94.09%   5.367%       107      1.41x    71.67%      63.78%
Yield Maintenance.............       16         129,126,217      5.91    5.330%       113      1.45x    69.57%      63.83%
                                    ---      --------------    ------
TOTAL/WEIGHTED AVERAGE........      144      $2,183,651,085    100.00%   5.365%       107      1.42X    71.55%      63.79%
                                    ===      ==============    ======

           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                       WEIGHTED AVERAGES
                                                              % OF    ---------------------------------------------------
                                                            INITIAL                STATED
                                               AGGREGATE      LOAN               REMAINING            CUT-OFF   LTV RATIO
                                 NUMBER OF   CUT-OFF DATE   GROUP 2   MORTGAGE     TERM              DATE LTV      AT
PREPAYMENT PROVISION               LOANS        BALANCE     BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
------------------------------   ---------   ------------   -------   --------   ---------   -----   --------   ---------

Defeasance....................       22      $214,384,229    100.00%   5.298%       112      1.42x    73.58%      67.46%
                                    ---      ------------    ------
TOTAL/WEIGHTED AVERAGE........       22      $214,384,229    100.00%   5.298%       112      1.42X    73.58%      67.46%
                                    ===      ============    ======

                                     A-3-14

FOOTNOTES TO ANNEX A-3

(1)  Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, as stabilized appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  Seventy-eight mortgaged properties, representing approximately 26.87% of the Initial Pool Balance (or approximately 29.51% of the Initial Loan Group
     1 Balance) are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored."

(3)  "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4)  Current Occupancy Rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the Occupancy As-of Dates set forth on Annex A-1 to this prospectus supplement. For purposes of the information presented, a
     Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(5)  Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged
     Property.

(6)  With respect to six mortgage loans (identified as Loan Nos. 18, 39, 61,
     115, 134 and 160 on Annex A-1 to this prospectus supplement), representing approximately 2.80% of the Initial Pool Balance (or approximately 3.07% of the Initial Loan Group 1 Balance), the debt service coverage ratio was calculated after netting out a holdback.

                                     A-3-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-4

                    FIREMAN'S FUND LOAN AMORTIZATION SCHEDULE

PERIOD      DATE     ENDING BALANCE ($)   PRINCIPAL ($)
------   ---------   ------------------   -------------

   0      9/1/2005      90,687,500.00               --
   1     10/1/2005      90,578,395.47       109,104.53
   2     11/1/2005      90,482,745.28        95,650.19
   3     12/1/2005      90,372,694.12       110,051.16
   4      1/1/2006      90,276,061.23        96,632.89
   5      2/1/2006      90,178,966.70        97,094.53
   6      3/1/2006      90,039,716.69       139,250.01
   7      4/1/2006      89,941,493.07        98,223.62
   8      5/1/2006      89,828,939.59       112,553.48
   9      6/1/2006      89,729,709.02        99,230.57
  10      7/1/2006      89,616,176.42       113,532.60
  11      8/1/2006      89,515,929.41       100,247.01
  12      9/1/2006      89,415,203.49       100,725.92
  13     10/1/2006      89,300,216.86       114,986.63
  14     11/1/2006      89,198,460.41       101,756.45
  15     12/1/2006      89,082,471.74       115,988.67
  16      1/1/2007      88,979,675.05       102,796.69
  17      2/1/2007      88,876,387.27       103,287.78
  18      3/1/2007      88,731,516.64       144,870.63
  19      4/1/2007      88,627,043.33       104,473.31
  20      5/1/2007      88,508,412.88       118,630.45
  21      6/1/2007      88,402,873.74       105,539.14
  22      7/1/2007      88,283,206.90       119,666.84
  23      8/1/2007      88,176,591.88       106,615.02
  24      9/1/2007      88,069,467.52       107,124.36
  25     10/1/2007      87,948,259.27       121,208.25
  26     11/1/2007      87,840,044.09       108,215.18
  27     12/1/2007      87,717,775.17       122,268.92
  28      1/1/2008      87,608,458.90       109,316.27
  29      2/1/2008      87,498,620.39       109,838.51
  30      3/1/2008      87,361,288.85       137,331.54
  31      4/1/2008      87,250,269.53       111,019.32
  32      5/1/2008      87,125,273.96       124,995.57
  33      6/1/2008      87,013,127.12       112,146.84
  34      7/1/2008      86,887,035.19       126,091.93
  35      8/1/2008      86,773,750.21       113,284.98
  36      9/1/2008      86,659,924.03       113,826.18
  37     10/1/2008      86,532,199.17       127,724.86
  38     11/1/2008      86,417,219.03       114,980.14
  39     12/1/2008      86,288,372.09       128,846.94
  40      1/1/2009      86,172,227.11       116,144.98
  41      2/1/2009      86,055,527.27       116,699.84
  42      3/1/2009      85,898,484.65       157,042.62
  43      4/1/2009      85,780,477.05       118,007.60
  44      5/1/2009      85,648,686.32       131,790.73
  45      6/1/2009      85,529,485.36       119,200.96

                                      A-4-1

PERIOD      DATE     ENDING BALANCE ($)   PRINCIPAL ($)
------   ---------   ------------------   -------------

  46      7/1/2009      85,396,534.24       132,951.12
  47      8/1/2009      85,276,128.67       120,405.57
  48      9/1/2009      85,155,147.88       120,980.79
  49     10/1/2009      85,020,466.13       134,681.75
  50     11/1/2009      84,898,263.96       122,202.17
  51     12/1/2009      84,762,394.58       135,869.38
  52      1/1/2010      84,638,959.52       123,435.06
  53      2/1/2010      84,514,934.77       124,024.75
  54      3/1/2010      84,351,244.50       163,690.27
  55      4/1/2010      84,225,845.25       125,399.25
  56      5/1/2010      84,086,867.13       138,978.12
  57      6/1/2010      83,960,204.86       126,662.27
  58      7/1/2010      83,819,998.63       140,206.23
  59      8/1/2010      83,692,061.45       127,937.18
  60      9/1/2010      83,563,513.07       128,548.38
  61     10/1/2010      83,421,472.85       142,040.22
  62     11/1/2010      83,291,631.78       129,841.07
  63     12/1/2010      83,148,334.60       143,297.18
  64      1/1/2011      83,017,188.66       131,145.94
  65      2/1/2011      82,885,416.20       131,772.46
  66      3/1/2011      82,714,694.56       170,721.64
  67      4/1/2011      82,581,476.99       133,217.57
  68      5/1/2011      82,434,896.62       146,580.37
  69      6/1/2011      82,300,342.37       134,554.25
  70      7/1/2011      82,152,462.25       147,880.12
  71      8/1/2011      82,016,558.72       135,903.53
  72      9/1/2011      81,880,005.93       136,552.79
  73     10/1/2011      81,730,182.51       149,823.42
  74     11/1/2011      81,592,261.62       137,920.89
  75     12/1/2011      81,441,107.90       151,153.72
  76      1/1/2012      81,301,806.00       139,301.90
  77      2/1/2012      81,161,838.62       139,967.38
  78      3/1/2012      80,996,187.36       165,651.26
  79      4/1/2012      80,854,759.94       141,427.42
  80      5/1/2012      80,700,196.59       154,563.35
  81      6/1/2012      80,557,355.13       142,841.46
  82      7/1/2012      80,401,416.82       155,938.31
  83      8/1/2012      80,257,147.99       144,268.83
  84      9/1/2012      80,112,189.94       144,958.05
  85     10/1/2012      79,954,193.54       157,996.40
  86     11/1/2012      79,807,788.18       146,405.36
  87     12/1/2012      79,648,384.46       159,403.72
  88      1/1/2013      79,500,518.16       147,866.30
  89      2/1/2013      79,351,945.45       148,572.71
  90      3/1/2013      79,165,976.90       185,968.55
  91      4/1/2013      79,015,805.99       150,170.91
  92      5/1/2013      78,852,740.77       163,065.22
  93      6/1/2013      78,701,073.43       151,667.34
  94      7/1/2013      78,536,553.14       164,520.29

                                      A-4-2

PERIOD      DATE     ENDING BALANCE ($)   PRINCIPAL ($)
------   ---------   ------------------   -------------
   95     8/1/2013      78,383,375.27      153,177.87
   96     9/1/2013      78,229,465.62      153,909.65
   97    10/1/2013      78,062,764.99      166,700.63
   98    11/1/2013      77,907,323.68      155,441.31
   99    12/1/2013      77,739,133.72      168,189.96
  100     1/1/2014      77,582,146.33      156,987.39
  101     2/1/2014      77,424,408.96      157,737.37
  102     3/1/2014      77,230,123.10      194,285.86
  103     4/1/2014      77,070,704.00      159,419.10
  104     5/1/2014      76,898,646.17      172,057.83
  105     6/1/2014      76,737,643.50      161,002.67
  106     7/1/2014      76,564,045.86      173,597.64
  107     8/1/2014      76,401,444.70      162,601.16
  108     9/1/2014      76,238,066.74      163,377.96
  109    10/1/2014      76,062,159.46      175,907.28
  110    11/1/2014      75,897,160.63      164,998.83
  111    12/1/2014      75,719,677.26      177,483.37
  112     1/1/2015      75,553,042.28      166,634.98
  113     2/1/2015      75,385,611.23      167,431.05
  114     3/1/2015      75,182,527.97      203,083.26
  115     4/1/2015      75,013,326.86      169,201.11
  116     5/1/2015      74,831,757.35      181,569.51
  117     6/1/2015      74,660,880.50      170,876.85
  118     7/1/2015      74,477,681.55      183,198.95
  119     8/1/2015      74,305,113.16      172,568.39
  120     9/1/2015      74,131,720.36      173,392.80
  121    10/1/2015      73,946,074.99      185,645.37

                                      A-4-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-5

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

       DISTRIBUTION DATE           BALANCE
------------------------------   -----------
January 2006                     140,040,000
February 2006                    140,040,000
March 2006                       140,040,000
April 2006                       140,040,000
May 2006                         140,040,000
June 2006                        140,040,000
July 2006                        140,040,000
August 2006                      140,040,000
September 2006                   140,040,000
October 2006                     140,040,000
November 2006                    140,040,000
December 2006                    140,040,000
January 2007                     140,040,000
February 2007                    140,040,000
March 2007                       140,040,000
April 2007                       140,040,000
May 2007                         140,040,000
June 2007                        140,040,000
July 2007                        140,040,000
August 2007                      140,040,000
September 2007                   140,040,000
October 2007                     140,040,000
November 2007                    140,040,000
December 2007                    140,040,000
January 2008                     140,040,000
February 2008                    140,040,000
March 2008                       140,040,000
April 2008                       140,040,000
May 2008                         140,040,000
June 2008                        140,040,000
July 2008                        140,040,000
August 2008                      140,040,000
September 2008                   140,040,000
October 2008                     140,040,000
November 2008                    140,040,000
December 2008                    140,040,000
January 2009                     140,040,000
February 2009                    140,040,000
March 2009                       140,040,000
April 2009                       140,040,000
May 2009                         140,040,000
June 2009                        140,040,000
July 2009                        140,040,000
August 2009                      140,040,000
September 2009                   140,040,000
October 2009                     140,040,000
November 2009                    140,040,000
December 2009                    140,040,000
January 2010                     140,040,000
February 2010                    140,040,000
March 2010                       140,040,000
April 2010                       140,040,000
May 2010                         140,040,000
June 2010                        140,040,000
July 2010                        140,040,000
August 2010                      140,040,000
September 2010                   140,040,000
October 2010                     140,040,000
November 2010                    140,040,000
December 2010                    139,897,636
January 2011                     137,665,000
February 2011                    135,423,000
March 2011                       132,433,000
April 2011                       130,167,000
May 2011                         127,645,000
June 2011                        125,357,000
July 2011                        122,814,000
August 2011                      120,503,000
September 2011                   118,182,000
October 2011                     115,607,000
November 2011                    113,254,000
December 2011                    110,647,000
January 2012                     108,272,000
February 2012                    105,886,000
March 2012                       103,003,000
April 2012                       100,593,000
May 2012                          97,929,000
June 2012                         95,495,000
July 2012                         95,295,854
August 2012                       95,095,854
September 2012                    94,895,854
October 2012                      94,650,689
November 2012                     92,501,034
December 2012                     90,111,000
January 2013                      87,923,000
February 2013                     85,726,000
March 2013                        82,880,000
April 2013                        80,659,000
May 2013                          78,216,000
June 2013                         75,974,000

                                      A-5-1

       DISTRIBUTION DATE           BALANCE
------------------------------   -----------
July 2013                         73,510,000
August 2013                       71,245,000
September 2013                    68,971,000
October 2013                      53,785,000
November 2013                     51,511,000
December 2013                     49,019,000
January 2014                      46,722,000
February 2014                     44,415,000
March 2014                        41,478,000
April 2014                        39,147,000
May 2014                          36,599,000
June 2014                         34,245,000
July 2014                         31,676,000
August 2014                       29,299,000
September 2014                    26,911,000
October 2014                      24,309,000
November 2014                     21,898,000
December 2014                     19,273,000
January 2015                      16,839,000
February 2015                      5,741,000
March 2015                         2,701,000
April 2015                           248,000
May 2015                                  --

                                      A-5-2

                                     ANNEX B

                  DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS

                                       B-1

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                           BALANCE: $122,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.21x
                                123 NORTH WACKER           LTV:     70.52%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                       B-2

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                           BALANCE: $122,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.21x
                                123 NORTH WACKER           LTV:     70.52%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GECC

LOAN PURPOSE:                    Acquisition

ORIGINAL PRINCIPAL BALANCE(1):   $122,000,000

CUT-OFF PRINCIPAL BALANCE(1):    $122,000,000

% BY INITIAL UPB:                5.09%

INTEREST RATE:                   5.180%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              November 1, 2005

MATURITY DATE:                   October 1, 2015

AMORTIZATION:                    Interest only for the first five years.
                                 Commencing November 1, 2010,
                                 amortization is on a 30-year schedule.

CALL PROTECTION:                 Lockout for 24 months from securitization
                                 closing date, then defeasance is permitted.
                                 On and after August 1, 2015 prepayment
                                 can be made without penalty.

SPONSOR:                         Triple Net Properties, LLC

BORROWER:                        Up to 35 special-purpose entities as
                                 tenants in common

B-NOTE BALANCE:                  $14,000,000

MEZZANINE DEBT:                  $14,000,000

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax:                     $687,522
                                 Insurance:                $86,474
                                 Tenant Holdbacks(2):   $1,074,375

MONTHLY RESERVES:                Taxes:                   $343,761
                                 Insurance:                 $7,861
                                 Rollover(3):              $44,155
                                 Replacement(4):         Springing
--------------------------------------------------------------------------------

(1)  At closing, the borrower incurred additional financing of $14,000,000
     (8.09% of appraised value) in the form of a subordinated B-note, which is not included in the calculation herein. Including the B-note, the LTV is
     78.61% and the DSCR based on underwritten net cash flow is 1.28x during the interest only period and 1.04x assuming a 30-year amortization schedule.

(2)  $1,000,000 held as additional security until receipt of satisfactory evidence that those tenants with rent concessions have commenced full rental payments under the respective leases. $74,375 held in connection with completion of repairs of Wells Fargo space.

(3)  During the second through fourth years of the loan the monthly reserve is required to be $60,375 and during the fifth through tenth year the monthly reserve is required to be $56,320. On the first day of the fourth loan year the borrower is required to either (i) deposit an additional rollover reserve amount of $5,400,000 cash and/or letter of credit, or (ii) such amount may be deposited in either monthly or annual installments, over three years.

(4)  Monthly replacement escrow springing upon event of default.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:        $226

BALLOON BALANCE PSF:             $209

LTV:                             70.52%

BALLOON LTV:                     65.21%

DSCR(1):                         1.21x/1.52x
--------------------------------------------------------------------------------

(1)  DSCR shown on a 30-year amortization schedule and during interest only period, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee Simple interest in a high-rise, Class A
                                 office building

LOCATION:                        Chicago, IL

YEAR BUILT/RENOVATED:            1986/2005

TOTAL AREA:                      540,676 square feet

PROPERTY MANAGEMENT:             Prentiss Properties Management, L.P.

OCCUPANCY (AS OF 10/01/2005):    97.6%

UNDERWRITTEN NET CASH FLOW:      $9,720,035

APPRAISED VALUE:                 $173,000,000

APPRAISAL DATE:                  September 7, 2005
--------------------------------------------------------------------------------

                                       B-3

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                           BALANCE: $122,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.21x
                                123 NORTH WACKER           LTV:     70.52%
--------------------------------------------------------------------------------

                             SIGNIFICANT TENANTS(1)

----------------------------------------------------------------------------------
                                                           LEASE        RATINGS
         TENANT             NRSF    % NRSF   RENT PSF   EXPIRATION      (S/F/M)
----------------------------------------------------------------------------------

Morton International       68,474    12.7%    $22.39    08/31/2016   BBB+/A-/A3(2)
Meckler, Bulger & Tilson   60,713    11.2%    $22.02    11/30/2013      Not Rated
Man-Glenwood, Inc.         45,679     8.4%    $22.47    09/30/2012      Not Rated
Wells Fargo                36,553     6.8%    $21.54    09/30/2013    AA-/AA/Aa1
----------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the leases.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Morton International's rating is for the parent, Rohm & Haas Company.

                           LEASE ROLLOVER SCHEDULE(1)

-------------------------------------------------------------------------------------------------------------
  YEAR OF    # OF LEASES   EXPIRING   % OF TOTAL   CUMULATIVE   CUMULATIVE % OF    BASE RENT   % OF BASE RENT
EXPIRATION     EXPIRING       SF          SF        TOTAL SF       TOTAL SF        EXPIRING       ROLLING
-------------------------------------------------------------------------------------------------------------

  2005             1            903       0.2%           903           0.2%       $   25,284         0.2%
  2006             2          7,009       1.3          7,912           1.5%       $  154,371         1.4
  2007             7         43,399       8.0         51,311           9.5%       $  948,708         8.4
  2008             3         23,168       4.3         74,479          13.8%       $  481,937         4.3
  2009             6         48,224       8.9        122,703          22.7%       $1,003,311         8.9
  2010             1          4,667       0.9        127,370          23.6%       $   82,839         0.7
  2011             6        136,553      25.3        263,923          48.9%       $3,104,103        27.4
  2012             5         58,634      10.9        322,557          59.7%       $1,331,819        11.8
  2013             6        139,701      25.8        462,258          85.6%       $3,131,582        27.7
  2014             3         19,016       3.5        481,274          89.1%       $  426,539         3.8
  2015            --             --        --        481,274          89.1%               --          --
  2016             2         34,189       6.3        515,463          95.5%       $  623,873         5.5
Vacant            --         24,493       4.5        539,956         100.0%               --          --
                 ---        -------     -----                                                      -----
TOTAL             42        539,956     100.0%                                                     100.0%
-------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

                                       B-4

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                           BALANCE: $122,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.21x
                                123 NORTH WACKER           LTV:     70.52%
--------------------------------------------------------------------------------

THE 123 NORTH WACKER LOAN

THE LOAN. The 123 North Wacker loan is secured by a first mortgage on 123 North
Wacker, a 540,676 square foot, 30 story, Class "A" office building, constructed in 1986, renovated from 2001 to 2005, and located in the central business district of Chicago, Illinois.

THE BORROWER. The borrower is currently comprised of 23 single-purpose entities, each with an independent director, owning the property as tenants in common, whose sole purpose is to acquire and own 123 North Wacker. A maximum of 35 single purpose tenant in common entities is permitted.

The loan sponsor is Triple Net Properties, LLC ("TNP"). TNP provides investors with a vehicle to invest in real property through a tenant in common structure.
TNP manages a portfolio of over 25.1 million square feet of office, industrial and service properties with a market value of more than $3.1 billion. TNP is currently subject to an SEC investigation related to, among other things, errors in information contained in disclosure documents, as described under "Risk
Factors--Litigation" in the prospectus supplement.

THE PROPERTY. 123 North Wacker is a Class "A" high-rise office building located in the Chicago, Illinois central business district, specifically the West Loop.
Built in 1986, the property was originally constructed as the headquarters of
AON. According to the appraiser, from 2001 to 2005, the previous owner invested approximately $29 million converting the property from a single-tenant headquarters building to a class "A" multi-tenant building. According to the appraisal, 123 North Wacker is one of Chicago's "trophy" assets. Amenities at the property include 24-hour manned security with tenant card access and closed circuit television, fitness center concierge service, conference center and a
Maggiano's Corner Bakery restaurant.

123 North Wacker is located on the corner of Wacker Drive and Randolph Street in
Chicago's West Loop, blocks from Chicago's Union Station and Northwest Station, which serve approximately 150,000 commuters per day, and the Washington stop on the "L" train. The property is located just north of the Chicago Mercantile
Exchange and the Civic Opera House. According to the appraisal, the West Loop is the most desirable office location for Chicago's financial and business services tenants.

SIGNIFICANT TENANTS. The property is 97.6% occupied by 42 tenants with greater than 28% of the property's income generated from investment grade tenants. The four largest tenants are as follows:

     MORTON INTERNATIONAL occupies 68,474 square feet (12.7% of net rentable area and 13.6% of the net rentable income) at a rent of $22.39 per square foot, with a lease expiration of August 31, 2016. Morton International, a subsidiary of Rohm & Haas (NYSE: ROH; rated: "BBB+" by S&P, "A-" by Fitch and "A3" by Moody's), began its operation more than 150 years ago in
     Chicago as a merchant of salt. Today it is the largest producer and marketer of salt for home, water conditioning, industrial, agriculture and highway use in the world. Morton is also a major supplier of basic inorganic chemicals derived from salt, and produces organic chemicals, polymers and chemical formulations used in industry and agriculture. 123
     North Wacker serves as the headquarters for Morton Salt.

     MECKLER, BULGER & TILSON occupies 60,713 square feet (11.2% of net rentable area and 11.8% of net rentable income) at a rent of $22.02 per square foot with a lease expiration of November 30, 2013. Meckler Bulger & Tilson LLP was founded in 1994 and is now among leading law firms engaging in a wide range of litigation and trial practice. The firm has a national practice in its areas of expertise including insurance and reinsurance litigation, representation of management in employment and labor law matters, complex civil litigation, and arbitration and mediation.

     MAN-GLENWOOD, INC occupies 45,679 square feet (8.4% of net rentable area and 9.1% of net rentable income) at a rent of $22.47 per square foot with a lease expiration of September 30, 2012. Man-Glenwood, Inc is an investment team of Man Investments, a global leader in alternative investments. As of
     May 26, 2005, it was estimated that Man Investments manages $43 billion.
     Since 1987, the Glenwood investment team has been selecting and combining hedge funds to generate risk-adjusted returns.

     WELLS FARGO (NYSE: WFC; rated: "AA-" by S&P, "AA" by Fitch and "Aa1" by
     Moody's) occupies 36,553 square feet (6.8% of net rentable area and 7.0% of net rentable income) at a rent of $21.54 per square foot with a lease expiration of

                                       B-5

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                           BALANCE: $122,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.21x
                                123 NORTH WACKER           LTV:     70.52%
--------------------------------------------------------------------------------

     September 30, 2013. Wells Fargo is a diversified financial services company providing banking, insurance, investments, mortgage banking and consumer finance to consumers, businesses and institutions in all 50 states and other countries. Wells Fargo has $428 billion in assets and over 150,000 employees, and is one of the United States' top-40 largest private employers. 123 North Wacker Drive houses Wells Fargo's Midwest Commercial
     Mortgage Group, Private Client Services and Investment Banking Group.

THE MARKET. The property is located in the Chicago, Illinois central business district, specifically the West Loop. As of the end of second quarter 2005, the
Chicago central business district office market had an overall vacancy rate of
18.1% and a weighted average rental rate of $27.09 per square foot. Class "A"
overall vacancy was 14.8%, with a weighted average rental rate of $34.21.

As of the end of the second quarter of 2005, the West Loop office submarket had an overall vacancy rate of 19.5%, and a weighted average rental rate of $29.82 per square foot. Class "A" overall vacancy was 18.5%, with a weighted average rental rate of $34.98.

According to the appraiser the North Wacker micro-market has a Class "A" vacancy of 5.1%.

For comparable properties the appraiser reported occupancy rates as 85.21% to
94.75%, with a weighted average of 91.85%, and rental rates as $17.00 to $26.50, with a weighted average of $21.70. 123 North Wacker's occupancy and average rent were 97.6% and $21.95, respectively.

For 2004, within a three-mile radius of 123 North Wacker, the population was approximately 312,000 and the average household income was approximately
$87,474.

PROPERTY MANAGEMENT. Prentiss Properties Management, L.P. a subsidiary of
Prentiss Properties Trust (NYSE: PP), a full service real estate company, manages the property. As of December 31, 2004, Prentiss Properties Trust owned interests in 133 office and industrial properties with approximately 18.4 million net rentable square feet.

B-NOTE. The 123 North Wacker A-Note loan and 123 North Wacker B-Note loan are subject to a co-lender agreement that provides, among other things that, payments of interest and principal will be made on both loans, based on their respective interest rates and amortization terms. At all times payments of principal and interest due on the 123 North Wacker B-Note loan will be subordinate to the payment of principal and interest due on 123 North Wacker
A-Note loan.

CURRENT AND FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower was permitted to incur up to $14 million of short-term mezzanine financing secured by a pledge of a partnership interest in order to setup and place tenants in common structure. Once the short-term mezzanine debt is repaid via sales to investors, future mezzanine financing is permitted subject to certain conditions, including: (a) the outstanding principal balance of the 123 North
Wacker loan and the mezzanine debt may not exceed a 85% loan-to-value ratio on an aggregate basis, and (b) the property's performance provides a 1.11x debt service coverage ratio on a 30-year amortization schedule, taking into account both the loan and mezzanine debt. The mezzanine debt lender and intercreditor agreement require mortgagee approval and may not be assigned without mortgagee and rating agency confirmation.

                                       B-6

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                           BALANCE: $122,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.21x
                                123 NORTH WACKER           LTV:     70.52%
--------------------------------------------------------------------------------

                                     [MAP]

                                       B-7

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                           BALANCE: $106,275,000
                              COLLATERAL TERM SHEET        DSCR:    2.06x
                        DDR/MACQUARIE MERVYN'S PORTFOLIO   LTV:     65.00%
--------------------------------------------------------------------------------

                                   [GRAPHIC]

                                       B-8

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $106,275,000
                          COLLATERAL TERM SHEET        TMA DSCR:    2.06x
                    DDR/MACQUARIE MERVYN'S PORTFOLIO   TMA LTV:     65.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL TMA BALANCE(1):         $106,275,000

CUT-OFF TMA BALANCE(1):          $106,275,000

% BY INITIAL UPB:                4.43%

INTEREST RATE:                   5.2110%

SHADOW RATED (S/F/M):            BBB-/BBB-/Baa3

PAYMENT DATE:                    1st of every month

FIRST PAYMENT DATE:              November 1, 2005

MATURITY DATE:                   October 1, 2010

AMORTIZATION:                    Interest Only

CALL PROTECTION:                 Lockout until the earlier of (a) October 1,
                                 2008 and (b) 24 months from the securitization
                                 date of the last fixed rate pari passu note,
                                 then defeasance is permitted. On and after July
                                 1, 2010 prepayment can be made without penalty.

SPONSOR:                         Developers Diversified Realty Corporation and
                                 Macquarie DDR Trust

BORROWER:                        35 single purpose entities.

PARI PASSU DEBT(1):              $152,197,500

LOCKBOX(2):                      Springing Hard

INITIAL RESERVES:                None

MONTHLY RESERVES(3):             Springing
--------------------------------------------------------------------------------

(1)  The total balance of the DDR/Macquarie Mervyn's Portfolio loan is
     $258,472,500 (the "Whole Loan") consisting of two pari passu fixed rate notes, each with an original principal amount of $106,275,000 and a pari passu floating rate note in the original principal amount of $45,922,500
     (the "Floating Rate Note"). The $106,275,000 A-1 Note is included in the trust, the Floating Rate Note has been included in the COMM 2005-FL11 securitization and it is anticipated that the $106,275,000 A-2 Note will be contributed to a future securitization.

(2)  Springing hard lockbox upon the commencement of a "Reserve Period." Reserve
     Period means (a) an event of default, as such term is defined in the
     DDR/Macquarie Mervyns Portfolio loan documents and (b) any period commencing on the date on which the DSCR is less than 1.05x.

(3)  During a Reserve Period, monthly reserves will be collected for (i) taxes and insurance, (ii) ground rent, (iii) debt service, (iv) operating expenses, (v) capital expenditures and (vi) tenant improvement and leasing.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PS:   $98

BALLOON BALANCE PSF:       $98

LTV:                       65.00%

BALLOON LTV:               65.00%

DSCR:                      2.06x
--------------------------------------------------------------------------------

(1)  Unless otherwise noted, all numbers under the heading "Financial
     Information" are based on the Whole Loan balance as of the Cut-off Date.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio

PROPERTY TYPE:                  Retail

COLLATERAL:                     Fee simple interest in 31 properties and a
                                leasehold interest in 4 properties.

LOCATION:                       California (24), Arizona (5), Nevada (5) and
                                Texas (1)

YEAR BUILT/RENOVATED:           Various

TOTAL AREA:                     2,646,671 square feet

PROPERTY MANAGEMENT:            Developers Diversified Realty Corporation (a
                                borrower affiliate)

OCCUPANCY (AS OF 12/01/2005):   100.0%

UNDERWRITTEN NET CASH FLOW:     $27,658,770

APPRAISED VALUE:                $397,650,000

APPRAISAL DATE:                 July 1, 2005
--------------------------------------------------------------------------------

                                     TENANT

           CREDIT RATING
 TENANT        (S/F/M)        NRSF      %NRSF   RENT/SQ. FT.   LEASE EXPIRATION
--------------------------------------------------------------------------------
Mervyn's     Not Rated     2,646,671   100.0%      $11.33          09/30/2020
--------------------------------------------------------------------------------

                                       B-9

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $106,275,000
                          COLLATERAL TERM SHEET        TMA DSCR:    2.06x
                    DDR/MACQUARIE MERVYN'S PORTFOLIO   TMA LTV:     65.00%
--------------------------------------------------------------------------------

DDR/MACQUARIE MERVYNS PORTFOLIO LOAN

THE LOAN. The DDR/Macquarie Mervyn's Portfolio loan, a 5-year interest-only loan, is secured by a first mortgage on each borrower's fee simple interest (31 properties) or leasehold interest (4 properties), on properties, which in the aggregate, contain approximately 2,646,671 square feet of retail space. The 35 properties, primarily located in California and the southwestern United States, are cross-collateralized and cross-defaulted. The borrowers acquired the
DDR/Macquarie Mervyn's Portfolio in September of 2005 in a $397.7 million acquisition that was partially financed with the proceeds from the DDR/Macquarie
Mervyn's Portfolio loan; consequently, there is $139.2 million of hard equity
(35.0%).

The $258,472,500 Whole Loan is split into two pari passu fixed rate notes each in the original principal amount of $106,275,000 and the Floating Rate Note in the original principal amount of $45,922,500. The $106,275,000 A-1 Note is included in the trust. The Floating Rate Note is included in the COMM 2005-FL11 securitization and it is expected that the A-2 Note will be contributed into a future securitization.

                           ACQUISITION CAPITALIZATION

                       DESCRIPTION
DESCRIPTION                TYPE                 PROCEEDS
----------------------------------------------------------
Debt          Cumulative Fixed-Rate Balance   $212,550,000
                                   A-1 Note   $106,275,000
                                   A-2 Note   $106,275,000
                              Floating-Rate   $ 45,922,500
                                              ------------
                                 Total Debt   $258,472,500
                                              ============
Equity                                        $139,177,500
                                              ------------
TOTAL                                         $397,650,000
----------------------------------------------------------

With the proceeds from the DDR/Macquarie Mervyn's Portfolio loan, the borrowers acquired the properties that comprise the DDR/Macquarie Mervyn's Portfolio. The properties were all simultaneously leased-back by the borrowers, as landlord, to
Mervyn's, LLC ("Mervyn's") as tenant, on an absolute triple-net basis, pursuant to 35 separate, but substantially similar, leases.

o    When Target Corporation sold Mervyn's to the prior owners in September
     2004, the 257 store chain reported average sales of $162 per square foot.

o    In September 2005, 69 underperforming non-core stores were closed.

THE BORROWERS. All 35 borrowers are single-purpose, bankruptcy-remote entities, each with two independent directors (either at the borrower level or the general partner level, as applicable). A non-consolidation opinion by counsel to each borrower was delivered in connection with the origination of the DDR/Macquarie
Mervyn's Portfolio loan. The borrowers are sponsored by DEVELOPERS DIVERSIFIED
REALTY CORPORATION ("DDR") (50%) and MACQUARIE DDR TRUST (50%), an Australian
listed property trust sponsored by DDR and Macquarie Bank Limited of Australia
("MBL").

     DEVELOPERS DIVERSIFIED REALTY CORPORATION (NYSE: DDR; rated "BBB" by S&P and Fitch and "Baa3" by Moody's): DDR, a publicly traded REIT, currently owns and manages over 500 shopping centers in 44 states. With a total portfolio of approximately 113 million square feet of space, DDR is one of the largest owners, operators and developers of shopping centers in the
     United States and Puerto Rico. As of March 31, 2005, DDR had a total market capitalization of $9.1 billion, a debt-to-total market capitalization of
     44.4%, and an investment-grade senior unsecured corporate credit rating of
     "BBB" by S&P and Fitch and "Baa3" by Moody's.

     MACQUARIE BANK LIMITED OF AUSTRALIA (ASX: MBL; rated "A" by S&P, "A+" by
     Fitch and "A2" by Moody's): MBL, founded over 30 years ago, is an investment bank that focuses primarily on international markets. As of
     March 31, 2005, with an equity market capitalization of AU$10.7 billion,
     Macquarie Bank had over 6,500 employees and operates a range of investment banking, commercial banking and select retail financial services markets both in Australia and overseas. MBL

                                      B-10

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $106,275,000
                           COLLATERAL TERM SHEET       TMA DSCR:    2.06x
                     DDR/MACQUARIE MERVYN'S PORTFOLIO  TMA LTV:     65.00%
--------------------------------------------------------------------------------

     has over AU$88.9 billion in funds under management. In addition, MBL has in excess of AU$20.7 billion in assets under management within specialist funds including real estate specific funds with significant United States property exposure such as: Macquarie DDR Trust (MBL/DDR sponsored Listed
     Property Trust), Macquarie CountryWide Trust (MBL/ Regency Centers joint venture) and Macquarie ProLogis Trust (an MBL/ProLogis Trust sponsored
     Listed Property Trust).

     MACQUARIE DDR TRUST ("MDT"): MDT, a publicly traded property trust, trades on the Australian Stock Exchange (ASX: MDT). MDT is co-sponsored by DDR and
     MBL and is focused on the ownership of retail community centers in the
     United States. MDT conducted an initial public offering that took place in
     November of 2003 in connection with the acquisition of 11 retail community centers from DDR. Currently, MDT owns 35 properties (consisting of approximately 12.1 million square feet) in 20 states, with a gross asset value of approximately $1.9 billion.

THE PROPERTIES. The DDR/Macquarie Mervyn's Portfolio consists of the borrowers'
fee simple interest in 31 properties and leasehold interest in 4 properties, which in the aggregate contain approximately 2,646,671 square feet of retail space. All 35 properties are cross-collateralized and the borrowers' obligations under the Whole Loan are cross-defaulted. The properties are primarily located in the western and southwestern United States - California (24), Arizona (5),
Nevada (5) and Texas (1). The aggregate "as-is" appraised value for the 35
Mervyn's properties is approximately $397.65 million, which equates to a loan-to-value ratio of 65.0%. The appraiser, CB Richard Ellis, determined that the "go-dark" value for the DDR/Macquarie Mervyn's Portfolio is $360.7 million, which is 92% of the total aggregate "as-is" appraised value for the portfolio, which equates to a loan-to-dark value of 71.0%. The weighted average rent from the properties that collateralize the DDR/Macquarie Mervyn's Portfolio loan is
$11.33 per square foot, which is 7.0% less than the weighted average market rent across the various markets of $12.18 per square foot for all Mervyn's stores.

--------------------------------------------------------------------------------------------------------------
                                                                    ALLOCATED
                                                                    APPRAISED    % OF APPRAISED
       STATE          PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA       VALUE           VALUE       RENT PSF (1)
--------------------------------------------------------------------------------------------------------------

Southern California         14           1,074,240       40.6%    $178,550,000         44.9%         $12.06
Northern California         10             730,035       27.6      120,850,000         30.4           12.64
Arizona                      5             395,069       14.9       48,250,000         12.1            9.96
Nevada                       5             370,730       14.0       44,900,000         11.3            9.27
Texas                        1              76,597        2.9        5,100,000          1.3            5.51
                           ---           ---------      -----     ------------        -----          ------
TOTAL/WTD. AVG.             35           2,646,671      100.0%    $397,650,000        100.0%         $11.33
--------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

--------------------------------------------------------------------------------------------------------------
                                                                    ALLOCATED
                                                                    APPRAISED    % OF APPRAISED
     OWNERSHIP        PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA       VALUE           VALUE       RENT PSF (1)
--------------------------------------------------------------------------------------------------------------

Fee                         31           2,333,039       88.1%    $328,850,000         82.7%         $10.69
Leasehold                    4             313,632       11.9       68,800,000         17.3           16.06
                           ---           ---------      -----     ------------        -----          ------
TOTAL/WTD. AVG.             35           2,646,671      100.0%    $397,650,000        100.0%         $11.33
--------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

--------------------------------------------------------------------------------------------------------------
                                                                    ALLOCATED
                                                                    APPRAISED    % OF APPRAISED
RETAIL CONFIGURATION  PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA       VALUE           VALUE       RENT PSF (1)
--------------------------------------------------------------------------------------------------------------

Shopping Center             25           1,874,317       70.8%    $255,700,000         64.3%        $10.31
Shopping Mall                8             652,150       24.6      130,100,000         32.7          14.89
Free Standing                2             120,204        4.5       11,850,000          3.0           7.75
                           ---           ---------      -----     ------------        -----         ------
TOTAL/WTD. AVG.             35           2,646,671      100.0%    $397,650,000        100.0%        $11.33
--------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

                                      B-11

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $106,275,000
                           COLLATERAL TERM SHEET       TMA DSCR:    2.06x
                     DDR/MACQUARIE MERVYN'S PORTFOLIO  TMA LTV:     65.00%
--------------------------------------------------------------------------------

TENANT. The properties are currently 100% occupied by Mervyn's. Mervyn's is a neighborhood department store that offers moderately priced fashion and home decor. In 1949, Mervyn's opened its first store in San Lorenzo, California, and as of November 4, 2005, operates 188 locations in 10 states. Mervyn's has a reputation for offering an extensive selection of national and private-label fashions and housewares at reasonable price points. Mervyn's primary competitors include Kohl's Corporation, J.C. Penney Corporation, Inc. and TJX Companies,
which operates TJMaxx and Marshalls. A private equity investment group, that includes Sun Capital Partners, Cerberus Capital Management and
Lubert-Adler/Klaff Partners acquired the Mervyn's retail chain from Target
Corporation in September 2004 for approximately $1.65 billion. In September of
2005, Mervyn's announced the closing of 69 under-performing stores (which are not part of the collateral) in order to invest in and focus on its core markets, located in the Western and Southwestern United States (which are the primary locations of the properties that make up the collateral for the DDR/Macquarie
Mervyn's Portfolio loan). Mervyn's has exited or plans to exit the Michigan and
Oklahoma markets and parts of the Colorado market.

LETTERS OF CREDIT AND GUARANTEES. As additional credit enhancement the lender obtained: (i) a $33,000,000 sponsor guaranty from DDR and MDT, (ii) a pledge of the proceeds of a $25,000,000 guaranty from Lubert-Adler/Klaff Partners, secured by a $25,000,000 letter of credit issued by a financial institution rated "A+"
by S&P and Fitch and "Aa3" by Moody's and (iii) a pledge of the proceeds of a
$7,705,143 security deposit letter of credit by a financial institution rated
"A+" by S&P, "AA-" by Fitch and "Aa3" by Moody's. As additional security for the performance of borrowers' obligations under the DDR/Macquarie Mervyn's Portfolio loan, the borrowers' parent, DDR MDT MV Holdings II LLC, granted lender a continuing security interest in 100% of its interest in the "Letter-of-Credit
Rights" with respect to certain letters of credit delivered by the seller of the properties for the benefit of parent as agent for the borrowers (the "Mervyn's
Letter of Credit"). The security deposit letter of credit may be drawn by the borrowers upon the occurrence of certain lease defaults by Mervyn's, and the sponsor guaranty and Mervyn's Letter of Credit can be drawn upon and used for tenant improvements and leasing commissions upon the occurrence of, among other circumstances (i) Mervyn's filing for protection under the Bankruptcy Code, (ii)
termination of all Mervyn's leases collateralized by the DDR/Macquarie Mervyn's
Portfolio loan or (iii) failure to annually renew the Mervyn's Letter of Credit, each as more particularly set forth in the DDR/Macquarie Mervyn's Portfolio loan document. All amounts drawn under the sponsor guaranty and Mervyn's Letter of
Credit are to be deposited into a holding account and then transferred to either a tenant improvement and leasing commission reserve or borrowers' account, such allocation dependent on the nature of the event triggering the draw on the
Mervyn's Letter of Credit or sponsor guaranty, as described in the DDR/Macquarie
Mervyn's Portfolio loan agreement. Proceeds of any draw on the security deposit letter of credit is to be released to the borrowers, provided no Event of
Default (as such term is defined in the related loan agreement) has occurred and is continuing.

PROPERTY MANAGEMENT. The properties are each managed by DDR, pursuant to a management agreement. The management agreement provides that the rights of the manager thereunder will be subordinate to the rights of the lender under the
DDR/Macquarie Mervyn's Portfolio loan documents. The base fee payable to the manager under each management agreement is 4% of gross revenue from the properties and certain leasing commissions and construction management fees.

SUBSTITUTION OF COLLATERAL/PARTIAL RELEASE. On any payment date, the borrowers may substitute for any property, similar real estate collateral, provided the following conditions are satisfied: (i) no event of default exists; (ii) the substitution would not (a) be a "significant modification" of the DDR/Macquarie
Mervyn's Portfolio loan within the meaning of the applicable Treasury
Regulations or (b) cause the DDR/Macquarie Mervyn's Portfolio loan to cease to be a "qualified mortgage" within the meaning of the Internal Revenue Code; (iii)
rating agency confirmation is delivered; (iv) the appraised value of the substitute property is not less than the appraised value the property being replaced as of the closing date or immediately preceding the substitute release date; (v) the debt service coverage ratio (after giving effect to the proposed property substitution) will equal or exceed (a) 1.45x and (b) the debt service coverage ratio immediately prior to the property substitution; (vi) the geographic and tenant concentration of the properties is not adversely affected, such determination to be determined by the lender and (vii) in no event may (in the aggregate of all property substitutions) (a) more than 21 properties or (b)
properties with appraised values exceeding 50% of the aggregate appraised values of all the properties be substituted.

                                      B-12

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $106,275,000
                           COLLATERAL TERM SHEET       TMA DSCR:    2.06x
                     DDR/MACQUARIE MERVYN'S PORTFOLIO  TMA LTV:     65.00%
--------------------------------------------------------------------------------

In addition, the borrower may voluntarily prepay the Floating Rate Note and obtain a release of an individual property in whole, subject to the satisfaction of certain conditions, including, but not limited to, delivery to the lender of
(i) an amount equal to 110% or 115% of the allocated loan amount for such property (determined based on annual sales per square foot, as described in the related loan documents), (ii) rating agency confirmation, and (iii) evidence that the assumed debt service coverage ratio for the remaining properties after the release will equal or exceed 1.45x. After the Floating Rate Note is satisfied in full and provided the defeasance lockout period has expired, an individual property may be released upon the defeasance of such property, subject to the satisfaction of certain conditions including, but not limited to, delivery of defeasance collateral sufficient to defease 110% or 115% of the allocated loan amount for such property (subject to the standards described in
(i) above), satisfaction of the conditions specified in (ii) and (iii) above and, provided that after giving effect to the partial defeasance, the borrower has not obtained the release of more than 21 properties or properties for which the aggregate appraised value exceeds an amount equal to 50% of the Aggregate
Appraised Value (as such term is defined in the related loan agreement).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

GROUND LEASES. The borrowers have a leasehold interest in four of the properties that secure the DDR/Macquarie Mervyn's Portfolio Loan. The terms of the related ground leases include standard lender protections.

                                      B-13

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $106,275,000
                           COLLATERAL TERM SHEET       TMA DSCR:    2.06x
                     DDR/MACQUARIE MERVYN'S PORTFOLIO  TMA LTV:     65.00%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                      B-14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-15

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                         TMA BALANCE: 92,500,000
                              COLLATERAL TERM SHEET      TMA DSCR:    1.41x
                          DESIGN CENTER OF THE AMERICAS  TMA LTV:     73.90%
--------------------------------------------------------------------------------

                                   [GRAPHIC]

                                      B-16

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $92,500,000
                    COLLATERAL TERM SHEET               TMA DSCR:    1.41x
                DESIGN CENTER OF THE AMERICAS           TMA LTV:     73.90%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Acquisition

ORIGINAL TMA BALANCE(1):   $92,500,000

CUT-OFF TMA BALANCE(1):    $92,500,000

% BY INITIAL UPB:          3.86%

INTEREST RATE:             5.92722%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        August 1, 2005

MATURITY DATE:             August 1, 2015

AMORTIZATION:              Interest only for the initial 36 months of the term,
                           thereafter amortizing based on a 30-year schedule.

CALL PROTECTION:           Lockout until the earlier of (a) August 1, 2008 and
                           (b) 24 months from the securitization date of the
                           last pari passu note, then defeasance is permitted.
                           On and after May 1, 2015 prepayment permitted without
                           penalty.

SPONSOR:                   Charles Cohen

BORROWER:                  Design Center of the Americas, LLC

PARI PASSU DEBT(1):        $92,500,000

LOCKBOX:                   Hard

INITIAL RESERVES:          Tax:                 $616,903
                           Insurance:           $ 31,167
                           Immediate Repairs:   $ 66,300

MONTHLY RESERVES:          Tax:                 $154,226
                           Insurance:           $ 31,167
                           Replacement:         $ 21,946
--------------------------------------------------------------------------------

(1)  The original trust mortgage asset ("TMA") amount of $92,500,000 represents the A-1 Note from a first mortgage loan in the original principal amount of
     $185,000,000 (the "Whole Loan"), consisting of the A-1 Note and a
     $92,500,000 pari passu A-2 Note. The A-2 Note is not included in the trust.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:   $239

BALLOON BALANCE PSF:        $215

LTV:                        73.90%

BALLOON LTV:                66.58%

DSCR(2):                    1.41x/1.68x
--------------------------------------------------------------------------------

(1)  Unless otherwise noted, all numbers under the heading "Financial
     Information" are based on the Whole Loan balance as of the Cut-off Date.

(2)  DSCR shown on a 30-year amortization schedule and during interest only period, respectively.

--------------------------------------------------------------------------------
                                  PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Retail

COLLATERAL:                     Fee Simple

LOCATION:                       Dania Beach, FL

YEAR BUILT/RENOVATED:           1985/2001

MORTGAGED COLLATERAL AREA:      774,573 square feet

PROPERTY MANAGEMENT:            Cohen Brothers Realty Corporation of Florida,
                                LLC (a borrower affiliate)

OCCUPANCY (AS OF 02/28/2005):   93.6%

UNDERWRITTEN NET CASH FLOW:     $18,626,302

APPRAISED VALUE:                $250,350,000

APPRAISAL DATE:                 May 18, 2005
--------------------------------------------------------------------------------

                                      B-17

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                       TMA BALANCE:  $92,500,000
                    COLLATERAL TERM SHEET              TMA DSCR:     1.41x
                DESIGN CENTER OF THE AMERICAS          TMA LTV:      73.90%
--------------------------------------------------------------------------------

                             SIGNIFICANT TENANTS(1)

-----------------------------------------------------------------------
       TENANT           NRSF    % NRSF   LEASE EXPIRATION   RENT PSF(1)
-----------------------------------------------------------------------
Baker Knapp & Tubbs    37,808    4.88%       12/31/2010        $16.16
Judith Norman/TJRM     29,607    3.82        12/31/2013         27.81
Jerry Pair             28,023    3.62        04/30/2011         32.21
Bill Nessen            20,520    2.65        Various(2)         30.50
Robert Allen           17,603    2.27        08/31/2006         33.33
E.G. Cody              16,151    2.09        02/28/2011         37.09
Sherrill Furniture     15,457    2.00        06/30/2005         34.26
Design West            14,108    1.82        12/31/2009         31.16
                      -------   ------                         ------
TOTAL / WTD. AVG.     179,277   23.15%                         $28.55
-----------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll.

(2)  Bill Nessen leases 12,094 square feet of space that expires on 09/30/2007 and 8,426 square feet of space that expires on 10/31/2009.

                           LEASE ROLLOVER SCHEDULE(1)

-------------------------------------------------------------------------------------------------------
  YEAR OF    # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT     % OF BASE
EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING    RENT ROLLING
-------------------------------------------------------------------------------------------------------

  2005            19         66,055      8.5%       66,055          8.5%      $2,347,157       10.2%
  2006            25         95,616     12.3       161,671         20.9%      $3,169,344       13.7
  2007            24         93,837     12.1       255,508         33.0%      $3,136,098       13.6
  2008            28         83,018     10.7       338,526         43.7%      $2,810,018       12.2
  2009            15         72,241      9.3       410,767         53.0%      $2,191,793        9.5
  2010            13         93,112     12.0       503,879         65.1%      $2,508,364       10.9
  2011            16         97,014     12.5       600,893         77.6%      $3,309,452       14.3
  2012             3          9,695      1.3       610,588         78.8%      $  234,778        1.0
  2013            11         65,319      8.4       675,907         87.3%      $2,057,980        8.9
  2014            --             --       --       675,907         87.3%              --         --
  2015             2         20,428      2.6       696,335         89.9%      $  642,887        2.8
  2016(2)          4         28,775      3.7       725,110         93.6%      $  656,674        2.8
  Vacant          --         49,463      6.4       774,573        100.0%              --         --
                 ---        -------    -----                                                  -----
   TOTAL         160        774,573    100.0%                                                 100.0%
-------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

(2)  Includes the 5,064 square foot Resource Center which pays no rent;  however income is derived from the referral service for designers and suppliers.

                                      B-18

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $92,500,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.41x
                          DESIGN CENTER OF THE AMERICAS TMA LTV:     73.90%
--------------------------------------------------------------------------------

THE DESIGN CENTER OF THE AMERICAS LOAN

THE LOAN. The Design Center of the Americas loan is secured by a first priority mortgage on the borrower's fee simple interest in a 774,573 square foot retail/design center located just south of Ft. Lauderdale, Florida in Dania
Beach. The 10-year loan is interest only for the first three years of its term and then amortizes on a 30-year schedule. Loan proceeds for the Design Center of the Americas loan were used to acquire the property for a purchase price of
$250,000,000 plus closing costs.

THE BORROWER. The borrower is Design Center of the Americas, LLC, a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered. The borrower is sponsored by CHARLES COHEN. The Cohen family has owned and developed properties nationwide for over 25 years. Charles Cohen was a vice president and General Counsel for Cohen Brothers Realty Corporation
("CBRC") until 1983 when Mr. Cohen was named CBRC's president. Mr. Cohen purchased CBRC in 1988 and has become one of the major owners and operators of design centers in the country. Mr. Cohen owns and operates three design centers other than the Design Center of the Americas ("DCOTA"), including Pacific Design
Center located in West Hollywood, California, the Decoration and Design Building
("D&D Building") located in New York City, New York and the Decorative Center
Houston in Houston, Texas. At CBRC, Mr. Cohen has assembled a team of more than
300 employees working towards the financing, assemblage, construction and management of the company's properties, creating economies of scale in the management of the portfolio.

Mr. Cohen's portfolio of real estate includes over 11 million square feet of properties located in New York, Florida, Texas and Southern California. Mr.
Cohen has been able to revitalize the D&D Building through an active leasing and consistent capital expenditure campaign.

THE PROPERTY. The DCOTA is one of the world's largest international free-standing interior design campuses. The DCOTA houses 774,573 square feet of exclusive designer products and showrooms and features more than 5,500 unique lines of fine furniture, fabrics, art, antiques, kitchen, bath, flooring, lighting and more. The DCOTA, three, four-story interconnected buildings, is located along I-95, in central Broward County and is easily accessible from all points in the tri-county areas of Miami-Dade, Broward and Palm Beach Counties.
The DCOTA was constructed in 1985 by the previous owners and further expanded in
1988 and 2001 by CBRC, both times in response to leasing requests. The DCOTA contains approximately 150 showrooms, with a diverse tenant roster that has caused it to become one of the premier destination in the southeast United
States for designers, architects, builders, decorators and their clients who generally travel from the southeastern United States, the Caribbean and South
America to complete interior design projects of all kinds.

Revenue is generated from showroom tenants as well as showcase and venue rentals. A Sheraton-flagged hotel (not part of the collateral) is adjacent to
DCOTA. In addition, clients at the DCOTA have multiple restaurant options, valet, freight forwarding/transport services, and a multi-lingual staff to serve clientele. Also available to the clients are the DCOTA/DOC Designer on Call service, which provides clients an opportunity to meet with a designer for a two-hour shopping experience, tour or design consultation and the Resourcenter and Designer's Lounge, which offers additional trade products and services for design applications and features monthly seminars for the trade presented by exhibitors. The compilation of these services combined with the property's strategic location adjacent to I-95 just south of the Ft. Lauderdale
International Airport have helped maintain historical occupancy rates in the mid
90% range for the past five years.

SIGNIFICANT TENANTS. As of February 28, 2005, the DCOTA is 93.6% occupied. The
DCOTA consists of a diverse tenant roster of approximately 150 showrooms totaling 774,573 square feet. The 4 largest showrooms at the DCOTA are described below:

     BAKER KNAPP & TUBBS (37,808 square feet, 4.9% of net rentable area) is a premier furniture and accessory source offering designers the finest quality, craftsmanship and service available while filling formal, transitional, contemporary and casual niches. Baker Knapp & Tubbs showrooms display a wide range of furniture from Baker, McGuire and other select fine furnishings manufacturers.

     JUDITH NORMAN/TJRM (29,607 square feet, 3.8% of net rentable area) was the first showroom to open at the DCOTA. After numerous expansions to the main showroom and the opening of the new 4,300 square foot Moderne Collection,

                                      B-19

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $92,500,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.41x
                          DESIGN CENTER OF THE AMERICAS TMA LTV:     73.90%
--------------------------------------------------------------------------------

     Judith Norman is largest independently-owned showroom at the DCOTA. Judith
     Norman features nearly 30,000 square feet of modern, contemporary, transitional and traditional furniture, accessories, lighting, fabric and art. Included in that space is an expanded Maitland-Smith Gallery (6,300 square feet), filled with thousands of one-of-a kind items, many of which are available for immediate delivery.

     JERRY PAIR (28,023 square feet, 3.6% of net rentable area) and long-time partner Mavis Cahoon began their company in 1970. Business grew rapidly and they opened the first Jerry Pair Showroom in Atlanta later that same year.
     Ten years ago, after consistently reinforcing its image of unequalled elegance and quality, Jerry Pair became the anchor showroom in the DCOTA's second building. The showroom is a welcome resource for designers and architects in Florida and throughout South America.

     BILL NESSEN (20,520 square feet, 2.6% of net rentable area) established his showroom in 1988 and has quickly become one of south Florida's most recognized names in the interior design industry. There are two showrooms located in the DCOTA building, totaling over 20,000 square feet. Nessen showroom represents some of the worlds most exclusive fabric, furniture and accessory lines. In 1999, Nessen Showroom won the Most Outstanding Showroom
     Award.

THE MARKET. Design centers are part of the specialty retail industry, consisting of showrooms leased by direct or indirect manufacturer's representatives. Most of the products are from national and international companies consisting of furniture, fabrics, flooring, lighting, kitchen, bath, art, antiques, accessories, appliances, window treatments, decorative hardware, and surfacing from around the globe. The products are available almost exclusively to interior designers, decorators and professionals in the design industry which in turn host their clients at the centers. With a large number of tenants located in close proximity, design centers allow the designer to provide the most informed service and advice to suit clients' taste and the buyer to efficiently evaluate products. The showcase's centralized location within design centers is a highly valued attribute by both the interior designer and their patrons. The design center market targets designers, interior decorators, space planners and other users of similar types. Design centers deal only on a wholesale level and differ from Merchandise Markets, which relate specifically to trade shows. Leases for design centers mirror most retail sites, with terms ranging from 3 to over 10 years.

The merchandise sold by the design center tenants is typically high-end price point merchandise. Examples are custom-made couches, tables and chairs, as well as one-of-a-kind antiques, unique fabrics and high-quality home improvement items (tiles, etc.). Most manufacturers who sell items through design center tenants do not have significant competition outside the center due to their unique qualities, barriers to industry entry, and higher price point. Currently, there are only 15 design centers in the United States due to significant barriers to entry; they include New York, Chicago, Atlanta, Philadelphia,
Denver, Houston, Seattle, Los Angeles, San Francisco, Ft. Lauderdale, Miami and
Minneapolis. Larger, regional design centers maintain a common tenant base, with numerous crossover tenants. Many of the same tenants in the DCOTA have operations in other regional design centers such as Pacific Design Center
Hollywood, Decorative Center Houston and the D&D Building in New York. The
original concept of design centers was to sell upscale furniture and furnishings exclusively to interior designers and architects with prices at the design centers typically 20 to 40 percent below retail.

The DCOTA assists clients in the metropolitan statistical areas that cover
Broward County, Miami-Dade County to the south and Palm Beach County to the north. In conjunction with the on-site Sheraton and the proximity of the local airports, tourists and designers have optimal access to the facility. Fort
Lauderdale's economy is growing robustly and reached a new employment peak in the fourth quarter of 2004. Personal income in Fort Lauderdale has been growing about 33% faster than the United States personal income.

As of March 2005, the unemployment rate in Broward County declined from 4.9% in
2001 to 4.5%, while population increased from 1,670,500 in 2001 to 1,798,200 to date.

                                      B-20

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $92,500,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.41x
                          DESIGN CENTER OF THE AMERICAS TMA LTV:     73.90%
--------------------------------------------------------------------------------

                            COMPETITIVE PROPERTIES(1)

                                          Avg. Gross   Number of   % National
          PROPERTY             Size SF     Rent PSF     Tenants      Tenants    Occupancy
-----------------------------------------------------------------------------------------

DCOTA (SUBJECT)                 774,573     $34.74         150        60%           94%
D&D Building NYC                609,000     $49.38         130        50+%          99%
Pacific Design Center           926,030     $34.61         197        50+%        84.5%
Atlanta ADAC                    430,000     $33.00          78        50%          100%
New York Design Center          500,000     $32.00          95        --            96%
San Francisco Design Center     540,486     $29.50         235        53%           99%
Boston Design Center            547,218     $26.39         107        38%           94%
Dallas Market Center          3,000,000     $23.50        1500        50%           95%
Decorative Center Dallas        400,000     $20.00         125        70%           82%
Decorative Center Houston       514,395     $16.27         110        50+%          72%
-----------------------------------------------------------------------------------------

(1)  Based on appraisal dated June 7, 2005.

PROPERTY MANAGEMENT. The property is managed by Cohen Brothers Realty
Corporation of Florida, LLC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-21

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $92,500,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.41x
                          DESIGN CENTER OF THE AMERICAS TMA LTV:     73.90%
--------------------------------------------------------------------------------

                                      [MAP]

                                      B-22

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-23

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $90,372,694
                              COLLATERAL TERM SHEET     TMA DSCR:    1.33x
                                 FIREMAN'S FUND         TMA LTV:     67.27%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                      B-24

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $90,372,694
                              COLLATERAL TERM SHEET     TMA DSCR:    1.33x
                                 FIREMAN'S FUND         TMA LTV:     67.27%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:             BofA

LOAN PURPOSE:            Acquisition

ORIGINAL TMA PRINCIPAL
   BALANCE(1):           $90,687,500

CUT-OFF TMA PRINCIPAL
   BALANCE:              $90,372,694

% OF INITIAL UPB:        3.77%

INTEREST RATE(2):        5.548%

PAYMENT DATE:            1st of each month

FIRST PAYMENT DATE:      October 1, 2005

ANTICIPATED PREPAYMENT
   DATE:                 October 1, 2015

AMORTIZATION:            342 months

CALL PROTECTION:         Lockout for 24 months from securitization closing date,
                         then defeasance is permitted. On or after October 1,
                         2015, prepayment can be made without penalty.

SPONSOR:                 First States Group, L.P.

BORROWER:                First States Investors 239, LLC

PARI PASSU DEBT:         $100,000,000

LOCKBOX:                 Hard

MONTHLY RESERVE:         Replacement:                                     $1,657
--------------------------------------------------------------------------------

(1)  The total balance of the Fireman's Fund loan is $190,025,562 as of the
     Cut-off Date ("Whole Loan"), and consists of two pari passu notes, a Note
     A-1 with a Cut-off Date Balance of $99,652,867 (which is not included in the trust fund) and a Note A-2 with a Cut-off Date Balance of $90,372,694
     (which is included in the trust fund and which represents the Fireman's
     Fund loan ("TMA")). Unless otherwise specified, all DSCR, LTV and other calculations with respect to the Fireman's Fund loan are based on the combined principal balance of the Note A-1 and the Note A-2. However, Note
     A-1 is not part of this transaction and no Certificate represents any interest in Note A-1.

(2)  Interest rate rounded to three decimal places.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:       $90,372,694

CUT-OFF DATE BALANCE PSF:   $268

BALLOON BALANCE PSF:        $219

LTV:                        67.27%

BALLOON LTV:                55.18%

DSCR:                       1.33x
--------------------------------------------------------------------------------

(1)  Unless otherwise noted, all numbers under the heading "Financial
     Information" are based on the Whole Loan balance as of the Cut-off Date.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

COLLATERAL:                   Fee Simple

LOCATION:                     Novato, CA

YEAR BUILT/RENOVATED:         1982/1993

NET RENTABLE SQUARE FEET:     710,330 square feet

PROPERTY MANAGEMENT:          Self managed

OCCUPANCY (AS OF 12/01/05):   100.0%

U/W NET CASH FLOW:            $17,766,194

APPRAISED VALUE:              $282,500,000

APPRAISED DATE:               June 29, 2005
--------------------------------------------------------------------------------

                              SIGNIFICANT TENANT(1)

------------------------------------------------------------------
                                                 LEASE     RATINGS
    TENANT         NRSF    %NRSF   RENT PSF   EXPIRATION   (S/F/M)
------------------------------------------------------------------
Fireman's Fund   710,330   100.0%   $26.49    11/06/2018   A/NR/A2
------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the leases.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                                      B-25

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $90,372,694
                              COLLATERAL TERM SHEET     TMA DSCR:    1.33x
                                 FIREMAN'S FUND         TMA LTV:     67.27%
--------------------------------------------------------------------------------

THE FIREMAN'S FUND LOAN

THE LOAN. The Fireman's Fund loan Note A-2 is a $90,372,694 million (Cut-off
Date balance), ten-year fixed rate loan secured by a first mortgage on a suburban office complex located in Novato, Marin County, California. The
Fireman's Fund Mortgage Loan pays principal and interest until the anticipated prepayment date of October 1, 2015 with an annual interest rate, rounded to three decimal places, of 5.548%.

After the anticipated prepayment date, the loan documents call for a revised interest rate of 10.548% (the initial interest rate plus 5.000%) with the excess interest that accrues at the revised interest rate added to the principal balance of the Fireman's Fund Mortgage Loan. Payments after the anticipated repayment date will consist of (A) principal and interest, with interest in an amount equal to the interest that would have accrued on the debt at the initial interest rate, and (B) all excess cash flow applied to the principal balance of the Fireman's Fund loan.

THE BORROWER. The Fireman's Fund Borrower is First States Investors 239, LLC, a
Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Fireman's Fund Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100.0% by First States Investors 239 Holdings, LLC, a Delaware limited liability company, as the sole member. The borrower principal is First States
Group, L.P., a Delaware limited partnership. American Financial Realty Trust, a
Maryland real estate investment trust is the 97.4% limited partner. First States
Group LLC, a Delaware limited liability company is the sole general partner.

American Financial Realty Trust ("AFT") is a self-managed, self-administered publicly traded real estate investment trust focused on acquiring and operating properties leased to regulated financial institutions. AFT's portfolio consists of 549 bank branches and 384 office buildings located in 38 states containing approximately 32.9 million square feet. As of the fiscal year ended December 31,
2004, AFT reported revenue of approximately $337.4 million and stockholder's equity of $870.0 million.

THE PROPERTY. The Fireman's Fund Mortgaged Property consists of a fee simple interest in a Class "A" suburban office complex consisting of three four-story buildings. Building I was constructed in 1982 and contains 255,472 square feet of net rentable area; Buildings II and III were constructed in 1993 and each contain 227,429 square feet of net rentable area. The buildings are situated on a 65.0 acre campus that contains a centrally located fountain, a cafeteria in
Building I, an exercise room in Building II and an outdoor recreational area.
Fireman's Fund is the sole tenant and maintains its corporate headquarters at the Fireman's Fund mortgaged property.

The Fireman's Fund employs approximately 2,400 people at the property and uses the location for the following uses: executive offices, corporate finance and accounting, legal services, human resources, claims management, underwriting management, actuary, marketing, claims processing, supply management and IT management.

The property is located in northern California, approximately 30 miles north of
San Francisco. The property is located approximately one tenth of a mile west of
Highway 101, the major commuting corridor providing access to downtown San
Francisco to the south and Sonoma County to the north.

                                      B-26

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $90,372,694
                              COLLATERAL TERM SHEET     TMA DSCR:    1.33x
                                 FIREMAN'S FUND         TMA LTV:     67.27%
--------------------------------------------------------------------------------

SIGNIFICANT TENANT. The single tenant representing 100.0% of the total net rentable square feet is:

     FIREMAN'S FUND ("FF") (rated "A" by S&P, not rated by Fitch and "A2" by
     Moody's) occupies 710,330 square feet (100.0% of square feet, 100.0% of rental income) under a 25-year lease expiring on November 6, 2018. The current rental rate per square foot of $26.49 increases every three years based upon CPI growth subject to a cap of 7.50% annually. FF pays 100.0% of the operating expenses during lease years one to 25. FF is a wholly-owned subsidiary of Allianz AG, an international financial service provider with offices in over 70 countries and 167,000 employees worldwide. Allianz AG provides its customers with property, casualty, life and health insurance, asset management and banking services. FF is Allianz AG's main insurance presence in the United States. As of the fiscal year ended December 31,
     2004, Allianz AG reported revenue of approximately $130.5 billion, net income of $3.9 billion and stockholder's equity of $45.5 billion. The property has been occupied by FF since the first building was developed in
     1982 and serves as the company's headquarters.

THE MARKET.

The Fireman's Fund office building is located in Novato, Marin County,
California, approximately 30 miles north of San Francisco within the San
Francisco metropolitan statistical area. Population is approximately 1.8 million in the metropolitan statistical area, 250,000 in Marin County and 53,700 in
Novato. Population within a one, three and five mile radius of the property is approximately 6,000, 37,000 and 50,000, respectively. Average household income within a one, three and five mile radius of the property is approximately
$92,000, $99,000 and $103,000, respectively.

Marin County is considered to be one of the prime locations within the San
Francisco Bay area due to its proximity to downtown San Francisco, as well as its accessibility to the East Bay. The economic base of Marin County consists primarily of business services, finance, insurance and real estate. The bay corridor is home to multimedia, software development, motion picture production and other high-tech industries. Major employers include Fireman's Fund
Insurance, Wells Fargo Bank, Marin County and Marin General Hospital.

The property is located one mile north of downtown Novato in an outlying suburban area along San Marin Drive, the primary east/west corridor bisecting the area. San Marin Drive has a full interchange with Highway 101, approximately one tenth of a mile to the east of the property. Highway 101 is the main north/south arterial through Marin County, providing access to downtown San
Francisco to the south and Sonoma County to the north.

PROPERTY MANAGEMENT. The property is self managed.

LOCKBOX. Hard.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-27

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $90,372,694
                              COLLATERAL TERM SHEET     TMA DSCR:    1.33x
                                 FIREMAN'S FUND         TMA LTV:     67.27%
--------------------------------------------------------------------------------

                                     [MAP]

                                      B-28

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-29

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $89,796,510
                              COLLATERAL TERM SHEET         DSCR:    1.22x
                               GRAND TRAVERSE MALL          LTV:     78.70%
--------------------------------------------------------------------------------

                                   [GRAPHIC]

                                      B-30

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $89,796,510
                              COLLATERAL TERM SHEET         DSCR:    1.22x
                               GRAND TRAVERSE MALL          LTV:     78.70%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     BofA

LOAN PURPOSE:                    Refinance

ORIGINAL PRINCIPAL BALANCE:      $90,000,000

CUT-OFF PRINCIPAL BALANCE:       $89,796,510

% OF INITIAL UPB:                3.74%

INTEREST RATE(1):                5.016%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              November 1, 2005

MATURITY DATE:                   October 1, 2012

AMORTIZATION:                    360 months

CALL PROTECTION:                 Lockout for 24 months from securitization
                                 closing date, then defeasance is permitted. On
                                 or after May 1, 2012, prepayment can be made
                                 without penalty.

SPONSOR:                         GGP Limited

BORROWER:                        Grand Traverse Mall Partners, LP

ADDITIONAL FINANCING:            Future mezzanine debt is allowed provided the
                                 combined DSCR is not less than 1.25x and the
                                 combined LTV is no greater than 75%.

LOCKBOX:                         Hard

MONTHLY RESERVE:                 Springing(2)
--------------------------------------------------------------------------------

(1)  Interest rate rounded to three decimal places.

(2)  Springing hard lockbox for tax and insurance and capital reserves upon the commencement of a "DSCR Period" or "Cash Management" (each as defined in the related loan documents).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:        $290

BALLOON BALANCE PSF:             $257

LTV:                             78.70%

BALLOON LTV:                     69.85%

DSCR:                            1.22x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail-Regional Mall

COLLATERAL:                      Fee Simple

LOCATION:                        Traverse City, MI

YEAR BUILT/RENOVATED:            1992/NAP

TOTAL AREA:                      310,150 square feet

PROPERTY MANAGEMENT:             General Growth Management, Inc.

OCCUPANCY (AS OF 07/20/2005):    86.7%

UNDERWRITTEN NET CASH FLOW:      $7,102,213

APPRAISED VALUE:                 $114,100,000

APPRAISAL DATE:                  September 1, 2005
--------------------------------------------------------------------------------

                                      B-31

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $89,796,510
                              COLLATERAL TERM SHEET         DSCR:    1.22x
                               GRAND TRAVERSE MALL          LTV:     78.70%
--------------------------------------------------------------------------------

                             SIGNIFICANT TENANTS (1)

                                                                      SALES/PSF
                                                                          OR
                                                LEASE      RATINGS    SALES PER
    TENANT        NRSF    %NRSF   RENT PSF   EXPIRATION    (S/F/M)     SCREEN
---------------------------------------------------------------------------------

GKC Theaters     30,042   9.7%    $15.00    01/31/2012   B/NR/Caa1   $484,333(2)
TJMaxx           27,723   8.9%    $ 8.25    01/31/2009    A/NR/A3         NAV
FYE              13,369   4.3%    $18.00    01/31/2009   Not Rated   $    153(2)
Pier 1 Imports    9,013   2.9%    $13.20    03/01/2010   BB/NR/Ba3        NAV
---------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the leases.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  As of June 30, 2005, trailing 12 months.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                               % OF
  YEAR OF    NO. OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT   BASE RENT
EXPIRATION      EXPIRING         SF     TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------

    2005            1             754      0.2%          754          0.2%      $   26,398       0.4%
    2006            7          23,618      7.6        24,372          7.9%      $  351,205       5.9
    2007           10          25,376      8.2        49,748         16.0%      $  699,338      11.8
    2008           10          17,674      5.7        67,422         21.7%      $  462,545       7.8
    2009            8          49,538     16.0       116,960         37.7%      $  734,591      12.4
    2010            5          22,054      7.1       139,014         44.8%      $  445,340       7.5
    2011            8          18,214      5.9       157,228         50.7%      $  500,513       8.4
    2012           10          51,872     16.7       209,100         67.4%      $1,227,984     20.7
    2013            8          12,037      3.9       221,137         71.3%      $  475,490       8.0
    2014            7          30,016      9.7       251,153         81.0%      $  497,092       8.4
    2015            6          14,899      4.8       266,052         85.8%      $  365,359       6.2
    2016            2           5,277      1.7       271,329         87.5%      $  151,140       2.5
   Vacant          --          38,821     12.5       310,150        100.0%              --        --
                  ---         -------    -----                                                 -----
   TOTAL           82         310,150    100.0%                                                100.0%
------------------------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll.

                                      B-32

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $89,796,510
                              COLLATERAL TERM SHEET         DSCR:    1.22x
                               GRAND TRAVERSE MALL          LTV:     78.70%
--------------------------------------------------------------------------------

THE GRAND TRAVERSE MALL LOAN

THE LOAN. The Grand Traverse Mall Loan is secured by a first mortgage on a one-story regional mall containing 310,150 gross leasable square feet located in
Traverse City, Grand Traverse County, Michigan. The loan term is seven years and amortizes on a 30-year schedule with an interest rate, rounded to three decimal places, of 5.016%.

THE BORROWER. The borrower is Grand Traverse Mall Partners, LP, a Delaware limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by Grand Traverse Mall
Holding, Inc., a Delaware corporation, as the general partner of borrower and
99% by GGPLP L.L.C., a Delaware limited liability company, as the limited partner of borrower. Through a series of intermediate ownership levels, equity ownership of borrower is eventually held 100% by General Growth Properties,
Inc., a Delaware corporation and the sponsor of the loan.

Founded in 1954, General Growth Properties, Inc. ("GGP"), a publicly traded Real
Estate Investment Trust ("REIT"), is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional mall and community shopping centers located in the United States. GGP is the second largest owner/operator and the largest third party property manager of regional malls in the country. GGP, either directly or indirectly through limited partnerships and subsidiaries, owns and/or manages more than 200 retail properties located in 44 states containing approximately 200 million square feet, numbers that continue to grow through development, expansion and acquisition. As of the fiscal year ended December 31, 2004, GGP reported revenue of approximately $1.8 billion, net income of $267.9 million and stockholder equity of $2.1 billion.

THE PROPERTY. The collateral for the loan is a one-story regional mall built in
1992. The improvements consist of the main mall building, two large format stores (TJ Maxx and FYE), two outparcel buildings (Pier 1 Imports and Huntington
National Bank) and a nine-screen movie theater (GKC Theaters). The improvements, situated on 70.64 acres, contain a total of 310,150 gross leasable square feet.
The mall is anchored by Target, Marshall Field's and JC Penney, all of which are separately owned, non-collateral shadow anchor tenants. The mall is currently occupied by approximately 80 tenants ranging in size from 160 (kiosk) to 30,042 square feet. Well-known mall tenants (5,000+ square feet) include Famous
Footwear, Express, Abercrombie & Fitch, Charlotte Russe, Hollister & Co., DEB,
B. Dalton Bookseller and Lane Bryant. There are 2,932 surface parking spaces for the entire mall, resulting in a parking ratio of 4.9 spaces per 1,000 square feet including the non-collateral space. As of the rent roll dated July 20,
2005, the Grand Traverse Mall was 86.7% occupied.

SIGNIFICANT TENANTS. Tenants in excess of 9,000 square feet, representing 25.8%
of the total square feet and 15.3% of the total rental income, include:

     GKC THEATERS (rated "B" by S&P, not rated by Fitch and "Caa1" by Moody's)
     occupies 30,042 square feet (9.7% of square feet, 6.6% of rental income)
     under a 20-year lease expiring on January 31, 2012. The current rental rate per square foot of $15.00 increases to $16.50 on February 1, 2007. There is one five-year option to renew the lease with the rental rate per square foot increasing to $18.50. GKC Theaters is also required to pay percentage rent equal to the amount by which 10% of sales exceeds $4,506,360
     (approximately $500,000 per screen). GKC Theaters, which operates 30 movie theaters with approximately 260 screens located in the Midwest, was recently purchased by Carmike Cinemas. Carmike Cinemas operates 311 movie theaters with approximately 2,470 screens located in 37 states. As of the fiscal year ended December 31, 2004, Carmike Cinemas reported revenue of approximately $494.5 million, net income of $29.8 million and stockholder equity of $258.5 million. GKC Theaters reported sales per screen of approximately $509,000 in 2003, $492,000 in 2004 and $484,333 in 2005 (as
     of June 30, 2005, trailing 12 months) at the subject property. GKC Theaters has been a tenant at the property since it opened in 1992.

     TJ MAXX (rated "A" by S&P, not rated by Fitch and "A3" by Moody's) occupies
     27,723 square feet (8.9% of square feet, 3.4% of rental income) under a five-year lease renewal period expiring on January 31, 2009. The rental rate per square foot of $8.25 remains constant during the lease renewal period. There remains one five-year option to renew the lease with the rental rate per square foot increasing to $8.75. TJ Maxx is also required to pay percentage rent equal to 2% of sales

                                      B-33

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $89,796,510
                              COLLATERAL TERM SHEET         DSCR:    1.22x
                               GRAND TRAVERSE MALL          LTV:     78.70%
--------------------------------------------------------------------------------

     in excess of $413 per square foot. TJ Maxx is an off-price apparel store, providing a large selection of quality brand name and designer apparel and accessories at prices 20 to 60% less than specialty and department store prices. TJ Maxx, which operates approximately 770 stores in the United
     States, is an operating division of the TJX Companies ("TJX"). TJX is a retailer of off-price apparel and home fashions operating through the TJ
     Maxx, Marshalls, A.J. Wright, HomeGoods and Bob's Stores chains in the
     United States, the Winners and HomeSense chains in Canada, and the TK Maxx chain in the United Kingdom and Ireland. TJX operates approximately 2,295 stores worldwide and employs approximately 113,000 people. As of the fiscal year ended January 29, 2005, TJX reported revenue of approximately $14.9 billion, net income of $664.1 million and stockholder's equity of $1.7 billion. TJ Maxx has been a tenant at the property since 1993.

     FYE (not rated) occupies 13,369 square feet (4.3% of square feet, 3.5% of rental income) under a nine-year lease expiring on January 31, 2009. The rental rate per square foot of $18.00 remains constant during the remaining initial lease term. There are no options to renew the lease. FYE is also required to pay percentage rent equal to 5.5% of sales in excess of $327 per square foot. FYE (For Your Entertainment) is a specialty retailer of entertainment software selling movies, music and games. FYE is owned by
     Trans World Entertainment ("TWE"). TWE operates approximately 800 retail stores located in 46 states, the U.S. Virgin Islands and Puerto Rico, of which approximately 650 are mall-based stores operating under the FYE brand name and 150 stores are located in neighborhood retail centers or as freestanding buildings operating under the Coconuts Music & Movies,
     Strawberries, Wherehouse Music, Spec's Music, Planet Music and Saturday
     Matinee brand names. TWE employs approximately 2,800 people. As of the fiscal year ended January 29, 2005, TWE reported revenue of approximately
     $1.4 billion, net income of $41.8 million and stockholder equity of $404.3 million. FYE reported sales per square foot of approximately $155 in 2003,
     $155 in 2004 and $153 in 2005 (as of June, trailing 12 months) at the property. FYE has been a tenant at the property since 2000.

     PIER 1 IMPORTS (rated "BB" by S&P, not rated by Fitch and "Ba3" by Moody's)
     occupies 9,013 square feet (2.9% of square feet, 1.7% of rental income)
     under a five-year lease renewal period expiring on March 1, 2010. The rental rate per square foot of $13.20 remains constant during the lease renewal period. There remains two five-year options to renew the lease with the rental rate per square foot increasing to $14.52 and $15.97 during the two remaining lease renewal periods, respectively. Pier 1 Imports is also required to pay percentage rent equal to 5% of sales in excess of $264 per square foot. Pier 1 Imports operates retail stores under three brand names:
     Pier 1 Imports, The Pier and Pier 1 Kids. Pier 1 Imports offers furniture, decorative accessories, bed and bath products, housewares and other seasonal assortments in its stores. Pier 1 Imports operates approximately
     1,275 stores located in the United States, Canada, Puerto Rico, United
     Kingdom, Ireland and Mexico. Pier 1 Imports employs approximately 7,500 people. As of the fiscal year ended February 26, 2005, Pier 1 Imports reported revenue of approximately $1.9 billion, net income of $60.5 million and stockholder equity of $664.4 million. Pier 1 Imports has been a tenant at the property since 1994.

THE MARKET. The Grand Traverse Mall is located in Traverse City, Grand Traverse
County, Michigan, approximately 255 miles northwest of Detroit and 140 miles north of Grand Rapids at the intersection of US Highway 31 and South Airport
Road, both of which are heavily trafficked commercial arterials. The Grand
Traverse Mall is the only regional mall located in the northern Michigan peninsula. The closest regional mall is located 130 miles south in Muskegon.

Population is approximately 80,000 in Grand Traverse County and 15,000 in
Traverse City. Population within a one, three and five mile radius of the property is approximately 1,100, 23,000 and 42,000, respectively. Average household income within a one, three and five mile radius of the property is approximately $42,000, $50,000 and $56,000, respectively. The major industry sectors for the market are retail trade (17%), services (17%), healthcare and social services (16%) and construction (11%).

PROPERTY MANAGEMENT. General Growth Management, Inc. ("GGM") manages the subject property. GGM, a borrower related entity founded in 1954 and headquartered in
Chicago, currently manages more than 200 retail properties located in 44 states containing approximately 200 million square feet.

LOCKBOX: Hard.

                                      B-34

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $89,796,510
                              COLLATERAL TERM SHEET         DSCR:    1.22x
                               GRAND TRAVERSE MALL          LTV:     78.70%
--------------------------------------------------------------------------------

RELEASE OR SUBSTITUTION OF A PROPERTY. A partial release from the lien of the mortgage of one or more of the parcels or outparcels located at the property
(each a "Release Parcel") is permitted upon satisfaction of the following conditions, among others, by borrower: (a) no event of default has occurred which is continuing; (b) the Release Parcel is not necessary for the operation or use of the property and may be readily separated from the property without a material diminution in value; (c) the Release Parcel has been legally split or subdivided from the remainder of the property, constitutes a separate tax lot and is not necessary for the property to comply with any zoning, building, land use or parking or other legal requirements; (d) ingress to and egress from all portions of the property remaining after the release will be over physically open and fully dedicated public roads or easements; (e) the Release Parcel is required to be non-income producing and unimproved; and (f) delivery of a legal opinion from counsel reasonably acceptable to the mortgagee to the affect that the release of the Release Parcel will not effect the REMIC status of a securitization.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Provided that no event of default has occurred and is continuing, upon not less than 30 days prior written notice to the mortgagee, the borrower may incur indebtedness in the form of a mezzanine loan ("Permitted Mezzanine Debt") provided the following conditions are met, including but not limited to (i) a permitted mezzanine lender originates such
Permitted Mezzanine Debt; (ii) the collateral for the Permitted Mezzanine Debt includes only pledges of the equity interests in the borrower and any accounts established under a separate mezzanine cash management arrangement; (iii) such
Permitted Mezzanine Lender enters into an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgagee; (iv) all Permitted Mezzanine Debt documents shall be reasonably acceptable to the mortgagee and customary in connection with mezzanine loans;
(v) the borrower satisfies such other conditions as are customary in connection with mezzanine loans and delivers such other documents, agreements, certificates and legal opinions as the mortgagee reasonably requests; (vi) the mortgagee approves all of the terms, provisions and conditions of the Permitted Mezzanine
Debt; (vii) the loan-to-value ratio immediately following the closing of the
Permitted Mezzanine Debt based on the aggregate principal balance of the Grand
Traverse Mall loan and the Permitted Mezzanine Debt is no greater than 75% based on an appraisal acceptable to the mortgagee; (viii) the debt service coverage ratio immediately following the closing of the Permitted Mezzanine Debt will not be less than 1.25x on an actual basis; and (ix) after a securitization, a rating agency confirmation is obtained.

                                      B-35

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $89,796,510
                              COLLATERAL TERM SHEET         DSCR:    1.22x
                               GRAND TRAVERSE MALL          LTV:     78.70%
--------------------------------------------------------------------------------

                                      [MAP]

                                      B-36

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                                      B-37

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $81,000,000
                              COLLATERAL TERM SHEET         DSCR:    2.13x
                               HILTON TIMES SQUARE          LTV:     52.60%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                      B-38

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $81,000,000
                              COLLATERAL TERM SHEET         DSCR:    2.13x
                               HILTON TIMES SQUARE          LTV:     52.60%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  BofA

LOAN PURPOSE:                 Refinance

ORIGINAL PRINCIPAL BALANCE:   $81,000,000

CUT-OFF PRINCIPAL BALANCE:    $81,000,000

% BY INITIAL UPB:             3.38%

INTEREST RATE:                5.915%

PAYMENT DATE:                 1st of each month

FIRST PAYMENT DATE:           January 1, 2006

MATURITY DATE:                December 1, 2010

AMORTIZATION:                 Interest only

CALL PROTECTION:              Lockout until 24 months from the securitization
                              then defeasance is permitted. On and after October
                              1, 2010, prepayment permitted without penalty.

SPONSOR:                      Bruce Ratner, Forest City Enterprises, Inc. and
                              Hilton Hotels

BORROWER:                     FC 42 Hotel LLC

ADDITIONAL FINANCING:         $15,000,000 of existing mezzanine debt and future
                              mezzanine debt is allowed provided the combined
                              DSCR is not less than 1.15x and the combined LTV
                              is no greater than 67%, unless the existing
                              mezzanine debt has been repaid, in which case
                              future mezzanine debt is allowed provided the
                              combined DSCR is not less than 1.10x and the
                              combined LTV is no greater than 75%.

LOCKBOX:                      Hard

INITIAL RESERVE:              Ground Rent Reserve: $185,264

MONTHLY RESERVE:              Replacement: $137,590
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PER KEY:  $182,432

BALLOON BALANCE PER KEY:       $182,432

LTV:                           52.60%

BALLOON LTV:                   52.60%

DSCR:                          2.13x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Full Service Hotel

COLLATERAL:                     Leasehold

LOCATION:                       New York, NY

YEAR BUILT/RENOVATED:           2000/NAP

NO. OF KEYS:                    444

PROPERTY MANAGEMENT:            DT Management, Inc.

OCCUPANCY (AS OF 08/31/2005):   91.8%

UNDERWRITTEN NET CASH FLOW:     $10,368,205

APPRAISED VALUE:                $154,000,000

APPRAISAL DATE:                 August 1, 2005
--------------------------------------------------------------------------------

                               SIGNIFICANT FIGURES

                                            TRAILING
HILTON TIMES SQUARE     2003      2004    12 MONTHS(1)
------------------------------------------------------
Occupancy                85.7%     89.9%       92.1%
ADR                   $205.81   $234.13     $253.04
RevPAR                $176.41   $210.52     $232.97
------------------------------------------------------

(1)   Trailing 12 months numbers through and including August 31, 2005.

                                      B-39

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $81,000,000
                              COLLATERAL TERM SHEET         DSCR:    2.13x
                               HILTON TIMES SQUARE          LTV:     52.60%
--------------------------------------------------------------------------------

THE HILTON TIMES SQUARE LOAN

THE LOAN. The Hilton Times Square Loan is secured by a first mortgage on a
444-room Hilton Hotel located in New York City. The loan term is five years, full term interest only with an interest rate of 5.915%.

THE BORROWER. The borrower is FC 42 Hotel LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by FC 42 Senior
Mezzanine, LLC, a Delaware limited liability company. Through a series of intermediate ownership levels, equity ownership of the borrower is eventually held 80% by Forest City Enterprises and 20% by Hilton Hotels Corporation, both as sponsors of the loan.

FOREST CITY RATNER COMPANIES ("FCRC") and its parent company, Forest City
Enterprises ("FCE") (NYSE: FCE-A: rated "BB+" by S&P, not rated by Fitch and
"Ba3" by Moody's) develop, own and operate retail, office, multifamily and hotel properties located in 19 states and the District of Columbia with assets of approximately $7.3 billion. FCE, founded in 1920, is one of the largest publicly traded real estate development companies in the United States. The portfolio includes 41 retail properties consisting of regional malls and shopping centers,
33 office buildings, ownership interests in 110 apartment complexes totaling
32,901 units, eight hotels totaling 2,937 rooms and 7,384 acres of land held for improvement and sale. As of the fiscal year ended January 31, 2005, FCE reported revenue of approximately $1.0 billion, net income of $85.2 million and stockholder's equity of $804.5 million.

HILTON HOTELS CORPORATION ("Hilton") (NYSE: HLT; rated "BBB-" by S&P and Fitch and "Baa3" by Moody's), founded in 1946, is primarily engaged in the ownership, management and development of hotels, resorts and timeshare properties and the franchising of lodging properties. The portfolio consists of 2,311 properties totaling over 364,000 rooms worldwide. Of such properties, Hilton owns interests in and operates 118 hotels, leases seven hotels, manages 207 hotels owned by franchisees and franchises 1,881 hotels owned and operated by third parties. All of these properties are located in the United States with the exception of 11 hotels in which the company owns an interest and/or manages and 40 hotels that it franchises. Brand names include Hilton, Hilton Garden Inn, Doubletree Embassy
Suites, Hampton Inn, Homewood Suites, Conrad and Harrison Conference Centers.
Hilton Hotels are the upscale, full-service hotels. As of the fiscal year ended
December 31, 2004, Hilton reported revenue of approximately $4.1 billion, net income of $238.0 million and stockholder's equity of $2.6 billion.

THE PROPERTY. The collateral for the loan is a 444-room, full-service Hilton
Hotel built in 2000. The improvements are part of a mixed-use development that also includes an AMC Theater and retail space situated on 0.68 acres of leasehold land. The property occupies floors 23 through 44 of the 44-story building. There are two ground level entrances, one on 41st Street and one on
42nd Street, both between Seventh and Eighth Avenues, with a ground floor main lobby. The Hilton sky lobby, located on the 23rd floor, includes the registration area and features the Above Restaurant (150 seats), Pinnacle Bar
(30 seats) and meeting rooms. There are additional meeting rooms located on the
24th floor for a total of approximately 6,000 square feet of meeting space.

Guest rooms are located on floors 25 through 44. There are four types of guest rooms at the property: 162 double double beds, 267 king beds, 14 suites and one presidential suite. The room sizes range from 350 to 400 square feet and include a 27-inch TV with on-demand movies and Web TV, AM/FM clock radio with CD player, two two-line phones with data ports for Internet access, safe, minibar, coffee maker, hair dryer, iron and ironing board.

THE MARKET. The property is located in New York City in the borough of Manhattan within the New York City metropolitan statistical area. Population is approximately 9.4 million in the metropolitan statistical area, 8.1 million in
New York City and 1.5 million in Manhattan. At 57,000 residents per square mile,
Manhattan is one of the most densely populated residential areas in the nation.
Average household income is approximately $64,000 in the metropolitan statistical area.

New York City is recognized as a business and financial capital and a leading cultural center populated by some of the world's finest universities, museums, medical centers, libraries, theaters and sports attractions. New York City has a predominantly

                                      B-40

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $81,000,000
                              COLLATERAL TERM SHEET         DSCR:    2.13x
                               HILTON TIMES SQUARE          LTV:     52.60%
--------------------------------------------------------------------------------

service-oriented economy, with over 90% of current employment being within the services sector. The major industry sectors are education and health services
(19%), government (16%), professional and business services (15%), and trade, transportation and utilities (15%).

Seventh Avenue and Broadway in Times Square are mixed-use areas dominated not only with new high-rise developments, but also with well-established high-rise buildings such as 787 Seventh Avenue a/k/a Equitable Center, 1633 Broadway a/k/a
Paramount Plaza, 750 Seventh Avenue, 1585 Broadway a/k/a Morgan Stanley
headquarters, 1540 Broadway a/k/a Bertlesmann headquarters and 1515 Broadway
a/k/a Viacom headquarters. The area also features numerous hotels including the
Hilton Times Square, Westin Hotel, Sheraton Manhattan, Novotel New York,
Michelangelo, Century Paramount, Hotel Edison and Marriott Marquis.

PROPERTY MANAGEMENT. DT Management, Inc., a wholly-owned affiliate of Hilton
Hotels Corporation, manages the subject property. Hilton Hotels Corporation, a borrower related entity founded in 1946 and headquartered in Beverly Hills,
California, currently owns interests in and operates 118 hotels, leases seven hotels, manages 207 hotels owned by franchisees and franchises 1,881 hotels owned and operated by third parties.

LOCKBOX: Hard.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $15,000,000 mezzanine loan provided by Promus Hotels, Inc.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Provided that no event of default has occurred and borrower has delivered 30 days prior written notice to the mortgagee, the borrower may incur indebtedness in the form of a mezzanine loan
("Permitted Mezzanine Debt") provided the following conditions are met, including but not limited to: (i) the Permitted Mezzanine Debt lender executes a subordination and intercreditor agreement reasonably satisfactory to the mortgagee; (ii) the amount of such Permitted Mezzanine Debt does not exceed an amount which, when added to the outstanding principal balance of the Hilton
Times Square loan, results in a loan-to-value ratio (based on a then current appraisal reasonably acceptable to the mortgagee) no greater than 67% and a debt service coverage ratio not less than 1.15x (calculated at a mortgage constant equal to 9.0%), unless the existing mezzanine debt has been repaid, in which case future mezzanine debt is allowed provided the combined DSCR is not less than 1.10x (calculated at a mortgage constant equal to 9.0%) and the combined
LTV is no greater than 75%; (iii) the Permitted Mezzanine Debt is secured by an equity pledge encumbering direct and indirect ownership interests in the borrower (and will not be secured by any other collateral); (iv) the Permitted
Mezzanine Debt lender at all times comply with standard rating agency criteria for a qualified transferee; (v) all documents and instruments evidencing or securing the Permitted Mezzanine Debt, including without limitation a subordination and intercreditor agreement, are in form and substance reasonably satisfactory to the mortgagee; and (vi) the mortgagee receives written confirmation from the rating agencies that the making of the Permitted Mezzanine
Debt will not result in a downgrade, withdrawal, or qualification of the then current ratings.

GROUND LEASE. The property is part of a 44-story mixed-use building that also contains a theater and retail space. The entire project was developed by affiliates of Forest City Ratner. The fee title to the site on which the property sits is owned by 42nd Street Development Project, Inc. ("42 DP"), a subsidiary of the New York State Urban Development Corporation (d/b/a Empire
State Development Corporation). 42 DP subsequently entered into a lease (the
"Master Theater Lease") with New 42nd Street, Inc. ("New 42") for the purpose of having New 42 preserve and/or develop certain theaters located in the area. In order to acquire the air rights necessary to build the property, borrower obtained a direct ground lease from 42 DP as owner of the underlying fee and a sub-ground lease from New 42 as tenant under the Master Theater Lease. The direct ground lease from 42 DP has a 97-year term expiring in 2095 and the sub-ground lease from New 42 has a 93-year term expiring in 2091. Once the direct ground lease with 42 DP and the sub-ground lease with New 42 terminate, the site will be covered by the ground lease from 42 DP to borrower. As part of the ground leases, the property is under a PILOT agreement in lieu of real estate taxes. The PILOT payments are to be made over a 20-year term. Following the end of this initial 20-year term, a recapture payment will be made by the property owner that repays the benefit of the first 20 years of the PILOT agreement over years 21 through 30.

                                      B-41

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $81,000,000
                              COLLATERAL TERM SHEET         DSCR:    2.13x
                               HILTON TIMES SQUARE          LTV:     52.60%
--------------------------------------------------------------------------------

                                      [MAP]

                                      B-42

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                                      B-43

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $74,567,384
                              COLLATERAL TERM SHEET     TMA DSCR:    1.30x
                                 OGLETHORPE MALL        TMA LTV:     68.69%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                      B-44

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $74,567,384
                              COLLATERAL TERM SHEET     TMA DSCR:    1.30x
                                 OGLETHORPE MALL        TMA LTV:     68.69%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Refinance

ORIGINAL TMA BALANCE(1):   $75,000,000

CUT-OFF TMA BALANCE(1):    $74,567,384

% BY INITIAL UPB:          3.11%

INTEREST RATE:             4.8913%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        August 1, 2005

MATURITY DATE:             July 1, 2012

AMORTIZATION:              360 months

CALL PROTECTION:           Lockout for 24 months from securitization date, then
                           defeasance is permitted. On and after January 1, 2012
                           prepayment permitted without penalty.
SPONSOR:                   General Growth Properties, Inc.

BORROWER:                  Oglethorpe Mall L.L.C.

PARI PASSU DEBT(1):        $74,567,384

LOCKBOX:                   Hard

INITIAL RESERVES:          None

MONTHLY RESERVES(2):       Springing
--------------------------------------------------------------------------------

(1)  The original trust mortgage asset ("TMA") amount of $75,000,000 represents the A-2 Note from a first mortgage loan in the original principal amount of
     $150,000,000 (the "Whole Loan"), consisting of the A-2 Note and a
     $75,000,000 pari passu A-1 Note. The A-1 Note is included in the GECMC
     2005-C3 trust.

(2)  Upon the occurrence and continuance of a Trigger Event (as such term is defined in the loan documents) monthly reserves will be collected for
     1/12th of the annual taxes due and insurance premiums, tenant improvement/leasing commissions and capital expenditures.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:   $236

BALLOON BALANCE PSF:        $210

LTV:                        68.69%

BALLOON LTV:                61.02%

DSCR:                       1.30x
--------------------------------------------------------------------------------

(1)  Unless otherwise noted, all numbers under the heading "Financial
     Information" are based on the Whole Loan balance as of the Cut-off Date.
     Cut-off Date Balance PSF is based on the collateral (631,244 square feet).
     Cut-off Date Balance PSF for the entire mall (947,004 square feet) is $157.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Super-Regional Mall

COLLATERAL:                     Fee Simple

LOCATION:                       Savannah, GA

YEAR BUILT/RENOVATED:           1969/2002

MORTGAGED COLLATERAL AREA:      631,244 square feet

TOTAL AREA:                     947,004 square feet

PROPERTY MANAGEMENT:            General Growth Properties, Inc.
                                (a borrower affiliate)

OCCUPANCY (AS OF 04/30/2005):   96.3%

UNDERWRITTEN NET CASH FLOW:     $12,395,865

APPRAISED VALUE:                $217,100,000

APPRAISAL DATE:                 June 6, 2005
--------------------------------------------------------------------------------

                                      B-45

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $74,567,384
                              COLLATERAL TERM SHEET     TMA DSCR:    1.30x
                                 OGLETHORPE MALL        TMA LTV:     68.69%
--------------------------------------------------------------------------------

                                ANCHOR TENANTS(1)

---------------------------------------------------------------------------------------------
                              % OF
                             TOTAL       LEASE                           2004          2004
     TENANT         NRSF    MALL SF   EXPIRATION   RATINGS (S/F/M)    TOTAL SALES   SALES PSF
---------------------------------------------------------------------------------------------

Macy's            135,000    14.3%    02/02/2013    BBB/BBB+/Baa1    $ 25,100,000      $186
J.C. Penney        85,824     9.1     07/31/2007     BB+/BBB-/Ba1      18,470,000       215
Belk(2)           159,892    16.9     12/31/2010      Not Rated        32,500,000       203
Sears(2)          155,868    16.5     12/31/2010      BB+/BB/NR        47,000,000       302
                  -------    ----                                    ------------      ----
TOTAL/WTD. AVG.   536,584    56.7%                                   $123,070,000      $229
---------------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the leases.

(2)  Not collateral for the loan.

--------------------------------------------------------------------------------
                                 2004 SALES PSF          OCC. COST AS % OF SALES
--------------------------------------------------------------------------------
IN-LINE TENANTS                       $399                        12.39%
--------------------------------------------------------------------------------

                                MAJOR TENANTS(2)

-------------------------------------------------------------------------------------------------------
                                           % OF
                                          TOTAL      LEASE                           2004     OCCUPANCY
           TENANT                NRSF    MALL SF   EXPIRATION   RATINGS (S/F/M)   SALES PSF      COST
-------------------------------------------------------------------------------------------------------

Stein Mart                      37,119      3.9%    11/30/10       Not Rated       $176.38       3.8%
Barnes & Noble                  27,136      2.9     01/31/11       Not Rated        317.66       5.6%
Old Navy                        15,656      1.7     01/31/10     BBB-/BBB-/Baa3        NAV        --
Ladies Choice Fitness Center    11,387      1.2     08/31/07       Not Rated           NAV        --
Piccadilly Cafeteria            11,250      1.2     01/31/07       Not Rated        146.31       6.4%
FYE                             10,101      1.1     01/31/10       Not Rated        144.44      26.3%
GAP / GAP Kids                   9,013      1.0     01/31/10     BBB-/BBB-/Baa3     457.34       6.6%
Limited / Lane Bryant(1)         9,006      1.0     01/31/08      BBB/NR/Baa2       258.38      12.8%
The Stagg Shoppe                 8,161      0.9     10/31/09       Not Rated        325.45      13.6%
Express                          7,290      0.8     01/31/14      BBB/NR/Baa2       373.66      10.0%
                               -------     ----                                    -------
TOTAL/WTD. AVG.                146,119     15.4%                                   $252.79
-------------------------------------------------------------------------------------------------------

(1)  Though Limited sold Lane Bryant to Charming Stores, Limited is still liable for Lane Bryant's lease payment.

(2)  Information obtained from the underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the leases.

                           LEASE ROLLOVER SCHEDULE(1)

-------------------------------------------------------------------------------------------------------
  YEAR OF    # OF LEASES   EXPIRING      % OF    CUMULATIVE     CUMULATIVE     BASE RENT     % OF BASE
EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING    RENT ROLLING
-------------------------------------------------------------------------------------------------------

   2005            4          5,302      0.8%        5,302          0.8%      $  147,450       1.3%
   2006            1            175      0.0         5,477          0.9%      $   64,920       0.6
   2007           10        127,818     20.2       133,295         21.1%      $1,074,034       9.7
   2008            9         29,000      4.6       162,295         25.7%      $  650,383       5.9
   2009           10         25,133      4.0       187,428         29.7%      $  897,933       8.1
   2010           21        105,764     16.8       293,192         46.4%      $2,077,409      18.8
   2011            9         41,107      6.5       334,299         53.0%      $1,111,761      10.1
   2012           13         25,744      4.1       360,043         57.0%      $  911,737       8.3
   2013           14        159,046     25.2       519,089         82.2%      $1,744,595      15.8
   2014           13         34,181      5.4       553,270         87.6%      $  800,157       7.2
   2015           13         39,274      6.2       592,544         93.9%      $1,053,303       9.5
   2016            6         15,091      2.4       607,635         96.3%      $  377,059       3.4
    MTM            3            378      0.1       608,013         96.3%      $  146,000       1.3
   Vacant         --         23,231      3.7       631,244        100.0%              --        --
                 ---        -------    -----                                                  ----
   TOTAL         126        631,244    100.0%                                                 100.0%
-------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

                                      B-46

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $74,567,384
                              COLLATERAL TERM SHEET     TMA DSCR:    1.30x
                                 OGLETHORPE MALL        TMA LTV:     68.69%
--------------------------------------------------------------------------------

THE OGLETHORPE MALL LOAN

THE LOAN. The Oglethorpe Mall loan is secured by a first priority mortgage on the borrower's fee simple interest in 631,244 square feet of a 947,004 square foot anchored super-regional mall located in Savannah, Georgia. Oglethorpe Mall is located on the southside of Savannah in the heart of Savannah's residential district. The seven-year loan amortizes based on a 30-year schedule. Based on the appraised value of $217.1 million, the borrower has implied equity of $68.0 million in the property.

THE BORROWER. The borrower is Oglethorpe Mall L.L.C., a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by an affiliate of GENERAL GROWTH PROPERTIES,
INC. ("GGP"). GGP, headquartered in Chicago (NYSE: GGP) is a real estate investment trust ("REIT") primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers in the United States. On November 12, 2004, GGP announced the completion of its acquisition of the Rouse Company for approximately $12.6 billion. The Rouse Company portfolio of shopping malls was considered to be a highly productive and well-positioned collection of properties in the mall industry with sales per square foot during the 12 month period ending June 30, 2004 of $448.00 (versus the mall REIT average of $370)
and one of the highest percentage of Class "A" rated properties in its peer group. By combining the Rouse Company portfolio with its existing portfolio, GGP is positioned to become the largest mall REIT in the United States in terms of number of retail properties and square feet. GGP now owns approximately 200 retail properties encompassing over 200 million square feet. GGP is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Oglethorpe Mall is a single-level, Class "A" 947,004 square foot super regional mall located in Savannah, Georgia. Oglethorpe Mall was originally built in 1969, and was last renovated in 2002 with expansions in
1974, 1982, 1992 and 2000. Recent renovations include an 800-seat/11-tenant food court that cost approximately $10 million. The Oglethorpe Mall contains four anchor department stores including Belk, Sears, Macy's and J.C. Penney. Except for Macy's and J.C. Penney, the anchor pads are not owned by the borrower.
Oglethorpe Mall features several retailers exclusive to the Savannah market area, including: Barnes & Noble, Romano's Macaroni Grill and Stein Mart.
Retailers that have recently opened include Hollister Co., Cache, Yankee Candle,
Aeropostale, Gymboree, Old Navy, Limited Too and Charlotte Russe.

SIGNIFICANT TENANTS. As of April 30, 2005, the mall shop space is 96.3%
occupied. The mall consists of approximately 123 stores totaling 410,420 square feet inclusive of the food court and kiosks. The property is anchored by J.C.
Penney, Macy's, Belk (not part of the collateral) and Sears (not part of the collateral).

     J.C. PENNEY CO. INC. (NYSE: JCP) is one of the largest department store, catalog, and e-commerce retailers in the United States. J.C. Penney sells family apparel, jewelry, shoes, accessories, and home furnishings. In addition, the department stores provide services such as salon, optical, portrait photography, and custom decorating. J.C. Penney operates more than
     1,000 department stores throughout the United States and Puerto Rico. For the trailing twelve months as of July 30, 2005, the company had revenue of
     $18.8 billion. The company's current market capitalization is $13.6 billion as of November 14, 2005.

     MACY'S (NYSE: FD), is the largest upscale department store retailer in the
     United States and is owned by Federated Department Stores, Inc. Macy's operates more than 450 stores in 34 states, Puerto Rico, and Guam.
     Federated Department Stores, Inc. also owns Bloomingdale's and five regional chains: Macy's Central, Macy's East, Macy's Florida, Macy's
     Northwest and Macy's West. Macy's sells men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other things. In a deal that unites some of the best known names in American retail, Federated Department Stores, Inc. agreed to acquire rival May
     Department Stores (the owner of Lord & Taylor and Marshall Field's) for about $11 billion. For the trailing twelve months as of July 30, 2005, the company had revenue of $15.8 billion and net income of $785 million. The company's current market capitalization is $11.9 billion as of November 14,
     2005.

                                      B-47

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $74,567,384
                              COLLATERAL TERM SHEET     TMA DSCR:    1.30x
                                 OGLETHORPE MALL        TMA LTV:     68.69%
--------------------------------------------------------------------------------

     BELK, INC. ("Belk") currently operates 275 stores in 14 southeastern and mid-atlantic states, with most of its stores in the Carolinas and Georgia.
     Belk offers mid-priced brand-name and private-label apparel, shoes, cosmetics, gifts, and home furnishings. The Belk family operates and owns most of the company, which is the largest privately owned department store chain in the United States. For the fiscal quarter ended April 30, 2005, net sales increased $18.0 million, or 3.3%, to $568.1 million from $550.1 million for the same prior-year period. Net income for the first quarter was $24.3 million compared to $24.1 million for the same prior-year period, a 0.9% increase. On July 5, 2005, the company announced that it had purchased 22 Proffitt stores and 25 McRae stores from Saks Incorporated.
     The transaction increased the company's store count to 275 with a combined estimated annual sales volume of $3.12 billion.

     SEARS HOLDINGS CORPORATION ("Sears") (NSDQ: SHLD), through its subsidiaries, operates as a retailer in the United States offering home appliances, tools, lawn and garden products, home electronics, clothing and automotive repair and maintenance products. The company offers its products through a portfolio of brands, including Kenmore, Craftsman and DieHard,
     Land's End, Jaclyn Smith, Martha Stewart Everyday and Joe Boxer. As of
     March 28, 2005, the company operated 3,800 full-time and specialty retail stores in the United States and Canada. Sears Holdings Corporation is the
     result of a merger between Kmart Holding Corporation and Sears, Roebuck and
     Co. The merger has made Sears the nation's third largest retailer in the
     United States. For the trailing twelve months as of July 30, 2005, Sears had revenue of $31.11 billion. The company's current market capitalization is $18.8 billion as of November 14, 2005.

THE MARKET. The Oglethorpe Mall is located in Chatham County within the Savannah metropolitan statistical area and benefits from good regional and local accessibility. The Oglethorpe Mall is located at the crossroads of Abercorn
Extension and White Bluff Road. In addition to local accessibility, major road proximity (I-95, I-16, I-516) provides convenient access to approximately 70% of the population of Savannah, which must drive past the property before shopping at the competitive properties. According to Claritas in 2004, the Oglethorpe
Trade Area reported a population of 362,911, which reflects positive growth of
3.4% per year since 2000. Savannah's unemployment rate of 4.9% is well below the national average (6.5%) and the state average (5.4%). The Savannah area represents a diversified economy, which is a key stabilizing factor in
Savannah's growth. Nationally, average sales at regional centers is reported to be $345 per square foot. Overall, for 366,444 square feet of in-line shop tenants, the average base rent for the mall is $22.54 per square foot. At the end of 2004, the Savannah metropolitan statistical area had an aggregate retail sales level of $4 billion, with average retail sales per household of $5,638. On a per square foot basis, comparable mall shop sales were reported at approximately $302 per square foot in 2002, $361 per square foot in 2003, and
$388 per square foot in 2004. These reflect very strong increases of 19.5% in
2003 and 7.5% in 2004.

There are four retail properties considered primary competition for the
Oglethorpe Mall, although three of these properties (Abercorn Common, Chatham
Plaza and Savannah Centre) are small community shopping centers not in direct competition with Oglethorpe Mall. Savannah Mall, a competitor of Oglethorpe
Mall, is a two-level shopping center that opened in 1990. Savannah Mall is owned by Teachers Insurance and Annuity Association of America and managed by Jones
Lang LaSalle. In addition, Abercorn Walk, currently under construction and due to open by year end 2005, is a 70,000 square foot center located in the middle of Savannah one-mile north of Oglethorpe Mall.

                                      B-48

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $74,567,384
                              COLLATERAL TERM SHEET     TMA DSCR:    1.30x
                                 OGLETHORPE MALL        TMA LTV:     68.69%
--------------------------------------------------------------------------------

                            COMPETITIVE PROPERTIES(1)

----------------------------------------------------------------------------------------------------------------------------------
                                    TYPICAL
                                   RANGE OF        ESTIMATED
                  TOTAL AREA        IN-LINE         IN-LINE        IN-LINE                                           DISTANCE FROM
    PROPERTY       (SQ. FT.)     RENT/SQ. FT.    SALES/SQ. FT.   OCCUPANCY %              ANCHOR TENANTS                 SUBJECT
----------------------------------------------------------------------------------------------------------------------------------

OGLETHORPE MALL     947,004    $20.00 - $28.00      $400.00          90%         J.C. Penney, Belk, Sears, Macy's          --

SAVANNAH MALL       887,045    $15.00 - $20.00      $200.00          85%        Dillard's, Bass Pro Shops, Target,    3.3 miles SW
                                                                                          Steve & Barry's

ABERCORN COMMON     152,794    $14.00 - $18.00      $210.00          94%       Circuit City, Michaels, Home Goods,    0.2 miles S
                                                                                          Books A Million

CHATHAM PLAZA       201,000    $15.00 - $20.00      $200.00          86%        World Market, Ross Dress for Less,    0.2 miles W
                                                                                          Linens N' Things

SAVANNAH CENTRE     187,076    $15.00 - $20.00      $225.00          95%          Toys R Us, Bed Bath & Beyond,       0.3 miles N
                                                                                Marshalls, TJ Maxx, Jo-Ann Fabrics
----------------------------------------------------------------------------------------------------------------------------------

(1)  Based on appraisal dated June 6, 2005.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of GGP. GGP, the second largest regional mall REIT owns, develops, operates, and/or manages shopping malls in 44 states. As of March, 2004, GGP had ownership interest in and/or management responsibility for over 200 regional shopping malls totaling approximately 200 million square feet of retail space. GGP also has the distinction of being the largest third-party manager for owners of regional malls.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Holder(s) of the direct or indirect interests in the borrower are permitted to incur mezzanine debt, subject to certain conditions in the loan documents that include, but are not limited to: (i) a combined LTV ratio that is not more than 80%, (ii) a combined
DSCR of not less than 1.20x, (iii) rating agency confirmation and (iv) if the mezzanine debt will have a floating interest rate, the borrower is required to purchase an interest rate cap at a fixed strike price such that if such mezzanine debt is deemed to bear interest at the cap rate, the anticipated DSCR during the applicable period (after giving effect to the mezzanine debt) will be no less than 1.20x at all times.

                                      B-49

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $74,567,384
                              COLLATERAL TERM SHEET     TMA DSCR:    1.30x
                                 OGLETHORPE MALL        TMA LTV:     68.69%
--------------------------------------------------------------------------------

                                      [MAP]

                                      B-50

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-51

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $66,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                                 JORDAN COMMONS             LTV:     70.00%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

                                      B-52

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $66,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                                 JORDAN COMMONS             LTV:     70.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  BofA

LOAN PURPOSE:                 Refinance

ORIGINAL PRINCIPAL BALANCE:   $66,500,000

CUT-OFF PRINCIPAL BALANCE:    $66,500,000

% OF INITIAL UPB:             2.77%

INTEREST RATE:                5.272%

PAYMENT DATE:                 1st of each month

FIRST PAYMENT DATE:           July 1, 2005

MATURITY DATE:                June 1, 2015

AMORTIZATION:                 Interest only for the first 12 months. Commencing
                              on July 1, 2006 amortization is on a 30-year
                              schedule.

CALL PROTECTION:              Lockout for 24 months from securitization closing
                              date, then defeasance is permitted. On or after
                              January 1, 2015, prepayment can be made without
                              penalty.

SPONSOR:                      Lawrence H. Miller

BORROWER:                     Jordan Commons Funding, L.L.C.

ADDITIONAL FINANCING:         None

LOCKBOX:                      Hard

INITIAL RESERVES:             Tax:                                      $610,147
                              Insurance:                                $182,557
                              TI/LC:                                    $250,000

MONTHLY RESERVES:             Tax:                                      $ 76,268
                              Insurance:                                $ 22,820
                              Replacement:                              $ 35,838
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:   $147

BALLOON BALANCE PSF:        $125

LTV:                        70.00%

BALLOON LTV:                59.56%

DSCR:                       1.26x/1.56x
--------------------------------------------------------------------------------

(1)  DSCR shown on a 30-year amortization schedule and interest only period, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office/Retail

COLLATERAL:                     Fee Simple

LOCATION:                       Sandy, UT

YEAR BUILT/RENOVATED:           1999/NAP

TOTAL AREA:                     452,686 square feet

PROPERTY MANAGEMENT:            Landcar Management, Ltd.

OCCUPANCY (AS OF 10/14/2005):   87.5%

UNDERWRITTEN NET CASH FLOW:     $5,554,583

APPRAISED VALUE:                $95,000,000

APPRAISAL DATE:                 March 2, 2005
--------------------------------------------------------------------------------

                                      B-53

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $66,500,000
                                                            DSCR:    1.26x
                                 JORDAN COMMONS             LTV:     70.00%
--------------------------------------------------------------------------------

                             SIGNIFICANT TENANTS (1)

---------------------------------------------------------------------------------------
                                                       LEASE      RATINGS
       TENANT            NRSF    %NRSF   RENT PSF   EXPIRATION    (S/F/M)     SALES/PSF
---------------------------------------------------------------------------------------

Megaplex Theaters      137,500   30.4%      (2)     10/31/2014   Not Rated   727,550(3)
The Mayan               40,000    8.8%      (2)     02/28/2015   Not Rated       132(4)
Siebel Systems, Inc.    31,332    6.9%    $21.00    08/31/2012   Not Rated          N/A
Landcar                 28,191    6.2%    $21.35    02/28/2011   Not Rated          N/A
Fonix Corporation       24,308    5.4%    $12.00    08/31/2010   Not Rated          N/A
---------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the leases.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Tenant pays rent on a triple net percentage basis.

(3)  Sales per screen (excludes IMAX screen) as of December 31, 2004.

(4)  As of December 31, 2004.

                           LEASE ROLLOVER SCHEDULE(1)

---------------------------------------------------------------------------------------------------------
  YEAR OF    # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT   % OF BASE RENT
EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING       EXPIRING
---------------------------------------------------------------------------------------------------------

2006               4         15,663      3.5%       15,663          3.5%      $  352,511         8.6%
2008               5         33,742      7.5        49,404         10.9%      $  674,480        16.5
2009               1             --       --        49,404         10.9%      $    2,331         0.1
2010               5         97,410     21.5       146,814         32.4%      $1,636,374        40.1
2011               2         28,191      6.2       175,006         38.7%      $  601,808        14.7
2012               1         31,332      6.9       206,338         45.6%      $  657,972        16.1
2014               1        137,500     30.4       343,838         76.0%              --          --
2015               1         40,000      8.8       383,838         84.8%              --          --
2020               1          8,650      1.9       392,488         86.7%      $   86,267         2.1
2030               1          6,692      1.5       399,180         88.2%      $   61,460         1.5
MTM                1            692      0.2       399,872         88.3%      $   12,000         0.3
Vacant            --         52,814     11.7       452,686        100.0%              --          --
                 ---        -------    -----                                                   -----
TOTAL             23        452,686    100.0%                                                  100.0%
---------------------------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll.

                                      B-54

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $66,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                                 JORDAN COMMONS             LTV:     70.00%
--------------------------------------------------------------------------------

THE JORDAN COMMONS LOAN

THE LOAN. The Jordan Commons loan is secured by a first mortgage on an office/retail complex containing a total of 452,686 net rentable square feet located in Sandy, Salt Lake County, Utah. The loan term is ten years with the first 12 months interest only, amortizing thereafter on a 30-year schedule with an interest rate of 5.272%.

THE BORROWER. The borrower is Jordan Commons Funding, L.L.C., a Utah limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 99% by Miller Family Real
Estate, L.L.C., a Utah limited liability company, and 1% by Jordan Commons SPE
Inc., a Utah corporation. Equity ownership in Miller Family Real Estate, L.L.C.
is held 50% each by the Lawrence H. Miller Trust and the Karen G. Miller Trust.
Equity ownership in Jordan Commons SPE, Inc. is held 100% by the Lawrence H.
Miller Trust and the Karen G. Miller Trust as joint tenants. Lawrence H. Miller is the borrower principal.

Mr. Miller is the founder of The Larry H. Miller Group of Companies, which owns one of the largest automotive dealership chains in the nation, the Delta Center in Salt Lake City, the NBA Utah Jazz basketball team, KJZZ television station and several Fanzz sports retail stores.

THE PROPERTY. The collateral for the loan is an office/retail complex built in
1999. The improvements consist of a ten-story, Class "A" office building containing 241,060 square feet, two one-story retail buildings containing four restaurants totaling 34,126 square feet and one building containing 137,500 square feet of theatre space and an adjacent 40,000 square foot restaurant totaling 452,686 square feet situated on 21.31 acres. Additional improvements include two three-level parking facilities containing a total of 2,417 parking spaces, resulting in a parking ratio of 5.3 spaces per 1,000 square feet. As of the rent roll dated October 14, 2005, Jordan Commons was 87.5% occupied

SIGNIFICANT TENANTS. The five largest tenants, representing 56.9% of the total square feet and 56.7% of the total rental income, are:

     MEGAPLEX THEATERS (not rated) occupies 137,500 square feet of retail space
     (17 screens, 30.4% of square feet, 34.0% of rental income) under a 15-year lease expiring on October 31, 2014. The rent, paid on a percentage basis only, is equal to 17% of sales on a triple net basis. There are no options to renew the lease. The theater has 16 regular screens and one IMAX screen, all of which have stadium seating. The theater offers several different themed concession stands. Patrons are provided food trays so as to encourage them to eat at their seats during the movies.

     THE MAYAN (not rated) occupies 40,000 square feet of retail space (8.8% of square feet, 5.3% of rental income) under a 15-year lease expiring on
     February 28, 2015. The rent, paid on a percentage basis only, is equal to
     11.5% of sales on a triple net basis. There are no options to renew the lease. The Mayan is a rainforest themed restaurant that features closed circuit TV, animatronic animals and a 17,000-gallon indoor pool with a waterfall and cliff from which divers perform daily shows for the patrons.

     SIEBEL SYSTEMS, INC. (not rated) occupies 31,332 square feet of office space (6.9% of square feet, 7.6% of rental income) under a seven-year lease renewal period expiring on August 31, 2012. The current rental rate per square foot of $21.00 increases annually by $0.50 on each September 1.
     There remains two three-year options to renew the lease with the rental rate per square foot determined at 95% of fair market. Siebel Systems, Inc.
     provides software for front-office business applications worldwide. The applications enable organizations to manage customer, partner and employee relationships, analyze customer data and execute customer-focused business processes. Siebel Systems, Inc. also provides professional services, which include implementation, training and customer support. In addition, the company offers a range of end-to-end services, including implementation services, change management services, testing and managed services, and customer care and technical support. Siebel Systems Inc. employs approximately 5,000 people. As of the fiscal year ended December 31, 2004,
     Siebel Systems reported revenue of approximately $1.3 billion, net income of $110.7 million and stockholder equity of $2.2 billion.

                                      B-55

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $66,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                                 JORDAN COMMONS             LTV:     70.00%
--------------------------------------------------------------------------------

     LANDCAR MANAGEMENT, LTD. ("Landcar") occupies 28,191 square feet of office space (6.2% of square feet, 7.0% of rental income) under two leases, of which one for 24,314 square feet is a ten-year lease and one for 3,877 square feet is a seven-year lease, both expiring on February 28, 2011. The current blended rental rate per square foot of $21.35 increases annually by approximately 2% on each March 1. There are no options to renew the leases.
     Landcar is one of the largest providers of vehicle service contracts in the
     Intermountain West. Customers are able to purchase contracts directly from dealerships in a seven state area. In the event of a mechanical failure, vehicles can be repaired at facilities located throughout the United States and Canada. Contracts cover replacement parts and labor in the event of the failure of a covered mechanical component. A variety of customizable options are available to meet the individual customer's driving patterns and risk acceptance.

     FONIX CORPORATION ("Fonix") occupies 24,308 square feet of office space
     (5.4% of square feet, 5.7% of rental income) under a five-year lease expiring on August 31, 2010. The current rental rate per square foot of
     $12.00 increases annually by $0.50 on each September 1. There is one five-year option to renew the lease with the rental rate per square foot for the first year determined at 95% of fair market, increasing annually by
     $0.50 on each July 1. Fonix develops text-to-speech and automated speech recognition applications that are integrated into a variety of products, enabling such services as voice-activated telephone menus. Fonix
     Corporation sells products primarily to software developers, consumer electronics manufacturers and others who embed the software in their own products. Fonix Corporation also offers VoIP and telecommunications services.

THE MARKET. Jordan Commons is located in Sandy, Salt Lake County, Utah, approximately 15 miles south of Salt Lake City. Population is approximately
900,000 in Salt Lake County and 90,000 in Sandy. Population within a one, three and five mile radius of the property is approximately 8,300, 110,000 and
288,000, respectively. Average household income is approximately $64,000 in
Sandy. Average household income within a one, three and five mile radius of the property is approximately $54,000, $68,000 and $80,000, respectively.

Jordan Commons is a local destination for dining and entertainment. Across the street from the office tower is the new South Towne Exposition Center, a $48 million dollar convention center and exhibit hall. The South Towne Exposition
Center brings more than 45 consumer shows, 668,000 attendees and $30-$40 million to Sandy, Utah annually. The property is bordered on the north by primarily single-family residential development. To the west of the property is State
Street, which is lined with various retail establishments including a Jim's
Diner, Bank of Utah and an Express Car Care Center. To the immediate east of the property is a transit stop for the light rail system ("TRAX") with the most proximate stops at 9000 and 10600 South, with the property located at 94th
South.

PROPERTY MANAGEMENT. Landcar Management, Ltd. manages the property. Landcar
Management, Ltd is an affiliate of the Larry H. Miller Companies, a borrower related entity founded in 1982 and headquartered in Salt Lake City, currently manages Mr. Miller's automotive dealerships, gas stations, retail and office space and the Utah Jazz practice facility.

LOCKBOX: Hard.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-56

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $66,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                                 JORDAN COMMONS             LTV:     70.00%
--------------------------------------------------------------------------------

                                      [MAP]

                                      B-57

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

                                   [GRAPHIC]

                                      B-58

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GECC

LOAN PURPOSE:                    Acquisition

ORIGINAL PRINCIPAL BALANCE(1):   $57,100,000

CUT-OFF PRINCIPAL BALANCE(1):    $57,100,000

% BY INITIAL UPB:                2.38%

INTEREST RATE:                   5.520%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              December 1, 2005

MATURITY DATE:                   November 1, 2015

AMORTIZATION:                    Interest only for the first five years.
                                 Commencing December 1, 2010, amortization is on
                                 a 30-year schedule.

CALL PROTECTION:                 Lockout for 24 months from securitization
                                 closing date, then defeasance is permitted. On
                                 and after September 1, 2015 prepayment can be
                                 made without penalty. Three properties can be
                                 released via prepayment, see Release Provisions
                                 below.

SPONSOR:                         Theodore P. Netzky, Stuart M. Isen, Barry
                                 Schlesinger and Gregg Lurie

BORROWER:                        Nine single purpose entities.

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax:              $  346,100
                                 Insurance:        $   90,000
                                 Rollover(2):      $  500,000
                                 Required Repairs: $2,683,303
                                 Tenant Escrow(3): $  421,200

MONTHLY RESERVES:                Taxes:            $   65,200
                                 Insurance:        $   15,000
                                 Rollover(2):      $   37,070
                                 Replacement:      $   11,885
--------------------------------------------------------------------------------

(1)  At closing, the borrower incurred additional financing of $9,100,000 in the form of a subordinated B-Note, which is not included in the calculation herein. Including the B-Note, the LTV is 88.03% and the DSCR based on the underwritten net cash flow is 1.20x for the interest only period and the
     DSCR is 1.02x assuming a 30-year amortization schedule. The appraiser noted
     that many of the tenants have rents below market.

(2)  Capped at $2,280,000 (inclusive of initial deposit of $500,000) provided no event of default or potential default exists. The monthly escrow of $37,070 is required once the balance falls below $2,280,000 again.

(3)  Held as additional security until receipt of certain tenant related items and property specific deliverables.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE PSF:   $59.76

BALLOON BALANCE PSF:             $55.54

LTV:                             75.93%

BALLOON LTV:                     70.56%

DSCR(1):                         1.31x/1.60x
--------------------------------------------------------------------------------

(1)  DSCR shown on a 30-year amortization schedule and interest only period, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Nine Retail Centers

COLLATERAL:                      Crossed collateralized loan secured by the fee
                                 interest in a retail portfolio consisting of
                                 nine grocery-anchored, neighborhood and
                                 single-tenant centers.

LOCATION:                        The properties are located in four states: PA,
                                 NJ, WV and IN.

YEAR BUILT/RENOVATED:            1954-1991/1970-2004

TOTAL AREA:                      955,448 square feet

PROPERTY MANAGEMENT:             Kennedy-Wilson Properties, Ltd.

OCCUPANCY (AS OF 09/27/2005):    90.3%

UNDERWRITTEN NET CASH FLOW:      $5,103,435

APPRAISED VALUE:                 $75,200,000

APPRAISAL DATE:                  June 2005
--------------------------------------------------------------------------------

                                      B-59

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

                           LEASE ROLLOVER SCHEDULE(1)

-------------------------------------------------------------------------------------------------
                                                              CUMULATIVE                   % OF
   YEAR OF    # OF LEASE   EXPIRING     % OF     CUMULATIVE      % OF       BASE RENT   BASE RENT
 EXPIRATION    EXPIRING       SF      TOTAL SF     TOTAL SF    TOTAL SF     EXPIRING     ROLLING
-------------------------------------------------------------------------------------------------

    2005           5         27,130      2.8%       27,130        2.8%     $  200,424       3.4%
    2006          25         79,094      8.3       106,224       11.1%     $  595,817      10.1
    2007          18        167,867     17.6       274,091       28.7%     $  792,237      13.5
    2008          12         92,463      9.7       366,554       38.4%     $  475,974       8.1
    2009           8         80,740      8.5       447,294       46.8%     $  408,218       6.9
    2010          10         31,975      3.3       479,269       50.2%     $  358,613       6.1
    2011           4        120,737     12.6       600,006       62.8%     $1,021,123      17.4
    2012           2         19,500      2.0       619,506       64.8%     $  141,800       2.4
    2013           2          3,325      0.3       622,831       65.2%     $   68,185       1.2
    2014           2         49,500      5.2       672,331       70.4%     $  325,125       5.5
    2015          --            --       0.0       672,331       70.4%     $       --       0.0
2016 - 2023        6        190,856     20.0       863,187       90.3%     $1,489,717      25.3
   Vacant         --         92,261      9.7       955,448      100.0%     $       --        --
                 ---        -------    -----                                              -----
  TOTAL           94        955,448    100.0%                                             100.0%
-------------------------------------------------------------------------------------------------

(1) Information obtained from the underwritten rent roll.

                              PROPERTY INFORMATION

---------------------------------------------------------------------------------
                                                          YEAR(S)        OVERALL
    PROPERTY NAME           LOCATION         NRSF     BUILT/RENOVATED   OCCUPANCY
---------------------------------------------------------------------------------

       Midway               Wyoming, PA    226,296   1970/1996 - 2000      89.8%
    Madeira Plaza           Reading, PA    164,977      1969/2003          98.9
 BJ's Wholesale Club     Maple Shade, NJ   109,841        1991            100.0
      North End           Pottstown, PA    100,590      1960/2003          98.9
   Antietam Valley         Mt. Penn, PA    109,649      1961/1990          71.5
   Oregon Avenue        Philadelphia, PA    60,319        1954             85.1
  Princeton Center        Princeton, IN    105,300        1970             75.3
       E & M             Burlington, NJ     25,960        1960            100.0
Tractor Supply Center    Follansbee, WV     52,516        1982            100.0
                                           -------                        -----
  TOTAL/WTD. AVERAGE                       955,448                         90.3%
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                                          ALLOCATED
                                                                            LOAN
                                                     APPRAISED VALUE       AMOUNT
    PROPERTY NAME             PRIMARY ANCHOR           ($MILLIONS)     ($ MILLIONS)(1)
--------------------------------------------------------------------------------------

       Midway                The Bon-Ton Store            $18.50            $14.1
    Madeira Plaza          Redner's Market, Inc.           15.70             11.9
 BJ's Wholesale Club       BJ's Wholesale Club             11.85              9.0
      North End            Redner's Market, Inc.           10.30              7.8
   Antietam Valley       Fit-Cor, Inc. (World Gym)          7.00              5.3
   Oregon Avenue         Ocean Desert Sales, Inc.           5.70              4.3
  Princeton Center                Kroger                    3.40              2.6
       E & M                    Sav-A-Lot                   2.00              1.4
Tractor Supply Center        Tractor Supply                 0.75              0.6
                                                          ------            -----
  TOTAL/WTD. AVERAGE                                      $75.20            $57.1
--------------------------------------------------------------------------------------

(1) Allocated Loan Amount is for the A-Note only.

                                      B-60

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

THE BECKER PORTFOLIO LOAN

THE LOAN. The Becker Portfolio loan is secured by a first mortgage on a nine asset, crossed retail portfolio containing 955,448 square feet and consisting of grocery-anchored, neighborhood and single tenant centers located in
Pennsylvania, New Jersey, Indiana and West Virginia.

THE BORROWER. The borrower is made up of nine, single purpose entities whose sole member and manager has an independent director, controlled by Theodore P.
Netzky, Stuart M. Isen, Barry Schlesinger and Gregg Lurie.

Theodore P. Netzky has acquired over 40 real properties for an aggregate cost in excess of $1 billion, including approximately 2,500,000 square feet of shopping centers, 5,000,000 square feet of office buildings, 35,000 apartment units, 67 hotels and 3,000,000 square feet of industrial properties.

Stuart Isen worked for Heitman from 1966 to 2005 and served in various executive positions and was a director and a member of Heitman's Executive and Investment
Committees.

Barry Schlesinger is a Director of Kennedy-Wilson International and Chairman of
the KWI Fund Management Group. Previously Mr. Schlesinger was CEO of
Kennedy-Wilson Properties, Ltd., a national real estate management, leasing, engineering, construction, and technical services company with office and operating groups in thirty-six states and the District of Columbia. Mr.
Schlesinger previously served with Heitman Financial Ltd. as a Director and
Chairman and CEO of Heitman Properties Ltd. Prior to Heitman, Mr. Schlesinger
was associated with Tishman Realty and Construction Company and the United
States Corps of Engineers.

THE PROPERTIES. The Becker Portfolio consists of nine grocery-anchored, neighborhood and single tenant retail centers, which together contain a total of
955,448 square feet located in four states: Pennsylvania (five properties representing 69% of the gross leasable area), New Jersey (two properties representing 14% of the gross leasable area), Indiana (one property representing
11% of the gross leasable area) and West Virginia (one property representing 5%
of the gross leasable area). The Becker Portfolio weighted average occupancy was
90.3% as of the September 27, 2005 rent roll. The nine centers range in size from 25,960 to 226,296 square feet with an average size of 106,161 of the gross leasable area.

SIGNIFICANT TENANTS. There are 94 total tenants making up the 90.3% occupancy in the nine centers. The four largest tenants are described below. The appraiser noted that many of the tenants have rents that are below market.

     BJ'S WHOLESALE CLUB is located in Maple Shade, New Jersey in the BJ's
     Wholesale Club retail center. BJ's occupies 109,841 square feet (11.5% of net rentable area 15.8% of the net rentable income for the nine centers and
     100% of the net rentable area and net rentable income of its center) at a rent of $8.32 per square foot, with a lease expiration of October 31, 2011.
     BJ's Wholesale Club (NYSE: BJ) introduced the warehouse club concept to the northeastern United States in the mid-1980's and now has operations in 16 states from Maine to Florida, as well as Ohio. At the end of 2004, BJ's operated 157 clubs, including two ProFoods Restaurant Supply clubs and three cross-dock distribution centers. Net sales for the first half of 2005 totaled $3.75 billion, 8.7% higher than the comparable period in 2004.

     REDNER'S MARKETS occupies a total of 99,329 square feet in two of the nine centers in the portfolio (10.4% of net rentable area 11.5% of the net rentable income for nine centers). Redner's Markets is located in North End retail center in Pottstown, Pennsylvania and Madeira Plaza in Reading,
     Pennsylvania. The Redner's North End location totals 46,784 square feet at a rent of $8.00 per square foot, with a lease expiration of August 31,
     2023. The Redner's Madeira Plaza location totals 52,545 square feet at a rent of $5.50 per square foot, with a lease expiration of November 30,
     2022. Redner's Markets, operates 36 warehouse club-style supermarkets under the Redner's Warehouse Markets banner and 12 Quick Shoppe convenience stores in eastern New York and eastern Pennsylvania.

     THE BON-TON STORE is located in Wyoming, Pennsylvania in the Midway retail center. The Bon-Ton store occupies 64,000 square feet (6.7% of net rentable area 1.5% of the net rentable income for the nine centers and 28.3% and
     5.9% of the net rentable area and net rentable income, respectively of its center) at a rent of $1.32 per square foot, with a lease expiration

                                      B-61

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

     of January 31, 2007. The Bon-Ton Stores, Inc. (Nasdaq: BONT) is a regional department store chain operating 139 department stores and two furniture stores in 16 states from the Northeast to the Midwest under the Bon-Ton and
     Elder-Beerman names as of September 20, 2005. The stores carry a broad assortment of quality brand-name fashion apparel and accessories for women, men and children, as well as distinctive home furnishings.

     PRICE CHOPPER SUPERMARKETS is located in Wyoming, Pennsylvania in the
     Midway Retail Center. The Price Chopper Supermarket store occupies 53,277 square feet (5.6% of net rentable area 6.7% of the net rentable income for the nine centers and 23.5% and 27.3% of the net rentable area and net rentable income, respectively of its center) at a rent of $7.25 per square foot, with a lease expiration of November 30, 2019. The Golub Corporation, founded in 1932, operates over 100 Price Chopper Supermarkets in
     Connecticut, Massachusetts, New Hampshire, upstate New York, northeastern
     Pennsylvania and Vermont. The Golub family owns 45% of the firm, with its
     20,000 employees owning the remaining 55% of the Golub Corporation.

MIDWAY.

PROPERTY INFORMATION. Midway consists of a 5-building, multi-tenant community shopping center containing 226,296 square feet of gross leasable area on a 15.77 acre parcel of land. The center is anchored by a Bon-Ton Department Store and a
Price Chopper Supermarkets grocery store and has 24 inline stores totaling
96,574 square feet and two outparcels (PNC Bank and CVS). The property was built in 1970, renovated in 1996 and 2000.

The property is located on the southern side of Wyoming Avenue (US Route 11), a divided 4-lane highway, in Wyoming, Pennsylvania in the Wilkes-Barre area of the
Scranton-Wilkes-Barre metropolitan statistical area. The 2004
Scranton-Wilkes-Barre metropolitan statistical area population was reported to be 612,856. Route 11, serves as a major traffic artery through Wilkes-Barre's towns on the northwestern side of the Susquehanna River and the primary commercial area with an amusement center, several fast food restaurants and other small retail and commercial businesses located along Route 11.
Single-family homes are predominantly on the secondary streets.

                                     MIDWAY

-------------------------------------------------------------------------------------------------------------
                                                          ORIGINAL LEASE      LEASE                   RATING
          TENANTS             NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF    (S/F/M)
-------------------------------------------------------------------------------------------------------------

THE BON-TON STORE            64,000    28.3%     $1.32      05/01/1986     01/31/2007      $120     Not Rated
PRICE CHOPPER SUPERMARKETS   53,277    23.5%     $7.25      11/14/1999     11/30/2019      $381     Not Rated
-------------------------------------------------------------------------------------------------------------

MARKET. The appraiser reported the competitive market, inclusive of the property, contains a total gross leasable area of approximately 2,175,868 square feet with an average weighted occupancy of approximately 97.4%. Competing centers within the property's primary trade area had occupancy rates ranging from 90 to 100%. The three-mile radius population reported for 2004 was 47,397.
Within the property's trade area, the next nearest supermarket-anchored center is approximately 2.3 miles away.

The appraiser reported that comparable anchor tenants (31,413 to 88,000 square feet) had an overall average rent of $6.33 per square foot; major tenants (7,197 to 30,000 square feet) had an overall average rent of $8.31 per square foot;
inline tenants had an overall average rent of $10.70 per square foot; and, outparcel tenants (6,000 to 13,013 square feet) had an overall average of $19.23 per square foot. Midway's average in place rents are $6.97 per square foot on its 89.8% occupied space with the Bon-Ton Store's current anchor rent at $1.32 per square foot and Price Chopper Supermarkets at $7.25 per square foot for major tenant rent. The most recent inline spaces at the property have rents ranging $10.00 to $13.00 per square foot with an average of $11.66 per square foot and the outparcel rent for CVS and PNC Bank is $17.50 and $19.62 per square foot, respectively. The underwritten rent for Price Chopper Supermarkets was based on its straight line rent average which was calculated $7.25 per square foot through October 2009, $7.75 per square foot from November 2009 through
October 2014 and $8.25 per square foot from November 2014 through its lease expiration.

                                      B-62

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

MADEIRA PLAZA.

PROPERTY INFORMATION. Madeira Plaza is a multi-tenant community shopping center containing 164,977 square feet of gross leasable area on a 14.13 acre parcel of land. The center is anchored by Redner's Warehouse Market and Big Lots. Other major tenants include Office Max and Eckerd. There are three pad sites located along the 5th Street frontage and are leased to Taco Bell, Bojangles and Tire
Kingdom. Built in 1969 and renovated in 2003, the center has a total of 13 tenant spaces.

The property is located on the east side of North 5th Street (US Route 222), south of East Bellevue Avenue in Muhlenberg Township, which is located north of the City of Reading in Berks County, Pennsylvania in the central portion of the
Reading metropolitan statistical area which has a population of 388,557. Reading is approximately 49 miles northwest of the Philadelphia central business district. The property's location on US Route 222 provides easy accessibility to
Allentown to the northeast and Lancaster to the southwest and connects with
Route 422 to the west of the city of Reading, providing direct access to
Pottstown, King of Prussia and the City of Philadelphia to the southeast, and to
Lebanon and Hershey to the northwest. The Pennsylvania Turnpike is located 15 miles south of the property.

The property is located in a densely populated area with nearby and adjacent land uses being commercial and residential in nature, with the immediate area nearly developed with few vacant parcels available.

                                  MADEIRA PLAZA

----------------------------------------------------------------------------------------------------------
                                                      ORIGINAL LEASE      LEASE                   RATING
        TENANTS           NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF    (S/F/M)
----------------------------------------------------------------------------------------------------------

REDNER'S MARKETS, INC.   52,545    31.8%     $5.50      12/01/2002     11/30/2022      $383     Not Rated
BIG LOTS                 43,000    26.1%     $3.75      05/08/2003     01/31/2009      NAV      BBB-/NR/NR
----------------------------------------------------------------------------------------------------------

MARKET. The appraiser reported the competitive market, inclusive of the property, contains a total gross leasable area of approximately 1,268,524 square feet with an average weighted occupancy of approximately 96.6%. Competing centers within the property's primary trade area had occupancy rates ranging from 84 to 98%. The three and five mile radius populations reported for 2004 were 71,067 and 145,988, respectively.

The appraiser reported that comparable anchor tenants (31,413 to 73,000 square feet) had an overall average rent of $5.65 per square foot; major tenants
(14,283 to 30,000 square feet) had an overall average rent of $8.22 per square foot; inline tenants had an overall average of $13.36 per square foot; and, outparcel annual rents were reportedly on average $64,750. Madeira Plaza's average in place rents are $6.68 per square foot on its 98.9% occupied space with Redner's and Big Lots current anchor rents at $5.50 and $3.75 per square foot, respectively. Major tenants: Eckerd and Office Max rents are $8.00 and
$9.75 per square foot, respectively. The property's inline spaces range $7.38 to
$12.00 per square foot with an average of $9.86 per square foot and the property's average annual outparcel rent is $48,400.

BJ'S WHOLESALE CLUB.

PROPERTY INFORMATION. BJ's Wholesale Club is single-tenant freestanding retail building containing 109,841 square feet of gross leasable area on a 12.34 acre parcel of land. The property was built in 1991. In 2004, the tenant expanded the building by 10,000 square feet, constructing a merchandise sales area, a tire installation area, a tire sales area and a breezeway.

The property is located at the northwest corner of Kings Highway (State Route
41/County Route 611) and Lenola Road (County Route 608) in Maple Shade,
Burlington County, New Jersey and is located in the eastern portion of the
Philadelphia metropolitan statistical area, approximately ten miles from Center
City Philadelphia. The appraiser reported the 2004 population for the
Philadelphia metropolitan statistical area was 5,185,565. The Philadelphia metropolitan statistical area has the nation's sixth highest level of total employment at 2.7 million.

The area immediately surrounding the property is dominated by commercial properties along Kings Highway and Lenola Road. The property is located along
Route 41, just off of Routes 73 and 38, the two most heavily traveled arteries in the area. Access to Philadelphia is convenient via one of three nearby bridges.

                                      B-63

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

                               BJ'S WHOLESALE CLUB

-------------------------------------------------------------------------------------------------------
                                                    ORIGINAL LEASE      LEASE                   RATING
      TENANTS           NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF    (S/F/M)
-------------------------------------------------------------------------------------------------------

BJ'S WHOLESALE CLUB   109,841   100.0%     $8.32      10/29/1986     10/31/2011      NAV      Not Rated
-------------------------------------------------------------------------------------------------------

MARKET. The appraiser reported the submarket inventory for the first quarter of
2005 for neighborhood and community shopping centers was 2,997,000 and 4,004,000 square feet, respectively. Overall occupancy of 92.8% and 91.0% with asking rents at $17.40 and $21.68 per square foot, respectively. The 2004 five and seven mile radius population was 206,272 and 470,387, respectively.

The appraiser reported that comparable rents in the market (117,494 to 142,268 square feet) had an overall average of $9.34 per square foot. The property is
100% occupied by a single tenant, BJ's Wholesale Club and the current rent is
$8.32 per square foot. The underwritten rent for BJ's Wholesale Club was based on the straight-line average of the rent, which is $8.32 per square foot through
October 2006 and $8.94 per square foot from November 2006 through lease expiration in 2011.

NORTH END.

PROPERTY INFORMATION. North End is a multi-tenant neighborhood shopping center containing 100,590 square feet of gross leasable area on a 13.86 acre parcel of land. The property was originally constructed in 1960, expanded in 1999 and renovated in 2003. The property is anchored by Redner's Market, a CVS situated in an owned outparcel building, Dollarland and Dollar General.

The property is located on the northeast corner of North Charlotte Street and
Mervine Street, just outside Pottstown Borough, in Lower Pottsgrove Township,
Montgomery County, Pennsylvania. The 2000 census figure for the greater
Pottstown area was 40,989, an 8.5% increase over the 37,784 count in 1990.
Development of the Pottstown area was greatly aided by the completion of
Pottstown's Expressway, US Route 422, which directly connects Pottstown to the
King of Prussia area of suburban Philadelphia. Pottstown is located approximately 33 miles northwest of the Philadelphia central business district.

                                    NORTH END

---------------------------------------------------------------------------------------------------------
                                                      ORIGINAL LEASE      LEASE                   RATING
      TENANTS             NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF    (S/F/M)
---------------------------------------------------------------------------------------------------------

REDNER'S MARKETS, INC.   46,784    46.5%     $8.00      11/01/2003     08/31/2023      $417     Not Rated
OCEAN DESERT SALES       15,000    14.9%     $6.40      09/01/1999     12/01/2005       NAV     Not Rated
---------------------------------------------------------------------------------------------------------

MARKET. The appraiser reported the competitive market, inclusive of the property, contains a total gross leasable area of approximately 1,347,317 square feet with an average weighted occupancy of approximately 98%. The three and five mile radius populations reported for 2004 were 48,740 and 79,786, respectively.

The appraiser reported that comparable anchor tenants (31,413 to 54,760 square feet) had an overall average rent of $7.06 per square foot; major tenants (7,200 to 30,400 square feet) had rents an overall average rent of $9.25 per square foot; and, inline tenants (1,160 to 2,825 square feet) had an overall average rent of $13.83 per square foot. The appraiser noted that drug store tenants are typically outparcels with rents ranging $10.00 to $30.00 per square foot depending on size, location, lease term and tenant fitout. North End's average in place rents are $8.69 per square foot on its 98.9% occupied space with its anchor tenant, Redner's Market paying $8.00 per square foot and Ocean Desert
Sales paying $6.40 per square foot. Inline spaces are paying on average $10.21 per square foot.

ANTIETAM VALLEY.

PROPERTY INFORMATION. Antietam Valley is a multi-tenant, neighborhood shopping center containing 109,649 square feet of gross leasable area on a 15.22 acre parcel of land. The center is anchored by Aldi Market. Aldi is an international grocery retailer, specializing in a limited assortment of private label, high-quality products at the lowest possible prices. It has more than

                                      B-64

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

5,000 stores in Europe, the United States and Australia with the United States operation totaling 700 stores in 26 states, primarily from Kansas to the east coast. Other major tenants include Eckerd, World Gym and Dollar General. The center was built in 1961 and has a total of 22 tenant spaces.

The property is located on St. Lawrence Avenue, in St. Lawrence Borough and is
east of the City of Reading in Berks County, Pennsylvania. The property's proximity to a network of roadways makes the property's location easily accessible from the surrounding region.

The appraiser reported the property was located in a developed, mature suburban borough in the eastern portion of the Reading metropolitan statistical area.

                                 ANTIETAM VALLEY

------------------------------------------------------------------------------------------------------------
                                                         ORIGINAL LEASE      LEASE                   RATING
         TENANTS             NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF    (S/F/M)
------------------------------------------------------------------------------------------------------------

FIT-COR, INC. (WORLD GYM)   18,000    16.4%     $4.60      05/01/1997     07/31/2016      NAV      Not Rated
ALDI MARKET                 15,000    13.7%     $4.63      05/01/1992     04/30/2007      NAV      Not Rated
------------------------------------------------------------------------------------------------------------

MARKET. The appraiser reported the competitive market, inclusive of the property, contains a total gross leasable area of approximately 915,741 square feet with an average weighted occupancy of approximately 94.5%. Competing centers within the property's primary trade area had occupancy rate ranging from
92 to 100%, with newer centers generally 94 to 100%. The three and five mile radius populations reported for 2004 were 82,490 and 150,692, respectively.

The appraiser reported that comparable anchor/major tenants (14,283 to 73,000 square feet) had an overall average rent of $5.73 per square foot; inline tenants (1,160 to 7,203 square feet) had an overall average rent of $11.05 per square foot; and, outparcel annual rents were reportedly on average $49,500.
Antietam Valley's average in place rents are $5.95 per square foot on its 71.5%
occupied space with World Gym and Aldi Market's current rents at $4.60 and $4.63 per square foot, respectively. The property's inline spaces range $6.00 to
$12.00 per square foot with an average of $8.36 per square foot and the property's average annual outparcel rent at the property is $24,000.

OREGON AVENUE.

PROPERTY INFORMATION. Oregon Avenue is a multi-tenant unanchored neighborhood shopping center containing 60,319 square feet of gross leasable area on 2.26 acre parcel of land. The property was built in 1954.

The property is located at the northeast corner of West Oregon Avenue and 21st
Street in the southerly section of the City of Philadelphia, Pennsylvania, approximately five miles from Philadelphia's central business district.

The area immediately surrounding the property consists of a mixture of residential and commercial land uses.

                                  OREGON AVENUE

------------------------------------------------------------------------------------------------------------
                                                         ORIGINAL LEASE      LEASE                   RATING
         TENANTS             NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF    (S/F/M)
------------------------------------------------------------------------------------------------------------

OCEAN DESERT SALES, INC.    17,340    28.7%     $6.50      12/01/1997     11/30/2007      NAV      Not Rated
DECOTIS, INC. (LA STANZA
   RESTAURANT)               7,920    13.1%     $6.67      03/01/1998     02/28/2008      NAV      Not Rated
------------------------------------------------------------------------------------------------------------

MARKET. The one and three mile radius populations reported for 2004 were 47,245 and 288,757, respectively. The comparable rents range in size from 3,000 to
11,969 square feet with an overall average rent of $12.86 per square foot.
Average occupancy in this market is 92.6%. Oregon Avenue's average in place rents are $8.70 per square foot on its 85.1% occupied space.

                                      B-65

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

PRINCETON CENTER.

PROPERTY INFORMATION. Princeton Center is multi-tenant, retail shopping center containing 105,300 square feet of gross leasable area on a 14.94 acre parcel of land. Major tenants include Kroger, Sears Appliance, Dollar General and Auto
Zone. The center was built in 1970.

The property is located on Broadway Street in the City of Princeton. The property's close proximity to US Highway 41, the primary arterial serving the
City of Princeton, provides good access to the area with the downtown area less than a mile from the property. The appraiser reported the property is the dominant grocery anchored retail center in the neighborhood.

Princeton is 30 miles north of the City of Evansville, Indiana, the state's third largest city with a current population of 300,700 and is approximately 150 miles southwest of Indianapolis.

                                PRINCETON CENTER

--------------------------------------------------------------------------------------------------------------------
                                                             ORIGINAL LEASE     LEASE                     RATING
               TENANTS           NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF      (S/F/M)
--------------------------------------------------------------------------------------------------------------------

KROGER                          26,000    24.7%    $3.69       08/01/1999     08/31/2014     $158      BBB-/BBB/Baa2
KNACK, INC. (SEARS APPLIANCE)   14,657    13.9%    $3.07       11/01/2003     10/31/2007      NAV        Not Rated
--------------------------------------------------------------------------------------------------------------------

MARKET. The appraiser reported that property was located in the middle of
Princeton's retail corridor. The three and five mile radius populations reported for 2003 were 10,390 and 13,100, respectively.

The appraiser reported that comparable anchor/major tenants (5,000 to 33,072 square feet) had an overall average rent of $6.90 per square foot; inline tenants (420 to 3,300 square feet) had an overall average rent of $10.01 per square foot; and the market rent for outparcel space, based on recent leasing activity for the rent comparables, would be $12.00 per square foot. The property's current average in-place rents is $4.19 per square foot on its 75.3%
occupied space.

E&M.

PROPERTY INFORMATION. E & M is a free-standing, multi-tenant retail and commercial building which contains 25,960 square feet of gross leasable area leased to Sav-A-Lot and Dollar General. The property was built in 1960.

The property is located on US Route 130 in the City of Burlington, Burlington
County, New Jersey. Burlington County is located in the northeastern section of the Greater Philadelphia metropolitan statistical area and is approximately 15 miles northeast of Center City Philadelphia.

US Route 130 is the primary road which intersects the city. The property is situated less than one mile of the Burlington-Bristol Toll Bridge and approximately two miles of the interstate providing easy access to the surrounding areas.

                                      E & M

---------------------------------------------------------------------------------------------------
                                              ORIGINAL LEASE     LEASE                    RATING
      TENANTS     NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF     (S/F/M)
---------------------------------------------------------------------------------------------------

SAV-A-LOT        17,500    67.4%    $6.86       06/01/1998     05/31/2012      NAV       Not Rated
DOLLAR GENERAL    8,460    32.6%    $5.67       07/01/2003     02/08/2008      NAV      BBB-/NR/Ba1
---------------------------------------------------------------------------------------------------

MARKET. The competitive market, inclusive of the property contains 656,562 square feet of gross leasable area, with an indicated weighted average occupancy of 98.4%. The appraiser reported average current rental rates of $6.50 per square foot for comparable properties. E & M's average in place rents are $6.47 per square foot on its 100% occupied space.

TRACTOR SUPPLY CENTER.

PROPERTY INFORMATION. Tractor Supply Center is a big box retail building containing 52,516 square feet of gross leasable area occupied by Tractor Supply and Advanced Financial Savings Bank on a 4.00 acre parcel of land. The property was built in 1982.

                                      B-66

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

The property is located on Main Street at its intersection with Veterans Drive, in Follansbee, Brooke County, West Virginia. The property is approximately 35 miles from downtown Pittsburgh, Pennsylvania. The 2004 estimated population of
Brooke County was reported to be 25,242.

The overall area is located in a rural area of West Virginia, which the appraiser reported has limited retail development. The property and an adjacent strip shopping center comprise the primary retail centers in the immediate area.
The neighborhood has good access to the major traffic arteries connecting the local area to the surrounding areas. Land uses within the neighborhood consist of a mixture of commercial, industrial and residential developments.

                              TRACTOR SUPPLY CENTER

---------------------------------------------------------------------------------------------------------
                                                      ORIGINAL LEASE      LEASE                  RATING
           TENANTS        NRSF    % NRSF   RENT PSF    COMMENCEMENT    EXPIRATION   SALES PSF    (S/F/M)
---------------------------------------------------------------------------------------------------------

TRACTOR SUPPLY           49,875    95.0%     $1.50      05/01/1995     04/30/2008      NAV      Not Rated
ADVANCED FINANCIAL ATM    2,641     5.0%     $0.91      04/01/1984     03/31/2009      NAV      Not Rated
---------------------------------------------------------------------------------------------------------

MARKET. The appraiser reported the existing competing centers in the area totaled 675,357 square feet and includes the property. These centers range in size from 52,516 to 232,341 square feet, with a reported current average occupancy of 96%. This segment of the retail market area was reported to be stabilized.

The three and five mile radius populations reported for 2004 were 22,158 and
48,484, respectively.

Comparable anchor tenants (11,000 to 95,000 square feet) had average rents of
$4.51 per square foot. The property's inplace average rents are $1.47 per square foot on it 100% occupied space.

THE PROPERTY MANAGEMENT. The property is managed by Kennedy-Wilson Properties,
Ltd., a wholly-owned subsidiary of Kennedy Wilson, Inc., an international real estate services and fund management firm headquartered in Beverly Hills.
Kennedy-Wilson Properties Ltd. has more than 70 million square feet of real estate under management.

B-NOTE. The Becker Portfolio A-Note loan and Becker Portfolio B-Note loan are subject to a co-lender agreement that provides, among other things that, payments of interest and principal will be made on both loans, based on their respective interest rates and amortization terms. At all times, payments of principal and interest due on the Becker Portfolio B-Note loan will be subordinate to the payment of principal and interest due on the Becker Portfolio
A-Note Loan. The B-Note may be secured by the partnership interests in the borrower or a higher level entity in addition to the first mortgage lien position it holds.

RELEASE PROVISIONS. Following the defeasance lockout period, a partial release of property is permitted for the E&M Center, BJ's Whole Sale Center and/or
Tractor Supply Center portions of the portfolio provided Borrower pays Lender an amount equal to 115% of the allocated loan amounts for the released property plus yield maintenance. No partial release shall be permitted if (i) the aggregate prepayment amount for all released properties exceeds $13,000,000
(excluding yield maintenance) or (ii) the debt service coverage ratio generated by the remaining properties is less than the greater of (a) a 1.20x debt service coverage ratio based on the greater of 6.84% or the actual mortgage constant including the Becker Portfolio B-Note loan (b) the debt service coverage ratio for the 12-month period immediately prior to the closing date of the loan, or
(c) the debt service coverage ratio for the entire portfolio of properties
(including the released property) for the 12-month period immediately prior to the proposed partial release.

                                      B-67

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $57,100,000
                              COLLATERAL TERM SHEET         DSCR:    1.31x
                                BECKER PORTFOLIO            LTV:     75.93%
--------------------------------------------------------------------------------

                                     [MAP]

                                      B-68

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-69

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $52,392,045
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                             TORRANCE SKYPARK CENTER        LTV:     70.80%
--------------------------------------------------------------------------------

                                   [GRAPHIC]

                                      B-70

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $52,392,045
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                             TORRANCE SKYPARK CENTER        LTV:     70.80%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  BofA

LOAN PURPOSE:                 Refinance

ORIGINAL PRINCIPAL BALANCE:   $52,450,000

CUT-OFF PRINCIPAL BALANCE:    $52,392,045

% OF INITIAL UPB:             2.18%

INTEREST RATE(1):             5.450%

PAYMENT DATE:                 1st of each month

FIRST PAYMENT DATE:           December 1, 2005

MATURITY DATE:                November 1, 2015

AMORTIZATION:                 Balloon

CALL PROTECTION:              Lockout for 24 months from securitization closing
                              date, then defeasance is permitted. On or after
                              September 1, 2015, prepayment can be made without
                              penalty.

SPONSOR:                      Continental Development Corporation

BORROWER:                     Continental Skypark LLC

ADDITIONAL FINANCING:         None

LOCKBOX:                      Hard

INITIAL RESERVES:             Tax:                   $  101,491
                              Insurance:             $    4,344
                              TI/LC:                 $  500,000
                              TI:                    $  610,102
                              Tenant and Holdback:   $4,172,571
                              Leasing Commission:    $  113,925

MONTHLY RESERVES:             Tax:                   $   50,746
                              Insurance:             $    4,344
                              Replacement:           $    6,323
--------------------------------------------------------------------------------

(1)  Interest rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:   $138

BALLOON BALANCE PSF:        $115

LTV:                        70.80%

BALLOON LTV:                59.10%

DSCR:                       1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

COLLATERAL:                     Fee Simple

LOCATION:                       Torrance, CA

YEAR BUILT/RENOVATED:           1981/2004

TOTAL AREA:                     379,386 square feet

PROPERTY MANAGEMENT:            Continental Development
                                Corporation

OCCUPANCY (AS OF 10/17/2005):   84.0%

UNDERWRITTEN NET CASH FLOW:     $4,464,971

APPRAISED VALUE:                $74,000,000

APPRAISAL DATE:                 July 27, 2005
--------------------------------------------------------------------------------

                                      B-71

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $52,392,045
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                             TORRANCE SKYPARK CENTER        LTV:     70.80%
--------------------------------------------------------------------------------

                             SIGNIFICANT TENANTS (1)

----------------------------------------------------------------------------------
                                                               LEASE      RATINGS
           TENANT               NRSF    % NRSF   RENT PSF   EXPIRATION    (S/F/M)
----------------------------------------------------------------------------------

Torrance Health Association    30,851    8.1%     $27.56    08/31/2009   Not Rated
Honeywell International Inc.   21,959    5.8%     $21.60      MTM         A/A+/A2
Bruce Short -- Prudential      13,612    3.6%     $23.84    11/15/2010   Not Rated
----------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the leases.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

----------------------------------------------------------------------------------------------------------
  YEAR OF    NO. OF LEASES   EXPIRING      % OF    CUMULATIVE     CUMULATIVE     BASE RENT     % OF BASE
EXPIRATION      EXPIRING        SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING   RENT EXPIRING
----------------------------------------------------------------------------------------------------------

   2005             2           3,779      1.0%        3,779          1.0%      $   87,550         1.1%
   2006            16          41,035     10.8        44,814         11.8%      $  886,678        11.1
   2007            23          54,845     14.5        99,659         26.3%      $1,454,126        18.1
   2008            14          29,688      7.8       129,347         34.1%      $  817,285        10.2
   2009            11          22,738      6.0       152,085         40.1%      $  615,181         7.7
   2010            12          36,308      9.6       188,393         49.7%      $  999,960        12.5
   2011             4          11,575      3.1       199,968         52.7%      $  324,832         4.1
   2012             6          22,015      5.8       221,983         58.5%      $  548,126         6.8
   2013             1           2,828      0.7       224,811         59.3%      $   77,406         1.0
   2014             2           6,274      1.7       231,085         60.9%      $  185,751         2.3
   2015            11          43,050     11.3       274,135         72.3%      $1,198,664        15.0
   2016             1          10,277      2.7       284,412         75.0%      $  283,645         3.5
   2020             1           2,065      0.5       286,477         75.5%      $   59,472         0.7
    MTM             1          21,959      5.8       308,436         81.3%      $  474,314         5.9
  Vacant           --          70,950     18.7       379,386        100.0%              --          --
                  ---         -------    -----                                                   -----
  TOTAL:          105         379,386    100.0%                                                  100.0%
----------------------------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll.

                                      B-72

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $52,392,045
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                             TORRANCE SKYPARK CENTER        LTV:     70.80%
--------------------------------------------------------------------------------

THE TORRANCE SKYPARK CENTER LOAN

THE LOAN. The Torrance Skypark Center Loan is secured by a first mortgage on an office complex containing a total of 379,386 net rentable square feet located in
Torrance, Los Angeles County, California. The loan term is ten years and amortizes on a 30-year schedule with an interest rate, rounded to three decimal places, of 5.450%.

THE BORROWER. The borrower is Continental Skypark LLC, a California limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 99.5% by Continental
Development Corporation, a California corporation, and 0.5% by Continental
Skypark Corporation II, a Delaware corporation. Equity ownership in Continental
Skypark Corporation II is held 100% by Continental Development Corporation, the borrower principal.

Continental Development Corporation ("CDC") has 45 years of experience in commercial real estate, having developed approximately 3.5 million square feet of office, retail and restaurants. CDC currently manages Continental Park, a 2.5 million square foot office park located on 86 acres in southern California near
Manhattan Beach.

THE PROPERTY. The collateral for the mortgage loan is an office complex
(including some medical office space) built in 1981 and renovated in 2004. The improvements consist of nine one, two and three story, Class "A" office buildings containing a total of 379,386 square feet situated on 22.08 acres. The property is leased to approximately 115 tenants (55% medical office, 37% office,
5% restaurant and 3% retail). Additional improvements include a two-level parking facility. There are garage and surface parking spaces for a total of
1,803 parking spaces, resulting in a parking ratio of 4.75 spaces per 1,000 square feet. As of the rent roll dated October 17, 2005, Torrance Skypark Center was 84.0% occupied.

SIGNIFICANT TENANTS. The three largest tenants, representing 17.5% of the total square feet and 20.0% of the total rental income, are:

     TORRANCE HEALTH ASSOCIATION ("THA") (not rated) occupies six spaces in two buildings for a total of 30,851 square feet of medical office space (8.1%
     of square feet, 10.8% of rental income) under four leases of various terms expiring from August 31, 2009 to March 31, 2015. The current blended rental rate per square foot of $28.48 increases annually by 3.0%. There are two five-year options to renew the leases with the rental rate per square foot determined at fair market. THA, an independent physician practice group founded in 1925, is the not-for-profit parent company of Torrance Memorial
     Medical Center.

     HONEYWELL INTERNATIONAL INC. ("Honeywell") (NYSE: HON; rated "A" by S&P,
     "A+" by Fitch and "A2" by Moody's) occupies 21,959 square feet of office space (5.8% of square feet, 5.8% of rental income) under a month to month lease. The rental rate per square foot is $21.60. There are no options to renew the lease. Honeywell provides aerospace products and services, control technologies for buildings, homes and industry, turbochargers, automotive products, specialty chemicals, fibers, and electronic and advanced materials. The company operates in four segments: Aerospace,
     Automation and Control Solutions, Specialty Materials and Transportation
     Systems. Honeywell operates in the United States, Canada, Europe, Asia and
     Latin America. Honeywell employs approximately 109,000 people. As of the fiscal year ended December 31, 2004, Honeywell reported revenue of approximately $25.6 billion, net income of $1.3 billion and stockholder's equity of $11.3 billion.

     BRUCE SHORT-PRUDENTIAL (not rated) occupies 13,612 square feet of office space (3.6% of square feet, 4.0% of rental income) under a five-year lease renewal period expiring on November 15, 2010. The rental rate per square foot is $23.84. There is one five-year option to renew the lease with the rental rate per square foot determined at 95% of fair market. Bruce Short
     Realty is associated with Prudential California Realty of Torrance, a group of brokers established in 1975 and linked to 6,000 sales representatives in the greater South Bay area. Prudential California Realty of Torrance has sold over $1.9 billion of real estate in the Los Angeles area over its
     30-year history.

                                      B-73

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $52,392,045
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                             TORRANCE SKYPARK CENTER        LTV:     70.80%
--------------------------------------------------------------------------------

THE MARKET. Torrance Skypark Center is located in Torrance, Los Angeles County,
California, approximately 20 miles south of downtown Los Angeles. The Los
Angeles-Long Beach metropolitan statistical area consists of Los Angeles,
Orange, Riverside, San Bernardino and Ventura Counties. Population is
approximately 10.1 million in the metropolitan statistical area/County and 3.9 million in Los Angeles. Population within a one, three and five mile radius of the subject property is approximately 22,000, 185,000 and 458,000, respectively.
Average household income within a one, three and five mile radius of the subject property is approximately $80,000, $87,000 and $89,000, respectively.

The major industry sectors are government (15%), professional and business services (14%), education and health services (12%) and retail trade (10%). The economy also benefits from international trade, tourism, and the motion picture/TV industries. Biotechnology and apparel manufacturing also play an important role in the economy. Los Angeles is the largest international trade center in the United States.

The twin ports of Los Angeles and Long Beach together represent the largest port complex in the United States and the third largest in the world. The Los Angeles
Airport is the third busiest in the country.

The major employers in Los Angeles County include the following (and have approximately the following number of employees) in Los Angeles County: are
Kaiser Permanente (30,000), Boeing (24,000), Northrop Grumman (20,000), Ralph's
Grocery (16,000), Tenet Healthcare (15,000), Disney (12,000), Universal Studios
(12,000), Hughes Electronics (11,000) and Pacific Bell (11,000).

The subject neighborhood is located in a predominately commercial area with light industrial uses in selected areas. The property is located at the center of the medical district and near the Torrance Memorial Medical Center. Palos
Verdes Estates, one of the most prestigious executive housing communities in southern California, is located to the west of the subject property across
Hawthorne Boulevard. Del Amo Fashion Mall, a 2.5 million square foot regional mall, is located less than one mile north of the property.

PROPERTY MANAGEMENT. Continental Development Corporation, the borrower principal, manages the subject property. Continental Development Corporation, a borrower related entity founded in 1960 and headquartered in El Segundo,
California, currently manages approximately 3.3 million square feet of commercial real estate.

LOCKBOX. Hard.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-74

                          $2,206,919,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C4

--------------------------------------------------------------------------------
                                                            BALANCE: $52,392,045
                              COLLATERAL TERM SHEET         DSCR:    1.26x
                             TORRANCE SKYPARK CENTER        LTV:     70.80%
--------------------------------------------------------------------------------

                                      [MAP]

                                      B-75

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                       GE COMMERCIAL MORTGAGE CORPORATION
                                  (DEPOSITOR)

                               ----------------
GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE
Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or
any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS
PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of
1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                The date of this Prospectus is November 16, 2005

Important Notice About Information Presented in this Prospectus and Each Accompanying

 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of

                                       2

                                       3

 Forfeitures In Drug, RICO and Money Laundering Violations ............................     74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...............................................     75
 Federal Income Tax Consequences for Certificates as to which a REMIC Election is Made      75

 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is

                                       4

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
GE Commercial Mortgage Corporation.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long
Ridge Road, Stamford, Connecticut 06927, and telephone number is (203)
357-4000.

                                       5

                             SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN
INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED
POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A
SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE
END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES.........   Mortgage pass-through certificates, issuable
                                 in series.

DEPOSITOR.....................   GE commercial mortgage corporation is a
                                 wholly-owned subsidiary of General Electric
                                 Capital Corporation. All outstanding common
                                 stock of General Electric Capital Corporation
                                 is owned by General Electric Capital services,
                                 Inc., the common stock of which is in turn
                                 wholly owned directly or indirectly by the
                                 General Electric Company.

MASTER SERVICER...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

SPECIAL SERVICER..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the Depositor or the master
                                 servicer.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

THE TRUST ASSETS..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. MORTGAGE ASSETS............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                  o residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or by shares allocable to a
                                    number of those units and the related
                                    leases; or

                                  o office buildings, shopping centers, retail
                                    stores and establishments, hotels or
                                    motels, nursing homes, hospitals or other
                                    health-care related facilities,
                                    manufactured housing properties, warehouse
                                    facilities, mini-warehouse facilities,
                                    self-storage facilities, industrial plants,
                                    parking lots, mixed use or various other
                                    types of income-producing properties
                                    described in this prospectus or unimproved
                                    land.

                                       6

                                 Mortgage loans may be secured by properties
                                 backed by credit lease obligations of a tenant
                                 or net lease obligations guaranteed by another
                                 entity. Either the tenant or the guarantor
                                 will have a credit rating form a rating agency
                                 as described in the prospectus supplement. If
                                 so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term
                                    or that adjusts from time to time, or that
                                    the borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a
                                    balloon payment due on its stated maturity
                                    date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments;

                                  o may permit defeasance with non-callable
                                    U.S. Treasury securities or securities
                                    issued by government agencies; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the Depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                       7

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of,

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities, or

                                  o certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the Governmental National
                                    Mortgage Association or the Federal
                                    Agricultural Mortgage Corporation. Each of
                                    the above mortgage assets will evidence an
                                    interest in, or will be secured by a pledge
                                    of, one or more mortgage loans that conform
                                    to the descriptions of the mortgage loans
                                    contained in this prospectus. See
                                    "Description of the Trust Funds--MBS" in
                                    this prospectus.

B. CERTIFICATE ACCOUNT........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. CREDIT SUPPORT.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support Limitations",
                                 "Description of the

                                       8

                                 Trust Funds--Credit Support" and "Description
                                 of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also include
                                 interest rate exchange agreements, interest
                                 rate cap or floor agreements, or currency
                                 exchange agreements, all of which are designed
                                 to reduce the effects of interest rate or
                                 currency exchange rate fluctuations on the
                                 mortgage assets or on one or more classes of
                                 certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

DESCRIPTION OF CERTIFICATES...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in
                                    entitlement to certain distributions on the
                                    certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on,
                                    or principal of, the certificates that
                                    begin only after the occurrence of certain
                                    events, such as the retirement of one or
                                    more other classes of certificates of that
                                    series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate

                                       9

                                    at which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                  o provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in
                                    the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--Limited Assets of Each Trust
                                 Fund" and "Description of the Certificates" in
                                 this prospectus.

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES..............  Interest on each class of offered certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other

                                       10

                                 contingencies described in this prospectus and
                                 in the related prospectus supplement. See
                                 "Risk Factors-- Prepayment Considerations;
                                 Variability in Average Life of Offered
                                 Certificates; Special Yield Considerations",
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--Distributions
                                 of Interest on the Certificates" in this
                                 prospectus.

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES.............   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                  o be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                  o or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on
                                    the mortgage assets in the related trust
                                    fund;

                                  o not commence until the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes of certificates
                                    of the same series;

                                  o be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                  o be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

ADVANCES......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be

                                       11

                                 obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

TERMINATION...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 the Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of the
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

                                       12

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

CERTAIN ERISA CONSIDERATIONS...  If you are a fiduciary of any employee benefit plans or certain other retirement plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code or materially similar provisions of
                                 applicable federal, state or local law, you
                                 should carefully review with your legal
                                 advisors whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under ERISA, the Internal
                                 Revenue Code or applicable similar law. See
                                 "Certain ERISA Considerations" in this
                                 prospectus and "ERISA Considerations" in the
                                 related prospectus supplement.

LEGAL INVESTMENT..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

RATING........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       13

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       14

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as

                                       15

the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o  that principal prepayments on the related mortgage loans will be made;

     o  of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical

                                       16

data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit
Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o  Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o  Increases in interest rates, real estate tax rates and other operating expenses;

     o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o  Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws,

                                       17

      to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we

                                       18

cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o  The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o  The financial condition and operating history of the borrower and the related mortgaged property;

     o  Tax laws, rent control laws, with respect to certain residential properties;

     o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a

                                       19

series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders.
However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have

                                       20

participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.
See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See
"Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes ("Residual Certificates"), you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold Residual
Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro

                                       21

rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time

                                       22

consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through
The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
      Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       23

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset
Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading
"--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of

                                       24

owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income"
means, for any given period, the total operating revenues derived from a
Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
      Property to

    o the Value of the related Mortgaged Property.

                                       25

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon
Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

                                       26

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value
       Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates
       ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
       Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
       Service Coverage Ratios, and the weighted average of the Debt Service
       Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

                                       27

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities,
       or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage
       Corporation ("FHLMC"), the Federal National Mortgage Association
       ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
       Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

     o  the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
        Supplements" above, and

                                       28

     o the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description
of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       29

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayment Considerations; Variability in Average Life of Offered
Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of

                                       30

certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing
Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

                                       31

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled

                                       32

amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard
Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of
100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that

                                       33

schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.
The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest

                                       34

payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

                                       35

(2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement,
"Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware
corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric
Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its
telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       36

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

      o are senior (collectively, "Senior Certificates") or subordinate
        (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

      o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for
Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of

                                       37

certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and Residual Certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus

                                       38

supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest
Shortfalls, as described under "Yield and Maturity Considerations--Certain
Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations;
Variability in Average Life of Offered Certificates; Special Yield
Considerations" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

                                       39

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at

                                       40

the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

      o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any

                                       41

        increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
        Accrual Certificates, if any, in the event that Accrued Certificate
        Interest has been added to that balance;

      o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default",
"--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee"
in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       42

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate
Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to

                                       43

Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

     o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                                       44

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage
Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of
Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be

                                       45

prepared or delivered. Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
       Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

                                       46

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing
Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related

                                       47

Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

     A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

                                       48

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
      Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the
      Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
      Seller or any other specified person as described under "--Assignment of
      Mortgage Loans; Repurchases" and "--Representations and Warranties;
      Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted
      Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--
      Termination" in this prospectus (all of the foregoing, also "Liquidation
      Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest
      Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges,
      Prepayment Premiums or Equity Participations with respect to the mortgage loans;

  10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

  11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

  12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

                                       49

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
      Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
      Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
      Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged
      Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under
      "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
      Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of the trustee;

                                       50

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
       Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
       Consequences--Federal Income Tax Consequences for REMIC
       Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable
Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to

                                       51

otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related
Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing
Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the related
Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of that
Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

   1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

                                       52

   2. there are no circumstances or conditions present at the Mortgaged
      Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain
      Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more
REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal
Revenue Service (the "IRS") grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those
Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or
Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to

                                       53

be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.
Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

                                       54

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling
Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling
Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will further provide that none of the master servicer, the
Depositor or any director, officer, employee or

                                       55

agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling
       Agreement, or by reason of negligent disregard of those obligations or duties; or

     o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master

                                       56

       servicer by the trustee or the Depositor, or to the master servicer, the
       Depositor and the trustee by certificateholders entitled to not less than
       25% (or other percentage specified in the related prospectus supplement)
       of the voting rights for that series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a
Pooling Agreement, then, in each and every case, so long as the Event of
Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.
Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the
Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

                                       57

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the

                                       58

master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling
Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related
Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       59

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders'
       surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in
       this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       60

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the

                                       61

amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                                       62

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender)
generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan

                                       63

security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the

                                       64

lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those

                                       65

mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security;

                                       66

however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.
Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the

                                       67

difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the

                                       68

related mortgage loan. In addition, pursuant to Section 502(b)(6) of the
Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the
Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner

                                       69

constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response and Liability Act of 1980, as amended (also known as
CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if

                                       70

the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under
CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling
Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

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     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including

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multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief
Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard,
Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief
Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a

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condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1992 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the nature and cost of the action, the number of persons employed at the related Mortgaged Property and the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject. We make no assurance that the related borrower will have the resources to comply with the requirements imposed by the ADA. Failure to comply with the requirements could result in the imposition of fines by the federal government or an award of damages to private litigants.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.
This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the fixed retained yield. References to a "holder" or
"certificateholder" in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH A REMIC ELECTION
                                    IS MADE

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the
Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more
REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" below.

Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or

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as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and
"permitted assets" for a financial asset securitization investment trust (a
"FASIT") for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages"
and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide
"reasonable arrangements" to prevent its residual interest from being held by
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a

                                       76

qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the
Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a
"defective obligation" within a two-year period thereafter. A "defective obligation" includes

      o a mortgage in default or as to which default is reasonably foreseeable,

      o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o a mortgage that was fraudulently procured by the mortgagor, and

      o a mortgage that was not in fact principally secured by real property
       (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC
Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.
Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC
Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will

                                       77

constitute one or more classes of regular interests, and the Residual
Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular
Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with
"original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1273 and 1275 and in part on the provisions of the Reform Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the
Conference Committee Report to the Reform Act. We cannot assure you that the
IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount

                                       78

includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated
redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of
Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute
"qualified stated interest". Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.
Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called
"super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly

                                       79

period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

      1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular
         Certificate during the accrual period that are included in the Regular
         Certificate's stated redemption price at maturity, over

      2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the
Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3)
the Prepayment Assumption. For these purposes, the adjusted issue price of a
Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

                                       80

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payments for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       81

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that
Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued

                                       82

market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act
provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the
Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest
Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee
Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the
Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

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Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular
Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

      1. if a Regular Certificate is held as part of a "conversion transaction"
         as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
         Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3. to the extent that the gain does not exceed the excess, if any, of (a)
         the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property

                                       84

held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those
Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.
Although the matter is not free from doubt, non-corporate holders of Regular
Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The
IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular
Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual
Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual
Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual
Certificates

                                       85

in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2)
all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero),

                                       86

first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets.

     "Inducement fees" received by transferees of non-economic residual interests must be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual
Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual
Certificates sells or otherwise disposes of the non-economic Residual
Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market
Discount" below regarding the basis of mortgage loans to the REMIC Pool and
"--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates-- Original Issue Discount" and "--Variable Rate Regular
Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be

                                       87

treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular
Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return.
However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual
Certificateholder for purposes of Code Section 511. In addition,

                                       88

REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

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     For these purposes, (1) "Disqualified Organization" means the United
States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual
Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the

                                       90

transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor"
against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

         (i)     the present value of any consideration given to the
                 transferee to acquire the interest;

         (ii)    the present value of the expected future distributions on the interest; and

         (iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b) (i)     the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (ii)    the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii)   the facts and circumstances known to the transferor on or
                 before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual
                 Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below) and to U.S.
partnerships that have any "foreign persons" as partners, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

                                       91

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable
Treasury regulations) created or organized in or under the laws of the United
States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     Regulations under Code Section 475 provide that a REMIC Residual
Certificate is not treated as a security for purposes of Code Section 475.
Thus, a REMIC Residual Certificate is not subject to the mark-to-market rules.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

                                       92

      1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b)
         foreclosure, default or imminent default of a qualified mortgage, (c)
         bankruptcy or insolvency of the REMIC Pool or (d) a qualified
        (complete) liquidation,

      2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3. the receipt of compensation for services or

      4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

                                       93

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be

                                       94

considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B)
of, or a controlled foreign corporation described in Code Section 881(c)(3)(C)
related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular
Certificate is a Non-U.S. Person. The appropriate documentation includes Form
W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty;
Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United
States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is
a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification.  A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A "qualified intermediary" is generally a foreign financial institution or clearing organization or a
non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If the appropriate documentation is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular
Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a
Regular Certificate. The term "Non-U.S. Person" means any person who is not a
U.S. Person.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the

                                       95

United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a
Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.
Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.

Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association"
        within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is
        . . . residential real property" within the meaning of Code Section
        7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

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     2. Standard Certificate owned by a REIT will be considered to represent
        "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered
        "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an
        "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to

                                       98

certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard
Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the
Standard Certificate and the amount of any distributions received on those
Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property

                                       99

held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a pool of mortgage loans containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

                                      100

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped
Certificate was treated as zero under the de minimis rule, or (2) no more than
100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount"
and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes

                                      101

certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income and correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped
Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped
        Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

                                      102

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC
Certificates--Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name". These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

                                      103

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      104

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States
Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant".
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those

                                      105

assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the
Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE
95-60") exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or
Fitch Ratings for application of the Exemptions. All other conditions of the
Exemptions would have to be satisfied in order for PTCE 95-60 to be available.
Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c)
Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of
ERISA and the 401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      106

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA and Section 4975 of the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly,

                                      107

the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R.  Section 703.16(e) for investing in the securities) residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

                                      108

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities
Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions

                                      109

precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the
Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by
telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public
Reference Section of the Securities and Exchange Commission, Washington, D.C.
20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street
N.W., Washington, D.C. 20549 or at the regional offices of the Securities and
Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite
1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511.
The Securities and Exchange Commission also maintains a site on the World Wide
Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The

                                      110

Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP,
New York, New York.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      111

                         INDEX OF PRINCIPAL DEFINITIONS

                                           PAGE                                               PAGE
                                          -----                                              -----

1998 Policy Statement .................    108     Nonrecoverable Advance ................     40
401(c) Regulations ....................    106     Non-SMMEA Certificates ................    107
Accrual Certificates ..................     38     Non-U.S. Person .......................     95
ADA ...................................     74     OCC ...................................    108
ARM Loans .............................     27     OID Regulations .......................     78
Bankruptcy Code .......................     65     Participants ..........................     43
Cash Flow Agreement ...................     29     Parties in Interest ...................    105
Certificate Owner .....................     43     Pass-Through Entity ...................     89
Code ..................................     42     Permitted Investments .................     48
Cooperatives ..........................     24     Plans .................................    105
CPR ...................................     33     Pooling Agreement .....................     45
Definitive Certificates ...............     37     Prepayment Assumption .................     79
Depositor .............................     24     Prepayment Interest Shortfall .........     30
Determination Date ....................     30     Prepayment Premium ....................     27
Disqualified Organization .............    107     PTCE 95-60 ............................    106
disqualified organizations ............     76     Random Lot Certificates ...............     78
Distribution Date Statement ...........     41     Record Date ...........................     38
DOL ...................................    105     Reform Act ............................     78
DTC ...................................     37     Registration Statement ................    110
Due Dates .............................     26     Regular Certificates ..................     75
EDGAR .................................    110     Related Proceeds ......................     40
Equity Participation ..................     27     Relief Act ............................     73
Exemptions ............................    106     REMIC .................................     13
FAMC ..................................     28     REMIC Certificates ....................     75
FHLMC .................................     28     REMIC Pool ............................     75
FNMA ..................................     28     REMIC Regulations .....................     75
Garn Act ..............................     72     REO Property ..........................     47
GNMA ..................................     28     Residual Certificateholders ...........     85
Indirect Participants .................     43     Residual Certificates .................     21
Insurance and Condemnation Proceeds ...     49     Securities Act ........................    109
IRS ...................................     53     Senior Certificates ...................     37
L/C Bank ..............................     61     Servicing Standard ....................     47
Liquidation Proceeds ..................     49     SMMEA .................................    107
MBS ...................................     24     SPA ...................................     33
MBS Agreement .........................     28     Standard Certificates .................     97
MBS Issuer ............................     28     Startup Day ...........................     76
MBS Servicer ..........................     28     Stripped Certificateholder ............    101
MBS Trustee ...........................     28     Stripped Certificates .................     97
MERS ..................................     45     Subordinate Certificates ..............     37
Mortgage Asset Seller .................     24     Sub-Servicing Agreement ...............     48
Mortgage Notes ........................     24     Title V ...............................     72
Mortgaged Properties ..................     24     Treasury ..............................     75
Mortgages .............................     24     Type IV securities ....................    108
NCUA ..................................    108     U.S. Person ...........................     91
Net Leases ............................     25     Warranting Party ......................     46

                                       112

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"GECMC2005-C4." The spreadsheet file "GECMC2005-C4" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION
OF AN OFFER TO BUY THE CERTIFICATES.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

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     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     We are not offering these certificates in any state where the offer is not permitted.

                                   ----------

                                                                            PAGE
                                                                           -----
PROSPECTUS SUPPLEMENT

PROSPECTUS

     DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL MARCH 14,
2006.

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                          $2,194,202,000 (APPROXIMATE)

                                  GE COMMERCIAL
                              MORTGAGE CORPORATION

                                   (DEPOSITOR)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C4

CLASS A-1 CERTIFICATES...........................................   $ 27,300,000
CLASS A-1D CERTIFICATES..........................................   $ 75,000,000
CLASS A-2 CERTIFICATES...........................................   $224,800,000
CLASS A-3A CERTIFICATES..........................................   $197,000,000
CLASS A-3B CERTIFICATES..........................................   $ 25,000,000
CLASS A-SB CERTIFICATES..........................................   $140,040,000
CLASS A-4 CERTIFICATES...........................................   $775,100,000
CLASS A-1A CERTIFICATES..........................................   $214,384,000
CLASS A-M CERTIFICATES...........................................   $239,803,000
CLASS A-J CERTIFICATES...........................................   $152,876,000
CLASS B CERTIFICATES.............................................   $ 23,980,000
CLASS C CERTIFICATES.............................................   $ 29,975,000
CLASS D CERTIFICATES.............................................   $ 23,981,000
CLASS E CERTIFICATES.............................................   $ 44,963,000

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                         BANC OF AMERICA SECURITIES LLC

                            DEUTSCHE BANK SECURITIES

                           CREDIT SUISSE FIRST BOSTON
                                    JPMORGAN
                               MERRILL LYNCH & CO.

                                DECEMBER 2, 2005

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